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PETROLOGISTICS LP INDEX TO FORM 10-Q March 31, 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
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☒	Definitive Information Statement

PetroLogistics LP (Name of Registrant As Specified In Its Charter)

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PETROLOGISTICS LP
600 Travis Street, Suite 3250
Houston, Texas 77002
(713) 255-5990

NOTICE OF ACTION BY WRITTEN CONSENT
AND
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

June 23, 2014

Dear Unitholder:

        This notice of action by written consent and the accompanying information statement are being furnished to the holders of common units ("Common Units") representing limited partner interests in PetroLogistics LP, a Delaware limited partnership (the "Partnership"), in connection with the Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014, by and among Flint Hills Resources, LLC, a Delaware limited liability company ("Parent"), FHR Propylene, LLC, a Delaware limited liability company and subsidiary of Parent ("Merger Sub"), the Partnership, PetroLogistics GP LLC, a Delaware limited liability company (our "general partner"), and Propylene Holdings LLC, a Delaware limited liability company. We refer to the Agreement and Plan of Merger and Membership Interest Transfer Agreement as the "Merger Agreement" and to the merger of Merger Sub with and into PetroLogistics that is contemplated by the Merger Agreement as the "Merger."

        Upon the consummation of the Merger, each Common Unit that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted automatically into the "Merger Consideration," which represents the right of (i) all unitholders, other than certain principal unitholders of the Partnership (the "Public Unitholders"), to receive cash consideration of $14.00 per Common Unit, without interest and subject to any required withholding taxes (the "Public Merger Consideration") and (ii) certain principal unitholders of the Partnership (the "Principal Unitholders"), owning in aggregate 72.9% of the outstanding Common Units, to receive cash consideration of $12.00 per Common Unit, without interest and subject to any required withholding taxes (the "Sponsor Merger Consideration"). In addition, we expect to pay to all Public Unitholders and all Principal Unitholders (together, the "Unitholders") of record on the day preceding the closing date of the Merger a one-time cash distribution in connection with and contingent upon the closing of the Merger, which will be calculated to approximate the distribution that would have otherwise been paid for the period through the closing date, less an additional reserve to cover a portion of the transaction-related costs of the Partnership. A copy of the Merger Agreement is included as Annex A to the accompanying information statement.

        The board of directors of our general partner unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (collectively with the Merger, the "Transactions") on the terms and subject to the conditions set forth in the Merger Agreement, declared the Merger Agreement and the Transactions to be advisable and in the best interest of the Partnership, our general partner and the Unitholders, and recommended that the Unitholders approve the Merger Agreement and Transactions.

        Under the applicable provisions of our First Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), the approval of the Merger Agreement by the Unitholders required the affirmative vote or written consent of the holders of a majority of the outstanding Common Units. On May 27, 2014, the Principal Unitholders delivered to the Partnership a written consent approving the Merger Agreement. Accordingly, the approval of the Merger Agreement was effected on May 27, 2014. No further action of the Unitholders is required to approve the Merger Agreement. As a result, the Partnership has not solicited and is not soliciting your approval of the

Merger Agreement. Further, the Partnership does not intend to call a meeting of Unitholders for purposes of voting on the approval of the Merger Agreement.

        In accordance with the applicable provisions of the Partnership Agreement, this notice of action by written consent and accompanying information statement is being mailed to Unitholders of record on May 27, 2014 as notice of the action by written consent to approve the Merger Agreement taken by the Principal Unitholders effective as of such date.

        We urge you to read the entire accompanying information statement carefully. No action by you is requested or required at this time. If the Merger is consummated, you will receive instructions regarding the surrender of your Common Units and payment for your Common Units.

By order of the Board of Directors of PetroLogistics GP LLC,
Richard Rice Senior Vice President, General Counsel and Corporate Secretary

        Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger, or passed upon the adequacy or accuracy of the disclosures in this notice and information statement. Any representation to the contrary is a criminal offense.

        The accompanying information statement is dated June 23, 2014 and is first being mailed to Unitholders on or about June 24, 2014.

i

        Unitholders should not rely on information that purports to be provided by or on behalf of the Partnership other than that contained in this information statement. The Partnership has not authorized anyone to provide information on behalf of the Partnership that is different from that contained in this information statement. This information statement is dated June 23, 2014. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

ii

 SUMMARY

        The following summary highlights certain information contained in this information statement. Even though we believe the following is a reasonable summary, you should carefully read this entire information statement and the other documents to which this information statement refers you for a more complete understanding of the Merger, including, in particular, the copies of the Merger Agreement and the opinions of Morgan Stanley & Co. LLC and Evercore Group, L.L.C., which are included as Annexes A, C and D, respectively, to this information statement.

        Unless otherwise indicated or the context requires otherwise, all references to "PetroLogistics," the "Partnership," "we," "us," "our" or similar references in this information statement refer to PetroLogistics LP and, where appropriate, its subsidiaries; all references to our "general partner" refer to PetroLogistics GP LLC, a Delaware limited liability company; all references to the "MLP Entities" refer collectively to the Partnership and the general partner; all references to "MLP Group Entities" refer collectively to the MLP Entities and the subsidiaries of the Partnership; all references to "GP Holdings" refer to Propylene Holdings LLC, the sole member of our general partner; all references to "Parent" refer to Flint Hills Resources, LLC, a Delaware limited liability company; all references to "Merger Sub" refer to FHR Propylene, LLC, a Delaware limited liability company and a subsidiary of Parent; all references to the "Parent Entities" refer collectively to Parent and Merger Sub; all references to our "Sponsors" refer collectively to certain entities related to Lindsay Goldberg LLC (collectively, "Lindsay Goldberg") and certain entities related to York Capital Management (collectively, "York Capital"); all references to our "Founding Unitholders" refer collectively to David Lumpkins (and a related family partnership) and Nathan Ticatch (and a related family trust); all references to "Common Units" refer to common units representing limited partner interests in the Partnership; all references to the "Principal Unitholders" refer collectively to our Sponsors and our Founding Unitholders, which collectively own 72.9% of our outstanding Common Units; all references to the "Public Unitholders" refer to all holders of Common Units other than the Principal Unitholders; all references to "Unitholders" refer to all holders of Common Units; all references to "Merger Agreement" refer to the Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014, by and among the Partnership, our general partner, GP Holdings, Parent and Merger Sub, a copy of which is included as Annex A to this information statement; all references to the "Merger" refer to the merger contemplated by the Merger Agreement; all references to the "Transactions" refer collectively to the Merger and the other transactions contemplated by the Merger Agreement; all references to the "Support Agreements" refer to the agreements between Parent and Merger Sub, on the one hand, and each of the Principal Unitholders, on the other hand, pursuant to which the Principal Unitholders agreed to support the Merger, copies of which are included in Annex B to this information statement; all references to our "Board of Directors" refer to the board of directors of our general partner; all references to our "Partnership Agreement" refer to the First Amended and Restated Agreement of Limited Partnership of the Partnership; all references to the "Public Merger Consideration" refer to the right of the Public Unitholders to receive $14.00 in cash per Common Unit, without interest and subject to any required withholding taxes, as provided in the Merger Agreement; all references to the "Sponsor Merger Consideration" refer to the right of the Principal Unitholders to receive cash consideration of $12.00 per Common Unit, without interest and subject to any required withholding taxes, as provided in the Merger Agreement; all references to "Merger Consideration" refer to either the Public Merger Consideration or the Sponsor Merger Consideration, as the context requires; all references to the "Merger Related Distribution" refer to the final one-time cash distribution that we expect to pay to all Unitholders in connection with, and subject to, the closing of the Merger, which will be calculated to approximate the distribution that would have otherwise been paid for the period through the closing date of the Merger, subject to an additional reserve of $12.3 million to cover a portion of the Transaction-related costs of the Partnership.

The Proposed Transaction

        Pursuant to the Merger Agreement, at the effective time of the Merger (the "Effective Time"):

  •
  Merger Sub will merge with and into the Partnership, with the Partnership continuing as the surviving entity;

  •
  each Common Unit held by the Public Unitholders will automatically be cancelled and will cease to exist and will be converted into the right to receive the Public Merger Consideration;

  •
  each Common Unit held by the Principal Unitholders will automatically be cancelled and will cease to exist and will be converted into the right to receive the Sponsor Merger Consideration;

  •
  each Unitholder will become entitled to receive the Merger Related Distribution, a final one-time cash distribution, which will be declared and made in accordance with the provisions of the Merger Agreement and which will be calculated to approximate the distribution that would have otherwise been paid for the period through the closing date of the Merger, subject to an additional reserve of $12.3 million to cover a portion of the Transaction-related costs of the Partnership;

  •
  all of the membership interests in our general partner that are issued and outstanding immediately prior to the Effective Time will be transferred by GP Holdings to Parent (or one or more of its affiliates), for no additional consideration (the "GP Equity Transfer"); and

  •
  the Partnership will cease to be an independent, publicly-traded limited partnership.

The Parties to the Merger (Page 12)

  The Partnership

        We are a Delaware limited partnership headquartered in Houston, Texas, and the owner and operator of the only U.S. propane dehydrogenation (or "PDH") facility (our "facility") producing polymer grade and chemical grade propylene from propane. Propylene is used as one of the most basic building blocks for petrochemicals in a variety of end uses, including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. In addition to propylene, our facility generates commercial quantities of the following by-products during the production process: hydrogen, C4 mix stream and C5+ stream. For a more detailed description of our business, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are included as Annexes E and F, respectively, to this information statement.

        Our principal executive office is located at 600 Travis Street, Suite 3250, Houston, Texas 77002, and our telephone number is (713) 255-5990.

  Our General Partner

        PetroLogistics GP LLC, which is referred to herein as our "general partner," is a Delaware limited liability company. Our general partner manages our operations and activities subject to the terms and conditions specified in our Partnership Agreement. The operations of our general partner in its capacity as general partner are managed by the Board of Directors. The executive officers of our general partner manage our day-to-day activities consistent with the policies and procedures adopted by the Board of Directors. We do not have any executive officers or employees and rely on the executive officers and employees of our general partner to manage and carry out our business. In this information statement, we refer to the executive officers of our general partner who manage our business as "our executive officers" or "our management." Similarly, we refer to the employees of our general partner who carry out our business as our "employees."

        Our general partner's principal executive office is located at 600 Travis Street, Suite 3250, Houston, Texas 77002, and its telephone number is (713) 255-5990.

  Propylene Holdings

        Propylene Holdings LLC, which is referred to herein as "GP Holdings," is a Delaware limited liability company that is indirectly owned by our Sponsors, certain of the Founding Unitholders and certain others. GP Holdings owns 100% of the membership interests in our general partner.

        The mailing address of GP Holdings' principal executive office is 600 Travis Street, Suite 3250, Houston, Texas 77002, and its telephone number is (713) 255-5990.

  Parent

        Flint Hills Resources, LLC, which is referred to herein as "Parent," is a subsidiary of Koch Industries, Inc., one of America's largest private companies. Parent is a leading refining, chemicals and biofuels company with operations primarily in Texas and the Midwest. Its manufacturing capability is built upon six decades of refining experience. Parent's subsidiaries market products such as gasoline, diesel, jet fuel, ethanol, biodiesel, olefins, polymers and intermediate chemicals, as well as base oils and asphalt.

        The mailing address of Parent's principal executive office is 4111 East 37th Street North, Wichita, Kansas 67220, and its telephone number is (316) 828-5500.

  Merger Sub

        Merger Sub is a Delaware limited liability company formed by Parent solely for the purpose of completing the Merger. Merger Sub is a subsidiary of Parent and has not engaged in any business to date, except for activities incidental to its organization and activities undertaken in connection with the Merger and the other Transactions.

        The mailing address of Merger Sub's principal executive office is 4111 East 37th Street North, Wichita, Kansas 67220, and its telephone number is (316) 828-5500.

The Merger Agreement

  Treatment of Phantom Unit Awards (Page 65)

        Each phantom unit granted pursuant to the PetroLogistics Long Term Incentive Plan (the "LTIP") outstanding immediately prior to the Effective Time ("Phantom Units"), whether or not vested, will, at the Effective Time, (i) be cancelled and converted into the right to receive an amount of cash, less required tax withholding, equal to the Public Merger Consideration plus the Merger Related Distribution (the "Phantom Unit Consideration"), (ii) no longer be outstanding, and (iii) cease to exist, upon the terms and subject to the conditions set forth in the Merger Agreement. Following the Effective Time, Parent will cause our general partner to pay the Phantom Unit Consideration in full satisfaction of all rights pertaining to the Phantom Units formerly outstanding to each holder of Phantom Units that executes and delivers an executed acknowledgement, with such payment generally to be made as promptly as practicable following delivery thereof.

  Conditions to the Merger (Page 71)

        As more fully described in this information statement and the Merger Agreement, the consummation of the Merger depends on the satisfaction or waiver of several conditions. If these conditions are not satisfied or waived, the Merger will not be consummated. These conditions include, among others: (i) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-

Rodino Act"), (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the accuracy of the parties' representations and warranties, and (iv) the performance of the parties' obligations under the Merger Agreement. Additionally, the consummation of the Merger and the GP Equity Transfer is subject to, among other things, a requirement that our facility performs at a certain level of production for a period of four days prior to the Effective Time, and to the Partnership's receipt of a legal opinion regarding certain tax matters.

  Solicitation of Other Offers (Page 73)

        The MLP Entities and GP Holdings have agreed that they, their subsidiaries and their respective officers, managers and directors will not, and will cause their respective affiliates and representatives (collectively, the "MLP Non-Solicit Parties") not to, among other things, (i) initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any alternative acquisition proposal, (ii) conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any alternative acquisition proposal, or (iii) furnish any non-public information or afford access to the books and records of the MLP Group Entities to any third party that is seeking to make, or has made, an alternative acquisition proposal. However, during the period from May 27, 2014 through 11:59 p.m. (Central Time) on July 6, 2014 (the "Unitholder Consent Period"), the MLP Non-Solicit Parties may provide information or afford access to the books and records of the MLP Group Entities and engage or participate in discussions or negotiations with third parties making unsolicited written bona fide acquisition proposals, as long as the MLP Entities have delivered notice of such bona fide acquisition proposal to Parent, such third parties have executed confidentiality and standstill agreements, the MLP Entities have disclosed to Parent the information to be provided, and the Board of Directors has determined in good faith, after consultation with outside advisors, that such proposal either constitutes or is reasonably likely to result in a superior proposal.

        Prior to the end of the Unitholder Consent Period, the Board of Directors may withdraw its recommendation regarding the Merger if it determines, after complying with specified procedures, which include customary "match rights" in favor of Parent, that a bona fide alternative acquisition proposal constitutes a superior proposal or that an intervening event has occurred and is continuing, and if the Board of Directors determines in good faith after consultation with its outside advisors that the Merger Agreement, the Merger and the other Transactions are not in the best interests of the Unitholders.

  Termination of the Merger Agreement (Page 76)

        The Merger Agreement contains certain termination rights for both the Partnership and Parent including, among others, (i) by mutual agreement of Parent and the Partnership, (ii) by either the Partnership or Parent, in the event that a court issues a final, non-appealable order or injunction prohibiting the Merger, or in the event that the Merger has not been consummated on or before November 27, 2014, subject to extension to May 27, 2015, in certain circumstances specified in the Merger Agreement (the "Outside Date"), (iii) by the Partnership, in the event the Board of Directors has withdrawn its recommendation that the Unitholders approve the Merger and Merger Agreement, and (iv) by Parent, in the event that an MLP Entity or GP Holdings has breached the non-solicit obligations under the Merger Agreement or the Board of Directors has withdrawn its recommendation that the Unitholders approve the Merger and Merger Agreement.

  Termination Fees (Page 78)

        Upon termination of the Merger Agreement under specific circumstances, the Partnership will be required to pay Parent a termination fee of $57,000,000 (the "MLP Termination Fee"). If the Merger Agreement is terminated due to the passing of the Outside Date or upon a breach of the Partnership's covenants (other than the Partnership's non-solicitation obligations) under the Merger Agreement, and the Partnership enters into an alternative acquisition agreement within 12 months of such termination, the MLP Termination Fee is payable. The MLP Termination Fee is also payable in the event, among other things, that Parent terminates the Merger Agreement due to the Partnership's breach of the non-solicit provisions in the Merger Agreement, excluding breaches that are de minimis in nature and do not adversely affect Parent or the Transactions, or if the Board of Directors withdraws its recommendation that the Unitholders approve the Merger and the Merger Agreement. The Merger Agreement also provides that Parent will be required to pay a termination fee to MLP of $57,000,000 (the "Parent Termination Fee") if the Merger Agreement is terminated under certain circumstances.

        For a discussion of the fee payable under specific circumstances by the Sponsors to Parent, see "Support Agreements."

  Regulatory Approvals (Page 63)

        The Hart-Scott-Rodino Act provides that transactions such as the Merger may not be consummated until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and certain waiting period requirements have been satisfied. On June 6, 2014, the Partnership and Parent each filed a Notification and Report Form with the Federal Trade Commission and the Antitrust Division of the Department of Justice and requested an early termination of the waiting period. If the early termination is not granted and a request for additional information is not made by the relevant antitrust authorities, the waiting period will expire at 11:59 p.m. (Eastern Time) on July 7, 2014.

        Under the Merger Agreement, both the Partnership and Parent have agreed to cooperate with each other and use their respective reasonable best efforts to obtain all required governmental approvals and avoid any action or proceeding by a governmental entity to the extent necessary, proper or advisable to consummate the Merger, subject to exceptions for any divestitures or similar actions that may be required of the parties. Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, the expiration of 20 days from the dissemination of this information statement to our Unitholders and the filing of a certificate of merger in Delaware on the closing date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or consummation of the Merger or the other Transactions.

The Support Agreements (Page 81)

        On May 27, 2014, the Principal Unitholders entered into Support Agreements with Parent and Merger Sub, pursuant to which the Principal Unitholders agreed to deliver, immediately following the execution and delivery of the Support Agreements and the Merger Agreement, a written consent approving the Merger Agreement and the Transactions. Furthermore, the Principal Unitholders have agreed not to dispose of their Common Units unless certain conditions specified in the Support Agreements are satisfied. In addition, the Sponsors have agreed to pay to Parent 50% of any proceeds in excess of the Sponsor Merger Consideration (up to $50,000,000) upon consummation of an alternative proposal if (i) the Partnership is obligated to pay the MLP Termination Fee and (ii) within 12 months, any MLP Group Entity, GP Holdings or any of their respective affiliates has entered into an agreement with respect to, or approved or recommended to the Partnership's limited partners or otherwise not opposed, an alternative proposal.

Opinions of Our Financial Advisors (Page 34)

  Opinion of Morgan Stanley

        The Board of Directors retained Morgan Stanley & Co. LLC ("Morgan Stanley") as financial advisor to provide a financial opinion letter in connection with the Merger. The Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of the Partnership. At the meeting of the Board of Directors on May 27, 2014, Morgan Stanley rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions made, specified work performed, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the Public Merger Consideration pursuant to the Merger Agreement was fair, from a financial point of view, to the Public Unitholders.

        The full text of the written opinion of Morgan Stanley, dated May 27, 2014, is included as Annex C to this information statement and is incorporated by reference in its entirety into this information statement. The opinion sets forth, among other things, the assumptions made, specified work performed, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. You should read the opinion carefully and in its entirety. Morgan Stanley's opinion was directed to the Board of Directors and addresses only the fairness from a financial point of view of the Public Merger Consideration pursuant to the Merger Agreement to the Public Unitholders as of the date of the opinion. It does not address any other aspect of the Merger or other Transactions. In addition, Morgan Stanley's opinion did not in any manner address the prices at which the Common Units would trade at any time. The opinion does not constitute a recommendation with respect to the Merger or other Transactions. The summary of the opinion of Morgan Stanley set forth in this information statement is qualified in its entirety by reference to the full text of the opinion included as Annex C to this information statement.

  Opinion of Evercore

        On May 27, 2014, Evercore Group, L.L.C. ("Evercore") delivered its oral opinion to the Board of Directors, which opinion was subsequently confirmed by delivery of a written opinion dated May 27, 2014, to the effect that, as of such date and based upon and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the Public Merger Consideration pursuant to the Merger Agreement was fair, from a financial point of view, to the Public Unitholders.

        The full text of the written opinion of Evercore, dated May 27, 2014, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is included as Annex D to this information statement. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided solely for the information and benefit of, the Board of Directors (in its capacity as such), in connection with its evaluation of the Merger and addresses only the fairness, from a financial point of view, of the Public Merger Consideration to the Public Unitholders. The opinion did not address any other aspect of the Merger and does not constitute a recommendation in respect of the Merger or other Transactions. Evercore's opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor did it address the underlying business decision of the Partnership to engage in the Merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex D to this information statement.

Financing (Page 54)

        The Merger is not contingent on the receipt of any proceeds from any financing.

Recommendation of the Board of Directors (Page 29)

        After consideration, the Board of Directors:

  •
  approved and declared the Merger Agreement and the Transactions to be advisable and in the best interests of the Partnership, our general partner and the Unitholders;

  •
  authorized our general partner to authorize the Merger Agreement and the Transactions and directed our general partner to submit the Merger Agreement to the Unitholders for approval; and

  •
  recommended that the Unitholders approve the Merger Agreement and the Transactions.

        For a discussion of the material factors considered by the Board of Directors in reaching their conclusion, see "The Merger—Reasons for the Merger."

The Written Consent of Unitholders (Page 70)

        Our Partnership Agreement provides that the affirmative vote or written consent of limited partners holding a majority of the outstanding Common Units is required to approve the Merger Agreement. On May 27, 2014, the Principal Unitholders, which together owned 72.9% of the Common Units then outstanding, delivered to the Partnership a written consent approving the Merger Agreement and the Transactions. As a result, no other Unitholder vote is necessary to approve the Merger Agreement, and your approval is not required and is not requested. If the Merger Agreement is terminated in accordance with its terms, the written consent of the Principal Unitholders will be of no further force and effect.

        Federal securities laws provide that the Merger may not be consummated until 20 days after the date of mailing of this information statement to our Unitholders. In addition, the Merger Agreement provides the closing may not occur prior to the end of the Unitholder Consent Period. Notwithstanding the execution and delivery of the written consent, the Merger will not occur until these time periods have elapsed and all conditions to closing related to any regulatory requirements are satisfied. We expect the Merger to be consummated before November 27, 2014; however, there can be no assurance that the Merger will be consummated at that time, or at all.

        When actions are taken by written consent of less than all of the Unitholders entitled to vote on a matter, our Partnership Agreement requires that notice of the action be provided to those Unitholders who did not consent. This information statement and the notice that it accompanies constitute notice to you of action by written consent as required by our Partnership Agreement.

Interests of Directors and Executive Officers in the Merger (See Page 56)

        Some of our executive officers and the members of the Board of Directors have interests in the Merger that are different from, or in addition to, the interests of our Unitholders generally.

        These interests include:

  •
  the cancellation of all outstanding Phantom Units, whether vested or unvested, held by directors and executive officers upon the occurrence of the Merger in exchange for a cash payment, less required tax withholding, equal to the Phantom Unit Consideration;

  •
  the right to continued indemnification and directors' and officers' liability insurance for our directors and officers by the surviving company for events occurring prior to the time of the Merger;

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  the right to receive specified severance payments in the event of termination of employment under certain circumstances during the year following consummation of the Merger; and

  •
  the right to earn retention payments for continued employment through a specified date following consummation of the Merger.

        See "The Merger—Interests of Directors and Executive Officers in the Merger."

        For a discussion of certain obligations of David Lumpkins and Nathan Ticatch, our co-principal executive officers and Founding Unitholders, see "Support Agreements."

Material U.S. Federal Income Tax Consequences of the Merger to Our Unitholders (See Page 54)

        An exchange of Common Units for the Merger Consideration will be a taxable transaction for U.S. federal income tax purposes. Unitholders are urged to consult their own tax advisors as to the particular consequences of the Merger to them, including the applicability of federal, local, foreign and other tax laws. For a discussion of certain U.S. federal income tax consequences of the Merger, see "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Unitholders."

Market Price of Our Common Units (See Page 83)

        Our Common Units are listed on the New York Stock Exchange ("NYSE") under the trading symbol "PDH." The closing sale price of our Common Units on the NYSE on May 27, 2014, the last full trading day prior to the announcement of the Merger, was $12.93 per Common Unit. The Public Merger Consideration represents a premium in excess of 8.0% to the closing sale price of our Common Units on May 27, 2014. The Sponsor Merger Consideration represents a discount of 7.0% to the closing sale price of our Common Units on May 27, 2014. On June 20, 2014, the last trading day before the date of this information statement, the closing sale price of our Common Units on the NYSE was $14.38 per Common Unit.

Litigation Related to the Merger (See Page 63)

        On June 2, 2014, a putative Unitholder class action complaint, captioned Klemesrud v. PetroLogistics LP, et al., C.A. No. 9723-VCP (the "Klemesrud Action"), was filed in the Court of Chancery of the State of Delaware (the "Delaware Court"). Between June 4 and June 19, 2014, two additional putative Unitholder class action complaints, captioned Swanson v. PetroLogistics LP, et al., C.A. No. 9737-VCP (the "Swanson Action") and Henry v. PetroLogistics LP, et al., C.A. No. 9759-VCP (the "Henry Action"), were filed in the Delaware Court, and two additional putative Unitholder class action complaints, captioned Basaraba v. PetroLogistics LP, et al., No. 4:14-cv-1558 (the "Basaraba Action") and Wolfson v. PetroLogistics LP, et al., No. 4:14-cv-1723 (the "Wolfson Action"), were filed in the United States District Court for the Southern District of Texas, Houston Division (the "Texas Federal Court"). Each of the complaints names the MLP Entities, the members of the Board of Directors, GP Holdings and the Parent Entities as defendants. The complaints in the Klemesrud Action and the Henry Action also name Koch Industries, Inc. or Koch Industries, LLC as defendants. In each of the complaints, the plaintiffs generally allege that the members of the Board of Directors breached their duties to the Unitholders by entering into the Merger Agreement and further allege that the other defendants aided and abetted the alleged breaches of duty by the members of the Board of Directors. The Henry Action also alleges that the defendants breached the terms of our Partnership Agreement, and the Wolfson Action alleges that the defendants violated Sections 14(a) and 20(a) of the Exchange Act by issuing an information statement that omits and/or misrepresents material information concerning the Merger. In each complaint, the plaintiffs seek, among other things, to enjoin the Merger and/or money damages.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Unitholder. Please refer to the additional information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to in this information statement.

Q.
WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A.
The Partnership and Parent have agreed to the acquisition of the Partnership by Parent upon the terms and conditions of the Merger Agreement described in this information statement. The Principal Unitholders have each consented to the Merger in writing as required under our Partnership Agreement. Applicable provisions of our Partnership Agreement and certain Federal securities regulations require us to provide you with information regarding the Merger, even though your vote or consent is neither required nor requested to approve the Merger Agreement or consummate the Merger.

Q.
WHAT IS THE PROPOSED TRANSACTION?

A.
The proposed transaction is the acquisition of the Partnership by Parent. The proposed transaction will be accomplished through a merger of Merger Sub, a subsidiary of Parent, with and into the Partnership, with the Partnership as the surviving entity. As a result of the Merger and other Transactions, the Partnership will become a subsidiary of Parent and our Common Units will cease to be listed on the NYSE and will no longer be publicly traded.

Q.
WHY DID THE BOARD OF DIRECTORS APPROVE THE MERGER AND THE MERGER AGREEMENT?

A.
After consideration and evaluation of the Merger, the Board of Directors unanimously approved and declared advisable the Merger Agreement and the Transactions, authorized our general partner to approve the Merger Agreement and the Transactions, directed our general partner to submit the Merger Agreement to the Unitholders for approval and recommended that the Unitholders approve the Merger Agreement and the Transactions. To review the Board of Director's reasons for recommending and approving the Merger Agreement and the Transactions, see "The Merger—Reasons for the Merger."

Q.
IS THE APPROVAL OF UNITHOLDERS NECESSARY TO APPROVE THE MERGER AGREEMENT? WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER AGREEMENT AND MERGER?

A.
Our Partnership Agreement requires the approval of the Merger Agreement by the holders of at least a majority of the outstanding Common Units. The requisite Unitholder approval was obtained on May 27, 2014, the date on which the Principal Unitholders, which hold 72.9% of the outstanding Common Units, delivered to the Partnership a written consent approving the Merger Agreement and the Transactions. Therefore, your vote is not required and is not being sought. We are not asking you for a consent and you are requested not to send us a consent.

Q.
IF THE MERGER IS CONSUMMATED, WHAT WILL I RECEIVE FOR MY COMMON UNITS?

A.
Common Units held by Public Unitholders immediately prior to the consummation of the Merger will be converted into the right to receive the Public Merger Consideration, without interest and subject to any required withholding taxes. In the event of a transfer of ownership of Common Units that is not registered in the records of our transfer agent, the Public Merger Consideration may, subject to certain requirements, be paid to a person other than the person in whose name the Common Units so surrendered is registered. In addition, each Unitholder is expected to receive the Merger Related Distribution, which is a final one-time cash distribution, declared and made in accordance with the provisions of the Merger Agreement, in connection with, and conditioned upon, the closing of the Merger. See "The Merger—Conversion of Common Units; Procedures for Exchange of Common Units; Payment of Merger Consideration and Merger Related Distribution."

Q.
WILL THE MERGER CONSIDERATION I RECEIVE IN THE MERGER INCREASE IF THE PRICE OF THE PARTNERSHIP'S COMMON UNITS INCREASES ABOVE THE MERGER CONSIDERATION?

A.
No. The Merger Consideration is fixed. The Merger Agreement does not contain any provision that would adjust the Merger Consideration (in either direction) based on fluctuations in the price of our Common Units. The Partnership expects, however, to make a final one-time cash distribution in connection with, and conditioned upon, the closing of the Merger, which will be calculated to approximate the distribution that would have otherwise been paid for the period through the closing date of the Merger, subject to an additional reserve of $12.3 million to cover a portion of the Transaction-related costs of the Partnership. The record date for the final one-time cash distribution will be the business day immediately before the closing date of the Merger.

Q.
WILL THE PARTNERSHIP CONTINUE TO PAY QUARTERLY DISTRIBUTIONS?

A.
The Partnership expects to continue to make distributions consistent with its historical distribution policy through the closing date of the Merger. If the closing date occurs before the announced record date for any quarterly distribution, the record date for such quarterly distribution will be the business day immediately before the closing date of the Merger.

Q.
IS THE MERGER SUBJECT TO THE FULFILLMENT OF CERTAIN CONDITIONS?

A.
Yes. Before consummation of the Merger, several closing conditions must be satisfied or waived. If these conditions are not satisfied or waived, the Merger will not be consummated. For example, the consummation of the Merger is subject to the satisfaction or waiver of certain customary conditions, including, among others: (i) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Act, (ii) the absence of certain legal impediments to the consummation of the Merger, (iii) the accuracy of the parties' representations and warranties, and (iv) the performance of the parties' obligations under the Merger Agreement. Additionally, the consummation of the Merger is subject to, among other things, a requirement that our facility perform at a certain level of production for a period of four days prior to the Effective Time, and to our receipt of a legal opinion regarding certain tax matters. See "The Merger Agreement—Conditions to the Merger."

Q.
AM I ENTITLED TO APPRAISAL RIGHTS?

A.
No. Under the Delaware Revised Uniform Limited Partnership Act and our Partnership Agreement, no dissenters or appraisal rights are or will be available in connection with the Merger or the other Transactions.

Q.
WHAT HAPPENS IF A THIRD PARTY MAKES AN OFFER TO ACQUIRE THE PARTNERSHIP BEFORE THE MERGER IS CONSUMMATED?

A.
Under the Merger Agreement, until 11:59 p.m. (Central Time) on July 6, 2014, the Partnership may, subject to certain conditions, provide certain information to, and enter into discussions and negotiations with, any third party that submits an unsolicited qualifying superior acquisition proposal. In response to such a proposal, under certain circumstances, the Board of Directors may, after providing Parent with the opportunity to match the proposal, terminate the Merger Agreement and enter into or recommend a transaction with the third party that submitted the proposal. In that event, the Partnership would be required to pay the MLP Termination Fee to Parent.

Q.
WHEN IS THE MERGER EXPECTED TO BE CONSUMMATED?

A.
We expect the Merger to be consummated before November 27, 2014. However, there can be no assurance that the Merger will be consummated by that time, or at all.

Q.
WILL I OWE TAXES AS A RESULT OF THE MERGER?

A.
The Merger will be a taxable transaction for holders of our Common Units, including for non-U.S. holders (because part or all of a non-U.S. holder's gain from the surrender of its Common Units may be treated as effectively connected with the Unitholder's indirect U.S. trade or business constituted by its investment in the Partnership). As a result, any gain you recognize as a result of the Merger will be subject to U.S. federal income tax and also may be taxed under applicable state, local or other tax laws. See "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Unitholders." You are urged to consult your own tax advisors as to the particular consequences of the Merger to you, including the applicability of federal, local, foreign and other tax laws.

Q.
WHERE CAN I FIND MORE INFORMATION ABOUT THE PARTNERSHIP?

A.
We file periodic reports and other information with the U.S. Securities and Exchange Commission, which we refer to as the "SEC." The most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q that we have filed with the SEC are included as annexes to this information statement. You may read and copy all periodic reports and other information that we file with the SEC at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the internet site maintained by the SEC at www.sec.gov. Information about us is also available on our internet site at www.petrologistics.com. For a more detailed description of the information available, please refer to the section entitled "Where You Can Find More Information." Please note that information contained on our website is not incorporated by reference in, nor considered to be part of, this information statement.

Q.
WHO CAN HELP ANSWER MY QUESTIONS?

A.
If you have questions about the Merger after reading this information statement, please call the Office of the General Counsel, PetroLogistics, at (713) 255-5990.

THE PARTIES TO THE MERGER

The Partnership

        We own and operate the only U.S. propane dehydrogenation, or PDH, facility producing propylene from propane. Propylene is one of the basic building blocks for petrochemicals and is utilized in the production of a variety of end uses, including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. We are the only independent, dedicated "on-purpose" propylene producer in North America. Our facility is strategically located in the vicinity of the Houston Ship Channel, which is situated within the largest propylene consumption region in North America. Our facility has access to the leading global fractionation and storage hub for propane located at Mt. Belvieu, Texas. This location provides us with excellent access and connectivity to both customers and feedstock suppliers. Propylene comprised 98.0% and 97.0% of our sales in 2013 and 2012, respectively. In addition to propylene, we also produce commercial quantities of hydrogen and C4 mix and C5+ streams.

        Our principal executive office is located at 600 Travis Street, Suite 3250, Houston, Texas 77002, and our telephone number is (713) 255-5990.

        For a more detailed description of our business, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are included as Appendixes E and F, respectively, to this information statement.

Our General Partner

        PetroLogistics GP LLC, which is referred to herein as our "general partner," is a Delaware limited liability company. Our general partner manages our operations and activities subject to the terms and conditions specified in our Partnership Agreement. The operations of our general partner in its capacity as general partner are managed by the Board of Directors. The executive officers of our general partner manage our day-to-day activities consistent with the policies and procedures adopted by the Board of Directors. We do not have any executive officers or employees and rely on the executive officers and employees of our general partner to manage and carry out our business. In this information statement, we refer to the executive officers of our general partner who manage our business as "our executive officers" or "our management." Similarly, we refer to the employees of our general partner who carry out our business as our "employees."

        Our general partner's principal executive office is located at 600 Travis Street, Suite 3250, Houston, Texas 77002, and its telephone number is (713) 255-5990.

Propylene Holdings

        Propylene Holdings LLC, which is referred to herein as "GP Holdings," is a Delaware limited liability company that is indirectly owned by our Sponsors, certain of the Founding Unitholders and certain others. GP Holdings owns 100% of the membership interests in our general partner.

        The mailing address of GP Holdings' principal executive office is 600 Travis Street, Suite 3250, Houston, Texas 77002, and its telephone number is (713) 255-5990.

Parent

        Flint Hills Resources, LLC, which is referred to herein as "Parent," is a subsidiary of Koch Industries, Inc., one of America's largest private companies. Parent is a leading refining, chemicals and biofuels company with operations primarily in Texas and the Midwest. Its manufacturing capability is built upon six decades of refining experience. Parent's subsidiaries market products such as gasoline, diesel, jet fuel, ethanol, biodiesel, olefins, polymers and intermediate chemicals, as well as base oils and asphalt.

        Parent's refining business operates refineries in Minnesota (Rosemount) and Texas (Corpus Christi), with a combined crude oil processing capacity of approximately 600,000 barrels per day. Its petrochemical business includes production facilities in Illinois (Peru; Joliet), Michigan (Marysville) and Texas (Port Arthur; Longview). Its asphalt business produces and markets product in the Midwest and Alaska. A subsidiary owns an interest in a lubricants base oil facility in Louisiana. Parent operates six ethanol plants that have a combined annual capacity of 650 million gallons of ethanol (Fairbank, Iowa Falls, Menlo, Shell Rock, and Arthur, Iowa and Fairmont, Nebraska). Parent also operates a biodiesel plant in Nebraska (Beatrice).

        The mailing address of Parent's principal executive office is 4111 East 37th Street North, Wichita, Kansas 67220, and its telephone number is (316) 828-5500.

Merger Sub

        Merger Sub is a Delaware limited liability company formed by Parent solely for the purpose of completing the Merger. Merger Sub is a subsidiary of Parent and has not engaged in any business to date, except for activities incidental to its organization and activities undertaken in connection with the Merger and the Transactions.

        The mailing address of Merger Sub's principal executive office is 4111 East 37th Street North, Wichita, Kansas 67220, and its telephone number is (316) 828-5500.

 THE MERGER

Background

        Since 2012, our management and the Board of Directors have regularly considered the Partnership's prospects to grow its business and increase value for the Unitholders. The focus in 2012 and early 2013 was primarily on growth opportunities involving asset acquisitions, joint ventures and expansion projects. In connection with these efforts, members of our management and Lance L. Hirt and Jaime Buehl-Reichard, two members of the Board of Directors affiliated with Lindsay Goldberg, held discussions from time to time with a number of industry participants, including Company G discussed below, that they viewed as having businesses or assets that had a potential strategic fit with or provided an acquisition opportunity for the Partnership. During this same time, our management and the Board of Directors also had discussions from time to time regarding secondary sales of Common Units held by the Sponsors to the public, though no such sales were ever consummated.

        As part of its efforts to explore growth opportunities, on April 30, 2013, David Lumpkins and Nathan Ticatch, our co-principal executive officers and Founding Unitholders, attended a meeting with Parent to discuss various strategic transactions, including the potential acquisition by the Partnership of one of Parent's assets (the "Asset Acquisition") with the Partnership using Common Units to fund the purchase price. A possible acquisition by Parent of the Partnership was not discussed at this meeting. In connection with the Partnership's consideration of the Asset Acquisition, Parent and the Partnership executed a confidentiality agreement on May 22, 2013. Over the following months, the Partnership conducted diligence on the asset, representatives from Parent conducted diligence regarding the Partnership and representatives from Parent and the Partnership held various calls and meetings to discuss their respective businesses and the Asset Acquisition.

        Also as part of these efforts, on May 20, 2013, Messrs. Lumpkins and Ticatch met with representatives from a company (Company A) to discuss various potential strategic activities that the Partnership and Company A might pursue together. A possible acquisition by Company A of the Partnership was not discussed at this meeting. Company A and the Partnership had executed a confidentiality agreement on May 10, 2013 in anticipation of the meeting.

        On May 23, 2013, Messrs. Lumpkins and Hirt and Ms. Buehl-Reichard met with representatives of Morgan Stanley to discuss a potential sale of some or all of the outstanding Common Units. The parties discussed potential acquirers of the Common Units, including chemical and oil and gas corporations, as well as master limited partnerships and potential acquirers from Europe, Asia and the Middle East. Based on these discussions, six companies, in addition to Company A, were identified as most likely to be interested in acquiring some or all of the Common Units. Thereafter it was decided that four of the companies (Companies B, C, D and E, respectively) would be contacted by Morgan Stanley and one (Company F) would be contacted by both Morgan Stanley and a representative from Lindsay Goldberg due to a specific relationship between Lindsay Goldberg and Company F. It was also decided that the last of these companies (Company G) would be contacted by Messrs. Lumpkins and Ticatch at a later time when they felt it was appropriate due to ongoing discussions with Company G regarding a potential growth project. It was also decided that Messrs. Lumpkins and Ticatch would continue to engage with Company A and Parent on various growth opportunities.

        Prior to the May 23, 2013 meeting with Morgan Stanley, representatives of Lindsay Goldberg had initial contact with an oil and gas company (Company H) with respect to a potential transaction completely unrelated to the Partnership, but during those discussions Company H noted that it might have a potential interest in the Partnership as well. Based on such discussions, on May 28, 2013, representatives from Company H met with Mr. Lumpkins and visited the Partnership's facility in Houston.

        In June 2013, Company A discussed with Messrs. Lumpkins and Ticatch expanding the scope of the discussions to include a potential investment by Company A in the Partnership. Thereafter,

Company A commenced diligence on the Partnership, which included a management meeting on June 12, 2013 and access to additional information on the Partnership.

        In June 2013, Morgan Stanley contacted Companies B, C, D and E to gauge their interest in a possible transaction with the Partnership. Three of the targeted companies were chemical companies, of which two (Company B and Company C) indicated to Morgan Stanley that they were not interested in a potential acquisition of the Partnership. The third company (Company D) indicated to Morgan Stanley that it considered the public stock market valuation of the Partnership to be high and it had no interest in pursuing an acquisition. The average NYSE closing sale price of the Common Units for the month of June 2013 was $12.45 per Common Unit. The fourth company (Company E) indicated to Morgan Stanley that it had other priorities and was not interested in pursuing discussions regarding a potential acquisition of the Partnership.

        After being contacted by Morgan Stanley and a representative from Lindsay Goldberg in June 2013, Company F indicated a potential interest in acquiring some or all of the Common Units and requested two weeks to review the publicly available information. Following such review, Company F reported back to a representative from Lindsay Goldberg that it was not interested in pursuing discussions.

        In mid-July 2013, Company A informed the Partnership that its valuation analysis resulted in a price for the Partnership that would be significantly below the price at which the Common Units were then trading in the market and that it was unwilling to make an offer for the Partnership. The average NYSE closing sale price of the Common Units for the month of July 2013 was $13.15.

        On July 18, 2013, at the invitation of an investment bank, Mr. Hirt and Ms. Buehl-Reichard had preliminary conversations concerning the Partnership with an international conglomerate that had not been previously identified as a potential acquirer (Company I). Company I did not engage in any significant respect and expressed no interest in acquiring the Partnership.

        On July 23, 2013, Messrs. Lumpkins and Ticatch met with members of senior management of Parent to further discuss their respective businesses and the Asset Acquisition.

        In late August 2013, after discussions with Company G regarding a growth-related project which ultimately was not consummated, Mr. Lumpkins contacted the CEO of Company G to explore Company G's interest in a potential acquisition of some or all of the Common Units. Subsequently, Messrs. Lumpkins and Ticatch and Ms. Buehl-Reichard had a phone call with the senior management of Company G to discuss the Partnership's operations and provide a financial overview of the Partnership. Company G signed a confidentiality agreement on August 28, 2013. On September 12, 2013, Messrs. Lumpkins and Hirt had a meeting with senior members of the management of Company G and discussed potential transaction structures. Following a month of diligence, Company G indicated orally in October 2013 that the highest price it would be able to offer was at the lower end of a $9.00 - $10.00 range per Common Unit (which was substantially below the average NYSE closing sale price for the month of October 2013 of $12.13 per Common Unit) but there was no assurance that, following the completion of full diligence and a strategic analysis, Company G would remain interested in consummating a transaction at that price. No further conversations were held between Company G and the Partnership based on that response.

        On September 12, 2013, at the invitation of an investment bank, Mr. Hirt and Ms. Buehl-Reichard met with representatives from a company that had not been previously selected to be contacted in the May 2013 conversations with Morgan Stanley (Company J) and discussed, among other topics, the possibility of Company J acquiring some or all of the Common Units. Throughout September and October 2013, a confidentiality agreement was negotiated between the Partnership and Company J; however, it was not executed. Company J, through its investment banker, requested a follow-up meeting with Lindsay Goldberg in November, which was held on November 5, 2013. After that follow-up meeting, the investment bank informed Lindsay Goldberg that there was nothing further to discuss.

        On October 4, 2013, Messrs. Lumpkins and Ticatch again met with members of senior management from Parent to further discuss their respective businesses and the Asset Acquisition.

        On November 7, 2013, Mr. Hirt had a meeting with a member of senior management of Company H, at which they discussed the acquisition by Company H of some or all of the Common Units. At the November 7, 2013 meeting, Company H's representative expressed some initial interest in a transaction, and a confidentiality agreement was executed between the Partnership and Company H on November 21, 2013. However, Company H never indicated any further interest in the Partnership and there were no further discussions.

        Throughout November 2013, Parent and the Partnership continued to have discussions regarding their respective businesses. During this time, Parent and the Partnership exchanged additional financial information. In December 2013, Mr. Lumpkins and Anthony J. Sementelli, the Chief Financial Officer of Parent, discussed shifting the focus of their conversations from the Asset Acquisition to alternative ways that the two companies could synergistically work together.

        On February 11, 2014, Messrs. Lumpkins, Ticatch and Hirt attended a meeting with members of Parent's senior management. At the meeting, Parent indicated that it might be interested in acquiring the Partnership, through a merger or otherwise. After the meeting, the Partnership began sharing additional selected financial information with Parent pursuant to the confidentiality agreement with Parent dated as of May 22, 2013.

        On February 26, 2014, members of Parent's senior management met with Messrs. Lumpkins and Ticatch and Ms. Buehl-Reichard to discuss the Partnership's business. Following the meeting, certain members of Parent's senior management visited the Partnership's facility in Houston with Mr. Ticatch.

        Throughout the month of March 2014, Parent conducted financial due diligence with respect to the Partnership.

        On March 6, 2014, Messrs. Hirt and Sementelli participated in a conference call to discuss potential structures for a transaction between the Partnership and Parent. Later that same day, Mr. Lumpkins and Ms. Buehl-Reichard and representatives from Vinson & Elkins LLP ("V&E") and Weil, Gotshal & Manges LLP ("Weil"), counsel to the Partnership, held a conference call to discuss a potential transaction with Parent, including potential structures for such a transaction.

        On March 27, 2014, Messrs. Hirt and Sementelli participated in a conference call. During the discussions, Mr. Sementelli made an oral indication of a $12.00 per Common Unit offer price. Mr. Hirt suggested to Mr. Sementelli that the Board of Directors was unlikely to find such an offer acceptable. On March 27, 2014, the NYSE closing sale price of the Common Units was $12.60 per Common Unit.

        On March 31, 2014, Messrs. Hirt and Sementelli participated in a conference call. Mr. Sementelli indicated that Parent would be willing to offer $12.35 per Common Unit, but that this price was the highest price Parent was willing to offer and Parent was not prepared to have its offer shopped to competing bidders and would only participate in an exclusive process. In addition to the $12.35 per Common Unit offer, Messrs. Hirt and Sementelli also discussed a one-time cash distribution to be paid to all Unitholders in connection with the consummation of the Merger. On March 31, 2014, the NYSE closing sale price of the Common Units was $12.44 per Common Unit.

        On April 3, 2014, the Partnership received a written indication of interest (the "Indication of Interest") from Parent to acquire all of the Partnership's outstanding Common Units for $12.35 per unit in cash (the "Potential Transaction"). The Indication of Interest noted that the Potential Transaction would include the transfer, for no or nominal consideration, of the non-economic general partner interest in the Partnership to Parent. The Indication of Interest also stated that Parent expected that the Partnership would transact exclusively with Parent and that Parent would not participate in anything other than an exclusive process. On April 3, 2014, the NYSE closing sale price of the Common Units was $12.95 per Common Unit.

        On April 3 and April 4, 2014, Mr. Lumpkins held conference calls with each of the independent members of the Board of Directors to inform them of the receipt of the Indication of Interest.

        On April 8, 2014, the Board of Directors held a meeting at the Houston offices of V&E. Representatives from V&E, Weil, Morgan Stanley and Morris, Nichols, Arsht & Tunnel LLP, special Delaware counsel to the Partnership ("MNAT"), also attended the meeting. During the meeting, the Board of Directors discussed the Indication of Interest and considered various responses to Parent. Mr. Lumpkins discussed and answered questions concerning the background leading to the Partnership's receipt of the Indication of Interest. Mr. Lumpkins and Mr. Hirt further reviewed the various meetings and discussions that had taken place with Parent over the preceding months. Mr. Hirt informed the Board of Directors that prior to the receipt of the Indication of Interest, Parent had communicated an oral indication of a $12.00 per Common Unit offer to which Mr. Hirt responded that the Board of Directors was unlikely to find such an offer acceptable. Mr. Hirt noted that in response, Parent later indicated they would increase the offer to $12.35 per Common Unit but they would not go any higher. Mr. Lumpkins noted that the number of Common Units outstanding as set forth in the Indication of Interest and as used by Parent to arrive at its offer price did not include the Phantom Units that had been awarded under the LTIP, which were disclosed in the Partnership's public filings. Mr. Lumpkins stated that after receipt of the Indication of Interest he called Mr. Sementelli to inform him of the discrepancy regarding the number of Common Units.

        At the April 8 meeting of the Board of Directors, representatives from Morgan Stanley discussed with the Board and answered questions regarding their preliminary situation analysis with respect to the Indication of Interest. The Morgan Stanley representatives discussed, among other things, dynamics and potential headwinds in the industry, including industry forecasts for the demand and supply of propylene and propane, the anticipated construction of PDH facilities by other industry participants, and the possible pressure on the propane-to-propylene spread. All of these factors could negatively impact the price of the Common Units in the future, the Partnership's performance over time and precedent master limited partnership transactions and general macroeconomic conditions. Morgan Stanley noted that after consideration of the potential future downside risks facing the Partnership and its business, it believed there was a risk that the then-current stock market price of the Common Units would not be maintained. The Morgan Stanley representatives also discussed the prior contacts with other potentially interested parties that had taken place between May 2013 and November 2013 and noted that no party expressed any significant strategic interest in the Partnership as a result of those prior contacts. In addition, Morgan Stanley disclosed prior work it had done for the Partnership, Lindsay Goldberg and its affiliates and Parent and its affiliates over the past three years. Based on Morgan Stanley's disclosure of the previous work it had done for the Partnership, Lindsay Goldberg and its affiliates and Parent and its affiliates, the Board of Directors determined that, although it had confidence in Morgan Stanley's ability to serve as the Partnership's financial advisor, that, should the Board of Directors decide to proceed with discussions with Parent about the Potential Transaction, it would be prudent to engage another financial advisor that was independent from all relevant parties to provide a second fairness opinion to the Board of Directors.

        Representatives from Weil then made a presentation to the Board of Directors at the April 8, 2014 meeting and answered questions regarding potential responses to the Indication of Interest. As part of its presentation, representatives from Weil also discussed and reviewed the obligations of the Board of Directors under the Partnership's governing documents and applicable law in connection with its consideration of the Indication of Interest. Weil also disclosed prior work it had done for Parent and its affiliates, the Partnership and Lindsay Goldberg and its affiliates in the past. V&E and MNAT made similar disclosures with respect to prior work they had done for Parent and its affiliates and the Partnership in the past. The Board of Directors engaged in a discussion with the members expressing their views on the Potential Transaction and whether it was the right time and in the best interests of the Unitholders to engage in a transaction at the current time. As part of the discussion, the Board of Directors discussed the previous contacts made to potentially interested parties in 2013 and the results of those contacts. During the discussion, Mr. Ticatch noted that he was more optimistic about the ability of the Partnership to improve its performance and thereby improve the public stock market price of the Common Units over time than some of the other directors. As a result, Mr. Ticatch was not convinced that this was the right time for the Board of Directors to sell the Partnership. Mr. Ticatch explained that he saw potential growth opportunities for the Partnership, including through the successful execution of possible plant expansion plans, which could significantly enhance the Partnership's financial performance. Mr. Ticatch acknowledged, however, that such expansion projects would entail risk and could require substantial capital expenditures to complete. The Board of Directors discussed the potential costs, benefits, and risks associated with the plant expansion projects and then discussed whether the potential plant expansion projects could be potentially used to negotiate an increased offer price from Parent. The Board of Directors further discussed Parent's request for exclusivity and whether it believed proceeding on such a basis was in the best interests of the Unitholders. As part of its discussion, the Board of Directors considered the terms of the Indication of Interest and Mr. Sementelli's communication to Messrs. Hirt and Lumpkins that Parent was not prepared to have its offer shopped and that it would withdraw from the process before allowing that to occur. After weighing the likelihood of receiving a greater offer for the Common Units in either a pre- or post-signing market check against the risk that Parent may withdraw its offer, which the Board of Directors believed to be a meaningful risk, the Board of Directors concluded that the Partnership should proceed with discussions with Parent concerning the Potential Transaction and agree to Parent's request for exclusivity. Mr. Ticatch abstained from the decision to proceed with discussions with Parent concerning the Potential Transaction. The Board of Directors also voted to seek financial advisors to provide an additional fairness opinion to the Company in connection with the Potential Transaction. Finally, the Board of Directors appointed an ad-hoc transaction committee (the "Transaction Committee") to oversee discussions with Parent, negotiate with Parent and select the second financial advisor. The Board of Directors appointed Messrs. Lumpkins, Ticatch and Hirt and Ms. Buehl-Reichard to the Transaction Committee.

        On April 9, 2014, Parent and the Partnership executed a new confidentiality agreement in light of the expanded discussions between the parties regarding the Potential Transaction. The new confidentiality agreement covered confidential information provided to Parent by the Partnership since March 1, 2014.

        On April 12, 2014, Jones Day, counsel to Parent, sent a draft merger agreement to the Partnership and Weil. Weil, with the assistance of V&E and MNAT, began its review of the merger agreement.

        On April 14, 2014, the Transaction Committee held a telephonic meeting. Representatives from Weil and V&E also attended the meeting. Weil reviewed the key provisions of the draft merger agreement with the committee and noted that the draft contained significant deal uncertainty because of the conditions, representations, and warranties sought by Parent. Among the conditions highlighted by Weil was the requirement of a specific amount of working capital at closing and a condition that no merger-related litigation be in existence at the time of closing. The Transaction Committee expressed its concern over the provisions and instructed Weil to push back on these conditions sought by Parent. Representatives from Weil also reviewed the proposed structure of the Potential Transaction, including the requirement that Lindsay Goldberg and York Capital sign written consents approving the Potential Transaction concurrent with the execution of the merger agreement and the lack of a termination right to accept a better offer after signing. The Transaction Committee instructed Weil to propose alternative structures to Parent and its counsel that would allow the Partnership the ability to accept a superior offer post-signing. The Transaction Committee further instructed Weil to make clear to Parent and its counsel that they viewed Parent's offer as being $12.35 for all outstanding Common Units, and for Phantom Units issued under the LTIP. The Transaction Committee further discussed the need for merger agreement provisions to permit cash distributions to the Unitholders through the time of closing and instructed Weil to raise the issue in its discussions with Parent and its counsel.

        Also on April 14, 2014, representatives from the Partnership, Weil, V&E, Parent and Jones Day held a due diligence conference call to discuss tax matters.

        On April 15, 2014, representatives from Parent, Jones Day and the Partnership held in-person due diligence sessions at the Houston offices of V&E. The diligence meetings covered corporate matters, environmental issues, intellectual property, facility operations, finance and accounting matters and employee benefits and human resources matters.

        On April 16, 2014, representatives from Parent, Jones Day, the Partnership, Weil and V&E held a meeting at the Dallas offices of Weil. The parties discussed the Indication of Interest and certain provisions in the draft merger agreement. During the meeting, representatives from Weil and the Partnership presented the Partnership's concerns regarding the closing conditions and the "locked-up" structure of the transaction that did not allow for a post-signing market check to take a superior offer. Weil also noted that the Board of Directors had authorized continued discussions with Parent and its counsel about the Potential Transaction only if the offer of $12.35 per Common Unit was applied to the Phantom Units issued under the LTIP in addition to the outstanding Common Units. Weil further explained that Parent's current offer required cancellation and delivery of the Phantom Units, and that by not including the Phantom Units in Parent's calculation of the offer price, Parent was effectively offering a price that was less than $12.35 per Common Unit. The parties also discussed the need for a final one-time cash distribution to the Unitholders prior to closing (the "Final Distribution") and the complexity associated with a working capital adjustment in a public transaction. The parties agreed to designate a working group comprised of representatives from each side to negotiate the merger agreement provisions relating to the Final Distribution. Additionally, Weil discussed the issue of employee retention both between signing and closing and post-closing and the importance of our employees to the operation of the facility. Weil also indicated that a no-litigation closing condition was unacceptable to the Partnership. Parent and Jones Day agreed to consider the issues raised by Weil and the Partnership, including a structure that provided for a termination right to accept a superior proposal after signing, and agreed to send a revised draft of the merger agreement the following week. Weil agreed to send a revised draft of the representations, warranties and covenants sections of the merger agreement to Jones Day by April 18, 2014.

        Later in the day on April 16, 2014, the Transaction Committee held a telephonic meeting. Representatives from Weil and V&E also attended the meeting. Representatives from Weil updated the Transaction Committee on the meeting with Parent and Jones Day. Weil informed the Transaction Committee that Parent understood the risk of the no-litigation closing condition, but that Parent would prefer to avoid the cost of post-closing transaction-related litigation. The members of the Transaction Committee discussed potential solutions and instructed Weil and V&E to develop alternative proposals. Weil reviewed its discussion with Parent regarding the Final Distribution and the Transaction Committee agreed to appoint Ms. Buehl-Reichard and Sharon Spurlin, the Partnership's Senior Vice President and Chief Financial Officer, to represent the Partnership on the working group that would negotiate the merger agreement provisions relating to the Final Distribution. Weil then summarized the discussions regarding the inclusion of the Phantom Units and noted that Parent stated inclusion of the Phantom Units would result in a decrease in the per Common Unit merger consideration. The Transaction Committee reaffirmed its position to Weil that the Phantom Units should be part of the Potential Transaction and that the per Common Unit merger consideration should not be decreased. Weil noted that Parent and its counsel had agreed to consider the Partnership's request for a structure that provided a termination right to accept a superior proposal after signing. Representatives from Weil and V&E discussed the other issues in the draft merger agreement with the Transaction Committee including employee retention matters, interim operating covenants and the Partnership's ability to enter into long-term material contracts prior to closing. Members of the Transaction Committee then discussed the engagement of Evercore to serve as the second financial advisor to the Partnership. Evercore had been identified among the various financial advisors that the Transaction Committee considered as having the requisite expertise and independence. The Transaction Committee instructed Weil to negotiate a customary engagement letter with Evercore for the committee's consideration.

        On April 18, 2014, Weil sent a revised draft of the representations, warranties, and covenants sections of the merger agreement to Jones Day.

        Also on April 18, 2014, Mr. Lumpkins and Mr. Sementelli had a call to discuss employee benefits matters wherein Mr. Lumpkins emphasized the need to treat all employees fairly and to take appropriate steps to ensure employee retention. Mr. Sementelli indicated that the Partnership's then-current proposal regarding employee benefits matters was expensive and Parent would consider further modifications provided the changes did not increase the overall costs.

        On April 21, 2014, the Board of Directors held a telephonic meeting. Representatives from Weil and V&E also attended the meeting. Representatives from Weil updated the Board of Directors on the events of the previous week and summarized the meetings that had taken place with Parent and Jones Day. Weil also discussed and answered questions concerning the open issues in the merger agreement proposed by Parent. During the meeting, Mr. Ticatch informed the Board of Directors about an operational issue at the Partnership's facility. Mr. Ticatch stated that a fracture had been discovered in one of the facility's reactors and that experts had been dispatched to assess the situation and to propose solutions. Mr. Ticatch noted that repair of the fracture may require the facility to be shut down for several days. The Board of Directors discussed the impact of the fracture and the repair on the timing of the Potential Transaction. Mr. Lumpkins then informed the Board of Directors that the Transaction Committee was recommending Evercore to act as a second financial advisor to the Partnership in connection with the Potential Transaction. It was noted that the Transaction Committee was recommending Evercore because it had the requisite expertise and had not provided services to the Partnership, Lindsay Goldberg or its affiliates or Parent or its affiliates in the past two years. The Board of Directors voted unanimously to engage Evercore. The Board of Directors also discussed the then-current trading price of the Common Units and how the increased trading price might impact the Potential Transaction, including Unitholder perspectives on the Potential Transaction if it were announced at or below the then-current trading price. A discussion ensued concerning the fundamental drivers of the price of Common Units. Following discussion, the Board of Directors instructed the Transaction Committee to determine whether potential expansion projects that were being contemplated by management could be used as a basis for negotiating a higher price with Parent. On April 21, 2014, the NYSE closing sale price of the Common Units was $12.38 per Common Unit.

        Throughout the week of April 21, 2014, representatives of the Partnership and Parent held due diligence conference calls on environmental matters, insurance matters and employee benefits and human resources.

        On April 22, 2014, representatives from the Partnership, Weil, Parent and Jones Day held a conference call to discuss the status of the merger agreement and open issues.

        On April 23, 2014, Jones Day sent a revised draft of the merger agreement to the Partnership and Weil. The revised draft of the merger agreement included a termination right for a superior proposal during a "window shop" period with related termination fee and expense reimbursement obligations to be paid by the Partnership. The revised draft also proposed to eliminate the no-litigation closing condition as long as Lindsay Goldberg was prepared to provide certain indemnification obligations for transaction-related litigation. Additionally, the revised merger agreement contemplated that all of the Phantom Units would be cancelled at the closing of the transaction and converted into the right to receive the merger consideration but that Parent would pay for only half of the costs related to the Phantom Units.

        Also on April 23, 2014, Jones Day sent first drafts of the support agreements for Lindsay Goldberg and York Capital to Weil. In the first drafts of the support agreements, Parent requested Lindsay

Goldberg and York Capital to consent to the Potential Transaction upon signing. In addition, the draft support agreement provided for a termination fee in the amount of 50% of any proceeds in excess of the merger consideration (up to $50,000,000) received in an alternative transaction. The termination fee would be payable by Lindsay Goldberg and York Capital to Parent upon consummation of an alternative proposal.

        Also on April 23, 2014, the designated representatives from Parent and the Partnership participated in a conference call to discuss the mechanics for the Final Distribution. Later that day, a representative from Parent called Ms. Buehl-Reichard to inform her that Parent was withdrawing the request for a closing condition of a specific amount of working capital at closing. Representatives from Parent and the Partnership continued to hold discussions and negotiations regarding the merger agreement provisions relating to the Final Distribution from April 23, 2014 through May 27, 2014.

        On April 24, 2014, representatives from Parent, Jones Day, the Partnership and Weil held a meeting at the Dallas offices of Jones Day. The parties discussed the revised merger agreement and the related unresolved issues. Representatives from Weil and the Partnership stated that while the addition of a termination right for a superior proposal during a "window shop" period was a positive development, Parent's request for an indemnity agreement for transaction-related litigation and its proposal of paying for only half of the costs related to the Phantom Units were unacceptable to the Partnership. Weil stated that Parent's proposal related to the Phantom Units still resulted in less than $12.35 per unit when full vesting and payout of the Phantom Units was taken into account. Weil noted that it would address these issues in its comments to of the merger agreement. The parties agreed that representatives from Parent and the Partnership would continue to negotiate the merger agreement provisions relating to the Final Distribution.

        On April 25, 2014, the Board of Directors held a telephonic meeting. Representatives from Weil and V&E also attended the meeting. At the meeting, Mr. Ticatch discussed the planned outage of the Partnership's facility to make repairs to a crack in one of the reactors. Mr. Lumpkins then updated the Board of Directors on developments with respect to the Potential Transaction. Representatives from Weil reported to the Board of Directors that negotiations with Parent and its counsel were ongoing and that both sides continued to exchange comments to the merger agreement. Weil informed the Board of Directors that Parent had indicated it would agree to a termination right for a superior proposal during a 30-day "window shop" period but would seek a termination fee of $65.0 million, or approximately 3.75% of the transaction value. Weil also stated that negotiations were ongoing regarding the structure of the transaction and whether a written consent of limited partners holding a majority of the Common Units would be required at the time of execution of the merger agreement. Weil informed the Board of Directors that while Parent's revised draft of the merger agreement contemplated cancellation and delivery of the Phantom Units at signing, Parent indicated that the Partnership should be responsible for half of the costs related to the Phantom Units which effectively decreased the $12.35 per Common Unit offer when full vesting and payout of the Phantom Units was taken into account. After discussion, the Board of Directors instructed Weil to push for a longer "window shop" period and a lower termination fee so as to give the Board of Directors a greater ability to consider alternative proposals from third parties after signing of the merger agreement. Members of the Board of Directors also reviewed the recent trading price of the Common Units and a consensus emerged that the Board of Directors would be uncomfortable with the prospect of announcing a transaction below the then-current trading price of the Common Units. On April 25, 2014, the NYSE closing sale price of the Partnership's Common Units was $13.66 per Common Unit.

        From April 26, 2014 through April 30, 2014, representatives from Parent and the Partnership held discussions and negotiations regarding the Final Distribution.

        Throughout the week of April 28, 2014, Weil and Jones Day exchanged comments to the merger agreement and discussed proposals to address the issues that remained in the merger agreement.

        On April 28, 2014, Messrs. Lumpkins, Hirt and Sementelli held a meeting at V&E's offices in Houston. As a result of the discussions among the parties, Parent offered a package of agreements to resolve the open economic issues among the parties. The package of agreements was: (i) Parent increased its offer price to $12.55 per Common Unit and included all of the Phantom Units granted under the LTIP in the transaction at the same price; (ii) Parent agreed to withdraw its proposals regarding a closing condition regarding the absence of transaction-related litigation and its request for an indemnity agreement from Lindsay Goldberg; and (iii) the parties agreed that approximately $12.0 million would be deducted from the Final Distribution in order to cover a portion of the transaction-related costs of the Partnership.

        Also on April 28, 2014, representatives from Parent and the Partnership held another in-person due diligence meeting at the Houston offices of V&E. The diligence meetings covered facility operations, corporate matters, environmental issues, intellectual property and finance and accounting matters.

        On April 29 and 30, 2014, representatives from Parent and the Partnership held due diligence conference calls to discuss employee benefits, human resources matters and insurance matters.

        On May 1, 2014, the Board of Directors held a telephonic meeting. Representatives from Weil, V&E and MNAT also joined the meeting. At the meeting, Mr. Ticatch provided an update to the Board on the operational issues at the Partnership's facility and stated that the issues were not anticipated to cause any impediment to the Potential Transaction. Members of management updated the Board of Directors on the status of negotiations and discussions with Parent, including the recent increase in the offer price by Parent. Messrs. Lumpkins and Ticatch also discussed and answered questions concerning a plan developed by Lindsay Goldberg, York Capital and Messrs. Lumpkins and Ticatch to address the concerns previously raised by the Board of Directors about the possibility of announcing a transaction at a price at or below the market trading price for the Common Units. Representatives from Lindsay Goldberg explained that Lindsay Goldberg, York Capital and Messrs. Lumpkins and Ticatch would be willing to accept a lower price for their Common Units so that the additional value could be transferred to the unaffiliated Public Unitholders in order to increase the price being offered to those Unitholders to a premium over the then-current trading price of the Common Units. As explained to the Board of Directors by Lindsay Goldberg, the final amount of the transfer was still under consideration, but was likely to be in the amount of approximately $50.0 million. On May 1, 2014, the NYSE closing sale price of the Common Units was $12.61 per Common Unit.

        At the May 1, 2014 Board of Directors meeting, Representatives from Weil also updated the Board of Directors on key developments in its negotiations with Parent and Jones Day. Weil noted that Parent had agreed to a termination right for a superior proposal during a 40-day "window shop" period (an increase over the previous 30-day period offered by Parent) which would allow the Board of Directors to respond to and accept a superior offer from an unaffiliated third party during the 40-day period following the announcement of the Potential Transaction. Weil informed the Board of Directors that Parent agreed to a $57.0 million termination fee (approximately 3.25% of the transaction value) which was a decrease compared to the previous request for a $65.0 million termination fee (approximately 3.75% of the transaction value). Weil also noted that Parent had agreed to pay the Partnership a termination fee of $57.0 million if the Potential Transaction could not close due to certain specified antitrust issues. Weil indicated that negotiations were ongoing regarding employee retention and severance matters. The Board of Directors instructed Weil to continue to negotiate for appropriate employee retention provisions to ensure the Partnership had the necessary personnel to continue operations at its facility.

        During the May 1, 2014 meeting, the Board of Directors also discussed possible plant expansion projects that had been previously reviewed by the Board of Directors and which could be implemented by the Partnership if it were to continue as a standalone entity, and which had been discussed with Parent in an effort to have Parent further increase its offer price. Members of management noted that the scope, timing and costs of the projects still needed to be developed to determine the feasibility of the projects. Management further noted that some of the projects involved experimental and possibly risky changes to the Partnership's facility. In addition, it was discussed that all of the projects, if undertaken, had execution risk and would require extended outages at the plant which would also entail a number of operational considerations. Mr. Lumpkins confirmed that management had previously disclosed the details of the potential projects with Parent and that management planned to share the presentation regarding possible plant expansion projects that was presented to the Board of Directors with Morgan Stanley and Evercore.

        On May 2, 2014, representatives from Parent and the Partnership also held due diligence conference calls regarding environmental and operational matters.

        On May 3, 2014, Cravath, Swaine & Moore LLP ("Cravath"), which had been engaged by Lindsay Goldberg and York Capital at the end of April 2014 in connection with the support agreements requested by Parent, provided comments to Jones Day to the draft support agreements accepting the requirement to provide a written consent to the transaction upon signing and, in general, the termination fee. From May 3, 2014 to May 27, 2014, Jones Day and Cravath exchanged drafts of the support agreements for Lindsay Goldberg and York Capital and negotiated and finalized these agreements.

        On May 4, 2014, representatives from Parent, Jones Day, the Partnership and Weil held a meeting at the Dallas offices of Jones Day to discuss the current draft of the merger agreement and negotiate the unresolved issues in the agreement.

        On May 5, 2014, the Board of Directors held a meeting at the Houston offices of V&E. Representatives from Weil, V&E, MNAT, Morgan Stanley and Evercore also participated in the meeting. Mr. Ticatch updated the Board of Directors on operational issues and noted that the plant had been taken out of service the previous day to repair a crack in one of the reactors. He informed the Board of Directors that repairs were progressing well and the repair would be permanent. Mr. Ticatch also informed the Board of Directors that management had further discussed the potential plant expansion projects with Parent as a basis for Parent to increase its offer for the Partnership's Common Units, but that Parent was unwilling to further increase its offer price due to the considerable execution risk in the potential expansion plans. Representatives from Weil then updated the Board of Directors on the status of negotiations with Parent and Jones Day. Weil reviewed the progress that had been made with respect to the terms of the merger agreement since the April 8, 2014 Board of Directors meeting. Weil informed the Board of Directors that Lindsay Goldberg and York Capital would execute a written consent on the day the merger agreement is executed, but the Partnership was able to negotiate for a "window shop" provision allowing the Partnership to accept a superior proposal from a third party within 40 days after signing. Weil explained that if the Partnership were to accept a superior proposal during the 40-day period, the written consents of Lindsay Goldberg and York Capital would be nullified. Members of the Board of Directors agreed that the ability of the Partnership to accept a superior proposal was a very favorable development compared to Parent's initial offer, which would not have permitted the Partnership to take such action. Weil also explained the merger agreement's termination provisions and consequences of termination under various scenarios. Weil discussed and answered questions concerning the interim operating covenants and representations and warranties of the Partnership under the merger agreement and stated that significant progress had been made on those fronts as well. Representatives from Weil stated that the most significant open issues in the merger agreement related to employee severance and retention matters. The Board of Directors instructed the Transaction Committee to develop a package of proposals with respect to employee matters.

        Representatives from Morgan Stanley joined the May 5, 2014 meeting and provided a preliminary valuation analysis of the Partnership as well as the Partnership's market performance, dynamics in the propane and propylene industry and the trading volatility of the Common Units. Morgan Stanley also reviewed the Partnership's performance relative to other variable pay master limited partnerships, its unit price performance and analyst perspectives on the Partnership. In reviewing all of the financial analyst ratings and target prices for the Partnership, Morgan Stanley noted that one financial analyst indicated an outlier target price for the Partnership of $17.00 per Common Unit, which may reflect, among other things, an assumed higher capacity utilization rate for our facility than what management forecasts project or that the Partnership's historical plant utilization rate would suggest. Morgan Stanley further reviewed management's forecasts, which indicated that distributions to the Unitholders were forecast to decline over time. Morgan Stanley also reviewed Wall Street consensus estimates for the Partnership for 2014 through 2016. Morgan Stanley then discussed the financial analyses performed and the ranges of values generated by each methodology. Morgan Stanley discussed and answered questions concerning the assumptions underlying the analyses, such as discount rates and multiples. Morgan Stanley also discussed and answered questions concerning the entities and transactions selected by Morgan Stanley for its comparable entities and comparable transaction analyses. Morgan Stanley also discussed a sensitivity analysis performed by Morgan Stanley for both the discounted cash flow analysis and the distribution discount model, with varied assumptions as to the propane-to-propylene pricing spread and the plant capacity utilization rate. Morgan Stanley also reviewed the process in which it had participated in 2013 described above to identify and make contact with certain parties believed to have a potential interest in acquiring some or all of the Partnership's units. Morgan Stanley stated that, while it would be impossible to know without asking whether any of the entities contacted at that time might now have an interest in the Partnership, there was, from Morgan Stanley's perspective, no obvious strategic counterparty that would be likely to have an interest in the Partnership. Representatives from Morgan Stanley stated that they believed the 40-day "window shop" period contemplated by the Partnership and Parent would be adequate time for potential acquirors to review the Partnership's business and make a bid if they so desired.

        After the representatives of Morgan Stanley left the May 5, 2014 meeting, representatives from Evercore joined the meeting and made a separate presentation to the Board of Directors.

        Evercore reviewed the proposed terms of the Potential Transaction and discussed its preliminary financial analysis of the Potential Transaction. Additionally, Evercore discussed and answered questions from the members of the Board of Directors regarding Evercore's preliminary financial analysis surrounding dynamics in the propane and propylene markets, the Partnership's market performance and trading history, discounted cash flow analysis, comparable transactions, third party crude oil and natural gas price forecasts and the potential impact of such price forecasts on expected propylene production. Evercore also discussed the IHS Inc. ("IHS") forecasted propylene supply versus demand, and IHS's forecast that additional announced propane dehydrogenation facility capacity is expected to be built by competitors in the industry by 2018, which could imply a decrease in future propylene pricing assuming all facilities are constructed, although somewhat countered by IHS's forecasted increase in future demand. Additionally, Evercore discussed the propane-to-propylene pricing spread, which Evercore noted is a significant driver of the Partnership's ability to generate free cash flow and noted that one industry forecast provided by management suggests that the propane-to-propylene spread will continue to decrease over time. Evercore also discussed and answered questions concerning the valuation ranges generated under each of its valuation methodologies utilizing management's base case projections and upside and downside sensitivity cases it had prepared. Evercore then reviewed the analysis and assumptions it used for each of the valuation methodologies.

        Following the discussions with Morgan Stanley and Evercore at the May 5, 2014 meeting, the Board of Directors engaged in a discussion regarding the Potential Transaction and the proposal that Lindsay Goldberg, York Capital and Messrs. Lumpkins and Ticatch transfer a portion of the value to be received by them in the Potential Transaction to the Public Unitholders. Representatives from Lindsay Goldberg informed the Board of Directors that Lindsay Goldberg had no need for liquidity in the fund that holds Lindsay Goldberg's investment in the Partnership and that Lindsay Goldberg's principals' interests were aligned with those of other Unitholders. Representatives from Lindsay Goldberg further stated that they believed Parent was providing a good valuation for the Partnership in the Potential Transaction and that Lindsay Goldberg's decision to transfer value to the Public Unitholders was in order to serve the best interests of all Unitholders so that Public Unitholders could realize a potential premium over the current trading price of the Common Units. Representatives from York Capital stated that they also did not have a need for liquidity and that York Capital's investment in the Partnership was held in a long-term fund with several years remaining. York Capital also stated that it viewed the price proposed by Parent to be a good value, particularly considering the new plant capacity that is expected to come online over the next several years, the single asset risk that the Partnership currently has, and the likelihood that the downside risk going forward is greater than the upside potential.

        During the May 5, 2014 Board of Directors meeting, the representatives from Lindsay Goldberg also confirmed that the proposed transfer of value to the Public Unitholders would have no impact on the Unitholders' receipt of the Final Distribution. The independent members of the Board of Directors also expressed their views regarding the Potential Transaction and stated that they believed that Lindsay Goldberg and York Capital viewed the Potential Transaction as being in the best interests of the Public Unitholders and were not motivated by a need for liquidity in their respective funds. The Board of Directors also discussed the fact that the Partnership continues to have significant risk given its single asset and potential industry challenges and the Potential Transaction provided an opportunity to mitigate these risks for the Public Unitholders.

        On May 6, 2014, representatives from Parent and the Partnership held due diligence conference calls to discuss operational matters.

        On May 6, 2014 and May 7, 2014, representatives from Parent, Jones Day, the Partnership and Weil held conference calls to finalize the merger agreement provisions relating to the Final Distribution.

        From May 6, 2014 to May 9, 2014, Weil and Jones Day exchanged mark-ups of the merger agreement and discussed and negotiated proposals with respect to items that remained open in the merger agreement.

        On May 12 and 13, 2014, representatives from Parent and the Partnership participated in conference calls to discuss open issues in the merger agreement related to employee benefits and retention matters.

        On May 13, 2014, Messrs. Lumpkins and Ticatch held discussions with Mr. Sementelli and representatives from Parent regarding employee benefits and retention matters, including the need to ensure that appropriate provisions would be included in the merger agreement to ensure employee retention between signing and closing and post-closing.

        On May 14, 2014, representatives from Parent, Jones Day, the Partnership and Weil held another conference call to discuss open issues in the merger agreement related to employee benefits and retention matters.

        On May 15, 2014, the Transaction Committee held a telephonic meeting. Representatives from Weil and V&E also participated in the meeting. Messrs. Lumpkins and Ticatch provided an update to the Transaction Committee on operational issues at the plant and noted that Parent had been kept abreast of the status of repairs. It was also noted that while Parent concurred with the steps the Partnership was taking to remedy the operational issues, its desire was not to execute the merger agreement until repairs were completed and certified by outside advisors. Representatives from Weil made a presentation to the Transaction Committee concerning the merger agreement and provided a full review of the merger agreement. Representatives from Weil also discussed the support agreements to be entered into between Parent and Lindsay Goldberg, York Capital and Messrs. Lumpkins and Ticatch, respectively.

        On May 16, 2014, Weil and Jones Day held a conference call to discuss the unresolved issues in the merger agreement and agreed to meet in Dallas the following week to finalize the merger agreement.

        On May 19, 2014, representatives from Weil, Jones Day and Parent met at the Dallas offices of Jones Day to discuss and finalize the merger agreement.

        Also on May 19, 2014, the Transaction Committee held a telephonic meeting. Representatives from Weil participated as well. Representatives from Weil updated the Transaction Committee as to its ongoing negotiations with Parent and Jones Day. Weil noted that Parent had a proposal to address the unresolved employee benefits issues. Members of management present at the meeting confirmed that they had reviewed the proposal and agreed that it addressed the Partnership's concerns. The Transaction Committee instructed Weil to accept Parent's proposal concerning the employee benefits matters.

        On May 21, 2014, representatives from Weil, Jones Day and Parent met at the Dallas offices of Jones Day to discuss and finalize the merger agreement and ancillary documents. The parties held further discussions regarding potential timing and signing of the merger agreement and the related public announcement documents and securities filings.

        On May 22, 2014, the Board of Directors held a telephonic meeting. Representatives from Weil and V&E also participated in the meeting. Mr. Ticatch updated the Board of Directors with respect to repairs of a crack in one of the plant's reactors and noted that the repair had been completed and was deemed to be permanent. Mr. Ticatch further noted that Parent had been kept updated throughout the repair process and was satisfied with the outcome. Mr. Lumpkins informed the Board of Directors that Parent's due diligence in connection with the Potential Transaction was nearly complete. Representatives from Weil updated the Board of Directors on the status of negotiations with Parent and Jones Day, and stated that the terms of the merger agreement were nearly final. Weil reviewed the key provisions of the merger agreement including termination provisions, the "window shop" and non-solicitation provisions, the interim operating covenants and the mechanics for the Final Distribution. Weil also discussed the support agreements to be entered into between Parent and Lindsay Goldberg, York Capital and Messrs. Lumpkins and Ticatch, respectively.

        During the May 22, 2014 meeting, the Board of Directors also discussed the one-time value transfer to the Public Unitholders that had been agreed to by Lindsay Goldberg, York Capital and Messrs. Lumpkins and Ticatch. A representative from Lindsay Goldberg stated that while the Potential Transaction contemplated a purchase price of $12.55 per Common Unit, the value transfer would result in a price of $14.00 per Common Unit for the Public Unitholders and $12.00 per Common Unit for Lindsay Goldberg, York Capital and Messrs. Lumpkins and Ticatch. Representatives from Lindsay Goldberg noted that, in addition to the anticipated cash distributions, the value transfer would result in a modest premium being paid to the Public Unitholders and a slightly larger premium based on longer-term trading prices. Mr. Ticatch noted that in his view the value transfer was appropriate and in the best interests of the Public Unitholders. The Board of Directors then discussed the value transfer in greater detail. In addition, the Board of Directors agreed that the Potential Transaction was in the best interests of the Unitholders. Messrs. Lumpkins and Ticatch confirmed to the Board of Directors that they had no discussions concerning their employment, if any, with the Partnership post-closing in the event that the Board of Directors approves the Potential Transaction.

        From May 22, 2014 to May 26, 2014, Weil and Jones Day exchanged comments to the merger agreement and discussed and negotiated proposals with respect to items that remained unresolved in the merger agreement. Representatives from Parent and the Partnership also continued to discuss and exchange drafts of the merger agreement provisions relating to the Final Distribution.

        Also on May 22, 2014, Bracewell & Giuliani LLP ("B&G"), which had been recently engaged to represent Messrs. Lumpkins and Ticatch in connection with their proposed support agreements, provided Weil with comments to the Jones Day drafts of such support agreements, and Weil subsequently forwarded those comments to Jones Day. From May 23, 2014 to May 27, 2014, Jones Day and B&G exchanged drafts of the support agreements for Mr. Lumpkins and a related family partnership and for Mr. Ticatch and a related family trust, and negotiated and finalized these agreements with the assistance of Weil.

        On May 27, 2014, the Board of Directors held a meeting at the Houston offices of V&E. Representatives from Weil, V&E, MNAT, Morgan Stanley and Evercore also participated in the meeting. Representatives from Weil reported that all issues in the merger agreement and ancillary agreements, including the merger agreement provisions relating to the Final Distribution, had been resolved. A representative from Weil then presented a detailed summary of the merger agreement and its provisions to the Board of Directors. Representatives from Morgan Stanley and Evercore discussed separately with the Board of Directors their respective financial analyses of the Potential Transaction.

        Representatives of Evercore stated that their financial analyses were similar to the analyses reviewed in detail with the Board of Directors during its meeting on May 5, 2014. Evercore discussed and answered questions from the members of the Board of Directors regarding their financial analysis. Evercore also discussed and answered questions from the members of the Board of Directors regarding Evercore's financial analysis surrounding dynamics in the propane and propylene markets, the Partnership's market performance and trading history, discounted cash flow analysis, comparable transactions, third party crude oil and natural gas price forecasts and the potential impact of such price forecasts on expected propylene production. Additionally, Evercore discussed the propane-to-propylene pricing spread, which Evercore noted is a significant driver of the Partnership's ability to generate free cash flow and noted that one industry forecast provided by management suggests that the propane-to-propylene spread will continue to decrease over time. Evercore also discussed and answered questions concerning the valuation ranges generated under each of its valuation methodologies utilizing management's projections and certain upside and downside sensitivity analyses that Evercore had prepared. Evercore also reviewed the analysis and assumptions it used for each of the valuation methodologies. In response to a question concerning one analyst price target for the Partnership that exceeded the price being offered by Parent, representatives of Evercore stated that price targets can be driven by many factors which can vary materially between various analysts, including yield expectations. Finally, in response to questions, representatives of Evercore indicated that the $57.0 million termination fee represents a percentage of the transaction value that is representative of historical transactions and that 40 days would be an adequate period of time post-signing for potentially interested buyers, if any, to investigate the Partnership and submit a potentially superior proposal. At the conclusion of Evercore's presentation, Evercore orally delivered its opinion, which was subsequently confirmed in writing, that, as of May 27, 2014 and subject to the limitations and qualifications as more fully described below in the section entitled "—Opinions of our Financial Advisors—Opinion of Evercore," the Public Merger Consideration was fair, from a financial point of view, to the Public Unitholders.

        Representatives of Morgan Stanley then joined the May 27, 2014 Board of Directors meeting. The representatives of Morgan Stanley stated that their financial analyses were similar to the analyses reviewed in detail with the Board of Directors during its meeting on May 5, 2014. Morgan Stanley discussed and answered questions concerning the Partnership's historical unit price performance over various intervals, including the premium implied by the $14.00 per unit price offered to the price of Common Units. Morgan Stanley noted that the $14.00 per Common Unit price offered in the Potential Transaction exceeds any closing price per Common Unit, on a distribution adjusted basis, since early 2013. A representative from Morgan Stanley then reviewed each of the financial analyses prepared by Morgan Stanley, including the key assumptions underlying each analysis and minor changes to the prior assumptions utilized by Morgan Stanley in certain analyses. Morgan Stanley noted that the discounted cash flow and distribution discount model were important indicators of value because they take into account a longer term set of financial forecasts, which account for the longer term trends in the propane to propylene spread that are forecasted for the industry and the resulting impact on the Partnership in future years. Morgan Stanley stated that no precedent transaction for a master limited partnership is comparable to the Potential Transaction and that it did not place significant weight on the results of its precedent transactions analysis in arriving at its fairness opinion. Finally, the representatives of Morgan Stanley stated that it did not believe that the structure of the Potential Transaction would preclude superior bids for the Partnership from emerging post-signing, should any other potential buyer be interested. At the conclusion of Morgan Stanley's discussion, Morgan Stanley orally delivered its opinion, which was subsequently confirmed in writing, that, as of May 27, 2014 and subject to the limitations and qualifications as more fully described below in the section entitled "—Opinions of Our Financial Advisors—Opinion of Morgan Stanley," the Public Merger Consideration to be received by the Public Unitholders pursuant to the Merger Agreement was fair from a financial point of view to the Public Unitholders.

        The Board of Directors then engaged in a discussion regarding the information presented by Evercore and Morgan Stanley. Members of the Board of Directors noted that the valuation offered by Parent is significantly above the range of the discounted cash flow analysis. The Board of Directors also noted that the premiums paid analysis prepared by Morgan Stanley indicated prices above the $14.00 per Common Unit price being offered by Parent, but a consensus emerged that a comparable transactions analysis was less helpful in evaluating the Potential Transaction because there are no comparable transactions in which a variable pay master limited partnership was acquired for all cash and, therefore, a discounted cash flow analysis was a more useful analysis under the circumstances. The Board of Directors then reviewed the trading price of the Common Units since the Partnership's initial public offering. The Board of Directors then engaged in a discussion as to whether now is the right time to sell the Partnership. The Board of Directors also discussed the changes that had occurred in the propane and propylene industries since the Partnership's initial public offering. Members of the Board of Directors then noted that the historical performance of the utilization of our facility had been below 90% of capacity utilization that is assumed in management's financial projections. The Board of Directors also engaged in a discussion regarding the dynamics in the propane and propylene industries, the future risks of the Partnership given its single asset and emerging competitors. The Board of Directors also discussed that, with the cash distributions at closing, any Public Unitholders who purchased at the $17.00 IPO price and continued to hold their Common Units would likely be made whole and that, for the vast majority of the Public Unitholders who purchased at prices below $14.00 per Common Unit, they will realize a premium on their investment. Each of the independent members of the Board of Directors also affirmed his or her belief that Lindsay Goldberg and York Capital are not motivated to approve the Potential Transaction by any liquidity needs or other interests inconsistent with those of the other Unitholders.

        Following discussion, the Board of Directors determined that given the future risks facing the Partnership, the Potential Transaction represented a very good opportunity for the Unitholders. Mr. Ticatch stated that he was now comfortable with the value being offered to the Public Unitholders and believed the Potential Transaction was in the best interests of the Public Unitholders. Each of the other members of the Board of Directors affirmed that he or she was comfortable with the value offered in the Potential Transaction, and stated his or her belief that the Potential Transaction represented the best alternative available to the Public Unitholders. Mr. Hirt stated that the Transaction Committee unanimously recommended that the Board of Directors approve the Potential Transaction and believed it was in the best interests of the Public Unitholders. Each of the other members of the Transaction Committee—Messrs. Lumpkins, Ticatch and Ms. Buehl-Reichard—then affirmed that they were in agreement with Mr. Hirt's statement regarding the recommendations of the Transaction Committee. Mr. Lumpkins then held a roll call vote and each director affirmatively voted in favor of the Potential Transaction, and no director voted against the Potential Transaction. The Board of Directors then adopted resolutions which, among other things, declared the merger agreement and the merger and other transactions contemplated by the merger agreement to be advisable and in the best interests of the Partnership, our general partner and Unitholders, authorized our general partner to consent to and approve the merger agreement and the merger and other transactions contemplated by the merger agreement, directed the merger agreement be submitted to the limited partners for approval by written consent without a meeting and recommended that the limited partners approve the merger agreement and the merger and other transactions contemplated in the merger agreement.

        Later in the evening of May 27, 2014, Parent and the Partnership executed the merger agreement. At 5:30 a.m. Central Time on May 28, 2014, the Parent and the Partnership issued a joint press release announcing the transaction.

Recommendation of the Board of Directors

        At a special meeting held on May 27, 2014, after consideration, the Board of Directors, among other things:

  •
  declared the Merger Agreement and the Transactions to be advisable and in the best interests of the Partnership, the general partner and the Unitholders; and

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  recommended that the Unitholders approve the Merger Agreement and the Transactions.

Required Approval of the Merger; Written Consent

        Under our Partnership Agreement, the approval of the Board of Directors, along with the affirmative vote or written consent of the holders of a majority of our Common Units outstanding and entitled to vote, is required to approve the Merger Agreement. On May 27, 2014, in accordance with our Partnership Agreement and the recommendation of the Board of Directors, and consistent with applicable Delaware law, the Principal Unitholders, which collectively owned Common Units representing 72.9% of the total number of Common Units then outstanding, delivered a written consent approving the Merger Agreement and the Transactions. Such written consent constituted approval of the Merger Agreement by the holders of the requisite Common Units of the Partnership in accordance with our Partnership Agreement. This means that the Transactions can occur without the vote of any other Unitholders. There will not be a meeting of Unitholders at which you will be asked to vote to approve the Merger Agreement.

        Federal securities laws provide that the Merger may not be consummated until 20 days after the date of mailing of this information statement to our Unitholders. In addition, the Merger Agreement provides the closing may not occur prior to the end of the Unitholder Consent Period. Notwithstanding the execution and delivery of the written consent, the Merger will not occur until these time periods have elapsed and all other conditions to closing related to any regulatory requirements are satisfied. We expect the Merger to be consummated before November 27, 2014; however, there can be no assurance that the Merger will be consummated at that time, or at all.

Reasons for the Merger

        The Board of Directors unanimously approved the Merger Agreement and the Transactions at a meeting held on May 27, 2014. The Board of Directors made its determination after numerous meetings and consultations with our management as well as with its independent legal and financial advisors. During these meetings and consultations, the Board of Directors reviewed, evaluated and considered a variety of factors that it believed supported its decision to approve the Merger Agreement, including, but not limited to, the following:

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  Industry forecasts for the demand and supply of propylene and propane, the anticipated construction of PDH facilities by other industry participants and the possible continued pressure on the propane-to-propylene spread, which could negatively impact the price of the Common Units in the future.

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  The fact that the Merger Consideration is payable in cash, which provides liquidity and certainty of value to Unitholders immediately upon the consummation of the Merger in comparison to the risks and uncertainty that would be inherent in continuing to operate as an independent company and executing the Partnership's business plan.

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  The process to identify and contact potential acquirers of the Partnership that we conducted in the 12 months prior to the signing of the Merger Agreement with the assistance of Morgan Stanley, which did not result in any interest on the part of any third party to acquire the Partnership at a price competitive with the price offered by Parent.

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  The Board of Directors' belief that it was unlikely that there was another party willing to acquire the Partnership at a price greater than the price offered by Parent.

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  The fact that the Partnership's efforts to develop growth opportunities had been previously unsuccessful and the possible alternatives to a sale of the entire Partnership, including continuing as a standalone company and maintaining the status quo, which alternatives the Board of Directors evaluated with the assistance of Morgan Stanley and Evercore and determined were less favorable from a financial point of view to our Unitholders than the Merger in light of the potential risks, rewards and uncertainties associated with those alternatives.

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  The Board of Directors' understanding of our business, financial condition, results of operations and prospects, including the current and anticipated near-term operating results and the competitive dynamics of our product market.

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  Our management's concerns that current and projected economic and market conditions create uncertain conditions for our future business.

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  The arms-length negotiating process with Parent and the Board of Directors' belief that the Partnership obtained the highest price per Common Unit that Parent was willing to pay as a result of the extensive negotiations between the Partnership and its legal advisors, on the one hand, and Parent and its legal advisors, on the other hand.

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  The potential for a prompt consummation of the Merger as well as the risk of losing the opportunity with Parent in the event of any delay.

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  The support of the Principal Unitholders, as evidenced by their willingness to (i) execute and deliver a written consent approving the Merger Agreement and the Transactions, (ii) execute the Support Agreements and (iii) transfer a portion of the Merger Consideration otherwise available to them to the Public Unitholders.

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  The fact that the Sponsors decided to transfer a portion of the Merger Consideration otherwise available to them to the Public Unitholders without being motivated by a need for liquidity.

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  The fact that the Public Merger Consideration for all outstanding Common Units, with the exception of Common Units held by Principal Unitholders, represented a premium in excess of 8.0% to the NYSE closing sale price of $12.93 per Common Unit on May 27, 2014, the last full trading day before announcement of the Merger.

  •
  The separate financial analyses presented to the Board of Directors by Morgan Stanley and Evercore, as well as the separate opinions of Morgan Stanley and Evercore that, based upon and subject to the limitations and qualifications set forth in each opinion and more fully described below under "—Opinions of our Financial Advisors," the Public Merger Consideration to be received by the Public Unitholders pursuant to the Merger Agreement, as of the opinion date, was fair, from a financial point of view, to the Public Unitholders.

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  The Board of Directors considered and reviewed with its legal advisors the terms of the Merger Agreement and the Support Agreements, including:

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  Our ability to continue to make regular quarterly distributions until the consummation of the Merger and to make the Merger Related Distribution to our Unitholders in connection with the consummation of the Merger;

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  Our ability, during the 40-day "window-shop" period, to consider and respond to an unsolicited written acquisition proposal, to furnish information to the person making such a proposal and to engage in discussions and negotiations with the person making such a proposal, in each case if the Board of Directors, prior to taking any such actions, determines in good faith based on information and after consultation with its advisors that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal;

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  Our ability, under certain circumstances more fully described under "The Merger Agreement," to terminate the Merger Agreement in order to enter into an agreement providing for a superior proposal, provided that we comply with our obligations relating to entering into any such agreement (including giving Parent the opportunity to match the superior proposal) and, concurrently with the termination of the Merger Agreement, we pay Parent the MLP Termination Fee, which fee the Board of Directors concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall terms of the Merger Agreement;

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  The fact that the Board of Directors was advised by Morgan Stanley and Evercore that the MLP Termination Fee represents a percentage of the transaction value that is representative of historical transactions and that the 40-day "window shop" period would be adequate time for a potential acquirer to investigate the Partnership and submit a proposal if it so desired.

  •
  The expense reimbursement of up to $7.5 million payable to Parent, under certain circumstances more fully described under "The Merger Agreement," in connection with a termination of the Merger Agreement, which the Board of Directors concluded was reasonable in the context of expenses payable in comparable transactions and in light of the overall terms of the Merger Agreement;

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  The ability of the Board of Directors, under certain circumstances more fully described under "The Merger Agreement," to, among other things, withdraw its recommendation with respect to the Merger Agreement subject to, in certain circumstances, a subsequent obligation under the Merger Agreement to pay the MLP Termination Fee;

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  The fact that the Merger Agreement provides that, in the event of a failure of the Merger to be consummated because antitrust clearance has not been obtained under the circumstances described in "The Merger Agreement—Termination Fees and Expenses—

      Parent Termination Fee," Parent will pay us the Parent Termination Fee without us needing to establish any damages; and

    •
    The provisions of the Support Agreements that provide for the termination of the Support Agreements automatically upon termination of the Merger Agreement, including upon termination of the Merger Agreement by the Partnership to enter into an agreement relating to a superior proposal.

        The Board of Directors also determined that the following factors increased the likelihood that the Merger will be consummated if we do not receive a superior proposal from a third party:

  •
  the fact that Parent's obligation to consummate the Merger is not subject to any financing condition;

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  the fact that the consent of the Principal Unitholders, who had been involved with the negotiation process, was sufficient to approve the Merger Agreement without the need for a meeting of Unitholders;

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  the Partnership's ability, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement by Parent and Merger Sub and to enforce specifically the terms of the Merger Agreement, including enforcing Parent's obligation to consummate the Merger;

  •
  the fact that the Board of Directors did not expect there to be significant antitrust or other regulatory impediments to the consummation of the Merger;

  •
  the experience, business reputation and financial capability of Parent; and

  •
  the limited conditions to the consummation of the Transactions and the fact that the satisfaction of those conditions was, in the view of the Board of Directors, likely attainable before November 27, 2014.

        The Board of Directors also considered uncertainties, risks and potentially negative factors, including, but not limited to, the following:

  •
  The fact that, while the Merger is expected to be consummated, there can be no assurance that all conditions to the parties' obligations to consummate the Merger will be satisfied or waived, and as a result, it is possible that the Merger may not be consummated.

  •
  The risks and costs to the Partnership if the Merger is not consummated, including adverse effects on trading prices of the Common Units, diversion of our management and employee attention, employee attrition and other disruptive effects on our business.

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  The fact that under the Merger Agreement the Board of Directors would be prohibited from soliciting alternative proposals and would be restricted in its ability to engage with other potential acquirers of the Partnership and its subsidiaries, although the Board of Directors believed these prohibitions and restrictions would not preclude another potential acquirer from submitting an alternative proposal.

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  The fact that the Merger Agreement requires us to notify Parent of alternative proposals and give Parent the opportunity to revise its proposal, although our Board of Directors believed this would not preclude another potential acquirer from submitting an alternative proposal.

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  The Partnership will cease to be a public company and the Unitholders will no longer participate in any future earnings or growth of the Partnership and, therefore, will not benefit from any appreciation in the Partnership's value, including any appreciation in value that could be realized as a result of improvements to the Partnership's operations.

  •
  The fact that, while the Public Merger Consideration represented a premium to the NYSE closing sale price of the Common Units on May 27, 2014, the last full trading day prior to the execution of the Merger Agreement, the Common Units had traded at higher prices during the course of the prior year and had traded at $17.00 per Common Unit in our initial public offering on May 4, 2012. The Public Merger Consideration represents a discount of 1.4% to the high NYSE sales price of $14.20 per Common Unit for the 52-week period preceding the announcement of the Merger.

  •
  The fact that the MLP Termination Fee payable by us upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making alternative proposals to acquire us, although the Board of Directors believed this would not preclude a potential acquirer from submitting an alternative proposal.

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  The requirement that the Partnership reimburse Parent for up to $7.5 million of its and its affiliates' out-of-pocket expenses in connection with the Merger if the Merger Agreement is terminated under certain circumstances.

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  The fact that the Sponsors have agreed to make a payment to the Parent of up to $50.0 million under certain circumstances related to the consummation of an alternative proposal, although the Board of Directors believed that this would not prevent the Board of Directors from recommending, or the Sponsors from approving, a superior proposal.

  •
  The possible effects of any lawsuit, action or proceeding in respect of the Merger Agreement or the Transactions.

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  The fact that any gain from an all-cash transaction such as the Merger will be a taxable transaction to Unitholders for U.S. federal income tax purposes.

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  The fact that the Partnership has incurred and will incur substantial expenses related to the Transactions, regardless of whether the Merger is consummated.

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  The fact that consummation of the Merger would require antitrust clearance in the United States and the satisfaction of certain other closing conditions, including that no Partnership material adverse effect has occurred, which conditions are not entirely within the Partnership's control and that there can be no assurances that any or all such conditions will be satisfied.

  •
  That the Board of Directors and our executive officers may have interests with respect to the Merger that differ from, or are in addition to, the interests of Unitholders generally, as described in the section entitled "—Interests of Directors and Executive Officers in the Merger."

        The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the complexity and wide variety of factors considered, the Board of Directors did not find it useful to and did not attempt to quantify, rank or otherwise assign weights to these factors. In addition, the Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Board of Directors conducted an overall analysis of the factors described above, including discussions with our management and its legal advisors. In considering the factors described above, individual members of the Board of Directors may have given different weights to different factors.

        After considering these factors, the Board of Directors concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors and declared the advisability of the Merger Agreement and the Merger and other Transactions based upon the totality of the information presented to and considered by it.

        THE BOARD OF DIRECTORS UNANIMOUSLY DECLARED THE MERGER AGREEMENT AND THE TRANSACTIONS TO BE ADVISABLE AND IN THE BEST INTERESTS OF THE PARTNERSHIP, OUR GENERAL PARTNER AND THE UNITHOLDERS, AUTHORIZED OUR GENERAL PARTNER TO CONSENT TO AND APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS, DIRECTED THE MERGER AGREEMENT BE SUBMITTED TO THE UNITHOLDERS FOR APPROVAL BY WRITTEN CONSENT WITHOUT A MEETING AND RECOMMENDED THAT THE UNITHOLDERS APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS.

Opinions of Our Financial Advisors

  Opinion of Morgan Stanley

        The Board of Directors retained Morgan Stanley as financial advisor to provide a financial opinion letter in connection with the Merger. The Board of Directors selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of the Partnership. At the meeting of the Board of Directors on May 27, 2014, Morgan Stanley rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions made, specified work performed, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the Public Merger Consideration pursuant to the Merger Agreement was fair from a financial point of view to the Public Unitholders.

        The full text of the written opinion of Morgan Stanley, dated May 27, 2014, is included as Annex C to this information statement and is incorporated by reference in its entirety into this information statement. The opinion sets forth, among other things, the assumptions made, specified work performed, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. You should read the opinion carefully and in its entirety. Morgan Stanley's opinion was directed to the Board of Directors and addresses only the fairness from a financial point of view of the Public Merger Consideration pursuant to the Merger Agreement to the Public Unitholders as of the date of the opinion. It does not address any other aspect of the Merger or other Transactions. In addition, Morgan Stanley's opinion did not in any manner address the prices at which the Common Units would trade at any time. The opinion does not constitute a recommendation to any Unitholder as to how to vote or to act on any matter with respect to the Merger or other Transactions. The summary of the opinion of Morgan Stanley set forth in this information statement is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of the Partnership, including publicly available research analysts' estimates for the Partnership;

  •
  reviewed certain internal financial statements and other financial and operating data concerning the Partnership;

  •
  reviewed certain financial projections prepared by our management;

  •
  discussed the past and current operations and financial condition and the prospects of the Partnership with senior executives of the Partnership;

  •
  reviewed the reported prices and trading activity for the Common Units;

  •
  compared the financial performance of the Partnership and the prices and trading activity of the Common Units with that of certain other publicly-traded companies comparable with the Partnership and their securities;

  •
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  reviewed the Merger Agreement; and

  •
  performed such other analyses, reviewed such other information (including third-party information regarding the supply and demand of propane and propylene) and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Partnership, and which formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best then currently available estimates and judgments of our management of the future financial performance of the Partnership. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any terms or conditions thereof. Morgan Stanley assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the proposed Transactions, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the Merger.

        In its opinion, Morgan Stanley noted that it is not a legal, tax or regulatory advisor, that it is a financial advisor only and that it relied upon, without independent verification, the assessment of the Partnership and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Partnership or our general partner, or any class of such persons, relative to the Public Merger Consideration to be received by the Public Unitholders in the Transactions. Morgan Stanley expressed no opinion as to the fairness of the Public Merger Consideration to any party other than the Public Unitholders or the fairness of the Public Merger Consideration relative to the consideration to be received by any other Unitholders, including the Sponsors and the Founding Unitholders. Morgan Stanley was advised that all of the economic terms relating to the Merger are as set forth in the Merger Agreement. In that regard, Morgan Stanley understood that the Sponsors and the Founding Unitholders are not receiving any other form of consideration or payment in connection with the Merger, other than the Sponsor Merger Consideration.

        Morgan Stanley does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, or the process undertaken by the Partnership to evaluate, negotiate and agree on the Transactions. Morgan Stanley's opinion does not address the relative merits of the Merger as compared to any alternative transaction, or other alternatives, or whether or not such alternatives (if any) could be achieved. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the Partnership, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

        Morgan Stanley was retained by the Board of Directors, and its role in connection with the Merger has been limited to providing a financial opinion letter to the Board of Directors in connection with the Merger. Under the terms of Morgan Stanley's engagement letter with the Partnership, Morgan Stanley's role prior to the execution of the Merger Agreement has not included advising on or negotiating the terms of the Merger Agreement. Furthermore, as requested by the Board of Directors, after the announcement of the Merger, Morgan Stanley will (i) act as financial advisor, and assist the Board of Directors, in evaluating any unsolicited proposal with respect to an alternative transaction and (ii) help the Board of Directors determine whether any unsolicited proposal constitutes a superior proposal.

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated May 27, 2014. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Considering any portion of such analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion.

  Historical Trading Range Analysis

        Morgan Stanley reviewed the historical trading range of the Common Units for the 52-week period ending May 23, 2014, which was the last trading day immediately preceding the date that Morgan Stanley gave its presentation to the Board of Directors. Morgan Stanley noted that, during such period, the range of lowest to highest intraday trading prices of the Common Units was $10.37 to $14.20 per Common Unit.

        Morgan Stanley also calculated the adjusted unit price of the Common Units for the 52-week period ending May 23, 2014, which was the last trading day immediately preceding the date that Morgan Stanley gave its presentation to the Board of Directors, by adjusting the price per Common Unit for distributions paid during the time period. Morgan Stanley noted that, during such period, the range of lowest to highest adjusted intraday prices of the Common Units was $9.70 to $13.83 per Common Unit.

        Morgan Stanley additionally reviewed the historical volume weighted average prices and adjusted prices and calculated the percentage premium of the Public Merger Consideration to those prices. The following table indicates the volume weighted average prices and adjusted prices and percentage premium of the Public Merger Consideration implied for 30-day, 60-day and 90-day time periods:

			Implied Premium of Public Merger Consideration
Measure	Price	Adjusted Price	Price	Adjusted Price
30-Day Volume Weighted Average Price	$13.12	$12.93	6.7%	8.3%
60-Day Volume Weighted Average Price	$12.93	$12.63	8.3%	10.8%
90-Day Volume Weighted Average Price	$12.65	$12.27	10.7%	14.1%

  Equity Research Price Targets

        Morgan Stanley reviewed and analyzed the public market trading price targets for the Common Units prepared and most recently published by equity research analysts as of May 23, 2014. These targets reflect each analyst's estimate of the 12-month forward public trading price of the Common Units. Morgan Stanley noted that such analyst price targets for the Common Units ranged from $12.00 to $17.00 per Common Unit. Morgan Stanley calculated the current unit price implied by the analysts' 12-month forward price targets for the Common Units by discounting the price targets by one year at a rate of 9.5%, based on Morgan Stanley's calculation of the Partnership's cost of equity. Morgan Stanley noted that the implied unit price of the equity research analysts on this basis ranged from $10.96 to $15.53 per Common Unit.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Common Units and these estimates are subject to uncertainties, including the future financial performance of the Partnership and future financial market conditions.

  Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis, which is designed to provide the implied value of the Partnership by calculating the present value of estimated future cash flows. Morgan Stanley calculated a range of implied unit prices for the Partnership, based on estimates of future cash flows contained in management estimates for the calendar years 2014 through 2018.

        Morgan Stanley first calculated the unlevered free cash flow of the Partnership for the period from July 1, 2014 to December 31, 2017. Morgan Stanley calculated a terminal value for the Partnership by applying a range of aggregate value to next-twelve-month EBITDA multiples of 6.5x to 8.5x to the management estimate of 2018 EBITDA. Morgan Stanley discounted the unlevered free cash flows and terminal value to a present value as of June 30, 2014 using a range of discount rates from 8.0 to 10.0%, which range was selected by Morgan Stanley based on Morgan Stanley's estimate of the Partnership's weighted average cost of capital.

        Based on the calculations described above, this analysis indicated a range of implied unit prices from $8.96 to $11.85 per Common Unit.

  Distribution Discount Model Analysis

        Morgan Stanley performed a discounted distribution model analysis, which is designed to provide the implied value of a Common Unit by calculating the present value of the estimated distributions to Unitholders. Morgan Stanley calculated a range of implied unit prices for the Partnership, based on estimates of distributions per Common Unit contained in management estimates for the calendar years 2014 through 2018.

        Morgan Stanley noted the estimated distributions per Common Unit for the period from July 1, 2014 to December 31, 2017. Morgan Stanley calculated a terminal value for a Common Unit by applying a range of forward yields of 11.0% to 13.0% to the management estimate of the 2018 distribution per Common Unit. The distributions and the terminal value were then discounted to present values as of June 30, 2014 using a range of discount rates from 8.5% to 10.5%, based on Morgan Stanley's estimate of the Partnership's then current cost of equity. Based on management estimates of Partnership distributions per Common Unit, this analysis indicated a range of implied prices from $9.86 to $11.51 per Common Unit.

  Replacement Cost Analysis

        Morgan Stanley reviewed with our management the estimated cost of replacing the Partnership's plant, which was estimated by management to be in the range of $1.2 billion to $1.3 billion. Morgan Stanley used this estimate of replacement value to estimate implied Common Unit prices. This analysis resulted in implied prices ranging from $5.97 to $6.68 per Common Unit.

  Comparable Trading Analysis

        Morgan Stanley performed a comparable trading analysis, which is designed to provide an implied value of the Partnership by comparing it to similar partnerships and corporations that are publicly traded. In performing this analysis, Morgan Stanley reviewed and compared certain financial information of the Partnership with publicly available information for selected (i) variable pay master limited partnerships ("Master LPs") with publicly traded equity securities and (ii) chemical companies ("Chemical Companies") with publicly traded equity securities.

        The selected entities were chosen because they are companies with publicly traded equity securities and were deemed to be similar to the Partnership, in one or more respects including the nature of their business, corporate structure, cash flow profile, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to choose the selected entities and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a significantly larger or smaller partnership or corporation with substantially similar lines of businesses and business focus may have been included while a similarly sized partnership or corporation with less similar lines of business and greater diversification may have been excluded. Morgan Stanley identified and included a sufficient number of partnerships and corporations for the purposes of its analysis but may not have included all partnerships and corporations that might be deemed comparable to the Partnership.

        The Master LPs with publicly traded equity securities selected for the comparable trading analysis were:

  •
  CVR Refining, LP

  •
  Northern Tier Energy LP

  •
  Alon USA Partners, LP

  •
  CVR Partners, LP

  •
  Rentech Nitrogen Partners, L.P.

  •
  OCI Partners LP

        The Chemical Companies with publicly traded equity securities selected for the comparable trading analysis were:

  •
  LyondellBasell Industries NV

  •
  Braskem S.A.

  •
  Westlake Chemical Corporation (effects of its recently announced subsidiary IPO were excluded for purposes of the analysis)

  •
  Methanex Corporation

        The financial data reviewed included:

  •
  yield (defined as the ratio of distributions per unit based on Wall Street research estimates for calendar years 2014 and 2015 to current price) with respect to the Master LPs only; and

  •
  the ratio of aggregate value to EBITDA for calendar years 2014 and 2015.

        The comparable trading analysis indicated the following low, high and median values for the selected Master LPs and the Chemical Companies for the calendar years 2014 and 2015:

	CY 2014 Yield			CY 2015 Yield
	Low	High	Median	Low	High	Median
Description
Selected Master LPs	8.7%	15.3%	11.8%	7.8%	14.1%	12.2%

	CY 2014 AV / EBITDA			CY 2015 AV / EBITDA
	Low	High	Median	Low	High	Median
Description
Selected Master LPs	4.9x	10.6x	7.6x	5.2x	12.1x	6.8x
Selected Chemical Companies	5.5x	7.9x	7.5x	5.2x	7.4x	6.8x

  Master LPs

        The financial data for the Partnership used in the analysis was based on (i) management forecasts ("Management Forecasts") and (ii) estimates from equity research analysts ("Consensus Estimates").

        Morgan Stanley applied ranges of multiples and yields based on the comparable data for the Master LPs to corresponding financial data for the Partnership, based on Management Forecasts and Consensus Estimates data for the Partnership, to calculate an implied unit price range.

        Calendar Year 2014.    Morgan Stanley applied multiples ranging from 6.5x to 8.5x, based on the ratio of aggregate value to calendar year 2014 EBITDA of the comparable Master LPs, to the corresponding calendar year 2014 EBITDA for the Partnership to calculate an implied unit price range for the Partnership. Based on Management Forecasts, this analysis indicated an implied unit price range of $10.28 to $14.24 per Common Unit. Based on Consensus Estimates data, this analysis indicated an implied price range of $9.91 to $13.76 per Common Unit.

        Morgan Stanley applied yield rates ranging from 11.0% to 13.0%, based on the calendar year 2014 yields of comparable Master LPs, to the corresponding calendar year 2014 distribution per Common Unit for the Partnership to calculate an implied unit price range for the Partnership. Based on Management Forecasts, this analysis indicated an implied unit price range of $11.85 to $14.00 per Common Unit. Based on Consensus Estimates data, this analysis indicated an implied price range of $11.00 to $13.00 per Common Unit.

        Calendar Year 2015.    Morgan Stanley applied multiples ranging from 6.0x to 8.0x ,based on the ratio of aggregate value to calendar year 2015 EBITDA of the comparable Master LPs, to the corresponding calendar year 2015 EBITDA for the Partnership to calculate an implied unit price range for the Partnership. Based on Management Forecasts, this analysis indicated an implied unit price range of $9.60 to $13.67 per Common Unit. Based on Consensus Estimates, this analysis indicated an implied price range of $9.28 to $13.24 per Common Unit.

        Morgan Stanley applied yield rates ranging from 11.0% to 13.0%, based on the calendar year 2015 yields of comparable Master LPs, to the corresponding calendar year 2015 distribution per Common Unit for the Partnership to calculate an implied unit price range for the Partnership. Based on Management Forecasts, this analysis indicated an implied unit price range of $11.92 to $14.09 per Common Unit. Based on Consensus Estimates, this analysis indicated an implied price range of $11.00 to $13.00 per Common Unit.

  Chemical Companies

        Morgan Stanley applied multiple ranges based on the comparable Chemical Companies data to corresponding financial data for the Partnership, based on Management Forecasts and Consensus Estimates for MLP, to calculate an implied unit price range.

        Calendar Year 2014.    Morgan Stanley applied multiples ranging from 7.0x to 8.0x, based on the ratio of aggregate value to calendar year 2014 EBITDA of the comparable Chemical Companies, to the corresponding calendar year 2014 EBITDA for the Partnership to calculate an implied price range for the Partnership. Based on Management Forecasts, this analysis indicated an implied unit price range of $11.27 to $13.25 per Common Unit. Based on Consensus Estimates, this analysis indicated an implied price range of $10.87 to $12.80 per Common Unit.

        Calendar Year 2015.    Morgan Stanley applied multiples ranging from 6.0x to 7.0x based on the ratio of aggregate value to calendar year 2015 EBITDA of the comparable Chemical Companies to the corresponding calendar year 2015 EBITDA for the Partnership to calculate an implied unit price range for the Partnership. Based on Management Forecasts, this analysis indicated an implied price range of $9.60 to $11.63 per Common Unit. Based on Consensus Estimates, this analysis indicated an implied price range of $9.28 to $11.26 per Common Unit.

        No company utilized in the comparable trading analysis is identical to the Partnership. In evaluating the comparable partnerships and corporations, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of the Partnership, such as the impact of competition on the business of the Partnership or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Partnership or the industry or in the financial markets in general, which could affect the public trading value of the partnerships or corporations. Mathematical analysis (such as determining the median, high or low) is not a meaningful method of using comparable partnership and corporation data.

  Precedent Transactions Analysis

        Morgan Stanley calculated implied unit price ranges by applying various multiples of transaction value based on the purchase prices and premiums paid in selected publicly announced merger transactions that it deemed relevant to financial data for the Partnership.

  Selected MLP Transactions

        Morgan Stanley calculated implied unit price ranges by applying a range of purchase price premiums based on the purchase prices and exchange ratios in selected publicly announced merger transactions where the target company was a master limited partnership that it deemed relevant (the "Selected MLP Transactions") to the financial data for the Partnership.

        The selected merger transactions were chosen because the mergers were deemed to be similar to the Merger in one or more respects, including the nature of their business, corporate structure, cash flow profile, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to choose the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. Morgan Stanley identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the proposed Transactions. The selected merger transactions were:

  •
  GulfTerra Energy Partners, L.P./Enterprise Products Partners L.P.

  •
  Kaneb Pipe Line Partners L.P./Valero L.P.

  •
  Pacific Energy Partners, L.P./Plains All American Pipeline, L.P.

  •
  TEPPCO Partners, L.P./Enterprise Products Partners L.P.

  •
  Inergy Midstream, L.P./Crestwood Midstream Partners L.P.

        Morgan Stanley calculated the premium to historical trading relationship in the Selected MLP Transactions based on the offered exchange ratio and consideration (as applicable) relative to the unaffected trading exchange ratio or unit price for each respective transaction one-day prior to the announcement of the transaction and on May 23, 2014 with respect to the Merger. This analysis indicated the following:

	Low	High	Median	Mean
Premium to Relative Trading One Day Prior	2.2%	21.2%	14.5%	13.7%

        Morgan Stanley applied the premium of each of the Selected MLP Transaction analysis to the Common Unit price as of May 23, 2014 to calculate implied unit prices. The implied prices ranged from $13.24 to $15.70 per Common Unit based on premiums to one day prior relative trading with respect to the Selected MLP Transactions.

  Selected Chemical Industry Transactions

        In addition, Morgan Stanley calculated multiples based on the ratio of aggregate value to EBITDA of certain other selected publicly announced merger transactions in the petrochemical and commodity chemicals industries that it deemed relevant (the "Selected Chemical Industry Transactions").

        The selected merger transactions were chosen because the mergers were deemed to be similar to the Merger in one or more respects, including the nature of their business, size, diversification, financial performance and geographic concentration. No specific numeric or other similar criteria were used to choose the selected transactions and all criteria were evaluated in their entirety without application of definitive qualifications or limitations to individual criteria. As a result, a transaction involving the acquisition of a significantly larger or smaller company with substantially similar lines of businesses and business focus may have been included while a transaction involving the acquisition of a similarly sized company with less similar lines of business and greater diversification may have been excluded. Morgan Stanley identified a sufficient number of transactions for purposes of its analysis, but may not have included all transactions that might be deemed comparable to the proposed Transactions. The selected merger transactions were:

  •
  Basell BV/Access Industries Inc.

  •
  Borealis/IPIC and OMV

  •
  Innovene Inc./Ineos Group

  •
  Lyondell Chemical/Basell (Access Industries)

  •
  NOVA Chemicals Corp./International Petroleum Investment Company (IPIC)

  •
  Sunoco Chemicals Inc./Braskem SA

  •
  Dow Chemical's Polypropylene Business/Braskem SA

  •
  Old World Industries/Indorama Ventures PCL

  •
  PPG Commodity Chemicals business/Georgia Gulf Corporation

  •
  TPC Group/First Reserve / SK

        For the Selected Chemical Industry Transactions, Morgan Stanley calculated multiples based on the ratio of aggregate value to EBITDA. The financial data reviewed included the ratio of aggregate value (calculated as of one day prior to the announcement for the selected transactions) to last twelve month ("LTM") EBITDA (calculated as EBITDA for the four most recent report fiscal quarters prior to the selected transaction announcement). The analysis indicated the following low, high and median values for the Selected Chemical Industry Transactions:

AV / LTM EBITDA
Description	Low	High	Median
Selected Chemical Industry Transactions	5.0x	7.5x	5.4x

        Due to the business variability of the Partnership, Morgan Stanley considered there to be two corresponding metrics to the multiples of aggregate value to EBITDA for the selected precedent transactions: LTM EBITDA (calculated as EBITDA for the four most recently reported fiscal quarters prior to the transaction announcement) and Annualized Q1 2014 EBITDA (calculated as four times the reported EBITDA for the Partnership for the quarter ended March 31, 2014, the most recent reported fiscal quarter prior to the announcement of the Merger).

        Based on the analysis of precedent transactions and its professional judgment, Morgan Stanley selected a reference range of Aggregate Value to EBITDA of 5.0x to 7.0x. Using LTM EBITDA, this analysis indicated an implied price range of $4.67 to $7.58 per Common Unit. Using Annualized Q1 2014 EBITDA, this analysis indicated an implied price range of $7.04 to $10.90 per Common Unit.

        The table below reflects the results of this analysis:

Description	Low Implied Unit Price	High Implied Unit Price
Aggregate Value to EBITDA for LTM EBITDA	$4.67	$7.58
Aggregate Value to EBITDA for Annualized Q1 EBITDA	$7.04	$10.90

        No company or transaction utilized in the precedent transactions analysis is identical to the Partnership, Parent, or the Merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of the Partnership, such as the impact of competition on the business of the Partnership or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Partnership or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

  General

        In connection with the review of the Merger by the Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses and reviewed such underlying data as Morgan Stanley deemed relevant for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Furthermore, Morgan Stanley believes that the summary provided and the analyses described above must be considered as a whole and that selecting any portion of the analyses, without considering all of the analyses as a whole, would create an incomplete view of the process underlying Morgan Stanley's analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Morgan Stanley with respect to the actual value of the Partnership. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of the Partnership. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness of the Public Merger Consideration pursuant to the Merger Agreement from a financial point of view to the Public Unitholders as of the date of and in connection with the delivery of its opinion to the Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which the Common Units might actually trade.

        Morgan Stanley's opinion and its presentation to the Board of Directors was one of many factors taken into consideration by the Board of Directors in deciding to approve and recommend that the Board of Directors authorize the execution of the Merger Agreement and the related documents and the Transactions. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board of Directors with respect to the Public Merger Consideration or of whether the Board of Directors would have been willing to agree to a different amount. Morgan Stanley did not recommend any specific merger consideration to the Board of Directors or that any specific merger consideration constituted the only appropriate merger consideration for the Merger.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

        Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Partnership, Parent or any other company, or any currency or commodity, that may be involved in the Transactions, or any related derivative instrument. In the two years prior to the date of Morgan Stanley's opinion, Morgan Stanley provided financial advisory and financing services for the Partnership, Lindsay Goldberg and its affiliates and Parent and its affiliates and has received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Partnership, Lindsay Goldberg or its affiliates or Parent or its affiliates in the future and expects to receive fees for the rendering of these services.

        Under the terms of its engagement letter with the Board of Directors, Morgan Stanley provided the Board of Directors a financial opinion letter in connection with the Merger. Under the Engagement Letter, Morgan Stanley will be paid a fee of $2.0 million for rendering the financial opinion, and Morgan Stanley will be paid an additional fee of $5.5 million contingent on completion of the Merger. The Partnership has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, the Partnership has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement. Since 2011, Morgan Stanley has provided financial advisory and other services to the Partnership, Lindsay Goldberg and its affiliates and Parent and its affiliates, which has resulted in Morgan Stanley receiving in excess of $25.0 million in compensation from the Partnership, in excess of $10.0 million in compensation from Lindsay Goldberg and its affiliates and approximately $9.0 million in compensation from Parent and its affiliates.

  Opinion of Evercore

        On May 27, 2014, Evercore delivered its oral opinion to the Board of Directors, which opinion was subsequently confirmed by delivery of a written opinion dated May 27, 2014, to the effect that, as of such date and based upon and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the Public Merger Consideration was fair, from a financial point of view, to the Public Unitholders.

        The full text of the written opinion of Evercore, dated May 27, 2014, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is included as Annex D to this information statement. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided solely for the information and benefit of, the Board of Directors (in its capacity as such), in connection with its evaluation of the Merger and addresses only the fairness, from a financial point of view, of the Public Merger Consideration to the Public Unitholders. The opinion did not address any other aspect of the Merger and does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how to act in respect of the Merger. Evercore's opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Merger. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex D to this information statement.

        In connection with rendering its opinion, Evercore, among other things:

  •
  reviewed certain publicly-available financial and operating data relating to the Partnership;

  •
  reviewed publicly-available research analyst estimates for the Partnership's future financial performance on a standalone basis;

  •
  reviewed certain non-public projected financial and operating data relating to the Partnership prepared and furnished to Evercore by management of the Partnership;

  •
  discussed the past and current operations, financial projections and current financial condition of the Partnership with management of the Partnership (including management's views of the risks and uncertainties of achieving such projections);

  •
  reviewed the dynamics of the market in which the Partnership participates (including third-party information regarding the supply and demand of propane and propylene) with management of the Partnership;

  •
  reviewed the reported prices and the historical trading activity of the Common Units;

  •
  compared the financial performance of the Partnership and certain of its market trading metrics with those of certain other publicly-traded entities that it deemed relevant;

  •
  reviewed a draft of the Merger Agreement, dated May 26, 2014; and

  •
  performed such other analyses and examinations and considered such other factors that it deemed appropriate.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. With respect to the projected financial and operating data relating to the Partnership, Evercore assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Partnership as to the future financial performance of the Partnership under the assumptions stated therein. Evercore expressed no view as to the projected financial and operating data relating to the Partnership or any judgments, estimates or assumptions on which they are based. Evercore relied, at the Partnership's direction, without independent verification, upon the assessments of the management of the Partnership as to the future financial and operating performance of the Partnership.

        For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement (in the draft form reviewed by Evercore) are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership or the consummation of the Merger or materially reduce the benefits of the Merger to the Public Unitholders. Evercore has assumed the final versions of all documents reviewed by Evercore in draft form conform in all material respects to the drafts reviewed by Evercore.

        Evercore did not make, nor did it assume any responsibility for making, any independent valuation or appraisal of the assets or liabilities of the Partnership, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of the Partnership under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion was necessarily based upon information made available to Evercore as of the date of the opinion and financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated on the date of the opinion. It is understood that subsequent developments may affect Evercore's opinion and that Evercore does not have any obligation to update, revise or reaffirm the opinion.

        Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness of the Public Merger Consideration, from a financial point of view, as of the date of its opinion, to the Public Unitholders. Evercore did not express any view on, and its opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, the Principal Unitholders or the holders of any other securities, or any creditors or other constituencies, of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or any of the other parties to the Merger Agreement, or any class of such persons, whether relative to the Public Merger Consideration or otherwise. Evercore assumed that any modification to the structure of the Merger would not vary in any respect material to its analysis. Evercore's opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor did it address the underlying business decision of the Partnership to engage in the Merger. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Common Units or any business combination or other extraordinary transaction involving the Partnership. Evercore's opinion letter, and Evercore's opinion, did not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how to vote or act in respect of the Merger. Evercore expressed no opinion as to the price at which the Common Units will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by the management of the Partnership and their advisors with respect to legal, regulatory, accounting and tax matters.

        Except as described above, the Board of Directors imposed no other restrictions or limitations on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore's opinion was only one of many factors considered by the Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors with respect to the Merger or the Merger Consideration. Set forth below is a summary of the material financial analyses reviewed by Evercore on May 27, 2014 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before May 27, 2014, and is not necessarily indicative of current market conditions.

  Analysis of the Partnership

        The acquisition of each outstanding Common Unit owned by the Public Unitholders as proposed in the Merger Agreement provides for the conversion of each outstanding Common Unit owned by the Public Unitholders into the right to receive $14.00 in cash.

        Evercore performed a series of analyses to derive an indicative valuation range for the Common Units and compared each one of the resulting implied value ranges per Common Unit to the Public Merger Consideration.

  Discounted Cash Flow Analysis

        Evercore performed a discounted cash flow analysis of the Partnership to derive an implied per unit value range for the Common Units based on the present value of (i) the projected cash flows of the Partnership and (ii) the projected standalone distributions to be received by the Unitholders, utilizing the projected financial information provided by the management of the Partnership and described in "—Certain Unaudited Projected Financial Information Concerning the Partnership" below.

        With respect to projected cash flows of the Partnership, Evercore calculated the implied per unit value range for the Common Units by utilizing a range of discount rates with a mid-point equal to the Partnership's weighted average cost of capital, as estimated by Evercore based on the capital asset pricing model ("CAPM"), the projected unlevered free cash flows for the six months ended December 31, 2014 and the calendar years 2015 through 2018, and terminal values as of December 31, 2018, based on a range of EBITDA exit multiples as well as perpetuity growth rates. With respect to projected cash flows, Evercore assumed a range of discount rates of 9.5% to 10.5%, a range of EBITDA multiples of 6.5x to 8.5x and a range of perpetuity growth rates of 0.5% to 1.5%. This analysis indicated a value of $8.96 to $11.64 per Common Unit.

        Evercore performed a similar discounted cash flow analysis utilizing an upside sensitivity to the Partnership projections that assumed the maximum contracted production volume under the Partnership's current contracts. This analysis indicated a value of $9.29 to $12.03 per Common Unit.

        Evercore performed a similar discounted cash flow analysis utilizing a downside sensitivity to the Partnership projections that assumed the minimum contracted production volume under the Partnership's current contracts. This analysis indicated a value of $5.04 to $6.86 per Common Unit.

        With respect to projected distributions, Evercore calculated the implied per unit value range for the Common Units by utilizing a range of discount rates with mid-points equal to the Partnership's equity cost of capital, as estimated by Evercore based on CAPM, the Partnership's projected distribution per Common Unit for the six months ended December 31, 2014 and the calendar years 2014 through 2018, and terminal values as of December 31, 2018, based on a range of terminal exit yields. Evercore applied terminal exit yields of 12.0% to 14.0% and equity discount rates of 10.5% to 11.5%. This analysis indicated a value of $9.41 to $10.53 per Common Unit.

  Precedent M&A Transaction Analysis

        Evercore reviewed and compared implied data for selected transactions which occurred since February 2010 involving target companies with assets that Evercore deemed to have certain characteristics that are similar to those of the Partnership's assets, although Evercore noted that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the Merger. Multiples for the selected transactions were based on publicly-available information.

  Selected Transactions

Date Announced	Acquiror(s)	Target
01/20/14	Tokai Carbon Co., Ltd.	Cancarb Limited
10/26/12	Jindal Poly Films Ltd	ExxonMobil Chemical Co—Biaxially Oriented Polypropylene
10/22/12	Rain Industries Limited	RUTGERS Belgium NV
08/27/12	First Reserve and SK Capital	TPC Group Inc
07/19/12	LarrainVial	Repsol Butano Chile
06/14/12	Sinochem International Pte Ltd	Jiangsu Sinorgchem Technology
02/07/12	Indorama Ventures PCL	Old World Industries I Ltd
07/27/11	Braskem SA	Dow Chemical—Polypropylene Assets
04/16/11	Rhone Capital	Evonik-Carbon Black Business
02/28/11	Olin Corp	Sunbelt Chlor Alkali
01/31/11	Aditya Birla Mgmt Corp Pvt	Columbian Chemicals Acq LLC
02/01/10	Braskem SA	Sunoco Chemicals Inc—Polypropylene Assets

        The maximum, minimum, mean and median transaction value to EBITDA multiples were 7.6x, 5.0x, 6.7x and 6.9x, respectively. Evercore reviewed the historical EBITDA multiples paid in the selected transactions and derived a range of relevant implied multiples of enterprise value ("EV") to EBITDA of 6.0x to 8.0x. Evercore applied these ranges of selected multiples to the Partnerships 2013 actual and 2014 estimated EBITDA provided by the management of the Partnership and described in "—Certain Unaudited Projected Financial Information Concerning the Partnership" below. For 2014, Evercore then applied a discount rate of 10.0% to the resulting value and further applied a discount rate of 10.0% to growth capital expenditures through the end of 2014, respectively. This analysis indicated equity value ranges for the Partnership of $8.58 to $12.76 per Common Unit.

  Peer Group Trading Analysis

        In order to assess how the public market values equity shares and units of similar publicly-traded Commodity Chemical Corporations ("C-Corp Chemicals") and variable rate master limited partnerships ("Variable Rate MLPs"), Evercore reviewed and compared specific financial and operating data relating to the Partnership to that of a group of selected C-Corp Chemicals and Variable Rate MLPs that Evercore deemed to have certain characteristics that are similar to those of the Partnership. Evercore noted, however, that none of the selected publicly-traded C-Corp Chemicals or Variable Rate MLPs are identical or directly comparable to the Partnership as a whole.

        As part of its analysis, Evercore calculated and analyzed (i) the ratios of EV to estimated 2014 and 2015 EBITDA for the selected C-Corp Chemicals and Variable Rate MLPs, (ii) the ratios of EV to estimated 2014 and 2015 EBITDA for the Partnership, (iii) the estimated 2014 distribution yield for the selected Variable Rate MLPs and (iv) the estimated 2014 distribution yield for the Partnership. Evercore calculated all multiples and yields based on closing share and unit prices, as applicable, as of May 23, 2014 for each respective C-Corp Chemical and Variable Rate MLP.

        The C-Corp Chemicals that Evercore deemed to have certain characteristics similar to those of the Partnership were the following:

  •
  Axiall Corporation

  •
  Braskem S.A.

  •
  LyondellBasell Industries NV

  •
  Methanex Corporation

  •
  Olin Corp.

  •
  Westlake Chemical Corporation

        The Variable Rate MLPs that Evercore deemed to have certain characteristics similar to those of the Partnership were the following:

  •
  Alon USA Partners, LP

  •
  CVR Partners, LP

  •
  CVR Refining, LP

  •
  Emerge Energy Services LP

  •
  Northern Tier Energy LP

  •
  OCI Partners LP

  •
  Rentech Nitrogen Partners, L.P.

  •
  Terra Nitrogen Company, L.P.

        The financial and operating data for the selected entities were based on publicly-available filings and financial projections provided by Wall Street equity research. The Partnership's projected financial metrics for 2014 and 2015 and related financial forecasts were provided by the management of the Partnership. The multiples of EV to EBITDA for the selected C-Corp Chemicals ranged from 6.5x to 8.0x for 2014 and from 6.1x to 7.5x for 2015. The multiples of EV to EBITDA for the selected Variable Rate MLPs ranged from 5.0x to 18.8x for 2014 and from 5.2x to 13.3x for 2015. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics of the C-Corp Chemicals and Variable Rate MLPs, in respect of the Partnership, Evercore deemed a range of 7.0x to 8.5x for 2014 and 6.0x to 8.0x for 2015 to be relevant. The projected distribution yields for the selected Variable Rate MLPs ranged from 5.4% to 15.1% for 2014. Based on the resulting range of distribution yields and due to certain other considerations related to the specific characteristics of the selected Variable Rate MLPs, in respect of the Partnership, Evercore deemed a range of 10.0% to 11.0% for 2014 to be relevant.

        Evercore then applied the relevant range of selected multiples to the corresponding financial data of the Partnership. This analysis indicated per Common Unit equity value ranges of $9.60 to $15.50 per Common Unit, as compared to the Public Merger Consideration of $14.00 per outstanding Common Unit owned by the Public Unitholders.

  Premiums Paid Analysis

        Evercore reviewed the premiums offered or paid in 12 all cash industrials transactions since December 13, 2010 and 10 MLP unit-for-unit transactions since October 18, 1997 relative to the target share/unit prices one-day, five-day and 30-days prior to announcement as well as the target's 52-week high as of the date of the announcement. Evercore then applied the median of the relevant range of premiums to the relevant closing unit prices of the Partnership, which indicated a median implied transaction value range of $14.31 to $16.76 per Common Unit, as compared to the Public Merger Consideration of $14.00 per outstanding Common Unit owned by the Public Unitholders. There are no master limited partnership transactions that are exactly comparable to the Potential Transaction, partially due to the fact that none of the precedent master limited partnership transactions was an all cash transaction. The date, target, acquiror, and premiums for each of these 22 transactions is set forth below:

  Industrials Transactions

			Premium
Date Announced	Target	Acquiror(s)	1-Day	5-Day	30-Day	52-Week High
09/05/13	Kaydon Corp	AB SKF	22.0%	21.6%	20.3%	18.3%
08/19/13	Edwards Group Ltd	Atlas Copco AB	24.1%	26.8%	23.0%	19.3%
07/16/13	SHFL entertainment Inc	Bally Technologies Inc	24.3%	30.6%	27.6%	24.3%
01/31/13	WMS Industries Inc	Scientific Games Corp	58.8%	51.3%	43.1%	4.8%
12/18/12	Greenbrier Cos Inc	American Railcar Inds Inc	16.0%	12.5%	26.0%	(16.0)%
11/26/12	Dockwise Ltd	Boskalis Holding BV	75.2%	72.6%	48.4%	11.0%
08/09/12	Robbins & Myers Inc	National Oilwell Varco Inc	28.2%	35.0%	44.0%	12.6%
07/23/12	RailAmerica Inc	Genesee & Wyoming Inc	10.8%	10.9%	21.5%	5.0%
05/29/12	Interline Brands Inc	Isabelle Acquisition Sub Inc	42.1%	41.6%	22.2%	13.3%
05/02/11	Demag Cranes AG	Terex Industrial Holding AG	52.0%	60.8%	77.2%	55.1%
01/31/11	Siemens Ltd	Siemens AG	27.8%	28.2%	12.2%	5.5%
12/13/10	Dionex Corp	Thermo Fisher Scientific Inc	20.7%	25.0%	30.4%	20.7%
Median			26.1%	29.4%	26.8%	13.0%
Mean			33.5%	34.7%	33.0%	14.5%
Max			75.2%	72.6%	77.2%	55.1%
Min			10.8%	10.9%	12.2%	(16.0)%

  MLP Transactions

			Premium
Date Announced	Target	Acquiror(s)	1-Day	5-Day	30-Day	52-Week High
10/22/13	PAA Natural Gas Storage LP	Plains All American Pipeline, L.P.	8.5%	8.7%	7.2%	0.8%
10/10/13	PVR Partners, L.P.	Regency Energy Partners LP	25.6%	25.2%	23.7%	(2.0)%
05/06/13	Crestwood Midstream Partners LP	Inergy Midstream, L.P.	4.6%	1.7%	8.1%	0.9%
01/29/13	Copano Energy, L.L.C.	Kinder Morgan Energy Partners, L.P.	21.8%	21.7%	36.7%	6.1%
02/23/11	Duncan Energy Partners L.P.	Enterprise Products Partners L.P.	27.9%	27.7%	27.4%	2.3%
06/09/09	TEPPCO Partners LP	Enterprise Products Partners L.P.	7.1%	4.3%	8.9%	(13.5)%
06/12/06	Pacific Energy Partners, L.P.	Plains All American Pipeline, L.P.	10.6%	10.2%	14.4%	(0.5)%
11/01/04	Kaneb Pipeline Partners, L.P.	Valero L.P.	21.2%	17.6%	18.6%	4.2%
12/15/03	GulfTerra Energy Partners, L.P.	Enterprise Products Partners L.P.	2.2%	3.7%	2.1%	(2.0)%
10/18/97	Santa Fe Pacific Pipeline Partners LP	Kinder Morgan Energy Partners, L.P.	31.8%	33.2%	40.3%	5.3%
Median			15.9%	13.9%	16.5%	0.8%
Mean			16.1%	15.4%	18.7%	0.1%
Max			31.8%	33.2%	40.3%	6.1%
Min			2.2%	1.7%	2.1%	(13.5)%

  Wall Street Research Price Targets

        Evercore analyzed Wall Street equity research analyst estimates of the potential future value (commonly referred to as price targets) of the Common Units based on publicly-available equity research published on the Partnership. These targets reflect each analyst's estimate of the future public market trading price of the Common Units and are not discounted to reflect present values. Evercore noted that the range of undiscounted equity analyst price targets of the Common Units published from April 11, 2014, to May 1, 2014, ranged from $12.00 to $17.00 per Common Unit. The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the Common Units and these estimates are subject to uncertainties, including the future financial performance of the Partnership and future market conditions.

  General

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the Merger by the Board of Directors, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore's view of the value of the Partnership. No entity used in the above analyses as a comparison is directly comparable to the Partnership, and no precedent transaction used is directly comparable to the Merger. Further, Evercore's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the entities, or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Partnership.

        Evercore prepared these analyses for the purpose of providing an opinion to the Board of Directors as to the fairness of the Public Merger Consideration, from a financial point of view, as of the date of Evercore's opinion, to the Public Unitholders. These analyses do not purport to be appraisals or necessarily to reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore's analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The aggregate Merger Consideration to be received by the Public Unitholders was determined through arm's length negotiations between the Partnership and Parent and was approved by the Board of Directors. Evercore did not recommend any specific consideration to the Board of Directors or that any given consideration constituted the only appropriate consideration.

        The Partnership has agreed to pay to Evercore an initial fee of $150,000, which became payable upon Evercore's engagement by the Board of Directors, an additional fee of $1,350,000, which became payable upon delivery of Evercore's opinion to the Board of Directors. The Partnership has also agreed to reimburse Evercore for its reasonable out-of-pocket third-party expenses incurred in connection with its engagement and has agreed to indemnify Evercore and its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of or in connection with Evercore's engagement.

        Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products relating to the Partnership, Lindsay Goldberg and its affiliates and Parent and its affiliates, for Evercore's own account and for the accounts of Evercore's customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        During the two-year period prior to the date of the opinion, no material relationship existed between Evercore and its affiliates and the Partnership, Lindsay Goldberg and its affiliates or Parent and its affiliates and no compensation was received by Evercore or its affiliates from the Partnership, Lindsay Goldberg and its affiliates or Parent and its affiliates. Evercore may provide financial or other services to Parent, Lindsay Goldberg or its affiliates or Parent or its affiliates in the future and in connection with any such services it may receive compensation.

        The Board of Directors engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Certain Unaudited Projected Financial Information Concerning the Partnership

        The Partnership does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the Board of Directors' review of strategic alternatives, our management prepared unaudited projected financial information on a stand-alone, pre-merger basis. The Partnership is providing the unaudited projected financial information in this information statement to provide the Unitholders access to certain non-public unaudited projected financial information that was made available to the Board of Directors' financial advisors in connection with the Merger. The unaudited projected financial information was not prepared with a view toward public disclosure, and the inclusion of this information should not be regarded as an indication that the Partnership or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Neither the Partnership nor any of its affiliates assumes any responsibility for the accuracy of this information. Readers of this information statement are cautioned not to place undue reliance on the unaudited projected financial information. No one has made or makes any representation to any Unitholder regarding the information included in the unaudited projected financial information or the ultimate performance of the Partnership compared to the information included in the unaudited projected financial information.

        The unaudited projected financial information was not prepared with a view toward complying with generally accepted accounting principles ("GAAP"), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of projected financial information. Certain of the unaudited projected financial information presents financial metrics that were not prepared in accordance with GAAP. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The Partnership has not prepared, and neither the Board of Directors nor its financial advisors have considered, a reconciliation of these non-GAAP financial measures to applicable GAAP financial measures.

        There can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized. Neither the Partnership's independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited projected financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for the unaudited projected financial information and disclaim any association with, the projected financial information. Furthermore, the unaudited projected financial information does not take into account any circumstance or event occurring after the date it was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of the Partnership's business, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

        While presented with numeric specificity, the unaudited projected financial information reflects numerous estimates and assumptions made by our management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to the Partnership's business, all of which are difficult to predict and many of which are beyond the Partnership's control. As a result, the unaudited projected financial information reflects numerous assumptions and estimates as to future events and there can be no assurance that these assumptions will accurately reflect future conditions, that the unaudited projected financial information will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited projected financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

        The following table presents a summary of the unaudited projected financial information of the Partnership:

	Projected
	Fiscal Year Ended
	2014E	2015E	2016E	2017E	2018E
	($ in thousands)
Sales	$860,921	$847,249	$805,228	$824,766	$823,565
Cost of Sales	612,946	577,562	617,380	613,657	629,683

Gross Profit	247,976	269,687	187,848	211,109	193,882
Selling General and Administrative	21,052	21,473	21,903	22,341	22,788

Operating Income	226,924	248,214	165,945	188,769	171,094
Interest Expense, Net	(25,739)	(26,915)	(27,396)	(26,915)	(26,468)

Income before income tax expense	201,184	221,299	138,549	161,854	144,626
Income tax expense	(2,539)	(2,697)	(1,878)	(2,111)	(1,939)

Net Income	$198,645	$218,602	$136,670	$159,743	$142,687
Depreciation, amortization and accretion	45,925	31,927	33,427	33,694	33,960
Interest Expense	25,770	26,915	27,396	26,915	26,468
Equity-based compensation expense	4,535	4,625	4,718	4,812	4,909
Income tax expense	2,539	2,697	1,878	2,111	1,939

Adjusted EBITDA	$277,413	$284,766	$204,090	$227,275	$209,963

        The unaudited projected financial information includes forward-looking statements and is based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Partnership, including the factors described under "Cautionary Note Regarding Forward-Looking Statements" and other risk factors as disclosed in the Partnership's filings with the SEC that could cause actual results to differ materially from those shown below. The Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 are included as Annex E and Annex F, respectively, to this information statement. Unitholders are urged to review the reports for a description of risk factors with respect to the Partnership's business and for a description of the Partnership's reported results of operations, financial condition and capital resources. See also "Where You Can Find More Information." The unaudited projected financial information does not take into account any of the Transactions, including the Merger.

        For the foregoing reasons, as well as the bases and assumptions on which the unaudited projected financial information was compiled, the inclusion of the Partnership's unaudited projected financial information in this information statement should not be regarded as an indication that such information will be predictive of future results or events nor construed as financial guidance, and it should not be relied on as such or for any other purpose whatsoever.

        THE PARTNERSHIP HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROJECTED FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROJECTED FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Financing of the Merger

        Parent's obligation to consummate the Merger is not conditioned upon Parent obtaining financing. Parent has advised us that it will have available at the closing date of the Merger the necessary funds from its cash on hand to consummate the Merger.

Material U.S. Federal Income Tax Consequences of the Merger to Our Unitholders

        The following discussion describes the material United States federal income tax consequences to Unitholders who are U.S. holders (as defined below) of the exchange of their Common Units for Merger Consideration pursuant to the Merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Common Units that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes or (iv) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

        This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

        This discussion addresses only those Unitholders who hold their Common Units as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a Unitholder in light of such Unitholder's individual circumstances or that may be applicable to a Unitholder that is subject to special treatment under the U.S. federal income tax laws, including any Unitholder that:

  •
  is a financial institution;

  •
  is a tax-exempt organization;

  •
  is a real estate investment trust;

  •
  is a regulated investment company or a mutual fund;

  •
  is an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

  •
  is an insurance company;

  •
  is a "controlled foreign corporation" or a "passive foreign investment company";

  •
  is a dealer or broker in securities or currencies;

  •
  is a trader in securities that elects to apply a mark-to-market method of accounting;

  •
  is subject to the alternative minimum tax provisions of the Code;

  •
  holds Common Units as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

  •
  has a functional currency other than the U.S. dollar;

  •
  received Common Units as compensation; or

  •
  is a U.S. expatriate.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Units, the tax treatment of a partner (or owner of such entity) will generally depend upon the status of the partner (or owner of such entity) and the activities of the partnership (or entity). Any entity treated as a partnership for U.S. federal income tax purposes that holds Common Units, and any partners in such partnership (or any owners of such entity), should consult their own tax advisors with respect to the tax consequences of the transactions in their specific circumstances.

        UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

  In General

        An exchange of Common Units for the Merger Consideration will be a taxable transaction for U.S. federal income tax purposes. In addition, Unitholders receiving Merger Consideration in exchange for Common Units pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between:

  •
  the amount realized, which is the sum of:

  •
  the Merger Consideration; and

  •
  the Unitholder's allocated share of any pre-Merger liabilities of the Partnership; and

  •
  the Unitholder's aggregate adjusted tax basis in such Unitholder's Common Units (including basis attributable to the Unitholder's share of the Partnership's pre-Merger liabilities).

        Subject to the discussion immediately below, such gain or loss generally will be long-term capital gain or loss if the Unitholder's holding period for the Common Units exceeds one year at the Effective Time of the Merger. Long-term capital gains of non-corporate Unitholders generally are eligible for reduced rates of U.S. federal income taxation. It is possible, however, that the IRS my recharacterize a portion of the proceeds in a manner that results in a different character of income. In addition, any net gains recognized by Unitholders who are individuals, estates or trusts may be subject to tax imposed on "net investment income" under Section 1411 of the Code. Because the Merger will be a fully taxable transaction to Unitholders and will terminate a Unitholder's entire interest in the Partnership, any remaining passive losses attributable to the ownership of such Common Units (including suspended passive activity losses from prior years) generally will no longer be treated as passive losses and thus should be available to offset Unitholders' other gain or income (though the use of such losses may be subject to other limitations).

  Recapture

        Upon exchanging Common Units for the Merger Consideration, a Unitholder may be treated as recognizing ordinary income (or loss) to the extent the Merger Consideration received is attributable to the Partnership's "unrealized receivables" (including potential recapture items such as depreciation) or "inventory items." Under Section 751 of the Internal Revenue Code, the Merger Consideration generally is divided between such items and all other items, resulting in two constructive taxable transactions in which gain or loss is separately computed. Ordinary income attributable to unrealized receivables and inventory items may exceed overall net taxable gain realized upon the exchange of Common Units in the Merger and may be recognized even if an overall net taxable loss is realized. Thus, a Unitholder may recognize both ordinary income and a capital loss.

  Allocations

        Unitholders will be allocated their proportionate shares of the Partnership's items of income, gain, loss and deduction, for the period ending at the end of the day immediately preceding the closing date of the Merger. These allocations will be made in accordance with the terms of our Partnership Agreement and taking into account any required special allocations. When computing their taxable income or loss, Unitholders will be required to take into account their share of such income or loss. These allocations will result in adjustments to each Unitholder's tax basis in the Common Units held by that Unitholder and, therefore, may potentially affect the gain or loss resulting from the Merger.

  Technical Termination

        As a result of one or more transfers of interests in the Partnership pursuant to the Support Agreements, the Partnership will terminate for U.S. federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code, effective immediately prior to the Effective Time. As a result of the Merger itself, the Partnership will undergo a second termination for U.S. federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code, at the effective time of the Merger. As a technical matter, the two terminations may result in Unitholders receiving two Schedules K-1 from the Partnership for the period prior to the Merger; however, we anticipate receiving consent from the Internal Revenue Service to send a single consolidated Schedule K-1 for the period prior to the Merger.

  Withholding

        Parent and the paying agent are authorized to deduct and withhold from the Merger Consideration otherwise payable pursuant to the Merger Agreement any applicable taxes required to be withheld in respect of such consideration.

Interests of Directors and Executive Officers in the Merger

        Members of the Board of Directors and our executive officers have various interests in the Merger described in this section that may be different from, or in addition to, the interests of our Unitholders generally. The Board of Directors was aware of and considered these potential interests, among other matters, in evaluating and declaring the Merger Agreement and the Transactions to be advisable and in the best interests of the Partnership, our general partner and the Unitholders.

        For a discussion of certain obligations of David Lumpkins and Nathan Ticatch, our co-principal executive officers and Founding Unitholders, see "Support Agreements."

  Post-Closing Compensation

        The Merger Agreement requires that, for the 12-month period following the closing date of the Merger, our employees who remain employed with the Partnership, its subsidiaries or our general partner following the consummation of the Merger, including any of our executive officers, will receive base salaries at least equal to the salaries in effect for such employees as of May 27, 2014. Our executive officers are David Lumpkins, Nathan Ticatch, Sharon Spurlin, Richard Rice, Hank Jeans and Randy Miller, and these individuals are also our "named executive officers" identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is included as Annex E to this information statement. While it is contemplated that Messrs. Lumpkins, Ticatch and Rice and Ms. Spurlin will resign effective as of the day following the consummation of the Merger, Messrs. Jeans and Miller are anticipated to continue to remain employed with the Partnership, its subsidiaries or our general partner following the consummation of the Merger.

        For the period beginning on the closing date of the Merger and ending on the last day of the calendar year in which the consummation of the Merger occurs, our employees, including our executive officers, who remain employed with the Partnership, its subsidiaries or our general partner following the consummation of the Merger, will be provided employee benefits pursuant to the benefit plans of the MLP Entities in effect as of the closing date of the Merger, which will include annual discretionary bonuses as determined by the board of directors or similar governing body of the surviving entity. No bonus payments, pro-rata or otherwise, will be made to our employees upon the consummation of the Merger, other than as described below under "—Retention Arrangements" and "—Change-in-Control Severance Arrangements" in the event of certain terminations of employment.

        Parent has agreed to continue our 401(k) plan through the last day of the calendar year in which the consummation of the Merger occurs and to make matching contributions and profit sharing contributions determined in the same manner in the ordinary course consistent with past practice. On the last day of the calendar year in which the consummation of the Merger occurs, each individual who is an employee on the closing date of the Merger will be fully vested in any account balance he or she has under our 401(k) plan on the last day of the calendar year in which the consummation of the Merger occurs. Parent has agreed that it will, or will cause one of its affiliates to, take any and all actions necessary, including amending our 401(k) plan to effectuate the full vesting and to ensure that no amounts will be forfeited on an employee's termination of employment following the closing of the Merger if such employee maintains an account balance under our 401(k) plan on the last day of the calendar year in which the closing of the Merger occurs.

  Phantom Unit Awards

        The Partnership previously granted Phantom Units pursuant to the LTIP to certain of our executive officers and other employees and members of the Board of Directors. A Phantom Unit is a notional unit granted under the LTIP that, upon vesting, entitles the holder to receive, at the time of settlement, a fully vested Common Unit. The Merger Agreement provides that each Phantom Unit outstanding immediately prior to the Effective Time, whether or not vested, will, at the Effective Time, (i) be cancelled and converted into the right to receive an amount of cash equal to the Phantom Unit Consideration, less required tax withholding, (ii) no longer be outstanding, and (iii) cease to exist, upon the terms and subject to the conditions set forth in the Merger Agreement.

        The following table sets forth the number of outstanding Phantom Units held by each of our executive officers and members of the Board of Directors as of May 27, 2014 and the gross cash proceeds, without giving effect to any required tax withholdings, that each individual would be entitled to receive with respect to the Phantom Units upon the consummation of the Merger. Other members of the Board of Directors do not hold any Phantom Units.

Name	Number of Outstanding Phantom Units (#)(1)	Cash Payment for Phantom Units ($)(2)
Executive Officers
David Lumpkins	—	—
Nathan Ticatch	—	—
Sharon Spurlin	66,840	935,760
Richard Rice	154,882	2,168,348
Hank Jeans	40,244	563,416
Randy Miller	12,500	175,000
Directors
John B. Walker	7,628	106,792
Phillip D. Kramer	7,628	106,792
Hallie A. Vanderhider	7,628	106,792
All Executive Officers and Directors as a Group (9 Persons)	297,350	4,162,900

(1)
All outstanding Phantom Units listed in this column were unvested as of May 27, 2014, and it is assumed for these purposes that the closing date of Merger will occur prior to any scheduled vesting and/or settlement date for any of such Phantom Units that would result in such Phantom Units ceasing to be outstanding.

(2)
The dollar value reported is based only on the Public Merger Consideration of $14.00 per underlying Common Unit and does not include any value potentially associated with the Merger Related Distribution portion of the Phantom Unit Consideration, which cannot be accurately estimated at this time. Does not include value attributable to any outstanding Common Units owned by executive officers and directors.

  Retention Arrangements

        In order to promote the retention of key employees during the period prior to and following the consummation of the Merger, on the Partnership's first payroll date following the 12-month anniversary of the closing date of the Merger, Parent is to pay each employee, including any of our executive officers, who has remained employed with the Partnership, its subsidiaries or our general partner until the date that is 12 months following the closing date of the Merger a retention bonus equal to eight weeks of the employee's then-current base salary. It is contemplated that Messrs. Lumpkins, Ticatch and Rice and Ms. Spurlin will resign effective as of the day following consummation of the Merger. However, Messrs. Jeans and Miller are anticipated to be eligible, subject to satisfaction of the conditions described above, to receive retention bonuses of $39,231 and $44,615, respectively.

  Change-in-Control Severance Arrangements

        In connection with the Merger, certain of our executive officers and other employees will be eligible to participate in a change-in-control severance plan, pursuant to which Parent has agreed to make, or to cause one of its affiliates to make, severance payments to certain employees, including certain of our executive officers upon a termination of employment (i) by Parent without "cause," (ii) by the employee for "good reason," or (iii) in the case of Ms. Spurlin and Mr. Rice, upon their resignation, in any case, if such termination occurs during the period commencing on the closing date of the Merger and ending on the 12-month anniversary of the closing date of the Merger (subject to the execution and non-revocation by such employee of a release). Messrs. Lumpkins and Ticatch are not eligible to receive payments from Parent as described above.

        Upon termination of employment as described above, Ms. Spurlin and Messrs. Rice, Jeans and Miller are entitled to receive a lump sum payment equal to the sum of:

  •
  52 weeks of base salary for Ms. Spurlin and Mr. Rice and 24 weeks of base salary for Messrs. Jeans and Miller;

  •
  any vacation that has been earned but remains unused as of the executive's termination date;

  •
  a portion of the premiums for continuation of health insurance coverage under COBRA for up to 52 weeks;

  •
  a pro rata portion of the executive's annual target bonus as of the closing date of the Merger;

  •
  any earned but unpaid annual bonus for the most recently completed calendar year prior to the date of termination.

        It is contemplated that Ms. Spurlin and Mr. Rice will resign effective as of the day following consummation of the Merger. Upon their resignation, they will receive payments as described above.

        For purposes of the change-in-control severance plan, (i) "cause" generally means (A) commission of a criminal act, including fraud, theft, misappropriation, dishonesty or embezzlement or any other crime that, in the discretion of the Parent, is found to involve moral turpitude, (B) willful engagement in acts that the employee knew or should have known in the exercise of reasonable care, would cause material harm or substantial risk of material harm to Parent's property, goodwill or existing business interests, (C) failure or refusal to substantially perform previously identified job duties after reasonable notice and opportunity to correct the same, or (D) engagement through act or omission in a material breach of any of Parent's applicable policies, practices or procedures; and (ii) "good reason" generally means (A) a material decrease in the employee's base salary, (B) a relocation of the employee's principal office to a location that is in excess of 25 miles from its location as of the closing date of the Merger, or (C) without the employee's prior consent, a material adverse change in the employee's duties, subject to certain notice, cure and timing requirements.

        The aggregate amount of cash severance and benefits potentially payable in accordance with the change-in-control severance plan to our executive officers, assuming the Merger occurs on August 1, 2014 and assuming each eligible executive officer experienced a qualifying termination of employment on such date, is set forth in the table below under "—Quantification of Potential Payments to Executive Officers in Connection with the Merger."

  Indemnification and Insurance

        The Merger Agreement provides that following the Merger, solely to the extent that any MLP Group Entity would be obligated to indemnify any director or officer, Parent and the surviving company will, jointly and severally, (i) indemnify such individuals against any costs and expenses, claims or other liabilities and provide advancement of expenses and (ii) honor the provisions regarding indemnification and advancement of expenses provided in the charter documents (or comparable organizational documents) of the MLP Group Entity. Prior to the Merger, the Partnership will purchase a six-year "tail" directors' and officers' liability insurance policy.

  Quantification of Potential Payments to Executive Officers in Connection with the Merger

        The following table show the aggregate dollar value of the various elements of compensation that each of our named executive officers could receive in connection with the Merger from the Partnership and Parent, as required by Item 402(t) of Regulation S-K, assuming (i) the Merger is consummated on August 1, 2014, and (ii) the employment or service of each of our named executive officers is terminated (A) in the case of Messrs. Jeans and Miller, by Parent or one of its subsidiaries without "cause" or by Mr. Jeans or Mr. Miller for "good reason," and (B) in the case of Ms. Spurlin and Mr. Rice, upon to their resignation (in any case, if such termination occurs during the period commencing on the closing date of the Merger and ending on the 12-month anniversary of the closing date (subject to the execution and non-revocation by such employee of a release)). As described below, some of the amounts set forth in the table would be payable by virtue of the consummation of the Merger alone ("single-trigger" payments) and some amounts would be payable only if a termination of employment or service occurs in connection with or following the Merger ("double-trigger" payments). In addition to the assumptions regarding the consummation date of the Merger and the termination of the employment or service of the named executive officers, the estimates provided in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.

Name	Cash ($)(a)	Equity ($)(b)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(c)	Tax Reimbursement ($)	Total ($)
David Lumpkins,	—	—	—	22,837	—	22,837
Executive Chairman
Nathan Ticatch,	—	—	—	57,548	—	57,548
President and Chief Executive Officer
Sharon Spurlin,	424,548	935,760	—	37,919	—	1,398,227
Senior Vice President and Chief Financial Officer
Richard Rice,	422,603	2,168,348	—	41,791	—	2,632,742
Senior Vice President, General Counsel and Corporate Secretary
Hank Jeans,	193,199	563,416	—	31,032	—	787,647
Senior Vice President—Commercial
Randy Miller,	220,969	175,000	—	28,242	—	424,211
Vice President—Engineering

(a)
Amounts represent the aggregate dollar amount of cash severance payments to which the named executive officers would be entitled to receive pursuant to the change-in-control severance plan upon the consummation of the Merger followed by a termination of employment. The lump sum payment consists of 52 weeks of base salary for Mr. Rice and Ms. Spurlin and 24 weeks of base salary for Messrs. Jeans and Miller plus the pro rata portion of the executive's annual target bonus as of August 1, 2014. For purposes of Item 402(t) of Regulation S-K, (i) the payments to Messrs. Jeans and Miller are "double-trigger," as they will generally only be payable in the event of a qualifying termination following consummation of the Merger, and (ii) the payments to Ms. Spurlin and Mr. Rice are "single-trigger" since they have the ability to resign voluntarily without good reason and still receive these payments. The amounts are based on the named executive officers' base salaries currently in effect. If base salaries are increased, actual payments may be greater than those indicated above. If Messrs. Jeans and Miller remain employed by Parent or one of its subsidiaries (including the surviving entity) on the 12-month anniversary of the closing date of the Merger, they will be entitled to receive the retention bonuses described above under "—Retention Arrangements." Assuming the Merger is consummated on August 1, 2014, the components of the cash severance payments would be as follows:

Name	Base Salary ($)	Pro-Rata Bonus for Fiscal Year 2014 ($)	Total ($)
David Lumpkins	—	—	—
Nathan Ticatch	—	—	—
Sharon Spurlin	320,000	104,548	424,548
Richard Rice	350,000	72,603	422,603
Hank Jeans	117,692	75,507	193,199
Randy Miller	133,846	87,123	220,969
(b)
Amounts represent the gross cash proceeds, without giving effect to any required tax withholding, that each named executive officer would receive with respect to outstanding Phantom Units held by each such officer as of May 27, 2014, which, at the consummation of the Merger, would be converted into rights to receive payment as described in greater detail above under "—Phantom

  Unit Awards." Because the amounts reported above are triggered by the Merger and payment is not conditioned upon the executive officer's termination of employment without cause or resignation for good reason within a limited period of time following consummation of the merger, they are considered "single-trigger" payments for purposes of Item 402(t) of Regulation S-K. The dollar value reported is based only on the Public Merger Consideration of $14.00 per underlying Common Unit and does not include any value potentially associated with the Merger Related Distribution portion of the Phantom Unit Consideration, which cannot be accurately estimated at this time.

(c)
For Ms. Spurlin and Messrs. Rice, Jeans and Miller, amounts represent the value that a named executive officer would receive for earned but unused vacation and COBRA premiums under the change-in-control severance plan. For Messrs. Jeans and Miller the amounts are "double-trigger" payments and for Ms. Spurlin and Mr. Rice, the amounts are "single-trigger" payments for purposes of Item 402(t) of Regulation S-K. Messrs. Lumpkins and Ticatch are not eligible to participate in the change-in-control severance plan, but are eligible for payment with respect to earned but unused vacation in connection with a termination of their employment pursuant to existing company policy. Amounts attributable to earned but unused vacation and COBRA premiums are as follows:

Name	Earned but Unused Vacation ($)	COBRA Premiums ($)(1)	Total ($)
David Lumpkins	22,837	—	22,837
Nathan Ticatch	57,548	—	57,548
Sharon Spurlin	26,308	11,611	37,919
Richard Rice	27,680	14,111	41,791
Hank Jeans	24,519	6,513	31,032
Randy Miller	18,961	9,281	28,242

(1)
Calculated as the product of (i) one-fourth of the difference between (A) the monthly amount the named executive officer would be required to pay if such officer elected continuation coverage under Parent's (or a subsidiary's) medical plan pursuant to COBRA, and (B) the amount such officer was required to pay as a monthly premium for participation in such plan immediately prior to the officer's termination of employment, multiplied by (ii) 52 (in the case of Ms. Spurlin and Mr. Rice) and 24 (in the case of Messrs. Jeans and Miller).

Dissenters' Rights

        Under the Delaware Revised Uniform Limited Partnership Act and our Partnership Agreement, there are no dissenters' or appraisal rights for Unitholders in connection with the Merger or the other Transactions.

Form of the Merger

        On the terms and subject to the conditions of the Merger Agreement and in accordance with Delaware law and our Partnership Agreement, at the Effective Time, the membership interests in Merger Sub that are issued and outstanding immediately prior to the Effective Time will be converted into 100.0% of the limited partner interests in the Partnership, as the surviving entity. Any Common Units that are issued and outstanding and owned by Parent or any affiliate of Parent will be automatically cancelled and will cease to exist, and no consideration will be delivered in exchange for such cancelled Common Units. The general partner's non-economic general partner interest in the Partnership that is issued and outstanding immediately prior to the Effective Time (the "General Partner Interest") will be unaffected by the Merger and will remain outstanding. Upon the GP Equity

Transfer, the General Partner Interest will be owned, directly or indirectly, by Parent (or one or more of affiliates of Parent). Merger Sub will merge with and into the Partnership, as a result of which the Partnership will cease to be an independent, publicly-traded entity and each Common Unit issued and outstanding will be automatically cancelled and cease to exist.

Conversion of Common Units; Procedures for Exchange of Common Units; Payment of Merger Consideration and Merger Related Distribution

        The conversion of Common Units into the right to receive the Merger Consideration in cash, without interest and subject to any required withholding taxes, will occur automatically upon the Effective Time. On or prior to the closing date of the Merger, Parent will appoint a paying agent reasonably acceptable to the Partnership (the "Paying Agent") for the purpose of exchanging Common Units held of record in book-entry form ("Book-Entry Units") for the Merger Consideration and the Merger Related Distribution.

        Prior to the closing of the Merger, Parent will deposit with the Paying Agent an amount of cash equal to the sum of the aggregate Public Merger Consideration plus the aggregate Sponsor Merger Consideration, and the Partnership will deposit an amount of cash equal to the aggregate Merger Related Distribution. The paying agent will invest the deposits, subject to provisions that the investments will be obligations of or guaranteed by the United States of America or rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation. Any interest from such investments belongs to Parent, not the Unitholders.

        As soon as reasonably practicable after the Effective Time, but in no event more than three business days following the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of Book-Entry Units (other than The Depository Trust Company ("DTC")) as of the Effective Time (and, to the extent commercially practicable, Parent will, or will cause the Paying Agent to, make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by a holder of Book-Entry Units), a letter of transmittal (each such letter, a "Letter of Transmittal") to be used for surrender of Book-Entry Units. Each holder of Book-Entry Units other than DTC, upon surrender thereof by delivery of a Letter of Transmittal, duly executed and completed in accordance with the terms of such Letter of Transmittal, will be entitled to receive in exchange for each surrendered Book-Entry Unit a cash amount equal to the sum of the Merger Consideration and the Merger Related Distribution to which such Unitholder is entitled ("Merger Related Consideration"), after giving effect to any required tax withholdings. DTC, upon surrender of its Book-Entry Units in accordance with the customary surrender procedures of DTC and the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Unit a cash amount equal to the Merger Related Consideration. Each Book-Entry Unit so surrendered will be cancelled.

        The Merger Related Consideration will be paid to (i) the holders of Book-Entry Units other than DTC, as promptly as practicable after receipt by the Paying Agent of the Letter of Transmittal in respect thereof, by mail or wire transfer of immediately available funds and (ii) DTC, as promptly as practicable after the Effective Time, by wire transfer of immediately available funds. Generally, payment of the Merger Related Consideration with respect to Book-Entry Units will only be made to the person in whose name such Book-Entry Units are registered; however, subject to certain requirements, Merger Related Consideration may be paid to a person other than the person in whose name the Common Units surrendered are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Units. Until surrendered and paid as contemplated in the Merger Agreement, each Book-Entry Unit will be deemed at any time after the Effective Time to represent only the right to receive the Merger Related Consideration in cash as contemplated by the Merger Agreement. The Merger Related Consideration paid upon surrender of such Book-Entry Units will be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Units.

        No person beneficially owning Common Units through DTC will be required to deliver a Letter of Transmittal to receive the Merger Related Consideration that such holder is entitled to receive through DTC. Any such person will receive its Merger Related Consideration in accordance with the customary payment procedures of DTC following the Effective Time.

Delisting and Deregistration of Our Common Units

        If the Merger is consummated, Common Units will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934 (the "Exchange Act").

Regulatory Approvals Required for the Merger

        Under the Hart-Scott-Rodino Act, the Merger may not be consummated until the Partnership and Parent have filed notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period has expired or been terminated. On June 6, 2014, the Partnership and Parent each filed a Notification and Report Form with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and requested an early termination of the waiting period. If the early termination is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period will expire at 11:59 p.m. (Eastern Time) on July 7, 2014.

        Under the Merger Agreement, both the Partnership and Parent have agreed to cooperate with each other and use their respective reasonable best efforts to obtain all required governmental approvals and avoid any action or proceeding by a governmental entity to the extent necessary, proper or advisable to consummate the Merger, subject to exceptions for any divestitures or similar actions that may be required of the parties. Except as noted above with respect to the required filings under the Hart-Scott-Rodino Act, the expiration of 20 days following the mailing of this information statement to our Unitholders and the filing of a certificate of merger in Delaware on the closing date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or consummation of the Transactions.

Litigation Related to the Merger

        On June 2, 2014, a putative Unitholder class action complaint, captioned Klemesrud v. PetroLogistics LP, et al., C.A. No. 9723-VCP, which we refer to as the "Klemesrud Action," was filed in the Court of Chancery of the State of Delaware. Between June 4 and June 19, 2014, two additional putative Unitholder class action complaints, captioned Swanson v. PetroLogistics LP, et al., C.A. No. 9737-VCP, which we refer to as the "Swanson Action," and Henry v. PetroLogistics LP, et al., C.A. No. 9759-VCP, which we refer to as the "Henry Action," were filed in the Delaware Court, and two additional putative Unitholder class action complaints, captioned Basaraba v. PetroLogistics LP, et al., No. 4:14-cv-1558, which we refer to as the "Basaraba Action," and Wolfson v. PetroLogistics LP, et al., No. 4:14-cv-1723, which we refer to as the "Wolfson Action," were filed in the United States District Court for the Southern District of Texas, Houston Division. Each of the complaints names the MLP Entities, the members of the Board of Directors, GP Holdings and the Parent Entities as defendants, and the complaints in the Klemesrud Action and the Henry Action also name Koch Industries, Inc. or Koch Industries, LLC as defendants. In each of the complaints, the plaintiffs generally allege that the members of the Board of Directors breached their duties to the Unitholders by entering into the Merger Agreement and further allege that the other defendants aided and abetted the alleged breaches of duty by the members of the Board of Directors. The Henry Action also alleges that the defendants breached the terms of our Partnership Agreement, and the Wolfson Action alleges that the defendants violated Sections 14(a) and 20(a) of the Exchange Act by issuing an information statement that omits and/or misrepresents material information concerning the Merger. In each of the complaints, the plaintiffs seek, among other things, to enjoin the Merger and/or money damages.

THE MERGER AGREEMENT

        This section of this information statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included as Annex A to this information statement and is incorporated by reference in this section. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. This section is not intended to provide you with any factual information about us. This information can be found elsewhere in this information statement and in the public filings we make with the SEC. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 are included as Annex E and Annex F, respectively, to this information statement. See also "Where You Can Find More Information."

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement is included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Partnership, Parent or any of their respective subsidiaries or affiliates. Factual disclosures about the Partnership contained in this information statement or in the Partnership's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Partnership contained in the Merger Agreement. The representations and warranties of the Partnership contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, these representations and warranties (i) have been made only for purposes of the Merger Agreement, (ii) may be subject to limits or exceptions agreed upon by the contracting parties, (iii) were made only as of the date of the Merger Agreement or other specific dates and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Partnership's public disclosures.

The Merger

        Subject to the terms and conditions of the Merger Agreement, Merger Sub, a subsidiary of Parent, will merge with and into the Partnership, with the Partnership continuing as the surviving entity. As a result of the Merger, we will cease to be an independent, publicly-traded entity. The Merger will be effective at the time a certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger filed with the Secretary of State). See "The Merger—Form of the Merger."

Merger Consideration

        Upon the completion of the Merger, each Common Unit issued and outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the Merger Consideration, which represents the right of (i) the Public Unitholders to receive the Public Merger Consideration and (ii) the Principal Unitholders to receive the Sponsor Merger Consideration, in each case without interest and subject to any required withholding taxes.

        It is anticipated that all Unitholders of record on the day preceding the closing date of the Merger will also receive the Merger Related Distribution, a final one-time cash distribution in connection with, and conditioned upon, the closing of the Merger, which will be declared and made in accordance with the provisions of the Merger Agreement. The Merger Related Distribution will be calculated to approximate the distribution that would have otherwise been paid for the period through the closing date of the Merger, subject to an additional reserve of $12.3 million to cover a portion of the Transaction-related costs of the Partnership.

Certificate of Limited Partnership; Partnership Agreement

        Our certificate of limited partnership will remain in effect immediately prior to the Effective Time and will remain unchanged and will be the certificate of limited partnership of the surviving entity. The Partnership Agreement as in effect immediately prior to the Effective Time will remain unchanged, except as otherwise provided in the Merger Agreement, and will be the Partnership Agreement of the surviving entity.

Treatment of Phantom Unit Awards

        The Merger Agreement provides that each Phantom Unit that is outstanding as of immediately prior to the Effective Time, whether or not vested, will, at the Effective Time, (i) be cancelled and converted into the right to receive from Parent (through our general partner) the Phantom Unit Consideration, which is an amount of cash, less required tax withholding, equal to the Public Merger Consideration plus the Merger Related Distribution, (ii) no longer be outstanding, and (iii) cease to exist, upon the terms and subject to the conditions set forth in the Merger Agreement. Following the Effective Time, Parent will cause our general partner to pay the Phantom Unit Consideration in full satisfaction of all rights pertaining to the Phantom Units formerly outstanding to each holder of Phantom Units that executes and delivers an acknowledgement, with such payment generally to be made as promptly as practicable following delivery thereof.

No Dissenters' Rights

        Under the Delaware Revised Uniform Limited Partnership Act and our Partnership Agreement, there are no dissenters' or appraisal rights for Unitholders in connection with the Merger or the other Transactions.

Payment for the Units

        Prior to the closing of the Merger, Parent will deposit with the Paying Agent an amount of cash equal to the sum of the aggregate Public Merger Consideration plus the aggregate Sponsor Merger Consideration, and the Partnership will deposit an amount of cash equal to the aggregate Merger Related Distribution. The Merger Related Distribution and the Merger Consideration will be paid to Unitholders as described above under "The Merger—Conversion of Common Units; Procedures for Exchange of Common Units; Payment of Merger Consideration and Merger Related Distribution."

Representations and Warranties

        The Merger Agreement contains representations and warranties made by the MLP Entities to Parent and Merger Sub, including representations and warranties relating to:

  •
  our organization, standing and power, and other similar matters relating to the MLP Group Entities;

  •
  the capitalization of the MLP Group Entities;

  •
  the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

  •
  the absence of conflicts or violations under the MLP Group Entities' organizational documents, permits, contracts or law, and required consents and approvals;

  •
  required governmental approvals;

  •
  reports, schedules, forms, statements and other documents filed with the SEC, the accuracy of the information in those documents and the establishment and maintenance of internal controls and procedures designed to uphold such accuracy;

  •
  the absence of certain changes or events since December 31, 2013;

  •
  the absence of material legal proceedings;

  •
  compliance with applicable laws and permits;

  •
  tax matters;

  •
  employee benefit plans;

  •
  labor relations;

  •
  compliance with environmental laws and other environmental matters;

  •
  material contracts;

  •
  real property and tangible assets;

  •
  intellectual property;

  •
  insurance policies;

  •
  matters regarding customers and suppliers;

  •
  related-party transactions;

  •
  the inapplicability of the Investment Company Act of 1940;

  •
  the truthfulness of the information supplied in this information statement or other SEC filings;

  •
  the inapplicability of takeover statutes and the absence of a poison pill;

  •
  the opinion of financial advisors; and

  •
  the brokers' and finders' fees and other expenses payable by the MLP Group Entities with respect to the Merger.

        The Merger Agreement also contains representations and warranties made by GP Holdings and the MLP Entities to Parent and Merger Sub, including representations and warranties relating to:

  •
  the organization, standing and power, and other corporate matters of GP Holdings and the general partner;

  •
  the capitalization of our general partner;

  •
  the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

  •
  the absence of conflicts or violations under GP Holdings' and our general partners' organizational documents, permit, contracts or law;

  •
  required governmental approvals; and

  •
  the assets and liabilities of our general partner.

        The Merger Agreement also contains representations and warranties made by Parent and Merger Sub to the MLP Entities and GP Holdings, including representations and warranties relating to:

  •
  the organization, standing and power, and other related matters of Parent and Merger Sub;

  •
  the capitalization of Merger Sub;

  •
  the authorization, execution, delivery, performance and enforceability of the Merger Agreement and the related transaction agreements;

  •
  the absence of conflicts or violations under organizational documents, contracts or law, and required consents and approvals;

  •
  required governmental approvals;

  •
  the absence of material legal proceedings;

  •
  the information supplied in various SEC filings;

  •
  the availability of funds; and

  •
  the brokers' and finders' fees and other expenses payable by Parent, Merger Sub or any of their respective subsidiaries with respect to the Merger.

        The representations and warranties of each of the parties to the Merger Agreement will expire upon the closing of the Merger.

Conduct of Business Pending the Merger

        From the date of the Merger Agreement through the Effective Time or, if earlier, the termination of the Merger Agreement, each of the MLP Entities has agreed (and has agreed to cause its subsidiaries) to conduct its respective business only in the ordinary course consistent with past practice and to use its reasonable best efforts to preserve intact its business organization and legal structure, keep available the services of its current officers, employees and consultants and preserve the goodwill and current relationships with its customers, suppliers and others having business dealings with it or any of its subsidiaries.

        In addition, during the same period, each of the MLP Entities has also agreed that, subject to certain exceptions, without the prior written consent of Parent, it will not, and will not permit its subsidiaries to:

  •
  (i) issue, grant, sell or otherwise permit to become outstanding, or authorize the creation of, any additional equity interests (whether "phantom" or otherwise) or any additional rights, including transactions between or among the MLP Group Entities or (ii) certificate any existing partnership interests;

  •
  (i) split, combine or reclassify any of its equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its equity interests, (ii) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase, redeem or otherwise acquire any membership, partnership or other equity securities or (iii) enter into any contract with respect to the voting of its partnership interests or other equity securities;

  •
  (i) sell, transfer, lease, or otherwise dispose of, or encumber all or any portion of its assets, business or properties, except for (A) sales, transfers and dispositions of obsolete or worthless equipment, (B) sales, transfers and dispositions of inventory and produced hydrocarbons in the ordinary course of business or (C) sales, transfers, assignments, conveyances, abandonment, allowances to lapse, licenses, sublicenses, covenants not to assert or other disposals of intellectual property in the ordinary course of business consistent with past practice, (ii) acquire, by merger or otherwise, or lease any assets or securities or all or any portion of the business or property of anyone, other than (A) acquisitions of goods and services in the ordinary course of business consistent with past practice and (B) acquisitions pursuant to which the aggregate value exchanged or purchase price paid or payable by any MLP Group Entity would not exceed $2,000,000 in the aggregate, (iii) merge, consolidate or enter into any other business combination transaction with anyone or (iv) convert from any one form of business entity to any other form of business entity;

  •
  make or declare dividends or distributions to the Unitholders or holders of Phantom Units (whether in cash, assets, stock or other securities of any MLP Group Entity or of any other person), other than (i) regular quarterly cash distributions to Unitholders and holders of Phantom Units declared and made in accordance with and subject to the limitations of the Merger Agreement and (ii) the Merger Related Distribution, a one-time cash distribution to the Unitholders and holders of Phantom Units declared and made in accordance with the Merger Agreement;

  •
  amend any charter documents or any similar governing document of any of the MLP Group Entities;

  •
  (i) enter into any contract that would have been material if in effect on the date of the Merger Agreement, (ii) amend any contract in existence on the date hereof that, after giving effect to such amendment, would be a material contract or (iii) become a party to, establish or adopt any collective bargaining, union, labor or similar contract;

  •
  materially modify or amend, or waive or assign any material rights under, or terminate or assign, any Partnership material contract;

  •
  (i) waive release or assign its rights with respect to any proceeding in which any of the MLP Group Entities are seeking monetary damages in excess $2,000,000 or (ii) compromise, settle or agree to settle any proceeding seeking damages in excess of $2,000,000 or compromise, settle or agree to settle any proceeding in which damages are being sought against any of the MLP Group Entities, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that (A) involve only the payment of monetary damages not in excess of $5,000,000 individually or $10,000,000 in the aggregate and (B) do not involve any imposition of equitable relief on, or any admission of wrongdoing or, in the context of any actual or potential violation of any criminal law, any nolo contendere or similar plea by, any MLP Group Entity;

  •
  (i) implement or adopt any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP or SEC rules and regulations or (ii) write up, write down or write off the book value of any assets, except in accordance with GAAP, consistently applied;

  •
  fail to use reasonable best efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it on the date of the Merger Agreement;

  •
  (i) change in any material respect any of its express or deemed elections relating to taxes, including elections for any and all subsidiaries or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material proceeding relating to taxes or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

  •
  except as expressly required under any benefit plan of the Partnership or our general partner as in effect on the date of the Merger Agreement, (i) other than in the ordinary course of business consistent with past practice, increase or accelerate the payment or vesting of the compensation, benefits or rights payable to or accrued for, or to become payable to or accrued for, any current or former employee, officer, manager or director of any MLP Group Entity or GP Holdings or any of their beneficiaries, (ii) other than in the ordinary course of business consistent with past practice, grant any severance or termination pay to any employee, officer, manager or director of any MLP Group Entity or GP Holdings, (iii) establish, adopt, enter into, amend or terminate any benefit plan, (iv) other than in the ordinary course of business consistent with past practice, grant, pay, award or accelerate the vesting of, or commit to grant, pay, award or accelerate the vesting of, any bonuses or incentive compensation, any equity-based awards or any other compensation, (v) fund any rabbi trust or similar contract, (vi) other than in the ordinary course of business consistent with past practice, terminate the employment or services of any officer or other employee whose target annual base compensation is greater than $100,000, other than for cause, (vii) forgive any loans of any current or former employee, manager, officer, director or consultant of any MLP Group Entity or GP Holdings, (viii) hire any officer, employee, independent contractor or consultant whose target annual base compensation is greater than $200,000 or (ix) enter into or modify or amend any indemnification or similar contract with any current or former employee, manager, officer or director;

  •
  (i) (x) incur, assume, guarantee or otherwise become liable for any indebtedness, directly, contingently or otherwise, (other than draws under existing revolving credit facilities in the ordinary course of business consistent with past practice), or (y) prepay or repurchase any indebtedness prior to the stated maturity thereof, (ii) enter into any material lease (whether operating or capital), (iii) create any lien (other than permitted liens) on its property or the property of its subsidiaries in connection with any pre-existing indebtedness, new indebtedness or lease, (iv) make or commit to make any capital expenditures, other than such capital expenditures as are required on an emergency basis or for the safety of individuals, assets or the environment, (v) issue or sell any debt securities or warrants or other rights to acquire any debt security of any MLP Group Entity, (vi) enter into any "keep well" or other contract to maintain any financial statement condition of others or (vii) enter into any contract having the economic effect of any of the foregoing;

  •
  restructure, reorganize or liquidate all or a material part of any MLP Group Entity's assets or authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

  •
  make any loans, advances or capital contributions to, or investments in, anyone, other than (i) travel, relocation expenses and similar expenses or advances to its employees in the ordinary course of business consistent with past practice and (ii) trade credit granted in the ordinary course of business consistent with past practice;

  •
  enter into any new contract to sell propylene, produced hydrocarbons or other substances other than in the ordinary course of business consistent with past practice;

  •
  implement or otherwise enter into any derivative security with respect to hydrocarbon production or marketing or enter into any derivative transaction;

  •
  (i) engage in the production of any chemical, petrochemical or produced hydrocarbon other than those produced in the ordinary course of business consistent with past practice or (ii) materially deviate from the operating practices or production schedule of the facility, including implementing or announcing any plant closing, material reduction in labor force or other material layoff of employees or service providers;

  •
  take any action that is intended to or would reasonably be expected to result in any of the conditions to the closing of the Merger not being satisfied;

  •
  convene any meeting, special or otherwise (or any adjournment or postponement thereof), of the Unitholders;

  •
  enter into any transactions or contracts with any affiliate or other party that would be required to be disclosed by the Partnership under Item 404 of Regulation S-K of the SEC; or

  •
  conduct the businesses of any MLP Group Entity in a manner that would cause any MLP Group Entity to become an "investment company" subject to registration under the Investment Company Act.

Unitholder Action by Written Consent

        Following the execution of the Merger Agreement, we received and delivered to Parent the Unitholder written consent approving the Merger Agreement and the Transactions, dated May 27, 2014, executed by the Principal Unitholders, which on such date owned Common Units representing 72.9% of the outstanding Common Units entitled to vote on the approval of the Merger Agreement and the Transactions. Therefore, no further Unitholder approval is required in connection with the Merger Agreement or the Transactions.

Cooperation

        Subject to the terms and conditions set forth in the Merger Agreement, the MLP Entities, GP Holdings, Parent and Merger Sub have agreed to cooperate with each other and use, and cause their respective subsidiaries to use, reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, that are necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement, including using reasonable best efforts to accomplish the following: (i) make the filings pursuant to the Hart-Scott-Rodino Act within 10 business days after the date of the Merger Agreement and the filings with respect to antitrust consents, (ii) obtain as promptly as practicable all antitrust consents and other governmental consents and the termination or expiration, as applicable, of approvals or waiting periods required under applicable antitrust laws and (iii) cooperate in connection with any review, inquiry, investigation or challenge by a governmental authority, except that none of Parent, Merger Sub, the MLP Entities, GP Holdings or any of their respective subsidiaries will be required to offer, accept or agree, or commit to agree, to a divestiture condition to satisfy their respective cooperation and efforts obligations under the Merger Agreement.

        The term "divestiture condition" means (i) any restriction, prohibition or limitation of ownership or operation by Parent or Merger Sub or their respective affiliates of all or any portion of the businesses or assets of the MLP Group Entities in any manner in any part of the world, (ii) any requirement that Parent or Merger Sub or any of their respective affiliates or any MLP Group Entity to sell, divest, hold separate or otherwise dispose of, or enter into a voting trust, proxy or "hold separate" contract or similar contract with respect to, all or any portion of their respective businesses or assets or (iii) any restriction, prohibition or limitation on the ability of Parent or Merger Sub or any of their respective affiliates or any MLP Group Entity to conduct their respective businesses, enter into any new line of business or own or operate any of their respective assets, in each case, in any manner in any part of the world.

Conditions to the Merger

        The consummation of the Merger is subject to certain customary closing conditions, as described below. In addition, the Merger will not be consummated before the first business day after the expiration of the Unitholder Consent Period.

  Conditions to Each Party's Obligations.

        Each party's obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

  •
  this information statement shall have been sent to the Unitholders (in accordance with Regulation 14C of the Exchange Act) at least 20 days prior to the closing of the Merger;

  •
  any waiting period (and any extensions thereof) applicable to the Merger under the Hart-Scott-Rodino Act shall have been terminated or expired; and

  •
  no law or order enacted, promulgated, issued, entered, amended or enforced by any governmental authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of any of the Transactions or making the consummation of any of the Transactions illegal.

  Conditions to Parent's and Merger Sub's Obligations.

        The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction by the MLP Entities and GP Holdings or waiver by Parent of the following conditions:

  •
  (i) the representations and warranties of the MLP Entities in the Merger Agreement related to organization, standing and corporate power, subsidiaries, capitalization, authorization and noncontravention shall be true and correct, except for any de minimis inaccuracies, (ii) the representations and warranties of the MLP Entities and GP Holdings shall be true and correct, except for any de minimis inaccuracies, (iii) the representations and warranties of the MLP Entities in the Merger Agreement related to our indenture, takeover laws and brokers shall be true and correct in all material respects and (iv) the representations and warranties of the MLP Entities in the Merger Agreement related to criminal law violations, prohibited payments, export controls and antitrust laws shall be true and correct, except as would not reasonably be expected to result in a criminal penalty or a material adverse effect, in each case as of the date of the Merger Agreement and as of the closing of the Merger with the same effect as though made as of the closing of the Merger (other than representations and warranties that by their terms speak as of an earlier date, the accuracy of which will be determined as of such date);

  •
  the representations and warranties of the MLP Entities (other than those covered directly above) shall be true and correct, without giving effect to any qualifications as to materiality or material adverse effect, in each case as of the date of the Merger Agreement and as of the closing of the Merger with the same effect as though made as of the closing of the Merger (other than representations and warranties that by their terms speak as of a specified date, the accuracy of which will be determined as of such date), other than any failures to be true and correct which, in the aggregate, would not reasonably be expected to have a material adverse effect;

  •
  the MLP Entities and GP Holdings shall have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the closing of the Merger;

  •
  our facility shall have been operating in the ordinary course of business consistent with past practice, with continuous production of on-specification propylene at a rate of at least 115,000 pounds per hour for each of the four days immediately preceding the closing date of the Merger and on the closing date of the Merger;

  •
  since the date of the Merger Agreement, there shall not have occurred or become known any event or state of facts that has had or reasonably would be expected to have a material adverse effect (as defined below);

  •
  the Partnership shall have received (with a copy to Parent) a certificate signed on behalf of the MLP Entities by a senior executive officer of each MLP Entity certifying satisfaction of each of conditions described above;

  •
  there shall not be any order that would reasonably be expected, individually or in the aggregate, to result, directly or indirectly, in (i) the consummation of the Transactions being made illegal, restrained, prohibited or materially limited, (ii) as a result of or in connection with any of the Transactions, the ownership or operation by (A) Parent, the Partnership or any of their respective subsidiaries of all or any material portion of the business or assets of Parent, the Partnership or any of their respective subsidiaries or (B) Parent or our general partner of all or any material portion of the business or assets of our general partner, in each case, being made illegal, restrained, prohibited or materially limited, (iii) the ability of Parent or Merger Sub effectively to acquire, hold or exercise full rights of ownership of the Common Units or the General Partner Interest being made illegal, restrained, prohibited or having material limitations placed on any such ability or (iv) a material adverse effect.

  •
  Parent shall have received an opinion of Vinson & Elkins dated as of the closing date of the Merger to the effect that for U.S. federal income tax purposes, at least 90.0% of the gross income of the Partnership for the most recent four complete calendar quarters ending before the closing date of the Merger for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Internal Revenue Code of 1986.

        The term "material adverse effect" means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the MLP Group Entities, taken as a whole, or (ii) has a material adverse effect on the ability of either MLP Entity or GP Holdings to consummate the Transactions or perform its obligations under the Merger Agreement, except, in the case of subsection (i), to the extent an Excluded Matter. "Excluded Matter" means any: (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates, (ii) changes in GAAP or the interpretation thereof or changes in laws, the interpretation thereof or political, legislative or regulatory conditions (A) applicable to any MLP Group Entity or any of their respective properties or assets or (B) generally affecting the industries in which the MLP Group Entities operate, (iii) changes in currency exchange rates, (iv) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), (v) changes in the market price or trading volume of the Common Units or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure are not excluded by this clause (v), (vi) the entry into, and announcement of, the Merger Agreement and the Transactions, (vii) any transaction litigation, (viii) changes, events, effects, occurrences, states of facts or developments generally affecting the prices of oil, gas, natural gas, natural gas liquids, propane or other commodities or (ix) any acts or omissions of any MLP Group Entity or GP Holdings taken pursuant to the express requirements of the Merger Agreement, at the written request of Parent or with prior written consent of Parent after the date of the Merger Agreement, except, in the case of clauses (ii), (iii) and (iv) in this paragraph, to the extent disproportionately affecting any MLP Group Entity or GP Holdings when compared to other persons operating in the same industries.

        The term "criminal penalty" means any criminal penalty, criminal fine or other criminal liability, in each case, imposed upon, or that would reasonably be expected to be imposed upon, any MLP Group Entity or any of their respective directors, managers, officers or employees (in his or her capacity as such) involving (i) a criminal offense where the maximum statutory fine is $10,000,000 or more per occurrence or series of related occurrences, (ii) a felony criminal jail sentence, where the statutory maximum sentence of imprisonment is five years or more per occurrence or series of related occurrences as to matters over which the United States has jurisdiction or (iii) a criminal jail sentence where the statutory maximum sentence of imprisonment is five years or more per occurrence, or series of related occurrences, as to matters over which jurisdiction is wholly outside of the United States.

  Conditions to the Partnership's Obligations.

        The Partnership's obligation to effect the Merger is further subject to the satisfaction by Parent and Merger Sub or waiver by the Partnership of the following conditions:

  •
  (i) the representations and warranties of Parent and Merger Sub contained in the Merger Agreement related to organization, standing and power and capitalization of Merger Sub are true and correct, except for any de minimis inaccuracies, and (ii) the other representations and warranties of Parent and Merger Sub are true and correct except as have not had and would not reasonably be expected to have a material adverse effect on the ability of either Parent or Merger Sub to consummate the Transactions;

  •
  Parent and its subsidiaries shall have performed in all material respects all obligations to be performed by them under the Merger Agreement at or prior to the closing date of the Merger; and

  •
  the Partnership shall have received a certificate at closing of the Merger signed by a senior executive officer of Parent certifying satisfaction of the conditions described above.

No Solicitation or Withdrawal of Recommendation

  No Solicitation

        The Merger Agreement provides that the MLP Entities and GP Holdings have agreed that they, their subsidiaries and their respective officers, managers or directors shall not, and that they shall instruct and cause their respective affiliates and representatives not to, directly or indirectly: (i) initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any alternative proposal, (ii) approve, endorse, recommend or enter into any contract or agreement in principle, whether written or oral, with any person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar contract concerning an alternative proposal (other than negotiating and entering into a confidentiality and standstill agreement with a third party that is no less restrictive than Parent's confidentiality agreement with the Partnership (an "acceptable confidentiality agreement")), (iii) terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar contract entered into by one or more of the MLP Group Entities in respect of or in contemplation of an alternative proposal (other than to the extent the Board of Directors determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions would not be in the best interests of the Unitholders), (iv) conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any alternative proposal, (v) furnish any non-public information relating to any of the MLP Group Entities, or afford access to the books or records or representatives of any of the MLP Group Entities to any third party that, to the knowledge of the MLP Entities, after consultation with its representatives, is seeking to or may make, or has made, an alternative proposal; (vi) take any action to make the provisions of any takeover laws inapplicable to any transactions contemplated by any alternative proposal or (vii) resolve or publicly propose or announce to do any of the foregoing. The MLP Entities are obligated to promptly (and, in any event, within 24 hours) notify Parent orally and in writing of (i) any inquiries, proposals or offers with respect to an alternative proposal or requests for non-public information that are received and (ii) any amendment or modification of, or development with respect to, any such inquiries, proposals, offers or requests.

        Notwithstanding the restrictions described above, subject to the conditions described below and solely in response to a bona fide alternative proposal made on or after the date of the Merger Agreement and prior to the expiration of the Unitholder Consent Period, the MLP Entities may, with respect to the third party that has made such bona fide alternative proposal: (i) in response to a request therefor by such third party, provide information to the third party and afford the third party with access to the books, records and representatives of the MLP Group Entities and (ii) engage or participate in any discussions or negotiations with the third party with respect to the bona fide alternative proposal. The MLP Entities may not take such actions unless, prior to taking such actions, the following conditions have been satisfied: (i) the MLP Entities have received from the third party an executed acceptable confidentiality agreement and disclosed to Parent any non-public information to be provided to the third party that has not been previously disclosed to Parent; (ii) the MLP Entities have delivered to Parent a written notice (A) stating that the Board of Directors intends to take such actions, (B) stating that the Board of Directors has made the determination described in the following clause (iii) and (C) including an unredacted copy of the bona fide alternative proposal; and (iii) the Board of Directors has determined that the bona fide alternative proposal constitutes a superior proposal or is reasonably likely to result in a superior proposal.

  No Withdrawal of Recommendation

        The Merger Agreement provides that there may be no withdrawal, qualification or modification of the Board of Directors' recommendation, no failure to announce publicly, within 10 business days after a tender offer or exchange relating to any Partnership securities has been commenced that the Board of Directors recommends rejection of such tender or exchange offer, no failure to include the recommendation in this information statement, no public statement inconsistent with the recommendation and no approval, adoption or recommendation of any alternative proposal (each a "withdrawal of recommendation").

        Notwithstanding the restrictions described above and subject to compliance with the procedures described below, at any time prior to the end of the Unitholder Consent Period, the Board of Directors may effect a withdrawal of recommendation if (i) the Board of Directors determines that, after complying with the applicable procedures described below, (A) a bona fide alternative proposal constitutes a superior proposal or (B) an intervening event has occurred and is continuing and (ii) the Board of Directors determines in good faith, after consultation with its outside financial and legal advisors, that the Transactions are not in the best interests of the Unitholders.

        The Board of Directors will be entitled to effect a withdrawal of recommendation in connection with a superior proposal only if: (i) the MLP Entities have delivered to Parent a written notice (A) stating that the Board of Directors intends to effect a withdrawal of recommendation, (B) stating that (1) the Board of Directors has determined that a bona fide alternative proposal constitutes a superior proposal and (2) the Board of Directors has determined in good faith, after consultation with its outside financial and legal advisors, that the Transactions are not in the best interests of the Unitholders and (C) including a copy of the superior proposal and form of alternative acquisition agreement; and (ii) the negotiation period described below has expired. If Parent desires to exercise its match right, during the four business day period commencing on Parent's receipt of such notice, the MLP Entities must engage in good faith negotiations with Parent regarding an amendment of the Merger Agreement so that the alternative proposal that is the subject of such notice ceases to be a superior proposal. If the financial or other material terms or conditions of such bona fide alternative proposal are amended or modified, the MLP Entities must deliver a new notice and the negotiation period will be extended by an additional two business days from Parent's receipt of the new notice.

        Similarly, the Board of Directors will be entitled to effect a withdrawal of recommendation in connection with an intervening event only if: (i) the MLP Entities have delivered to Parent a written notice (A) stating that the Board of Directors intends to effect a withdrawal of recommendation, (B) stating that (1) the Board of Directors has determined that an intervening event has occurred and is continuing and (2) the Board of Directors has determined in good faith, after consultation with its outside financial and legal advisors, that the Transactions are not in the best interests of the Unitholders and (C) including a summary, in all material respects, of the intervening event; and (ii) the negotiation period described below has expired. If Parent desires to exercise its match right, during the four business day period commencing on Parent's receipt of such notice, the MLP Entities must engage in good faith negotiations with Parent regarding an amendment of the Merger Agreement so that the Board of Directors will no longer be entitled to effect a withdrawal of recommendation. If there is a material change to the facts or circumstances relating to the intervening event, the MLP Entities must deliver a new notice and the negotiation period will be extended by an additional two business days from Parent's receipt of the new notice.

        If the parties to the Merger Agreement enter into an amendment in connection with a superior proposal or an intervening event and Parent reasonably requests written consents from our general partner and the Unitholders approving the amendment, the MLP Entities will deliver a consent from our general partner and will promptly take all action necessary to seek to obtain the written consent of our Unitholders.

  Certain Defined Terms

        The term "agreed merger consideration differential" means the value differential by which the Public Merger consideration to be paid to the Public Unitholders exceeds the Sponsor Merger Consideration to be paid to the Sponsors and Founding Unitholders on the terms and subject to the conditions of the Merger Agreement (i.e. the $2.00 per common unit spread between the Public Merger Consideration and the Sponsor Merger Consideration).

        The term "alternative proposal" means any proposal or offer made by a person (other than Parent or Merger Sub) relating to (i) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (A) 5.0% or more of the consolidated total assets of the MLP Group Entities, taken as a whole, or (B) 5.0% or more of any class of outstanding equity interests of any MLP Group Entity, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning, directly or indirectly, 5.0% or more of any class of outstanding equity interests of any MLP Group Entity, (iii) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving any MLP Group Entity pursuant to which any person or its holders of equity interests would beneficially own, directly or indirectly, 5.0% or more of any class of outstanding equity interests of any MLP Group Entity or the direct or indirect parent of any MLP Group Entity or the surviving entity resulting, directly or indirectly, from any such transaction or (iv) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving any MLP Group Entity, in each case, other than the Transactions. In the event of a termination by Parent due to a breach by either MLP Entity or GP Holdings of their respective covenants under the Merger Agreement (other than the no solicitation covenants), sales of Common Units by the Principal Unitholders that occur within 12 months after such termination by means of a secondary offering to the public that has been registered under the Securities Act will not be deemed to involve an alternative proposal for the purposes of this definition.

        The term "bona fide alternative proposal" means an unsolicited written bona fide alternative proposal that was not received or obtained in violation of the Merger Agreement.

        The term "intervening event" means any material event, development or change in circumstances that first occurs, arises or becomes known to the MLP Entities or the Board of Directors after the date of the Merger Agreement, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of the Merger Agreement; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an intervening event: (i) the receipt, existence or terms of an alternative proposal or any matter relating thereto or consequence thereof, (ii) any event, development or change (A) generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates or currency rates or (B) in circumstances relating to Parent or Merger Sub or any of their respective affiliates, (iii) any change in laws, the interpretation thereof or political, legislative or regulatory conditions (A) applicable to any MLP Group Entity or any of their respective properties or assets or (B) generally affecting the industries in which the MLP Group Entities operate, (iv) any development or change generally affecting the industries in which the MLP Group Entities operate, (v) the entry into, or announcement of, the Merger Agreement and the Transactions, (vi) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes) and (vii) (A) any change in the market price or trading volume of the Common Units or (B) any MLP Group Entity meeting or exceeding internal or published projections, forecasts or revenue or earnings predictions for any period (provided, however, that the underlying causes of such change or result will not be excluded by this clause (vii), except to the extent such underlying causes are otherwise excluded pursuant to any of the foregoing clauses (i) through (vi)).

        The term "superior proposal" means a bona fide alternative proposal that the Board of Directors has determined in good faith, after consultation with its outside financial and legal advisors, taking into account the various legal, financial, regulatory and other aspects of such bona fide alternative proposal, including the financing terms thereof, the nature of the consideration offered, the provisions permitting the payment of distributions by the Partnership, the expected timing and risk and likelihood of consummation (including as a consequence of the impacts of any antitrust law on such bona fide alternative proposal), (i) is reasonably likely to be consummated in accordance with its terms (provided, however, that the fact that any requisite vote or consent of the Unitholders that may be required to effect such bona fide alternative proposal has not yet been obtained shall not be taken into account in determining whether a proposal is reasonably likely to be consummated) and (ii) if consummated, would result in a transaction (i) more favorable to each of the Unitholders from a financial point of view than the Transactions (after taking into account any revisions to the terms of the Transactions proposed by Parent) and (ii) in which the value differential between the consideration to be received by the Public Unitholders in such bona fide alternative proposal and the consideration to be received by the Principal Unitholders in such bona fide alternative proposal equals the agreed merger consideration differential; provided, however, that for purposes of the definition of "superior proposal," the references to "5.0% or more" in the definition of alternative proposal shall be deemed to be references to "more than 95.0%."

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the completion of the Merger:

  •
  by mutual written consent of the Partnership and Parent that is duly authorized by each of the Board of Directors and the board of managers of Parent, respectively.

  •
  by either the Partnership or Parent:

  •
  by written notice to the other party at any time after the Outside Date, if the Merger has not been consummated on or before the Outside Date, except that, if on the Outside Date the conditions to closing of the Merger related to antitrust regulatory approvals or injunctions or restraints under antitrust laws have not been satisfied, but all other conditions have been. or are capable of being, satisfied, then the Outside Date may be extended on one or more occasions to a date not later than May 27, 2015 at the option of the Partnership or Parent by providing written notice to the other parties at or before 11:59 p.m. (Central Time) on the Outside Date; or

  •
  if any law or order is enacted, promulgated, issued, entered, amended or enforced by any governmental authority is in effect and has become final and nonappealable enjoining, restraining, preventing or prohibiting consummation of any of the Transactions.

  •
  by Parent:

  •
  if either MLP Entity or GP Holdings has breached any of its respective obligations pursuant to the no solicitation or no withdrawal of recommendation provisions of the Merger Agreement (excluding any breaches that are de minimis in nature and do not adversely affect Parent, Merger Sub or the Transactions);

  •
  if either MLP Entity or GP Holdings has breached any of its respective representations or warranties contained in the Merger Agreement, or either MLP Entity or GP Holdings has failed to perform any of its respective covenants or agreements contained in the Merger Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth under "The Merger Agreement—Conditions to the Merger—Conditions to Obligations of Parent and Merger Sub" and (ii) is incapable of being cured or is not cured by the earlier of the Outside Date and the date that is 30 days after such breach or failure;

  •
  if copies of duly obtained Unitholder consent, certified as true and complete by an executive officer of each of the MLP Entities, have not been delivered to Parent within 72 hours following the later of the execution of an amendment of the Merger Agreement and Parent's request to seek to obtain an amendment Unitholder consent;

  •
  if the Board of Directors has effected a withdrawal of recommendation (whether or not in compliance with the Merger Agreement); or

  •
  if a divestiture request has been made, provided that (i) Parent exercised its right to terminate within 10 business days of the earlier of Parent's receipt of the divestiture request and its receipt of notice of such divestiture request from the Partnership and (ii) prior to, and as a condition of, any such termination, Parent shall have paid the Parent Termination Fee to the Partnership.

  •
  by the Partnership:

  •
  if either Parent or Merger Sub has breached any of its respective representations or warranties contained in the Merger Agreement or either Parent or Merger Sub fails to perform its respective covenants or agreements, which breach or failure to perform (i) would give rise to the failure of a condition set forth under "The Merger Agreement—Conditions to the Merger—Conditions to the Partnership's Obligations" and (ii) is incapable of being cured, or is not cured, by Parent by the earlier of the Outside Date and the date that is 30 days following receipt of written notice from the Partnership of such breach or failure, except that this termination right is not available to the Partnership if it is then in breach of its obligations pursuant to the no solicitation or no withdrawal of recommendation provisions of the Merger Agreement (excluding any breaches or failures that are de minimis in nature and do not adversely affect Parent, Merger Sub or the Transactions); or

    •
    if the Board of Directors has effected a withdrawal of recommendation in compliance with the Merger Agreement, provided that prior to, and as a condition of, the termination, the Partnership paid the MLP Termination Fee to Parent.

        The term "divestiture request" means any request or requirement, whether or not in writing (including electronic communication), by a representative of the Antitrust Division of the Department of Justice, the Bureau of Competition of the Federal Trade Commission or a representative of any comparative non-U.S. Governmental Authority that Parent, Merger Sub, any MLP Group Entity or GP Holdings (or any of their respective affiliates) offer, accept or agree, or commit to agree, to a divestiture condition with respect to one or more specific assets, contracts, businesses or lines of business as a condition to the clearance or approval of, or consent or waiver with respect to, the Transactions under antitrust laws.

Termination Fees and Expenses

  MLP Termination Fee

        In certain circumstances, the Board of Directors has the right to terminate the Merger Agreement and withdraw its recommendation, as further described in "The Merger Agreement—No Solicitation or Withdrawal of Recommendation." In that event, the Partnership must pay the MLP Termination Fee prior to, and as a condition of, the termination. The MLP Termination Fee is also payable if Parent has terminated the Merger Agreement:

  •
  due to breach by the MLP Entities or GP Holdings of any of their respective obligations pursuant to the no solicitation or no withdrawal in recommendation provisions of the Merger Agreement (excluding any breaches that are de minimis in nature and do not adversely affect Parent, Merger Sub or the Transactions);

  •
  if the requisite Unitholder consent has not been delivered to Parent within 72 hours following the later of the execution of an amendment of the Merger Agreement and Parent's request to seek to obtain an amendment Unitholder consent, in each case in connection with Parent's exercise of its match rights during the Unitholder Consent Period; or

  •
  after the Board of Directors has effected a withdrawal of recommendation as further described in "The Merger Agreement—No Solicitation or Withdrawal of Recommendation."

        In addition, the MLP Termination Fee is payable in the event the Merger Agreement is terminated by Parent due to the failure of either MLP Entity or GP Holdings to perform any covenant set forth in the Merger Agreement (other than the no solicitation and no withdrawal of recommendation covenants) or in the event the Merger Agreement is terminated by either the Partnership or Parent after the Outside Date at a time when the Merger Agreement is terminable by Parent due to such a failure, if, within 12 months of such termination, (i) any MLP Group Entity, GP Holdings or any of their respective affiliates enters into a definitive agreement with respect to, or shall have approved or recommended to the Partnership's limited partners or otherwise not opposed, any alternative proposal or (ii) there shall have been consummated an alternative proposal (in which case, the MLP Termination Fee would be net of any amounts paid for reimbursement of expenses as described below). For a discussion of the fee payable under specific circumstances by the Sponsors to Parent following termination of the Merger Agreement, see "Support Agreements."

  Parent Termination Fee

        Parent must pay the Parent Termination Fee to the Partnership if the Merger Agreement is terminated:

  •
  by either Parent or the Partnership after the Outside Date if the conditions to closing of the Merger related to antitrust regulatory requirements or injunctions or restraints under antitrust laws have not been satisfied or due to entry of a final and unappealable an injunction or restraint under antitrust laws, but, in either case, only if (i) all other conditions to the closing of the Merger have been satisfied or are capable of being satisfied, (ii) the inability to satisfy such antitrust conditions was not due to breach of the MLP Entities or GP Holdings and (iii) before such termination, a divestiture request has been made and Parent has not complied with it; or

  •
  by Parent because a divestiture request has been made, in which event Parent must pay the Parent Termination Fee prior to, and as a condition of, the termination.

  Reimbursement of Expenses

        All out-of-pocket costs and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such cost or expenses, except that we may be required to reimburse Parent for reasonable out-of-pocket fees and expenses incurred by Parent and its affiliates in connection with the Transactions and the Merger Agreement, up to a maximum of $7,500,000, if Parent terminates the Merger Agreement because of any MLP Entity's or GP Holdings' failure to perform any covenant set forth in the Merger Agreement (other than the no solicitation and no withdrawal of recommendation covenants) or if either the Partnership or Parent terminates the Merger Agreement after the Outside Date at a time when the Merger Agreement is terminable by Parent due to such a failure.

Cooperation Regarding the Partnership's Debt

        If requested by Parent at any time after the date of the Merger Agreement, the MLP Entities and GP Holdings must, and must cause their subsidiaries to, reasonably cooperate with, and use commercially reasonable efforts to assist, Parent and Merger Sub in taking all actions necessary to: (i) effect a discharge, covenant defeasance, redemption, amendment or similar action in connection with any notes or bonds issued pursuant to our Indenture dated March 28, 2013, with respect to the 6.25% senior notes due 2020; (ii) effect any consent solicitation related to any provisions of the Indenture prior to the closing of the Merger; and (iii) contemporaneously with the closing of the Merger, repay any indebtedness on behalf of the Partnership and any subsidiaries, terminate all commitments of lenders to lend under such credit facilities and terminate or release any and all guarantees of, and liens securing, such indebtedness.

Employee Benefits

        Pursuant to the Merger Agreement, Parent has agreed, for a period of 12 months following the closing of the Merger, to provide each employee of the surviving entity, its subsidiaries and our general partner with a base salary or hourly wage that is at least equal to the base salary and hourly wage provided to such employee as of the date of the Merger Agreement. Parent has also agreed continue in effect the hourly pay practices that are applicable to the employees as of the closing date of the Merger. Beginning on the closing date of the Merger and continuing through the last day of the calendar year in which the closing of the Merger occurs, Parent has agreed to provide each employee with employee benefits pursuant to the Partnership's benefit plans in effect as of the closing date of the Merger, process payroll for employees in the same manner as processed as of the closing date of the Merger, and continue in effect policies applicable to the employees as of the closing date of the Merger. Beginning on the first day of the next calendar year, Parent has agreed to provide each employee with employee benefits that are substantially comparable in the aggregate to the employee benefits provided to other similarly situated employees of Parent.

        On the first payroll date following the 12-month anniversary of the closing date of the Merger, Parent has agreed to pay each employee who has remained with the surviving entity, its subsidiaries or its general partner until the date that is 12 months following the closing date of the Merger a retention bonus equal to eight weeks of the employee's then-current base salary.

        Parent has agreed to continue our 401(k) plan through the last day of the calendar year in which the closing of the Merger occurs and is to make matching contributions and profit sharing contributions determined in the same manner in the ordinary course consistent with past practice. On the last day of the calendar year in which the closing of the Merger occurs, each individual who is an employee on the closing date of the Merger will be fully vested in any account balance he or she has under our 401(k) plan on the last day of the calendar year in which the closing of the Merger occurs. Parent has agreed that it will, or will cause one of its affiliates to, take any and all actions necessary, including amending our 401(k) plan to effectuate the full vesting and to ensure that no amounts will be forfeited on an employee's termination of employment following the closing of the Merger if such employee still maintains an account balance under our 401(k) plan on the last day of the calendar year in which the closing of the Merger occurs.

Severance

        In connection with the Merger, Parent has agreed to make, or cause one of its affiliates to make, certain payments to employees of the Partnership upon a termination of employment (1) by Parent or its affiliates without cause, (2) by the employee for good reason or (3) in the case of certain of our named executive officers, upon their resignation, in any case, if such termination occurs during the period commencing on the closing date of the Merger and ending on the 12-month anniversary of the closing date (subject to the execution and non-revocation by such employee of a release). See "The Merger—Interests of Directors and Executive Officers in the Merger" for more information regarding potential severance payments to our executive officers,

Amendment, Extension and Waiver

        The parties may amend provisions of the Merger Agreement at any time, except that no amendment that requires further approval by Unitholders is permitted without the further approval of such Unitholders. All such amendments must be in writing and signed by each of the parties.

        At any time prior to the Effective Time, the parties may (i) waive any inaccuracies in the representations and warranties contained in the Merger Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the other parties, or (iii) waive compliance with any of the agreements or conditions contained in the Merger Agreement, except that no waiver that requires further approval by Unitholders is permitted without the further approval of such Unitholders. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise does not constitute a waiver of such rights.

SUPPORT AGREEMENTS

        This section of this information statement describes the material provisions of the Support Agreements but does not purport to describe all of the terms of the Support Agreements. The following summary is qualified in its entirety by reference to the complete text of the Support Agreements, copies of which are included in Annex B to this information statement and are incorporated into this section by reference in their entireties. We urge you to read the full text of the Support Agreements.

Sponsor Support Agreements

        On May 27, 2014, the Sponsors entered into Support Agreements with Parent and Merger Sub, pursuant to which the Sponsors agreed to deliver, immediately following the execution and delivery of the Support Agreements and the Merger Agreement, a written consent approving the Merger Agreement and the Transactions.

  Support Covenants; Proxy

        Each of the Sponsors has agreed that, while its Support Agreement remains in effect and except as otherwise contemplated by its Support Agreement or the Merger Agreement, such Sponsor (i) will not (A) call, or cause to be called, any special meeting of the limited partners of the Partnership or (B) take action by written consent inconsistent with the Support Agreement and (ii) will vote its Common Units, or cause its Common Units to be voted, (A) for approval of the Merger Agreement and any related proposal in furtherance thereof (including any amendment of the Merger Agreement other than an amendment adverse to the Sponsor) and (B) against: (1) any alternative proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of either MLP Entity or GP Holdings under the Merger Agreement or (y) any of the conditions described in "The Merger—Conditions to the Merger" not being satisfied; (3) any change in the business or management of the MLP Entities or membership of the Board of Directors; (4) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Merger or the GP Equity Transfer; or (5) change in any manner the distribution policy or capitalization of, including the voting rights of any partners of, the Partnership. Each Sponsor also agreed to grant Parent or Parent's designee an irrevocable proxy to vote such Sponsor's Common Units as described in this paragraph. The proxies terminate automatically upon the termination of the Merger Agreement.

        Further, the Sponsors have agreed not to transfer or otherwise dispose of their Common Units or any interest therein or voting rights with respect thereto while the Support Agreements remain in effect and, in certain circumstances, for one year following the termination of the Support Agreements, except that sales of Common Units by the Sponsors (i) as affiliates or (ii) to the public in registered offerings are permitted during the one-year period following the termination of the Support Agreements.

  No Solicitation

        The Sponsors have agreed that they and their respective officers, managers or directors shall not, and that they shall instruct and cause their respective affiliates and representatives not to, directly or indirectly: (i) initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any alternative proposal, (ii) approve, endorse, recommend or enter into any contract or agreement in principle, whether written or oral, with any person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar contract concerning an alternative proposal, (iii) terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar contract entered into by one or more of the MLP Group Entities in respect of or in contemplation of an alternative proposal, (iv) conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any alternative proposal, (v) furnish any non-public information relating to any of the MLP Group Entities, or afford access to the books or records or representatives of any of the MLP Group Entities to any third party that, to the knowledge of the MLP Entities, after consultation with its representatives, is seeking to or may make, or has made, an alternative proposal; (vi) take any action to make the provisions of any takeover laws inapplicable to any transactions contemplated by any alternative proposal or (vii) resolve or publicly propose or announce to do any of the foregoing. These restrictions do not apply to (i) the MLP Group Entities, GP Holdings and their respective subsidiaries, officers, managers, directors and representatives (each an "excepted party") or (ii) any Sponsor or any of its representatives or affiliates, if such person is taking an action at the request of any excepted party, if (A) at the time of such request, such excepted party is (1) providing information or access to the books and records of the MLP Group Entities, in accordance with the Merger Agreement, to a third party that has made a timely bona fide alternative proposal or (ii) engaging or participating in discussions or negotiations permitted by the Merger Agreement with a third party with respect to a timely bona fide acquisition proposal and (B) the action taken by the Sponsor or any of its representatives or affiliates in response to such request is consistent with and in furtherance of such actions being taken by the excepted party.

  Sponsor Termination Fee

        In addition, the Sponsors have agreed to pay to Parent, upon consummation of an alternative proposal, 50% of the aggregate value realized by the Sponsors in connection with (i) permitted sales of Common Units to the public and (ii) such alternative proposal, in excess of the Sponsor Merger Consideration (up to $50,000,000), if (A) the Partnership is obligated to pay the MLP Termination Fee and (B) within 12 months following the termination of the Merger Agreement, any MLP Group Entity, GP Holdings or any of their respective affiliates has entered into an agreement with respect to, or approved or recommended to the Partnership's limited partners or otherwise not opposed, an alternative proposal.

  Termination

        The Support Agreements terminate upon the earliest of (i) the mutual agreement of the parties, (ii) the consummation of the Merger and (iii) the termination of the Merger Agreement in accordance with its terms, except as otherwise described above.

Founding Unitholder Support Agreements

        On May 27, 2014, the Founding Unitholders also entered into Support Agreements with Parent and Merger Sub that are substantially similar to the Support Agreements entered into by the Sponsors, although (i) the Founding Unitholders are not obligated to pay any fee if an alternative acquisition proposal is consummated, (ii) the restrictions on transfer of Common Units owned by the Founding Unitholders do not extend beyond the termination of their Support Agreements, and (iii) the Founding Unitholders' Support Agreements do not contain any of the restrictions described under "Support Agreements—Sponsor Support Agreements—No Solicitation." The Founding Unitholders executed their Support Agreements solely in their capacity as holders of Common Units, and their Support Agreements do not limit or prohibit any Founding Unitholder's action or inaction in their capacity as an officer of the Partnership or our general partner or as a member of the Board of Directors.

 MARKET PRICE OF OUR COMMON UNITS

        Our Common Units are listed on the NYSE under the trading symbol "PDH." The following table sets forth, for the fiscal quarters indicated, the high and low sales price per unit, as reported on NYSE, for our Common Units.

	High	Low
Fiscal Year Ended December 31, 2012
Second quarter(1)	$17.06	$10.00
Third quarter	$13.95	$10.10
Fourth quarter	$13.95	$10.51
Fiscal Year Ending December 31, 2013
First quarter	$16.95	$13.40
Second quarter	$14.50	$11.76
Third quarter	$13.90	$11.04
Fourth quarter	$13.40	$10.37
Fiscal Year Ending December 31, 2014
First quarter	$13.27	$11.02
Second quarter (through June 20, 2014)	$14.45	$12.07

(1)
Represents the period from May 4, 2012, the date on which our Common Units began trading on the NYSE, through June 30, 2012.

        The closing sale price of our Common Units on the NYSE on May 27, 2014, which was the last trading day before we announced the Merger, was $12.93 per Common Unit. On June 20, 2014, the last practicable trading day before the date of this information statement, the closing price of our Common Units on the NYSE was $14.38. You are encouraged to obtain current market quotations for our Common Units.

        We paid a cash distribution for the first quarter of 2014 of $0.37 per Common Unit. As permitted under the Merger Agreement, we expect to continue to make distributions consistent with our historical distribution policy through the closing date of the Merger. If the closing date occurs before the announced record date for any quarterly distribution, the record date for such quarterly distribution will be the business day immediately before the closing date of the Merger. It is anticipated that all Unitholders of record on the day preceding the closing date of the Merger will also receive the Merger Related Distribution, a final one-time cash distribution in connection with, and conditioned upon, the closing of the Merger, which will be declared and made in accordance with the provisions of the Merger Agreement. The Merger Related Distribution will be calculated to approximate the distribution that would have otherwise been paid for the period through the closing date of the Merger, subject to an additional reserve of $12.3 million to cover a portion of the Transaction-related costs of the Partnership.

        There is no guarantee that Unitholders will receive cash distributions from us. Our Unitholders have no contractual or other legal right to receive cash distributions from us on a quarterly or other basis. The Board of Directors has adopted a policy pursuant to which we will distribute to our Unitholders each quarter all of the available cash we generate each quarter as described above and as determined quarterly by the Board of Directors, but it may change this policy at any time.

Transfer Agent and Registrar

        The transfer agent and registrar for our Common Units is American Stock Transfer & Trust Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our Common Units (as of June 20, 2014, unless otherwise indicated) for the following:

  •
  each person (or group of affiliated persons) who is known by us to beneficially own 5.0% or more of the Common Units;

  •
  our general partner;

  •
  each non-employee member of the Board of Directors;

  •
  each of our named executive officers; and

  •
  all directors and executive officers as a group.

        We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, a person is deemed to be a beneficial owner of our Common Units if that person has a right to acquire ownership within 60 days of June 20, 2014 by the exercise of vested Phantom Unit awards. A person is also deemed to be a beneficial holder of our Common Units if that person has or shares voting power, which includes the power to vote or direct the voting of our Common Units, or investment power, which includes the power to dispose of or to direct the disposition of such Common Units. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each Unitholder identified in the table possesses sole voting and investment power over Common Units shown as beneficially owned by the Unitholder. The percentages of beneficial ownership set forth below are based on 139,355,037 Common Units issued and outstanding as of May 27, 2014.

        Except as otherwise indicated, the business address for each person listed below is c/o PetroLogistics LP, 600 Travis Street, Suite 3250, Houston, Texas 77002.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Total Common Units Outstanding
Lindsay Goldberg LLC(1)	69,690,798	50.0%
York Capital Management(2)	17,422,701	12.5%
David Lumpkins(4)	7,720,416	5.5%
Nathan Ticatch(5)	6,807,613	4.9%
PetroLogistics GP LLC(3)	—	—
Hank Jeans	332,836	*
Sharon Spurlin	160,143	*
Randy Miller	384,860	*
Richard Rice	209,889	*
Alan E. Goldberg(1)	69,690,798	50.0%
Lance L. Hirt	—	—
Zalmie Jacobs	—	—
Robert D. Lindsay(1)	69,690,798	50.0%
Andrew S. Weinberg	—	—
Jaime Buehl-Reichard	—	—
Hallie A. Vanderhider	15,447	*
John B. Walker	23,538	*
Phillip D. Kramer	23,370	*
All directors and executive officers as a group (15 persons)	85,368,910	61.3%

*
Represents less than 1.0% of the total Common Units outstanding.

(1)
LG Propylene LLC, an affiliate of Lindsay Goldberg LLC, is the owner of 69,690,798 Common Units. Alan E. Goldberg and Robert D. Lindsay, through their control of Lindsay Goldberg LLC and its affiliated investment funds, may be deemed to beneficially own the Common Units owned by Lindsay Goldberg. They disclaim such beneficial ownership. The business address of each of LG Propylene LLC, Alan E. Goldberg and Robert D. Lindsay is 630 Fifth Avenue, 30th Floor, New York, NY 10111.

(2)
YSOF Propylene Investor, LLC, an affiliate of York Capital Management ("YSOF"), is the owner of 17,422,701 Common Units. York Special Opportunities Fund AIV II, L.P., a Delaware limited partnership ("Special Opportunities"), owns 60.0% of YSOF and may therefore be deemed to be the beneficial owner of the Common Units beneficially owned by YSOF. York Special Opportunities Domestic Holdings, LLC, a New York limited liability company ("Domestic Holdings"), is the general partner of Special Opportunities and may also be deemed to be the beneficial owner of the Common Units beneficially owned by YSOF. York Capital Management Global Advisors, LLC, a New York limited liability company ("YGA"), is the senior managing member of Domestic Holdings and may be deemed to be the beneficial owner of the Common Units beneficially owned by YSOF. The business address for each of YSOF, Special Opportunities, Domestic Holdings and YGA is c/o York Capital Management, 767 Fifth Avenue, 17th Floor, New York, New York 10153.

(3)
PetroLogistics GP LLC, which is indirectly owned by our sponsors, certain of our executive officers and certain of its employees, is our general partner and manages and operates our business and has a non-economic general partner interest in us.

(4)
The Common Units reported as beneficially owned includes 3,700,000 Common Units held in a family limited partnership, over which Mr. Lumpkins has shared voting and investment power.

(5)
The Common Units reported as beneficially owned includes 907,220 Common Units held in a trust, over which Mr. Ticatch has shared voting and investment power.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This information statement contains forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "will," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

        You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our current beliefs, forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements made herein are made only as of the date of this information statement. We undertake no obligation to publicly update or revise any forward-looking statement after the date they are made, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

 ADDITIONAL INFORMATION

        The following documents that we previously filed with the SEC accompany this information statement:

  •
  Annual Report on Form 10-K of the Partnership for the fiscal year ended December 31, 2013, filed with the SEC on March 7, 2014, including the financial statements and related notes thereto and the report of independent auditor, is included as Annex E to this information statement.

  •
  Quarterly Report of the Partnership on Form 10-Q for the fiscal quarter ended March 31, 2014, filed with the SEC on May 7, 2014, including the financial statements and related notes thereto, is included as Annex F to this information statement.

        The Annual Report and the Quarterly Report should be read in conjunction with this information statement.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. These reports and other information contain additional information about the Partnership. Unitholders may read and copy any reports or other information filed by the Partnership at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Partnership's SEC filings that are made electronically are available on the SEC's website located at www.sec.gov. Unitholders can also obtain copies of the Partnership's SEC filings through the "Investor Relations" section of the Partnership's website at www.petrologistics.com. The Partnership's website address is being provided as an inactive textual reference only. The information provided on the Partnership's website is not part of this information statement, and therefore is not incorporated herein by reference.

        Pursuant to SEC rules, services that deliver the Partnership's communications to Unitholders that hold their Common Units through a bank, broker or other holder of record may deliver to multiple Unitholders sharing the same address a single copy of this information statement, unless the Partnership has received contrary instructions from one or more of the Unitholders. Upon written or oral request, the Partnership will promptly deliver a separate copy of this information statement to any Unitholder at a shared address to which a single copy of this information statement was delivered. Multiple Unitholders sharing the same address may also notify the Partnership if they wish to receive separate copies of the Partnership's communications to Unitholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Unitholders may notify the Partnership of their requests by calling or writing the Office of the General Counsel, PetroLogistics LP, 600 Travis Street, Suite 3250, Houston, Texas 77002, and our telephone number is (713) 255-5990.

 Annex A

        AGREEMENT AND PLAN OF MERGER

AND

MEMBERSHIP INTEREST TRANSFER AGREEMENT

among

PETROLOGISTICS LP,

PETROLOGISTICS GP LLC,

PROPYLENE HOLDINGS, LLC,

FLINT HILLS RESOURCES, LLC,

and

FHR PROPYLENE, LLC,

Dated as of May 27, 2014

A-i

A-ii

*
Exhibits intentionally omitted. Exhibits to merger agreement were filed with the current report on Form 8-K of PetroLogistics LP on May 28, 2014.

A-iii

 INDEX OF DEFINED TERMS

Defined Term	Reference
Affiliate	Section 9.16
Agreed Merger Consideration Differential	Section 9.16
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.4(a)(i)(B)
Alternative Proposal	Section 9.16
Anti-corruption Laws	Section 9.16
Antitrust Consents	Section 3.5
Antitrust Laws	Section 9.16
Balance Sheet Date	Section 3.6(e)(i)
Bankruptcy and Equity Exception	Section 3.3(a)
Board Recommendation	Recitals
Bona Fide Alternative Proposal	Section 9.16
Book-Entry Units	Section 2.2(a)
Business Day	Section 9.16
Certificate of Merger	Section 1.4
Closing	Section 1.3
Closing Date	Section 1.3
Code	Section 2.5
Common Unit	Section 9.16
Confidentiality Agreement	Section 6.7(c)
Consents	Section 9.16
Contract	Section 9.16
Criminal Law	Section 9.16
Criminal Penalty	Section 9.16
Derivative Transaction	Section 9.16
Divestiture Condition	Section 9.16
Divestiture Request	Section 9.16
DLLCA	Section 9.16
DRULPA	Section 9.16
DTC	Section 2.2(a)
Effective Time	Section 1.4
Employees	Section 6.13(a)(i)
Environment	Section 9.16
Environmental Laws	Section 9.16
Environmental Permits	Section 9.16
Equity Interest	Section 9.16
Equity Security	Section 9.16
ERISA	Section 9.16
ERISA Affiliate	Section 9.16
Exchange Act	Section 9.16
Exchange Fund	Section 2.2(b)
Expense Reimbursement	Section 8.2(d)
Facility	Section 9.16
FCPA	Section 3.10(a)
Finance Corp.	Section 3.2(d)
Founding Unitholders	Section 9.16
GAAP	Section 9.16
General Partner Interest	Section 9.16

A-iv

Defined Term	Reference
Government Official	Section 9.16
Governmental Authority	Section 9.16
GP Equity Interest	Recitals
GP Equity Transfer	Section 1.2
GP Holdings	Preamble
Hazardous Materials	Section 9.16
HSR Act	Section 9.16
Indebtedness	Section 9.16
Indemnified Person	Section 9.16
Indenture	Section 9.16
Information Statement	Section 6.1(b)
Insurance Policies	Section 3.20
Intellectual Property	Section 9.16
Intervening Event	Section 9.16
Intervening Event Negotiation Period	Section 6.4(d)(ii)
Intervening Event Notice	Section 6.4(d)(ii)
Investment Company Act	Section 3.23
Knowledge	Section 9.16
Laws	Section 9.16
Leased Real Property	Section 3.18(b)
Letter of Transmittal	Section 2.2(a)
Lien	Section 9.16
Limited Partner	Section 9.16
Limited Partner Interest	Section 9.16
Material Leased Real Property	Section 9.16
Merger	Section 1.1
Merger Related Consideration	Section 9.16
Merger Related Distribution	Section 9.16
Merger Sub	Preamble
MLP	Preamble
MLP 401(k) Plan	Section 6.13(d)
MLP Amendment Consents	Section 6.4(d)(iii)
MLP Benefit Plans	Section 9.16
MLP Charter Documents	Section 3.1(c)
MLP Disclosure Letter	Article III
MLP Entities	Preamble
MLP Equity Plans	Section 9.16
MLP Fairness Opinions	Section 3.26
MLP Financial Advisors	Section 3.26
MLP General Partner Interest	Section 4.6(b)
MLP GP	Preamble
MLP GP Board	Recitals
MLP GP LLC Agreement	Section 4.6(a)
MLP Group Entities	Section 9.16
MLP Income Tax Returns	Section 9.16
MLP LTIP	Section 9.16
MLP Material Adverse Effect	Section 9.16
MLP Material Contract	Section 3.17(a)
MLP Non-Solicit Parties	Section 6.4(a)(i)
MLP Owned Intellectual Property	Section 9.16

A-v

Defined Term	Reference
MLP Partnership Agreement	Section 9.16
MLP Registered Intellectual Property	Section 9.16
MLP SEC Documents	Section 9.16
MLP Termination Fee	Section 8.2(b)(i)
MLP Unitholder Consent	Section 3.3(b)
Negotiation Period	Section 6.4(d)(i)
New Plan	Section 6.13(e)
NYSE	Section 9.16
OpCo	Section 3.2(d)
Orders	Section 9.16
Other Governmental Consents	Section 3.5
Outside Date	Section 9.16
Owned Real Property	Section 3.18(a)
Parent	Preamble
Parent Entities	Preamble
Parent Financial Advisor	Section 9.16
Parent Material Adverse Effect	Section 9.16
Parent Termination Fee	Section 8.2(c)(i)
Partnership Interest	Section 9.16
Party	Preamble
Paying Agent	Section 2.2(a)
Permits	Section 9.16
Permitted Liens	Section 9.16
Person	Section 9.16
Personal Property	Section 3.18(c)
Phantom Unit	Section 9.16
Phantom Unit Consideration	Section 9.16
Phantom Unitholder Acknowledgement	Section 2.3(a)
Proceeding	Section 9.16
Principal Officers	Section 3.6(c)
Proscribed Recipient	Section 3.10(a)
Public Merger Consideration	Section 9.16
Public Merger Related Consideration	Section 9.16
Public Unitholders	Section 9.16
Registration Rights Agreement	Section 9.16
Release	Section 9.16
Representatives	Section 9.16
Restraints	Section 7.1(c)
Rights	Section 9.16
Rights-of-Way	Section 3.18(d)
SEC	Section 9.16
Securities Act	Section 9.16
Significant Customer	Section 3.21(a)
Significant Supplier	Section 3.21(b)
Sponsor Merger Consideration	Section 9.16
Sponsor Merger Related Consideration	Section 9.16
Sponsors	Section 9.16
Subsidiary	Section 9.16
Superior Proposal	Section 9.16
Superior Proposal Notice	Section 6.4(d)(i)

A-vi

Defined Term	Reference
Support Agreements	Recitals
Surviving Entity	Section 1.1
Takeover Laws	Section 9.16
Tax or Taxes	Section 9.16
Tax Return	Section 9.16
Title Policies	Section 9.16
Transaction Filings	Section 3.24
Transaction Litigation	Section 6.10
Transactions	Section 9.16
Transition Date	Section 6.13(a)(ii)
Unit Majority	Section 9.16
Unitholder	Section 9.16
Unitholder Consent Period	Section 9.16
Withdrawal of Recommendation	Section 6.4(b)(iv)

A-vii

 AGREEMENT AND PLAN OF MERGER
AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT

        This AGREEMENT AND PLAN OF MERGER AND MEMBERSHIP INTEREST TRANSFER AGREEMENT, dated as of May 27, 2014 (this "Agreement"), is by and among PetroLogistics LP, a Delaware limited partnership ("MLP"), PetroLogistics GP LLC, a Delaware limited liability company and the general partner of MLP ("MLP GP" and, together with MLP, the "MLP Entities"), Propylene Holdings LLC, a Delaware limited liability company ("GP Holdings"), Flint Hills Resources, LLC, a Delaware limited liability company ("Parent"), and FHR Propylene, LLC, a Delaware limited liability company and Subsidiary of Parent ("Merger Sub" and, together with Parent, the "Parent Entities"). MLP, MLP GP, GP Holdings, Parent, and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        A.    MLP, MLP GP, GP Holdings and Parent desire to merge MLP and Merger Sub on the terms and conditions set forth in this Agreement.

        B.    GP Holdings desires to transfer to Parent, and Parent desires to accept, 100% of the issued and outstanding membership interests in MLP GP, including all rights and obligations relating thereto and all economic and capital interest therein (the "GP Equity Interest").

        C.    The board of directors of MLP GP (the "MLP GP Board") has (i) authorized and directed MLP GP, in its capacity as the general partner of MLP, to consent to the Merger and approve this Agreement, (ii) authorized and directed MLP GP to execute and deliver this Agreement both (A) in its individual capacity on its own behalf and (B) in its capacity as the general partner of MLP on behalf of MLP, (iii) authorized and directed MLP GP, in its capacity as the general partner of MLP, to direct this Agreement to be submitted to a vote of Limited Partners by written consent and (iv) determined to recommend that the Limited Partners approve this Agreement by written consent (the "Board Recommendation"), and MLP GP, in its capacity as the general partner of MLP, has consented to the Merger and approved this Agreement.

        D.    The sole member of GP Holdings has approved this Agreement and the Transactions and authorized and directed GP Holdings to execute and deliver this Agreement in its individual capacity on its own behalf, and the MLP GP Board has received a written instruction from GP Holdings, in its capacity as the sole member of MLP GP, evidencing its approval of this Agreement and the Transactions.

        E.    The board of managers of Parent and the managing members of Merger Sub have each approved and declared advisable this Agreement and the Transactions.

        F.     It is anticipated that, following the execution and delivery of this Agreement, the Sponsors and Founding Unitholders will execute and deliver to Parent and Merger Sub support agreements (the "Support Agreements"), pursuant to which (i) each Sponsor and Founding Unitholder will agree, among other things, to act by written consent to approve this Agreement and (ii) each Sponsor will agree, in specified circumstances, to pay Parent 50% of the amount by which the aggregate value received by such Sponsor and certain of its related entities in connection with an Alternative Proposal exceeds the aggregate Sponsor Merger Consideration that would have been received by such Sponsor and certain of its related entities in connection with the Merger (subject to an aggregate $50,000,000 cap as to all Sponsors).

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

ARTICLE I
THE MERGER; THE GP EQUITY TRANSFER

        Section 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA and the DLLCA, at the Effective Time, Merger Sub will be merged with and into MLP (the "Merger"), the separate limited liability company existence of Merger Sub will cease, and MLP will continue its existence as a limited partnership under the Laws of the State of Delaware as the surviving entity in the Merger (the "Surviving Entity").

        Section 1.2    The GP Equity Transfer.     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, at the Effective Time, GP Holdings will transfer and deliver to Parent or an Affiliate of Parent designated by Parent, and Parent (or its designated Affiliate) will accept the transfer and delivery from GP Holdings of, the GP Equity Interest, free and clear of all Liens, except for any transfer restrictions under any applicable securities Laws (the "GP Equity Transfer").

        Section 1.3    Closing.     Subject to the provisions of Article VII, unless otherwise agreed by Parent and MLP in writing, the closing of the Transactions (the "Closing") will take place at the offices of Jones Day, 2727 North Harwood Street, Dallas, Texas 75201 at 7:30 A.M., local time, on the second Business Day after the satisfaction or waiver of the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions); provided, however, that (a) if the Closing would otherwise occur within the 10 Business Day period prior to the date on which MLP's Quarterly Report on Form 10-Q or MLP's Annual Report on Form 10-K (or any amendment to any previously filed MLP SEC Document) would be required to be filed with the SEC, the Closing will occur on the third Business Day after the filing by MLP of such report (subject, in each case, to the satisfaction or waiver of such conditions as of the date determined by this clause (a)) and (b) if the Closing would otherwise occur during the Unitholder Consent Period, the Closing will occur on the first Business Day following the expiration of such period (subject to the satisfaction or waiver of such conditions as of the date determined by this clause (b)). The date on which the Closing actually occurs is referred to as the "Closing Date."

        Section 1.4    Effects of the Merger.     Subject to the provisions of this Agreement, at the Closing, MLP will cause a certificate of merger, executed in accordance with the relevant provisions of the DRULPA and the DLLCA (the "Certificate of Merger"), to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by MLP and Parent in writing and specified in the Certificate of Merger (the effective time of the Merger (as well as the GP Equity Transfer) is referred to as the "Effective Time"). If the Secretary of State of the State of Delaware requires any changes in the Certificate of Merger as a condition to filing or issuing a certificate that the Merger is effective, the Parties shall execute any necessary revisions incorporating such changes; provided that such changes are not inconsistent with and do not result in any material changes in the terms of this Agreement.

        Section 1.5    Organizational Documents of the Surviving Entity.     At the Effective Time:

          (a)    Certificate of Limited Partnership.     The certificate of limited partnership of MLP as in effect immediately prior to the Effective Time will remain unchanged and will be the certificate of limited partnership of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided therein or by Law.

          (b)    MLP Partnership Agreement.     The MLP Partnership Agreement as in effect immediately prior to the Effective Time will remain unchanged (except as otherwise provided by this Agreement) and will be the partnership agreement of the Surviving Entity from and after the Effective Time, and thereafter may be amended as provided therein or by Law.

ARTICLE II
EFFECT ON UNITS; TRANSFER OF GP EQUITY INTEREST

        Section 2.1    Effect of Merger.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the MLP Entities, the Parent Entities or the holder of any securities of any of them:

          (a)    Conversion of Common Units Owned by Public Unitholders.     Each issued and outstanding Common Unit that is owned by the Public Unitholders as of immediately prior to the Effective Time will (i) be converted into the right to receive the Public Merger Related Consideration, (ii) no longer be outstanding, (iii) automatically be cancelled and (iv) cease to exist.

          (b)    Conversion of Common Units Owned by Sponsors and Founding Unitholders.     Each issued and outstanding Common Unit that is owned by the Sponsors or the Founding Unitholders as of immediately prior to the Effective Time will (i) be converted into the right to receive the Sponsor Merger Related Consideration, (ii) no longer be outstanding, (iii) automatically be cancelled and (iv) cease to exist.

          (c)    Limited Partner Interests of the Surviving Entity.     The membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into 100% of the limited partner interests in MLP (as the Surviving Entity). At the Effective Time, the books and records of the Surviving Entity will be revised to reflect the admission of each member of Merger Sub as a Limited Partner of the Surviving Entity (with each such member having a proportionate share of the aggregate Limited Partner Interests in the Surviving Entity equal to such member's proportionate share of the aggregate membership interests in Merger Sub issued and outstanding immediately prior to the Effective Time) and the simultaneous withdrawal of all other Limited Partners of MLP (as the Surviving Entity).

          (d)    Cancellation of MLP-Owned Units and Parent-Owned Units.     Any Partnership Interests that are owned immediately prior to the Effective Time by MLP or any Subsidiary of MLP, and any Partnership Interests owned immediately prior to the Effective Time by Parent or any Affiliate of Parent will be automatically cancelled and will cease to exist. No consideration will be delivered in exchange for such cancelled Partnership Interests.

          (e)    General Partner Interest Unaffected.     The General Partner Interest issued and outstanding as of immediately prior to the Effective Time will be unaffected by the Merger and will remain outstanding; provided however, that, upon the GP Equity Transfer, the General Partner Interest will be owned, directly or indirectly, by Parent or an Affiliate of Parent designated by Parent.

        Section 2.2    Exchange of Book-Entry Units.

          (a)    Paying Agent.     At or prior to the Closing Date, Parent shall appoint a paying agent reasonably acceptable to MLP (the "Paying Agent") for the purpose of exchanging Common Units held of record in book-entry form ("Book-Entry Units") for the Merger Related Consideration. Subject to Section 2.2(c), as soon as reasonably practicable after the Effective Time, but in no event more than three Business Days following the Effective Time, Parent will send, or will cause the Paying Agent to send, to each holder of Book-Entry Units (other than The Depository Trust Company ("DTC")) as of the Effective Time (and, to the extent commercially practicable, Parent will, or will cause the Paying Agent to, make available for collection by hand, during customary business hours commencing immediately after the Effective Time, if so elected by a holder of

  Book-Entry Units), a letter of transmittal in the form attached hereto as Exhibit E (each such letter, a "Letter of Transmittal") to be used for surrender of Book-Entry Units pursuant to this Article II.

          (b)    Deposit.     At or prior to the Closing, (i) Parent will deposit or cause to be deposited with the Paying Agent, for the benefit of the Unitholders, an amount of cash in U.S. dollars equal to the sum of the aggregate Public Merger Consideration to be paid pursuant to Section 2.1(a) plus the aggregate Sponsor Merger Consideration to be paid pursuant to Section 2.1(b) and (ii) MLP will deposit with the Paying Agent, for the benefit of the Unitholders, an amount of cash in U.S. dollars equal to the aggregate Merger Related Distribution to be paid pursuant to Section 2.1(a) and Section 2.1(b) , in each case, payable upon due surrender of the Book-Entry Units pursuant to the provisions of this Article II. All cash deposited with the Paying Agent is referred to as the "Exchange Fund." The Paying Agent will, pursuant to irrevocable instructions, deliver the Merger Related Consideration contemplated to be paid pursuant to this Article II out of the Exchange Fund. The Paying Agent will invest the Exchange Fund as directed by Parent; provided that (x) no such investment or losses thereon will affect the Merger Related Consideration payable to Unitholders entitled to receive such Merger Related Consideration and Parent will promptly cause to be provided additional funds to the Paying Agent for the benefit of Unitholders entitled to receive such Merger Related Consideration in the amount of any such losses and (y) such investments will be in obligations of, or guaranteed by, the United States of America or rated A-l or P-l or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any interest and other income resulting from such investment will be the sole and exclusive property of Parent or an Affiliate of Parent designated by Parent, and no part of such earnings will accrue to the benefit of Unitholders.

          (c)    Exchange.

              (i)  Each holder of Book-Entry Units other than DTC, upon surrender thereof by delivery of a Letter of Transmittal, duly executed and completed in accordance with the terms of such Letter of Transmittal, will be entitled to receive in exchange for each surrendered Book-Entry Unit a cash amount equal to the Merger Related Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5). DTC, upon surrender of its Book-Entry Units in accordance with the customary surrender procedures of DTC and the Paying Agent, will be entitled to receive in exchange for each surrendered Book-Entry Unit a cash amount equal to the Merger Related Consideration. Each Book-Entry Unit surrendered pursuant to this Section 2.2(c) will be cancelled.

             (ii)  The Merger Related Consideration will be paid to (A) the holders of Book-Entry Units other than DTC, as promptly as practicable after receipt by the Paying Agent of the Letter of Transmittal in respect thereof, by mail or wire transfer of immediately available funds and (B) DTC, as promptly as practicable after the Effective Time, by wire transfer of immediately available funds.

            (iii)  Payment of the Merger Related Consideration with respect to Book-Entry Units will only be made to the Person in whose name such Book-Entry Units are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Units. Until surrendered and paid as contemplated hereby, each Book-Entry Unit will be deemed at any time after the Effective Time to represent only the right to receive the Merger Related Consideration in cash as contemplated by this Agreement. The Merger Related Consideration paid upon surrender of such Book-Entry Units will be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Units.

            (iv)  No Person beneficially owning Common Units through DTC will be required to deliver a Letter of Transmittal to receive the Merger Related Consideration that such holder is entitled to receive through DTC. Any such Person will receive its Merger Related Consideration in accordance with the customary payment procedures of DTC following the Effective Time.

          (d)    No Further Transfers.     From and after the Effective Time, there will be no further registration on the books of MLP of transfers of Common Units. From and after the Effective Time, the Unitholders as of immediately prior to the Effective Time will cease to have any rights with respect to such Common Units, except as otherwise provided in this Agreement.

          (e)    Termination of Exchange Fund.     Any portion of the Exchange Fund that remains unclaimed by the Unitholders on the first anniversary of the Effective Time will be returned to Parent or an Affiliate of Parent designated by Parent, upon demand, and any such holder who has not exchanged its Common Units for the Merger Related Consideration in accordance with this Section 2.2 prior to that time will thereafter look only to Parent for delivery of the Merger Related Consideration in respect of such holder's Common Units. Any Merger Related Consideration remaining unclaimed by Unitholders immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Authority will, to the extent permitted by applicable Law, become the property of Parent or an Affiliate of Parent designated by Parent, free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, MLP, MLP GP or any of their respective Affiliates will be liable to any Unitholder for any Merger Related Consideration duly delivered to a public official pursuant to applicable abandoned property Laws.

        Section 2.3    Treatment of Phantom Units.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, each Phantom Unit that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall (i) be canceled and converted into the right to receive from Parent (through MLP GP) the Phantom Unit Consideration, (ii) no longer be outstanding and (iii) cease to exist. As a condition to the receipt of the Phantom Unit Consideration, each holder of Phantom Units will be required to execute and deliver to MLP GP an acknowledgement in the form attached hereto as Exhibit F (a "Phantom Unitholder Acknowledgement").

          (b)   Parent will cause MLP GP to pay the Phantom Unit Consideration (i) to any holder of Phantom Units who executes and delivers to MLP GP a Phantom Unitholder Acknowledgement at the Closing, as promptly as practicable (but in no event later than three Business Days) following the Closing Date and (ii) to any holder of Phantom Units who executes and delivers to MLP GP a Phantom Unitholder Acknowledgement after the Closing, as promptly as practicable (but in no event later than the next regularly scheduled payroll date that occurs at least three Business Days) following the delivery of such Phantom Unitholder Acknowledgement. No interest will be paid or accrued on any Phantom Unit Consideration. The Phantom Unit Consideration paid will be paid in full satisfaction of all rights pertaining to the Phantom Units formerly outstanding.

          (c)   Prior to the Effective Time, MLP and MLP GP, including the MLP GP Board and any committee thereof, shall take all action necessary under the MLP Equity Plans to permit and effect the cancellation and conversion of Phantom Units as contemplated by this Section 2.3.

        Section 2.4    Distributions.

          (a)   The MLP Entities, including the MLP GP Board and any applicable committee thereof, have adopted and approved the incorporation of Annex VI of the MLP Disclosure Letter into MLP's distribution policy. The MLP Entities shall not take any action, including any amendment or modification of MLP's distribution policy, that prohibits or restricts, or limits the ability of, either MLP Entity from complying with the terms and conditions of Annex VI of the MLP

  Disclosure Letter in connection with any distribution permitted under Section 6.3(d), including the determination and payment of the Merger Related Distribution.

          (b)   From the date of this Agreement until the Effective Time, the MLP Entities and GP Holdings will declare and make any distribution permitted under Section 6.3(d), including the determination and payment of the Merger Related Distribution, in accordance with and subject to the limitations of Annex VI of the MLP Disclosure Letter.

        Section 2.5    Withholding Taxes.     Parent, MLP, MLP GP, Merger Sub, any Affiliate of Parent that has been designated by Parent pursuant to this Article II and the Paying Agent will be entitled to deduct and withhold from the consideration payable pursuant to this Agreement, including to a Unitholder or a holder of Phantom Units, such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, or under any provision of applicable state, local or foreign Tax Law. The MLP Entities shall cooperate with Parent in coordinating the deduction and withholding of any Taxes required to be deducted and withheld by any MLP Group Entity under applicable Tax Law, including payroll Taxes relating to payments made in respect of Phantom Units. To the extent amounts are so withheld and paid over to the appropriate Tax authority, such withheld amounts will be treated for the purposes of this Agreement as having been paid to the Person, including the former Unitholder or former holder of Phantom Units, as applicable, in respect of whom such withholding was made.

        Section 2.6    Adjustments.     Notwithstanding any provision of this Article II to the contrary (but without in any way limiting the covenants in Section 6.2 and 6.3 or other applicable prohibitions in this Agreement), if between the date of this Agreement and the Effective Time the number of outstanding Common Units have been changed into a different number of units or a different class by reason of the occurrence or record date of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction, the Merger Related Consideration will be equitably adjusted to proportionately reflect the effect of such unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction and to provide the Unitholders and holders of Phantom Units the same economic effect as contemplated by this Agreement prior to such event.

        Section 2.7    No Dissenters' Rights.     No dissenters' or appraisal rights are or will be available with respect to the Transactions.

        Section 2.8    GP Equity Transfer Covenants.     At the Effective Time, (a) GP Holdings and Parent or an Affiliate of Parent designated by Parent will each execute and deliver to one another the Transfer Agreement substantially in the form attached hereto as Exhibit B, (b) MLP GP will (i) register the GP Equity Transfer in its books and records and (ii) update its records to reflect Parent or an Affiliate of Parent designated by Parent (as applicable) as the registered owner of the GP Equity Interest and (c) GP Holdings will deliver to Parent or an Affiliate of Parent designated by Parent the resignations of such managers, officers and directors of MLP GP as are requested by Parent prior to the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE MLP ENTITIES

        Except as disclosed in (a) the MLP SEC Documents filed with the SEC on or after December 31, 2013 and publicly available at least 24 hours prior to the date of this Agreement and only as and to the extent disclosed therein (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other disclosures included therein to the extent they are primarily predictive or forward-looking in nature) or (b) the corresponding sections of the disclosure letter delivered by MLP to Parent (the "MLP Disclosure Letter") prior to the execution of this Agreement (or disclosed in any other section, subsection or clause of the MLP Disclosure Letter if it is reasonably apparent from the face of such disclosure that such disclosure will be deemed to be disclosed with respect to any other section, subsection or clause of this Agreement), MLP and MLP GP jointly and severally represent and warrant to Parent and Merger Sub as follows:

        Section 3.1    Organization.

          (a)   Each of MLP and its Subsidiaries is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed or organized, as applicable. Each of MLP and its Subsidiaries has all requisite partnership, corporate, limited liability company or other applicable power and authority necessary to own or lease all of its properties and assets and to carry on its business as currently conducted, except where the failure to have such power or authority would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.

          (b)   Each of MLP and its Subsidiaries is duly licensed or qualified to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect.

          (c)   MLP has made available to Parent true and complete copies of its certificate of limited partnership and the MLP Partnership Agreement (the "MLP Charter Documents"), and true and complete copies of the comparable organizational documents of each of its Subsidiaries and MLP GP, in each case as amended to the date of this Agreement. MLP is in compliance with the terms of the MLP Charter Documents and each of its Subsidiaries is in compliance with its respective organizational or governing documents.

        Section 3.2    Capitalization.

          (a)   As of the date hereof, (i) there are no Partnership Interests or other Equity Securities in MLP issued and outstanding, other than (A) 139,355,037 Common Units, (B) 606,328 Phantom Units and (C) the MLP General Partner Interest and (ii) there are no Partnership Interests or other Equity Securities in MLP reserved for issuance, other than 606,328 Common Units reserved for issuance pursuant to the settlement of outstanding Phantom Unit awards and 4,783,312 Common Units reserved for future awards under the MLP LTIP. All outstanding Common Units and Phantom Units have been duly authorized and all Common Units are validly issued and are fully paid, nonassessable and free of preemptive rights. No Common Units, Phantom Units or other Equity Securities in MLP are held by a Subsidiary of MLP. There are no certificates representing any Partnership Interests, and no such certificates have been issued.

          (b)   Section 3.2(b)(i) of the MLP Disclosure Letter sets forth, for each Phantom Unit outstanding as of the date hereof, (i) the number of Common Units issuable thereunder, (ii) the grant date, (iii) the vesting schedule, (iv) the amount vested and outstanding and (v) the MLP Equity Plan pursuant to which the award was made. No outstanding Partnership Interests are subject to vesting restrictions or other risk of forfeiture to MLP under the MLP Equity Plans or otherwise. All Phantom Units are evidenced by award agreements, in each case, in the form made available to Parent. Each such Phantom Unit award agreement provides that the MLP LTIP controls in the event of any conflict and no such agreement contains any terms that are materially different from such forms. Each Phantom Unit may be treated, by its terms, as set forth in

  Section 2.3. From the Balance Sheet Date through the date of this Agreement, neither MLP nor its Subsidiaries have issued any Equity Securities.

          (c)   Except for this Agreement, the MLP Partnership Agreement, the Registration Rights Agreement and the MLP LTIP and any awards issued pursuant thereto, there are no outstanding Contracts or obligations binding on any of MLP or its Subsidiaries with respect to any of their respective Equity Securities, including any Contract (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring any registration for sale of, or (v) granting any preemptive or anti-dilutive rights with respect to, any such Equity Security. All sales, issuances or other transfers of the Equity Securities of the MLP Group Entities prior to the date hereof were at all times registered under the Securities Act and applicable foreign and state securities Laws or were exempt from the registration requirements of the Securities Act and applicable foreign and state securities Laws, or if such Equity Securities were not so registered or exempt, any private rights of action for rescission or damages arising from the failure to register any such Equity Securities are time barred by applicable statutes of limitations or equitable principles, including laches.

          (d)   PetroLogistics Finance Corp., a Delaware corporation ("Finance Corp."), and PL Propylene LLC, a Delaware limited liability company ("OpCo"), are the only Subsidiaries of MLP. All the outstanding Equity Interests of each Subsidiary of MLP have been duly authorized and validly issued and are fully paid and nonassessable and are owned and held by MLP free and clear of all Liens other than Liens under MLP's existing credit facility and transfer restrictions under applicable securities Laws. Except for MLP's ownership of Finance Corp. and OpCo, MLP and its Subsidiaries do not directly or indirectly, beneficially or of record, own any Equity Securities of any other Person, or have any obligations or have made any Contract to acquire any Equity Securities of, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

        Section 3.3    Authorization.

          (a)   Each of the MLP Entities has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and to consummate the Transactions, subject to, only in the case of consummating the Merger, obtaining the MLP Unitholder Consent. The execution, delivery and performance by the MLP Entities of this Agreement, and the consummation of the Transactions, have been duly authorized and approved by the MLP GP Board. The MLP GP Board has received a written instruction from GP Holdings, in its capacity as the sole member of MLP GP, evidencing its approval of this Agreement and the Transactions. Except for obtaining the MLP Unitholder Consent for the adoption of this Agreement and consummation of the Merger, no other entity action on the part of the MLP Entities is necessary to authorize the execution, delivery and performance by the MLP Entities of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by the MLP Entities and, assuming due authorization, execution and delivery of this Agreement by the other Parties, constitutes a legal, valid and binding obligation of each of the MLP Entities, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

          (b)   MLP GP, in its capacity as the general partner of MLP has consented to the Merger and approved this Agreement, and the written consent of the holders of a Unit Majority approving this Agreement and the Transactions (the "MLP Unitholder Consent") is the only vote or approval of the holders of any class or series of Partnership Interests or other Equity Interests of MLP or any of its Subsidiaries that remains necessary to approve this Agreement.

        Section 3.4    Noncontravention.     Neither the execution and delivery of this Agreement by the MLP Entities nor the consummation by the MLP Entities of the Transactions, nor compliance by the MLP Entities with any of the terms or provisions of this Agreement, will (a) conflict with or violate any provision of the MLP Charter Documents or any of the comparable organizational documents of the other MLP Group Entities, (b) assuming that the Consents referred to in Section 3.5 and the MLP Unitholder Consent are obtained and the filings referred to in Section 3.5 are made, (i) violate, in any material respect, any Law or Order applicable to the MLP Group Entities or by which they or any of their respective properties or assets may be bound or affected, (ii) violate or conflict with, in any material respect, or result in the loss of any material benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Lien upon any of the respective properties or assets of, the MLP Group Entities under any Permit (including any Environmental Permit) to which any of the MLP Group Entities is a party or by which they or any of their respective properties or assets may be bound or affected, (iii) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the MLP Group Entities under any Contract to which any of the MLP Group Entities is a party or by which they or any of their respective properties or assets may be bound or affected, except for any such breach, violation, termination, modification, cancellation, creation, acceleration, loss or default that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect or (iv) result in the exercisability of any right to purchase or acquire any material asset of the MLP Group Entities.

        Section 3.5    Governmental Approvals.     Other than (a) the filing of the Information Statement to be sent to the Unitholders pursuant to Section 6.1 with the SEC, (b) (i) the filing of a Notification and Report Form by MLP pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder, (ii) such filings set forth in Section 3.5 of the MLP Disclosure Letter that MLP has determined in good faith, after consultation with Parent and outside counsel, are necessary to obtain the receipt, termination or expiration, as applicable, of approvals or waiting periods required under all other applicable Antitrust Laws of any jurisdiction and (iii) any other filings in connection with the Transactions required under the HSR Act (clauses (i), (ii) and (iii) above, collectively, the "Antitrust Consents"), (c) filings required by the applicable requirements of the Securities Act, the Exchange Act, (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (e) any notice pursuant to the rules and regulations of the NYSE (collectively, clauses (c), (d) and (e), the "Other Governmental Consents"), and assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.5, no Consents of or with any Governmental Authority are necessary in connection with the execution, delivery and performance of this Agreement by the MLP Entities and GP Holdings and the consummation by the MLP Entities and GP Holdings of the Transactions, except for any such Consents that, if not obtained, made or given, would not, and would not reasonably be expected to, individually or in the aggregate, result in an MLP Material Adverse Effect.

        Section 3.6    MLP SEC Documents; Undisclosed Liabilities.

          (a)   Since May 3, 2012, all MLP SEC Documents (except for the Information Statement, which is addressed in Section 6.1(b)) have been timely filed or furnished to the SEC in accordance with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. All MLP SEC Documents (i) complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the NYSE and (ii) as of its filing date in the case of any Exchange Act report and as of its effective date in the case of any Securities Act filing, or if amended, supplemented or superseded, as finally amended, supplemented or superseded prior to the date of this Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. MLP has made available to Parent true and complete copies of all material correspondence between the SEC, on the one hand, and any MLP Group Entity, on the other hand, occurring since May 3, 2012. There are no outstanding or unresolved comments received from the SEC staff with respect to the MLP SEC Documents. To the Knowledge of the MLP, no MLP SEC Document is the subject of ongoing SEC review or investigation. None of MLP's Subsidiaries or MLP GP is required to file periodic reports with the SEC pursuant to the Exchange Act.

          (b)   The historical consolidated financial statements of MLP included in the MLP SEC Documents as of their respective dates (if amended, as of the date of the last such amendment) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of MLP and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in partners' capital for the periods then ended (subject, in the case of unaudited quarterly statements, to normal and immaterial year-end audit adjustments).

          (c)   MLP has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to MLP and its consolidated Subsidiaries, required to be disclosed by MLP in the MLP SEC Documents under the Exchange Act is accumulated and communicated to the MLP's principal executive officers and its principal financial officer (the "Principal Officers") to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective to ensure that information required to be disclosed by MLP in the MLP SEC Documents under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Principal Officers have disclosed, based on their most recent evaluation, to MLP's auditors and the audit committee of the MLP GP Board (i) all significant deficiencies in the design or operation of internal controls which could adversely affect MLP's ability to record, process, summarize and report financial data and have identified for MLP's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in MLP's internal controls. The Principal Officers have made all certifications required by the Sarbanes-Oxley Act and the Exchange Act with respect to the MLP SEC Documents, and the statements contained in such certifications were complete and correct when made. The management of the MLP has completed its assessment of the effectiveness of MLP's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes Oxley Act for the year ended December 31, 2013, and such assessment concluded that such controls were effective. To the Knowledge of the MLP Entities, as of the date of this Agreement there are no facts or circumstances that would prevent the Principal Officers from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes Oxley Act, without qualification, when next due. MLP is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act and, to the Knowledge of the MLP Entities, no employee of the MLP Group Entities has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in

  Section 806 of the Sarbanes-Oxley Act by any MLP Group Entity. No MLP Group Entity nor, to the Knowledge of the MLP Entities, any of their respective Representatives has received any substantive complaint, allegation, assertion or claim, whether written or oral, that an MLP Group Entity has engaged in questionable accounting or auditing practices. No current or former attorney representing any MLP Group Entity has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the MLP Group Entities or any of their respective managers, officers, directors, employees or agents, to the current MLP GP Board or any committee thereof or to any current manager, director or executive officer of the MLP Entities.

          (d)   Without limiting the generality of Sections 3.6(a) through 3.6(c), (i) Ernst & Young LLP has not resigned or been dismissed as independent public accountant of MLP as a result of or in connection with any disagreement with MLP on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) no executive officer of MLP has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by MLP with the SEC since May 3, 2012 and (iii) no enforcement action has been initiated or, to the Knowledge of the MLP Entities, threatened in writing against MLP by the SEC relating to disclosures contained in any MLP SEC Document.

          (e)   Except (i) as reflected or otherwise reserved against on the consolidated balance sheet of MLP and its Subsidiaries as of December 31, 2013 (the "Balance Sheet Date") (including the notes thereto) included in the MLP SEC Documents filed by MLP and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business which have been paid, or are not yet due and payable or are being contested in good faith, in each case for which adequate reserves have been established in accordance with GAAP and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the Transactions, neither MLP nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of MLP prepared in accordance with GAAP or the notes thereto in order for such balance sheet to fairly and completely present MLP's financial position in all material respects.

          (f)    Neither MLP nor any of its Subsidiaries is a party to, or has any Contract to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among MLP and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the purpose of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, MLP in MLP's published financial statements or any MLP SEC Documents.

        Section 3.7    Absence of Certain Changes or Events.

          (a)   Since the Balance Sheet Date, there have not been any changes, events, effects, occurrences, states of facts or developments that, individually or in the aggregate with all other changes, events, effects, occurrences, states of facts or developments, have had or would reasonably be expected to have an MLP Material Adverse Effect.

          (b)   From the Balance Sheet Date through the date of this Agreement, (i) except for this Agreement and the Transactions, the MLP Group Entities have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (ii) no MLP Group Entity has taken any action that, if taken after the date of this Agreement and prior to the Effective Time without the prior written consent of Parent, would constitute a breach of Sections 6.3(a), (c) , (d), (h), (i), (l), (m), (n) or (o).

        Section 3.8    Legal Proceedings.     No Proceeding is pending or, to the Knowledge of the MLP Entities, is threatened, against or affecting any MLP Group Entity or their respective assets (including by virtue of indemnification or otherwise), or any director, manager, officer or employee (in his or her capacity as such) of any MLP Group Entity that (a) would, individually or in the aggregate, reasonably be expected to result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted or (b) as of the date of this Agreement, challenges the validity or propriety of any of the Transactions or otherwise seeks to prevent or materially delay consummation of any of the Transactions or performance by the MLP Entities or GP Holdings of any of their respective material obligations under this Agreement. None of the MLP Group Entities is a party to, and none of the MLP Group Entities or their respective assets are subject to the provisions of, any Orders of, or promulgated or issued by or with (or settlement or consent Contract subject to), any Governmental Authority that, individually or in the aggregate, (i) has resulted, or would reasonably be expected to result, in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted or (ii) challenges the validity or propriety of the Transactions or otherwise seeks to prevent or materially delay consummation of the Transactions or performance by the MLP Entities or GP Holdings of any of their respective material obligations under this Agreement.

        Section 3.9    Compliance with Laws; Permits.

          (a)    Compliance with Laws.     None of the MLP Group Entities has been, or is, in conflict with, default under or in violation of any Law (other than Environmental Laws which are addressed in Section 3.16) applicable to any MLP Group Entity or by which any property or asset of the MLP Group Entities is bound or affected, in each case, that would reasonably be expected to result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted. Since March 31, 2009, no written notice, written charge, written allegation or written assertion has been received by the MLP Group Entities or, to the Knowledge of the MLP Entities, threatened against any MLP Group Entity alleging any actual or potential violation of or non-compliance with any of the foregoing.

          (b)    Permits.     The MLP Group Entities are in possession of Permits necessary for the MLP Group Entities to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted, except where the failure to be in possession of such Permits would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted. All such Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, an MLP Material Adverse Effect. The MLP Group Entities are not, and since March 31, 2009 have not been, in violation or breach of, or default under, any such Permit, except where such violation, breach or default would not have, individually or in the aggregate, an MLP Material Adverse Effect. No suspension, modification, revocation or cancellation of any of such Permits is pending or, to the Knowledge of the MLP Entities, threatened, nor, to the Knowledge of the MLP Entities, do reasonable grounds exist for any such action, except for any such suspension, modification, revocation or cancellation that would not reasonably be expected to result in material liability to any MLP Group Entity or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.

          (c)    Criminal Law Violations.     Neither the MLP Group Entities, nor any of their respective directors, managers, officers or employees (in their capacities as such), since March 31, 2009 (i) has violated any Criminal Law or (ii) has been charged by any Governmental Authority with any such violation of any Criminal Law. To the Knowledge of the MLP Entities, no MLP Group Entity, nor any of their respective directors, managers, officers or employees (in their capacities as such), is or since March 31, 2009 has been, the subject of an investigation (including any request for information or subpoena request with respect thereto) regarding the actual or potential violation of any Criminal Law, nor has any such investigation been threatened in writing, by any Governmental Authority with respect to the MLP Group Entities, or any of their respective directors, managers, officers or employees (in their capacities as such), where such investigation, if determined adversely to the MLP Group Entities, or any of their respective directors, managers, officers or employees (in their capacities as such), would reasonably be expected to result in the imposition of a criminal sentence, criminal penalty or criminal fine, or other criminal liability with respect to the MLP Group Entities or any of their respective directors, managers, officers or employees (in their capacities as such).

        Section 3.10    Prohibited Payments.

          (a)   None of the MLP Group Entities, directly or indirectly through its Representatives or any other Person acting on its behalf (including any distributor, agent, sales intermediary or other third party), has, since March 31, 2009, (i) taken any action in violation of any applicable Anti-corruption Laws or (ii) paid, offered, promised to pay, or authorized the payment of, or will, directly or indirectly, pay, offer or promise to pay, or authorize payment of, any monies or any other thing of value to any Government Official (including employees of government-owned or controlled entities), any political Party or candidate for political office or to any other Person (collectively, a "Proscribed Recipient"): (A) for the purpose of (1) influencing any act or decision of such Proscribed Recipient, (2) inducing such Proscribed Recipient to do or omit to do any act in violation of the lawful duty of such Proscribed Recipient, or to use his, her or its influence with a Governmental Authority to affect or influence any act or decision of such Governmental Authority, (3) assisting the MLP Group Entities or any of their respective Representatives in obtaining or retaining business for or with, or directing business to, any Person, (4) securing any improper advantage or (5) inducing such Proscribed Recipient to influence or affect any act or decision of any Governmental Authority or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage. The MLP Group Entities have at all times been in compliance in all material respects with the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"). Since March 31, 2009, no MLP Group Entity has received any communication from a Governmental Authority that alleges that any MLP Group Entity, or any Representative (as defined below) thereof, is or may be in material violation of, or has, or may have, any unresolved material liability under, any Anti-corruption Laws.

          (b)   Neither the MLP Group Entities nor, to the Knowledge of the MLP Entities, any of their respective employees (in the context of their employment) has been convicted of violating any Anti-corruption Laws or subjected to any Proceeding by a Governmental Authority for potential corruption, fraud or violation of any applicable Anti-corruption Laws.

        Section 3.11    Export Controls.

          (a)   No MLP Group Entity, nor, to the Knowledge of the MLP Entities, any of their respective Representatives (in each case, acting in their capacities as such), has had any reasonable basis for believing that, in the past five years, any of the foregoing Persons has violated any applicable export or import control Laws, trade or economic sanctions Laws, or anti-boycott Laws, of the United States or any other jurisdiction, including: The Arms Export Control Act (22 U.S.C. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 C.F.R. 120-130), the Export Administration Regulations (15 C.F.R. 730 et seq.), the Office of Foreign Assets Control Regulations (31 C.F.R. Chapter V), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act (50 U.S.C. § 1701-1706), the U.S. Commerce Department antiboycott regulations (15 C.F.R. 560), the U.S. Treasury Department antiboycott requirements (26 U.S.C. § 999), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, or any applicable non-U.S. Laws of a similar nature. There are no Contracts between any MLP Group Entity and any Person engaged in international trade or export on behalf of the MLP Group Entities (including any Person identified on the U.S. Department of the Treasury's Specially Designated Nationals List). No export or import Permits, license exceptions or other Consents are required to operate the business of the MLP Group Entities as currently conducted.

          (b)   In addition, the MLP Group Entities are not engaged in any activities to establish, support or maintain any business relationships with, or contracted to sell, supply, distribute or otherwise provide any goods or services to, any Governmental Authority within, and any Person organized or domiciled in or that is a citizen of, Cuba, Iran, the Republic of North Korea, the Republic of the Sudan or Syria.

        Section 3.12    Antitrust Laws.     None of the MLP Group Entities is, or since March 31, 2009 has been, in conflict with, default under or violation of, or is being or, since March 31, 2009, has been charged by any Governmental Authority with, or to the Knowledge of the MLP Entities, investigated for, a violation of any Antitrust Law applicable to any MLP Group Entity. To the Knowledge of the MLP Entities, no investigation or review by any Governmental Authority under any Antitrust Law with respect to any MLP Group Entity is pending or threatened, nor has any Governmental Authority indicated an intention to conduct any such investigation or review.

        Section 3.13    Tax Matters.

          (a)   All material Tax Returns that were required to be filed by or with respect to the MLP Group Entities have been duly and timely filed (taking into account any extension of time within which to file) and all such Tax Returns are complete and accurate, in all material respects.

          (b)   All material amounts of Taxes owed by the MLP Group Entities that are or have become due (whether or not shown on any Tax Returns) have been timely paid in full or an adequate reserve for the payment of such Taxes has been established and maintained in accordance with GAAP.

          (c)   All Tax withholding and deposit requirements imposed on or with respect to the MLP Group Entities have been satisfied in all material respects.

          (d)   The MLP Group Entities have complied in all material respects with applicable Law (including any record-keeping and documentation requirements related to sales Tax and escheat and unclaimed property) related to withholding and payment of Taxes, including Taxes required to be withheld and timely paid to the appropriate authorities with respect to amounts paid to any third party (including income, social security and employment Tax withholding for all types of compensation).

          (e)   There are no Liens (other than Permitted Liens) on any of the assets of the MLP Group Entities that arose in connection with any failure (or alleged failure) to pay any Tax.

          (f)    There are no audits, examinations, investigations or other Proceedings pending or threatened in writing in respect of Taxes or Tax matters of any MLP Group Entity (including any audits, examinations, investigations or other Proceedings involving any of their respective Affiliates if related to Taxes or Tax matters for which any MLP Group Entity may have liability or responsibility).

          (g)   There is no written claim against any MLP Group Entity for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened in writing with respect to any Tax Return of or with respect to any MLP Group Entity, except for such claims, assessments, deficiencies or adjustments that would not reasonably be expected to, individually or in the aggregate, exceed $2,000,000.

          (h)   There is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to any MLP Group Entity or any waiver or Contract for any extension of time for the assessment or payment of any Tax of or with respect to any of the MLP Group Entities.

          (i)    None of the MLP Group Entities will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or before the Closing Date, including under Section 481(a) of the Code or any similar provision of state, local, or foreign Law, (ii) installment sale or other open transaction disposition made on or prior to the Closing Date, (iii) prepaid amount received on or prior to the Closing Date, (iv) closing agreement described in Section 7121 of the Code or any similar Contract or provision of state, local or foreign Law executed on or prior to the Closing Date or (v) indebtedness discharged in connection with any election under Section 108(i) of the Code or any similar provision of state, local or foreign Law.

          (j)    None of the MLP Group Entities is a party to a Tax allocation or sharing Contract, and no payments are due or will become due by any MLP Group Entity pursuant to any such Contract or any Tax indemnification Contract.

          (k)   None of the MLP Group Entities has been a member of an affiliated group filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than MLP or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

          (l)    MLP is and at all times since its formation has been properly classified as a partnership for U.S. federal income Tax purposes, and not as an association taxable as a corporation, including under Section 7704 of the Code.

          (m)  At least 90% of the gross income of MLP for each taxable year ending since May 3, 2012 has been from sources that are treated as "qualifying income" within the meaning of Section 7704(d) of the Code.

          (n)   Each MLP Group Entity (other than MLP and Finance Corp.) is and has been since its formation properly classified as a disregarded entity for U.S. federal income Tax purposes.

          (o)   Finance Corp. is and has been since its incorporation properly classified as a corporation for U.S. federal income Tax purposes.

          (p)   No MLP Group Entity has obtained or requested a "private letter ruling" from the United States Internal Revenue Service or a similar ruling or guidance from any other taxing authority.

          (q)   No Contract or other document related to any MLP Group Entity prohibits any of the Transactions because they will or could cause a "termination" of any MLP Group Entity for purposes of Section 708 of the Code.

          (r)   No written claim or inquiry has ever been made by a Governmental Authority in a jurisdiction where any MLP Group Entity does not file Tax Returns that any such MLP Group Entity is or may be subject to taxation by that jurisdiction.

          (s)   To the Knowledge of the MLP Entities, the Transactions (and the resulting termination of the MLP for federal income Tax purposes) will not terminate any Tax incentive, holiday, abatement, or special appraisal method used by any MLP Group Entity.

          (t)    The MLP Group Entities have not participated in any listed transaction within the meaning of Treasury Regulation Section 1.6011-4.

          (u)   MLP has made available to Parent true and complete copies of all income Tax Returns of each MLP Group Entity most recently filed with federal Governmental Authorities in the United States and any other foreign countries in which such a Tax Return has been filed since March 31, 2010.

          (v)   For purposes of Sections 897, 1445, and 6039C of Code, the Common Units are regularly traded on an established securities market located in the United States and such interests are "regularly quoted by brokers and dealers making a market in such interests" (as such terms are defined in Treasury Regulation Section 1.897-9T(d)).

        Section 3.14    Employee Benefits.

          (a)   Section 3.14(a) of the MLP Disclosure Letter is a true, correct and complete list of all material MLP Benefit Plans.

          (b)   Copies of the following materials have been made available to Parent, to the extent applicable: (i) all plan documents for each MLP Benefit Plan or, in the case of an unwritten MLP Benefit Plan, a written description thereof, (ii) all determination letters from the IRS with respect to any of the MLP Benefit Plans, (iii) all summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports with respect to any of the MLP Benefit Plans and (iv) all trust Contracts, insurance Contracts, and other documents relating to the funding or payment of benefits under any MLP Benefit Plan.

          (c)   No MLP Group Entity nor any of their respective ERISA Affiliates currently has, and at no time in the past six years has had, an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" as defined in Section 4001(a) of ERISA or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code.

          (d)   No dispute, arbitration or other Proceeding is pending or, to the Knowledge of the MLP Entities, threatened (i) with respect to any MLP Benefit Plan other than claims for benefits in the ordinary course, (ii) alleging any breach of the terms of any MLP Benefit Plan or any fiduciary duties with respect thereto or (iii) with respect to any violation of any applicable Law with respect to such MLP Benefit Plan, in each case except as would not, individually or in the aggregate, result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted, nor to the Knowledge of the MLP Entities, in the case of clauses (i), (ii) and (iii), is there any basis for one.

          (e)   Each MLP Benefit Plan has been maintained, funded and administered in compliance with its terms and any related documents or Contracts and in compliance with applicable Law, including ERISA and the Code, except for any noncompliance which would not, individually or in the aggregate, result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted. Any MLP Benefit Plan intended to be qualified under Section 401 of the Code has received (or made a timely filing for) a favorable determination or opinion letter from the United States Internal Revenue Service that has not been revoked, and each trust created thereunder has been determined by the United States Internal Revenue Service to be exempt from Tax under the provisions of Section 501(a) of the Code, and to the Knowledge of the MLP Entities, no fact or event has occurred since the date of any such determination that would reasonably be expected to adversely affect the qualified status of any such MLP Benefit Plan. To the Knowledge of the MLP Entities, no MLP Group Entity, nor any of their respective ERISA Affiliates has engaged in a transaction with respect to any MLP Benefit Plan for which they would reasonably be expected to be subject (either directly or indirectly) to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code. No MLP Group Entity maintains or contributes to or is required to contribute to any plan or Contract which provides post-termination or post-retirement health or life insurance benefits or coverage to any Person, except as required by applicable Law.

          (f)    All contributions, premiums and other payments due from any MLP Group Entity required by applicable Law or any MLP Benefit Plan have been made or properly accrued in all material respects under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof.

          (g)   The consummation of the Transactions will not, either alone or in combination with another event, (i) except as provided in Section 6.13, entitle any current or former employee, individual, consultant or officer of an MLP Group Entity to any severance pay, retention bonuses or any similar payment, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due any such employee, individual, consultant or officer or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, individual, consultant or officer. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions by any employee, manager, officer or director of any MLP Group Entity or any of its Affiliates who is a "disqualified individual" (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination Contract, other compensation Contract or MLP Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code), except as would not individually or in the aggregate result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted. No manager, director, officer, employee or other service provider of any MLP Group Entity is entitled to a gross up, make whole or other similar payment as a result of the imposition of Taxes under Section 280G, Section 4999 or Section 409A of the Code pursuant to any Contract with any MLP Group Entity.

          (h)   Each MLP Benefit Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case, that is nonqualified deferred compensation subject to Section 409A of the Code, (i) has been operated in all material respects in good faith compliance with Section 409A of the Code since January 1, 2005, and all applicable regulations and notices issued thereunder and (ii) since January 1, 2009, has been in documentary compliance with Section 409A of the Code, except as would not reasonably be expected to result in an MLP Material Adverse Effect.

          (i)    No MLP Benefit Plan is subject to the Laws of any Governmental Authority other than those of the United States.

          (j)    With respect to each group health plan benefiting any current or former employee of an MLP Entity or any ERISA Affiliate that is subject to Section 4980B of the Code, each MLP Entity and each ERISA Affiliate has complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, except as would not reasonably be expected to result in an MLP Material Adverse Effect.

          (k)   No MLP Benefit Plan is or at any time was funded through a "welfare benefit fund" as defined in Section 419(e) of the Code, and no benefits under any MLP Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association (within the meaning of subsection 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

          (l)    No MLP Group Entity has agreed or committed (i) to institute any plan, program or other agreement for the benefit of employees or former employees of an MLP Group Entity, which, if in effect on the date of this Agreement would be an MLP Benefit Plan, other than the MLP Benefit Plans in effect on the date of this Agreement, or (ii) except as required by the terms of the MLP Benefit Plans or applicable Law, to make any amendments to any of the MLP Benefit Plans.

        Section 3.15    Labor Matters.

          (a)   None of the employees of any MLP Group Entity is represented in his or her capacity as an employee of any MLP Group Entity by any labor organization. No MLP Group Entity has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees of an MLP Group Entity, nor has an MLP Group Entity entered into any collective bargaining agreement or union Contract recognizing any labor organization as the bargaining agent of any employees of an MLP Group Entity.

          (b)   No MLP Group Entity has received written notice during the past two years of the intent of any Governmental Authority responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation Laws to conduct an investigation of any MLP Group Entity with respect to such matters and, to the Knowledge of the MLP Entities, no such investigation is in progress. There is no (and, during the two-year period preceding the date of this Agreement, has not been any) (i) strike or lockout with respect to any employees of any MLP Group Entity, (ii) to the Knowledge of the MLP Entities, union organizing effort pending or threatened against any MLP Group Entity, (iii) except as would not reasonably be expected to result in an MLP Material Adverse Effect, unfair labor practice or labor dispute with respect to any employees of any MLP Group Entity, (iv) labor Proceeding pending or, to the Knowledge of the MLP Entities, threatened against any MLP Group Entity or (v) slowdown, or work stoppage in effect or, to the Knowledge of the MLP Entities, threatened with respect to any employees of any MLP Group Entity. No MLP Group Entity has any liabilities under the Worker Adjustment and Retraining Act of 1988 as a result of any action taken by any MLP Group Entity which remains outstanding and unsatisfied. Each MLP Group Entity is, and during the two year period preceding the date of this Agreement has been, in compliance with all applicable Laws in respect of employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health (including classifications of service providers as employees and/or independent contractors), except for any noncompliance which would not, individually or in the aggregate, reasonably be expected to result in material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted.

        Section 3.16    Environmental Matters.     Except for those matters that, individually or in the aggregate, have not had and would not reasonably be expected to have an MLP Material Adverse Effect:

          (a)   The MLP Group Entities are now and for the last five years have been in compliance with all applicable Environmental Laws and each has all Environmental Permits necessary for the conduct and operation of the business as currently conducted.

          (b)   During the period of any MLP Group Entity's ownership, occupation or use thereof, no Release has occurred on, under or emanating from any property currently or formerly owned, leased or operated by any MLP Group Entity, and to the Knowledge of the MLP Entities, none of the MLP Group Entities has transported or arranged for the transport of Hazardous Materials to any off-site location, except, in each case, in full compliance with all applicable Environmental Laws and Environmental Permits.

          (c)   None of the MLP Group Entities have entered into or agreed to any consent order, decree or Contract, or are subject to any settlement, Contract or Order relating to compliance with or liability under any Environmental Law.

          (d)   The current limitations and restrictions under the Environmental Permits of the MLP Group Entities authorize operation of the Facility and conducting the business as currently conducted.

          (e)   There are no Liens, notices or Proceedings pending or, to the Knowledge of the MLP Entities, threatened regarding any Release or threatened Release of Hazardous Materials or alleged, actual or potential violation of, or non-compliance with, any Environmental Law or Environmental Permit, including any of the foregoing (i) by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or Environmental Permit and (ii) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety, natural resources or the Environment. The MLP Group Entities have made available true and complete copies of all Phase I and Phase II environmental site assessments prepared in the past five years and in possession or control of or reasonably available to the MLP Group Entities pertaining to any property currently or formerly owned or leased by the MLP Group Entities.

        Section 3.17    Contracts.

          (a)   Section 3.17(a) of the MLP Disclosure Letter contains a true and complete list of all Contracts (which term, for purposes of this Section 3.17, will not include any MLP Benefit Plan) to which any of the MLP Group Entities is a party, or which binds any of their respective assets or properties, in effect on the date of this Agreement and which falls within any of the categories listed below (each Contract that is described in this Section 3.17(a), and each Contract entered into after the date of this Agreement that, if existing on the date of this Agreement would be of a type described in this Section 3.17, being an "MLP Material Contract"):

              (i)  any Contract that (A) limits or purports to limit, curtail or restrict, in any respect, the freedom of any MLP Group Entity or any of their respective current or future Affiliates (including Parent and its Affiliates after the Effective Time) to engage in any line of business, compete with any Person or purchase, sell, supply or distribute any product or service, in each case, in any geographic area, or to hire any individual or group of individuals, (B) includes "take or pay," "requirements" or other similar provisions obligating a Person to provide the quantity of goods or services required by another Person or (C) includes pricing or margin provisions that provide "most favored nation," rebates, refunds, or volume discounts or similar provisions with respect to pricing that would be applicable to Parent and its Affiliates (including the MLP Entities) after the Effective Time, except for any Contract that may be cancelled without penalty or termination payments by any MLP Group Entity upon notice of 60 days or less;

             (ii)  any joint venture, partnership, strategic alliance partnership, limited liability or other similar Contract related to the formation, creation, operation, management or control of any partnership or joint venture in which any MLP Group Entity owns any interest;

            (iii)  any Contract (other than any Contract with a Significant Customer or Significant Supplier) that involves aggregate expenditures or receipts in excess of $5,000,000, except for any Contract that may be cancelled without penalty or termination payments by the applicable MLP Group Entity upon notice of 60 days or less;

            (iv)  any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of any MLP Group Entity to sell, transfer, pledge or otherwise dispose of any material assets or businesses;

             (v)  any Contract for any acquisition or sale of a Person or any division thereof (whether of equity or of assets or liabilities) (A) with a purchase price in excess of $10,000,000 entered into since March 31, 2011, (B) that contains ongoing "earn-out" or other contingent payment obligations or (C) that contains ongoing indemnification obligations (excluding customary indemnification as to title, authority and other fundamental representations);

            (vi)  any Contract relating to indebtedness for borrowed money or any financial guaranty (including any guaranty by any MLP Group Entity of any obligations of any third party) (A) in excess of $2,000,000 individually or (B) relating to the creation of any Lien, other than Permitted Liens, with respect to any material asset of any MLP Group Entity;

           (vii)  each lease, sublease or license for each Material Leased Real Property;

          (viii)  any Contract with any Significant Customer or Significant Supplier;

            (ix)  any Contract with any Governmental Authority (for the avoidance of doubt, not including Permits);

             (x)  any Contract with respect to Intellectual Property that is material to the conduct of the MLP Group Entities' business as currently conducted, except Contracts for "off-the-shelf" or "shrink-wrap" software licensed to any MLP Group Entity;

            (xi)  any Contract related to a Derivative Transaction;

           (xii)  any employment, retirement, consulting, management, severance, change of control, retention, termination, indemnification or similar compensation or benefits Contract with any director, officer, manager, employee, consultant or independent contractor which Contract provides for aggregate compensation from any MLP Group Entity in excess of $200,000; or

          (xiii)  any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K).

          (b)   Except for matters that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect, each of the MLP Material Contracts is a valid, binding and enforceable obligation of the MLP Group Entities and, subject to the Bankruptcy and Equity Exception, in accordance with its terms and is in full force and effect, and each of the MLP Group Entities (and with respect to MLP Material Contracts contemplated by Section 3.17(a)(viii), to the Knowledge of the MLP Entities, each other Party thereto), has performed in all material respects all obligations required to be performed by it under each MLP Material Contract. Except for matters that, individually or in the aggregate, would not reasonably be expected to result in material liability to any MLP Group Entity or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted, (i) none of the MLP Group Entities is (with or without notice, lapse of time or both) in breach or default under any MLP Material Contract, (ii) with respect to MLP Material Contracts contemplated by Section 3.17(a)(viii), to the Knowledge of the MLP Entities, no other party to any such MLP Material Contract is (with or without notice, lapse of time or both) in breach or default in any material respect thereunder and (iii) none of the MLP Group Entities has received written notice from any other party to any MLP Material Contract of any intention to cancel or terminate such MLP Material Contract. GP Holdings is not a party to any MLP Material Contract.

          (c)   None of the MLP Group Entities is (with or without notice, lapse of time or both) in breach of or default under the Indenture.

        Section 3.18    Real Property and Personal Property.

          (a)   MLP or its applicable Subsidiary has good, valid and indefeasible fee simple title to each parcel of real property, including any improvements, buildings or other structures thereon, owned by MLP or any of its Subsidiaries (collectively, the "Owned Real Property"), free and clear of all Liens, other than (i) Permitted Liens and (ii) Liens that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect. Section 3.18(a) of the MLP Disclosure Letter sets forth a true and complete list of all Owned Real Property.

          (b)   MLP or its applicable Subsidiary has good and valid leasehold or subleasehold, as applicable, in each material parcel of real property leased, subleased or otherwise occupied by any MLP Group Entity (other than Owned Real Property and Rights-of-Way), including any improvements, buildings or other structures thereon (collectively, the "Leased Real Property"), free and clear of any Liens, other than (i) Permitted Liens and (ii) Liens that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect. There is no Leased Real Property other than Material Leased Real Property, the leases, subleases or licenses for which are listed in Section 3.17(a)(vii) of the MLP Disclosure Letter.

          (c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect, MLP or one of its Subsidiaries owns or leases all of the personal property reflected in the most recent consolidated balance sheet of MLP filed or incorporated by reference in the MLP SEC Documents prior to the date of this Agreement, other than personal property sold or otherwise disposed of in the ordinary course of business since December 31, 2013 (collectively, the "Personal Property"). MLP or one of its Subsidiaries has, and immediately following the Effective Time will continue to have, good and valid title to all material owned Personal Property, and good and valid leasehold interests in all material leased or subleased Personal Property, in each case, free and clear of any Liens, other than (x) Permitted Liens, (y) Liens created as a result of actions or omissions by Parent or Merger Sub after the date of this Agreement and (z) Liens that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (d)   Each of the MLP Group Entities owns or has the right to use (free and clear of any Liens, other than Permitted Liens) such consents, easements, rights-of-way, permits, licenses or similar interests in real property (collectively, "Rights-of-Way") as are necessary to conduct its business in the manner described in the MLP SEC Documents, except for such Rights-of-Way the absence of which would not, individually or in the aggregate, result in an MLP Material Adverse Effect. Each such Right-of-Way is valid and enforceable, except to the extent that enforceability thereof may be limited by the Bankruptcy and Equity Exception, and grants the rights purported to be granted thereby and all rights necessary thereunder for the current operation of the businesses of the MLP Group Entities, except where the failure of any such Right-of-Way to be valid or enforceable or to grant the rights purported to be granted thereby or necessary thereunder would not, individually or in the aggregate, result in an MLP Material Adverse Effect. Each of the MLP Group Entities has fulfilled and performed all its material obligations with respect to such Rights-of-Way and, to the Knowledge of the MLP Entities, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for any failure to fulfill or perform or any such revocations, terminations and impairments that would not, individually or in the aggregate, result in an MLP Material Adverse Effect, and no such Rights-of-Way contain any restriction that materially prevents the operation of the businesses of the MLP Group Entities, taken as a whole, and as currently conducted.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect, (i) no MLP Group Entity has received written notice of any

  Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the MLP Entities, there are no such Proceedings threatened, affecting any portion of the Owned Real Property, Leased Real Property or Rights-of-Way and (ii) no MLP Group Entity has received written notice of the existence of any pending Proceeding, and, to the Knowledge of the MLP Entities, there is no such Proceeding threatened, relating to the ownership, license, use, occupancy or operation by any MLP Group Entity of the Owned Real Property, Leased Real Property or Rights-of-Way.

        Section 3.19    Intellectual Property.

          (a)   Section 3.19 of the MLP Disclosure Letter sets forth a complete and accurate list of the material MLP Registered Intellectual Property (other than domain name registrations), whether such MLP Registered Intellectual Property is wholly owned or jointly owned by MLP and its Subsidiaries. To the Knowledge of the MLP Entities, such MLP Registered Intellectual Property is valid, subsisting and enforceable. Without limiting the foregoing, and, except as would not reasonably be expected to result in an MLP Material Adverse Effect, the MLP Registered Intellectual Property has not been abandoned or cancelled and all registration, maintenance and renewal fees currently due in connection with the MLP Registered Intellectual Property have been paid and all material documents, recordations and certificates in connection with the MLP Registered Intellectual Property currently required to be filed have been filed with the relevant Governmental Authorities or officially recognized registrars for the purposes of prosecuting, maintaining and perfecting the MLP Group Entities' interest in the MLP Registered Intellectual Property.

          (b)   To the Knowledge of the MLP Entities, MLP or one of its Subsidiaries is the sole and exclusive owner of all material MLP Owned Intellectual Property, free and clear of any Liens, other than (i) Permitted Liens and (ii) Liens that, individually or in the aggregate, would not reasonably be expected to have an MLP Material Adverse Effect. To the Knowledge of the MLP Entities, the MLP Entities have valid rights to use all Intellectual Property necessary for, and actually used in, their respective businesses as currently conducted, except where the failure to have such rights, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect. To the Knowledge of the MLP Entities, no Proceeding is pending or threatened in writing challenging the legality, validity, enforceability, registration, ownership or use of any Intellectual Property necessary for, and actually used in, their respective businesses as currently conducted, except where the failure to have such Intellectual Property rights, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect.

          (c)   To the Knowledge of the MLP Entities, (i) there is no unauthorized use, unauthorized disclosure, infringement, dilution, misappropriation, or other violation of any material MLP Owned Intellectual Property by any third party and (ii) the operation by the MLP Group Entities of their respective businesses has not infringed, diluted, misappropriated or otherwise violated, and does not infringe, dilute, misappropriate or otherwise violate, the Intellectual Property rights of any Person, except in each case under the foregoing clauses (i) and (ii) as, individually or in the aggregate, has not had and would not reasonably be expected to have an MLP Material Adverse Effect.

          (d)   No Proceeding against or brought by MLP or one of its Subsidiaries is pending, or, to the Knowledge of the MLP Entities, is threatened in writing, alleging any infringement, dilution, misappropriation, other violation, or unfair competition or trade practice related to any MLP Owned Intellectual Property or the Intellectual Property rights of any other Person. To the Knowledge of the MLP Entities, no MLP Group Entity has received a written request or demand from any customer or other Person to indemnify it against any claim of infringement, dilution, misappropriation, or other violation of Intellectual Property brought or threatened by a third party, that would reasonably be expected to result in an MLP Material Adverse Effect.

        Section 3.20    Insurance.     The MLP Group Entities maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts as the MLP Group Entities reasonably believe to be customary for the businesses in which they operate. Section 3.20 of the MLP Disclosure Letter lists the current annual premiums paid by the MLP Group Entities for directors and officers liability insurance policies. Except as would not have, individually or in the aggregate, an MLP Material Adverse Effect, (a) all insurance policies maintained by the MLP Group Entities (collectively, "Insurance Policies") are in full force and effect and all premiums due and payable thereon have been paid, (b) no MLP Group Entity is in breach or default of any of the Insurance Policies, and no MLP Group Entity has taken any action or failed to take any action which (with or without notice or the lapse of time or both) would constitute such a breach or default or permit termination or modification of any of the Insurance Policies, (c) the MLP Group Entities have not received any notice of termination or cancellation or denial of coverage with respect to any Insurance Policy and (d) none of the MLP Group Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

        Section 3.21    Customers and Suppliers.

          (a)   Section 3.21(a) of the MLP Disclosure Letter sets forth a list showing each customer of MLP and its Subsidiaries to which sales by MLP and its Subsidiaries, taken as a whole, were in excess of $1,000,000 during the twelve month period ending on December 31, 2013 (each, a "Significant Customer"). Since March 31, 2012, to the Knowledge of the MLP Entities, no Significant Customer has indicated an intention to (i) terminate its relationship with, or otherwise stop purchasing products from, MLP or its Subsidiaries or (ii) change, materially and adversely, the terms and conditions on which it purchases products from MLP or its Subsidiaries.

          (b)   Section 3.21(b) of the MLP Disclosure Letter sets forth a list showing each supplier of MLP and its Subsidiaries that had sales to MLP and its Subsidiaries, taken as a whole, in excess of $5,000,000 during the twelve month period ending on December 31, 2013 (each, a "Significant Supplier"). Since March 31, 2012, to the Knowledge of the MLP Entities, no Significant Supplier has indicated an intention to (i) terminate its relationship with, or otherwise stop supplying, MLP or its Subsidiaries or (ii) change, materially and adversely, the terms and conditions on which it is prepared to supply MLP or its Subsidiaries.

        Section 3.22    Related Party Transactions.     There are no Contracts between or among any MLP Group Entities or GP Holdings, on the one hand, and any Affiliate of any MLP Group Entity, GP Holdings or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. None of the MLP Group Entities or GP Holdings is party to any Contract or other transaction with any holder of 5% or more of any of the Common Units, Phantom Units or other Partnership Interests or Equity Securities, respectively, or any director, manager, officer, employee or Affiliate of the MLP Group Entities, or to any familial relative of any of the foregoing, except (x) as described in the MLP SEC Documents and (y) for employment or compensation Contracts (including any award pursuant to any MLP Benefit Plan) with directors, managers, officers and employees made in the ordinary course of business consistent with past practice.

        Section 3.23    Investment Company Act.     None of the MLP Group Entities is an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940 (the "Investment Company Act").

        Section 3.24    Information Supplied.     Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 5.7, none of the information supplied or to be supplied by the MLP Entities or GP Holdings in writing specifically for inclusion or incorporation by reference in the Information Statement or any other filings made by, or required to be made by, MLP, Parent or Merger Sub with the SEC in connection with the Transactions (collectively, and together with the Information Statement, and any amendments thereof or supplements thereto, the "Transaction Filings") will, when filed with the SEC or when distributed or disseminated to the Unitholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the MLP Entities and GP Holdings make no representation or warranty with respect to any information provided by or on behalf of Parent or Merger Sub or their respective Representatives in writing specifically for inclusion or incorporation by reference in the Transaction Filings.

        Section 3.25    Takeover Laws.     Assuming the accuracy of the representation and warranty contained in Section 5.3(c), the action of the MLP GP Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions any Takeover Laws and any similar provision of the MLP Charter Documents. There is no unitholder rights plan, "poison pill" or similar Contract in effect to which MLP is a party or otherwise bound.

        Section 3.26    Opinion of Financial Advisors.     The MLP GP Board has received the opinions of Morgan Stanley & Co. LLC and Evercore Group LLC (the "MLP Financial Advisors"), dated May 27, 2014, to the effect that, as of the date of such opinions, and subject to the assumptions and qualifications set forth therein, from a financial point of view, the Public Merger Consideration is fair to the Public Unitholders (the "MLP Fairness Opinions"). The MLP Fairness Opinions have not been modified, revoked or rescinded in any respect. MLP has been authorized by the MLP Financial Advisors to permit the inclusion of the MLP Fairness Opinions in the Information Statement, so long as each MLP Fairness Opinion is reproduced in the Information Statement in its entirety and so long as any description of, or reference to, an MLP Financial Advisor and the summary of its MLP Fairness Opinion and the related analysis in the Information Statement is approved by such MLP Financial Advisor in advance of the filing of the Information Statement (such approval not to be unreasonably withheld).

        Section 3.27    Brokers.     Except for the MLP Financial Advisors, the fees and expenses of which will be paid by MLP, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the Transactions based on Contracts made by or on behalf of any MLP Group Entity or GP Holdings. MLP has heretofore made available to Parent a correct and complete copy of MLP's engagement letters with the MLP Financial Advisors, which letters describe all fees payable to the MLP Financial Advisors, in connection with the Transactions and all Contracts under which any such fees or any expenses are payable and all indemnification and other Contracts with the MLP Financial Advisors, entered into in connection with the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GP HOLDINGS AND THE MLP ENTITIES

        Except as disclosed in the corresponding sections of the MLP Disclosure Letter prior to the execution of this Agreement (or disclosed in any other section, subsection or clause of the MLP Disclosure Letter if it is reasonably apparent from the face of such disclosure that such disclosure will be deemed to be disclosed with respect to any other section, subsection or clause of this Agreement), GP Holdings and the MLP Entities, jointly and severally, hereby represent and warrant to Parent and Merger Sub as follows:

        Section 4.1    Organization.     GP Holdings is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. GP Holdings has the requisite limited liability company power to own, lease and operate its properties, including the GP Equity Interest, and to carry on its business as currently conducted, except where the failure to have such power or authority would not, and would not reasonably be expected to, individually or in the aggregate, result in any material liability to the MLP Group Entities or otherwise interfere in any material respect with the conduct of their respective businesses as currently conducted. There are no dissolution or bankruptcy Proceedings pending with respect to or contemplated by GP Holdings.

        Section 4.2    Capitalization of MLP GP.

          (a)   The GP Equity Interest constitutes all of the issued and outstanding Equity Securities of or in MLP GP. GP Holdings holds record and beneficial ownership of the GP Equity Interest, free and clear of any and all Liens (except transfer restrictions under applicable securities Laws). Upon transfer of the GP Equity Interest to Parent, Parent will hold record and beneficial ownership of the GP Equity Interest free and clear of all Liens (except transfer restrictions under applicable securities Laws). The GP Equity Interest was duly authorized and validly issued, and is fully paid and non-assessable. No Equity Security (other than the GP Equity Interest) of or in MLP GP has ever been issued.

          (b)   Except for this Agreement and the MLP GP LLC Agreement, there are no outstanding Contracts or obligations binding on any MLP GP or any security holders of MLP GP with respect to the Equity Securities of or in MLP GP, including any Contract (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring any registration for sale of, or (v) granting any preemptive or anti-dilutive rights with respect to, any such Equity Security.

          (c)   MLP GP is the only Subsidiary of GP Holdings.

        Section 4.3    Authorization.     GP Holdings has all requisite power and authority and has taken all necessary action in order to execute and deliver this Agreement and the other agreements contemplated hereby to which it is or will be a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement by GP Holdings and the performance of the Transactions by GP Holdings have been duly authorized and approved by all necessary limited liability company action of GP Holdings. This Agreement has been duly executed and delivered by GP Holdings and constitutes the legal, valid and binding obligation of GP Holdings, enforceable against GP Holdings in accordance with its terms, subject to the Bankruptcy and Equity Exception. At the Closing all documents required hereunder to be executed and delivered by GP Holdings will have been duly authorized, executed and delivered by GP Holdings and, assuming due authorization, execution and delivery of such documents by any other parties thereto, will constitute legal, valid and binding obligations of GP Holdings, enforceable against GP Holdings in accordance with their terms, subject to the Bankruptcy and Equity Exception.

        Section 4.4    Noncontravention.     The execution and delivery by GP Holdings of this Agreement or any other documents required hereunder to be executed and delivered by GP Holdings pursuant to this Agreement, and the consummation by GP Holdings of the Transactions, will not (a) conflict with, violate or result in a default under the certificate of formation of GP Holdings or MLP GP or the limited liability company agreement of GP Holdings or the MLP GP LLC Agreement, or entitle any Person to exercise any preferential purchase right, option to purchase or similar right with respect to the GP Equity Interest, (b) conflict with or result in a breach, default or violation of, or require a Consent under, any Law, Order, Contract, document or Permit to which GP Holdings or MLP GP is a party or to which GP Holdings or MLP GP or their respective assets, including the GP Equity Interest, are subject, (c) result in the creation of any Lien upon the GP Equity Interest or (d) require GP Holdings or the MLP Entities to obtain or make any Consent from or with any Person.

        Section 4.5    Governmental Approvals.     Other than (a) the filing of the Information Statement to be sent to the Unitholders pursuant to Section 6.1 with the SEC, (b) the Antitrust Consents and (c) the applicable Other Governmental Consents, and assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 5.5, no Consents of or with any Governmental Authority are necessary in connection with the execution, delivery and performance of this Agreement by GP Holdings and the consummation by GP Holdings of the Transactions.

        Section 4.6    MLP GP.

          (a)   GP Holdings has made available to Parent a complete and correct copy of the certificate of formation of MLP GP and the First Amended and Restated Limited Liability Company Agreement of MLP GP, dated May 3, 2012 (the "MLP GP LLC Agreement"), in each case, together with all amendments thereto. GP Holdings has not taken any action in violation of its certificate of formation or the MLP GP LLC Agreement. GP Holdings has not received any written communication from, or given any written communication to, any other party indicating that MLP GP, GP Holdings or such other party, as the case may be, is in violation of MLP GP's certificate of formation or the MLP GP LLC Agreement.

          (b)   MLP GP is the sole general partner of MLP and the holder of the only issued and outstanding General Partner Interest (the "MLP General Partner Interest"). MLP GP is the sole record and beneficial owner of the MLP General Partner Interest, which MLP General Partner Interest has been duly authorized and validly issued in accordance with applicable Law and the MLP Charter Documents. MLP GP owns the MLP General Partner Interest free and clear of any Liens.

          (c)   None of GP Holdings, MLP GP or any of their respective Affiliates has entered into any Contract obligating MLP GP to issue, sell or dispose of any Equity Security of any Person, except for, (x) in the case of GP Holdings, this Agreement and, (y) in the case of MLP GP, the MLP LTIP and any award agreement entered into in accordance therewith.

          (d)   MLP GP does not own record or beneficial title to any assets, including Equity Securities, other than (i) the MLP General Partner Interest and (ii) those assets set forth in Section 4.6(d) of the MLP Disclosure Letter, all of which are held by MLP GP solely for the benefit of MLP.

          (e)   MLP GP has no liabilities or obligations, including debts, losses, costs and expenses, absolute or contingent, known or unknown, due or to become due, liquidated or unliquidated, other than those set forth in Section 4.6(e) of the MLP Disclosure Letter, all of which were incurred for the benefit of MLP.

        Section 4.7    Acknowledgement by MLP Entities and GP Holdings.     Except for (a) the representations and warranties made in this Agreement and (b) the representations and warranties made (i) in any Letter of Transmittal, (ii) in connection with any payment of Merger Related Consideration through DTC, (iii) in any Phantom Unitholder Acknowledgement, (iv) in any Support Agreement or (v) in any certificate required to be delivered under Section 6.17, neither Parent nor Merger Sub, nor any other Person, is making or has made, and none of the MLP Group Entities or GP Holdings is relying, or has relied on, any other representations or warranties, either express or implied, with respect to the Transactions, Parent or Merger Sub, or on the accuracy or completeness of any information regarding Parent or Merger Sub or any other material furnished or provided to any MLP Group Entity or GP Holdings or made available to any MLP Group Entity or GP Holdings in any form, in expectation of, or in connection with, this Agreement or the Transactions.

 ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub, jointly and severally, hereby represent and warrant to the MLP Entities and GP Holdings as follows:

        Section 5.1    Organization.     Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of incorporation or organization. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to own, lease or otherwise hold, use and operate its properties, rights and other assets and to carry on its business as currently conducted, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize that concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets, properties or the conduct of its business makes such qualification, licensing or good standing necessary, other than where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.2    Capitalization of Merger Sub.     All of the issued and outstanding Equity Securities of Merger Sub are, and immediately prior to the Effective Time will be, owned by Parent or one or more Affiliates of Parent. Merger Sub was formed solely for the purpose of engaging in the Merger, has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and capitalization pursuant to this Agreement and the Transactions.

        Section 5.3    Authorization.

          (a)   Each of Parent and Merger Sub has all requisite limited liability company power and authority and has taken all limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. This Agreement has been, and any other agreements contemplated hereby, when executed, will be, duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (b)   The vote or consent of Parent as the sole member of Merger Sub is the only vote or consent of the members of Merger Sub necessary to adopt this Agreement and approve the Transactions.

          (c)   None of the Parent Entities or any of their Subsidiaries holds any Equity Securities of MLP or any of its Subsidiaries.

        Section 5.4    Noncontravention.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Transactions will not (with or without notice or lapse of time, or both), constitute or result in (i) a breach or violation of, or a default under, or conflict with the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) with or without notice or lapse of time, or both, a breach or violation of, a termination (or right of termination), modification, cancellation, creation or acceleration of any obligation, loss of a benefit under, default under, or the creation of a Lien, other than a Permitted Lien, on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract or Permit to which Parent or Merger Sub or any of their respective Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or affected or (iii) assuming compliance with the matters referred to in Section 5.5, a violation or conflict under any Law to which Parent or Merger Sub or any of their respective Subsidiaries, or any of their respective properties or assets, is subject, except, in the case of clauses (ii) or (iii) above, for any such breach, violation, termination, modification, cancellation, creation, acceleration, loss or default that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   None of Parent, Merger Sub or any of their respective intermediate or ultimate corporate parents (as such terms are defined in 31 C.F.R. 800.219) are (i) foreign persons (as defined in 31 C.F.R. 800.216) or (ii) foreign entities (as defined in 31 C.F.R. 800.212).

        Section 5.5    Governmental Filings.     Other than (a) the filing of a Notification and Report Form by Parent pursuant to the HSR Act and the termination or expiration of the waiting period required thereunder, (b) such filings as may be necessary to obtain the receipt, termination or expiration, as applicable, of approvals or waiting periods required under all other applicable Antitrust Laws, (c) filings required by the applicable requirements of the Securities Act, the Exchange Act and state securities, takeover and "blue sky" Laws and (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and assuming the accuracy of the representations and warranties of the MLP Entities in Section 3.5, no Consents of or with any Governmental Authority are necessary in connection with the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions, except for any such Consents that, if not obtained, made or given, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.6    Legal Proceedings.     There are no Proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or Merger Sub or any of their respective Subsidiaries (including by virtue of indemnification or otherwise), or any director, manager, officer or employee (in his or her capacity as such) of Parent or Merger Sub or their respective Subsidiaries, except for those that, individually or in the aggregate, if determined adversely to Parent or Merger Sub would not reasonably be expected to result in a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor Merger Sub is a party to or subject to the provisions of any Order that, individually or in the aggregate, has resulted, or would reasonably be expected to result in a Parent Material Adverse Effect.

        Section 5.7    Information Supplied.     None of the information supplied or to be supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in the Transaction Filings will, when filed with the SEC or when distributed or disseminated to the Unitholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation or warranty with respect to any information provided by or on behalf of the MLP Group Entities, GP Holdings or their respective Representatives in writing specifically for incorporation by reference in the Transaction Filings.

        Section 5.8    Available Funds.     Parent and Merger Sub have available to them, and as of the Effective Time will have available to them, sufficient funds to satisfy all of their respective obligations under this Agreement.

        Section 5.9    Brokers and Finders.     As of the date of this Agreement, neither Parent nor Merger Sub, nor any of their respective Subsidiaries, has employed any broker or finder other than the Parent Financial Advisor, or incurred any liability for any brokerage fees, commissions or finders' fees payable by Parent, Merger Sub or any of their respective Subsidiaries in connection with the Transactions other than fees payable to the Parent Financial Advisor.

        Section 5.10    Acknowledgement by Parent.     Except for (a) the representations and warranties made in this Agreement and (b) the representations and warranties made (i) in any Letter of Transmittal, (ii) in connection with any payment of Merger Related Consideration through DTC, (iii) in any Phantom Unitholder Acknowledgement, (iv) in any Support Agreement or (v) in any certificate required to be delivered under Section 6.17, none of the MLP Entities, GP Holdings or any other Person is making or has made, and neither Parent nor Merger Sub is relying, or has relied on, any other representations or warranties, either express or implied, with respect to the Transactions, MLP Entities, GP Holdings or their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects), or on the accuracy or completeness of any information regarding the MLP Entities or GP Holdings or any other material furnished or provided to Parent or Merger Sub or made available to Parent or Merger Sub in any "data rooms," "virtual data rooms," management presentations or in any other form, in expectation of, or in connection with, this Agreement or the Transactions.

ARTICLE VI
ADDITIONAL COVENANTS AND AGREEMENTS

        Section 6.1    Written Consent; Preparation of the Information Statement.

          (a)   Immediately following the execution and delivery of this Agreement by the Parties, MLP will, in accordance with the DRULPA, take all action necessary to seek to obtain the MLP Unitholder Consent in the form attached as Exhibit A hereto. As soon as practicable after receipt of the duly obtained MLP Unitholder Consent, MLP GP will provide Parent with a facsimile or electronic (.pdf) copy of such MLP Unitholder Consent, certified as true and complete by an executive officer of MLP GP. If such MLP Unitholder Consent is not delivered to MLP and Parent within 24 hours after the execution of this Agreement, Parent will have the right to terminate this Agreement as set forth in Section 8.1. The MLP Entities will take all actions necessary to seek and obtain the MLP Unitholder Consent in compliance with the DRULPA and the MLP Partnership Agreement.

          (b)   As soon as reasonably practicable (but no later than 15 Business Days) following the date of this Agreement, MLP will, with the assistance of Parent, prepare and file with the SEC an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act related to the Transactions and this Agreement (such information statement, including any amendment or supplement thereto, the "Information Statement"). Parent and MLP will cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing, Parent will furnish to MLP the information relating to it and Merger Sub required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement. MLP will use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing. Each of Parent and MLP agrees to correct any information provided by it for use in the Information Statement which becomes false or misleading. MLP will as soon as reasonably practicable notify Parent of receipt of any comments from the SEC with respect to the Information Statement and any request by the SEC for any amendment to the Information Statement or for additional information and will provide Parent with copies of all such comments and correspondence. Prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, MLP will provide Parent a reasonable opportunity to review and to propose comments on such document or response. Promptly after MLP has resolved all comments to the

  Information Statement to the satisfaction of the SEC staff or after 10 calendar days have passed since the date of filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, MLP will promptly file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and cause a copy of the Information Statement to be mailed to each Unitholder. MLP will not incorporate information by reference in the Information Statement in such a manner that causes the earliest date that the Transactions may be consummated after the Information Statement is mailed to the Unitholders to be 20 business days after such mailing rather than 20 calendar days after such mailing.

        Section 6.2    Ordinary Course of Business.     From the date of this Agreement until the Effective Time, each of the MLP Entities will and the MLP Entities and GP Holdings will cause each of their respective Subsidiaries to (a) conduct its business only in the ordinary course of business consistent with past practice and (b) use its reasonable best efforts to preserve intact its business organization and legal structure, keep available the services of its current officers, employees and consultants and preserve the goodwill and current relationships with its customers, suppliers and other Persons with which any MLP Group Entity has significant business relations, except (i) as otherwise expressly contemplated by this Agreement, (ii) as expressly required by applicable Law, (iii) as Parent may approve in writing or (iv) as set forth in Section 6.2 of the MLP Disclosure Letter.

        Section 6.3    Interim Operations.     In furtherance of, and without limiting, the foregoing Section 6.2, from the date of this Agreement until the Effective Time, except (w) as otherwise expressly contemplated by this Agreement, (x) as expressly required by applicable Law, (y) as Parent may approve in writing (which approval shall not be unreasonably withheld, conditioned or delayed) or (z) as set forth in Section 6.3 of the MLP Disclosure Letter, each of the MLP Entities (and with respect to Section 6.3(a) below, GP Holdings) will not and will not permit any of MLP's Subsidiaries to, and GP Holdings will not permit any MLP Group Entity to, directly or indirectly:

          (a)   (i) issue (including issuing any certificate in connection therewith), grant, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Equity Interests (whether "phantom" or otherwise) or any additional Rights, including transactions between or among the MLP Group Entities or (ii) certificate any existing Partnership Interests;

          (b)   (i) split, combine or reclassify any of its Equity Interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its Equity Interests, (ii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire any membership, partnership or other Equity Securities or (iii) enter into any Contract with respect to the voting of its Partnership Interests or other Equity Securities;

          (c)   (i) sell, transfer, lease, or otherwise dispose of, or encumber all or any portion of its assets, business or properties, except for (A) sales, transfers and dispositions of obsolete or worthless equipment, (B) sales, transfers and dispositions of inventory and produced hydrocarbons in the ordinary course of business or (C) sales, transfers, assignments, conveyances, abandonment, allowances to lapse, licenses, sublicenses, covenants not to assert or other disposals of Intellectual Property in the ordinary course of business consistent with past practice, (ii) acquire, by merger or otherwise, or lease any assets or securities or all or any portion of the business or property of any other Person, other than (x) acquisitions of goods and services in the ordinary course of business consistent with past practice and (y) acquisitions pursuant to which the aggregate value exchanged or purchase price paid or payable by any MLP Group Entity would not exceed $2,000,000 in the aggregate, (iii) merge, consolidate or enter into any other business combination transaction with any Person or (iv) convert from any one form of business entity to any other form of business entity;

          (d)   make or declare dividends or distributions to the Unitholders or holders of Phantom Units (whether in cash, assets, stock or other securities of any MLP Group Entity or of any other Person), other than (i) regular quarterly cash distributions to the Unitholders and holders of Phantom Units declared and made in accordance with and subject to the limitations of Annex VI of the MLP Disclosure Letter and (ii) a one-time cash distribution to the Unitholders and holders of Phantom Units declared in accordance with and subject to the limitation of Annex VI of the MLP Disclosure Letter and made in accordance with the provisions of this Agreement;

          (e)   amend any MLP Charter Document, the MLP GP LLC Agreement or any similar governing document of any of the MLP Group Entities;

          (f)    (i) enter into any Contract that would have been an MLP Material Contract if in effect on the date of this Agreement, (ii) amend any Contract in existence on the date hereof that is not a Material Contract on the date hereof if, after giving effect to such amendment, it would be an MLP Material Contract or (iii) become a party to, establish or adopt any collective bargaining, union, labor or similar Contract;

          (g)   materially modify or amend, or waive or assign any material rights under, or terminate or assign, any MLP Material Contract;

          (h)   (i) waive, release or assign its rights with respect to any Proceeding in which any of the MLP Group Entities are seeking monetary damages in excess of $2,000,000 or (ii) compromise, settle or agree to settle any Proceeding in which damages are being sought against any of the MLP Group Entities, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that (A) involve only the payment of monetary damages not in excess of $5,000,000 individually or $10,000,000 in the aggregate and (B) do not involve any imposition of equitable relief on, or any admission of wrongdoing or, in the context of any actual or potential violation of any Criminal Law, any nolo contendere or similar plea by, any MLP Group Entity;

          (i)    (i) implement or adopt any change in its GAAP accounting principles, practices or methods, other than as may be required by GAAP or SEC rules and regulations or (ii) write up, write down or write off the book value of any assets, except in accordance with GAAP consistently applied;

          (j)    fail to use reasonable best efforts to maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is maintained by it on the date of this Agreement;

          (k)   (i) change in any material respect any of its express or deemed elections relating to Taxes, including elections for any and all Subsidiaries or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material Proceeding relating to Taxes or (iii) change in any material respect any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the most recent taxable year for which a return has been filed, except as may be required by applicable Law;

          (l)    except as expressly required by the terms of any MLP Benefit Plan as in effect on the date hereof, (i) other than in the ordinary course of business consistent with past practice, increase or accelerate the payment or vesting of the compensation, benefits or rights payable to or accrued for, or to become payable to or accrued for, any current or former employee, officer, individual manager or director of any MLP Group Entity or any of their beneficiaries, (ii) other than in the ordinary course of business consistent with past practice, grant any severance or termination pay to any employee, officer, individual manager or director of any MLP Group Entity, (iii) establish, adopt, enter into, amend or terminate any MLP Benefit Plan, (iv) other than in the ordinary course of business consistent with past practice, grant, pay, award or accelerate the vesting of, or commit to grant, pay, award or accelerate the vesting of, any bonuses or incentive compensation, any equity-based awards or any other compensation, (v) fund any rabbi trust or similar Contract, (vi) other than in the ordinary course of business consistent with past practice, terminate the employment or services of any officer or other employee whose target annual base compensation is greater than $100,000, other than for cause, (vii) forgive any loans of any current or former employee, manager, officer, director or consultant of any MLP Group Entity or GP Holdings, (viii) hire any officer, employee, independent contractor or consultant whose target annual base compensation is greater than $200,000 or (ix) enter into or modify or amend any indemnification or similar Contract with any current or former employee, individual manager, officer or director;

          (m)  (i) (A) incur, assume, guarantee or otherwise become liable, directly, contingently or otherwise, for any (1) Indebtedness under clause (a), (b) or (e) of the definition of Indebtedness (other than any borrowing or draws under existing revolving credit facilities in the ordinary course of business consistent with past practice), (2) Indebtedness under clause (c) of the definition of Indebtedness (other than standby letters of credit for collateral support) or (3) Indebtedness under clause (d) of the definition of Indebtedness, if in excess of $5,000,000 or (B) prepay or repurchase any Indebtedness prior to the stated maturity thereof, (ii) enter into any material lease (whether operating or capital), (iii) create any Lien (other than Permitted Liens) on its property or the property of its Subsidiaries in connection with any pre-existing Indebtedness, new Indebtedness or lease, (iv) make or commit to make any capital expenditures, other than such capital expenditures as are required on an emergency basis or for the safety of individuals, assets or the environment, (v) issue or sell any debt securities or warrants or other rights to acquire any debt security of any MLP Group Entity, (vi) enter into any "keep well" or other Contract to maintain any financial statement condition of another Person or (vii) enter into any Contract having the economic effect of any of the foregoing;

          (n)   restructure, reorganize or liquidate all or a material part of any MLP Group Entity's assets or authorize, recommend, propose or announce an intention to adopt a plan of complete or partial dissolution or liquidation;

          (o)   make any loans, advances or capital contributions to, or investments in, any Person, other than (i) travel, relocation expenses and similar expenses or advances to its employees in the ordinary course of business consistent with past practice and (ii) trade credit granted in the ordinary course of business consistent with past practice;

          (p)   enter into any new Contract to sell propylene, produced hydrocarbons or other substances other than in the ordinary course of business consistent with past practice;

          (q)   implement or otherwise enter into any derivative security with respect to hydrocarbon production or marketing or enter into any Derivative Transaction;

          (r)   (i) engage in the production of any chemical, petrochemical or produced hydrocarbon other than those produced in the ordinary course of business consistent with past practice or (ii) materially deviate from the operating practices or production schedule of the Facility, including implementing or announcing any plant closing, material reduction in labor force or other material layoff of employees or service providers;

          (s)   take any action that is intended or would reasonably be expected to result in any of the conditions set forth in Article VII not being satisfied;

          (t)    convene any meeting, special or otherwise (or any adjournment or postponement thereof), of the Unitholders;

          (u)   enter into any transactions or Contracts with any Affiliate or other Person that would be required to be disclosed by MLP under Item 404 of Regulation S-K of the SEC;

          (v)   conduct the businesses of any MLP Group Entity in a manner that would cause any MLP Group Entity to become an "investment company" subject to registration under the Investment Company Act; or

          (w)  agree or commit to do anything prohibited by clauses (a) through (v) of this Section 6.3.

        Section 6.4    No Solicitation or Withdrawal of Recommendation.

          (a)    No Solicitation.

              (i)  Except as set forth in Sections 6.4(a)(ii) and 6.4(a)(iii), the MLP Entities and GP Holdings agree that neither they nor any of their Subsidiaries, nor any of their respective officers, managers or directors (including the MLP GP Board) shall, and that they shall instruct and cause their respective Affiliates and Representatives (collectively, the "MLP Non-Solicit Parties") not to, directly or indirectly:

              (A)  initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

              (B)  approve, endorse, recommend or enter into any Contract or agreement in principle, whether written or oral, with any Person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar Contract concerning an Alternative Proposal (other than negotiating and entering into a confidentiality and standstill agreement as described in Section 6.4(a)(iii)) (an "Alternative Acquisition Agreement");

              (C)  terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar Contract entered into by one or more of the MLP Group Entities in respect of or in contemplation of an Alternative Proposal (other than to the extent the MLP GP Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions under this Section 6.4(a)(i)(C) would not be in the best interests of the Unitholders);

              (D)  conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal;

              (E)  furnish any non-public information relating to any of the MLP Group Entities, or afford access to the books or records or Representatives of any of the MLP Group Entities, to any third party that, to the Knowledge of the MLP Entities, after consultation with its Representatives, is seeking to or may make, or has made, an Alternative Proposal;

              (F)  take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal; or

              (G)  resolve or publicly propose or announce to do any of the foregoing.

             (ii)  Notwithstanding anything to the contrary in this Agreement and subject to the conditions in Section 6.4(a)(iii) and solely in response to a Bona Fide Alternative Proposal made on or after the date of this Agreement and prior to the expiration of the Unitholder Consent Period, the MLP Non-Solicit Parties may, with respect to the Person that has made such Bona Fide Alternative Proposal:

              (A)  in response to a request therefor by such Person, provide information or afford access to the books and records or Representatives of any of the MLP Group Entities; and

              (B)  engage or participate in any discussions or negotiations with such Person (and its Representatives) with respect to such Bona Fide Alternative Proposal.

            (iii)  The MLP Entities may not take the actions described in Section 6.4(a)(ii) unless, prior to taking any such action:

              (A)  the MLP Entities have (1) received from such Person an executed confidentiality and standstill agreement on terms that are no less restrictive than those contained in the Confidentiality Agreement (and compliant with the last sentence of Section 6.4(g)) and (2) disclosed to Parent (and, if applicable, contemporaneously provided copies of) any non-public information to be provided to such Person and any books or records to which such Person will be afforded access, in each case, to the extent not previously provided to Parent;

              (B)  the MLP Entities have delivered to Parent written notice prior to taking any such action (1) stating that the MLP GP Board intends to take such action, (2) stating that the MLP GP Board has made the determination set forth in Section 6.4(a)(iii)(C) and (3) including an unredacted copy of such Bona Fide Alternative Proposal (including any materials relating to such Person's proposed equity and debt financing, if any) and an executed copy of the confidentiality and standstill agreement described in Section 6.4(a)(iii)(A); and

              (C)  the MLP GP Board has determined in good faith, after consultation with its outside financial and legal advisors that such Bona Fide Alternative Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal.

          (b)    No Withdrawal of Recommendation.     Except as set forth in Section 6.4(c) , no MLP Non-Solicit Party shall:

              (i)  withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Board Recommendation;

             (ii)  fail to announce publicly, within 10 Business Days after a tender offer or exchange offer relating to any securities of MLP has been commenced, that the MLP GP Board recommends rejection of such tender or exchange offer;

            (iii)  fail to include the Board Recommendation in the Information Statement distributed to the Unitholders in connection with the Transactions;

            (iv)  make any other public statement that is inconsistent with the Board Recommendation;

             (v)  approve, adopt or recommend any Alternative Proposal; or

            (vi)  resolve or publicly propose to do any of the foregoing (any such prohibited action described in clause 6.4(b)(i) through this clause 6.4(b)(vi) being referred to as a "Withdrawal of Recommendation");

  provided that the making of any determination of the MLP GP Board (or any committee thereof) to provide, or the provision of, a Superior Proposal Notice or an Intervening Event Notice in

  compliance with the terms of this Agreement shall not, in and of itself, be deemed a Withdrawal of Recommendation.

          (c)    Certain Permitted Withdrawals of Recommendation.     Subject to Section 6.4(d) , at any time prior to the end of the Unitholder Consent Period, the MLP GP Board may effect, or cause the MLP Entities to effect, as the case may be, a Withdrawal of Recommendation if: (i) the MLP GP Board determines that (A) after complying with Section 6.4(d)(i), a Bona Fide Alternative Proposal constitutes a Superior Proposal or (B) after complying with Section 6.4(d)(ii), an Intervening Event has occurred and is continuing and (ii) the MLP GP Board determines in good faith, after consultation with its outside financial and legal advisors, that the Transactions are not in the best interests of the Unitholders.

          (d)    Procedure Prior to Withdrawal of Recommendation.

              (i)  Superior Proposal.    The MLP GP Board shall be entitled to effect, or cause the MLP Entities to effect, a Withdrawal of Recommendation in connection with a Superior Proposal (to the extent permitted under Section 6.4(c)), only if (A) the MLP Entities shall have delivered to Parent a written notice (a "Superior Proposal Notice") (1) stating that the MLP GP Board intends to take such actions pursuant to Section 6.4(c), (2) stating that the MLP GP Board has made the determinations set forth in Sections 6.4(c)(i)(A) and 6.4(c)(ii) and (3) including an unredacted copy of such Superior Proposal and proposed and unredacted form of any Alternative Acquisition Agreement related to such Superior Proposal (including any materials relating to such Person's proposed equity and debt financing, if any) and (B) the Negotiation Period shall have expired. During the four Business Day period commencing on the date of Parent's receipt of such Superior Proposal Notice (such period, as may be extended pursuant to this Section 6.4(d)(i), the "Negotiation Period"), the MLP Entities shall engage, and shall cause their Representatives to be available for the purpose of engaging, in good faith negotiations with Parent (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the Alternative Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal; provided that, as is the case with any Superior Proposal, any such amendment must reflect a transaction in which the value differential between the consideration to be received by the Public Unitholders in such transaction and the consideration to be received by the Sponsors and Founding Unitholders in such transaction equals the Agreed Merger Consideration Differential. Each time the financial or other material terms or conditions of such Bona Fide Alternative Proposal (or terms or conditions related thereto, such as the proposed equity and debt financing) are amended or modified, the MLP Entities shall be required to deliver to Parent a new Superior Proposal Notice (including, as attachments thereto, amended forms of the written Alternative Acquisition Agreements relating to such Bona Fide Alternative Proposal) and the Negotiation Period shall be extended by an additional two Business Days from the date of Parent's receipt of such new Superior Proposal Notice. Nothing set forth in this Section 6.4(d)(i) shall extend or be deemed to extend the Unitholder Consent Period.

             (ii)  Intervening Event.    The MLP GP Board shall be entitled to effect, or cause the MLP Entities to effect, a Withdrawal of Recommendation in connection with, an Intervening Event (to the extent permitted under Section 6.4(c)), only if (A) the MLP Entities shall have delivered to Parent prior to the expiration of the Unitholder Consent Period a written notice (an "Intervening Event Notice") (1) stating that the MLP GP Board intends to take such actions pursuant to Section 6.4(c), (2) stating that the MLP GP Board has made the determinations set forth in Sections 6.4(c)(i)(B) and 6.4(c)(ii) and (3) including a summary, in all material respects, of the Intervening Event and (B) the Intervening Event Negotiation Period shall have expired. During the four Business Day period commencing on the date of Parent's receipt of such Intervening Event Notice (such period, as may be extended pursuant to this Section 6.4(d)(ii), the "Intervening Event Negotiation Period"), the MLP Entities shall engage, and shall cause their Representatives to be available for the purpose of engaging, in good faith negotiations with Parent (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the MLP GP Board would no longer be permitted to take such actions pursuant to Section 6.4(c). Each time there is a material change to the facts or circumstances relating to the Intervening Event, the MLP Entities shall be required to deliver to Parent a new Intervening Event Notice (including, as attachments thereto, a summary of the changes to the facts and circumstances relating to the Intervening Event) and the Intervening Event Negotiation Period shall be extended by an additional two Business Days from the date of Parent's receipt of such new Intervening Event Notice. Nothing set forth in this Section 6.4(d)(ii) shall extend or be deemed to extend the Unitholder Consent Period.

            (iii)  MLP Partner Approvals.    In the event the Parties enter into an amendment to this Agreement during the Negotiation Period or the Intervening Event Negotiation Period (or any extensions of such periods) and if reasonably requested in writing by Parent, (A) MLP GP will execute a written consent (1) approving such amendment and (2) authorizing the approval of such amendment and the transactions contemplated thereby by the Limited Partners by written consent without a meeting, without a vote and without prior notice and (B) the MLP Entities will promptly take all action necessary to seek to obtain the written consent of the holders of a Unit Majority approving such amendment substantially in the form of Exhibit A and in compliance with the DRULPA and the MLP Partnership Agreement (such consents in clauses (A) and (B), the "MLP Amendment Consents"). As soon as practicable after receipt of such duly obtained MLP Amendment Consents, MLP GP will provide Parent with facsimile or electronic (.pdf) copies of such written consents, certified as true and complete by an executive officer of MLP GP.

          (e)    Certain Permitted Disclosure.     Nothing contained in this Section 6.4 shall be deemed to prohibit the MLP Entities from complying with their required disclosure obligations under applicable Law with regard to an Alternative Proposal or an Intervening Event; provided, however, that none of MLP, MLP GP or the MLP GP Board (or any committee thereof) shall effect any Withdrawal of Recommendation, except in accordance with Section 6.4(c) and Section 6.4(d); and provided, further, that in no event shall any "Stop-Look-and-Listen" communication contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be a Withdrawal of Recommendation or to violate this Section 6.4. Disclosure of the type described in this Section 6.4(e) (other than the type described in the second proviso of the foregoing sentence) that is not an express rejection of any Alternative Proposal or an express confirmation that the Board Recommendation remains in effect shall be deemed to be a Withdrawal of Recommendation.

          (f)    Existing Discussions.     The MLP Entities and GP Holdings shall, and shall cause their Subsidiaries and their respective officers, managers and directors and their respective Affiliates and Representatives to, immediately cease and cause to be terminated any discussions or negotiations with, or any solicitation or intentional assistance or encouragement of, any Person with respect to any Alternative Proposal (or that could reasonably be expected to lead to or result in an Alternative Proposal) which are on-going as of the date of this Agreement and request that any such Person promptly return and destroy (and confirm destruction of) all confidential information concerning the MLP Group Entities. The MLP Entities and GP Holdings shall take the necessary steps to promptly inform, on the date of this Agreement, the individuals or entities referred to in the preceding sentence of this Section 6.4(f).

          (g)    Notice.     Without limiting anything in this Section 6.4, the MLP Entities shall promptly (and, in any event, within 24 hours) notify Parent orally and in writing if any inquiries, proposals or offers with respect to an Alternative Proposal or requests for non-public information relating to any of the MLP Group Entities (other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Alternative Proposal) are received by, or any discussions or negotiations with respect to an Alternative Proposal are sought to be initiated or continued with, any of the MLP Group Entities or GP Holdings or any of their respective Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of such discussions, proposals, offers or requests, and including in the written version of such notice, an unredacted copy of any written (including via electronic transmission) proposals, offers or requests, in each case, including any amendments or modifications thereto. The MLP Entities shall promptly (and, in any event, within 24 hours after any amendment or modification of, or development with respect to, any such, proposal, offer, request or Alternative Proposal, or at the reasonable request of Parent) notify Parent orally and in writing of the status of any such inquiries, proposals, offers or requests, including any material developments, notifications, amendments or modifications thereto and furnish to Parent copies of any written inquiries, correspondence and draft documentation in connection with such discussions, proposals, offers or requests. The MLP Entities and GP Holdings shall not, and shall cause their respective Subsidiaries and Representatives not to, enter into any Contract that would prohibit them from providing the information required to be provided to Parent pursuant to this Section 6.4(g).

        Section 6.5    Regulatory and Other Authorizations.

          (a)    Cooperation.     Subject to the terms and conditions of this Agreement, Parent and the MLP Entities and GP Holdings will cooperate with each other and use (and will cause their respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Transactions as soon as practicable, including by (i) filing the Notification and Report Forms pursuant to the HSR Act within 10 Business Days after the date of this Agreement, (ii) using their respective reasonable best efforts (including complying with its obligations under Section 6.5(c)) to obtain as promptly as practicable all Antitrust Consents and Other Governmental Consents, and the termination or expiration, as applicable, of approvals or waiting periods required under all applicable Antitrust Laws in order to consummate the Transactions and (iii) cooperating with each other in connection with any review of, inquiry into, investigation of, or challenge to the Transactions under any Antitrust Law by a Governmental Authority and all activities with respect to any requests that may be made by, or any actions, Consents or undertakings that may be sought by or from, any Governmental Authority in respect of Antitrust Consents and Other Governmental Consents, including determining the manner in which to contest or otherwise respond, by litigation or otherwise, to objections to, or Proceedings challenging, the consummation of the Transactions; provided that nothing in this Agreement will require Parent, Merger Sub, any MLP Group Entity, GP Holdings or any of their respective Affiliates to offer, accept or agree, or commit to agree, to, a Divestiture Condition in order to obtain any Antitrust Consent or Other Governmental Consent; and provided, further, that none of the MLP Entities or GP Holdings will, without Parent's prior written consent, offer, accept or agree, or commit to agree, to, any Divestiture Condition. Nothing in this Section 6.5 will limit any applicable rights a Party may have to terminate this Agreement pursuant to Section 8.1 in a case where Section 8.1 permits such termination. In exercising the foregoing rights, each of the Parties will act reasonably and as promptly as practicable. Notwithstanding anything in this Agreement to the contrary, Parent and Merger Sub will have the absolute right (but not the obligation) to contest, at their cost and expense, any challenge to this Agreement by any Governmental Authority, including contesting through a Proceeding initiated by the U.S. Department of Justice or the Federal Trade Commission to enjoin any of the Transactions, provided that (i) such actions do not prevent the Closing from occurring on or before the Outside Date and (ii) Parent and Merger Sub afford the MLP Entities,

  GP Holdings and their respective Representatives an opportunity to participate in all associated Proceedings, provided that Parent and Merger Sub will retain final discretion and authority with respect to such litigation.

          (b)    Information.     Subject to applicable Law, Parent and the MLP Entities and GP Holdings each will, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers, members, managers, general partners and stockholders and such other matters as may be necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, any MLP Entity or GP Holdings to any Governmental Authority or other Person in connection with the Parties' respective obligations under Section 6.5(a).

          (c)    Fees and Other Costs of Governmental Consents.     Each of Parent and MLP will be responsible for its own fees, costs and expenses, including costs and expenses of any necessary experts or consultants, incurred by Parent or MLP, as applicable, in connection with any review of, inquiry into, investigation of, or challenge to any of the Transactions; provided that Parent will be responsible for paying the filing fee under the HSR Act and any filing fee associated with any other applicable Antitrust Laws.

          (d)    Notification Requirements.     Each Party will promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement; provided that such notice must be delivered within 24 hours if the communication is a Divestiture Request. The Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Party may reasonably request in connection with the foregoing. The Parties will provide each other with copies of all filings and all material correspondence or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions. The Parties will use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this section so as to preserve any applicable privilege.

        Section 6.6    Public Announcements.     Parent and MLP will develop (a) the joint press release with respect to the execution of this Agreement, including any statements contained therein regarding the existence and duration of the Unitholder Consent Period and the operation of Section 6.4 and any announcement regarding the Business Day immediately prior to the Closing Date as the record date for the right to receive the Merger Related Distribution, and (b) a subsequent joint press release with respect to the expiration of (i) the Unitholder Consent Period and (ii) MLP's right to terminate this Agreement pursuant to Section 8.1(d)(ii). Except for the joint press releases described in the preceding sentence, neither MLP nor Parent will issue or cause the publication of any other press release or other public announcement (except to the extent previously issued or made in accordance with this Agreement) with respect to this Agreement or the Transactions without the prior consent of the other Party (which consent will not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing Contract with the NYSE or other national securities exchange as determined in the good faith judgment of the Party proposing to make such release (in which case such Party will not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party).

        Section 6.7    Access to Information; Confidentiality.

          (a)   Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each of the MLP Entities and GP Holdings will (i) afford Parent and its Representatives reasonable access (and, with respect to books and records, the right to copy), during normal business hours, to their respective officers, employees, agents, properties, assets, books, offices, facilities, Contracts, Tax Returns, Permits and records and other information reasonably requested by Parent (in each case, whether in physical or electronic form), (ii) furnish promptly during normal business hours such information concerning the business, properties, offices, facilities, Contracts, Tax Returns, Permits, assets and liabilities of the MLP Group Entities as Parent or its Representatives reasonably request, (iii) reasonably cooperate with Parent and its Representatives to organize and facilitate meetings among Parent and its Representatives and the MLP Entities and their respective Representatives to be located at the offices and facilities of the MLP Group Entities at such times as Parent may reasonably request, (iv) use reasonable best efforts to furnish or produce information related to the financial or Tax records of the MLP Group Entities if reasonably requested by Parent (which, for purposes of this Section 6.7, will be deemed to be furnished or produced upon MLP entering into an engagement with its regular external advisors to furnish such information to Parent) and (v) reasonably cooperate with Parent and its Representatives with respect to communications to, and to organize and facilitate meetings with, customers, suppliers and other key business relations of the MLP Group Entities as Parent may reasonably request; provided, however, that such access shall be provided on a basis that minimizes the disruption to the operations of the MLP Entities and in no event, shall include invasive sampling or testing of the Environment; and provided further, that the foregoing will not require the MLP Entities (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the MLP Entities (after consultation with its outside legal counsel) would (A) result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the MLP Entities have used reasonable best efforts to obtain the Consent of such third party to such inspection or disclosure or (B) result in a violation of any Antitrust Laws or (ii) to disclose any privileged information of the MLP Group Entities to the extent such disclosure would result in the loss of such privilege (in each case, it being agreed that the MLP Entities shall give notice to Parent of the fact that it is withholding such access or information and thereafter the MLP Entities shall use their respective reasonable best efforts to cause such access or information, as applicable, to be provided, or made available, in a manner that would not reasonably be expected to cause such a disclosure, violation or waiver).

          (b)   The MLP Entities and GP Holdings will furnish promptly to the Parent Entities, and the Parent Entities will furnish promptly to the MLP Entities and GP Holdings (i) a copy of each report, schedule and other document filed or submitted by any of them pursuant to the requirements of federal or state securities Laws and a copy of any communication (including "comment letters") received by any of them from the SEC concerning compliance with securities Laws and (ii) all other information concerning their and their respective Subsidiaries' business, properties and personnel as the Parent Entities or MLP Entities and GP Holdings, as the case may be, may reasonably request, provided, however, that, notwithstanding anything to the contrary herein and notwithstanding any right to information under Law (to the extent such right under Law can be waived), except as specifically provided in Section 6.18, none of the MLP Group Entities or GP Holdings or any of their respective Affiliates or holders of Equity Interests shall have the right at any time to examine the Tax Returns, Tax work papers, financial statements or books and records of the Parent, Merger Sub or their respective Affiliates for any purpose.

          (c)   Except for disclosures permitted by the terms of the Nondisclosure Agreement, dated April 9, 2014, between Parent and MLP (as it may be amended from time to time, the "Confidentiality Agreement"), Parent and its Representatives will hold information received from the MLP Entities pursuant to this Section 6.7 in confidence in accordance with the terms of the Confidentiality Agreement.

          (d)   No investigation, or information received, pursuant to this Section 6.7 will modify any of the representations and warranties of the Parties.

        Section 6.8    Notification of Certain Matters.     The MLP Entities will give prompt notice to Parent, and Parent will give prompt notice to the MLP Entities, of (a) any notice or other communication received by such Party (or its Subsidiaries, Affiliates or Representatives) from any Governmental Authority in connection with the Transactions or from any Person alleging that the obtaining or making of Consent from or with such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such Consent is reasonably likely to be material to the MLP Entities or Parent, (b) any Proceedings that relate to the Transactions and are commenced or, to such Party's Knowledge, threatened against, relate to, involve or otherwise affect such Party or any of its Subsidiaries, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Closing in Article VII and (d) any material failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of the conditions to the Closing in Article VII; provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not cure any breach of representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice; provided, further, that in the case of clauses (c) and (d), the failure to comply with this Section 6.8 shall not result in the failure to be satisfied of any of the conditions to the Closing in Article VII, or give rise to any right to terminate this Agreement under Article VIII, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.

        Section 6.9    Indemnification and Insurance.

          (a)   From and after the Effective Time, solely to the extent that any MLP Group Entity would be obligated to indemnify an Indemnified Person, Parent and the Surviving Entity jointly and severally agree to (i) indemnify and hold harmless against any cost or expenses (including attorneys' fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any Proceeding, and provide advancement of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding indemnification of officers, directors, managers and employees and advancement of expenses contained in the MLP Charter Documents or comparable governing documents of any Subsidiary of MLP in effect immediately prior to the Effective Time, irrespective of any subsequent amendment, modification or revocation thereof.

          (b)   Prior to the Effective Time, the MLP Entities will purchase a "tail policy" with respect to acts or omissions occurring or alleged to have occurred prior to the Effective Time that were committed or alleged to have been committed by Indemnified Persons in their capacity as such and having coverage terms, benefits, levels of coverage (including limits, self-insured retentions and deductibles) and other terms and conditions which are in the aggregate not less advantageous to the Indemnified Persons as those in effect under the director and officer insurance policies of the MLP Group Entities on the date of this Agreement.

          (c)   The rights of any Indemnified Person under this Section 6.9 will be in addition to any other rights such Indemnified Person may have under the MLP Charter Documents or the DRULPA. The provisions of this Section 6.9 will survive the Closing Date for a period of six years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs, successors, assigns, executors and administrators; provided, however, that in the event that any claim or claims for indemnification set forth in this Section 6.9 are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until disposition of all such claims. If Parent, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may be, shall assume the obligations of Parent and the Surviving Entity set forth in this Section 6.9.

        Section 6.10    Transaction Litigation.     The MLP Entities and GP Holdings will give Parent prompt notice of any Proceeding commenced or, to the Knowledge of the MLP Entities, threatened, against any of them or their respective directors, officers, managers, partners or Affiliates relating to this Agreement or the Merger or the GP Equity Transfer (collectively, "Transaction Litigation"). The MLP Entities and GP Holdings shall consult with Parent regarding the defense or settlement of any Transaction Litigation and shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with any Transaction Litigation and the Parties' performance of their obligations under this Section 6.10, the Parties shall enter into a customary common interest or joint defense agreement or implement such other techniques as reasonably required to preserve any attorney-client privilege or other applicable legal privilege; provided, however, that the MLP Entities shall not be required to provide information if doing so, in the opinion of such MLP Entity's legal counsel, would cause the loss of any attorney-client privilege or other applicable legal privilege; provided, that, if any information is withheld pursuant to the foregoing proviso, the MLP Entities shall inform Parent as to the general nature of what is being withheld and the Parties shall use reasonable best efforts to enable the MLP Entities to provide such information without causing the loss of any attorney-client or other applicable legal privilege.

        Section 6.11    Cooperation Regarding MLP Debt.     If requested by Parent at any time after the date hereof, the MLP Entities shall, and shall cause MLP's Subsidiaries to, reasonably cooperate with, and use commercially reasonable efforts to assist, Parent and Merger Sub in taking all actions necessary to, (a) effect a discharge, covenant defeasance, redemption, amendment or similar action in connection with any notes or bonds issued pursuant to the Indenture (all to be effective on or after the Closing Date), (b) effect any consent solicitation related to any provisions of the Indenture prior to the Closing (such consent to be effective on or after the Closing Date) and (c) contemporaneously with the Closing and on behalf of MLP and its Subsidiaries, (i) repay or cause to be repaid all Indebtedness, liabilities and other obligations outstanding under MLP's existing credit facilities or secured by the collateral therefor, (ii) terminate or cause to be terminated all commitments of the lenders to lend under such credit facilities and (iii) terminate or release or cause to be terminated and released any and all guarantees of, and Liens securing, such Indebtedness, liabilities and obligations, in each case, including obtaining customary payoff letters and causing the filing of any UCC-3 termination statements, mortgage releases or similar documents evidencing termination or release of such Liens; provided that, with respect to any cooperation or assistance under this Section 6.11, the MLP Entities and GP Holdings shall not be required to incur any out-of-pocket, third party costs (it being understood that any such costs would be paid or advanced by or on behalf of Parent). The Parties shall, and the MLP Entities shall cause the other MLP Group Entities to, reasonably cooperate with the other Parties in the preparation, execution, delivery and filing of the necessary and appropriate documentation in connection with any actions reasonably requested by Parent and Merger Sub pursuant to this Section 6.11.

        Section 6.12    Fees and Expenses.     Parent or its designee shall pay all charges and expenses of the Paying Agent in connection with the provisions set forth in Article II. Subject to Section 6.3(d) of the MLP Disclosure Letter, all fees and expenses incurred in connection with the Transactions including all legal, accounting, financial advisory, consulting and all other fees and expenses of third Parties incurred by a Party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transactions, will be the obligation of the respective Party incurring such fees and expenses.

        Section 6.13    Employee Benefits.

          (a)    Compensation; Benefit Plans.

              (i)  For a period of 12 months following the Closing Date, Parent shall (or shall cause one of its Affiliates to) (A) provide to each employee of the Surviving Entity, its Subsidiaries and MLP GP (collectively, the "Employees") a base salary or hourly wage that is no less than the base salary or hourly wage provided to such Employee as of the date hereof and (B) continue in effect the hourly pay practices that are applicable to the Employees as of the Closing Date and are set forth on Section 6.13(a)(i) of the MLP Disclosure Letter.

             (ii)  Beginning on the Closing Date and continuing through the last day of the calendar year in which the Closing Date occurs (the "Transition Date"), Parent shall (or shall cause one of its Affiliates to) (A) provide each Employee with employee benefits pursuant to the MLP Benefit Plans (including the MLP Annual Discretionary Bonus Award plan) that are in effect as of the Closing Date, (B) process payroll for the Employees in the same manner as payroll is processed for the Employees as of the Closing Date and (C) continue in effect those policies that are applicable to the Employees as of the Closing Date and are set forth on Section 6.13(a)(ii) of the MLP Disclosure Letter. Beginning on the day immediately following the Transition Date, Parent shall (or shall cause one of its Affiliates to) provide each Employee with employee benefits that are substantially comparable in the aggregate to the employee benefits provided to other similarly situated employees of Parent.

          (b)    Severance Benefits.     Subject to the applicable Employee signing a release in a form and at a time approved by Parent, Parent shall (or shall cause one of its Affiliates to) provide severance benefits in accordance with the terms and conditions of the MLP Change in Control Severance Plan, a copy of which is set forth on Section 6.13(b) of the MLP Disclosure Letter. Parent shall not (and shall cause its Affiliates not to) amend, modify, suspend or terminate Section 6.13(b) of the MLP Disclosure Letter (including any annexes thereto) at any time before the day following the first anniversary of the Closing Date in any way that would adversely affect the rights of any Qualifying Employee (as such term is defined in Section 6.13(b) of the MLP Disclosure Letter (including any annexes thereto)).

          (c)    Retention Bonus.     On the first payroll date of MLP following the 12 month anniversary of the Closing Date, Parent shall (or shall cause one of its Affiliates to) pay to each Employee who has remained continuously employed by the Surviving Entity, its Subsidiaries or MLP GP from the Closing Date until the date that is 12 months following the Closing Date a retention bonus in an amount equal to eight (8) weeks of such Employee's then-current base pay.

          (d)    MLP 401(k) Plan.     Without limiting the generality of the foregoing, Parent shall (or shall cause one of its Affiliates to) continue in effect the MLP GP Profit Sharing 401(k) Plan (the "MLP 401(k) Plan") through the Transition Date and shall make matching contributions and profit sharing contributions determined in the same manner in the ordinary course consistent with past practice. On the Transition Date, each individual who is an Employee on the Closing Date shall become one hundred percent (100%) vested in any account balance he or she has under the MLP 401(k) Plan on the Transition Date, provided that Parent shall, or shall cause one of its Affiliates to, take any and all actions necessary, including amending the MLP 401(k) Plan, to effectuate the foregoing and to ensure that no amounts will be forfeited on an Employee's termination of employment following the Closing if such Employee maintains an account balance under the MLP 401(k) Plan on the Transition Date.

          (e)    New Plans.     If, following the Closing Date, Employees become eligible to participate in employee benefit plans, programs and arrangements that are not MLP Benefit Plans (any such new plan, a "New Plan") or in any MLP Benefit Plan in which such Employee did not participate prior to the Closing Date, Parent shall credit each such Employee for the service that such Employee performed for an MLP Entity or one of its Subsidiaries prior to the Closing Date for benefits eligibility purposes (including vacation and paid time off), severance determination purposes and, except with respect to any equity compensation plan and programs, vesting purposes, but not for benefit accrual purposes, and only to the extent that such service was credited by an MLP Entity or one of its Subsidiaries under the corresponding MLP Benefit Plan as of the Closing Date. With respect to any New Plan, Parent shall (i) waive all pre-existing conditions, exclusions, actively-at-work requirements, waiting periods and any other eligibility requirements of such New Plan for such Employee and his or her covered dependents to the extent they were inapplicable to, or were satisfied under, the applicable MLP Benefit Plans and (ii) cause any expenses incurred by any Employee of any MLP Entity or its Subsidiaries and his or her covered dependents pursuant to any MLP Benefit Plan during the portion of the plan year of such MLP Benefit Plan ending on the date such Employee's participation in the corresponding New Plan begins, to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year under the New Plan as if such amounts had been paid in accordance with the New Plan, to the extent such amounts had been taken into account under the applicable MLP Benefit Plan.

          (f)    No Employee Third Party Beneficiaries.     Without limiting the generality of Section 9.7, the provisions of this Section 6.13 are for the sole benefit of the Parties to this Agreement and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including any current or former employee of any MLP Entity or any of their respective Affiliates) other than the Parties and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.13) under or by reason of any provision of this Agreement. Nothing in this Section 6.13 amends, or will be deemed to amend (or prevent the amendment or termination of) any MLP Benefit Plan or any employee benefit plans sponsored, maintained or contributed to by Parent. Parent has no obligation to continue to employ or retain the services of any Employee for any period of time following the Effective Time and, except as specifically provided in this Section 6.13, Parent will be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any such Employees in its absolute discretion.

        Section 6.14    Termination of Trading and Deregistration.     The MLP Entities will cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions and all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable (a) the delisting of the Common Units from the NYSE and the termination of trading of the Common Units on the Closing Date and prior to the Effective Time and (b) the deregistration of the Common Units under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than 10 days after the Closing Date.

        Section 6.15    Takeover Laws.     If any Takeover Law is or may become applicable to the Transactions, the MLP Entities and their respective boards of directors or managers and/or the Parent Entities and their respective boards of directors or managers, as applicable, will grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Parties will otherwise act to eliminate or minimize the effects of such Takeover Law on the Merger.

        Section 6.16    Section 16 Matters.     Prior to the Effective Time, to the extent reasonably necessary, the MLP Entities will take all such steps as may be necessary or appropriate to cause the Merger, including any dispositions of Common Units and Phantom Units resulting from the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the MLP Entities to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.17    FIRPTA Certificates.     Each Party will, and will cause its Affiliates (and their respective officers and directors) to, cooperate with each other Party to obtain, at the Closing, from each of the Persons listed on Section 6.17 of the MLP Disclosure Letter a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit C, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2), attesting that such Person is not a "foreign person" for U.S. federal income Tax purposes; provided that if any Person listed on Section 6.17 of the MLP Disclosure Letter does not deliver such certificate, Parent and Merger Sub's sole remedy shall be to withhold, or cause to be withheld, from the consideration payable to such Person pursuant to this Agreement any amounts required to be withheld pursuant to Section 1445 of the Code. At the Closing, MLP shall deliver to Parent a certificate, dated as of the Closing date and substantially in the form and to the effect of Exhibit D, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-11T(d)(2)(i).

        Section 6.18    Pre-Closing Tax Matters.

          (a)   Unitholders will be allocated all items of income, gain, loss, deduction and credit of MLP for income Tax purposes through and including the Closing Date.

          (b)   MLP will be responsible for (i) the preparation, filing and delivery of all MLP Income Tax Returns required to be filed or delivered prior to the Closing Date and (ii) the filing of all MLP Income Tax Returns of the MLP Group Entities required to be filed on or after the Closing Date.

          (c)   GP Holdings will be responsible for (i) the preparation of all MLP Income Tax Returns with respect to all taxable periods ending on or before the Closing Date that are required to be filed or delivered on or after the Closing Date, which MLP Income Tax Returns shall be prepared in a manner consistent with the past practices of the MLP unless otherwise required by applicable Law, and (ii) the delivery to the Unitholders of all MLP Income Tax Returns of such Unitholders required to be filed on or after to the Closing Date; provided, that any out-of-pocket, third party costs, fees or expenses incurred with respect to the foregoing shall be borne by MLP. GP Holdings will provide to Parent copies of all such MLP Income Tax Returns at least 30 days prior to the date on which such MLP Income Tax Return is required to be filed or delivered for Parent's review and comment, and any reasonable comments of Parent shall be considered in good faith for incorporation into such MLP Income Tax Return by GP Holdings prior to filing by MLP or delivery by GP Holdings, as applicable.

          (d)   Following the Closing, the Parties shall, and shall cause their respective Affiliates (and their respective officers, directors, employees or agents) to, cooperate with the other Parties regarding the preparation and filing of all MLP Income Tax Returns, including providing the other Parties with reasonable access, during normal business hours, to their respective offices, employees, outside accountants, books, records and Tax Returns, subject to the proviso in Section 6.7(b).

          (e)   GP Holdings shall cause all MLP Income Tax Returns prepared by it to reflect properly for Tax purposes any transactions undertaken by Parent, Merger Sub or any Unitholder (including the Sponsors), whether at or prior to the Closing. Following the Closing, Parent shall, and shall cause its Affiliates to, cause MLP to be properly classified as a partnership for U.S. federal income Tax purposes, and not as a disregarded entity or an association taxable as a corporation.

          (f)    Following the Closing, Parent shall not, and shall cause its Affiliates (including MLP) not to, amend, refile or otherwise modify any MLP Income Tax Returns filed prior to the Closing Date, except with the consent of GP Holdings or as required by applicable Law.

        Section 6.19    Related Party Transactions.

          (a)   Prior to the Closing, each MLP Entity and GP Holdings will, and will cause the MLP Group Entities to, take such actions as are necessary or required to (i) terminate, effective at or prior to the Closing, (A) each Contract that is listed in Section 6.19 of the MLP Disclosure Letter or (B) at Parent's request, any Contract that is not disclosed in Section 3.22 of the MLP Disclosure Letter where the failure of such Contract to be so disclosed would cause the representations and warranties contained in Section 3.22 not to be true and correct and (ii) ensure that the MLP Group Entities have no further liabilities or obligations thereunder from and after the Closing.

          (b)   MLP will cause its transfer agent to enter stop transfer orders and make notations on the MLP's records pursuant to the terms of the Support Agreements.

ARTICLE VII
CONDITIONS PRECEDENT

        Section 7.1    Conditions to Each Party's Obligation to Effect the Transactions.     The respective obligations of each Party hereto to effect the Transactions will be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    MLP Consents.     The MLP Unitholder Consent and, if applicable, any MLP Amendment Consents shall have been obtained in accordance with applicable Law, the certificate of limited partnership of MLP and the MLP Partnership Agreement, and the Information Statement shall have been cleared by the SEC and shall have been sent to the Unitholders (in accordance with Regulation 14C of the Exchange Act) at least 20 calendar days prior to the Closing.

          (b)    Regulatory Approval.     (i) Any waiting period (and any extensions thereof) under the HSR Act applicable to the Transactions shall have expired or been terminated and (ii) the other Antitrust Consents set forth in Section 7.1(b)(ii) of the MLP Disclosure Letter, and any other Consent of any Governmental Authority pertaining to an asset or right, the absence of which or imposition of a limitation upon could reasonably be expected to materially impair the operation of the Facility or the business of the MLP Group Entities as currently conducted or Parent's control thereof, shall have been obtained and shall be in effect and, if applicable, the waiting period (and any extension thereof) or mandated filings thereunder shall have expired, been terminated or been made, as applicable.

          (c)    No Injunctions or Restraints.     No Law or Order enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, "Restraints") shall be in effect enjoining, restraining, preventing or prohibiting consummation of any of the Transactions or making the consummation of any of the Transactions illegal.

        Section 7.2    Conditions to Obligations of Parent and Merger Sub to Effect the Transactions.     The obligations of Parent and Merger Sub to effect the Transactions are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.

              (i)  The representations and warranties (A) of the MLP Entities contained in Section 3.1 (Organization), Section 3.2 (Capitalization), Section 3.3 (Authorization) and Section 3.4 (Noncontravention) and (B) of GP Holdings and the MLP Entities contained in Article IV (Representations and Warranties Regarding the GP Equity Transfer) are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except for any de minimis inaccuracies.

             (ii)  The representations and warranties of the MLP Entities contained in Section 3.17(c) (Indenture), Section 3.25 (Takeover Laws) and Section 3.27 (Brokers) are true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as if made as of such time.

            (iii)  The representations and warranties of the MLP Entities contained in Section 3.9(c) (Criminal Law Violations), Section 3.10 (Prohibited Payments) Section 3.11 (Export Controls) and Section 3.12 (Antitrust Laws) (A) are true and correct, to the Knowledge of the MLP Entities, in all respects as of the date of this Agreement and (B) are true and correct in all respects as of the Closing Date, as if made as of such time, except, in the case of this clause (B), as has not resulted in, and would not reasonably be expected to result in, (x) a Criminal Penalty or (y) an MLP Material Adverse Effect (without giving effect to any limitation as to "materiality" or "MLP Material Adverse Effect" set forth in any individual such representation or warranty).

            (iv)  The other representations and warranties of the MLP Entities and GP Holdings contained in this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "MLP Material Adverse Effect" set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, an MLP Material Adverse Effect.

          (b)    Performance of Obligations of the MLP Entities and GP Holdings.     The MLP Entities and GP Holdings shall have performed all obligations that are required to be performed by them under this Agreement at or prior to the Closing Date (i) in all respects for obligations with respect to which performance of them is qualified by "materiality" and (ii) in all material respects for all other obligations.

          (c)    Production Capacity.     The Facility shall be operating in the ordinary course of business consistent with past practice, with continuous production of on-specification propylene at a rate of at least 115,000 pounds per hour for each of the four days immediately preceding the Closing Date and on the Closing Date.

          (d)    No MLP Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred, arisen, come into existence or become known any event, change, effect, occurrence or state of facts that, individually or in the aggregate with all other events, changes, effects, occurrences or states of facts, has had or would reasonably be expected to have an MLP Material Adverse Effect.

          (e)    Certificates.     Parent shall have received at the Closing (i) a certificate signed on behalf of the MLP Entities by a senior executive officer of each MLP Entity to the effect that the conditions set forth in Sections 7.2(a) through Section 7.2(d) (inclusive) have been satisfied and (ii) a certificate signed on behalf of GP Holdings by an authorized representative of GP Holdings to the effect that the conditions set forth in Sections 7.2(a) and Section 7.2(b) (inclusive), to the extent applicable to GP Holdings, have been satisfied.

          (f)    Certain Orders.     There shall not be any Order that would reasonably be expected, individually or in the aggregate, to result, directly or indirectly, in (i) the consummation of any of the Transactions being made illegal, restrained, prohibited or materially limited, (ii) as a result of or in connection with any of the Transactions, the ownership or operation by (A) Parent, MLP or any of their respective Subsidiaries of all or any material portion of the business or assets of Parent, MLP or any of their respective Subsidiaries or (B) Parent or MLP GP of all or any material portion of the business or assets of MLP GP, in each case, being made illegal, restrained, prohibited or materially limited, (iii) the ability of Parent or Merger Sub effectively to acquire, hold or exercise full rights of ownership of the Common Units or the GP Equity Interest being made illegal, restrained, prohibited or having material limitations placed on any such ability or (iv) an MLP Material Adverse Effect.

          (g)    Tax Opinion.     MLP shall have received (with a copy to Parent) an opinion of Vinson & Elkins L.L.P. dated as of the Closing Date to the effect that for U.S. federal income Tax purposes at least 90% of the gross income of MLP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available is from sources treated as "qualifying income" within the meaning of Section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of MLP and any of their respective Affiliates as to such matters as such counsel may reasonably request.

        Section 7.3    Conditions to Obligations of the MLP Entities and GP Holdings to Effect the Transactions.     The obligation of each of the MLP Entities and GP Holdings to effect the Transactions is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

          (a)    Representations and Warranties.     The representations and warranties of Parent and Merger Sub contained in Sections 5.1 and 5.2 are true and correct, except for any de minimis inaccuracies and (ii) the other representations and warranties of Parent and Merger Sub contained in this Agreement are true and correct, in each of clauses (i) and (ii), as of the date of this Agreement and as of the Closing Date, as if made as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of clause (ii), where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (b)    Performance of Obligations of the Parent Entities.     The Parent Entities shall have performed all obligations that are required to be performed by them under this Agreement at or prior to the Closing Date (i) in all respects for obligations with respect to which performance of them is qualified by "materiality" and (ii) in all material respects for all other obligations.

          (c)    Certificate.     MLP shall have received at the Closing a certificate signed on behalf of Parent by a senior executive officer of Parent to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

        Section 7.4    Frustration of Closing Conditions.     No Party may rely on the failure of any condition set forth in Sections 7.1, 7.2 or 7.3, as the case may be, to be satisfied, if such Party's failure to perform any material obligation required to be performed by it has been the primary cause of, or primarily results in, such failure.

 ARTICLE VIII
TERMINATION

        Section 8.1    Termination.     This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

          (a)   by the mutual written consent of MLP and Parent duly authorized by each of the MLP GP Board and the board of managers of Parent, respectively.

          (b)   by either of MLP or Parent:

              (i)  by written notice to the other Party at any time after the Outside Date, if the Closing has not been consummated on or before the Outside Date; provided that, if on the Outside Date the conditions to Closing set forth in Sections 7.1(b) (Regulatory Approval) or 7.1(c) (No Injunctions or Restraints) (but for purposes of Section 7.1(c), only if such Restraint is attributable to Antitrust Laws) have not been satisfied, but all other conditions to Closing in Article VII have been satisfied or are capable of being satisfied, then the Outside Date may be extended on one or more occasions to a date not later than May 27, 2015 at the option of MLP or Parent by providing written notice to the other Parties at or before 11:59 p.m. Houston, Texas time on the Outside Date; and provided, further, that the right to terminate this Agreement under this Section 8.1(b)(i) will not be available (x) to a Party if the inability to satisfy such conditions was due to the failure of such Party to perform any of its obligations under this Agreement or (y) to a Party if the other Party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.9; or

             (ii)  if any Restraint having the effect set forth in Section 7.1(c) is in effect and has become final and nonappealable.

          (c)   by Parent:

              (i)  if either MLP Entity or GP Holdings has breached any of its obligations under Section 6.4 (No Solicitation or Withdrawal of Recommendation), excluding any such breaches that are de minimis in nature and do not adversely affect the Parent Entities or the Transactions;

             (ii)  if either MLP Entity or GP Holdings has breached any of its respective representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or either MLP Entity or GP Holdings has failed to perform any of its respective covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) and (B) is incapable of being cured, or is not cured by the applicable MLP Entity or GP Holdings by the earlier of (x) the Outside Date and (y) 30 days following receipt of written notice from Parent of such breach or failure;

            (iii)  (A) if a copy of the duly obtained MLP Unitholder Consent, certified as true and complete by an executive officer of each of the MLP Entities, has not been delivered to Parent within 24 hours following execution of this Agreement or (B) if copies of duly obtained MLP Amendment Consents, certified as true and complete by an executive officer of each of the MLP Entities, have not been delivered to Parent within 72 hours following the later of (1) execution of an amendment of this Agreement and (2) Parent's request to seek to obtain the MLP Amendment Consents, in the case of each of clauses (1) and (2), as contemplated by Section 6.4(d) ;

            (iv)  if the MLP GP Board has made a Withdrawal of Recommendation (whether or not in compliance with Section 6.4(c) (Certain Permitted Withdrawals of Recommendation)); or

             (v)  if a Divestiture Request has been made; provided that (x) Parent must exercise its right to terminate with respect to a Divestiture Request under this Section 8.1(c)(v) within 10 Business Days of the earlier of (1) its receipt of such Divestiture Request and (2) its receipt of notice of such Divestiture Request from MLP pursuant to Section 6.5(d) and (y) prior to, and as a condition of, any termination of this Agreement by Parent pursuant to this Section 8.1(c)(v), Parent shall have paid the Parent Termination Fee to MLP pursuant to Section 8.2(c)(ii).

          (d)   by MLP:

              (i)  if either Parent or Merger Sub has breached any of its respective representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or either Parent or Merger Sub has failed to perform its respective covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent by the earlier of (1) the Outside Date and (2) 30 days following receipt of written notice from MLP of such breach or failure; provided that MLP will not have the right to terminate this Agreement pursuant to this Section 8.1(d) if MLP is then in breach of Section 6.4 (No Solicitation or Withdrawal of Recommendation), excluding any such breaches that are de minimis in nature and do not adversely affect the Parent Entities or the Transactions; or

             (ii)  if MLP GP Board has made a Withdrawal of Recommendation in compliance with Section 6.4(c) and Section 6.4(d); provided that prior to, and as a condition of, any termination of this Agreement by MLP pursuant to this Section 8.1(d)(ii), MLP shall have paid the MLP Termination Fee to Parent pursuant to Section 8.2(b).

        Section 8.2    Effect of Termination.

          (a)    Generally.     In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof will be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement will become null and void (other than the provisions in Section 6.12 (Fees and Expenses) and this Section 8.2 and in Section 6.7(c) (Confidentiality), and the provisions in Article IX (Miscellaneous), all of which will survive termination of this Agreement). Upon termination pursuant to this Article VIII, there will be no liability on the part of any Parent Entity, MLP Entity or GP Holdings or their respective directors, managers, officers and Affiliates, provided that, upon the termination of this Agreement and except as provided in Section 8.2(f), nothing will be deemed to (i) release any Party from any liability to any other Party for any breach by such Party of this Agreement prior to such termination or (ii) impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

          (b)    MLP Termination Fee.

              (i)  In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(i), Section 8.1(c)(iii)(B) or Section 8.1(c)(iv), then MLP shall pay to Parent a termination fee of $57,000,000 (the "MLP Termination Fee") promptly (but in no event later than two Business Days) after such termination, by wire transfer of immediately available funds.

             (ii)  In the event that this Agreement is terminated by MLP pursuant to Section 8.1(d)(ii), then MLP shall pay Parent the MLP Termination Fee prior to, and as a condition of, such termination.

            (iii)  In the event that this Agreement is terminated (A) (1) by Parent pursuant to Section 8.1(c)(ii), if due to GP Holdings' or either MLP Entity's failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the MLP Entities or GP Holdings set forth in this Agreement or a breach of a covenant or agreement in Section 6.4), or (2) by Parent or MLP pursuant to Section 8.1(b)(i) at a time when this Agreement was terminable by Parent pursuant to Section 8.1(c)(ii), if due to any MLP Entity's or GP Holdings' failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the MLP Entities or GP Holdings set forth in this Agreement), and (B) within 12 months after any such termination (1) any MLP Group Entity or GP Holdings or any of their respective Affiliates shall have entered into an Alternative Acquisition Agreement with respect to, or shall have approved or recommended to MLP's Limited Partners or otherwise not opposed, any Alternative Proposal or (2) there shall have been consummated an Alternative Proposal, then MLP shall pay the MLP Termination Fee to Parent upon the earlier of (x) the consummation of such Alternative Proposal and (y) entry into such Alternative Acquisition Agreement, by wire transfer of immediately available funds; provided that the MLP Termination Fee payable pursuant to this Section 8.2(b)(iii) shall be reduced by the Expense Reimbursement, if any, actually paid to Parent pursuant to Section 8.2(d) and for purposes of this Section 8.2(b)(iii), the references to "5% or more" in the definition of Alternative Proposal shall be deemed to be references to "more than 20%."

          (c)    Parent Termination Fee.

              (i)  In the event that this Agreement is terminated by either Parent or MLP pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii), in each case, if the conditions to Closing set forth in Sections 7.1(b) (Regulatory Approval) or 7.1(c) (No Injunctions or Restraints) (but for purposes of Section 7.1(c), only if such Restraint is attributable to Antitrust Laws) have not been satisfied, but all other conditions to Closing in Article VII have been satisfied or are capable of being satisfied (provided that (x) the inability to satisfy such conditions was not due to the failure of the MLP Entities or GP Holdings to perform any of their respective obligations under this Agreement and (y) prior to such termination, a Divestiture Request shall have been made and Parent shall not have complied with such Divestiture Request), then Parent shall pay to MLP a termination fee of $57,000,000 (the "Parent Termination Fee") promptly (but in no event later than two Business Days) after such termination, by wire transfer of immediately available funds.

             (ii)  In the event that this Agreement is terminated by Parent pursuant to Section 8.1(c)(v), then Parent shall pay MLP the Parent Termination Fee prior to, and as a condition of, such termination.

          (d)    Expense Reimbursement.     In the event that this Agreement is terminated, (i) by Parent pursuant to Section 8.1(c)(ii) due to any MLP Entity's or GP Holdings' failure to perform any covenant or agreement set forth in this Agreement (other than a covenant or agreement in Section 6.4), or (ii) by Parent or MLP pursuant to Section 8.1(b)(i) at a time when this Agreement was terminable by Parent pursuant to Section 8.1(c)(ii) due to any MLP Entity's or GP Holdings' failure to perform any covenant or agreement set forth in this Agreement, then MLP shall pay to Parent its and its Affiliates' reasonable out-of-pocket costs, fees and expenses incurred in connection with their investigation, consideration, documentation, diligence and negotiation of this Agreement and the Transactions, including all fees and expenses of Parent's and its Affiliates' Representatives (the "Expense Reimbursement"), by wire transfer of immediately available funds; provided that the Expense Reimbursement shall not exceed $7,500,000 and MLP shall not be obligated to reimburse Parent for any internal cost allocations or charges among its Affiliates. For the avoidance of doubt, the Expense Reimbursement shall not be the sole and exclusive remedy of Parent or Merger Sub against the MLP Entities or GP Holdings.

          (e)    Collection Fees and Expenses.     Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Merger and the other Transactions, and that, without these agreements, no Party would enter into this Agreement. Accordingly, if MLP or Parent, as applicable, fails to promptly pay any amount due under this Section 8.2, and, in order to obtain such payment, the payee Party commences a Proceeding that results in an Order against the payor Party, the payee Party shall pay to the payor Party the costs and expenses (including attorney's fees and expenses) in connection with such Proceeding and shall pay interest on the amount payable pursuant to such Order, compounded quarterly, at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid (but for such Proceeding) until the date of actual payment.

          (f)    Sole and Exclusive Remedy.     Except as provided in Section 8.2(e) :

              (i)  In the event that the MLP Termination Fee is paid by MLP to Parent in accordance with this Section 8.2, such payment shall be the sole and exclusive remedy of Parent and Merger Sub against the MLP Entities and GP Holdings for any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney's fees and disbursements), judgments, inquiries and fines suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement by the MLP Entities or GP Holdings.

             (ii)  In the event that the Parent Termination Fee is paid by Parent to MLP in accordance with this Section 8.2, such payment shall be the sole and exclusive remedy of the MLP Entities and GP Holdings against Parent and Merger Sub for any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney's fees and disbursements), judgments, inquiries and fines suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement by Parent or Merger Sub.

            (iii)  In the event that the MLP Termination Fee is paid by MLP to Parent or the Parent Termination Fee is paid by Parent to MLP, in each case, in accordance with this Section 8.2, no Party or any of its Subsidiaries or any of their respective former, current or future Representatives, agents, partners, managers, members, stockholders, assignees or Affiliates shall have any further liability or obligations relating to or arising out of this Agreement; provided, however, that the foregoing shall not impair (x) the rights of any Party to obtain injunctive relief pursuant to Section 9.9 prior to any termination of this Agreement or (y) the rights of Parent or Merger Sub under the Support Agreements.

ARTICLE IX
MISCELLANEOUS

        Section 9.1    No Survival, Etc.     Except as otherwise provided in this Agreement, the representations, warranties and agreements of each Party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Party hereto, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement will terminate at the Effective Time or, except as otherwise provided in Section 8.2, upon the termination of this Agreement pursuant to Section 8.1, as the case may be, except that (x) the agreements set forth in Articles II and IX and Sections 6.9, 6.12, 6.13, 6.14 and 6.18 and any other agreement in this Agreement that contemplates performance after the Effective Time will survive the Effective Time and (y) those set forth in Sections 6.7(c), 6.12 and 8.2, and this Article IX will survive termination of this Agreement. The Confidentiality Agreement will (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

        Section 9.2    Amendment or Modification.     At any time prior to the Effective Time, this Agreement may be amended or modified in any and all respects, whether before or after receipt of the MLP Unitholder Consent or an MLP Amendment Consents (if applicable), by written agreement of the Parties, by action taken or authorized by the MLP GP Board and the board of managers of Parent; provided, however, that following approval of the Transactions by the Unitholders, there will be no amendment or change to the provisions of this Agreement which by Law would require further approval by the Unitholders without such approval.

        Section 9.3    Extension of Time, Waiver, Etc.     At any time prior to the Effective Time, any Party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other Party hereto, (b) extend the time for the performance of any of the obligations or acts of any other Party hereto or (c) waive compliance by the other Party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such Party's conditions. Notwithstanding the foregoing, no failure or delay by any MLP Entity or any Parent Entity in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

        Section 9.4    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned, in whole or in part, by operation of Law or otherwise, by any of the Parties without the prior written consent of the other Parties, except that Parent and Merger Sub may assign, in their respective sole discretion, any or all of their respective rights, interests and obligations under this Agreement to one or more Affiliates of such Party, but no such assignment will relieve Parent or Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 9.4 will be null and void.

        Section 9.5    Counterparts.     This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        Section 9.6    Entire Agreement.     This Agreement, the MLP Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement and thereof. In the event of a conflict between the terms of this Agreement and the Confidentiality Agreement, the terms of this Agreement will control.

        Section 9.7    No Third-Party Beneficiaries.     Except for (a) Section 6.9 and Section 9.13, which will inure to the benefit of the Persons benefiting therefrom, who are expressly intended to be third party beneficiaries thereof, (b) if the Closing occurs, the right of Unitholders to receive the Merger Related Consideration and (c) if the Closing occurs, the right of holders of Phantom Units to receive the Phantom Unit Consideration, this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the Knowledge of any of the Parties, and consequently, may not accurately characterize actual facts or circumstances.

        Section 9.8    Governing Law; Jurisdiction; Waiver of Jury Trial.

          (a)   This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

          (b)   By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 9.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8(c).

        Section 9.9    Specific Enforcement.     The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 9.9 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. For the avoidance of doubt, under no circumstances shall Parent and Merger Sub, on the one hand, and the MLP Group Entities and GP Holdings, on the other hand, be permitted or entitled to receive both a grant of specific performance in accordance with this Section 9.9 and the MLP Termination Fee or Parent Termination Fee, as applicable, in respect of the same underlying claim.

        Section 9.10    Notices.     All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by facsimile (which is confirmed) or electronic mail (provided that no electronic notice of non-delivery is received by the sender), (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party:

        If to Parent, or Merger Sub, to:

  Flint Hills Resources, LLC
  4111 East 37th Street North
  Wichita, Kansas 67220
  Fax No.: (316) 828-8245
  Attn:    Alan Hallock

  with a copy (which will not constitute notice) to:

  Koch Companies Public Sector, LLC
  4111 East 37th Street North
  Wichita, Kansas 67220
  Fax No.: (316) 828-8602
  Attn:    Raffaele G. Fazio

  and to:

  Jones Day
  1420 Peachtree Street
  Atlanta, Georgia 30309
  Fax No.: (404) 581-8330
  Attn:    Bryan E. Davis
               Troy B. Lewis

  If to MLP, MLP GP or GP Holdings

  PetroLogistics LP
  600 Travis
  Suite 3250
  Houston, Texas 77002
  Fax No.: (713) 255-5991
  Attn:    Richard Rice

  with a copy (which will not constitute notice) to:

  Weil, Gotshal & Manges LLP
  200 Crescent Court
  Suite 300
  Dallas, Texas 75201
  Fax No.: (214) 746-7777
  Attn:    Glenn D. West

or to such other address as will be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 9.10.

        Section 9.11    Severability.     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that Transactions are fulfilled to the extent possible.

        Section 9.12    Construction.     The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement or the MLP Disclosure Letter will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement or the MLP Disclosure Letter or will be deemed to be followed by the words "without limitation". The use of the word "covenant" will mean "covenant and agreement". The use of the words "or," "either" or "any" will not be exclusive. Days means calendar days unless specific as Business Days. References in this Agreement to specific Laws or to specific provisions of Laws will include all rules and regulations promulgated thereunder, and any statute defined or referred to herein will mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. All terms defined in this Agreement will have the defined meanings set forth herein when used in any certificate or other document made or delivered by a Party pursuant hereto unless otherwise defined therein. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Except as otherwise expressly provided elsewhere in this Agreement or any Ancillary Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept. The phrase "made available" shall mean that the documents or information referred to have been posted prior to the date of this Agreement to the electronic data site hosted by Merrill Corporation and established by MLP for the purpose of providing due diligence materials and information to Parent and its Representatives.

        Section 9.13    Non-Recourse.     Except for any claim or cause of action arising under or related to any Support Agreement, Letter of Transmittal, Phantom Unitholder Acknowledgement or documentation delivered in connection with payment of Merger Related Consideration through DTC, any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. Except for any liability or obligation arising under or related to any Support Agreement, Letter of Transmittal, Phantom Unitholder Acknowledgement or documentation delivered in connection with payment of Merger Related Consideration through DTC, no former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted assignees under Section 9.4) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate any of the Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

        Section 9.14    Obligations of Parent and of MLP.     Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement will be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of MLP to take any action, such requirement will be deemed to include an undertaking on the part of MLP to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Entity to cause such Subsidiary to take such action. Whenever this Agreement requires MLP to take any action, such requirement will be deemed to include an undertaking on the part of GP Holdings and MLP GP to cause MLP to take such action. All restrictions imposed by this Agreement on MLP or its actions will be deemed to include any actions that may be taken directly by MLP or otherwise effected directly or indirectly by GP Holdings or MLP GP.

        Section 9.15    Tax Treatment.     The Parties agree that (a) to the extent that the proceeds of any debt attributable to MLP for Tax purposes as part of the Transactions are used to fund the Merger Related Consideration, such proceeds shall be first paid pro rata to the Unitholders and treated as a distribution to such Unitholders under Section 731 of the Code, (b) all other payments made to the Unitholders pursuant to this Agreement in respect of their Common Units shall be (i) made after the payments described in clause (a) and (ii) treated for Tax purposes as consideration in the sale of such Unitholders' Common Units with tax consequences thereof determined pursuant to Sections 741 and 751(a) of the Code and (c) the Transactions will cause a "termination" of MLP pursuant to Section 708(b)(1)(B) (but not Section 708(b)(1)(A)) of the Code as of Closing.

        Section 9.16    Definitions.     As used in this Agreement, the following terms have the meanings ascribed thereto below:

        "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        "Agreed Merger Consideration Differential" means the value differential by which the Public Merger Consideration to be paid to the Public Unitholders exceeds the Sponsor Merger Consideration to be paid to the Sponsors and Founding Unitholders on the terms and subject to the conditions of this Agreement (i.e., the $2.00 per Common Unit spread between the Public Merger Consideration and the Sponsor Merger Consideration).

        "Alternative Proposal" means any proposal or offer made by a Person (other than Parent or Merger Sub) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (i) 5% or more of the consolidated total assets of the MLP Group Entities, taken as a whole, or (ii) 5% or more of any class of outstanding Equity Interests of any MLP Group Entity, (b) any tender offer or exchange offer that if consummated would result in any Person beneficially owning, directly or indirectly, 5% or more of any class of outstanding Equity Interests of any MLP Group Entity, (c) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving any MLP Group Entity pursuant to which any Person or its holders of Equity Interests would beneficially own, directly or indirectly, 5% or more of any class of outstanding Equity Interests of any MLP Group Entity or the direct or indirect parent of any MLP Group Entity or the surviving entity resulting, directly or indirectly, from any such transaction or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving any MLP Group Entity, in each case, other than the Transactions. The Parties acknowledge that sales by the Founding Unitholders or the Sponsors of Common Units that occur within 12 months after termination of this Agreement by Parent under Section 8.1(c)(ii) by means of a secondary offering to the public of Common Units that has been registered under the Securities Act will not be deemed to involve an Alternative Proposal for the purposes of this definition.

        "Anti-corruption Laws" means Laws relating to anti-bribery or anti-corruption (governmental or commercial) which apply to the MLP Group Entities, including the FCPA and all other Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign Government Official, foreign government employee or commercial entity to obtain a business advantage.

        "Antitrust Laws" means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act of 1914, Council Regulation (EC) No. 139/2004 of 20th January 2004 on the control of concentrations between undertakings, and all other supranational, national, federal, state, county, provincial, municipal, local, foreign statutes and other statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines and all other Laws designed or intended to require advance notification or approval of, or otherwise prohibit, restrict or regulate, a merger or other transaction that may be deemed to have the purpose or effect of monopolizing or restraining trade or lessening competition through merger or acquisition.

        "Bona Fide Alternative Proposal" means an unsolicited written bona fide Alternative Proposal that was not received or obtained in violation of Section 6.4.

        "Business Day" means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

        "Common Unit" means an equity interest in MLP representing a fractional part of the Partnership Interests of all Limited Partners and having the rights and obligations specified with respect to Common Units in the MLP Partnership Agreement.

        "Consents" means notices, reports, declarations, submissions or other filings that are required to be made with, or any waivers or Permits required to be obtained from any Governmental Authority or third party.

        "Contract" means any agreement, commitment, understanding, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, settlement agreement, franchise agreement, undertaking, covenant not to compete, license, instrument or other legally binding arrangement, whether oral or written.

        "Criminal Law" means any Law applicable to any MLP Group Entity or by which any property or asset of the MLP Group Entities is bound or affected the violation of which would result, or would reasonably be expected to result, in the imposition of a criminal sentence, criminal penalty or criminal fine or other criminal liability with respect to any MLP Group Entity or any of their respective Representatives (in their capacities as such).

        "Criminal Penalty" means any criminal penalty, criminal fine or other criminal liability, in each case, imposed upon, or that would reasonably be expected to be imposed upon, any MLP Group Entity or any of their respective directors, managers, officers or employees (in his or her capacity as such) involving (a) a criminal offense where the maximum statutory fine is $10,000,000 or more per occurrence or series of related occurrences, (b) a felony criminal jail sentence, where the statutory maximum sentence of imprisonment is five years or more per occurrence or series of related occurrences as to matters over which the United States has jurisdiction or (c) a criminal jail sentence where the statutory maximum sentence of imprisonment is five years or more per occurrence, or series of related occurrences, as to matters over which jurisdiction is wholly outside of the United States.

        "Derivative Transaction" means any forward, future, hedge, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including hydrocarbons and produced hydrocarbons, that binds any MLP Group Entity or any of their respective assets.

        "Divestiture Condition" means (a) any restriction, prohibition or limitation of ownership or operation by Parent or Merger Sub or their respective Affiliates of all or any portion of the businesses or assets of the MLP Group Entities in any manner in any part of the world, (b) any requirement that Parent or Merger Sub or any of their respective Affiliates or any MLP Group Entity sell, divest, hold separate or otherwise dispose of, or enter into a voting trust, proxy or "hold separate" Contract or similar Contract with respect to, all or any portion of their respective businesses or assets or (c) any restriction, prohibition or limitation on the ability of Parent or Merger Sub or any of their respective Affiliates or any MLP Group Entity to conduct their respective businesses, enter into any new line of business or own or operate any of their respective assets, in each case, in any manner in any part of the world.

        "Divestiture Request" means any request or requirement, whether or not in writing (including electronic communication), by a representative of the Antitrust Division of the Department of Justice, the Bureau of Competition of the Federal Trade Commission or a representative of any comparative non-U.S. Governmental Authority that Parent, Merger Sub, any MLP Group Entity or GP Holdings (or any of their respective Affiliates) offer, accept or agree, or commit to agree, to a Divestiture Condition with respect to one or more specific assets, Contracts, businesses or lines of business as a condition to the clearance or approval of, or consent or waiver with respect to, the Transactions under Antitrust Laws.

        "DLLCA" means the Delaware Limited Liability Company Act.

        "DRULPA" means the Delaware Revised Uniform Limited Partnership Act.

        "Environment" means soil, water (including navigable waters, oceans, streams, ponds, reservoirs, wetlands, surface waters, ground waters, drinking waters and water vapor), land, stream sediments, surface or subsurface strata, ambient air, indoor air, noise, plant life, animal life and all other environmental media or natural resources, including any physical structure required by Environmental Laws.

        "Environmental Laws" means any Laws, Permits, or Orders which regulate, impose liability or responsibility for or otherwise relate to (a) the protection, preservation, clean up or restoration of the Environment, or (b) the registration, generation, labeling, manufacture, handling, use, treatment, placing on the market, storage, transportation, transboundary movement, presence, collection, disposal, Release or threatened Release of any Hazardous Materials.

        "Environmental Permits" means any Permits required under any Environmental Law.

        "Equity Interest" means any share, capital stock, partnership, limited liability company, membership or similar interest in any Person.

        "Equity Security" means any (a) Equity Interest or (b) Right.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, that together with such Person is a single employer for purpose of Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" means the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Facility" means the MLP Group Entities' facility located at 9822 La Porte Freeway, Houston, Texas 77017.

        "Founding Unitholders" means David Lumpkins, Nathan Ticatch, DKLF LP, a Texas limited partnership, and U.S. Trust Company of Delaware Trustee of the Ticatch Family 2012 GST Trusts, a trust formed under the Laws of the State of Delaware.

        "GAAP" means generally accepted accounting principles in the United States.

        "General Partner Interest" means the "General Partner Interest" (as defined in the MLP Partnership Agreement).

        "Government Official" means (a) any official, officer, employee or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, (b) any political party or party official or candidate for political office or (c) any Person owned, in whole or in part, or controlled by any Person described in the foregoing clauses (a) or (b) of this definition.

        "Governmental Authority" means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

        "Hazardous Materials" means (a) petroleum, petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, electronic, medical or infectious wastes, polychlorinated biphenyls, radon gas, mold, greenhouse gasses, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances and (b) any other chemical, material, substance or waste that is regulated by Environmental Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indebtedness" of any Person means:

          (a)   indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to a Contract, contingent or otherwise, to repurchase such property);

          (b)   obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person;

          (c)   obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

          (d)   obligations of such Person to pay rent or other amounts under a lease of (or other Contract conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; or

          (e)   indebtedness of others as described in clauses (a) through (d) above in any manner guaranteed by such Person or for which it is or may become contingently liable;

but "Indebtedness" does not include (i) accounts payable to trade creditors, or accrued expenses, arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, (ii) the endorsement of negotiable instruments for collection in the ordinary course of business or (iii) deferred revenue, unearned revenue, or unearned income, arising in the ordinary course of business consistent with past practice.

        "Indemnified Person" means any individual who is now, or has been or becomes at any time prior to the Effective Time, an officer, director or manager of any MLP Group Entity.

        "Indenture" means the Indenture, dated March 28, 2013, by and among MLP, Finance Corp., OpCo, as guarantor thereunder, and Wells Fargo Bank, National Association, as trustee, with respect to the 6.25% senior notes due 2020.

        "Intellectual Property" means all intellectual property and similar proprietary rights, including (a) trademarks, service marks, trade dress, logos, slogans, trade names and corporate names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same, (b) intellectual property rights in all inventions (whether or not patentable), patents and patent applications, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions, reexaminations and reissues, (c) intellectual property rights in confidential information, trade secrets and know-how, (d) intellectual property rights in copyrightable works of authorship (including intellectual property rights in databases and other compilations of information), copyrights, industrial designs and other design rights, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, (e) intellectual property rights in databases and other compilations of information and (f) intellectual property rights in computer software.

        "Intervening Event" means any material event, development or change in circumstances that first occurs, arises or becomes known to the MLP Entities or the MLP GP Board after the date of this Agreement, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of this Agreement; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an Intervening Event: (a) the receipt, existence or terms of an Alternative Proposal or any matter relating thereto or consequence thereof, (b) any event, development or change (i) generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates or currency rates or (ii) in circumstances relating to Parent or Merger Sub or any of their respective Affiliates, (c) any change in Laws, the interpretation thereof or political, legislative or regulatory conditions (i) applicable to any MLP Group Entity or any of their respective properties or assets or (ii) generally affecting the industries in which the MLP Group Entities operate, (d) any development or change generally affecting the industries in which the MLP Group Entities operate, (e) the entry into, or announcement of, this Agreement and the Transactions, (f) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes) and (g) (i) any change in the market price or trading volume of the Common Units or (ii) any MLP Group Entity meeting or exceeding internal or published projections, forecasts or revenue or earnings predictions for any period (provided, however, that the underlying causes of such change or result will not be excluded by this clause (g), except to the extent such underlying causes are otherwise excluded pursuant to any of the foregoing clauses (a) through (f)).

        "Knowledge" (a) when used with respect to any MLP Entity or GP Holdings, means the actual knowledge of the individuals listed on Section 9.16(a) of the MLP Disclosure Letter and (b) when used with respect to any Parent Entity, means the actual knowledge of the individuals listed on Section 9.16(b) of the MLP Disclosure Letter.

        "Laws" means any supranational, national, federal, state, county, provincial, municipal, local, foreign or common law, statute, treaty, ordinance, judgment, decree, injunction, writ, regulation, arbitration award or finding, ordinance or other requirements promulgated, adopted or entered into by or with, any Governmental Authority (excluding Permits).

        "Lien" means any lien, mortgage, pledge, encumbrance, charge, option, right of first refusal, easement, deed of trust, right-of-way, encroachment, or other claim or security interest of any nature, whether voluntarily incurred or arising by operation of Law, including any restriction on the voting of any security and any restriction on the transfer of any security or other asset.

        "Limited Partner" has the meaning set forth in the MLP Partnership Agreement.

        "Limited Partner Interest" means a "Limited Partnership Interest" as defined in the MLP Partnership Agreement.

        "Material Leased Real Property" means any real property with respect to which an MLP Group Entity is a party to a Contract for the lease or sub-lease of such real property involving annual payments of more than $100,000.

        "Merger Related Consideration" means the Public Merger Related Consideration and/or the Sponsor Merger Related Consideration, as applicable.

        "Merger Related Distribution" means the amount of any distribution declared in respect of each Common Unit and each Phantom Unit as contemplated by Section 6.3(d)(ii).

        "MLP Benefit Plans" means (a) all "employee benefit plans" (within the meaning of Section 3(3) of ERISA) and (b) all other compensation or employee benefit plans, programs and other agreements, whether or not subject to ERISA, including cash or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, termination and other employee benefit plans, programs or other agreements, including the MLP Equity Plans, in each case of clauses (a) and (b) that are sponsored, maintained, contributed to or required to be contributed to by any MLP Group Entity for the benefit of current or former employees, individual managers, directors, individual independent contractors or individual consultants of an MLP Group Entity, or with respect to which an MLP Group Entity has any current or contingent liability.

        "MLP Equity Plans" means any plans of MLP or MLP GP providing for the compensatory grant of awards of Common Units or awards denominated, in whole or in part, in Common Units, including the MLP LTIP, in each case as in effect on the date hereof.

        "MLP Group Entities" means the MLP Entities and the Subsidiaries of MLP.

        "MLP Income Tax Returns" means any Tax Returns of MLP or the Limited Partners (including Schedule K-1s) with respect to any period ending on or prior to the Closing Date for Taxes that are measured by net income or total gross receipts.

        "MLP LTIP" means the PetroLogistics Long-Term Incentive Plan adopted on May 4, 2012.

        "MLP Material Adverse Effect" means any change, event, effect, occurrence, state of facts or development that, individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect on the business, results of operations, assets, liabilities or condition (financial or otherwise) of the MLP Group Entities, taken as a whole, or (b) has a material adverse effect on the ability of either MLP Entity or GP Holdings to consummate the Transactions or perform its obligations under this Agreement, except, in the case of subsection (a), to the extent an Excluded Matter. "Excluded Matter" means any: (i) changes, events, effects, occurrences, states of facts or developments generally affecting the United States or global economy or the financial, credit, debt, securities or other capital markets in the United States or any other jurisdiction, including changes in interest rates, (ii) changes in GAAP or the interpretation thereof or changes in Laws, the interpretation thereof or political, legislative or regulatory conditions (A) applicable to any MLP Group Entity or any of their respective properties or assets or (B) generally affecting the industries in which the MLP Group Entities operate, (iii) changes in currency exchange rates, (iv) acts of war or terrorism (or the escalation of the foregoing) or natural or weather-related disasters or other force majeure events (including hurricanes, floods or earthquakes), (v) changes in the market price or trading volume of the Common Units or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period, except that the underlying causes of such change or failure will not be excluded by this clause (v), (vi) the entry into, and announcement of, this Agreement and the Transactions, (vii) any Transaction Litigation, (viii) changes, events, effects, occurrences, states of facts or developments generally affecting the prices of oil, gas, natural gas, natural gas liquids, propane or other commodities or (ix) any acts or omissions of any MLP Group Entity or GP Holdings taken pursuant to the express requirements of this Agreement, at the written request of Parent or with prior written consent of Parent after the date of this Agreement, except, in the case of clauses (ii), (iii) and (iv) to the extent disproportionately affecting any MLP Group Entity or GP Holdings when compared to other Persons operating in the same industries.

        "MLP Owned Intellectual Property" means any and all Intellectual Property that is owned by MLP or any of its Subsidiaries.

        "MLP Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of MLP, dated as of May 3, 2012, as in effect on the date hereof.

        "MLP Registered Intellectual Property" means any and all MLP Owned Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Authority, domain name registrar or other officially recognized registrar for Intellectual Property.

        "MLP SEC Documents" means the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K, forms schedules, certifications, prospectuses, registration statements and other documents required to be filed or furnished by MLP with or to the SEC, as applicable, pursuant to the Exchange Act or the Securities Act.

        "NYSE" means the New York Stock Exchange.

        "Orders" means any judgment, order, decision, writ, injunction, decree, stipulation, award, ruling, or other finding or agency requirement of a Governmental Authority, or arbitration award.

        "Outside Date" means November 27, 2014, or, if extended to a later date pursuant to and in accordance with Section 8.1(b)(i), any such later date.

        "Parent Financial Advisor" means Goldman, Sachs & Co.

        "Parent Material Adverse Effect" means any change, event, development, condition, occurrence or effect that has a material adverse effect on the ability of either Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

        "Partnership Interest" means an interest in MLP, which will include the General Partner Interest and Limited Partner Interests.

        "Permits" means all franchises, authorizations, licenses, registrations, clearances, permits, variances, exceptions, exemptions, consents, certificates and approvals of any Governmental Authority.

        "Permitted Liens" means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in MLP's financial statements included in the MLP SEC Documents, (b) Liens in favor of carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business, (c) Liens in respect of any liabilities and obligations reflected in the financial statements of MLP and its Subsidiaries included in or incorporated by reference into the MLP SEC Documents, (d) Liens under MLP's existing credit facility, (e) any easements, rights-of-way, restrictions, restrictive covenants, rights, leases and other encumbrances on title to any real or personal property asset of any MLP Group Entity, (f) statutory Liens for obligations that are highway, zoning, and building laws, ordinances and regulations on any asset of any MLP Group Entity and (g) any other Liens with respect to any asset of the MLP Group Entities, which, in the case of clauses (e), (f) and (g) would not, on any such asset, materially interfere with the current occupancy or use of such asset by the MLP Group Entities or the conduct of the MLP Group Entities' respective businesses thereon, (h) Liens imposed or promulgated by applicable Law or any Governmental Authority with respect to the real property, including zoning, building or similar restrictions, (i) all Liens of whatsoever nature affecting the title of the lessor under any lease of real property and/or affecting the title of the grantor of any easement, (j) the Liens or exceptions referred to in the Title Policies and (k) the Liens or exceptions set forth on Section 9.16(c) of the MLP Disclosure Letter.

        "Person" means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity or group (as such term is used in Section 13 of the Exchange Act) of any kind or nature.

        "Phantom Unit" has the meaning set forth in the MLP LTIP as in effect on the date hereof.

        "Phantom Unit Consideration" means an amount in cash equal to $14.00 plus the Merger Related Distribution, for each Phantom Unit that is issued and outstanding as of immediately prior to the Effective Time.

        "Proceeding" means any (a) action, claim, suit, investigation, charge, complaint, review, litigation, audit, inquiry or other hearing or proceeding by or before any Governmental Authority, whether civil, criminal, administrative, investigative or otherwise and whether or not such proceeding results in a formal civil or criminal litigation or regulatory action, (b) arbitration or (c) mediation.

        "Public Merger Consideration" means an amount in cash equal to $14.00, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Public Unitholder.

        "Public Merger Related Consideration" means an amount in cash equal to the Public Merger Consideration plus the Merger Related Distribution, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Public Unitholder.

        "Public Unitholders" means all Unitholders other than the Sponsors and the Founding Unitholders.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated May 9, 2012, by and between MLP and David Lumpkins, Nathan Ticatch, LG Propylene LLC and YSOF Propylene Investor, LLC.

        "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment.

        "Representatives" means employees, investment bankers, attorneys, accountants, and other advisors and representatives.

        "Rights" means, with respect to any Person, (a) options, warrants, preemptive rights, subscriptions, calls or other rights, convertible securities, exchangeable securities or Contracts of any character obligating such Person (or the general partner of such Person) to issue, transfer or sell any Equity Interest of such Person or any of its Subsidiaries or any securities convertible into or exchangeable for such Equity Interests or (b) contractual obligations of such Person (or the general partner of such Person) to repurchase, redeem or otherwise acquire any Equity Interests in such Person or any of its Subsidiaries or any such securities or Contracts listed in clause (a) of this definition.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Sponsor Merger Consideration" means an amount in cash equal to $12.00, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Sponsor or Founding Unitholder.

        "Sponsor Merger Related Consideration" means an amount in cash equal to the Sponsor Merger Consideration plus the Merger Related Distribution, for each Common Unit that is issued and outstanding as of immediately prior to the Effective Time and held by a Sponsor or Founding Unitholder.

        "Sponsors" means (i) YSOF Propylene Investor, LLC, a Delaware limited liability company, and the related entities listed on Section 9.16(d)(i) of the MLP Disclosure Letter and (ii) LG Propylene LLC, a Delaware limited liability company, and the related entities listed on Section 9.16(d)(ii) of the MLP Disclosure Letter.

        "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the Equity Interests having by their terms ordinary voting power to elect a majority of the board of directors or managers or other individual performing similar functions is directly or indirectly owned or controlled by such Person (either alone or through or together with any other Subsidiary), or that would otherwise be deemed a "subsidiary" under Rule 12b-2 promulgated under the Exchange Act of such Person.

        "Superior Proposal" means a Bona Fide Alternative Proposal that the MLP GP Board has determined in good faith, after consultation with its outside financial and legal advisors (taking into account the various legal, financial, regulatory and other aspects of such Bona Fide Alternative Proposal, including the financing terms thereof, the nature of the consideration offered, the provisions permitting the payment of distributions by MLP, the expected timing and risk and likelihood of consummation (including as a consequence of the impacts of any Antitrust Law on such Bona Fide Alternative Proposal)), (a) is reasonably likely to be consummated in accordance with its terms

(provided, however, that the fact that any requisite vote or consent of the Unitholders that may be required to effect such Bona Fide Alternative Proposal has not yet been obtained shall not be taken into account in determining whether a proposal is reasonably likely to be consummated) and (b) if consummated, would result in a transaction (i) more favorable to each of the Unitholders from a financial point of view than the Transactions (after taking into account any revisions to the terms of the Transactions proposed by Parent, whether pursuant to Section 6.4(d) or otherwise) and (ii) in which the value differential between the consideration to be received by the Public Unitholders in such Bona Fide Alternative Proposal and the consideration to be received by the Sponsors and Founding Unitholders in such Bona Fide Alternative Proposal equals the Agreed Merger Consideration Differential; provided, however, that for purposes of the definition of "Superior Proposal," the references to "5% or more" in the definition of Alternative Proposal shall be deemed to be references to "more than 95%."

        "Takeover Laws" means any state takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote Common Units or other Partnership Interests, including any "business combination," "control share acquisition," "fair price," "moratorium" or other similar anti-takeover Law.

        "Tax" or "Taxes" means any and all federal, state, local or foreign or provincial taxes, charges, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, withholding, property and estimated taxes, customs duties, fees, assessments, escheat or unclaimed property obligations, and charges similar to any of the foregoing, including any and all interest, penalties, fines, additions to tax or additional amounts imposed or required to be collected by any Governmental Authority in connection with respect thereto.

        "Tax Return" means any return, report, election or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

        "Title Policies" means the (a) Owner's Policy of Title Insurance issued by Fidelity National Title Insurance Company (Policy No. O 1033003964) and (b) Owner's Policy of Title Insurance issued by Fidelity National Title Insurance Company (Policy No. O 1033004110).

        "Transactions" means the Merger, the GP Equity Transfer and the other transactions contemplated by this Agreement.

        "Unit Majority" has the meaning set forth in the MLP Partnership Agreement.

        "Unitholder" means a holder of the Common Units.

        "Unitholder Consent Period" means the period commencing with the execution and delivery of this Agreement and ending at 11:59 p.m. Houston, Texas time on July 6, 2014.

[SIGNATURES ON FOLLOWING PAGES.]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:
Flint Hills Resources, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer
MERGER SUB:
FHR Propylene, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE.]

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

MLP:
PetroLogistics LP
By:	PetroLogistics GP LLC, its general partner
/s/ NATHAN TICATCH
	Name:	Nathan Ticatch
	Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

MLP GP:
PetroLogistics GP LLC
/s/ NATHAN TICATCH
Name:	Nathan Ticatch
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

GP HOLDINGS
Propylene Holdings LLC
/s/ DAVID LUMPKINS
Name:	David Lumpkins
Title:	Chairman

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND
MEMBERSHIP INTEREST TRANSFER AGREEMENT]

 Annex B-1

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of May 27, 2014, is entered into by and among the entity and the natural person identified on the signature pages hereto as Founding Unitholders (the "Founding Unitholders"), Flint Hills Resources, LLC, a Delaware limited liability company ("Parent"), and FHR Propylene, LLC, a Delaware limited liability company and Subsidiary of Parent ("Merger Sub"). The Founding Unitholders, Parent and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        A.    Parent, Merger Sub, PetroLogistics LP, a Delaware limited partnership ("MLP"), PetroLogistics GP LLC, a Delaware limited liability company ("MLP GP"), and Propylene Holdings LLC, a Delaware limited liability company ("GP Holdings"), have entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (as the same may be amended or otherwise modified from time to time by any amendment or modification thereto that is not an Adverse Amendment, the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into MLP and the transfer by GP Holdings to Parent or one or more of its Affiliates of 100% of the membership interests of MLP GP.

        B.    On the date of this Agreement, each of the Founding Unitholders is the record and beneficial owner of the number of Common Units set forth opposite such Founding Unitholder's name on Schedule I hereto as set forth therein (the "Disclosed Owned Units").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.    Unitholder Consent; Voting; Proxy

        (a)    Unitholder Consent.     Each of the Founding Unitholders hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement, such Founding Unitholder will execute and deliver to MLP a written consent in the form attached as Exhibit A hereto (the "Unitholder Consent"). The Unitholder Consent shall be irrevocable, except as otherwise provided therein.

        (b)    Voting.     Each Founding Unitholder hereby agrees that, except as otherwise contemplated by this Agreement or the Merger Agreement, (i) such Founding Unitholder shall not as the holder of its Covered Units (A) call, or join with other Unitholders to call, any special meeting of the Limited Partners or (B) take action by written consent inconsistent with this Agreement or (ii) at any meeting of the Limited Partners at which any of the matters described below in this clause (ii) are to be voted on, however called, or at any adjournment thereof, or in any circumstance in which the vote, consent or other approval of the Limited Partners is sought for such matters, such Founding Unitholder as the holder of its Covered Units, if it is entitled to do so, shall appear at each such meeting or otherwise cause all of its Covered Units to be counted as present thereat for purposes of calculating a quorum and shall vote its Covered Units, or cause its Covered Units to be voted, (A) for approval of the Merger Agreement and any related proposal in furtherance thereof (including any proposal relating to an amendment of the Merger Agreement contemplated by Section 6.4(d) thereof but excluding any Adverse Amendment) and (B) against: (1) any Alternative Proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of either MLP Entity or GP Holdings under the Merger Agreement, or (y) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied; (3) any change in the business or management of MLP or MLP GP or membership of the MLP GP Board (other than

B-1-1

with respect to the transactions contemplated in the Merger Agreement); (4) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Merger or the GP Equity Transfer; or (5) except as contemplated by the Merger Agreement, change in any manner the distribution policy or capitalization of, including the voting rights of any partners of, MLP. No Founding Unitholder shall take or agree to take any action as a Unitholder which it has agreed not to take in Section 1(a) and this Section 1(b).

        (c)    Irrevocable Proxy.

            (i)  Each Founding Unitholder hereby, effective immediately upon such Founding Unitholder's execution and delivery to MLP of its Unitholder Consent and without the need for any further action by such Founding Unitholder, during the Term (as defined in Section 6(a) below) (A) irrevocably grants to, and appoints, Parent, and any Person designated in writing by Parent, and each of them individually, such Founding Unitholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Founding Unitholder, to vote all of the Covered Units owned by such Founding Unitholder, or grant a consent or approval in respect of such Covered Units, in accordance with the terms of Section 1(b) on the matters set forth therein and (B) revokes any and all proxies heretofore given in respect of such Covered Units.

           (ii)  The attorneys-in-fact and proxies named above are hereby authorized and empowered by such Founding Unitholder at any time during the Term to act as such Founding Unitholder's attorney-in-fact and proxy to vote the Covered Units owned by such Founding Unitholder, and to exercise all voting, consent and similar rights of such Founding Unitholder with respect to such Covered Units (including the power to execute and deliver written consents), solely with respect to matters set forth in Section 1(b), at every meeting of the Limited Partners and in every written consent in lieu of such a meeting in accordance with the terms of Section 1(b).

          (iii)  Each Founding Unitholder hereby represents to Parent that any proxies heretofore given in respect of the Covered Units owned by such Founding Unitholder are not irrevocable and that any such proxies are hereby revoked, and such Founding Unitholder agrees to promptly notify MLP of such revocation. Each Founding Unitholder hereby affirms that the irrevocable proxy granted by it herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Founding Unitholder under this Agreement. Each Founding Unitholder hereby further affirms that the irrevocable proxy granted by it herein is coupled with an interest and may under no circumstances be revoked. Each Founding Unitholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof in accordance with the terms hereof.

          (iv)  All provisions of this Section 1, including the irrevocable proxy granted in this Section 1(c), shall automatically terminate upon termination of the Term.

        (d)    Adverse Amendment.     Notwithstanding anything to the contrary herein:

            (i)  Section 1(b) shall not apply with respect to any vote, consent or other approval of the Limited Partners in order to effect an amendment to the Merger Agreement that (A) reduces the amount, changes the form or imposes any material restrictions or additional conditions on the receipt of consideration payable in respect of Common Units owned by the Founding Unitholders or any other Unitholder in the Merger, (B) changes the Agreed Merger Consideration Differential or (C) is otherwise materially adverse to the Founding Unitholders or any other Unitholder in their capacities as owners of Common Units (an "Adverse Amendment"); and

           (ii)  Parent will not, and will cause any other Person designated by it or substituted as a Founding Unitholder's proxy and attorney-in-fact pursuant to Section 1(c) not to, vote the Covered

B-1-2

  Units, or grant a consent or approval in respect of the Covered Units, for any Adverse Amendment.

2.    No Disposition or Adverse Act.    Each Founding Unitholder hereby covenants and agrees severally and not jointly that, except as contemplated by this Agreement and the Merger Agreement, such Founding Unitholder shall not, without the prior written consent of Parent, during the Term (a) offer to Transfer (as defined in Section 8(t) below), Transfer or consent to any Transfer of any or all of the Covered Units (as defined in Section 8(t) below) or any interest therein, (b) enter into any Contract, including any option, with respect to any Transfer of any or all of the Covered Units or any interest therein, (c) grant any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the Covered Units (other than (i) the Unitholder Consent and (ii) any proxy, power-of-attorney or other authorization that is (A) revocable and (B) directs the holder or grantee thereof to vote the Covered Units in accordance with this Agreement), with any such proxy, power-of-attorney or authorization purported to be granted by such Founding Unitholder being void ab initio, or (d) deposit any or all of the Covered Units into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Units. Any attempted Transfer of Covered Units or any interest therein in violation of this Section 2 shall be null and void.

3.    Additional Agreements.

        (a)    Certain Events.     In the event of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction or other change in the capital structure of MLP affecting the Covered Units or the acquisition of Additional Owned Units (as defined in Section 8(t) below) by a Founding Unitholder, (i) the type and number of Covered Units owned by such Founding Unitholder shall be adjusted appropriately to reflect the effect of such occurrence and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Units issued to or acquired by such Founding Unitholder.

        (b)    Stop Transfer.     In furtherance of this Agreement, each Founding Unitholder hereby authorizes and instructs MLP (including through MLP's transfer agent) to enter a stop transfer order with respect to any Transfer of the Covered Units owned by such Founding Unitholder. Each Founding Unitholder agrees that it will request MLP, as promptly as practicable after the date of this Agreement, to make a notation on its records and give instructions to the transfer agent for the Covered Units not to permit, during the Term, any Transfer of the Covered Units owned by such Founding Unitholder.

        (c)    Commencement or Participation in Actions.     Each Founding Unitholder hereby agrees not to, as a Unitholder, commence or participate in, and to take, as a Unitholder, all actions necessary and effective to opt out of any class (if opting out is permitted) in any class action with respect to, any Transaction Litigation, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any duty of MLP GP, in its capacity as general partner of MLP, or the MLP GP Board in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby; provided, however, that each Founding Unitholder shall be permitted as a Founding Unitholder or in any other capacity, to (A) participate in Transaction Litigation to defend itself or (B) commence a Proceeding, as part of pending Transaction Litigation or otherwise, to enforce its rights under this Agreement. If any Founding Unitholder is for any reason unable to opt out of a class with respect to any Transaction Litigation and receives any consideration (for the avoidance of doubt, excluding any consideration received from the Paying Agent under the Merger Agreement) from any Person in connection with or as a result of such Transaction Litigation, such Founding Unitholder will pay all of such consideration to Parent by wire transfer of immediately available funds promptly (and, in any event, within five Business Days) following the later to occur of (A) the Closing Date and (B) the date on which such Founding Unitholder receives such consideration.

B-1-3

        (d)    Additional Owned Units.     Each Founding Unitholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Units.

        (e)    Related Party Transactions.     In connection with the Closing, each Founding Unitholder shall, and shall cause its controlled Affiliates to, take such actions as are necessary or required on its part for the termination of each Contract with any of the MLP Group Entities set forth on Schedule II hereto, effective at the Closing, and agrees that the MLP Group Entities shall have no further liabilities or obligations to such Founding Unitholder or Affiliates thereunder from and after the Closing.

4.    Representations and Warranties of the Founding Unitholders.    The Founding Unitholders severally and not jointly represent and warrant to Parent and Merger Sub as follows:

        (a)    Title.     On the date hereof, except as set forth on Schedule I hereto, (i) such Founding Unitholder is the sole record and beneficial owner of the Disclosed Owned Units set forth opposite its name on Schedule I hereto, (ii) such Disclosed Owned Units constitute all of the Equity Securities in MLP owned of record or beneficially by such Founding Unitholder and (iii) such Founding Unitholder has sole voting power and sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Units set forth opposite its name on Schedule I hereto and with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement and the MLP Partnership Agreement. Except as permitted or required by this Agreement or the Merger Agreement, and except as set forth on Schedule I hereto, the Covered Units of such Founding Unitholder are now, and at all times during the Term will be, held by a Founding Unitholder, free and clear of any and all Liens (other than under applicable securities Laws and as created by this Agreement and the MLP Partnership Agreement).

        (b)    Organization and Qualification.     Each Founding Unitholder that is not a natural person is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

        (c)    Authority.     Each Founding Unitholder that is not a natural person has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of such Founding Unitholder's obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Founding Unitholder or its board of directors or managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Each Founding Unitholder that is a natural person has the requisite legal capacity to execute and deliver this Agreement and perform all such Founding Unitholder's obligations under this Agreement.

        (d)    Due Execution and Delivery.     This Agreement has been duly executed and delivered by such Founding Unitholder and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Founding Unitholder, enforceable against such Founding Unitholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (e)    No Filings; No Conflict or Default.     Neither the execution and delivery of this Agreement by such Founding Unitholder nor the consummation by such Founding Unitholder of the transactions contemplated by this Agreement, nor compliance by such Founding Unitholder with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of such Founding Unitholder that is not a natural person, (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to such Founding Unitholder or by which it or any of its respective properties or assets may

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be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, such Founding Unitholder under any Contract to which such Founding Unitholder is a party or by which it or any of its respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of such Founding Unitholder, including the Covered Units, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of any Founding Unitholder to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement.

        (f)    No Litigation.     As of the date hereof, there is no Proceeding pending (or, to the actual knowledge of such Founding Unitholder, threatened) against or affecting such Founding Unitholder that would reasonably be expected to impair the ability of such Founding Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

        (g)    No Fees.     Such Founding Unitholder has not engaged, solely on its own behalf, any broker, investment banker or financial advisor, in connection with the transactions contemplated hereby.

        (h)    Receipt.     Such Founding Unitholder has received and reviewed a copy of the Merger Agreement.

5.    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub jointly and severally represent and warrant to the Founding Unitholders as follows:

        (a)    Organization and Qualification.     Each of Parent and Merger Sub is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

        (b)    Authority.     Each of Parent and Merger Sub has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of their respective obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or Merger Sub or their respective boards of managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (c)    Due Execution and Delivery.     This Agreement has been duly executed and delivered by Parent or Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Founding Unitholders, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        (d)    No Filings; No Conflict or Default.     Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of Parent or Merger Sub or (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to Parent or Merger Sub or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of

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termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party or by which it or any of its respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect.

        (e)    No Litigation.     As of the date hereof, there is no Proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened, against or affecting Parent or Merger Sub that would reasonably be expected to result in a Parent Material Adverse Effect.

        (f)    No Fees.     No broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of Parent or Merger Sub.

6.    Termination.

        (a)    Term.     The term (the "Term") of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Parties, (ii) the consummation of the Closing, and (iii) the termination of the Merger Agreement in accordance with its terms. Any proxy or consent granted under this Agreement shall be effective only during the Term.

        (b)    Effect of Termination; Survival of Certain Provisions.     Upon termination of the Term, this Agreement shall terminate and become null and void and of no effect with no liability on the part of any Party hereto, provided that (i) such termination shall not relieve any Party from any liability for any breach of this Agreement prior to such termination and (ii) the provisions of this Section 6 and Sections 3(c), 7 and 8 shall survive any termination of this Agreement.

7.    Exceptions.    This Agreement is executed by the Founding Unitholders solely in their capacity as holders of the Covered Units, and notwithstanding anything to the contrary in this Agreement, and whether or not any particular provision of this Agreement refers to this Section 7, this Agreement does not in any way limit or prohibit any natural person's (including the Founding Unitholder that is a natural person) action or inaction (including with respect to an Alternative Proposal) in his or her capacity as an officer of MLP or MLP GP or member of the MLP GP Board. The Founding Unitholder that is a natural person acknowledges that: (a) he has read and understands Section 6.4 of the Merger Agreement; (b) as an officer of MLP or MLP GP or member of the MLP GP Board, he is a "MLP Non-Solicit Party" as that term is used in Section 6.4 of the Merger Agreement; (c) in Section 6.4 of the Merger Agreement, the MLP Entities and GP Holdings have agreed that (i) the MLP Non-Solicit Parties will refrain from taking certain specified actions (the "Prohibited Actions") and (ii) the MLP Non-Solicit Parties may take certain specified actions (the "Permitted Actions") only in accordance with, and subject to the satisfaction of specified conditions contained in, the provisions of Section 6.4 of the Merger Agreement; and (d) if a MLP Non-Solicity Party (i) fails to refrain from taking the Prohibited Actions or (ii) takes any Permitted Action other than in accordance with, and after satisfaction of the applicable conditions contained in, the provisions of Section 6.4 of the Merger Agreement, then (A) the MLP Entities and GP Holdings will have breached their obligations under Section 6.4 of the Merger Agreement, (B) in addition to any other remedy Parent and Merger Sub may have against the MLP Entities and GP Holdings with respect to such breach, under Section 8.1 (c)(i) of the Merger Agreement, Parent will have the right to terminate the Merger Agreement (unless such breaches are de minimis in nature and do not adversely affect Parent and Merger Sub or the Transactions), and (C) under Section 8.2(b)(i) of the Merger Agreement, upon any such termination, MLP will be obligated to pay to Parent the MLP Termination Fee. None of Parent, Merger Sub or any of their Affiliates shall assert any claim that any action taken or not taken by a Founding Unitholder,

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or any of its Affiliates, in its capacity as an officer of MLP or MLP GP or member of the MLP GP Board violates this Agreement.

8.    Miscellaneous.

        (a)    Entire Agreement.     This Agreement (together with Schedules I and II and Exhibit A hereto) constitutes the entire agreement, and supersedes all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement.

        (b)    Further Assurances.     Each Founding Unitholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably requested by Parent to consummate and make effective the arrangements contemplated hereby. Without limiting the foregoing, the Founding Unitholders shall execute and deliver to Parent and any of its designees any additional consents or proxies, including with respect to Additional Owned Units, reasonably requested by Parent in furtherance of this Agreement.

        (c)    No Assignment.     This Agreement shall not be assignable by operation of law or otherwise (other than (i) an assignment related to the death of a natural person so long as the assignee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement or (ii) an assignment by a trustee to an additional or successor trustee so long as the additional or successor trustee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement; provided, however, that each of Parent or Merger Sub may, without the consent of any of the Founding Unitholders, assign this Agreement and any of their respective rights and obligations hereunder to one or more Affiliates of Parent or Merger Sub to which rights and obligations under the Merger Agreement are assigned in accordance with the Merger Agreement, but no such assignment will relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement is void.

        (d)    Binding Successors.     Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Units, each Founding Unitholder agrees that, except as set forth in Schedule I, this Agreement and the obligations hereunder shall attach to the Covered Units beneficially owned by such Founding Unitholder and shall be binding upon any Person to which legal or beneficial ownership of such Covered Units shall pass, whether by operation of law or otherwise, including such Founding Unitholder's heirs, guardians, administrators, representatives or successors. Each Person named, designated or acting as a proxy or attorney-in-fact under Section 1(c)(i) shall be subject to and bound by the terms and provisions of this Agreement.

        (e)    Modification or Amendments.     Subject to the provisions of applicable Law, the Parties may modify or amend this Agreement only by written agreement executed and delivered by the Parties.

        (f)    FIRPTA Certificate.     At the Closing, each Founding Unitholder that is a natural person will deliver to Parent a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit C to the Merger Agreement, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2), attesting that such Founding Unitholder is not a "foreign person" for U.S. federal income Tax purposes.

        (g)    Notices.     All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (i) when sent, if sent by facsimile or electronic mail (.pdf), (ii) when delivered, if delivered personally to the intended recipient and (iii) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party (or to such other address as will be

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furnished in writing by any such Party to the other Parties in accordance with the provisions of this Section 8(g)):

    If to Parent, or Merger Sub, to:

    Flint Hills Resources, LLC
    4111 East 37th Street North
    Wichita, Kansas 67220
    Fax No.: (316) 828-8245
    Attn:    Alan Hallock
    with a copy (which will not constitute notice) to:

    Koch Companies Public Sector, LLC
    4111 East 37th Street North
    Wichita, Kansas 67220
    Fax No.: (316) 828-8602
    Attn:    Raffaele G. Fazio

    and to:

    Jones Day
    1420 Peachtree Street
    Atlanta, Georgia 30309
    Fax No.: (404) 581-8330
    Attn:    Bryan E. Davis
                 Troy B. Lewis

    If to a Founding Unitholder:

    At the address or fax number of such Founding Unitholder set forth on Schedule I hereto. Notice to one Founding Unitholder does not constitute notice to any other Founding Unitholder.

        (h)    Severability.     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (i)    Remedies.     The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8(i) in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any

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reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(i), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        (j)    No Waiver.     The failure of or delay by any Party in exercising any right hereunder will not operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

        (k)    No Third Party Beneficiaries.     This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and, consequently, may not accurately characterize actual facts or circumstances.

        (l)    Governing Law.     This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

        (m)    Submission to Jurisdiction.     By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any such Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(m), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) such Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        (n)    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE

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COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(n).

        (o)    Construction.     The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Except as otherwise provided herein, reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words "include" or "including" in this Agreement will be deemed to be followed by the words "without limitation". The use of the word "covenant" will mean "covenant and agreement". The use of the words "or," "either" or "any" will not be exclusive. Days means calendar days unless specified as Business Days. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

        (p)    Counterparts.     This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        (q)    Expenses.     Each Party shall pay such Party's own expenses incurred in connection with this Agreement.

        (r)    No Ownership Interest.     Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefits of and relating to the Covered Units shall remain vested in and belong to the Founding Unitholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of MLP or exercise any power or authority to direct the Founding Unitholders in the voting of any of the Covered Units, except as otherwise provided herein.

        (s)    Non-Recourse; Merger Agreement.

            (i)  Any claim or cause of action based upon or arising out of this Agreement may only be brought against Persons that are expressly named as Parties, or that are named, designated or

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  acting as a proxy or attorney-in-fact under Section 1(c)(i), and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted transferees hereunder) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties, "Non-Party Affiliates") will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based upon or arising out of this Agreement, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

           (ii)  Except for any liability or obligation arising under any Letter of Transmittal or any documentation delivered in connection with payment of Merger Related Consideration through DTC, none of the Founding Unitholders or the Non-Party Affiliates (excluding any that are party to the Merger Agreement) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any party under the Merger Agreement, whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of any party to the Merger Agreement or another Person or otherwise.

        (t)    Certain Definitions.     For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.

        "Additional Owned Units" means all Common Units that are owned of record and beneficially by a Founding Unitholder and acquired after the date hereof.

        "Affiliate" has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the MLP Group Entities or GP Holdings shall constitute an Affiliate of any Founding Unitholder.

        "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Covered Units" means the Disclosed Owned Units and Additional Owned Units.

        "Transfer" means, with respect to a Covered Unit, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Covered Unit or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each Contract, including any option, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning. Notwithstanding the foregoing, "Transfer" shall not include (i) any Transfer related to the death of a natural person so long as the transferee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement or (ii) any Transfer from a trustee to an additional or successor trustee so long as the additional or successor trustee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement.

[SIGNATURES ON FOLLOWING PAGES.]

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        IN WITNESS WHEREOF, Parent, Merger Sub and the Founding Unitholders have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:
Flint Hills Resources, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

MERGER SUB:
FHR Propylene, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE.]

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

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FOUNDING UNITHOLDERS:
/s/ DAVID LUMPKINS DAVID LUMPKINS

DKLF, L.P.
/s/ DAVID LUMPKINS
Name:	David Lumpkins
Title:	President, DKLF Management, LLC, General Partner of DKLF, L.P.

The undersigned signs this Agreement solely in the capacity and for the purpose set forth below, and is not a Founding Unitholder or Party to this Agreement.

CONSENT OF SPOUSE

I, Kristi Lumpkins, the spouse of David Lumpkins, have had an opportunity to review this Agreement and clearly understand the provisions contained herein. I hereby approve this Agreement and appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under this Agreement. I agree to be bound by and accept the provisions of this Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Covered Units held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of this Agreement.

/s/ KRISTI LUMPKINS KRISTI LUMPKINS

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 Annex B-2

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of May 27, 2014, is entered into by and among the entity and the natural person identified on the signature pages hereto as Founding Unitholders (the "Founding Unitholders"), Flint Hills Resources, LLC, a Delaware limited liability company ("Parent"), and FHR Propylene, LLC, a Delaware limited liability company and Subsidiary of Parent ("Merger Sub"). The Founding Unitholders, Parent and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        A.    Parent, Merger Sub, PetroLogistics LP, a Delaware limited partnership ("MLP"), PetroLogistics GP LLC, a Delaware limited liability company ("MLP GP"), and Propylene Holdings LLC, a Delaware limited liability company ("GP Holdings"), have entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (as the same may be amended or otherwise modified from time to time by any amendment or modification thereto that is not an Adverse Amendment, the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into MLP and the transfer by GP Holdings to Parent or one or more of its Affiliates of 100% of the membership interests of MLP GP.

        B.    On the date of this Agreement, each of the Founding Unitholders is the record and beneficial owner of the number of Common Units set forth opposite such Founding Unitholder's name on Schedule I hereto as set forth therein (the "Disclosed Owned Units").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.    Unitholder Consent; Voting; Proxy

        (a)    Unitholder Consent.    Each of the Founding Unitholders hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement, such Founding Unitholder will execute and deliver to MLP a written consent in the form attached as Exhibit A hereto (the "Unitholder Consent"). The Unitholder Consent shall be irrevocable, except as otherwise provided therein.

        (b)    Voting.    Each Founding Unitholder hereby agrees that, except as otherwise contemplated by this Agreement or the Merger Agreement, (i) such Founding Unitholder shall not as the holder of its Covered Units (A) call, or join with other Unitholders to call, any special meeting of the Limited Partners or (B) take action by written consent inconsistent with this Agreement or (ii) at any meeting of the Limited Partners at which any of the matters described below in this clause (ii) are to be voted on, however called, or at any adjournment thereof, or in any circumstance in which the vote, consent or other approval of the Limited Partners is sought for such matters, such Founding Unitholder as the holder of its Covered Units, if it is entitled to do so, shall appear at each such meeting or otherwise cause all of its Covered Units to be counted as present thereat for purposes of calculating a quorum and shall vote its Covered Units, or cause its Covered Units to be voted, (A) for approval of the Merger Agreement and any related proposal in furtherance thereof (including any proposal relating to an amendment of the Merger Agreement contemplated by Section 6.4(d) thereof but excluding any Adverse Amendment) and (B) against: (1) any Alternative Proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of either MLP Entity or GP Holdings under the Merger Agreement, or (y) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied; (3) any change in the business or management of MLP or MLP GP or membership of the MLP GP Board (other than with respect to the transactions contemplated in the Merger Agreement); (4) any action that would

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prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Merger or the GP Equity Transfer; or (5) except as contemplated by the Merger Agreement, change in any manner the distribution policy or capitalization of, including the voting rights of any partners of, MLP. No Founding Unitholder shall take or agree to take any action as a Unitholder which it has agreed not to take in Section 1(a) and this Section 1(b).

        (c)    Irrevocable Proxy.

            (i)  Each Founding Unitholder hereby, effective immediately upon such Founding Unitholder's execution and delivery to MLP of its Unitholder Consent and without the need for any further action by such Founding Unitholder, during the Term (as defined in Section 6(a) below) (A) irrevocably grants to, and appoints, Parent, and any Person designated in writing by Parent, and each of them individually, such Founding Unitholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Founding Unitholder, to vote all of the Covered Units owned by such Founding Unitholder, or grant a consent or approval in respect of such Covered Units, in accordance with the terms of Section 1(b) on the matters set forth therein and (B) revokes any and all proxies heretofore given in respect of such Covered Units.

           (ii)  The attorneys-in-fact and proxies named above are hereby authorized and empowered by such Founding Unitholder at any time during the Term to act as such Founding Unitholder's attorney-in-fact and proxy to vote the Covered Units owned by such Founding Unitholder, and to exercise all voting, consent and similar rights of such Founding Unitholder with respect to such Covered Units (including the power to execute and deliver written consents), solely with respect to matters set forth in Section 1(b), at every meeting of the Limited Partners and in every written consent in lieu of such a meeting in accordance with the terms of Section 1(b).

          (iii)  Each Founding Unitholder hereby represents to Parent that any proxies heretofore given in respect of the Covered Units owned by such Founding Unitholder are not irrevocable and that any such proxies are hereby revoked, and such Founding Unitholder agrees to promptly notify MLP of such revocation. Each Founding Unitholder hereby affirms that the irrevocable proxy granted by it herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Founding Unitholder under this Agreement. Each Founding Unitholder hereby further affirms that the irrevocable proxy granted by it herein is coupled with an interest and may under no circumstances be revoked. Each Founding Unitholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof in accordance with the terms hereof.

          (iv)  All provisions of this Section 1, including the irrevocable proxy granted in this Section 1(c), shall automatically terminate upon termination of the Term.

        (d)    Adverse Amendment.    Notwithstanding anything to the contrary herein:

            (i)  Section 1(b) shall not apply with respect to any vote, consent or other approval of the Limited Partners in order to effect an amendment to the Merger Agreement that (A) reduces the amount, changes the form or imposes any material restrictions or additional conditions on the receipt of consideration payable in respect of Common Units owned by the Founding Unitholders or any other Unitholder in the Merger, (B) changes the Agreed Merger Consideration Differential or (C) is otherwise materially adverse to the Founding Unitholders or any other Unitholder in their capacities as owners of Common Units (an "Adverse Amendment"); and

           (ii)  Parent will not, and will cause any other Person designated by it or substituted as a Founding Unitholder's proxy and attorney-in-fact pursuant to Section 1(c) not to, vote the Covered Units, or grant a consent or approval in respect of the Covered Units, for any Adverse Amendment.

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2.    No Disposition or Adverse Act.    Each Founding Unitholder hereby covenants and agrees severally and not jointly that, except as contemplated by this Agreement and the Merger Agreement, such Founding Unitholder shall not, without the prior written consent of Parent, during the Term (a) offer to Transfer (as defined in Section 8(t) below), Transfer or consent to any Transfer of any or all of the Covered Units (as defined in Section 8(t) below) or any interest therein, (b) enter into any Contract, including any option, with respect to any Transfer of any or all of the Covered Units or any interest therein, (c) grant any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the Covered Units (other than (i) the Unitholder Consent and (ii) any proxy, power-of-attorney or other authorization that is (A) revocable and (B) directs the holder or grantee thereof to vote the Covered Units in accordance with this Agreement), with any such proxy, power-of-attorney or authorization purported to be granted by such Founding Unitholder being void ab initio, or (d) deposit any or all of the Covered Units into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Units. Notwithstanding anything to the contrary herein, each Founding Unitholder may Transfer up to an aggregate of 150,000 of its Covered Units to the other Founding Unitholder (any such Transfer being referred to herein as a "Permitted Transfer"), and, when so Transferred, such Covered Units will become Covered Units of the transferee Founding Unitholder. Any attempted Transfer of Covered Units or any interest therein in violation of this Section 2 shall be null and void.

3.    Additional Agreements.

        (a)    Certain Events.    In the event of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction or other change in the capital structure of MLP affecting the Covered Units or the acquisition of Additional Owned Units (as defined in Section 8(t) below) by a Founding Unitholder, (i) the type and number of Covered Units owned by such Founding Unitholder shall be adjusted appropriately to reflect the effect of such occurrence and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Units issued to or acquired by such Founding Unitholder.

        (b)    Stop Transfer.    In furtherance of this Agreement, each Founding Unitholder hereby authorizes and instructs MLP (including through MLP's transfer agent) to enter a stop transfer order with respect to any Transfer of the Covered Units owned by such Founding Unitholder (other than Permitted Transfers). Each Founding Unitholder agrees that it will request MLP, as promptly as practicable after the date of this Agreement, to make a notation on its records and give instructions to the transfer agent for the Covered Units not to permit, during the Term, any Transfer of the Covered Units owned by such Founding Unitholder (other than Permitted Transfers).

        (c)    Commencement or Participation in Actions.    Each Founding Unitholder hereby agrees not to, as a Unitholder, commence or participate in, and to take, as a Unitholder, all actions necessary and effective to opt out of any class (if opting out is permitted) in any class action with respect to, any Transaction Litigation, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any duty of MLP GP, in its capacity as general partner of MLP, or the MLP GP Board in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby; provided, however, that each Founding Unitholder shall be permitted as a Founding Unitholder or in any other capacity, to (A) participate in Transaction Litigation to defend itself or (B) commence a Proceeding, as part of pending Transaction Litigation or otherwise, to enforce its rights under this Agreement. If any Founding Unitholder is for any reason unable to opt out of a class with respect to any Transaction Litigation and receives any consideration (for the avoidance of doubt, excluding any consideration received from the Paying Agent under the Merger Agreement) from any Person in connection with or as a result of such Transaction Litigation, such Founding Unitholder will pay all of such consideration to Parent by wire transfer of immediately available funds promptly (and, in any

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event, within five Business Days) following the later to occur of (A) the Closing Date and (B) the date on which such Founding Unitholder receives such consideration.

        (d)    Additional Owned Units.     Each Founding Unitholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Units.

        (e)    Related Party Transactions.     In connection with the Closing, each Founding Unitholder that is a natural person shall, and shall cause its controlled Affiliates to, take such actions as are necessary or required on its part for the termination of each Contract with any of the MLP Group Entities set forth on Schedule II hereto, effective at the Closing, and agrees that the MLP Group Entities shall have no further liabilities or obligations to such Founding Unitholder or Affiliates thereunder from and after the Closing.

        (f)    Certain Instructions.     From time to time as appropriate, the Founding Unitholder that is a natural person will provide or cause to be provided written instructions to the Founding Unitholder that is a trustee to perform such trustee's obligations as a Founding Unitholder hereunder.

4.    Representations and Warranties of the Founding Unitholders.    The Founding Unitholders severally and not jointly represent and warrant to Parent and Merger Sub as follows:

        (a)    Title.     On the date hereof, except as set forth on Schedule I hereto, (i) such Founding Unitholder is the sole record and beneficial owner of the Disclosed Owned Units set forth opposite its name on Schedule I hereto, (ii) such Disclosed Owned Units constitute all of the Equity Securities in MLP owned of record or beneficially by such Founding Unitholder and (iii) such Founding Unitholder has sole voting power and sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Units set forth opposite its name on Schedule I hereto and with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement and the MLP Partnership Agreement. Except as permitted or required by this Agreement or the Merger Agreement, and except as set forth on Schedule I hereto, the Covered Units of such Founding Unitholder are now, and at all times during the Term will be, held by a Founding Unitholder, free and clear of any and all Liens (other than under applicable securities Laws and as created by this Agreement and the MLP Partnership Agreement).

        (b)    Organization and Qualification.     Each Founding Unitholder that is not a natural person is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

        (c)    Authority.     Each Founding Unitholder that is not a natural person has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and, assuming its receipt of any required written instructions pursuant to Section 3(f), perform all of such Founding Unitholder's obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Founding Unitholder or its board of directors or managers or other corporate governing body or Person are necessary to authorize the execution, delivery or, subject to its receipt of any required written instructions pursuant to Section 3(f), performance of this Agreement or the consummation of the transactions contemplated hereby. Each Founding Unitholder that is a natural person has the requisite legal capacity to execute and deliver this Agreement and perform all such Founding Unitholder's obligations under this Agreement.

        (d)    Due Execution and Delivery.     This Agreement has been duly executed and delivered by such Founding Unitholder and, assuming due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Founding Unitholder, enforceable against such Founding Unitholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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        (e)    No Filings; No Conflict or Default.     Neither the execution and delivery of this Agreement by such Founding Unitholder nor the consummation by such Founding Unitholder of the transactions contemplated by this Agreement, nor compliance by such Founding Unitholder with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of such Founding Unitholder that is not a natural person, (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to such Founding Unitholder or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, such Founding Unitholder under any Contract to which such Founding Unitholder is a party or by which it or any of its respective properties or assets may be bound or affected or (iii) result in the exercisability of any right to purchase or acquire any material asset of such Founding Unitholder, including the Covered Units, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of any Founding Unitholder to consummate the transactions contemplated by this Agreement or perform its obligations under this Agreement.

        (f)    No Litigation.     As of the date hereof, there is no Proceeding pending (or, with respect to the Founding Unitholder that is a natural person, to the actual knowledge of such Founding Unitholder, threatened) against or affecting such Founding Unitholder that would reasonably be expected to impair the ability of such Founding Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

        (g)    No Fees.     Such Founding Unitholder has not engaged, solely on its own behalf, any broker, investment banker or financial advisor, in connection with the transactions contemplated hereby.

        (h)    Receipt.     Such Founding Unitholder has received and reviewed a copy of the Merger Agreement.

5.    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub jointly and severally represent and warrant to the Founding Unitholders as follows:

        (a)    Organization and Qualification.     Each of Parent and Merger Sub is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

        (b)    Authority.     Each of Parent and Merger Sub has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of their respective obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or Merger Sub or their respective boards of managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (c)    Due Execution and Delivery.     This Agreement has been duly executed and delivered by Parent or Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Founding Unitholders, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

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        (d)    No Filings; No Conflict or Default.     Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of Parent or Merger Sub or (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to Parent or Merger Sub or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party or by which it or any of its respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect.

        (e)    No Litigation.     As of the date hereof, there is no Proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened, against or affecting Parent or Merger Sub that would reasonably be expected to result in a Parent Material Adverse Effect.

        (f)    No Fees.     No broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of Parent or Merger Sub.

6.    Termination.

        (a)    Term.     The term (the "Term") of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Parties, (ii) the consummation of the Closing, and (iii) the termination of the Merger Agreement in accordance with its terms. Any proxy or consent granted under this Agreement shall be effective only during the Term.

        (b)    Effect of Termination; Survival of Certain Provisions.     Upon termination of the Term, this Agreement shall terminate and become null and void and of no effect with no liability on the part of any Party hereto, provided that (i) such termination shall not relieve any Party from any liability for any breach of this Agreement prior to such termination and (ii) the provisions of this Section 6 and Sections 3(c), 7 and 8 shall survive any termination of this Agreement.

7.    Exceptions.    This Agreement is executed by the Founding Unitholders solely in their capacity as holders of the Covered Units, and notwithstanding anything to the contrary in this Agreement, and whether or not any particular provision of this Agreement refers to this Section 7, this Agreement does not in any way limit or prohibit any natural person's (including the Founding Unitholder that is a natural person) action or inaction (including with respect to an Alternative Proposal) in his or her capacity as an officer of MLP or MLP GP or member of the MLP GP Board. The Founding Unitholder that is a natural person acknowledges that: (a) he has read and understands Section 6.4 of the Merger Agreement; (b) as an officer of MLP or MLP GP or member of the MLP GP Board, he is a "MLP Non-Solicit Party" as that term is used in Section 6.4 of the Merger Agreement; (c) in Section 6.4 of the Merger Agreement, the MLP Entities and GP Holdings have agreed that (i) the MLP Non-Solicit Parties will refrain from taking certain specified actions (the "Prohibited Actions") and (ii) the MLP Non-Solicit Parties may take certain specified actions (the "Permitted Actions") only in accordance with, and subject to the satisfaction of specified conditions contained in, the provisions of Section 6.4 of the Merger Agreement; and (d) if a MLP Non-Solicity Party (i) fails to refrain from taking the Prohibited Actions or (ii) takes any Permitted Action other than in accordance with, and

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after satisfaction of the applicable conditions contained in, the provisions of Section 6.4 of the Merger Agreement, then (A) the MLP Entities and GP Holdings will have breached their obligations under Section 6.4 of the Merger Agreement, (B) in addition to any other remedy Parent and Merger Sub may have against the MLP Entities and GP Holdings with respect to such breach, under Section 8.1 (c)(i) of the Merger Agreement, Parent will have the right to terminate the Merger Agreement (unless such breaches are de minimis in nature and do not adversely affect Parent and Merger Sub or the Transactions), and (C) under Section 8.2(b)(i) of the Merger Agreement, upon any such termination, MLP will be obligated to pay to Parent the MLP Termination Fee. None of Parent, Merger Sub or any of their Affiliates shall assert any claim that any action taken or not taken by a Founding Unitholder, or any of its Affiliates, in its capacity as an officer of MLP or MLP GP or member of the MLP GP Board violates this Agreement. Additionally, (i) the Founding Unitholder that is a trustee executes this Agreement solely in its capacity as such, and notwithstanding anything to the contrary in this Agreement, and whether or not any particular provision of this Agreement refers to this Section 7, its representations, warranties, covenants and agreements herein and the other provisions hereof relate to it only as such trustee, and not as trustee of any other trust, or for itself or in any corporate, individual, institutional, representative or other capacity, and relate only to the Covered Units owned by it of record as such trustee, and not with respect to any Common Units held or owned of record or beneficially as trustee of any other trust, or by it for itself or any Affiliate or in any other corporate, individual, institutional, representative or other capacity, and (ii) none of Parent, Merger Sub or any of their Affiliates shall assert any claim that any action taken or not taken by such Founding Unitholder in any other such capacity, or any of its Affiliates, violates this Agreement.

8.    Miscellaneous.

        (a)    Entire Agreement.     This Agreement (together with Schedules I and II and Exhibit A hereto) constitutes the entire agreement, and supersedes all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement.

        (b)    Further Assurances.     Each Founding Unitholder shall execute and deliver such additional documents and take all such further lawful action as may be reasonably requested by Parent to consummate and make effective the arrangements contemplated hereby. Without limiting the foregoing, the Founding Unitholders shall execute and deliver to Parent and any of its designees any additional consents or proxies, including with respect to Additional Owned Units, reasonably requested by Parent in furtherance of this Agreement.

        (c)    No Assignment.     This Agreement shall not be assignable by operation of law or otherwise (other than (i) an assignment related to the death of a natural person so long as the assignee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement or (ii) an assignment by a trustee to an additional or successor trustee so long as the additional or successor trustee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement; provided, however, that each of Parent or Merger Sub may, without the consent of any of the Founding Unitholders, assign this Agreement and any of their respective rights and obligations hereunder to one or more Affiliates of Parent or Merger Sub to which rights and obligations under the Merger Agreement are assigned in accordance with the Merger Agreement, but no such assignment will relieve Parent or Merger Sub of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Agreement is void.

        (d)    Binding Successors.     Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Units, each Founding Unitholder agrees that, except as set forth in Schedule I, this Agreement and the obligations hereunder shall attach to the Covered Units beneficially owned by such Founding Unitholder and shall be binding upon any Person to which legal or beneficial ownership of such Covered Units shall pass, whether by operation of law or otherwise, including such

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Founding Unitholder's heirs, guardians, administrators, representatives or successors. Each Person named, designated or acting as a proxy or attorney-in-fact under Section 1(c)(i) shall be subject to and bound by the terms and provisions of this Agreement.

        (e)    Modification or Amendments.     Subject to the provisions of applicable Law, the Parties may modify or amend this Agreement only by written agreement executed and delivered by the Parties.

        (f)    FIRPTA Certificate.     At the Closing, each Founding Unitholder that is a natural person will deliver to Parent a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit C to the Merger Agreement, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2), attesting that such Founding Unitholder is not a "foreign person" for U.S. federal income Tax purposes.

        (g)    Notices.     All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (i) when sent, if sent by facsimile or electronic mail (.pdf), (ii) when delivered, if delivered personally to the intended recipient and (iii) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party (or to such other address as will be furnished in writing by any such Party to the other Parties in accordance with the provisions of this Section 8(g)):

  If to Parent, or Merger Sub, to:

  Flint Hills Resources, LLC
  4111 East 37th Street North
  Wichita, Kansas 67220
  Fax No.: (316) 828-8245
  Attn: Alan Hallock

  with a copy (which will not constitute notice) to:

  Koch Companies Public Sector, LLC
  4111 East 37th Street North
  Wichita, Kansas 67220
  Fax No.: (316) 828-8602
  Attn: Raffaele G. Fazio

  and to:

  Jones Day
  1420 Peachtree Street
  Atlanta, Georgia 30309
  Fax No.: (404) 581-8330
  Attn: Bryan E. Davis
             Troy B. Lewis

  If to a Founding Unitholder:

  At the address or fax number of such Founding Unitholder set forth on Schedule I hereto. Notice to one Founding Unitholder does not constitute notice to any other Founding Unitholder.

        (h)    Severability.     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such

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provision to other Persons or circumstances will not be affected by such invalidity or unenforceability. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (i)    Remedies.     The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 8(i) in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(i), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

        (j)    No Waiver.     The failure of or delay by any Party in exercising any right hereunder will not operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

        (k)    No Third Party Beneficiaries.     This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties and, consequently, may not accurately characterize actual facts or circumstances.

        (l)    Governing Law.     This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

        (m)    Submission to Jurisdiction.     By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in

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respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any such Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 8(m), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) such Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        (n)    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(n).

        (o)    Construction.     The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Except as otherwise provided herein, reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words "include" or "including" in this Agreement will be deemed to be followed by the words "without limitation". The use of the word "covenant" will mean "covenant and agreement". The use of the words "or," "either" or "any" will not be exclusive. Days means calendar days unless specified as Business Days. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

        (p)    Counterparts.     This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement)

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and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        (q)    Expenses.     Each Party shall pay such Party's own expenses incurred in connection with this Agreement.

        (r)    No Ownership Interest.     Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefits of and relating to the Covered Units shall remain vested in and belong to the Founding Unitholders, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of MLP or exercise any power or authority to direct the Founding Unitholders in the voting of any of the Covered Units, except as otherwise provided herein.

        (s)    Non-Recourse; Merger Agreement.

            (i)  Any claim or cause of action based upon or arising out of this Agreement may only be brought against Persons that are expressly named as Parties, or that are named, designated or acting as a proxy or attorney-in-fact under Section 1(c)(i), and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted transferees hereunder) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties, "Non-Party Affiliates") will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based upon or arising out of this Agreement, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

           (ii)  Except for any liability or obligation arising under any Letter of Transmittal or any documentation delivered in connection with payment of Merger Related Consideration through DTC, none of the Founding Unitholders or the Non-Party Affiliates (excluding any that are party to the Merger Agreement) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any party under the Merger Agreement, whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of any party to the Merger Agreement or another Person or otherwise.

        (t)    Certain Definitions.     For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.

        "Additional Owned Units" means all Common Units that are owned of record and beneficially by a Founding Unitholder and acquired after the date hereof.

        "Affiliate" has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the MLP Group Entities or GP Holdings shall constitute an Affiliate of any Founding Unitholder.

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        "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Covered Units" means the Disclosed Owned Units and Additional Owned Units.

        "Transfer" means, with respect to a Covered Unit, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Covered Unit or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each Contract, including any option, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning. Notwithstanding the foregoing, "Transfer" shall not include (i) any Transfer related to the death of a natural person so long as the transferee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement or (ii) any Transfer from a trustee to an additional or successor trustee so long as the additional or successor trustee has agreed in writing to be bound, or is otherwise bound, by the terms of this Agreement.

        [SIGNATURES ON FOLLOWING PAGES.]

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        IN WITNESS WHEREOF, Parent, Merger Sub and the Founding Unitholders have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:
Flint Hills Resources, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

MERGER SUB:
FHR Propylene, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE.]

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

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FOUNDING UNITHOLDER:
/s/ NATHAN L. TICATCH
NATHAN L. TICATCH

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FOUNDING UNITHOLDER:
U.S. TRUST COMPANY OF DELAWARE TRUSTEE OF THE TICATCH FAMILY 2012 GST TRUSTS
/s/ CATHLEEN MCVEIGH
Name:	Cathleen McVeigh
Title:	Managing Director

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        The undersigned sign this Agreement solely in the capacities and for the purposes set forth below, and, except for Nathan L. Ticatch, are not Founding Unitholders or Parties to this Agreement.

INVESTMENT ADVISORS TO THE TICATCH FAMILY 2012 GST TRUSTS
/s/ NATHAN L. TICATCH
NATHAN L. TICATCH
Investment Advisor of the Ticatch Family 2012 GST Trusts
/s/ PAULA T. TICATCH
PAULA T. TICATCH
Investment Advisor of the Ticatch Family 2012 GST Trusts

CONSENT OF SPOUSE

I, Paula T. Ticatch, the spouse of Nathan L. Ticatch, have had an opportunity to review this Agreement and clearly understand the provisions contained herein. I hereby approve this Agreement and appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under this Agreement. I agree to be bound by and accept the provisions of this Agreement in lieu of all other direct or indirect legal, equitable, beneficial, representative community property or other interest I may have in the Covered Units held by my spouse under the laws in effect in the state or other applicable jurisdiction of our residence as of the date of the signing of this Agreement. I agree to join with my spouse in giving any written instructions under Section 3(f) of this Agreement.

/s/ PAULA T. TICATCH
PAULA T. TICATCH

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 Annex B-3

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of May 27, 2014, is entered into by and among LG Propylene LLC, a Delaware limited liability company ("Sponsor Aggregator" and "Sponsor Representative"), the entities listed under the heading "Sponsor Funds" on Schedule I hereto (the "Sponsor Funds" and collectively with Sponsor Aggregator, the "Sponsor Entities"), Flint Hills Resources, LLC, a Delaware limited liability company ("Parent"), and FHR Propylene, LLC, a Delaware limited liability company and Subsidiary of Parent ("Merger Sub"). The Sponsor Entities, Sponsor Representative, Parent and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        A.    Parent, Merger Sub, PetroLogistics LP, a Delaware limited partnership ("MLP"), PetroLogistics GP LLC, a Delaware limited liability company ("MLP GP"), and Propylene Holdings LLC, a Delaware limited liability company ("GP Holdings"), have entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (as the same may be amended or otherwise modified from time to time by any amendment or modification thereto that is not an Adverse Amendment, the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into MLP and the transfer by GP Holdings to Parent or one or more of its Affiliates of 100% of the membership interests of MLP GP.

        B.    On the date of this Agreement, Sponsor Aggregator is the record and beneficial owner of 69,690,798 Common Units (the "Disclosed Owned Units"), constituting 50.0% of the outstanding Common Units.

        C.    It is contemplated that, immediately prior to the Effective Time, Sponsor Aggregator will Transfer all Common Units owned by it on the date of this Agreement to the Sponsor Funds (or investors therein), such that as of immediately prior to the Effective Time, each of the Sponsor Funds (or investors therein) will own of record the number of such Common Units set forth opposite its name on Schedule I hereto (the "Disaggregation Transfers").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.    Unitholder Consent; Voting; Proxy.

        (a)    Unitholder Consent.     Sponsor Aggregator hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement and prior to any Disaggregation Transfers, Sponsor Aggregator will execute and deliver to MLP a written consent in the form attached as Exhibit A hereto (the "Unitholder Consent"). The Unitholder Consent shall be irrevocable, except as otherwise provided therein.

        (b)    Voting.     Each Sponsor Entity hereby agrees that, except as otherwise contemplated by this Agreement or the Merger Agreement, (i) such Sponsor Entity shall not (A) call, or cause MLP, MLP GP or the MLP GP Board to call, any special meeting of the Limited Partners or (B) take action by written consent inconsistent with this Agreement and (ii) at any meeting of the Limited Partners, however called, or at any adjournment thereof, or in any circumstance in which the vote, consent or other approval of the Limited Partners is sought, such Sponsor Entity, if it is entitled to do so, shall appear at each such meeting or otherwise cause all of its Common Units to be counted as present thereat for purposes of calculating a quorum and shall vote its Common Units, or cause its Common Units to be voted, (A) for approval of the Merger Agreement and any related proposal in furtherance

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thereof (including any proposal relating to an amendment of the Merger Agreement contemplated by Section 6.4(d) thereof but excluding any Adverse Amendment) and (B) against: (1) any Alternative Proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of either MLP Entity or GP Holdings under the Merger Agreement or (y) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied; (3) any change in the business or management of MLP or MLP GP or membership of the MLP GP Board (other than with respect to the transactions contemplated in the Merger Agreement); (4) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Merger or the GP Equity Transfer; or (5) except as contemplated by the Merger Agreement, change in any manner the distribution policy or capitalization of, including the voting rights of any Partners of, MLP. No Sponsor Entity shall take or agree to take any action which it has agreed not to take in Section 1(a) and this Section 1(b).

        (c)    Irrevocable Proxy.

            (i)  Sponsor Aggregator hereby, effective immediately upon Sponsor Aggregator's execution and delivery to MLP of the Unitholder Consent and without the need for any further action by Sponsor Aggregator, (A) irrevocably grants to, and appoints, Parent, and any Person designated in writing by Parent, and each of them individually, Sponsor Aggregator's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Sponsor Aggregator, to vote all of the Covered Units or grant a consent or approval in respect of the Covered Units, in accordance with the terms of Section 1(b) and (B) revokes any and all proxies heretofore given in respect of the Covered Units.

           (ii)  The attorneys-in-fact and proxies named above are hereby authorized and empowered by Sponsor Aggregator at any time during the Term (as defined in Section 6(a) below) to act as Sponsor Aggregator's attorney-in-fact and proxy to vote the Covered Units, and to exercise all voting, consent and similar rights of Sponsor Aggregator with respect to the Covered Units (including the power to execute and deliver written consents) solely with respect to matters set forth in Section 1(b), at every meeting of the Limited Partners and in every written consent in lieu of such a meeting in accordance with the terms of Section 1(b).

          (iii)  Sponsor Aggregator hereby represents to Parent that any proxies heretofore given in respect of the Covered Units are not irrevocable and that any such proxies are hereby revoked, and Sponsor Aggregator agrees to promptly notify MLP of such revocation. Sponsor Aggregator hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Sponsor Aggregator under this Agreement. Sponsor Aggregator hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked. Sponsor Aggregator hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

          (iv)  The irrevocable proxy granted in this Section 1(c) shall automatically terminate upon termination of the Merger Agreement.

        (d)    Adverse Amendment.     Notwithstanding anything to the contrary herein:

            (i)  Section 1(b) shall not apply with respect to any vote, consent or other approval of the Limited Partners in order to effect an amendment to the Merger Agreement that (A) reduces the amount, changes the form or imposes any material restrictions or additional conditions on the receipt of consideration payable in respect of Common Units owned by the Sponsor Entities in the Merger, (B) changes the Agreed Merger Consideration Differential, (C) adversely affects the rights and obligations of the Sponsor Entities under Section 3(g)(i) or 6(b) or (D) is otherwise materially

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  adverse to the Sponsor Entities in their capacities as owners of Common Units (an "Adverse Amendment"); and

           (ii)  Parent agrees that it will not, and will cause any other Person designated by it as Sponsor Aggregator's proxy and attorney-in-fact pursuant to Section 1(c) not to, vote the Covered Units, or grant a consent or approval in respect of the Covered Units, for any Adverse Amendment.

2.    No Disposition or Solicitation.

        (a)    No Disposition or Adverse Act.     Each Sponsor Entity hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Sponsor Entity shall not, without the prior written consent of Parent, (i) offer to Transfer (as defined in Section 7(u) below), Transfer or consent to any Transfer of any or all of the Covered Units (as defined in Section 7(u) below) or any interest therein, (ii) enter into any Contract, including any option, with respect to any Transfer of any or all of the Covered Units or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the Covered Units (other than (A) the Unitholder Consent and (B) any proxy, power-of-attorney or other authorization that is (x) revocable and (y) directs the holder or grantee thereof to vote the Covered Units in accordance with this Agreement), with any such proxy, power-of-attorney or authorization purported to be granted by any Sponsor Entity being void ab initio, or (iv) deposit any or all of the Covered Units into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Units. Any attempted Transfer of Covered Units or any interest therein in violation of this Section 2(a) shall be null and void.

        (b)    No Solicitation, Discussion or Negotiation.     Subject to Section 2(d) , each Sponsor Entity hereby agrees that such Sponsor Entity shall not, and shall instruct and cause its Representatives and Affiliates not to, directly or indirectly:

            (i)  initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

           (ii)  approve, endorse, recommend or enter into any Contract or agreement in principle, whether written or oral, with any Person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar Contract concerning an Alternative Proposal;

          (iii)  terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar Contract entered into by one or more of the MLP Group Entities in respect of or in contemplation of an Alternative Proposal;

          (iv)  conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal;

           (v)  furnish any non-public information relating to any of the MLP Group Entities, or afford access to the books or records or Representatives of any of the MLP Group Entities, to any third party that, to the Knowledge of the MLP Entities, after consultation with their Representatives, is seeking to or may make, or has made, an Alternative Proposal;

          (vi)  take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal; or

         (vii)  resolve or publicly propose or announce to do any of the foregoing.

        (c)    Disaggregation Transfers.     Immediately prior to the Effective Time (and in no event sooner), Sponsor Aggregator shall Transfer the Covered Units owned by it on the date of this Agreement to the

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Sponsor Funds (or investors therein), such that as of immediately prior to the Effective Time, each of the Sponsor Funds (or investors therein) will own the number of such Covered Units set forth opposite its name on Schedule I hereto. Any acquisition of Additional Owned Units by the Sponsor Entities prior to the Effective Time shall be made by Sponsor Aggregator and shall be designated as being for the benefit of a Sponsor Fund, and immediately prior to the Effective Time Sponsor Aggregator shall Transfer such Additional Owned Units to the Sponsor Fund so designated (or investors therein).

        (d)    Exceptions.     Section 2(b) shall not (i) apply to any Excepted Party, (ii) require any Sponsor Entity to instruct or cause any Excepted Party to take or refrain from taking any action or (iii) prohibit any Sponsor Entity or any of its Representatives or Affiliates from taking any action at the request of any Excepted Party if (A) at the time of such request, such Excepted Party is taking actions in reliance on Section 6.4(a)(ii) of the Merger Agreement and (B) the action taken by the Sponsor Entity or any of its Representatives or Affiliates in response to such request is consistent with and in furtherance of such actions being taken by the Excepted Party.

3.    Additional Agreements.

        (a)    Certain Events.     In the event of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction or other change in the capital structure of MLP affecting the Covered Units or the acquisition of Additional Owned Units (as defined in Section 7(u) below) by a Sponsor Entity, (i) the type and number of Covered Units shall be adjusted appropriately to reflect the effect of such occurrence, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Units issued to or acquired by such Sponsor Entity.

        (b)    Stop Transfer.     In furtherance of this Agreement, each Sponsor Entity hereby authorizes and instructs MLP (including through MLP's transfer agent) to enter a stop transfer order with respect to all of the Covered Units. Each Sponsor Entity agrees that it will request MLP, as promptly as practicable after the date of this Agreement, to make a notation on its records and give instructions to the transfer agent for the Covered Units not to permit, so long as a restriction on Transfer under Section 2(a) remains in effect, any Transfer of the Covered Units other than as expressly contemplated by this Agreement.

        (c)    Commencement or Participation in Actions.     Each Sponsor Entity hereby agrees not to commence or participate in, and to take all actions necessary and effective to opt out of any class in any class action with respect to, any Transaction Litigation, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any duty of MLP GP, in its capacity as general partner of MLP, or the MLP GP Board in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. If, notwithstanding compliance with the immediately preceding sentence, any Sponsor Entity is unable to opt out of a class with respect to any Transaction Litigation and receives any consideration from any Person in connection with or as a result of such Transaction Litigation, such Sponsor Entity will pay all of such consideration to Parent by wire transfer of immediately available funds promptly (and, in any event, within five Business Days) following the later to occur of (A) the Closing Date and (B) the date on which such Sponsor Entity receives such consideration.

        (d)    Communications.     Each Sponsor Entity shall not, and shall cause its Representatives not to, make any press release, public announcement or other public communication with respect to the business or affairs of MLP, MLP GP, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed); provided that such consent shall not be required for (i) any disclosure required by applicable Law (including the filing of this Agreement) and (ii) disclosure of the existence of this Agreement and the Merger Agreement or any other facts

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already publicly disclosed regarding the transactions contemplated hereunder and thereunder. Each Sponsor Entity hereby (i) consents to and authorizes the publication and disclosure by Parent of such Sponsor Entity's identity and holding of Covered Units, and the nature of such Sponsor Entity's commitments, arrangements and understandings under this Agreement, and any other information that Parent reasonably determines to be required by applicable Law in any press release or any other disclosure document in connection with the Merger, the GP Equity Transfer or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by such Sponsor Entity specifically for use in any such disclosure document.

        (e)    Additional Owned Units.     Each Sponsor Entity hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Units.

        (f)    Related Party Transactions.     Prior to the Closing, each Sponsor Entity shall, and shall cause its Affiliates to, take such actions as are necessary or required to terminate, effective at or prior to the Closing, each Contract with any of the MLP Group Entities set forth on Schedule II hereto, and the MLP Group Entities shall have no further liabilities or obligations thereunder from and after the Closing.

        (g)    Sponsor Termination Fee.

            (i)  In the event that (A) the Merger Agreement is terminated, (B) within 12 months after any such termination (1) any MLP Group Entity or GP Holdings or any of their respective Affiliates shall have entered into an Alternative Acquisition Agreement with respect to, or shall have approved or recommended to MLP's Limited Partners or otherwise not opposed, any Alternative Proposal or (2) there shall have been consummated an Alternative Proposal, and (C) MLP becomes obligated to pay the MLP Termination Fee to Parent pursuant to any provision of Section 8.2 of the Merger Agreement (a "Fee Triggering Event"), then, upon the consummation of any such Alternative Proposal (the date of such consummation being referred to herein as the "Fee Payment Due Date"), the Sponsor Entities shall be obligated to pay the Sponsor Termination Fee (as defined in Section 7(u) below) to Parent in accordance with this Section 3(g). The Sponsor Termination Fee is in addition to, and not in lieu of, the MLP Termination Fee contemplated in the Merger Agreement, and the obligations of the Sponsor Entities with respect to the Sponsor Termination Fee do not in any way affect or diminish the obligations of the MLP Entities with respect to the MLP Termination Fee as set forth in the Merger Agreement. The Sponsor Entities shall be jointly and severally responsible for the payment of the Sponsor Termination Fee pursuant to this Section 3(g).

           (ii)  Each of the Sponsor Entities hereby irrevocably appoints Sponsor Representative as its sole and exclusive agent and attorney-in-fact, with full power and authority to represent such Sponsor Entity and its permitted successors and assigns, with full power of substitution in the premises, with respect to all matters arising under this Section 3(g), and agrees that all actions taken by Sponsor Representative under this Section 3(g) will be binding upon such Sponsor Entity and its permitted successors and assigns. Parent will be entitled to rely conclusively on the instructions and decisions of Sponsor Representative for each and every action purported to be taken by Sponsor Representative under this Section 3(g), without any duty of inquiry and neither Sponsor Representative nor any Sponsor Entity will have any cause of action against Parent or any of its Affiliates for any action taken or not taken by Parent in reliance upon the instructions or decisions of Sponsor Representative. The authority conferred under this Section 3(g) will be an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to any termination by any of the Sponsor Entities, or by operation of Law. A Sponsor Entity will be deemed a party or a signatory to any agreement, document, instrument or certificate that Sponsor Representative signs on behalf of such Sponsor Entity and for which Sponsor Representative had

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  authority. In performing any of its duties under this Section 3(g) or upon the claimed failure to perform its duties under this Section 3(g), Sponsor Representative will not be liable to the Sponsor Entities for any losses, liabilities or obligations that the Sponsor Entities may incur as a result of any act, or failure to act, by Sponsor Representative under this Section 3(g), and Sponsor Representative will be indemnified and held harmless by the Sponsor Entities for all such losses, liabilities or obligations.

          (iii)  In the event of a Fee Triggering Event, as promptly as practicable (and, in any event, not more than five Business Days) following the Fee Payment Due Date, Sponsor Representative shall deliver to Parent a written calculation, prepared in reasonable detail, of the Sponsor Termination Fee payable by the Sponsor Entities pursuant to this Section 3(g) or, if no Sponsor Termination Fee is payable by the Sponsor Entities pursuant to this Section 3(g), a written calculation, prepared in reasonable detail, showing that no Sponsor Termination Fee is payable pursuant to this Section 3(g) (as applicable, the "Sponsor Calculation"). Parent shall have the right for 30 days following receipt of the Sponsor Calculation (the "Review Period") to object to such calculation. Each Sponsor Entity and Sponsor Representative will, and will cause its controlled Affiliates to, cooperate with Parent and its advisors in making available to Parent and its advisors such books, records, financial information, work papers and supporting data, as reasonably requested in connection with Parent's review of the Alternative Proposal transaction, any Public Sales (as defined in Section 7(u) below) and the Sponsor Calculation. Any objection to the Sponsor Calculation made by Parent shall be made in writing and shall set forth such objections in reasonable detail (an "Objection Notice"). If Parent does not deliver an Objection Notice to Sponsor Representative within the Review Period, Parent shall be deemed to have waived any rights to object under this Section 3(g) and the Sponsor Termination Fee reflected in the Sponsor Calculation shall become final, binding and conclusive on the Parties. If Parent delivers an Objection Notice within the Review Period, then Parent and Sponsor Representative shall negotiate in good faith to resolve the objection within 30 days of the delivery of the Objection Notice (the "Negotiation Period"). If, within the Negotiation Period, Parent and Sponsor Representative reach a written agreement to resolve the objection, the Sponsor Termination Fee as so agreed will be final, binding and conclusive on the Parties.

          (iv)  If Parent's objection to the Sponsor Calculation remains in dispute at the expiration of the Negotiation Period, then within 10 days following the expiration of the Negotiation Period, Sponsor Representative and Parent shall each designate by written notice to the other an internationally recognized investment banking or other similar firm actively involved in the business of valuing and appraising companies of similar size and having similar assets to MLP and its Subsidiaries (each an "Appraiser"), which Appraiser shall not be an Affiliate of or have any other material relationship with any Party. In the event that either Sponsor Representative or Parent fails to designate an Appraiser within such 10 day period, the Appraiser designated by the complying party shall be deemed accepted by the other party and shall be the sole Appraiser. Each Sponsor Entity and Sponsor Representative will, and will cause its controlled Affiliates to, provide each Appraiser with such books, records, financial information, work papers and supporting data as reasonably requested by such Appraiser in connection with its calculation of the Sponsor Termination Fee. Each Appraiser shall be instructed to prepare and deliver to Parent and Sponsor Representative its calculation of the Sponsor Termination Fee (which in no event shall be less than the Sponsor Termination Fee set forth in the Sponsor Calculation) within 30 days following both Appraisers having been appointed. If there is a single Appraiser, such Appraiser's calculation of the Sponsor Termination Fee will be final, binding and conclusive on the Parties. If there are two Appraisers, the calculations of the Sponsor Termination Fee of the two Appraisers shall be averaged, and such average will constitute the Sponsor Termination Fee and be final, binding and conclusive on the Parties.

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           (v)  Once the Sponsor Termination Fee is finally determined in accordance with this Section 3(g), the Sponsor Entities shall pay or otherwise transfer the Sponsor Termination Fee to Parent (together with interest on any cash component thereof, compounded quarterly, at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the Fee Payment Due Date until and excluding the date of actual payment to Parent), promptly (and in no event later than twelve Business Days) after such determination.

          (vi)  If the consideration received or retained by the Sponsor Entities in respect of the Covered Units in connection with the Alternative Proposal is not all in the form of cash, then: (A) the amount of the Sponsor Termination Fee payable shall be determined using the fair market value of the non-cash consideration; (B) for non-cash consideration in the form of securities listed on a national securities market, the fair market value shall be determined using the average Volume Weighted Average Price for such securities (appropriately adjusted for dividends in order to avoid double-counting of consideration) for (x) the five consecutive trading days ending on the trading day immediately preceding the Fee Payment Due Date if such securities were listed during such period or (y) the five consecutive trading days starting with the first trading day following the Fee Payment Due Date if such securities are first listed upon the consummation of the Alternative Proposal; (C) for all other non-cash consideration, the fair market value shall be determined as the price as agreed between a willing buyer and a willing seller, neither under any compulsion to transact; and (D) the Sponsor Termination Fee shall be paid by the Sponsor Entities using the same kinds of consideration received or retained by the Sponsor Entities in respect of the Covered Units in connection with the Alternative Proposal (together with all associated rights to which the Sponsor Entities are entitled in respect thereof) and any Public Sales as contemplated by clause (C) of the last sentence of Section 6(b), with each kind of consideration delivered to Parent in payment of the Sponsor Termination Fee being so delivered in the same relative percentages as such kind of consideration was received or retained by the Sponsor Entities in connection with the Alternative Proposal and any such Public Sales.

         (vii)  The fees and expenses of the Appraisers retained pursuant to this Section 3(g) shall be borne 50% by the Sponsor Entities and 50% by Parent. The Sponsor Entities shall be jointly and severally responsible for the payment of the 50% of fees and expenses of the Appraisers that are required to be borne by the Sponsor Entities under this Section 3(g)(vii).

4.    Representations and Warranties of the Sponsor Entities.    The Sponsor Entities jointly and severally represent and warrant to Parent and Merger Sub as follows:

        (a)    Title.     On the date hereof, (i) Sponsor Aggregator is the sole record and beneficial owner of the Disclosed Owned Units, (ii) the Disclosed Owned Units constitute all of the Equity Securities in MLP owned of record or beneficially by Sponsor Entities or their respective Affiliates and (iii) Sponsor Aggregator has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Units with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement and the MLP Partnership Agreement. Except as permitted or required by this Agreement or the Merger Agreement, the Covered Units are now, and at all times during the Term will be, held by Sponsor Aggregator, free and clear of any and all Liens whatsoever on title, or restrictions on transfer or exercise of any rights of a Unitholder (other than under applicable securities Laws and as created by this Agreement and the MLP Partnership Agreement).

        (b)    Organization and Qualification.     Each Sponsor Entity is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

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        (c)    Authority.     Each Sponsor Entity has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of such Sponsor Entity's obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Sponsor Entity or its board of directors or managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (d)    Due Execution and Delivery.     This Agreement has been duly executed and delivered by each Sponsor Entity and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of each Sponsor Entity, enforceable against each Sponsor Entity in accordance with its terms.

        (e)    No Filings; No Conflict or Default.     Neither the execution and delivery of this Agreement by each Sponsor Entity nor the consummation by each Sponsor Entity of the transactions contemplated by this Agreement, nor compliance by each Sponsor Entity with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of any Sponsor Entity, (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to any Sponsor Entity or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Sponsor Entity under any Contract to which any Sponsor Entity is a party or by which it or any of its respective properties or assets may be bound or affected, (iii) result in the exercisability of any right to purchase or acquire any material asset of any Sponsor Entity, including the Covered Units, or (iv) render the provisions of any Takeover Laws applicable to the Merger or any transactions contemplated by this Agreement, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of any Sponsor Entity to consummate the transactions contemplated by this Agreement or the Merger Agreement or perform its obligations under this Agreement.

        (f)    No Litigation.     As of the date hereof, there is no Proceeding pending or, to the knowledge of any Sponsor Entity, threatened, against or affecting any Sponsor Entity that would reasonably be expected to impair the ability of any Sponsor Entity to perform its obligations hereunder or consummate the transactions contemplated hereby.

        (g)    No Fees.     Except for the MLP Financial Advisors, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of any Sponsor Entity.

        (h)    Receipt of Merger Agreement.     Each Sponsor Entity has received and reviewed a copy of the Merger Agreement.

5.    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub jointly and severally represent and warrant to the Sponsor Entities as follows:

        (a)    Organization and Qualification.     Each of Parent and Merger Sub is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

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        (b)    Authority.     Each of Parent and Merger Sub has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of their respective obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or Merger Sub or their respective boards of managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (c)    Due Execution and Delivery.     This Agreement has been duly executed and delivered by Parent or Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Sponsor Entities, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

        (d)    No Filings; No Conflict or Default.     Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of Parent or Merger Sub or (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to Parent or Merger Sub or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party or by which it or any of its respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect.

        (e)    No Litigation.     As of the date hereof, there is no Proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened, against or affecting Parent or Merger Sub that would reasonably be expected to result in a Parent Material Adverse Effect.

        (f)    No Fees.     No broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of Parent or Merger Sub.

6.    Termination.

        (a)    Term.     The term (the "Term") of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Parties, (ii) the consummation of the Closing and (iii) the termination of the Merger Agreement in accordance with its terms; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to its termination.

        (b)    Continuation of Transfer Restriction.     Section 2(a) shall survive any termination of this Agreement until the earlier of (i) such time as it is no longer possible for the Sponsor Termination Fee to become payable under the terms of Section 3(g) or (ii) the Fee Payment Due Date. Notwithstanding anything to the contrary herein (including in Section 2(a)), during the period following the Term during which Section 2(a) continues to survive, a Sponsor Entity may, without the consent of Parent, (A) grant a consent or execute any written consent in or with respect to any or all of the Covered Units, or otherwise enter into a Contract to Transfer Covered Units, in support of an Alternative Proposal,

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(B) Transfer its Covered Units to one or more of its Affiliates, provided that any such transferee agrees in writing, in a form reasonably acceptable to Parent, to be bound by the provisions hereof as a "Sponsor Entity" hereunder and provided, further, that no such Transfer will relieve the transferor of any of its obligations with respect to the Sponsor Termination Fee, or (C) if the only circumstances in which the Sponsor Termination Fee may become payable pursuant to Section 3(g)(i) are those contemplated by Section 8.2(b)(iii) of the Merger Agreement, Transfer its Covered Units to any other Person by means of Public Sales, so long as such Public Sales are not intended to effect a transaction that would otherwise constitute the consummation of an Alternative Proposal.

        (c)    Survival of Certain Provisions.     Section 3(c), Section 3(g), this Section 6 and Section 7 shall survive any termination of this Agreement.

7.    Miscellaneous.

        (a)    Entire Agreement.     This Agreement (together with Schedules I and II and Exhibit A hereto) constitutes the entire agreement, and supersedes all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement.

        (b)    Reasonable Efforts.     Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and make effective the arrangements contemplated hereby. Upon Parent's request and without further consideration, each Sponsor Entity shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the arrangements contemplated hereby. Without limiting the foregoing, the Sponsor Entities shall execute and deliver to Parent and any of its designees any additional consents or proxies, including with respect to Additional Owned Units, reasonably requested by Parent in furtherance of this Agreement.

        (c)    No Assignment.     This Agreement shall not be assignable by operation of law or otherwise; provided, however, that each of Parent or Merger Sub may, without the consent of any of the Sponsor Entities, assign this Agreement and any of their respective rights and obligations hereunder to one or more Affiliates of Parent or Merger Sub to which rights and obligations under the Merger Agreement are assigned in accordance with the Merger Agreement. Any purported assignment in violation of this Agreement is void.

        (d)    Binding Successors.     Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Units, each Sponsor Entity agrees that this Agreement and the obligations hereunder shall attach to the Covered Units beneficially owned by such Sponsor Entity and shall be binding upon any Person to which legal or beneficial ownership of such Covered Units shall pass, whether by operation of law or otherwise; provided that this Section 7(d) shall not apply to any Person to which legal or beneficial ownership of any Covered Unit passes as contemplated by clause (C) of the last sentence of Section 6(b).

        (e)    Modification or Amendments.     Subject to the provisions of applicable Law, the Parties may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective Parties.

        (f)    Tax Consequences.     The Parties acknowledge that the Disaggregation Transfers will constitute a "transfer" pursuant to Section 708(b) of the Code, and shall treat the transfers consistently as such for all income Tax purposes.

        (g)    FIRPTA Certificate.     At the Closing, each Sponsor Entity will deliver to Parent a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit C to the Merger

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Agreement, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2), attesting that such Person is not a "foreign person" for U.S. federal income Tax purposes.

        (h)    Notices.     All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by facsimile or electronic mail (.pdf), (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party (or to such other address as will be furnished in writing by any such Party to the other Parties in accordance with the provisions of this Section 7(h)):

    If to Parent, or Merger Sub, to:

    Flint Hills Resources, LLC
    4111 East 37th Street North
    Wichita, Kansas 67220
    Fax No.: (316) 828-8245
    Attn:    Alan Hallock

    with a copy (which will not constitute notice) to:

    Koch Companies Public Sector, LLC
    4111 East 37th Street North
    Wichita, Kansas 67220
    Fax No.: (316) 828-8602
    Attn:    Raffaele G. Fazio

    and to:

    Jones Day
    1420 Peachtree Street
    Atlanta, Georgia 30309
    Fax No.: (404) 581-8330
    Attn:    Bryan E. Davis
                 Troy B. Lewis

    If to any Sponsor Entity:

    At the address or fax number of Sponsor Representative set forth on Schedule I hereto.

        (i)    Severability.     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (j)    Remedies.     The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were

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not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 7(j) in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(j), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If Parent commences a Proceeding to enforce its rights under this Agreement to collect the Sponsor Termination Fee or other amounts payable pursuant to Section 3(g), and such Proceeding results in an Order against any Sponsor Entity, the Sponsor Entities shall pay to Parent the costs and expenses (including reasonable and documented attorney's fees and expenses) incurred by Parent and its Affiliates in connection with such Proceeding. The Sponsor Entities shall be jointly and severally liable for any such payment.

        (k)    No Waiver.     The failure of or delay by any Party in exercising any right hereunder will not operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

        (l)    No Third Party Beneficiaries.     This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        (m)    Governing Law.     This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

        (n)    Submission to Jurisdiction.     By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions

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contemplated hereby in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7(n), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        (o)    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(o).

        (p)    Construction.     The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words "include" or "including" in this Agreement will be deemed to be followed by the words "without limitation". The use of the word "covenant" will mean "covenant and agreement". The use of the words "or," "either" or "any" will not be exclusive. Days mean calendar days unless specified as Business Days. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

        (q)    Counterparts.     This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        (r)    Expenses.     Except as otherwise provided herein, each Party shall pay such Party's own expenses incurred in connection with this Agreement.

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        (s)    No Ownership Interest.     Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefits of and relating to the Covered Units shall remain vested in and belong to the Sponsor Entities, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of MLP or exercise any power or authority to direct the Sponsor Entities in the voting of any of the Covered Units, except as otherwise provided herein.

        (t)    Non-Recourse; Merger Agreement.

            (i)  Any claim or cause of action based upon or arising out of this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted transferees hereunder) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties, "Non-Party Affiliates") will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based upon or arising out of this Agreement, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

           (ii)  Except for any liability or obligation arising under any Letter of Transmittal or any documentation delivered in connection with payment of Merger Related Consideration through DTC, none of (A) the Sponsor Entities, (B) the Sponsor Representative and (C) the Non-Party Affiliates (excluding any that are party to the Merger Agreement) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any party under the Merger Agreement, whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of any party to the Merger Agreement or another Person or otherwise.

        (u)    Certain Definitions.     For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.

        "Additional Owned Units" means all Common Units that are owned of record and beneficially by Sponsor Aggregator and acquired after the date hereof.

        "Affiliate" has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the MLP Group Entities or GP Holdings shall constitute an Affiliate of any Sponsor Entity.

        "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Covered Units" means the Disclosed Owned Units and Additional Owned Units.

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        "Excepted Parties" means the MLP Group Entities, GP Holdings and their respective Subsidiaries and controlled Affiliates, and their respective officers, managers, directors (including the MLP GP Board) and Representatives.

        "Public Sale" means any sale of Covered Units by means of a bona fide, widely distributed public offering of Common Units that has been registered under the Securities Act.

        "Sponsor Termination Fee" means the lesser of (i) 50% of the amount by which (A) the sum of (x) the aggregate fair market value delivered to and/or retained by the Sponsor Entities in respect of the Covered Units in connection with or as a result of the Alternative Proposal transaction, as determined as of the Fee Payment Due Date, and (y) the aggregate net proceeds (after deducting underwriting discounts and commissions and other reasonable out-of-pocket costs and expenses of sale) that have been realized by the Sponsor Entities in connection with any Public Sales as contemplated by clause (C) of the last sentence of Section 6(b) during the period following the Term until the Fee Payment Due Date exceeds (B) the aggregate Sponsor Merger Consideration that would have been delivered in respect of the Covered Units pursuant to the Merger Agreement if the Merger had occurred and (ii) $40,000,000.

        "Transfer" means, with respect to a Covered Unit, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Covered Unit or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each Contract, including any option, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

[SIGNATURES ON FOLLOWING PAGES.]

B-3-15

        IN WITNESS WHEREOF, Parent, Merger Sub and the Sponsor Entities have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:
FLINT HILLS RESOURCES, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer
MERGER SUB:
FHR PROPYLENE, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE.]

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

B-3-16

SPONSOR AGGREGATOR AND SPONSOR REPRESENTATIVE:
LG PROPYLENE LLC
/s/ ALAN E. GOLDBERG
Name:	Alan E. Goldberg
Title:	Executive Manager
/s/ ROBERT D. LINDSAY
Name:	Robert D. Lindsay
Title:	Executive Manager

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

B-3-17

SPONSOR FUNDS:
LINDSAY GOLDBERG & BESSEMER II AIV L.P.
By:	Lindsay Goldberg & Bessemer GP II LLC, its general partner
/s/ ALAN E. GOLDBERG
	Name:	Alan E. Goldberg
	Title:	Executive Manager
/s/ ROBERT D. LINDSAY
	Name:	Robert D. Lindsay
	Title:	Executive Manager
LINDSAY GOLDBERG & BESSEMER II-A AIV L.P.
By:	Lindsay Goldberg & Bessemer GP II LLC, its general partner
/s/ ALAN E. GOLDBERG
	Name:	Alan E. Goldberg
	Title:	Executive Manager
/s/ ROBERT D. LINDSAY
	Name:	Robert D. Lindsay
	Title:	Executive Manager

B-3-18

LINDSAY GOLDBERG & BESSEMER II-A NNAIV L.P.
By:	Lindsay Goldberg & Bessemer GP II LLC, its general partner
/s/ ALAN E. GOLDBERG
	Name:	Alan E. Goldberg
	Title:	Executive Manager
/s/ ROBERT D. LINDSAY
	Name:	Robert D. Lindsay
	Title:	Executive Manager
LINDSAY GOLDBERG & BESSEMER II PIV AIV L.P.
By:	Lindsay Goldberg & Bessemer GP II LLC, its general partner
/s/ ALAN E. GOLDBERG
	Name:	Alan E. Goldberg
	Title:	Executive Manager
/s/ ROBERT D. LINDSAY
	Name:	Robert D. Lindsay
	Title:	Executive Manager

B-3-19

LINDSAY GOLDBERG & BESSEMER II-BT AIV L.P.
By:	Lindsay Goldberg & Bessemer GP II LLC, its general partner
/s/ ALAN E. GOLDBERG
	Name:	Alan E. Goldberg
	Title:	Executive Manager
/s/ ROBERT D. LINDSAY
	Name:	Robert D. Lindsay
	Title:	Executive Manager
LINDSAY GOLDBERG CO-INVESTMENT II AIV L.P.
By:	Lindsay Goldberg & Bessemer GP II LLC, its general partner
/s/ ALAN E. GOLDBERG
	Name:	Alan E. Goldberg
	Title:	Executive Manager
/s/ ROBERT D. LINDSAY
	Name:	Robert D. Lindsay
	Title:	Executive Manager

B-3-20

LINDSAY GOLDBERG EMPLOYEE CO-INVESTMENT II, L.P.
By:	Lindsay Goldberg & Bessemer GP II LLC, its general partner
/s/ ALAN E. GOLDBERG
	Name:	Alan E. Goldberg
	Title:	Executive Manager
/s/ ROBERT D. LINDSAY
	Name:	Robert D. Lindsay
	Title:	Executive Manager
DEAN VENTURES X, L.L.C.
/s/ JAMES P. SMIST
	Name:	James P. Smist
	Title:	Member

B-3-21

 Annex B-4

SUPPORT AGREEMENT

        This SUPPORT AGREEMENT (this "Agreement"), dated as of May 27, 2014, is entered into by and among YSOF Propylene Investor, LLC, a Delaware limited liability company ("Sponsor Aggregator") the entities listed under the heading "Sponsor Funds" on Schedule I hereto (the "Sponsor Funds" and collectively with Sponsor Aggregator, the "Sponsor Entities"), LG Propylene LLC, a Delaware limited liability company ("Sponsor Representative") Flint Hills Resources, LLC, a Delaware limited liability company ("Parent"), and FHR Propylene, LLC, a Delaware limited liability company and Subsidiary of Parent ("Merger Sub"). The Sponsor Entities, Sponsor Representative, Parent and Merger Sub are sometimes referred to individually as a "Party" and collectively as the "Parties."

RECITALS

        A.    Parent, Merger Sub, PetroLogistics LP, a Delaware limited partnership ("MLP"), PetroLogistics GP LLC, a Delaware limited liability company ("MLP GP"), and Propylene Holdings LLC, a Delaware limited liability company ("GP Holdings"), have entered into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (as the same may be amended or otherwise modified from time to time by any amendment or modification thereto that is not an Adverse Amendment, the "Merger Agreement"), providing, among other things, for the merger of Merger Sub with and into MLP and the transfer by GP Holdings to Parent or one or more of its Affiliates of 100% of the membership interests of MLP GP.

        B.    On the date of this Agreement, Sponsor Aggregator is the record and beneficial owner of 17,422,701 Common Units (the "Disclosed Owned Units"), constituting 12.5% of the outstanding Common Units.

        C.    It is contemplated that, immediately prior to the Effective Time, Sponsor Aggregator will Transfer all Common Units owned by it on the date of this Agreement to the Sponsor Funds (or investors therein), such that as of immediately prior to the Effective Time, each of the Sponsor Funds (or investors therein) will own of record the number of such Common Units set forth opposite its name on Schedule I hereto (the "Disaggregation Transfers").

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the Parties agree as follows:

1.    Unitholder Consent; Voting; Proxy.

        (a)    Unitholder Consent.    Sponsor Aggregator hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement and prior to any Disaggregation Transfers, Sponsor Aggregator will execute and deliver to MLP a written consent in the form attached as Exhibit A hereto (the "Unitholder Consent"). The Unitholder Consent shall be irrevocable, except as otherwise provided therein.

        (b)    Voting.    Each Sponsor Entity hereby agrees that, except as otherwise contemplated by this Agreement or the Merger Agreement, (i) such Sponsor Entity shall not (A) call, or cause MLP, MLP GP or the MLP GP Board to call, any special meeting of the Limited Partners or (B) take action by written consent inconsistent with this Agreement and (ii) at any meeting of the Limited Partners, however called, or at any adjournment thereof, or in any circumstance in which the vote, consent or other approval of the Limited Partners is sought, such Sponsor Entity, if it is entitled to do so, shall appear at each such meeting or otherwise cause all of its Common Units to be counted as present thereat for purposes of calculating a quorum and shall vote its Common Units, or cause its Common Units to be voted, (A) for approval of the Merger Agreement and any related proposal in furtherance

B-4-1

thereof (including any proposal relating to an amendment of the Merger Agreement contemplated by Section 6.4(d) thereof but excluding any Adverse Amendment) and (B) against: (1) any Alternative Proposal; (2) any action that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of either MLP Entity or GP Holdings under the Merger Agreement or (y) any of the conditions set forth in Article VII of the Merger Agreement not being satisfied; (3) any change in the business or management of MLP or MLP GP or membership of the MLP GP Board (other than with respect to the transactions contemplated in the Merger Agreement); (4) any action that would prevent or materially delay, or would reasonably be expected to prevent or materially delay, the consummation of the Merger or the GP Equity Transfer; or (5) except as contemplated by the Merger Agreement, change in any manner the distribution policy or capitalization of, including the voting rights of any Partners of, MLP. No Sponsor Entity shall take or agree to take any action which it has agreed not to take in Section 1(a) and this Section 1(b).

        (c)    Irrevocable Proxy.

            (i)  Sponsor Aggregator hereby, effective immediately upon Sponsor Aggregator's execution and delivery to MLP of the Unitholder Consent and without the need for any further action by Sponsor Aggregator, (A) irrevocably grants to, and appoints, Parent, and any Person designated in writing by Parent, and each of them individually, Sponsor Aggregator's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Sponsor Aggregator, to vote all of the Covered Units or grant a consent or approval in respect of the Covered Units, in accordance with the terms of Section 1(b) and (B) revokes any and all proxies heretofore given in respect of the Covered Units.

           (ii)  The attorneys-in-fact and proxies named above are hereby authorized and empowered by Sponsor Aggregator at any time during the Term (as defined in Section 6(a) below) to act as Sponsor Aggregator's attorney-in-fact and proxy to vote the Covered Units, and to exercise all voting, consent and similar rights of Sponsor Aggregator with respect to the Covered Units (including the power to execute and deliver written consents) solely with respect to matters set forth in Section 1(b), at every meeting of the Limited Partners and in every written consent in lieu of such a meeting in accordance with the terms of Section 1(b).

          (iii)  Sponsor Aggregator hereby represents to Parent that any proxies heretofore given in respect of the Covered Units are not irrevocable and that any such proxies are hereby revoked, and Sponsor Aggregator agrees to promptly notify MLP of such revocation. Sponsor Aggregator hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Sponsor Aggregator under this Agreement. Sponsor Aggregator hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked. Sponsor Aggregator hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

          (iv)  The irrevocable proxy granted in this Section 1(c) shall automatically terminate upon termination of the Merger Agreement.

        (d)    Adverse Amendment.    Notwithstanding anything to the contrary herein:

            (i)  Section 1(b) shall not apply with respect to any vote, consent or other approval of the Limited Partners in order to effect an amendment to the Merger Agreement that (A) reduces the amount, changes the form or imposes any material restrictions or additional conditions on the receipt of consideration payable in respect of Common Units owned by the Sponsor Entities in the Merger, (B) changes the Agreed Merger Consideration Differential, (C) adversely affects the rights and obligations of the Sponsor Entities under Section 3(g)(i) or 6(b) or (D) is otherwise materially

B-4-2

  adverse to the Sponsor Entities in their capacities as owners of Common Units (an "Adverse Amendment"); and

           (ii)  Parent agrees that it will not, and will cause any other Person designated by it as Sponsor Aggregator's proxy and attorney-in-fact pursuant to Section 1(c) not to, vote the Covered Units, or grant a consent or approval in respect of the Covered Units, for any Adverse Amendment.

2.    No Disposition or Solicitation.

        (a)    No Disposition or Adverse Act.    Each Sponsor Entity hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, such Sponsor Entity shall not, without the prior written consent of Parent, (i) offer to Transfer (as defined in Section 7(u) below), Transfer or consent to any Transfer of any or all of the Covered Units (as defined in Section 7(u) below) or any interest therein, (ii) enter into any Contract, including any option, with respect to any Transfer of any or all of the Covered Units or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent or execute any written consent in or with respect to any or all of the Covered Units (other than (A) the Unitholder Consent and (B) any proxy, power-of-attorney or other authorization that is (x) revocable and (y) directs the holder or grantee thereof to vote the Covered Units in accordance with this Agreement), with any such proxy, power-of-attorney or authorization purported to be granted by any Sponsor Entity being void ab initio, or (iv) deposit any or all of the Covered Units into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Units. Any attempted Transfer of Covered Units or any interest therein in violation of this Section 2(a) shall be null and void.

        (b)    No Solicitation, Discussion or Negotiation.    Subject to Section 2(d), each Sponsor Entity hereby agrees that such Sponsor Entity shall not, and shall instruct and cause its Representatives and Affiliates not to, directly or indirectly:

            (i)  initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

           (ii)  approve, endorse, recommend or enter into any Contract or agreement in principle, whether written or oral, with any Person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar Contract concerning an Alternative Proposal;

          (iii)  terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar Contract entered into by one or more of the MLP Group Entities in respect of or in contemplation of an Alternative Proposal;

          (iv)  conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal;

           (v)  furnish any non-public information relating to any of the MLP Group Entities, or afford access to the books or records or Representatives of any of the MLP Group Entities, to any third party that, to the Knowledge of the MLP Entities, after consultation with their Representatives, is seeking to or may make, or has made, an Alternative Proposal;

          (vi)  take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal; or

         (vii)  resolve or publicly propose or announce to do any of the foregoing.

        (c)    Disaggregation Transfers.    Immediately prior to the Effective Time (and in no event sooner), Sponsor Aggregator shall Transfer the Covered Units owned by it on the date of this Agreement to the

B-4-3

Sponsor Funds (or investors therein), such that as of immediately prior to the Effective Time, each of the Sponsor Funds (or investors therein) will own the number of such Covered Units set forth opposite its name on Schedule I hereto. Any acquisition of Additional Owned Units by the Sponsor Entities prior to the Effective Time shall be made by Sponsor Aggregator and shall be designated as being for the benefit of a Sponsor Fund, and immediately prior to the Effective Time Sponsor Aggregator shall Transfer such Additional Owned Units to the Sponsor Fund so designated (or investors therein).

        (d)    Exceptions.    Section 2(b) shall not (i) apply to any Excepted Party, (ii) require any Sponsor Entity to instruct or cause any Excepted Party to take or refrain from taking any action or (iii) prohibit any Sponsor Entity or any of its Representatives or Affiliates from taking any action at the request of any Excepted Party if (A) at the time of such request, such Excepted Party is taking actions in reliance on Section 6.4(a)(ii) of the Merger Agreement and (B) the action taken by the Sponsor Entity or any of its Representatives or Affiliates in response to such request is consistent with and in furtherance of such actions being taken by the Excepted Party.

3.    Additional Agreements.

        (a)    Certain Events.    In the event of any unit dividend, subdivision, reclassification, recapitalization, split, split-up, unit distribution, combination, exchange of units or similar transaction or other change in the capital structure of MLP affecting the Covered Units or the acquisition of Additional Owned Units (as defined in Section 7(u) below) by a Sponsor Entity, (i) the type and number of Covered Units shall be adjusted appropriately to reflect the effect of such occurrence, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Units issued to or acquired by such Sponsor Entity.

        (b)    Stop Transfer.    In furtherance of this Agreement, each Sponsor Entity hereby authorizes and instructs MLP (including through MLP's transfer agent) to enter a stop transfer order with respect to all of the Covered Units. Each Sponsor Entity agrees that it will request MLP, as promptly as practicable after the date of this Agreement, to make a notation on its records and give instructions to the transfer agent for the Covered Units not to permit, so long as a restriction on Transfer under Section 2(a) remains in effect, any Transfer of the Covered Units other than as expressly contemplated by this Agreement.

        (c)    Commencement or Participation in Actions.    Each Sponsor Entity hereby agrees not to commence or participate in, and to take all actions necessary and effective to opt out of any class in any class action with respect to, any Transaction Litigation, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging a breach of any duty of MLP GP, in its capacity as general partner of MLP, or the MLP GP Board in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. If, notwithstanding compliance with the immediately preceding sentence, any Sponsor Entity is unable to opt out of a class with respect to any Transaction Litigation and receives any consideration from any Person in connection with or as a result of such Transaction Litigation, such Sponsor Entity will pay all of such consideration to Parent by wire transfer of immediately available funds promptly (and, in any event, within five Business Days) following the later to occur of (A) the Closing Date and (B) the date on which such Sponsor Entity receives such consideration.

        (d)    Communications.    Each Sponsor Entity shall not, and shall cause its Representatives not to, make any press release, public announcement or other public communication with respect to the business or affairs of MLP, MLP GP, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent (such consent not to be unreasonably withheld or delayed); provided that such consent shall not be required for (i) any disclosure required by applicable Law (including the filing of this Agreement) and (ii) disclosure of the existence of this Agreement and the Merger Agreement or any other facts

B-4-4

already publicly disclosed regarding the transactions contemplated hereunder and thereunder. Each Sponsor Entity hereby (i) consents to and authorizes the publication and disclosure by Parent of such Sponsor Entity's identity and holding of Covered Units, and the nature of such Sponsor Entity's commitments, arrangements and understandings under this Agreement, and any other information that Parent reasonably determines to be required by applicable Law in any press release or any other disclosure document in connection with the Merger, the GP Equity Transfer or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by such Sponsor Entity specifically for use in any such disclosure document.

        (e)    Additional Owned Units.    Each Sponsor Entity hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Units.

        (f)    Related Party Transactions.    Prior to the Closing, each Sponsor Entity shall, and shall cause its Affiliates to, take such actions as are necessary or required to terminate, effective at or prior to the Closing, each Contract with any of the MLP Group Entities set forth on Schedule II hereto, and the MLP Group Entities shall have no further liabilities or obligations thereunder from and after the Closing.

        (g)    Sponsor Termination Fee.

            (i)  In the event that (A) the Merger Agreement is terminated, (B) within 12 months after any such termination (1) any MLP Group Entity or GP Holdings or any of their respective Affiliates shall have entered into an Alternative Acquisition Agreement with respect to, or shall have approved or recommended to MLP's Limited Partners or otherwise not opposed, any Alternative Proposal or (2) there shall have been consummated an Alternative Proposal, and (C) MLP becomes obligated to pay the MLP Termination Fee to Parent pursuant to any provision of Section 8.2 of the Merger Agreement (a "Fee Triggering Event"), then, upon the consummation of any such Alternative Proposal (the date of such consummation being referred to herein as the "Fee Payment Due Date"), the Sponsor Entities shall be obligated to pay the Sponsor Termination Fee (as defined in Section 7(u) below) to Parent in accordance with this Section 3(g). The Sponsor Termination Fee is in addition to, and not in lieu of, the MLP Termination Fee contemplated in the Merger Agreement, and the obligations of the Sponsor Entities with respect to the Sponsor Termination Fee do not in any way affect or diminish the obligations of the MLP Entities with respect to the MLP Termination Fee as set forth in the Merger Agreement. The Sponsor Entities shall be jointly and severally responsible for the payment of the Sponsor Termination Fee pursuant to this Section 3(g).

           (ii)  Each of the Sponsor Entities hereby irrevocably appoints Sponsor Representative as its sole and exclusive agent and attorney-in-fact, with full power and authority to represent such Sponsor Entity and its permitted successors and assigns, with full power of substitution in the premises, with respect to all matters arising under this Section 3(g), and agrees that all actions taken by Sponsor Representative under this Section 3(g) will be binding upon such Sponsor Entity and its permitted successors and assigns. Parent will be entitled to rely conclusively on the instructions and decisions of Sponsor Representative for each and every action purported to be taken by Sponsor Representative under this Section 3(g), without any duty of inquiry and neither Sponsor Representative nor any Sponsor Entity will have any cause of action against Parent or any of its Affiliates for any action taken or not taken by Parent in reliance upon the instructions or decisions of Sponsor Representative. The authority conferred under this Section 3(g) will be an agency coupled with an interest and all authority conferred hereby is irrevocable and not subject to any termination by any of the Sponsor Entities, or by operation of Law. A Sponsor Entity will be deemed a party or a signatory to any agreement, document, instrument or certificate that Sponsor Representative signs on behalf of such Sponsor Entity and for which Sponsor Representative had

B-4-5

  authority. In performing any of its duties under this Section 3(g) or upon the claimed failure to perform its duties under this Section 3(g), Sponsor Representative will not be liable to the Sponsor Entities for any losses, liabilities or obligations that the Sponsor Entities may incur as a result of any act, or failure to act, by Sponsor Representative under this Section 3(g), and Sponsor Representative will be indemnified and held harmless by the Sponsor Entities for all such losses, liabilities or obligations.

          (iii)  In the event of a Fee Triggering Event, as promptly as practicable (and, in any event, not more than five Business Days) following the Fee Payment Due Date, Sponsor Representative shall deliver to Parent a written calculation, prepared in reasonable detail, of the Sponsor Termination Fee payable by the Sponsor Entities pursuant to this Section 3(g) or, if no Sponsor Termination Fee is payable by the Sponsor Entities pursuant to this Section 3(g), a written calculation, prepared in reasonable detail, showing that no Sponsor Termination Fee is payable pursuant to this Section 3(g) (as applicable, the "Sponsor Calculation"). Parent shall have the right for 30 days following receipt of the Sponsor Calculation (the "Review Period") to object to such calculation. Each Sponsor Entity and Sponsor Representative will, and will cause its controlled Affiliates to, cooperate with Parent and its advisors in making available to Parent and its advisors such books, records, financial information, work papers and supporting data, as reasonably requested in connection with Parent's review of the Alternative Proposal transaction, any Public Sales (as defined in Section 7(u) below) and the Sponsor Calculation. Any objection to the Sponsor Calculation made by Parent shall be made in writing and shall set forth such objections in reasonable detail (an "Objection Notice"). If Parent does not deliver an Objection Notice to Sponsor Representative within the Review Period, Parent shall be deemed to have waived any rights to object under this Section 3(g) and the Sponsor Termination Fee reflected in the Sponsor Calculation shall become final, binding and conclusive on the Parties. If Parent delivers an Objection Notice within the Review Period, then Parent and Sponsor Representative shall negotiate in good faith to resolve the objection within 30 days of the delivery of the Objection Notice (the "Negotiation Period"). If, within the Negotiation Period, Parent and Sponsor Representative reach a written agreement to resolve the objection, the Sponsor Termination Fee as so agreed will be final, binding and conclusive on the Parties.

          (iv)  If Parent's objection to the Sponsor Calculation remains in dispute at the expiration of the Negotiation Period, then within 10 days following the expiration of the Negotiation Period, Sponsor Representative and Parent shall each designate by written notice to the other an internationally recognized investment banking or other similar firm actively involved in the business of valuing and appraising companies of similar size and having similar assets to MLP and its Subsidiaries (each an "Appraiser"), which Appraiser shall not be an Affiliate of or have any other material relationship with any Party. In the event that either Sponsor Representative or Parent fails to designate an Appraiser within such 10 day period, the Appraiser designated by the complying party shall be deemed accepted by the other party and shall be the sole Appraiser. Each Sponsor Entity and Sponsor Representative will, and will cause its controlled Affiliates to, provide each Appraiser with such books, records, financial information, work papers and supporting data as reasonably requested by such Appraiser in connection with its calculation of the Sponsor Termination Fee. Each Appraiser shall be instructed to prepare and deliver to Parent and Sponsor Representative its calculation of the Sponsor Termination Fee (which in no event shall be less than the Sponsor Termination Fee set forth in the Sponsor Calculation) within 30 days following both Appraisers having been appointed. If there is a single Appraiser, such Appraiser's calculation of the Sponsor Termination Fee will be final, binding and conclusive on the Parties. If there are two Appraisers, the calculations of the Sponsor Termination Fee of the two Appraisers shall be averaged, and such average will constitute the Sponsor Termination Fee and be final, binding and conclusive on the Parties.

B-4-6

           (v)  Once the Sponsor Termination Fee is finally determined in accordance with this Section 3(g), the Sponsor Entities shall pay or otherwise transfer the Sponsor Termination Fee to Parent (together with interest on any cash component thereof, compounded quarterly, at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the Fee Payment Due Date until and excluding the date of actual payment to Parent), promptly (and in no event later than twelve Business Days) after such determination.

          (vi)  If the consideration received or retained by the Sponsor Entities in respect of the Covered Units in connection with the Alternative Proposal is not all in the form of cash, then: (A) the amount of the Sponsor Termination Fee payable shall be determined using the fair market value of the non-cash consideration; (B) for non-cash consideration in the form of securities listed on a national securities market, the fair market value shall be determined using the average Volume Weighted Average Price for such securities (appropriately adjusted for dividends in order to avoid double-counting of consideration) for (x) the five consecutive trading days ending on the trading day immediately preceding the Fee Payment Due Date if such securities were listed during such period or (y) the five consecutive trading days starting with the first trading day following the Fee Payment Due Date if such securities are first listed upon the consummation of the Alternative Proposal; (C) for all other non-cash consideration, the fair market value shall be determined as the price as agreed between a willing buyer and a willing seller, neither under any compulsion to transact; and (D) the Sponsor Termination Fee shall be paid by the Sponsor Entities using the same kinds of consideration received or retained by the Sponsor Entities in respect of the Covered Units in connection with the Alternative Proposal (together with all associated rights to which the Sponsor Entities are entitled in respect thereof) and any Public Sales as contemplated by clause (C) of the last sentence of Section 6(b), with each kind of consideration delivered to Parent in payment of the Sponsor Termination Fee being so delivered in the same relative percentages as such kind of consideration was received or retained by the Sponsor Entities in connection with the Alternative Proposal and any such Public Sales.

         (vii)  The fees and expenses of the Appraisers retained pursuant to this Section 3(g) shall be borne 50% by the Sponsor Entities and 50% by Parent. The Sponsor Entities shall be jointly and severally responsible for the payment of the 50% of fees and expenses of the Appraisers that are required to be borne by the Sponsor Entities under this Section 3(g)(vii).

4.    Representations and Warranties of the Sponsor Entities.    The Sponsor Entities jointly and severally represent and warrant to Parent and Merger Sub as follows:

        (a)    Title.    On the date hereof, (i) Sponsor Aggregator is the sole record and beneficial owner of the Disclosed Owned Units, (ii) the Disclosed Owned Units constitute all of the Equity Securities in MLP owned of record or beneficially by Sponsor Entities or their respective Affiliates and (iii) Sponsor Aggregator has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Covered Units with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement and the MLP Partnership Agreement. Except as permitted or required by this Agreement or the Merger Agreement, the Covered Units are now, and at all times during the Term will be, held by Sponsor Aggregator, free and clear of any and all Liens whatsoever on title, or restrictions on transfer or exercise of any rights of a Unitholder (other than under applicable securities Laws and as created by this Agreement and the MLP Partnership Agreement).

        (b)    Organization and Qualification.    Each Sponsor Entity is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

B-4-7

        (c)    Authority.    Each Sponsor Entity has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of such Sponsor Entity's obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Sponsor Entity or its board of directors or managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (d)    Due Execution and Delivery.    This Agreement has been duly executed and delivered by each Sponsor Entity and, assuming due authorization, execution and delivery of this Agreement by Parent and Merger Sub, constitutes a legal, valid and binding obligation of each Sponsor Entity, enforceable against each Sponsor Entity in accordance with its terms.

        (e)    No Filings; No Conflict or Default.    Neither the execution and delivery of this Agreement by each Sponsor Entity nor the consummation by each Sponsor Entity of the transactions contemplated by this Agreement, nor compliance by each Sponsor Entity with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of any Sponsor Entity, (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to any Sponsor Entity or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Sponsor Entity under any Contract to which any Sponsor Entity is a party or by which it or any of its respective properties or assets may be bound or affected, (iii) result in the exercisability of any right to purchase or acquire any material asset of any Sponsor Entity, including the Covered Units, or (iv) render the provisions of any Takeover Laws applicable to the Merger or any transactions contemplated by this Agreement, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of any Sponsor Entity to consummate the transactions contemplated by this Agreement or the Merger Agreement or perform its obligations under this Agreement.

        (f)    No Litigation.    As of the date hereof, there is no Proceeding pending or, to the knowledge of any Sponsor Entity, threatened, against or affecting any Sponsor Entity that would reasonably be expected to impair the ability of any Sponsor Entity to perform its obligations hereunder or consummate the transactions contemplated hereby.

        (g)    No Fees.    Except for the MLP Financial Advisors, no broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of any Sponsor Entity.

        (h)    Receipt of Merger Agreement.    Each Sponsor Entity has received and reviewed a copy of the Merger Agreement.

5.    Representations and Warranties of Parent and Merger Sub.    Parent and Merger Sub jointly and severally represent and warrant to the Sponsor Entities as follows:

        (a)    Organization and Qualification.    Each of Parent and Merger Sub is a legal entity duly formed or organized (as applicable), validly existing and in good standing under the Laws of the jurisdiction in which it is formed or organized, as applicable.

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        (b)    Authority.    Each of Parent and Merger Sub has all necessary power and authority and has taken all action necessary in order to execute and deliver this Agreement and perform all of their respective obligations under this Agreement and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent or Merger Sub or their respective boards of managers or other corporate governing body or Person are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

        (c)    Due Execution and Delivery.     This Agreement has been duly executed and delivered by Parent or Merger Sub and, assuming due authorization, execution and delivery of this Agreement by the Sponsor Entities, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

        (d)    No Filings; No Conflict or Default.     Neither the execution and delivery of this Agreement by Parent or Merger Sub nor the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, nor compliance by Parent or Merger Sub with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the organizational documents of Parent or Merger Sub or (ii) assuming that the Consents referred to in Section 3.5 of the Merger Agreement are obtained and the filings referred to in Section 3.5 of the Merger Agreement are made, (A) violate, in any material respect, any Law or Order applicable to Parent or Merger Sub or by which it or any of its respective properties or assets may be bound or affected or (B) violate or conflict with, or result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party or by which it or any of its respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for any such violation, conflict, loss, default, termination, modification, cancellation, acceleration, or creation that, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect.

        (e)    No Litigation.     As of the date hereof, there is no Proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened, against or affecting Parent or Merger Sub that would reasonably be expected to result in a Parent Material Adverse Effect.

        (f)    No Fees.     No broker, investment banker or financial advisor is entitled to any broker's, finder's or financial advisor's fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated hereby based on Contracts made by or on behalf of Parent or Merger Sub.

6.    Termination.

        (a)    Term.     The term (the "Term") of this Agreement shall commence on the date hereof and shall terminate upon the earliest of (i) the mutual agreement of the Parties, (ii) the consummation of the Closing and (iii) the termination of the Merger Agreement in accordance with its terms; provided that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to its termination.

        (b)    Continuation of Transfer Restriction.     Section 2(a) shall survive any termination of this Agreement until the earlier of (i) such time as it is no longer possible for the Sponsor Termination Fee to become payable under the terms of Section 3(g) or (ii) the Fee Payment Due Date. Notwithstanding anything to the contrary herein (including in Section 2(a)), during the period following the Term during which Section 2(a) continues to survive, a Sponsor Entity may, without the consent of Parent, (A) grant a consent or execute any written consent in or with respect to any or all of the Covered Units, or otherwise enter into a Contract to Transfer Covered Units, in support of an Alternative Proposal,

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(B) Transfer its Covered Units to one or more of its Affiliates, provided that any such transferee agrees in writing, in a form reasonably acceptable to Parent, to be bound by the provisions hereof as a "Sponsor Entity" hereunder and provided, further, that no such Transfer will relieve the transferor of any of its obligations with respect to the Sponsor Termination Fee, or (C) if the only circumstances in which the Sponsor Termination Fee may become payable pursuant to Section 3(g)(i) are those contemplated by Section 8.2(b)(iii) of the Merger Agreement, Transfer its Covered Units to any other Person by means of Public Sales, so long as such Public Sales are not intended to effect a transaction that would otherwise constitute the consummation of an Alternative Proposal.

        (c)    Survival of Certain Provisions.     Section 3(c), Section 3(g), this Section 6 and Section 7 shall survive any termination of this Agreement.

7.    Miscellaneous.

        (a)    Entire Agreement.     This Agreement (together with Schedules I and II and Exhibit A hereto) constitutes the entire agreement, and supersedes all other prior Contracts, both written and oral, among the Parties with respect to the subject matter of this Agreement.

        (b)    Reasonable Efforts.     Subject to the terms and conditions of this Agreement, each Party agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable Laws to consummate and make effective the arrangements contemplated hereby. Upon Parent's request and without further consideration, each Sponsor Entity shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the arrangements contemplated hereby. Without limiting the foregoing, the Sponsor Entities shall execute and deliver to Parent and any of its designees any additional consents or proxies, including with respect to Additional Owned Units, reasonably requested by Parent in furtherance of this Agreement.

        (c)    No Assignment.     This Agreement shall not be assignable by operation of law or otherwise; provided, however, that each of Parent or Merger Sub may, without the consent of any of the Sponsor Entities, assign this Agreement and any of their respective rights and obligations hereunder to one or more Affiliates of Parent or Merger Sub to which rights and obligations under the Merger Agreement are assigned in accordance with the Merger Agreement. Any purported assignment in violation of this Agreement is void.

        (d)    Binding Successors.     Without limiting any other rights Parent may have hereunder in respect of any Transfer of the Covered Units, each Sponsor Entity agrees that this Agreement and the obligations hereunder shall attach to the Covered Units beneficially owned by such Sponsor Entity and shall be binding upon any Person to which legal or beneficial ownership of such Covered Units shall pass, whether by operation of law or otherwise; provided that this Section 7(d) shall not apply to any Person to which legal or beneficial ownership of any Covered Unit passes as contemplated by clause (C) of the last sentence of Section 6(b).

        (e)    Modification or Amendments.     Subject to the provisions of applicable Law, the Parties may modify or amend this Agreement only by written agreement executed and delivered by duly authorized officers of the respective Parties.

        (f)    Tax Consequences.     The Parties acknowledge that the Disaggregation Transfers will constitute a "transfer" pursuant to Section 708(b) of the Code, and shall treat the transfers consistently as such for all income Tax purposes.

        (g)    FIRPTA Certificate.     At the Closing, each Sponsor Entity will deliver to Parent a certificate, dated as of the Closing Date and substantially in the form and to the effect of Exhibit C to the Merger

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Agreement, which satisfies the requirements set forth in Treasury Regulation Section 1.1445-2(b)(2), attesting that such Person is not a "foreign person" for U.S. federal income Tax purposes.

        (h)    Notices.     All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by facsimile or electronic mail (.pdf), (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party (or to such other address as will be furnished in writing by any such Party to the other Parties in accordance with the provisions of this Section 7(h)):

    If to Parent, or Merger Sub, to:

    Flint Hills Resources, LLC
    4111 East 37th Street North
    Wichita, Kansas 67220
    Fax No.: (316) 828-8245
    Attn:    Alan Hallock

    with a copy (which will not constitute notice) to:

    Koch Companies Public Sector, LLC
    4111 East 37th Street North
    Wichita, Kansas 67220
    Fax No.: (316) 828-8602
    Attn:    Raffaele G. Fazio

    and to:

    Jones Day
    1420 Peachtree Street
    Atlanta, Georgia 30309
    Fax No.: (404) 581-8330
    Attn:    Bryan E. Davis
                 Troy B. Lewis

    If to any Sponsor Entity:

    At the address or fax number of Sponsor Representative set forth on Schedule I hereto.

        (i)    Severability.     The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (j)    Remedies.     The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were

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not performed in accordance with their specific terms or were otherwise breached, and it is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 7(j) in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief as provided herein on the basis that (a) either Party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each Party further agrees that no Party will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(j), and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If Parent commences a Proceeding to enforce its rights under this Agreement to collect the Sponsor Termination Fee or other amounts payable pursuant to Section 3(g), and such Proceeding results in an Order against any Sponsor Entity, the Sponsor Entities shall pay to Parent the costs and expenses (including reasonable and documented attorney's fees and expenses) incurred by Parent and its Affiliates in connection with such Proceeding. The Sponsor Entities shall be jointly and severally liable for any such payment.

        (k)    No Waiver.     The failure of or delay by any Party in exercising any right hereunder will not operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such Party.

        (l)    No Third Party Beneficiaries.     This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        (m)    Governing Law.     This Agreement and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) will be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to Contracts executed in and to be performed entirely within that State.

        (n)    Submission to Jurisdiction.     By execution and delivery of this Agreement, each Party irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions

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contemplated hereby in any court other than the aforesaid courts. Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7(n), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the Proceeding in such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

        (o)    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(o).

        (p)    Construction.     The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any Contract, document, or instrument means such Contract, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof. The use of the words "include" or "including" in this Agreement will be deemed to be followed by the words "without limitation". The use of the word "covenant" will mean "covenant and agreement". The use of the words "or," "either" or "any" will not be exclusive. Days mean calendar days unless specified as Business Days. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

        (q)    Counterparts.     This Agreement may be executed in counterparts (each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement) and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        (r)    Expenses.     Except as otherwise provided herein, each Party shall pay such Party's own expenses incurred in connection with this Agreement.

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        (s)    No Ownership Interest.     Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefits of and relating to the Covered Units shall remain vested in and belong to the Sponsor Entities, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of MLP or exercise any power or authority to direct the Sponsor Entities in the voting of any of the Covered Units, except as otherwise provided herein.

        (t)    Non-Recourse; Merger Agreement.

            (i)  Any claim or cause of action based upon or arising out of this Agreement may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equityholders, controlling Persons, stockholders, directors, officers, employees, members, managers, agents, trustees, Affiliates, general or limited partners or assignees of the Parties (except permitted transferees hereunder) or of any former, current or future direct or indirect equityholder, controlling Person, stockholder, director, officer, employee, member, manager, agent, trustee, Affiliate, general or limited partner or assignee of any of the foregoing (collectively, but for the avoidance of doubt excluding the Parties, "Non-Party Affiliates") will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or for any Proceeding based upon or arising out of this Agreement, in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a Party hereto or another Person or otherwise.

           (ii)  Except for any liability or obligation arising under any Letter of Transmittal or any documentation delivered in connection with payment of Merger Related Consideration through DTC, none of (A) the Sponsor Entities, (B) the Sponsor Representative and (C) the Non-Party Affiliates (excluding any that are party to the Merger Agreement) will have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any party under the Merger Agreement, whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Law or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of any party to the Merger Agreement or another Person or otherwise.

        (u)    Certain Definitions.     For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. Certain other terms have the meanings ascribed to them below or elsewhere in this Agreement.

        "Additional Owned Units" means all Common Units that are owned of record and beneficially by Sponsor Aggregator and acquired after the date hereof.

        "Affiliate" has the meaning set forth in the Merger Agreement; provided, however, that for purposes of this Agreement, none of the MLP Group Entities or GP Holdings shall constitute an Affiliate of any Sponsor Entity.

        "beneficial ownership" (and related terms such as "beneficially owned" or "beneficial owner") has the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Covered Units" means the Disclosed Owned Units and Additional Owned Units.

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        "Excepted Parties" means the MLP Group Entities, GP Holdings and their respective Subsidiaries and controlled Affiliates, and their respective officers, managers, directors (including the MLP GP Board) and Representatives.

        "Public Sale" means any sale of Covered Units by means of a bona fide, widely distributed public offering of Common Units that has been registered under the Securities Act.

        "Sponsor Termination Fee" means the lesser of (i) 50% of the amount by which (A) the sum of (x) the aggregate fair market value delivered to and/or retained by the Sponsor Entities in respect of the Covered Units in connection with or as a result of the Alternative Proposal transaction, as determined as of the Fee Payment Due Date, and (y) the aggregate net proceeds (after deducting underwriting discounts and commissions and other reasonable out-of-pocket costs and expenses of sale) that have been realized by the Sponsor Entities in connection with any Public Sales as contemplated by clause (C) of the last sentence of Section 6(b) during the period following the Term until the Fee Payment Due Date exceeds (B) the aggregate Sponsor Merger Consideration that would have been delivered in respect of the Covered Units pursuant to the Merger Agreement if the Merger had occurred and (ii) $10,000,000.

        "Transfer" means, with respect to a Covered Unit, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such Covered Unit or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and each Contract, including any option, whether or not in writing, to effect any of the foregoing. As a verb, "Transfer" shall have a correlative meaning.

[SIGNATURES ON FOLLOWING PAGES.]

B-4-15

        IN WITNESS WHEREOF, Parent, Merger Sub and the Sponsor Entities have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:
FLINT HILLS RESOURCES, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer
MERGER SUB:
FHR PROPYLENE, LLC
/s/ ANTHONY J. SEMENTELLI
Name:	Anthony J. Sementelli
Title:	Executive Vice President & Chief Financial Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

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SPONSOR AGGREGATOR:
YSOF PROPYLENE INVESTOR, LLC
By:
/s/ ZALMIE JACOBS
	Name:	Zalmie Jacobs
	Title:	Manager

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

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SPONSOR FUNDS:
YORK SPECIAL OPPORTUNITIES FUND AIV II, L.P.
By:	York Special Opportunities Domestic Holdings, LLC, its General Partner
/s/ RICHARD P. SWANSON
	Name:	Richard P. Swanson
	Title:	General Counsel
YORK SPECIAL OPPORTUNITIES FUND (PIV-A), L.P.
By:	York Special Opportunities Domestic Holdings, LLC, its General Partner
/s/ RICHARD P. SWANSON
	Name:	Richard P. Swanson
	Title:	General Counsel

B-4-18

YSOF (PIV-B) SUB II, LLC
By:	York Special Opportunities Fund (PIV-B), L.P., its sole member
/s/ RICHARD P. SWANSON
	Name:	Richard P. Swanson
	Title:	General Counsel

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SPONSOR REPRESENTATIVE:
LG PROPYLENE LLC
/s/ ALAN E. GOLDBERG
Name:	Alan E. Goldberg
Title:	Executive Manager
/s/ ROBERT D. LINDSAY
Name:	Robert D. Lindsay
Title:	Executive Manager

B-4-20

Annex C

600 Travis Street
Suite 3700
Houston, TX 77002

May 27, 2014

Board of Directors
PetroLogistics LP
600 Travis, Suite 3250
Houston, TX 77002

Members of the Board:

        We understand that Petrologistics LP ("MLP"), Petrologistics GP LLC, the general partner of MLP ("MLP GP"), Propylene Holdings, LLC ("GP Holdings"), Flint Hills Resources, LLC (the "Buyer"), and FHR Proplylene, LLC, a subsidiary of the Buyer ("Merger Sub"), propose to enter into an Agreement and Plan of Merger and Membership Interest Transfer Agreement, substantially in the form of the draft dated May 27, 2014 (the "Merger Agreement"), which provides, among other things, for (i) the merger (the "Merger") of Merger Sub with and into MLP and (ii) the transfer by GP Holdings to the Buyer of all of the outstanding membership interests in MLP GP (together with the Merger, the "Transaction"). Pursuant to the Merger, MLP will become a subsidiary of the Buyer, and each outstanding Common Unit that is owned by the Unitholders (other than the Sponsors and the Founding Unitholders) ("Public Unitholders") will be converted into the right to receive $14.00 per share in cash (the "Public Merger Consideration"). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement.

        You have asked for our opinion as to whether the Public Merger Consideration to be received by the Public Unitholders pursuant to the Merger Agreement is fair on the date hereof from a financial point of view to the Public Unitholders.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of MLP, including publicly available research analysts' estimates for MLP;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning MLP;

  3)
  Reviewed certain financial projections prepared by the management of MLP;

  4)
  Discussed the past and current operations and financial condition and the prospects of MLP with senior executives of MLP;

  5)
  Reviewed the reported prices and trading activity for the Common Units;

  6)
  Compared the financial performance of MLP and the prices and trading activity of the Common Units with that of certain other publicly-traded companies comparable with MLP and their securities;

  7)
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  8)
  Reviewed the Merger Agreement; and

  9)
  Performed such other analyses, reviewed such other information (including third party information regarding the supply and demand of propane and propylene) and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by MLP, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of MLP of the future financial performance of MLP. In addition, we have assumed that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any terms or conditions. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the proposed Transaction. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of MLP and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of MLP's officers, directors or employees, or any class of such persons, relative to the Public Merger Consideration to be received by the Public Unitholders in the Transaction. Morgan Stanley also expresses no opinion as to the fairness of the Public Merger Consideration to any party other than the Public Unitholders or the fairness of the Public Merger Consideration relative to the consideration to be received by any other Unitholders, including the Sponsors and the Founding Unitholders. We have been advised that all of the economic terms relating to the Transaction are as set forth in the Merger Agreement. In that regard, we understand that the Sponsors and the Founding Unitholders are not receiving any other form of consideration or payment in connection with the Transaction, other than the Sponsor Merger Consideration. We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith, or the process undertaken by MLP to evaluate, negotiate and agree on the Transaction. Our opinion does not address the relative merits of the Transaction as compared to any alternative transaction, or other alternatives, or whether or not such alternatives (if any) could be achieved. We have not made any independent valuation or appraisal of the assets or liabilities of MLP, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have been retained by the Board of Directors of the MLP GP (the "Board"), and our role in connection with the Transaction has been limited to providing a financial opinion letter to the Board in connection with the Transaction. Under the terms of our engagement letter with you, our role prior to the execution of the Merger Agreement has not included advising on or negotiating the terms of the Merger Agreement. In addition, Morgan Stanley has given the Board its views on the possibility of unsolicited third party bids in light of the deal protection provisions in the Merger Agreement. Furthermore, as requested by the Board, after the announcement of the Transaction, Morgan Stanley will (i) act as the MLP's financial advisor, and assist the Board, in evaluating any unsolicited proposal with respect to the Transaction and (ii) help the Board determine whether any unsolicited proposal constitutes a Superior Proposal.

        We have been engaged by the Board in connection with the Transaction and will receive a fee for our services, a portion of which is contingent upon rendering of this financial opinion, and the remainder of which is contingent on completion of the Transaction. In the two years prior to the date hereof, we have provided financial advisory and financing services for MLP, the Sponsors, the Buyer and their respective affiliates and portfolio companies and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer, MLP, the Sponsors and their respective affiliates and portfolio companies in the future and expects to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, MLP, or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board and may not be disclosed or used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing MLP is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the Public Unitholders or any other holders of Common Units should vote in connection with any action by written consent of Unitholders or at any meeting of Unitholders in connection with the Transaction.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Public Merger Consideration to be received by the Public Unitholders pursuant to the Merger Agreement is fair from a financial point of view to the Public Unitholders.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ Brian Healy
Brian Healy Managing Director

Annex D

May 27, 2014

PetroLogistics LP
600 Travis Street, Suite 3250
Houston, Texas 77002

Members of the Board of Directors of PetroLogistics GP LLC:

        We understand that PetroLogistics LP, a Delaware limited partnership (the "Partnership"), proposes to enter into an Agreement and Plan of Merger and Membership Interest Transfer Agreement (the "Merger Agreement"), by and among the Partnership, PetroLogistics GP LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"), Propylene Holdings LLC, a Delaware limited liability company ("GP Holdings"), Flint Hills Resources, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Koch Industries, Inc. ("Koch") (the "Parent") and FHR Propylene, LLC, a Delaware limited liability company and subsidiary of the Parent ("Merger Sub") (the "Merger"). In the Merger, (i) each outstanding Common Unit (as defined in the Merger Agreement) (the "Partnership Common Units") of the Partnership, excluding those units held by the Sponsors (as defined in the Merger Agreement) and the Founding Unitholders (as defined in the Merger Agreement), shall be converted into the right to receive $14.00 in cash (the "Public Merger Consideration") and (ii) each Partnership Common Unit held by the Sponsors and the Founding Unitholders shall be converted into the right to receive $12.00 in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

        The Board of Directors of the General Partner (the "Board") has asked us whether, in our opinion, the Public Merger Consideration is fair, from a financial point of view, to the holders of Partnership Common Units (other than the Sponsors and the Founding Unitholders).

        In connection with rendering our opinion, we have, among other things:

  (i)
  reviewed certain publicly-available financial and operating data relating to the Partnership;

  (ii)
  reviewed publicly-available research analyst estimates for the Partnership's future financial performance on a standalone basis;

  (iii)
  reviewed certain non-public projected financial and operating data relating to the Partnership prepared and furnished to us by management of the Partnership;

  (iv)
  discussed the past and current operations, financial projections and current financial condition of the Partnership with management of the Partnership (including management's views of the risks and uncertainties of achieving such projections);

  (v)
  reviewed the dynamics of the market in which the Partnership participates (including third party information regarding the supply and demand of propane and propylene) with management of the Partnership;

  (vi)
  reviewed the reported prices and the historical trading activity of the Partnership Common Units;

  (vii)
  compared the financial performance of the Partnership and certain of its market trading metrics with those of certain other publicly-traded entities that we deemed relevant;

  (viii)
  reviewed a draft of the Merger Agreement dated May 26, 2014; and

EVERCORE PARTNERS 909 FANNIN, SUITE 1750 HOUSTON, TX 77010 TEL: 7I3.403.2440 FAX: 713-403.2444

  (ix)
  performed such other analyses and examinations and considered such other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial and operating data relating to the Partnership, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Partnership as to the future financial performance of the Partnership under the assumptions stated therein. We express no view as to the projected financial and operating data relating to the Partnership or any judgments, estimates or assumptions on which they are based. We have relied, at your direction, without independent verification, upon the assessments of the management of the Partnership as to the future financial and operating performance of the Partnership.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement (in the draft form reviewed by us) are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Partnership or the consummation of the Merger or materially reduce the benefits of the Merger to the holders of Partnership Common Units. We have assumed the final versions of all documents reviewed by us in draft form conform in all material respects to the drafts reviewed by us.

        We have not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities of the Partnership, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Partnership under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, monetary, market, regulatory and other conditions and circumstances as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness of the Public Merger Consideration, from a financial point of view, as of the date hereof, to the holders of Partnership Common Units (other than the Sponsors and the Founding Unitholders). We do not express any view on, and our opinion does not address, the fairness of the Merger to, or any consideration received in connection therewith by, the Sponsors and the Founding Unitholders or the holders of any other securities, or any creditors or other constituencies, of the Partnership, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Partnership or any of the other parties to the Merger Agreement, or any class of such persons, whether relative to the Public Merger Consideration or otherwise. We have assumed that any modification to the structure of the Merger will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Partnership, nor does it address the underlying business decision of the Partnership to engage in the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Partnership Units or any business combination or other extraordinary transaction involving the Partnership. This letter, and our opinion, does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of Partnership Common Units should vote or act in respect of the Merger. We express no opinion herein as to the price at which Partnership Common Units will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the management of the Partnership and their advisors with respect to legal, regulatory, accounting and tax matters.

        We will receive a fee for our services upon the rendering of this opinion. The Partnership has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and the Partnership, the Sponsors, Koch or any of their respective affiliates pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Sponsors and Koch or their respective affiliates in the future and in connection with any such services we may receive compensation.

        Evercore and its affiliates engage in a wide range of activities for their own accounts and the accounts of customers. In connection with these businesses or otherwise, Evercore and its affiliates and/ or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/ or derivative products relating to the Partnership, the Sponsors, Koch and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, and the opinion expressed herein, is addressed to, and is solely for the information and benefit of, the Board in connection with its evaluation of the proposed Merger.

        The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        This letter, and the opinion expressed herein, may not be disclosed, quoted, referred to or communicated (in whole or in part) to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance, except that the Partnership may reproduce a copy of this opinion in full in any document related to the Merger that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Partnership to its unitholders, provided, however, that all references to Evercore or this opinion in any such document and any description or inclusion of this opinion and advice or related analysis therein shall be subject to our prior written consent with respect to form and substance, which consent shall not be unreasonably withheld or delayed.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Public Merger Consideration is fair, from a financial point of view, to the holders of Partnership Common Units (other than the Sponsors and the Founding Unitholders).

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ Raymond B. Strong
Raymond B. Strong
Senior Managing Director

Annex E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-K

(Mark One)
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2013
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to .

Commission file number 1-35529

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2532754 (I.R.S. Employer Identification No.)
600 Travis Street, Suite 3250, Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

(713) 255-5990
(Registrant's telephone number, including area code)

         Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Units	New York Stock Exchange

         Securities registered pursuant to Section 12(g) of the Act: None

         Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐    No ☒

         Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐    No ☒

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

         Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Date File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐

         Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐    No ☒

         The aggregate market value of the voting common units held by non-affiliates of the registrant as of June 28, 2013, on the last business day of the registrant's most recently completed second fiscal quarter, was $465,507,000 (based on the closing price of the common units).

         There were 139,212,737 common units outstanding as of March 1, 2014.

DOCUMENTS INCORPORATED BY REFERENCE
None

E-i

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This annual report on Form 10-K for the year ended December 31, 2013 contains forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "will," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance. These statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A under the caption "Risk Factors," that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

        You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements made herein are made only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement after the date they are made, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

E-ii

 PART I

Item 1.    Business.

        Unless the context otherwise requires, references in this report to "PetroLogistics LP," "the Partnership," "we," "our," "us" or like terms used for periods after the closing of our initial public offering (the "IPO") on May 9, 2012, refer to PetroLogistics LP. References in this report to the "predecessor," "we," "our," "us" or like terms, when used for periods prior to the closing of our IPO, refer to PL Propylene LLC, our predecessor for accounting purposes. References in this report to "our sponsors" refer to Lindsay Goldberg LLC (or "Lindsay Goldberg") and York Capital Management (or "York Capital"), which collectively and indirectly own 84% of PetroLogistics GP (our "General Partner") and own approximately 63% of our common units.

Organizational Structure

        The following chart provides a simplified overview of our organizational structure.

Lindsay Goldberg
Officers and Directors
York Capital
Membership interest
Membership interest
Membership interest
PL Manufacturing LLC
100%
Propylene Holdings LLC
100%
PetroLogistics GP LLC
(the General Partner)
11.4%
LP interest
12.5%
LP interest
Public Unitholders
50.1%
LP interest
Non-economic GP interest
26.0%
LP interest
PetroLogistics LP
(the Partnership)
100%
100%
PetroLogistics Finance Corp.
(non-operating entity)
PL Propylene LLC
PDH Facility

Our Business

        We currently own and operate the only U.S. propane dehydrogenation (or "PDH") facility (or "our facility") producing propylene from propane. Propylene is one of the basic building blocks for petrochemicals and is utilized in the production of a variety of end uses including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. We are the only independent, dedicated "on-purpose" propylene producer in North America. We are strategically located in the vicinity of the Houston Ship Channel which is situated within the largest propylene consumption region in North America. We also have access to the leading global fractionation and storage hub for propane located at Mt. Belvieu, Texas. Our location provides us with excellent access and connectivity to both customers and feedstock suppliers.

        We currently have multi-year contracts for the sale of our propylene with The Dow Chemical Company ("Dow"), Total Petrochemicals & Refining USA, Inc. ("Total"), BASF Corporation ("BASF") and INEOS Olefins and Polymers USA ("INEOS") that expire between 2016 and 2018 and a one-year contract with LyondellBasell Industries N.V. ("LyondellBasell") that ends in December 2014. Our customer contracts provide for minimum and maximum offtake volumes, with the minimum customer-contracted volumes representing approximately 75% of our current facility capacity and the maximum reflecting approximately 96% of our current facility capacity. Each of our customer contracts contain pricing terms based upon market rates. In addition to our contracted sales, we have made and will continue to make additional propylene sales on a spot basis. Also, if necessary, we may purchase propylene in order to meet short-term customer obligations.

        Propylene comprised 98% and 97% of our sales in 2013 and 2012, respectively. In addition to propylene, we also produce commercial quantities of hydrogen and C4 mix/C5+ streams.

  Our Products and Customers

        We derive our sales from three different sources: propylene, hydrogen, and C4 mix/C5+ streams. In general, we deliver our propylene to our customers by pipeline on a continuous basis and ratably throughout the month. We may elect to store product to help ensure that a constant supply of propylene is available to our customers in the event of a temporary outage. For more information relating to the sales, assets, profits and losses of our business, see "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as "Item 8. Financial Statements and Supplementary Data."

Contracted Propylene Sales

        Since commencing operations, we have been party to long-term propylene sales contracts with Dow, Total and INEOS. After optimizing our facility, with a resulting increase in stated capacity, we added LyondellBasell and BASF as contract customers. Each contract details both minimum and maximum offtake volumes as well as pricing terms. As is customary in the propylene industry, our customer contracts are based on market prices. Consistent with industry practice for such contracts, our pricing terms with these customers reflect a specified discount to the monthly benchmark propylene price published by IHS Inc. (or "IHS"), formerly Chemical Market Associates, Inc. For the year ended December 31, 2013, Dow, Total, INEOS, BASF and LyondellBasell accounted for 44%, 21%, 18%, 9% and 6% of our total sales, respectively.

        We deliver propylene to these customers through our integrated pipeline system, which directly connects our facility to the Dow and Total plants and through interconnected third-party pipelines, which connect our facility to INEOS, BASF, LyondellBasell and to other potential propylene customers.

        The following table illustrates certain information regarding our propylene contracts with Dow, Total, INEOS, BASF and LyondellBasell (in millions of pounds):

Company	Connections	Max	Min	Contract Term Ends
Contracts:
Dow	Direct	690	510	12/31/2018
Total	Direct	300	240	12/31/2017
INEOS	Shell	288	228	12/31/2016
BASF	Shell	60	48	12/31/2016
LyondellBasell	Direct	60	60	12/31/2014

Total		1,398	1,086
% of our capacity		96%	75%

Spot-Market Propylene Sales

        Through our integrated pipeline system, we are also able to access other consumers of propylene which we are able to supply on a spot basis with any excess production. We are connected to major propylene consumers with the necessary logistics already in place. In 2013, we limited our spot sales activity in order to build inventory in anticipation of our first triennial maintenance project, or turnaround, which commenced on September 28, 2013, and was completed on October 30, 2013.

Hydrogen Gas Sales

        As part of the PDH process, we produce commercially saleable quantities of hydrogen. Hydrogen is primarily consumed in numerous refinery processes, including fuel desulphurization. We are party to a ten-year contract for the sale of our hydrogen production. Any volumes we do not sell are consumed in our fuel system, reducing our requirement to purchase natural gas.

        An additional benefit of our hydrogen production is that it provides a natural hedge against natural gas prices because hydrogen prices are indexed to natural gas. While an increase in natural gas prices would increase our operating costs (since we consume natural gas as a fuel), such increase would be partially offset by the higher prices we would earn through our hydrogen sales.

C4 Mix/C5+ Streams Sales

        We also produce commercial quantities of C4 mix/C5+ streams. We sell the C4 mix stream to specialty chemical consumers or refiners. These customers transport the purchased volumes from our facility by truck with title transferring at our facility. The C5+ stream, which is heavy in aromatics, is transported by our pipeline to a Kinder Morgan terminal, and then sold to a third party.

Our Business Strategy

        Our objective is to maximize our quarterly cash distributions to our unitholders by executing the following strategies:

  •
  Focus on Operational Excellence, Reliable Production, Safety, and Training.  Operational excellence, reliability and safety are our core values. One of the key factors driving our selection of the CATOFIN technology was its reliability. See "Our PDH Technology" below. We also assembled our key management team with an intentional focus on the complement of skills and experience necessary to deliver consistent and efficient operational results.

  •
  Continual Optimization of Our Facility.  Our management team and engineering staff are continually working to further optimize and improve the operating performance of our facility.

    One major focus is to identify cost-efficient methods to increase propylene output beyond current production levels. We have initiatives underway to optimize propylene yield, energy efficiency and general plant operations.

  •
  Pursue Growth Opportunities.  We intend to opportunistically pursue expansion and other growth opportunities. In addition, we continue to evaluate and pursue acquisition and organic development opportunities complementary to our operating platform.

  •
  Actively Manage Customer Portfolio.  We believe that our current propylene customer portfolio represents an attractive composition of customers that serve diverse end-use markets and that are prominent industry members. We also have well-established relationships with other consumers of propylene developed through active cultivation and regular interaction. During 2013 we completed negotiations with Total, INEOS, BASF and LyondellBasell to extend the terms of their respective contracts with us. We continue to build on our existing relationships with the expectation of continued renewals when contracts expire. We also cultivate additional potential customers to add to our portfolio if existing contracts roll off or our facility's capacity is expanded.

  •
  Distribute All of the Available Cash We Generate Each Quarter.  The board of directors of our General Partner has adopted a policy under which we will distribute all of the available cash we generate each quarter, as described in "Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Our Cash Distribution Policy."

Our History

        We are a Delaware limited partnership that was formed in June 2011.

        We purchased a former olefins manufacturing facility from ExxonMobil Corporation (or "ExxonMobil") in March 2008, and that facility was used as the platform for the construction of our propane dehydrogenation propylene production facility. Initial production at our facility commenced in October 2010. After an approximately year-long start-up and plant optimization phase, our facility demonstrated production rates at our current stated capacity (approximately 20% above our original nameplate capacity) beginning in December 2011.

        On May 9, 2012, we completed our IPO. Our common units are traded on the New York Stock Exchange (or "NYSE") under the symbol "PDH". Pursuant to a Registration Statement on Form S-1, as amended through the date of its effectiveness, we sold 1,500,000 common units, and Propylene Holdings LLC (or "Propylene Holdings") sold 33,500,000 common units. We received net proceeds of approximately $24.0 million from our sale of the common units, after deducting underwriting discounts.

Our Sponsors

        Lindsay Goldberg is a private equity investment firm with approximately $8.3 billion of capital under management that focuses on partnering with entrepreneurial management teams and closely held and family-owned businesses. The firm typically invests in companies in North America and Western Europe in the manufacturing, energy, financial and business services industries. Lindsay Goldberg has an investment structure that permits ownership for up to 20 years and has had a close relationship with our management since 2000.

        York Capital is an event-driven global investment firm with approximately $19 billion of capital under management. The firm focuses on a variety of strategies, including private equity investing. Established in 1991, York Capital has offices in New York, Washington DC, London and Hong Kong.

        Lindsay Goldberg and York Capital have been instrumental in our management team's effort to implement the optimal operating and financial platform for the Partnership. Lindsay Goldberg and York Capital indirectly own 67% and 17% interests in our General Partner and 69,690,798 and 17,422,701 common units, respectively.

Our Facility

        Our state-of-the-art facility is strategically located in the vicinity of the Houston Ship Channel on a site that was formerly the site of an ExxonMobil ethylene cracker. We believe the former ExxonMobil site is ideally suited for our facility based on its location, infrastructure, utilities, permits, logistics and certain operating units that we were able to utilize in the PDH process. As part of our purchase of the site, we acquired all major environmental and regulatory permits, and we were able to take advantage of these permits through amendments to reflect the specifications of the PDH process. Our facility had an original annual production capacity of 1.2 billion pounds of propylene. However, based on plant optimization and operating improvements our facility currently has an annual production capacity of approximately 1.4 billion pounds. In 2013, we produced 1.1 billion pounds of propylene. Production at our facility was reduced in 2013 as we completed our first triennial plant turnaround in October 2013. During the turnaround, we shut down the facility for 32 days to replace the reactor catalyst and perform other major maintenance activities designed to help ensure the long-term reliability and safety of integrated plant machinery.

        Our facility is situated within the largest propylene consumption region in North America. We also have access through third parties to the leading global fractionation and storage hub for propane, our feedstock, located at Mt. Belvieu, Texas, which is approximately 30 miles from our facility.

        Our customer contracts provide for potential maximum annual offtake volumes of approximately 1.4 billion pounds of propylene, approximately 96% of our facility's maximum annual production capacity. We believe that our facility has adequate capabilities to provide our customers with their contracted volumes of propylene. In the event that production at our facility is curtailed for any reason (including because of mechanical failure) and we elect not to declare force majeure, we believe that we will be able to satisfy our obligations under our customer contracts through our inventory and spot-market purchases of propylene.

        The following is an illustration of the extensive pipeline system either connected to or located within the vicinity of our facility which makes our location well-suited for the business of propylene production, followed by a table indicating pipeline system ownership:

Pipeline	Ownership
Propane	Enterprise
Propane (currently not connected)	Lone Star (ETP)
PGP	PetroLogistics
CGP	PetroLogistics
C4 Mix Stream (inactive)	PetroLogistics
C5+ Stream	PetroLogistics
Coker Gas (unutilized)	LyondellBasell
FCC Gas (unutilized)	Valero
Hydrogen Delivery	Praxair
Nitrogen Delivery	Praxair
Natural Gas	Kinder Morgan

  Our PDH Technology

        Propane dehydrogenation is a straightforward chemical process that produces propylene by removing two atoms of hydrogen (H2) from one molecule of propane (C3 H8) to produce one molecule of propylene (C3 H6). The technology that is used is the CATOFIN process, which is licensed to us by CB&I Lummus on a non-exclusive and perpetual basis. We selected this technology because of its straightforward design, its record of high reliability and expected low operating costs. Further, our team developed and implemented a variety of energy cost-saving processes which improved upon the typical CATOFIN design, certain of which processes are the subject of a currently pending patent application. Our license with CB&I Lummus requires us to make additional payments if our annual production exceeds the amount set forth in our license. In 2012 we made a one-time payment to CB&I Lummus to cover actual increases in our production in excess of the original design basis and to allow for certain additional production increases. To the extent we further increase our operational capacity at the facility beyond the new designated level, we are responsible for additional one-time payments to CB&I Lummus for each metric ton of additional capacity above the new designated level.

        Propane dehydrogenation via the CATOFIN process consists of two general phases: the dehydrogenation phase and the purification phase. In the dehydrogenation phase, the propane feedstock is passed under a vacuum over a chromium—based catalyst contained in fixed bed reactors. Prior to the propane reaching the reactors the catalyst beds are heated to a high temperature with heated compressed air. After the dehydrogenation phase, the resulting propane/propylene mixed effluent is sent to the purification section of our facility where it is separated into polymer grade and chemical grade propylene, C4mix/C5+ streams, hydrogen and also a stream of propane that was not dehydrogenated in each pass over the catalyst beds. The undehydrogenated propane stream is then recycled back to the reactor section. The purification section of our facility utilizes a series of distillation towers, refrigeration units and other apparatus common to many olefins plants. Using our propane dehydrogenation process, approximately 1.2 pounds of propane is required to produce one pound of propylene. This ratio is referred to as the monomer factor.

        The CATOFIN propane dehydrogenation process is illustrated below:

Process Flow Diagram

        Although our facility relies on the typical CATOFIN process design, we also implemented a number of process innovations that reduce our energy costs. Certain of these process innovations are subject to a pending patent application. For example, the facility produces regeneration air (the hot air utilized to heat the catalyst beds in the reactors) using gas turbines instead of the typical compressor/heater configuration. Also, the hydrogen by-product is captured and purified by a pressure swing absorption unit and then sold to a third party rather than being merely sent to the fuel system in its unpurified form.

        During the October 2013 turnaround, in addition to unloading and reloading six million pounds of catalyst, we also upgraded major systems such as the waste heat boiler and the regeneration air heater. We upgraded our emergency shut-off systems for three of our large compressors and reconfigured the air diffusers inside each reactor. We also performed significant maintenance including inspecting and rebuilding reactor valves, cleaning heat exchangers, and repairing expansion joints. Some of the preventative maintenance included upgrades to our electrical distribution system, upgrades to our facility's distributed control system and upgrades to our steam system.

Feedstock Supply

        Propane is our sole feedstock. Propane is produced by extraction and separation from natural gas production streams via gas processing facilities and fractionation. It is also produced as a by-product of refineries. Our propane is currently provided to us by Enterprise Products Operating LLC (together with its affiliates, "Enterprise") under a multi-year contract with market-based pricing consistent with industry practice. Under the propane supply contract, we pay a market price based on the published monthly average price for propane. The initial term of the propane supply contract is for a period of five years (expiring September 30, 2015). Enterprise delivers the propane we purchase to our facility through a connection to Enterprise's propane pipeline system.

        We believe that our supply strategy meets our ongoing feedstock requirements. However, if we choose not to or are unable to renew our Enterprise contract, we believe that, given our location, alternative propane supplies will be available from other suppliers in order to meet our production requirements.

Competition

        We consider companies with net long positions in propylene to be our direct competitors, including Enterprise, Chevron Phillips, ExxonMobil Chemical, Shell Chemical, Flint Hills and the Williams Companies. Most of our competitors have significantly greater financial and other resources than us and are engaged on a national or international basis in many segments of the petroleum products business, including refining, transportation and marketing, on a scale substantially larger than ours.

        Competition in our industry is determined by price considerations, logistics and, to some extent, stability of supply. Our ability to compete effectively depends on our responsiveness to customer needs, our pipeline connectivity to customer facilities and our ability to provide reliable supply at competitive prices. We are the only independent dedicated on-purpose propylene production facility in North America. We believe this is a significant advantage because it enables us to provide customers a more consistent, predictable supply offering than conventional suppliers that produce propylene as a by-product or co-product from other refinery processes, such as ethylene cracking. However, it is possible that in future years competition could come from the construction of additional on-purpose propylene facilities and offer our customers similar capabilities.

        See "Item 1A. Risk Factors—Risks Related to our Business—We face competition from other propylene producers."

Environmental Matters

        The petrochemical business is subject to extensive and frequently changing federal, state and local laws and regulations relating to the protection of human health, workplace safety and the environment. These laws, their underlying regulatory requirements and their enforcement impact our business in a number of respects by imposing:

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  The need to obtain, renew and comply with permits, licenses and authorizations;

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  Regulatory controls such as monitoring and recordkeeping requirements;

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  Requirements to install enhanced or additional pollution controls;

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  Fines and penalties for failing to comply with requirements of applicable laws or permits; and

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  Liability for the investigation and remediation of contaminated soil or groundwater at current facilities and off-site waste disposal locations.

        Environmental laws and regulations change regularly and any changes that result in more stringent requirements may cause us to make capital expenditures and could affect our operations and financial position adversely. While we believe that we are in substantial compliance with currently applicable environmental laws and regulations and that continued compliance with existing requirements would not have a material adverse impact on us or our business, there is no assurance that this trend will continue in the future. Failure to comply with environmental laws and regulations may result in the assessment of administrative, civil and criminal fines and penalties and the imposition of injunctive relief.

        Our operations are subject to the requirements of the federal Occupational Safety and Health Act ("OSHA") and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that we maintain information about hazardous materials used or produced in our operations and that we provide this information to employees, state and local government authorities and local residents. Failure to comply with OSHA requirements, including general industry standards, recordkeeping requirements and monitoring of occupational exposure to regulated substances could reduce our ability to make distributions to our unitholders if we are subjected to fines or significant compliance costs.

Federal Clean Air Act

        The federal Clean Air Act ("CAA") and its implementing regulations as well as the corresponding state laws and regulations that regulate emissions of pollutants into the air affect our operations both directly and indirectly. We are required to comply with federal and state air permitting regulations or emissions control requirements relating to specific air pollutants. Some or all of the standards promulgated pursuant to the federal CAA, or any future standards which may be promulgated, may require the installation of controls or changes to our operations. If new controls or changes to operations are needed, then the costs could be material.

        The federal CAA requires us, in certain situations, to obtain various construction and operating permits and to incur capital expenditures to install certain air pollution control devices at our PDH facility. Some of the applicable programs are the various general and specific source standards under the National Emission Standard for Hazardous Air Pollutants, New Source Performance Standards ("NSPS"), and New Source Review. Some of these programs are implemented by the Texas Commission on Environmental Quality ("TCEQ") with oversight by the Environmental Protection Agency ("EPA"). We may incur substantial capital expenditures to maintain compliance with these and other air emission regulations. In addition, the EPA has objected to the issuance of air permits on various grounds, creating uncertainty about the authority of TCEQ to issue permits for air emissions, which could have a material adverse effect on our operations in the event that the EPA were to object to a permit issued by TCEQ for our operations.

        In addition, the EPA adopted rules to require the development of a Risk Management Plan to prevent the accidental release of hazardous substances that could harm public health or the environment.

        The TCEQ has finalized rules in connection with CAA Section 185 fee regulations. The fees are expected to be imposed on businesses starting in 2014. We believe, however, that such fees and our other state and federal air emission obligations under the CAA and similar statutes will not have a material adverse effect on our operations, and the requirements are not expected to be any more burdensome to us than any other similarly situated company.

Climate Change

        Responding to certain scientific studies suggesting that emissions of certain gases, commonly referred to as greenhouse gases ("GHG"), which include gases associated with oil and gas production such as carbon dioxide, methane, and nitrous oxide, among others, may be contributing to a warming of the earth's atmosphere and other adverse environmental effects, the U.S. Congress has proposed numerous legislative measures to restrict or require emissions fees for greenhouse gases. However, to date, there have been no resulting federal regulations promulgated that specifically restrict greenhouse gas emissions, which has resulted in certain states and regional partnerships taking the initiative. Efforts to curb greenhouse gas emissions continue to be led by the EPA greenhouse gas regulations and the efforts of certain states.

        Following the U.S. Supreme Court's 2007 decision in Massachusetts, et al. v. EPA, finding that greenhouse gases fall within the CAA definition of "air pollutant," the EPA determined that greenhouse gases from certain sources "endanger" public health or welfare. As a result, the EPA has taken the position that the CAA requires an assessment of greenhouse gas emissions within the meaning of certain provisions of the CAA permitting process for certain large new or modified stationary sources under the EPA's Prevention of Significant Deterioration ("PSD") and Title V permit programs beginning in 2011. Facilities triggering permit requirements may be required to reduce greenhouse gas emissions consistent with "best available control technology" standards which have yet to be developed. Such changes will also affect state air permitting programs in states that administer the CAA under a delegation of authority. Additionally, in November 2010, the EPA finalized rules expanding its Mandatory Greenhouse Gas Reporting Rule to apply to the oil and natural gas industries.

        President Obama recently announced his Climate Action Plan. One of the major components of this plan is to reduce greenhouse gas emissions from the electricity generation sector. On September 20, 2013, the EPA proposed separate standards for coal and natural gas-fired power plants. We expect any final rule that may be promulgated as a result of this proposed rule to be appealed and otherwise subjected to various judicial challenges, the outcome of which cannot be predicted. Although these rules do not apply directly to our operations, should the EPA impose comparable regulations on us, the cost of compliance could be significant.

        To the extent that our operations are subject to the EPA's GHG regulations, we may face increased capital and operating costs associated with new or expanded facilities. Significant expansions of our existing facility or construction of new facilities may be subject to the CAA'S PSD requirements under the EPA's GHG "Tailoring Rule." Any further regulation may increase our operational costs.

        In June 2013, the Texas Legislature passed a law authorizing the TCEQ to develop rules to authorize major sources of GHG emissions to the extent required by federal law. Texas is currently subject to a Federal Implementation Plan (FIP), which means that major sources of GHG emissions are required to obtain a GHG permit from the EPA. In February 2014, the EPA issued a pre-publication copy of a proposed rule that, if adopted, approves Texas' revised State Implementation Plan (SIP) and would transfer GHG permitting in Texas from the EPA to the TCEQ. In anticipation of the final approval of the EPA's rule, the TCEQ has proposed rules regarding a takeover of the GHG permitting program. The TCEQ regulations are expected to be published and take effect later this year.

Clean Water Act ("CWA")

        The federal CWA affects our operations by prohibiting discharges of pollutants into, or impacting, navigable waters except in compliance with permits issued by federal and state governmental agencies. Regular monitoring, reporting requirements and performance standards are preconditions for the issuance and renewal of permits. The federal government has delegated authority to Texas to manage the CWA permit and enforcement process. The CWA and comparable state statutes provide for civil, criminal, and administrative penalties for the unauthorized discharge of pollutants into wetlands or other waters and impose liability on parties responsible for those discharges for the cost of cleaning up any environmental damage or natural resource damages resulting from the release. Our business maintains waste water and storm water discharge permits as required under the National Pollutant Discharge Elimination System program and the Texas Pollutant Discharge Elimination System program. Under the CWA, onshore facilities that could reasonably be expected to cause substantial harm to the environment by discharging pollutants to navigable waters are required to maintain plans for spill prevention, preparedness and response. We have implemented internal programs to oversee our compliance efforts and we believe that we are in substantial compliance with the CWA. In the future, changes to the CWA, state law, or state and federal regulations could require us to make additional capital expenditures or incur additional costs in order to comply with new rules and could have a significant effect on our profitability.

Emergency Planning and Community Right-to-Know Act ("EPCRA")

        The EPCRA requires facilities to report certain chemical inventories to local emergency planning committees and response departments. We believe that we are in substantial compliance with our EPCRA reporting requirements.

Resource Conservation and Recovery Act ("RCRA")

        Our operations are subject to the RCRA requirements for the generation, management, and disposal of hazardous wastes. These requirements entail certain costs. When feasible, materials that would be subject to RCRA are recycled instead of being disposed of. Though we believe that we are in substantial compliance with the existing requirements of RCRA, we cannot assure you that compliance with existing and future RCRA requirements will not entail costs that are significant.

Comprehensive Environmental Response, Compensation, and Liability Act (or "CERCLA")

        CERCLA and comparable state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons who are considered to be responsible for or contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the facility where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the facility. Under CERCLA, these persons may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources, and for the costs of certain health studies. CERCLA also authorizes the EPA, and in some instances third parties, to act in response to threats to the public health or the environment and to seek to recover from the responsible persons the costs they incur. It is possible for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances or other pollutants released into the environment. In the course of our ordinary operations, we may generate substances that fall within CERCLA's definition of a hazardous substance, and as a result, we may be jointly and severally liable under CERCLA for all or part of the costs required to clean up sites at which those hazardous substances have been released into the environment.

        Under CERCLA, we could be required to remove or remediate previously disposed wastes, including wastes disposed of or released by prior owners or operators, to clean up contaminated property, including groundwater contaminated by prior owners or operators.

Safety, Health and Security Matters

        Our extensive safety program includes, among other things, (1) employing two full-time safety professionals, (2) implementing policies and procedures to protect employees and visitors at our facility (3) conducting routine safety tests at our facility and (4) ensuring that each employee undergoes the required safety, hazard and task training.

Employees

        To carry out our operations, our General Partner currently employs approximately 110 employees. Our employees are not represented by a labor union and are not covered by a collective bargaining agreement. We believe that we have good relations with our General Partner's employees.

Website Access to Our Periodic SEC Reports

        We file and furnish Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and amendments to these reports with the SEC, which are available free of charge through our website (http://www.petrologistics.com) as soon as reasonably practicable after such reports are filed with or furnished to the SEC.

Item 1A.    Risk Factors

        We are subject to certain risks and hazards due to the nature of the business activities we conduct, including the risks discussed below and set forth elsewhere in this annual report. If any of the following risks and uncertainties develops into an actual event, our business, financial condition, cash flows and results of operations could be materially adversely affected. In that case, we might not be able to pay distributions on our common units and the trading price of our common units could decline materially.

Risks Related to Our Business

We may not have sufficient available cash to pay any quarterly distributions on our common units.

        We may not have sufficient available cash each quarter to enable us to pay any distributions to our common unitholders. The amount of cash we will be able to distribute on our common units principally depends on the amount of cash we generate from our operations, which is primarily dependent upon the operating margins we generate. Our operating margins, and thus, the cash we generate from operations have been volatile, and we expect that they will continue to fluctuate from quarter to quarter based on, among other things:

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  the amount of propylene we are able to produce from our facility, which could be adversely affected by, among other things, accidents, equipment failure or severe weather conditions;

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  the price at which we are able to sell propylene, which is affected by the supply of and demand for propylene;

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  the level of our operating costs, including the cost of propane, our sole feedstock, as well as the price of natural gas, and electricity and other costs;

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  our ability to produce propylene products that meet our customers' specifications;

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  non-payment or other non-performance by our customers and suppliers; and

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  overall economic and local market conditions.

        In addition, the actual amount of cash we will have available for distribution will depend on other factors, some of which are beyond our control, including:

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  the level of capital expenditures we make;

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  our debt service requirements;

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  fluctuations in our working capital needs;

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  our ability to borrow funds and access capital markets;

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  planned and unplanned maintenance at our facility, which, based on determinations by the board of directors of our General Partner to maintain reserves, may negatively impact our cash flows in the quarters leading up to and including the quarter in which such maintenance occurs;

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  restrictions on distributions and on our ability to make working capital borrowings; and

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  the amount of cash reserves established by our General Partner.

        Our partnership agreement does not require us to pay a minimum quarterly distribution. The amount of distributions that we pay, if any, and the decision to pay any distribution at all, will be determined by the board of directors of our General Partner. Our quarterly distributions, if any, will be subject to significant fluctuations based on the above factors.

        For a description of additional restrictions and factors that may affect our ability to pay distributions, see "Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Our Cash Distribution Policy."

The amount of our quarterly cash distributions, if any, can vary significantly both quarterly and annually and will be directly dependent on the performance of our business. Unlike most publicly traded partnerships, we do not have a minimum quarterly distribution or employ structures intended to consistently maintain or increase distributions over time.

        Investors who are looking for an investment that will pay predictable quarterly distributions should not invest in our common units. We expect our business performance will be more cyclical and volatile, and our cash flows will be less stable, than the business performance and cash flows of most publicly traded partnerships. As a result, our quarterly cash distributions will be cyclical and volatile and are expected to vary quarterly and annually. Unlike most publicly traded partnerships, we do not have a minimum quarterly distribution or employ structures intended to consistently maintain or increase distributions over time. The amount of our quarterly cash distributions will be directly dependent on the performance of our business, which will be volatile as a result of a number of factors including fluctuations in propane and propylene prices and the demand for propylene products. Because our quarterly distributions will be subject to significant fluctuations directly related to the cash we generate after payment of our fixed and variable expenses and other cash reserves established by our General Partner, future quarterly distributions paid to our unitholders will vary significantly from quarter to quarter and may be zero. Given the cyclical and volatile nature of our business, our unitholders will have direct exposure to fluctuations in the price of propylene and the cost of propane.

The amount of cash we have available for distribution to unitholders depends primarily on our cash flow and not solely on profitability.

        The amount of cash we have available for distribution depends primarily upon our cash flow and not solely on profitability, which may be affected by non-cash items. For example, we may have extraordinary capital expenditures and major maintenance expenses in the future. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation—Liquidity and Capital Resources—Capital Spending." As a result, we may make cash distributions during periods when we report losses and may not make cash distributions during periods when we report net income.

The board of directors of our General Partner may modify or revoke our cash distribution policy at any time at its discretion. Our partnership agreement does not require us to pay any distributions at all.

        The board of directors of our General Partner has adopted a cash distribution policy pursuant to which we will distribute all of the available cash we generate each quarter to unitholders of record on a pro rata basis. However, the board may change such policy at any time at its discretion and could elect not to pay distributions for one or more quarters. See "Our Cash Distribution Policy."

        Our partnership agreement does not require us to pay any distributions at all. Accordingly, investors are cautioned not to place undue reliance on the permanence of such a policy in making an investment decision. Any modification or revocation of our cash distribution policy could substantially reduce or eliminate the amounts of distributions to our unitholders. The amount of distributions we make, if any, and the decision to make any distribution at all will be determined by the board of directors of our General Partner, whose interests may differ from those of our common unitholders. Our General Partner has limited fiduciary and contractual duties, which may permit it to favor its own interests or the interests of Propylene Holdings and its direct and indirect owners to the detriment of our common unitholders.

The propylene business is, and propylene prices are, cyclical and highly volatile and have experienced substantial downturns in the past. Cycles in demand and pricing could potentially expose us to significant fluctuations in our operating and financial results, and expose you to substantial volatility in our quarterly cash distributions and material reductions in the trading price of our common units.

        We are exposed to fluctuations in propylene demand and supply in the petrochemical industry. These fluctuations historically have had and could in the future have significant effects on prices and, in turn, significant effects on our financial condition, cash flows and results of operations, which could result in significant volatility in or material adverse effects on the price of our common units or our ability to make quarterly cash distributions on our common units.

        Propylene is a commodity, and its price can be cyclical and highly volatile. The price of propylene depends on a number of factors, including the price of crude oil and other commodities, general economic conditions, cyclical trends in end-user markets and supply and demand imbalances.

        Demand for propylene is dependent on demand for petrochemicals by the global construction, automotive and housing industries. Propylene supply is affected by available capacity and operating rates, raw material costs, government policies and global trade. A decrease in propylene prices not accompanied by a commensurate decrease in propane prices would have an adverse effect on our cash flow and our ability to make quarterly distributions. If propylene prices fall significantly, we may not generate sufficient revenue to operate profitably or cover our costs, and our ability to make quarterly distributions would be materially adversely affected. Similarly, if our customers nominate at the lower end of their required minimum offtake volumes and we are unable to sell sufficient quantities of our excess supply into the spot market, we may not generate sufficient sales to operate profitably or cover our costs, and our ability to make quarterly distributions will be materially adversely affected.

Our results of operations, financial condition and ability to make cash distributions to our unitholders may be adversely affected by the supply and price levels of propane.

        The sole feedstock used in our production is propane. The price of propane is correlated to the price of crude oil and is influenced by the price of natural gas. The prices for crude oil and natural gas are cyclical and volatile, and as a result, the price of propane can be cyclical and volatile. The propane export market may also impact the price of propane. According to the U.S. Energy Information Administration, propane exports increased significantly during 2013.

        The cost of propane represents a substantial portion of our cost of sales. If propane costs increase, the market price of propylene may not rise correspondingly or at all. Timing differences between propane prices, which may change daily, and the market price of propylene, which is set monthly, may narrow the propane-to-propylene spread and thus reduce our cash flow, which reduction could be material. Based on our current output, we obtain all of the propane we need from Enterprise through its propane pipeline system, which is connected to the natural gas liquids and refined products storage hub at Mt. Belvieu. The price that we pay Enterprise for propane fluctuates based on market prices. Propane prices could significantly increase in the future. In addition, following the expiration of our current propane supply contract, the price of storage and transportation of propane to our site is subject to change and could adversely impact our financial results.

Significant price volatility or interruptions in supply of other raw materials, such as natural gas, electricity and nitrogen, may result in increased costs that we may be unable to pass on to our customers, which could reduce our profitability.

        The raw materials we consume, such as natural gas, electricity and nitrogen, are generally commodity products that are readily available at market prices. We generally enter into supply agreements with particular suppliers, but disruptions of existing supply arrangements could substantially impact our profitability. If certain of our suppliers are unable to meet their obligations under present supply agreements, we may be forced to pay higher prices to obtain the necessary materials from other sources. In addition, if any of the raw materials that we use become unavailable within the geographic area from which they are now sourced, then we may not be able to obtain suitable or cost effective substitutes. Any interruption in the supply of raw materials will increase our costs or decrease our sales, which will reduce our cash flow.

        Our supply agreements typically provide for market-based pricing and provide us no protection against price volatility. If the cost of any of our raw materials rises, the market price of propylene may not rise correspondingly or at all. Timing differences between raw material prices, which may change daily, and the market price of propylene, which is set monthly, may have a negative effect on our cash flow. Any cost increase could have a material adverse effect on our business, results of operations, financial condition and liquidity.

Our operations are dependent on third-party suppliers, including Enterprise, which owns the propane pipeline that provides propane to our facility. The inability of a third-party supplier to perform in accordance with its contractual obligations or an election by any of our suppliers not to renew our supply contracts on comparable terms could have a material adverse effect on our results of operations, financial condition and our ability to make cash distributions to our unitholders.

        Our operations depend in large part on the performance of third-party suppliers, including Enterprise for the supply of propane, a subsidiary of Kinder Morgan Energy Partners, L.P. (or "Kinder Morgan"), for the supply of natural gas and Praxair for the supply of nitrogen. Should Enterprise, Kinder Morgan, Praxair or any of our other third-party suppliers fail to perform in accordance with existing contractual arrangements, we could be forced to halt operations at our facility. Alternative sources of supply could be difficult or impossible to obtain. Any shutdown of our operations, even for a limited period, could have a material adverse effect on our results of operations, financial condition and ability to make cash distributions to our unitholders.

        When our current supply contracts expire, we may be unable to obtain extensions or replacement contracts on substantially similar terms. If we are unable to find replacement contracts on terms as favorable as our current supply contracts, our business, results of operations, financial condition and our ability to pay cash distributions to our unitholders may be materially adversely affected.

Our facility faces (and the facilities of our suppliers and customers face) operating hazards and interruptions, including planned and unplanned maintenance or downtime. We could face potentially significant costs to the extent these hazards or interruptions cause a material decline in production.

        Our operations, located at a single location, are subject to significant operating hazards and interruptions. Any significant curtailing of production at our facility could result in materially lower levels of sales and cash flow for the duration of any shutdown and materially adversely impact our ability to make cash distributions to our unitholders. Operations at our facility could be curtailed or partially or completely shut down, temporarily or permanently, as the result of a number of circumstances, most of which are not within our control. With respect to planned downtime, during the fourth quarter of 2013, we completed our first plant turnaround which required us to bring the plant down for 32 days to replace the reactor catalyst and perform major maintenance on equipment to help ensure the long-term reliability of plant operations. With respect to unplanned downtime, in December of 2012, our facility experienced a mechanical failure in one of our compressors, which required approximately three weeks to repair. We plan to bring the facility down in March of 2014 for approximately eight days in order to replace two heat exchangers and perform additional work. Other scenarios that could result in a shutdown of our facility include:

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  unplanned maintenance or catastrophic events such as a major accident or fire, damage by severe weather, flooding or other natural disaster;

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  planned maintenance for catalyst change-out, repairs, plant enhancement or other purposes;

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  labor difficulties that result in work stoppage or slowdown;

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  environmental proceedings or other litigation that compel the cessation of all or a portion of the operations at our facility;

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  increasingly stringent environmental regulations;

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  a disruption in the supply of propane, natural gas or nitrogen to our facility; and

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  a governmental limitation on the use of propylene products, either generally or specifically those processed at our facility.

        The magnitude of the effect on us of any shutdown will depend on the length of the shutdown and the extent of the facility operations affected by the shutdown. A major accident, fire, flood or other event could damage our facility or the environment and the surrounding community or result in injuries or loss of life. Planned and unplanned maintenance could reduce our net income, cash flow and ability to make cash distributions during the period of time that any of our units is not operating. Any planned and unplanned future downtime could have a material adverse effect on our ability to make cash distributions to our unitholders.

        Many of the factors described above could also affect the facilities of any of our suppliers or customers. Any significant downtime affecting a material supplier or customer could also have a material adverse effect on our operations with a resulting impact on our ability to make cash distributions to our unitholders.

        Our facility requires a planned maintenance turnaround approximately every three years, which could have a material impact on our cash flows and ability to make cash distributions in the quarter or quarters in which it occurs. Our turnaround in 2013 lasted 32 days. We assume future turnarounds will be of a similar duration, provided the actual duration will be dependent upon the scope of any additional work we elect to perform.

        Based upon the decision(s) made by the board of directors of our General Partner, the cash available for distribution in the quarter(s) preceding such a planned maintenance event may be adversely impacted by the amount of reserves the board of directors of our General Partner establishes to fund the cost of the planned maintenance event. In the period preceding our 2013 turnaround, the board of directors of our General Partner reserved $77.0 million to fund: (i) capital costs associated with the change-out of our reactor catalyst described elsewhere in this annual report, (ii) other capital and maintenance projects completed as part of the turnaround and (iii) all or a portion of the projected lost margin due to the purchase of propylene as inventory for sales to our customers during the turnaround. Additional amounts may be required to be reserved from available cash generated in a quarter subsequent to such a planned maintenance event should the scope of the actual work performed during such period be materially different than that planned.

We are not fully insured against all risks incident to our business, and if an accident or event occurs that is not fully insured it could adversely affect our business.

        A major accident, fire, flood or other event could damage our facility or the environment and the surrounding community or result in injuries or loss of life. If we experience significant property damage, business interruption, environmental claims or other liabilities, our business could be materially adversely affected to the extent the damages or claims exceed the amount of valid and collectible insurance available to us. We are currently insured under property, business interruption, general liability (including sudden and accidental pollution liability), business automobile, workers compensation and excess liability insurance policies. The property and business interruption insurance policies have a $1.0 billion single occurrence limit with a $1.0 million deductible for physical damage and a 60-day waiting period before losses resulting from business interruptions are recoverable. The policies also contain exclusions and conditions that could have a materially adverse impact on our ability to receive indemnification thereunder, as well as customary sub-limits for particular types of losses. For example, the current property policy contains specific sub-limits of $400.0 million for damage caused by flooding and $100.0 million for damage caused by named windstorms, with deductibles of $1.0 million and $5.0 million per occurrence, respectively. We are fully exposed to all losses in excess of the applicable limits and sub-limits and for losses due to business interruptions of fewer than 60 days. In addition, our insurance portfolio does not cover all of the operating risks that we face. For example, we do not carry contingent business interruption insurance, which would reimburse us for the lost profits and expenses that resulted from an insurable loss suffered by one or more of our customers or suppliers. The occurrence of any operating risk not covered by our insurance could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to our unitholders. Our general liability insurance policy, which includes sudden and accidental pollution coverage expires on March 1, 2015, and our property and business interruption insurance policies expire on May 1, 2014. We are currently in negotiations with our underwriters as to the extension of our property and business interruption insurance policies. Market factors, including but not limited to catastrophic perils that impact our industry, significant changes in the investment returns of insurance companies, insurance company solvency trends and industry loss ratios and loss trends, can negatively impact the future cost and availability of insurance. There can be no assurance that we will be able to buy and maintain insurance in the future with adequate limits, reasonable pricing terms and conditions.

We have a limited operating history during which we have experienced both planned and unplanned downtime. As a result, you may have difficulty evaluating our ability to pay quarterly cash distributions to our unitholders or our ability to be successful in implementing our business strategy.

        We are dependent on our facility as our sole source of propylene and by-products to generate sales, and we are, therefore, dependent on the continued operation of this facility to generate our sales. As a newly constructed complex processing facility, the operating performance of our facility over the long-term is not yet proven. We have already encountered and will continue to encounter risks and difficulties frequently experienced by companies whose performance is dependent upon newly constructed world-scale processing or manufacturing facilities, such as the risks described in this report.

        Our customer contracts provide for potential maximum offtake volumes of approximately 1.4 billion pounds of propylene per year. To the extent that our supply obligations under our customer contracts exceed the volume that we can produce and the volume we have in inventory, we may need to purchase propylene from third parties in the spot market. In periods of extended planned or unplanned downtime, we may be required to purchase significant volumes of propylene in order to satisfy our contractual obligations, which could materially and adversely affect our profitability and our ability to make cash distributions to our unitholders. Further, if we were unable to purchase the volumes of propylene necessary to satisfy our contractual obligations, we may be in default of our customer contracts.

        Because of our limited operating history and performance record, it is difficult for you to evaluate our business and results of operations to date and to assess our future prospects. Further, our historical financial statements present a period of limited operations, and therefore do not provide a meaningful basis for you to evaluate our operations or our ability to achieve our business strategy. We may be less successful than a seasoned company in achieving a consistent operating level at our facility capable of generating cash flows from our operations sufficient to regularly pay a quarterly cash distribution or to pay any quarterly cash distribution to our unitholders. We may also be less successful in implementing our business strategy than a seasoned company with a longer operating history. Finally, we may be less equipped to identify and address operating risks and hazards in the conduct of our business than those companies whose major facilities have longer operating histories.

We face competition from other propylene producers.

        We consider companies with net long positions in propylene to be our direct competitors, including Enterprise, Chevron Phillips, ExxonMobil Chemical, Shell Chemical, Flint Hills and the Williams Companies. Most of our competitors have significantly greater financial and other resources than us and are engaged on a national or international basis in many segments of the petroleum products and petrochemicals business, including refining, transportation and marketing, on a scale substantially larger than ours. In addition, we may face competition from captive propylene production facilities operated by consumers of propylene, including our customers. Further, it is likely that in future years, competition will come from the construction of additional on-purpose propylene facilities. As a result of these factors, we may be unable to expand our relationships with existing customers or to obtain new customers on a profitable basis, or at all, which would have a material adverse effect on our business, results of operations and financial condition and our ability to pay cash distributions to our unitholders.

We depend on certain third-party pipelines to supply us with feedstock and to distribute propylene to our customers. If these pipelines become unavailable to us, our business could be adversely affected.

        Our ability to obtain propane and other inputs necessary for the production of propylene is dependent upon the availability of third-party pipeline systems interconnected to our facility. In addition, we depend in part on third-party pipeline systems to transport propylene to our customers. Because we do not own these pipelines, their continuing operation is not within our control. These pipelines and the pipelines we own may become unavailable for a number of reasons, including testing, maintenance, capacity constraints, accidents, government regulation or other events. If any of such pipelines become partially or completely unavailable, our ability to operate could be restricted and our transportation costs could increase, thereby reducing our profitability. A prolonged or permanent interruption in the availability of third-party or our own pipelines could have a material adverse effect on our business, financial condition, results of operations and ability to pay distributions to our unitholders.

The growth in production of natural gas from shale formations, which is expected to lead to an increased supply of propane, may not continue at projected rates due to the uncertainty associated with the length of their production lives, legislative initiatives restricting such production, or both.

        Hydraulic fracturing is a process used by oil and natural gas exploration and production operators in the completion of certain oil and natural gas wells whereby water, sand and chemicals are injected under pressure into subsurface formations to stimulate natural gas production. The proliferation of hydraulic fracturing has led to a marked growth in production of natural gas and the resulting abundance of natural gas has led to a decrease in price. However, production of gas from shale formations is in its nascence, and certain industry reports have indicated that the wells may have shorter economically-viable production lives than previously anticipated. If such reports are accurate, shale gas development and production may be negatively impacted, which may lead to substantial increases in natural gas prices.

        Although hydraulic fracturing has been used for decades in connection with conventional or vertical wells, its use has expanded substantially in recent years as the application of hydraulic fracturing on horizontal wells drilled to produce from shale formations has expanded substantially. This expanded use of hydraulic fracturing has recently attracted increased scrutiny from federal and state officials for its potential impact on health and the environment. Adoption of legislation or any implementation of regulations placing restrictions on hydraulic fracturing activities could make it more difficult to perform hydraulic fracturing, resulting in a reduction in the supply of natural gas and an increase in the price of natural gas.

        An increase in the price of natural gas could narrow the propane-to-propylene spread in two ways, each adversely affecting our gross margins. First, a significant increase in natural gas prices could be accompanied by an increase in the price of NGLs such as ethane. An increase in ethane prices could cause ethylene producers to favor the use of naphtha as a feedstock. Because the use of naphtha as a feedstock in the ethylene production process results in significantly more propylene as co-product than ethane, the result would be an increase in propylene production by ethylene plants. The increased supply of propylene would in turn exert downward pressure on the price of propylene, adversely affecting the price we obtain for the propylene we produce, both in the spot market and pursuant to our customer contracts, which are market-based.

        Second, an increase in the price of natural gas may be accompanied by an increase in the price of propane, as the majority of propane is derived from natural gas production, thereby further narrowing the propane-to-propylene spread and reducing our gross margins.

We currently derive substantially all of our sales from five customers, and the loss of any of these customers without replacement on comparable terms would affect our results of operations and cash available for distribution to our unitholders.

        We have derived, and believe that we will continue to derive, substantially all of our sales from a limited number of customers that purchase all of the propylene we produce. For the year ended December 31, 2013, Dow, Total, INEOS, BASF, and LyondellBasell accounted for 44%, 21%, 18%, 9% and 6% of our total sales, respectively. When our current contracts with these customers expire, our customers may decide not to extend the contracts or may decide to purchase fewer pounds of propylene at lower prices during renegotiations. If at the end of their respective contract terms our customers decide not to renew these contracts, or decide to purchase fewer pounds of propylene or at lower prices, and we are unable to find replacement counterparties on terms as favorable as our current contracts, our business, results of operations, financial condition and our ability to pay cash distributions to our unitholders may be materially adversely affected. During 2013, we amended our contracts with Total, INEOS and BASF to extend the contract terms. Our multi-year propylene supply contracts expire between 2016 and 2018. Also during 2013, we amended our contract with LyondellBasell to extend the term to December 2014.

We are subject to many environmental and safety regulations that may result in unanticipated costs or liabilities, which could reduce our profitability.

        We are subject to extensive federal, state and local laws, regulations, rules and ordinances relating to pollution, protection of the environment and human health, and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on facility operations, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability.

        Continually increasing concerns regarding the safety of chemicals in commerce and their potential impact on the environment constitute a growing trend. Governmental, regulatory and societal demands for continuously increasing levels of product safety and environmental protection could result in continued pressure for more stringent regulatory control with respect to the chemical industry. In addition, these concerns could influence public perceptions, the viability of certain products, our reputation, the cost to comply with regulations and the ability to attract and retain employees. Moreover, changes in environmental regulations could inhibit or interrupt our operations, or require us to modify our facilities or operations. Accordingly, environmental or regulatory matters may cause us to incur significant unanticipated losses, costs or liabilities, which could reduce our profitability.

        We could incur significant expenditures in order to comply with existing or future environmental or safety laws. Capital expenditures and costs relating to environmental or safety matters will be subject to evolving regulatory requirements and will depend on the timing of the promulgation and enforcement of specific standards which impose requirements on our operations. Capital expenditures and costs beyond those currently anticipated may therefore be required under existing or future environmental or safety laws.

        Furthermore, we may be liable for the costs of investigating and cleaning up environmental contamination on or from our properties or at off-site locations where we disposed of or arranged for the disposal or treatment of hazardous materials or from disposal activities that pre-dated our purchase of the facility. We may, therefore, incur additional costs and expenditures beyond those currently anticipated to address all such known and unknown situations under existing and future environmental laws.

Climate change laws and regulations could have a material adverse effect on our results of operations, financial condition and ability to pay cash distributions to our unitholders.

        Federal climate change legislation in the United States appears unlikely in the near-term. As a result, domestic efforts to curb greenhouse gas emissions continue be led by the EPA's greenhouse gas regulations and the efforts of states. To the extent that our domestic operations are subject to the EPA's greenhouse gas regulations, we may face increased capital and operating costs associated with new or expanded facilities. Significant expansions of our existing facility or construction of new facilities may be subject to the CAA's PSD requirements under the EPA's greenhouse gas "Tailoring Rule."

        Under a consent decree with states and environmental groups, the EPA is due to propose NSPS for greenhouse gas emissions from refineries. These standards could significantly increase the costs of constructing or adding capacity to refineries and may ultimately increase the costs or decrease the supply of refined products. Either of these events could have an adverse effect on our business.

        It is possible that greenhouse gas emission restrictions may increase over time. Potential consequences of such restrictions include capital costs to modify operations as necessary to meet greenhouse gas emission limits and/or additional energy costs, as well as direct compliance costs. Currently, however, it is not possible to estimate the likely financial impact of potential future regulation on our operations.

        Finally, it should be noted that some scientists have concluded that increasing concentrations of greenhouse gases in the earth's atmosphere may produce climate changes that have significant physical effects, such as increased frequency and severity of storms, droughts, floods and other climatic events. If any of those effects were to occur, they could have an adverse effect on our facilities and operations.

        Please read " Environmental Matters—Climate Change " above for a more detailed discussion.

We are subject to strict laws and regulations regarding employee and process safety, as well as the prevention of accidental releases, and failure to comply with these laws and regulations could have a material adverse effect on our results of operations, financial condition and ability to pay cash distributions to our unitholders.

        Our facility is subject to the requirements of OSHA and comparable state statutes that regulate the protection of the health and safety of workers. OSHA requires that we maintain information about hazardous materials used or produced in our operations and that we provide this information to employees, state and local governmental authorities and local residents. In addition, the Chemical Accident Prevention Provisions adopted by the EPA under the CAA require the development of a Risk Management Plan to prevent the accidental release of hazardous substances that could harm public health or the environment. Failure to comply with these requirements, including general industry standards, record keeping requirements and monitoring and control of potential exposure to regulated substances, could have a material adverse effect on our results of operations, financial condition and ability to pay cash distributions to our unitholders if we are subjected to significant fines or compliance costs.

Instability and volatility in the global capital and credit markets could negatively impact our business, financial condition, results of operations and cash flows.

        The global capital and credit markets have experienced extreme volatility and disruption over the past few years. Our results of operations, financial condition and ability to pay cash distributions to our unitholders could be negatively impacted by difficult conditions and extreme volatility in the capital, credit and commodities markets and in the global economy. These factors, combined with declining business and consumer confidence and increased unemployment, precipitated an economic recession in the U.S. and globally during 2009 and 2010. The difficult conditions in these markets and the overall economy affect us in a number of ways. For example:

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  As propylene is the foundation of various consumer and industrial products, periods of economic weakness negatively impact the demand for our primary product.

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  We may not be able to successfully obtain additional financing or refinance our current obligations on favorable terms, or at all.

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  Market volatility could exert downward pressure on the price of our common units, which may make it more difficult for us to raise additional capital and thereby limit our ability to grow.

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  Adverse market conditions could result in our significant customers experiencing financial difficulties. We are exposed to the credit risk of our customers, and their failure to meet their financial obligations when due because of bankruptcy, lack of liquidity, operational failure or other reasons could result in decreased sales and earnings for us.

We depend on key personnel for the success of our business.

        We depend on the services of the executive officers and other key personnel of our General Partner. The loss of the services of any member of our executive officer team or key employee could have an adverse effect on our business and reduce our ability to make distributions to our unitholders. Many of our key employees and management members, including our Executive Chairman and President and Chief Executive Officer, were involved with the development of our facility and thus possess extensive knowledge of our business. We may not be able to locate or employ on acceptable terms qualified replacements for senior management or other key employees if their services were no longer available.

Certain members of our executive management team on whom we rely to manage important aspects of our business may face conflicts regarding the allocation of their time.

        We rely on the executive officers and employees of our General Partner to manage our operations and activities. Under our partnership agreement, the employees and executive officers of our General Partner may, from time to time, provide management, advisory and administrative services to its affiliates and other persons. As a result of the foregoing, such employees and executive officers may face conflicts regarding the allocation of their time, which may adversely affect our business, results of operations and financial condition.

A shortage of skilled labor, together with rising labor costs, could adversely affect our results of operations and cash available for distribution to our unitholders.

        The efficient production of propylene using modern techniques and equipment requires skilled employees. Our facility relies on technology that requires special expertise to operate efficiently and effectively. To the extent that the services of our key technical personnel become unavailable to us for any reason, we would be required to hire other personnel. We may not be able to locate or employ such qualified personnel on acceptable terms or at all. We face competition for these professionals from our competitors, our customers and other companies operating in our industry. If we are unable to find qualified employees, or if the cost to find qualified employees increases materially, our results of operations and cash available for distribution to our unitholders could be adversely affected.

Restrictions in the agreements governing our current and future indebtedness, including our credit facilities, contain or will contain significant limitations on our business operations, including our ability to pay distributions and other payments.

        On March 28, 2013, we and our wholly-owned finance subsidiary, PetroLogistics Finance Corp., co-issued jointly and severally $365.0 million of senior unsecured notes due 2020 (or the "senior notes"), and we entered into an amended and restated credit agreement which extended our revolving credit facility from $120 million to $170 million with Morgan Stanley Senior Funding, Inc. (or the "Agent"), and the lender parties thereto. As of February 28, 2014, we had $365.0 million of senior notes outstanding and borrowing capacity of approximately $170 million under our revolving credit facility. We and our subsidiary may incur significant additional indebtedness in the future. Our ability to pay distributions to our unitholders and our ability to borrow under these credit facilities to fund distributions (if we elect to do so) is subject to covenant restrictions under the agreement governing the credit facilities. We expect that our ability to make distributions to our common unitholders will depend, in part, on our ability to satisfy applicable covenants as well as the absence of a default or event of default under the facilities. If we were unable to comply with any such covenant restrictions in any quarter, our ability to pay distributions to unitholders would be curtailed or eliminated.

        In addition, we will be subject to covenants contained in our credit facilities, the indenture governing our senior notes and any agreement governing other future indebtedness that will, subject to significant exceptions, limit our ability and the ability of our operating subsidiary to, among other things: incur, assume or permit to exist additional indebtedness, guarantees and other contingent obligations, incur liens, make negative pledges, pay dividends or other distributions, make payments to our subsidiary, make certain loans and investments, consolidate, merge or sell all or substantially all of our assets. Any failure to comply with these covenants could result in a default under our credit facilities or the indenture governing our senior notes. Upon a default, unless waived, the lenders under our credit facilities would have all remedies available to a secured lender and could elect to terminate their commitments, cease making further loans, cause their loans to become due and payable in full, institute foreclosure proceedings against our or our subsidiary's assets and force us and our subsidiary into bankruptcy or liquidation.

Any increase in market interest rates would make our debt service obligations more burdensome, and in turn reduce our cash available for distributions to our unitholders.

        Borrowings under our revolving credit facility bear interest at variable rates. If market interest rates increase, such variable-rate debt will create higher debt service requirements, which could adversely affect our cash flow and ability to pay cash distributions to our unitholders.

        Borrowings under our credit facilities bear interest at a rate per annum based on an underlying base rate plus an applicable margin. The applicable margin for the term loan and the revolving credit facility ranges from 2.0% for loans bearing interest at the Alternate Base Rate to 3.0% for loans bearing interest at LIBOR.

        Our ability to make scheduled debt payments, to refinance our obligations with respect to our indebtedness and to fund capital and non-capital expenditures necessary to maintain the condition of our operating assets, properties and systems software, as well as to provide capacity for the growth of our business, depends on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and financial, business, competitive, legal and other factors.

        If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or eliminating distributions, reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt, or seeking additional equity capital or bankruptcy protection.

Increases in interest rates could adversely impact our unit price and our ability to issue additional equity to make acquisitions, incur debt or for other purposes.

        We cannot predict how interest rates will react to changing market conditions. Interest rates on our credit facilities, future credit facilities and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. Additionally, as with other yield-oriented securities, we expect that our unit price will be impacted by the level of our quarterly cash distributions and implied distribution yield. The distribution yield is often used by investors to compare and rank related yield-oriented securities for investment decision-making purposes. Therefore, changes in interest rates may affect the yield requirements of investors who invest in our common units, and a rising interest rate environment could have a material adverse impact on our unit price and our ability to issue additional equity to fund our operations or to make acquisitions or to incur debt as well as increasing our interest costs.

We are a holding company and depend upon our subsidiary for our cash flow.

        We are a holding company. All of our operations are conducted and all of our assets are owned by PL Propylene, our wholly-owned subsidiary and our sole direct or indirect operating subsidiary. Consequently, our cash flow and our ability to meet our obligations or to pay cash distributions to our unitholders in the future will depend upon the cash flow of PL Propylene and the payment of funds by PL Propylene to us in the form of dividends or otherwise. The ability of PL Propylene to make any payments to us will depend on its earnings, the terms of its indebtedness, including the terms of any credit facilities, and legal restrictions. In particular, future credit facilities incurred at PL Propylene may impose significant limitations on the ability of PL Propylene to pay distributions to us and consequently our ability to pay distributions to our unitholders. See also "—We may not have sufficient available cash to pay any quarterly distribution on our common units."

As a publicly traded partnership we qualify for, and rely on, certain exemptions from the New York Stock Exchange's corporate governance requirements.

        As a publicly traded partnership, we qualify for, and rely on, certain exemptions from the NYSE's corporate governance requirements, including:

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  the requirement that a majority of the board of directors of our General Partner consist of independent directors;

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  the requirement that the board of directors of our General Partner have a nominating/corporate governance committee that is composed entirely of independent directors; and

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  the requirement that the board of directors of our General Partner have a compensation committee that is composed entirely of independent directors.

        As a result of these exemptions, our General Partner's board of directors is not comprised of a majority of independent directors, our General Partner's compensation committee is not comprised entirely of independent directors and our General Partner's board of directors does not currently intend to establish a nominating/corporate governance committee. Accordingly, unitholders will not have the same protections afforded to equityholders of companies that are subject to all of the corporate governance requirements of the NYSE. See "Item 10. Directors, Executive Officers and Corporate Governance—Our Management."

Risks Related to an Investment in Us

The board of directors of our General Partner has adopted a policy to distribute all of the available cash we generate each quarter, which could limit our ability to grow and make acquisitions.

        The board of directors of our General Partner has adopted a policy to distribute all of the available cash we generate each quarter to our unitholders. As a result, our General Partner will rely primarily upon external financing sources, including commercial bank borrowings and the issuance of debt and equity securities, to fund our acquisitions and expansion capital expenditures. As such, to the extent we are unable to finance growth externally, our cash distribution policy will significantly impair our ability to grow.

        In addition, because the board of directors of our General Partner has adopted a policy to distribute all of the available cash we generate each quarter, our growth may not be as robust as that of businesses that reinvest their available cash to expand ongoing operations. To the extent we issue additional units in connection with any acquisitions or expansion capital expenditures, the payment of distributions on those additional units will decrease the amount we distribute on each outstanding unit. There are no limitations in our partnership agreement on our ability to issue additional units, including units ranking senior to the common units. The incurrence of additional commercial borrowings or other debt to finance our growth strategy would result in increased interest expense, which, in turn, would reduce the available cash that we have to distribute to our unitholders. See "Item 5. Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Securities—Our Cash Distribution Policy."

Our General Partner, which is indirectly owned by funds controlled by Lindsay Goldberg and York Capital, has fiduciary duties to Lindsay Goldberg and York Capital, and the interests of Lindsay Goldberg and York Capital may differ significantly from, or conflict with, the interests of our public common unitholders.

        Our General Partner is responsible for managing us. Although our General Partner has legal duties to manage us in good faith, these duties are specifically limited by the express terms of our partnership agreement, and the directors and officers of our General Partner also have fiduciary duties to manage our General Partner in a manner beneficial to Lindsay Goldberg and York Capital, which collectively own 84% of our General Partner. The interests of Lindsay Goldberg and York Capital may differ from, or conflict with, the interests of our common unitholders. In resolving these conflicts, our General Partner may favor its own interests or the interests of Lindsay Goldberg and York Capital over our interests and those of our common unitholders.

        The potential conflicts of interest include, among others, the following:

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  Neither our partnership agreement nor any other agreement will require the owners of our General Partner to pursue a business strategy that favors us. The affiliates of our General Partner have fiduciary duties to make decisions in their own best interests and in the best interest of their owners, which may be contrary to our interests. Our General Partner's affiliates may engage in business or activities that may be in direct competition with us. In addition, our General Partner is allowed to take into account the interests of parties other than us or our unitholders, such as its owners, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to our unitholders.

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  Our General Partner has limited its liability and duties under our partnership agreement and has also restricted the remedies available to our unitholders for actions that, without those limitations and reductions, might constitute breaches of fiduciary duty. As a result of purchasing common units, unitholders consent to some actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable state law.

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  The board of directors of our General Partner has the ability to determine the amount and timing of asset purchases and sales, capital expenditures, borrowings, repayment of indebtedness and issuances of additional partnership interests, each of which can affect the amount of cash that is available for distribution to our common unitholders.

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  Our partnership agreement does not restrict our General Partner from causing us to pay it or its affiliates for any services rendered to us or entering into additional contractual arrangements with any of these entities on our behalf. There is no limitation on the amounts our General Partner can cause us to pay it or its affiliates.

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  Our General Partner may exercise its rights to call and purchase all of our common units if at any time it and its affiliates own more than 80% of the common units.

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  Our General Partner will control the enforcement of obligations owed to us by it and its affiliates. In addition, our General Partner will decide whether to retain separate counsel or others to perform services for us.

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  Our General Partner determines which costs incurred by it and its affiliates are reimbursable by us.

Our partnership agreement limits the liability and duties of our General Partner and restricts the remedies available to us and our common unitholders for actions taken by our General Partner that might otherwise constitute breaches of fiduciary duty.

        Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in a partnership agreement providing otherwise, would generally require a general partner to act for the partnership in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in a partnership agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the Partnership.

        Our partnership agreement limits the liability and duties of our General Partner, while also restricting the remedies available to our common unitholders for actions that, without these limitations and reductions, might constitute breaches of fiduciary duty. Delaware partnership law permits such contractual reductions of fiduciary duty. By purchasing common units, common unitholders consent to be bound by the partnership agreement, and pursuant to our partnership agreement, each holder of common units consents to various actions and conflicts of interest contemplated in our partnership agreement that might otherwise constitute a breach of fiduciary or other duties under Delaware law. Our partnership agreement contains provisions that reduce the standards to which our General Partner would otherwise be held by state fiduciary duty law. For example:

    Our partnership agreement permits our General Partner to make a number of decisions in its individual capacity, as opposed to its capacity as General Partner. This entitles our General Partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, our common unitholders. Decisions made by our General Partner in its individual capacity will be made by our sponsors, as the primary owners of our General Partner, and not by the board of directors of our General Partner. Examples include the exercise of the General Partner's call right, its voting rights with respect to any common units it may own and its determination whether or not to consent to any merger or consolidation or amendment to our partnership agreement.

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  Our partnership agreement provides that our General Partner will not have any liability to us or our unitholders for decisions made in its capacity as General Partner so long as it acted in good faith, meaning it believed that the decisions were not adverse to the interests of our partnership.

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  Our partnership agreement provides that our General Partner and the officers and directors of our General Partner will not be liable for monetary damages to us for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that our General Partner or those persons acted in bad faith or, in the case of a criminal matter, acted with knowledge that such person's conduct was criminal.

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  Our partnership agreement provides that our General Partner will not be in breach of its obligations under the partnership agreement or its duties to us or our limited partners if a transaction with an affiliate or the resolution of a conflict of interest is:

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  Approved by the conflicts committee of the board of directors of our General Partner, although our General Partner is not obligated to seek such approval; or

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  Approved by the vote of a majority of the outstanding common units, excluding any common units owned by our General Partner and its affiliates.

        In connection with a situation involving a transaction with an affiliate or a conflict of interest, any determination by our General Partner must be made in good faith. Our partnership agreement generally provides that affiliated transactions and resolutions of conflicts of interest not involving a vote of unitholders and that are not approved by the conflicts committee of the board of directors of our General Partner must be:

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  on terms no less favorable to us than those generally being provided to or available from unrelated third parties; or

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  "fair and reasonable" to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to us).

        If our General Partner does not seek approval from the conflicts committee of its board of directors or the common unitholders, and its board of directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the bullet points above, then it will be presumed that, in making its decision, the board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any limited partner or the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards reduce the obligations to which our General Partner would otherwise be held.

        By purchasing a common unit, a unitholder will become bound by the provisions of our partnership agreement, including the provisions described above.

Our sponsors have the power to appoint and remove our General Partner's directors.

        Our sponsors have the power to elect all of the members of the board of directors of our General Partner. Our General Partner has control over all decisions related to our operations. See "Item 10. Directors, Executive Officers and Corporate Governance—Our Management."

        Our public unitholders do not have an ability to influence any operating decisions and will not be able to prevent us from entering into any transactions. Furthermore, the goals and objectives of our sponsors, as the owner of our General Partner, may not be consistent with those of our public unitholders.

Common units are subject to our General Partner's call right.

        If at any time our General Partner and its affiliates own more than 80% of the common units, our General Partner will have the right, which it may assign to any of its affiliates or to us, but not the obligation, to acquire all, but not less than all, of the common units held by public unitholders at a price not less than their then-current market price, as calculated pursuant to the terms of our partnership agreement. As a result, you may be required to sell your common units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your common units. Our General Partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon exercise of the call right. There is no restriction in our partnership agreement that prevents our General Partner from issuing additional common units and then exercising its call right. Our General Partner may use its own discretion, free of fiduciary duty restrictions, in determining whether to exercise this right.

Our unitholders have limited voting rights and are not entitled to elect our General Partner or our General Partner's directors.

        Unlike the holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management's decisions regarding our business. Unitholders will have no right to elect our General Partner or our General Partner's board of directors on an annual or other continuing basis. The board of directors of our General Partner, including the independent directors, will be chosen entirely by our sponsors as the owner of the General Partner and not by our common unitholders. Unlike publicly traded corporations, we will not hold annual meetings of our unitholders to elect directors or conduct other matters routinely conducted at annual meetings of stockholders. Furthermore, even if our unitholders are dissatisfied with the performance of our General Partner, they will have no practical ability to remove our General Partner. As a result of these limitations, the price at which the common units will trade could be diminished.

Our public unitholders do not have sufficient voting power to remove our General Partner without our sponsors' consent.

        Our sponsors own approximately 63% of our common units, which means holders of common units are not able to remove the General Partner, under any circumstances, unless our sponsors sell some of the common units that they own or we sell additional units to the public.

Our partnership agreement restricts the voting rights of unitholders owning 20% or more of our common units (other than our General Partner and its affiliates and permitted transferees).

        Our partnership agreement restricts unitholders' voting rights by providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our General Partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of our General Partner, may not vote on any matter. Our partnership agreement also contains provisions limiting the ability of common unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the ability of our common unitholders to influence the manner or direction of management.

Cost reimbursements due to our General Partner and its affiliates will reduce cash available for distribution to you.

        Prior to making any distribution on our outstanding units, we will reimburse our General Partner for all expenses it incurs on our behalf including, without limitation, salary, bonus, incentive compensation and other amounts paid to its employees and executive officers who perform services for us. There are no limits contained in our partnership agreement on the amounts or types of expenses for which our General Partner and its affiliates may be reimbursed. The payment of these amounts, including allocated overhead, to our General Partner and its affiliates could adversely affect our ability to make distributions to you.

Unitholders may have liability to repay distributions.

        In the event that: (1) we make distributions to our unitholders when our nonrecourse liabilities exceed the sum of (a) the fair market value of our assets not subject to recourse liability and (b) the excess of the fair market value of our assets subject to recourse liability over such liability, or a distribution causes such a result, and (2) a unitholder knows at the time of the distribution of such circumstances, such unitholder will be liable for a period of three years from the time of the impermissible distribution to repay the distribution under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (or the "Delaware Act").

        Likewise, upon the winding up of the Partnership, in the event that (1) we do not distribute assets in the following order: (a) to creditors in satisfaction of their liabilities; (b) to partners and former partners in satisfaction of liabilities for distributions owed under our partnership agreement; (c) to partners for the return of their contribution; and finally (d) to the partners in the proportions in which the partners share in distributions and (2) a unitholder knows at the time of such circumstances, then such unitholder will be liable for a period of three years from the impermissible distribution to repay the distribution under Section 17-807 of the Delaware Act.

Our General Partner's interest in us and the control of our General Partner may be transferred to a third party without unitholder consent.

        Our General Partner may transfer its general partner interest in us to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, there is no restriction in our partnership agreement on the ability of the owners of our General Partner to transfer their equity interests in our General Partner to a third party. The new equity owner of our General Partner would then be in a position to replace the board of directors and the officers of our General Partner with its own choices and to influence the decisions taken by the board of directors and officers of our General Partner.

We may issue additional common units and other equity interests without your approval, which would dilute your existing ownership interests.

        Under our partnership agreement, we are authorized to issue an unlimited number of additional interests without a vote of the unitholders. The issuance by us of additional common units or other equity interests of equal or senior rank will have the following effects:

        the proportionate ownership interest of unitholders immediately prior to the issuance will decrease;

  •
  the amount of cash distributions on each unit will decrease;

  •
  the ratio of our taxable income to distributions may increase;

  •
  the relative voting strength of each previously outstanding unit will be diminished; and

  •
  the market price of the common units may decline.

        In addition, our partnership agreement does not prohibit the issuance of equity interests by our subsidiary, which may effectively rank senior to the common units.

Units eligible for future sale may cause the price of our common units to decline.

        Sales of substantial amounts of our common units in the public market, or the perception that these sales may occur, could cause the market price of our common units to decline. This could also impair our ability to raise additional capital through the sale of our equity interests.

        We have 139,212,737 common units outstanding. As of March 1, 2014, 101,841,528 of such common units are owned by our sponsors and Messrs. David Lumpkins and Nathan Ticatch.

        In connection with our IPO, we entered into a registration rights agreement with David Lumpkins, Nathan Ticatch and our sponsors pursuant to which we may be required to register the sale of the common units they hold under the Securities Act and applicable state securities laws.

  Tax Risks

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes, as well as our not being subject to a material amount of entity-level taxation by individual states. If the Internal Revenue Service, (or "IRS"), were to treat us as a corporation for U.S. federal income tax purposes or we were to become subject to material additional amounts of entity-level taxation for state tax purposes, then our cash available for distribution to you would be substantially reduced.

        The anticipated after-tax economic benefit of an investment in our units depends largely on our being treated as a partnership for U.S. federal income tax purposes. Despite the fact that we are organized as a limited partnership under Delaware law, we would be treated as a corporation for U.S. federal income tax purposes unless we satisfy a "qualifying income" requirement. Based upon our current operations, we believe we satisfy the qualifying income requirement. However, we have not requested, and do not plan to request, a ruling from the IRS on this or any other matter affecting us. Failing to meet the qualifying income requirement or a change in current law could cause us to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to taxation as an entity.

        If we were treated as a corporation for U.S. federal income tax purposes, we would pay U.S. federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely be liable for state income tax at varying rates. Distributions to our unitholders would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to our unitholders. Because taxes would be imposed upon us as a corporation, our cash available for distribution to our unitholders would be substantially reduced.

Therefore, our treatment as a corporation would result in a material reduction in the anticipated cash flow and after-tax return to our unitholders, likely causing a substantial reduction in the value of our common units.

        In Texas, the only state in which we currently conduct business, we are subject to an entity-level tax on any portion of our income that is generated in Texas in the prior year. Imposition of any such additional taxes on us or an increase in the existing tax rates would reduce the cash available for distribution to our unitholders. If we were to conduct business in other states in the future, we may also be subject to a material amount of entity-level taxation in such states which would reduce our cash available for distribution to our unitholders.

The tax treatment of publicly traded partnerships or an investment in our units could be subject to potential legislative, judicial or administrative changes or differing interpretations, possibly applied on a retroactive basis.

        The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in our common units may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, from time to time, members of Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships. One such legislative proposal would have eliminated the qualifying income exception to the treatment of all publicly traded partnerships as corporations upon which we rely for our treatment as a partnership for U.S. federal income tax purposes. We are unable to predict whether any of these changes or other proposals will be reintroduced or will ultimately be enacted. Any such changes could negatively impact the value of an investment in our common units. Any modification to U.S. federal income tax laws may be applied retroactively and could make it more difficult or impossible for us to meet the qualifying income requirement to be treated as a partnership for U.S. federal income tax purposes.

You will be required to pay taxes on your share of our income even if you do not receive any cash distributions from us.

        You will be required to pay any federal income taxes and, in some cases, state and local income taxes on your share of our taxable income whether or not you receive cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even equal to the actual tax liability which results from that income.

The sale or exchange of 50% or more of our capital and profits interests within a twelve-month period will result in the termination of us as a partnership for federal income tax purposes.

        We will be considered to have terminated as a partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. Lindsay Goldberg and York Capital Management collectively own approximately 63% of our common units. When combined with routine sales of our common units on the open market, material sales or transfers of their common units could cause a technical termination of our partnership. For purposes of determining whether the 50% threshold has been met, multiple sales of the same interest will be counted only once. Our termination would, among other things, result in the closing of our taxable year for all unitholders, which would result in our filing two tax returns for one calendar year and could result in a significant deferral of depreciation deductions allowable in computing our taxable income. In the case of a unitholder reporting on a taxable year other than a calendar year, the closing of our taxable year may also result in more than twelve months of our taxable income or loss being includable in taxable income for the unitholder's taxable year that includes our termination. Our termination would not affect our classification as a partnership for federal income tax purposes, but it would result in our being treated as a new partnership for U.S. federal income tax purposes following the termination. If we were treated as a new partnership, we would be required to make new tax elections and could be subject to penalties if we were unable to determine that a termination occurred. The IRS recently announced a relief procedure whereby if a publicly traded partnership that has technically terminated requests and the IRS grants special relief, among other things, the partnership may be permitted to provide only a single Schedule K-1 to unitholders for the two short tax periods included in the year in which the termination occurs.

Tax gain or loss on the disposition of our common units could be more or less than expected.

        If you sell your common units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those common units. Because distributions in excess of your allocable share of our net taxable income decrease your tax basis in your common units, the amount, if any, of such prior excess distributions with respect to the units you sell will, in effect, become taxable income to you if you sell such units at a price greater than your tax basis in those units, even if the price you receive is less than your original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income due to potential recapture items, including depreciation recapture. In addition, because the amount realized includes a unitholder's share of our nonrecourse liabilities, if you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities and non-U.S. persons face unique tax issues from owning common units that may result in adverse tax consequences to them.

        Investment in common units by tax-exempt entities, such as employee benefit plans and individual retirement accounts (or "IRAs"), and non-U.S. persons raises issues unique to them. For example, virtually all of our income allocated to organizations that are exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons will be reduced by withholding taxes at the highest applicable effective tax rate, and non-U.S. persons will be required to file U.S. federal tax returns and pay tax on their share of our taxable income. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

If the IRS contests the federal income tax positions we take, the market for our common units may be adversely impacted and the cost of any IRS contest will reduce our cash available for distribution to you.

        The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with some or all of the positions we take. Any contest with the IRS may materially and adversely impact the market for our common units and the price at which they trade. Our costs of any contest with the IRS will be borne indirectly by our unitholders and our General Partner because the costs will reduce our cash available for distribution.

We will treat each purchaser of our common units as having the same tax benefits without regard to the actual common units purchased. The IRS may challenge this treatment, which could adversely affect the value of the common units.

        Because we cannot match transferors and transferees of common units and because of other reasons, we will adopt depreciation and amortization positions that may not conform to all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from your sale of common units and could have a negative impact on the value of our common units or result in audit adjustments to your tax returns.

We will prorate our items of income, gain, loss and deduction between transferors and transferees of our units each month based upon the ownership of our units on the first day of each month, instead of on the basis of the date a particular unit is transferred. The IRS may challenge this treatment, which could change the allocation of items of income, gain, loss and deduction among our unitholders.

        We generally prorate our items of income, gain, loss and deduction between transferors and transferees of our common units each month based upon the ownership of our common units on the first day of each month, instead of on the basis of the date a particular common unit is transferred. Nonetheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service. The use of this proration method may not be permitted under existing Treasury Regulations, and although the U.S. Treasury Department issued proposed Treasury Regulations allowing a similar monthly simplifying convention, such regulations are not final and do not specifically authorize the use of the proration method we have adopted. Accordingly, our counsel is unable to opine as to the validity of this method. If the IRS were to successfully challenge our proration method, we may be required to change the allocation of items of income, gain, loss and deduction among our unitholders.

A unitholder whose units are the subject of a securities loan (e.g., a loan to a "short seller" to cover a short sale of units) may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition.

        Because there are no specific rules governing the U.S. federal income tax consequence of loaning a partnership interest, a unitholder whose units are the subject of a securities loan may be considered as having disposed of the loaned units. In that case, the unitholder may no longer be treated for tax purposes as a partner with respect to those units during the period of the loan to the short seller and the unitholder may recognize gain or loss from such disposition. Moreover, during the period of the loan, any of our income, gain, loss or deduction with respect to those units may not be reportable by the unitholder and any cash distributions received by the unitholder as to those units could be fully taxable as ordinary income. Unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a securities loan are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units.

Unitholders may be subject to state and local taxes and return filing requirements in jurisdictions where they do not live as a result of investing in our common units.

        In addition to federal income taxes, unitholders may become subject to other taxes, including state, local and non-U.S. taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by jurisdictions in which we conduct business or own property in the future, even if they do not live in any of those jurisdictions. We currently conduct business only in Texas, which does not impose a personal income tax but does impose a tax on corporations and other entities. However, we may own property or conduct business in other states or non-U.S. countries in the future. Unitholders may be required to file state and local income tax returns and pay state and local income taxes in some or all of those various jurisdictions. Further, unitholders may be subject to penalties for failure to comply with those requirements. It is the unitholder's responsibility to file all U.S. federal, state, local and non-U.S. tax returns.

Item 1B.    Unresolved Staff Comments.

        None.

Item 2.    Properties.

        Information regarding our properties is contained in Part I, "Item 1. Business."

Item 3.    Legal Proceedings.

        We are, and will continue to be, subject to litigation from time to time in the ordinary course of our business. On March 4, 2014, we received notice of a lawsuit filed on behalf of Anthony Garza against us and one other party in the District Court of Harris County, Texas, 151st Judicial District, at case number 2014-09650 for liability involving personal injuries sustained in February 2014 by Mr. Garza, an employee of one or our contractors, while working at our facility. The plaintiff makes a number of allegations including a claim that the defendants breached a duty of care owing to the plaintiff. Our contract with the contractor contains an obligation on the contractor to indemnify and defend us with respect to matters of this nature. We also carry general liability insurance, subject to a deductible. We do not expect the cost of a settlement or eventual judgment, if any, to be material to our financial position or results of operations.

Item 4.    Mine Safety Disclosures.

        Not applicable.

 PART II

Item 5.    Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

        Our common units are listed on the NYSE under the symbol "PDH."

        The following table sets forth the range of high and low sales prices of our common stock as reported by the NYSE:

	High	Low	Cash Distributions(1)
2013
First Quarter	$16.95	$13.40	$0.67
Second Quarter	$14.50	$11.76	$0.30
Third Quarter	$13.90	$11.04	$0.45
Fourth Quarter	$13.40	$10.37	$0.30
2012
Second Quarter(2)	$17.06	$10.00	$0.26
Third Quarter	$13.95	$10.10	$0.21
Fourth Quarter	$13.95	$10.51	$0.28

(1)
Cash distributions for a quarter are declared and paid in the following calendar quarter. See "—Our Cash Distribution Policy" below for a discussion of our policy regarding distribution payments.

(2)
Represents the period from May 4, 2012, the date on which our common stock began trading on the NYSE, through June 30, 2012.

        Our common units are used as a form of compensation to our employees. Additional information regarding our equity compensation plans is included in Part III of this report under "Item 13. Certain Relationships and Related Transactions and Director Independence."

  Holders

        The number of holders of record of our common units was 15 on March 1, 2014. The number of record holders does not include holders of shares in "street names" or persons, partnerships, associations, corporations or other entities identified in security position listings maintained by depositories.

  Our Cash Distribution Policy

        The board of directors of our General Partner has adopted a policy pursuant to which we will distribute all of the available cash we generate each quarter. Available cash for each quarter will be determined by the board of directors of our General Partner following the end of such quarter. We expect that available cash for each quarter will generally equal our cash flow from operations for the quarter less cash needed for capital expenditures, debt service and other contractual obligations, reserves to fund quarterly distributions to our unitholders during future periods associated with our planned triennial maintenance turnarounds, and reserves for future operating or capital needs that the board of directors of our General Partner deems necessary or appropriate. Except in connection with our triennial maintenance projects, we do not intend to maintain excess distribution coverage or reserve cash for the purpose of maintaining stability or growth in our quarterly distribution. We do not intend to incur debt to pay quarterly distributions. We expect to finance substantially all of our material growth opportunities through issuances of either debt or equity.

        Because our policy is to distribute all available cash we generate each quarter, our unitholders will have direct exposure to fluctuations in the amount of cash generated by our business. We expect that the amount of our quarterly distributions, if any, will vary based on our operating cash flow during each quarter. Though such variations will be mitigated in respect of periods of planned triennial maintenance turnarounds by the application of cash reserves, our quarterly cash distributions, if any, will generally not be stable and will vary from quarter to quarter and year to year as a direct result of variations in (i) our operating performance (ii) cash flow caused by fluctuations in the price of propane and propylene, working capital or capital expenditures and (iii) such other cash reserves deemed necessary and appropriate by the board of directors of our General Partner. Such variations may be significant. The board of directors of our General Partner may change the foregoing distribution policy at any time. Our partnership agreement does not require us to pay cash distributions to our unitholders on a quarterly or other basis.

        The board of directors of our General Partner has elected to establish a reserve for the purpose of funding the planned triennial plant turnarounds. The purpose of the reserve is to evenly spread over the period between turnarounds (i) the cost associated with the turnaround and (ii) all or a portion of the projected lost margin due to the purchase of propylene as inventory for sales to our customers during the turnaround. In the period preceding our 2013 turnaround, the board of directors of our General Partner reserved $77.0 million to fund (i) the capital costs associated with the change-out of our reactor catalyst described elsewhere in this annual report, (ii) other capital and maintenance projects completed as part of the turnaround and (iii) the lost margin due to the purchase of propylene as inventory for sales to our customers during the turnaround. This reserve was funded by withholding $5.9 million of available cash each quarter combined with amounts set aside by the pre-IPO investors at the time of the IPO. Our General Partner's board of directors currently intends to continue reserving $5.9 million of available cash each quarter to fund a reserve to cover similar costs with respect to future turnarounds.

        The board of directors of our General Partner may decide to establish additional reserves for other activities as needed. A decision by the board of directors of our General Partner to increase existing cash reserves or establish new reserves would have an adverse impact on the available cash in the quarter in which the reserves are withheld. Further, should a reserve prove inadequate to fund the underlying costs, cash distributions may be adversely impacted.

Limitations on Cash Distributions; Our Ability to Change Our Cash Distribution Policy

        There is no guarantee that unitholders will receive quarterly cash distributions from us. Our unitholders have no contractual or other legal right to receive cash distributions from us on a quarterly or other basis. The board of directors of our General Partner has adopted a policy pursuant to which we will distribute to our unitholders each quarter all of the available cash we generate each quarter as described above and as determined quarterly by the board of directors of our General Partner, but it may change this policy at any time. Our distribution policy is subject to certain restrictions, including:

    Our feedstock supply agreement and our propylene sales contracts contain market-based pricing provisions. The market prices of both propane and propylene depend upon other factors, such as the price of crude oil, cyclical trends in end user markets and supply and demand imbalances. As a result of such commodity price exposure, our business performance is expected to be more cyclical and volatile, and our cash flows are expected to be less stable, than the business performance and cash flows of publicly traded partnerships that derive their cash flows from fee-based income. As a result, our quarterly cash distributions may be cyclical and volatile and are expected to vary quarterly and annually.

  •
  Unlike many publicly traded partnerships, we will not have a minimum quarterly distribution or employ structures intended to consistently maintain or increase quarterly distributions over time. Furthermore, none of our limited partner interests will be subordinate in right of distribution payment to our common units.

  •
  Under Section 17-607 of the Delaware Act, we may not make a distribution to our limited partners if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  Our distribution policy will be subject to restrictions on distributions under our credit facilities and the indenture governing our senior notes . Our ability to make distributions to common unitholders will depend, in part, on our fixed charge coverage ratio, our secured leverage ratio, if applicable, and the absence of a default or event of default under the facilities. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Senior Notes and Debt Refinancing." Should we be unable to satisfy these restrictions under our credit facilities, our ability to make cash distributions to unitholders would be curtailed.

  •
  We may lack sufficient cash to make distributions to our unitholders due to a number of factors that would adversely affect us, including but not limited to decreases in sales or increases in operating expenses, principal and interest payments on debt, working capital requirements, capital expenditures, disruptions in the operations of our facility or anticipated cash needs. See "Item 1A. Risk Factors" for information regarding these factors.

        We intend to pay our quarterly distributions within 45 days of the end of the first, second and third quarters and within 60 days of the end of the fourth quarter.

  Equity Compensation Plans

Plan type:	Number of units to be issued upon exercise/vesting of outstanding options, warrants and rights as of December 31, 2013	Weighted-average exercise price of outstanding options, warrants and rights		Number of units remaining available for future issuance under equity compensation plans as of December 31, 2013 (excluding units reflected in column (a))
Equity compensation plans not approved by unitholders(1):	567,063	—	(2)	5,018,568

(1)
Adopted by the board of directors of our General Partner in connection with our IPO.

(2)
To date, only phantom units have been granted under the PetroLogistics Long-Term Incentive Plan (or "LTIP").

Repurchase of Equity Securities

        We did not repurchase any of our common units subsequent to the IPO, and we do not have any announced or existing plans to repurchase any of our common units.

Item 6.    Selected Financial Data

        This data should be read in conjunction with, and is qualified in its entirety by reference to, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Item 8. Financial Statements and Supplementary Data."

        The selected financial data under the caption Balance Sheet Data as of December 31, 2013 and 2012 and under the captions Statement of Operations Data and Cash Flow Data for each of the three years in the period ended December 31, 2013, have been derived from our audited consolidated financial statements included in Item 8. "Financial Statements and Supplementary Data." The selected financial data under the caption Balance Sheet Data as of December 31, 2011, 2010 and 2009 and under the captions Statement of Operations Data and Cash Flow Data for each of the two years in the periods ended December 31, 2010 and 2009, have been derived from our audited combined financial statements not included herein.

        The information presented in the selected financial data below contains the combined financial results of PL Propylene LLC, our predecessor for accounting purposes, as of and for all years presented through December 31, 2011. The consolidated financial results for the year ended December 31, 2012, also include the results of operations of the Partnership for the period beginning March 30, 2012, the date of the contribution of our predecessor's net assets to the Partnership. The consolidated balance sheet as of December 31, 2013 and 2012, and the consolidated financial results for the year ended December 31, 2013, present the consolidated financial position and consolidated results of operations of the Partnership.

        On May 9, 2012, we completed our IPO of 35,000,000 common units. A portion of our fiscal year 2012 results prior to our IPO are included in the total 2012 results presented herein. The Partnership has omitted net income per unit for all periods other than the periods ended December 31, 2013 and 2012, as the Partnership operated under a different capital structure prior to the closing of the IPO and, as a result, the per unit data prior to 2012 would not be meaningful to investors. Per unit data for 2012 is computed for the period from the closing of the IPO on May 9, 2012, through December 31, 2012.

        Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors and commercial banks, to assess:

    the financial performance of our assets without regard to financing methods, capital structure, income taxes or significant non-cash expenses;

  •
  our operating performance and return on invested capital compared to those of other publicly traded limited partnerships, without regard to financing methods and capital structure;

  •
  our ability to generate cash sufficient to make distributions to our unitholders; and

  •
  our ability to incur and service debt and to fund capital expenditures.

        Adjusted EBITDA should not be considered an alternative to net income, operating income, net cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA may have material limitations as a performance measure because it excludes some, but not all, items that affect net income from operations. In addition, Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define this term differently.

	Years Ended December 31,
	2013	2012	2011	2010	2009
	(dollars in millions, except per unit data and as otherwise indicated)
Statement of Operations Data:
Sales	$757.5	$750.7	$614.9	$30.4	$—
Cost of sales	513.3	528.6	496.8	41.9	—
General and administrative expense	19.7	66.2	73.3	22.9	4.3
Development expense	1.9	11.6	—	—	—
Management fee	—	0.7	2.0	—	—
Loss (gain) on derivatives	(1.7)	166.3	1.7	—	—

Operating income (loss)	224.3	(22.7)	41.1	(34.4)	(4.3)
Interest income (expense), net	(26.4)	(26.2)	(17.9)	(5.4)	(0.2)
Loss on early extinguishment of debt	(20.4)	(7.0)	—	—	—
Other income	—	—	0.1	0.1	—

Income (loss) before income tax expense	$177.5	$(55.9)	$23.3	$(39.7)	$(4.5)
Income tax expense	(2.5)	(0.8)	(1.4)	—	—

Net income (loss)	$175.0	$(56.7)	$21.9	$(39.7)	$(4.5)
Net income per common unit, basic and diluted(1)	$1.25	$0.39
Distributions per common unit(2)	1.72	0.75
Weighted average number of common units, basic and diluted	139.1	139.0
Balance Sheet Data (at end of period):
Cash (including restricted cash balances)	$25.4	$31.4	$45.8	$6.9	$30.0
Working capital(3)	54.7	108.4	71.9	16.0	9.9
Total assets	769.9	798.1	741.5	668.9	484.6
Total debt, net of discount (including current portion)	365.0	341.3	145.1	189.5	94.7
Net Predecessor equity			544.8	456.1	365.5
Partners' capital	$333.1	$329.9
Cash Flow Data
Cash flows provided by (used in) operating activities	$191.0	$121.0	$84.6	$(53.2)	$—
Cash flows used in investing activities	(58.2)	(37.6)	(28.5)	(157.4)	(281.2)
Cash flows provided by (used in) financing activities	(138.9)	(52.0)	(56.1)	210.7	249.1
Financial and Other Data:
Adjusted EBITDA(4)	268.8	208.9	144.8	(12.6)	(3.6)
Capital expenditures	58.2	25.4	28.5	187.5	291.0
Key Operating Data:
Production volume (thousand pounds, unless otherwise noted):
Propylene	1,066,625	1,261,669	844,608	76,522	—
Hydrogen (thousand standard cubic feet, MSCF)	3,813,358	5,447,047	3,802,923	—	—
C4 mix/C5+ streams	22,631	28,909	17,302	247	—

(1)
Net income (loss) per common unit for a given period is based on the distributions that are made to the unitholders plus an allocation of undistributed net income (loss) based on provisions of the partnership agreement, divided by the weighted average number of common units outstanding. Distributions are treated as distributed earnings in the computation of earnings per common unit even though cash distributions are not necessarily derived from current or prior period earnings. Prior to the IPO, we were wholly-owned by Propylene Holdings. Accordingly, net income per common unit is not presented for periods prior to the IPO. The table above reflects the 2012 net income per unit for the period from May 9, 2012, the closing date of the IPO, through December 31, 2012.

(2)
The 2012 amount reflects distributions paid per common unit in respect of the period from May 9, 2012, though December 31, 2012.

(3)
Working capital is defined as current assets, including cash, less current liabilities, excluding bank debt and derivative assets and derivative liabilities.

(4)
Adjusted EBITDA is defined as net income (loss) plus interest expense, loss on early extinguishment of debt, income tax expense, depreciation, amortization and accretion, equity-based compensation expense, unrealized (gain) loss on derivatives and, effective May 9, 2012, realized losses on the propane swaps.

  The following table presents a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, on a historical basis for each of the periods indicated.

	Year Ended December 31,
	2013	2012	2011	2010	2009
	(dollars in millions)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$175.0	$(56.7)	$21.9	$(39.7)	$(4.5)
Plus:
Interest expense	26.4	26.2	17.9	5.4	0.8
Loss on early extinguishment of debt	20.4	7.0	—	—	—
Income tax expense	2.5	0.8	1.4	—	—
Depreciation, amortization and accretion	41.7	33.9	37.5	7.2	0.1
Equity-based compensation expense	4.5	57.4	64.4	14.5	—
Unrealized loss (gain) on derivatives	(63.1)	61.4	1.7	—	—
Realized loss on derivatives(5)	61.4	78.9	—	—	—

Adjusted EBITDA	$268.8	$208.9	$144.8	$(12.6)	$(3.6)

(5)
Effective May 9, 2012, pursuant to an omnibus agreement (or the "omnibus agreement") with our General Partner, Propylene Holdings, PL Propylene and PL Manufacturing LLC (or "PL Manufacturing"), to the extent that we made payments for realized losses under our propane swaps, PL Manufacturing and the PL Manufacturing Members, through our General Partner, were responsible for making quarterly capital contributions to us in an amount equal to the sum of all payments we made under such propane swaps during the applicable fiscal quarter or that we owed at the end of the quarter. The amount of realized loss on derivatives shown as an adjustment for EBITDA represents the amount received from PL Manufacturing and the PL Manufacturing Members. During the period from January 1 through May 9, 2012, we made payments of approximately $26.0 million for realized hedge losses which were excluded from the amount of realized losses on derivatives in the reconciliation to Adjusted EBITDA. On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. See discussion of the omnibus agreement in Note 2 to our consolidated financial statements included elsewhere herein.

Item 7.    Management's Discussion and Analysis of Financial Condition and Results of Operations.

        You should read the following discussion of the financial condition and results of operations for the Partnership in conjunction with the financial statements and notes thereto of PetroLogistics LP, which are included in this report in Item 8, and information set forth in Risk Factors under Item 1A.

Overview

        We currently own and operate the only U.S. propane dehydrogenation (or "PDH") facility (or "our facility") producing propylene from propane. Propylene is one of the basic building blocks for petrochemicals that is utilized in the production of a variety of end uses including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. We are the only independent, dedicated "on-purpose" propylene producer in North America. We are strategically located in the vicinity of the Houston Ship Channel, which is situated within the largest propylene consumption region in North America. We also have access to the leading global fractionation and storage hub for propane located at Mt. Belvieu, Texas. Our location provides us with excellent access and connectivity to both customers and feedstock suppliers. Our facility had an original nameplate capacity of 1.2 billion pounds of propylene annually. However, based on plant optimization and operating improvements, our facility currently has an annual production capacity of approximately 1.4 billion pounds. In 2013 we produced 1.1 billion pounds of propylene, due in part to the impact of our first triennial plant turnaround.

        We currently have multi-year contracts for the sale of our propylene with The Dow Chemical Company (or "Dow"), Total Petrochemicals USA, Inc. (or "Total"), BASF Corporation (or "BASF') and INEOS Olefins and Polymers USA (or "INEOS") that expire between 2016 and 2018 and a one-year contract with LyondellBasell Industries N.V. (or "LyondellBasell") that ends in December 2014. Our customer contracts provide for minimum and maximum offtake volumes, with the minimum customer-contracted volumes representing approximately 75% of our current facility capacity and the maximum reflecting approximately 96% of our current facility capacity. Each of our customer contracts contain pricing terms based upon market rates. In addition to our contracted sales, we have and will continue to make additional propylene sales on a spot basis. We also opportunistically purchase propylene on a spot basis to enable us to maintain adequate inventory.

        Propylene comprised 98% and 97% of our sales in 2013 and 2012, respectively. In addition to propylene, we also produce commercial quantities of hydrogen and C4 mix/C5+ streams, which do not represent a material part of our production.

  Factors Affecting the Comparability of Future Results

        Our historical results of operations and cash flows may not be indicative of results of operations and cash flows to be expected in the future, principally for the following reasons:

    We will periodically experience planned and unplanned downtime.  Safe and reliable operations at our facility are critical to our performance and financial results. As such, we plan for periodic periods of major maintenance in which the most significant activity is the replacement of the reactor catalyst which is required approximately every three years based on estimated catalyst life. Our first triennial turnaround commenced on September 28, 2013, and lasted 32 days and had a total cost of $47.4 million which includes capitalized and deferred major maintenance costs and repairs and maintenance expense. The scope of the work completed during the 2013 turnaround included additional work within the reactors and the completion of other projects that were designed to improve our reliability. The catalyst change-out projects are required approximately every three years and may last more or less than 32 days depending on the scope of the actual work performed during the turnaround. We anticipate future catalyst change-out projects to be similar as to time and cost although the cost and duration of other work performed during that time may vary. For accounting purposes, deferred major maintenance costs will be deferred and amortized using the straight-line method over the period until the next plant turnaround, which is approximately three years. Also, we may undertake additional major maintenance and/or expansion projects. If we elect to undertake such projects, these projects will require additional time and expense.

    Our results of operations for the years in which we complete our triennial maintenance project, or turnaround, will be affected by the costs associated with the turnaround. Extraordinary maintenance activities performed during the turnaround which do not qualify for deferral are expensed, thereby affecting our net income, and we will continue to incur production overhead costs during a turnaround, which also affects net income. Our sales might be affected by the lack of production during the turnaround and we may purchase propylene inventory in order to supply customers during the turnaround which may further increase our costs of sales. The additional capital costs and deferred maintenance costs incurred during a turnaround and expenses associated with extraordinary maintenance activities will affect our cash flows. To mitigate the impact of the turnaround on our cash available for distribution, we have and will continue to reserve amounts from quarterly cash distributions to fund the costs associated with the turnaround. For example, with respect to our 2013 turnaround we reserved $77.0 million to fund (i) the capital costs associated with the change-out of our reactor catalyst described elsewhere in this annual report, (ii) other capital and maintenance projects completed as part of the turnaround and (iii) the lost margin due to the purchase of the propylene as inventory for sales to our customers during the turnaround. This reserve was funded by withholding $5.9 million from quarterly cash distributions combined with amounts provided by the pre-IPO investors. The purpose of the reserves is to spread evenly (i) the cost associated with the turnaround and (ii) all or a portion of the projected lost margin due to the purchase of the propylene as inventory for sales to our customers during the turnaround over the period leading up to and including the turnaround so that the distributions during the quarter of the turnaround in particular (i.e. , the fourth quarter of 2013) and other quarters are not disproportionately impacted by the turnaround.

    In addition to planned downtime for major maintenance projects, we may experience periods of unplanned downtime. For example, in mid-December 2012, our facility experienced a mechanical failure in one of our compressors, resulting in approximately three weeks of unplanned downtime. We currently plan to bring our facility down in March 2014 for approximately eight days in order to replace two heat exchangers and perform additional work at an approximate total cost of $4.0 million. We expect to be able to mitigate the financial and operational impact of future unplanned downtime through a targeted program of routine maintenance and diligent monitoring of our systems. Downtime, whether planned or unplanned, may result in lost sales and margin, increased capital and maintenance expenditures and working capital changes.

  •
  We are incurring additional general and administrative expenses as a publicly traded partnership.  Since our IPO in May 2012, we have incurred additional general and administrative expenses as a consequence of being a publicly traded limited partnership, including costs associated with compliance under the Exchange Act, annual and quarterly reports to unitholders, tax return and Schedule K-1 preparation and distribution, investor relations, registrar and transfer agent fees, audit fees, incremental director and officer liability insurance costs and directors' compensation. In addition, we have incurred incremental expenses associated with the initial implementation of our Sarbanes-Oxley 404 evaluation of internal controls as well as the costs associated with a change in our accounting information systems.

  •
  We may enter into different financing arrangements.  Our current financing arrangement may not be representative of the arrangements we will enter into in the future. For descriptions of our current financing arrangements, see "—Liquidity and Capital Resources."

  •
  Our historical results of operations reflect equity-based compensation expense that may not be indicative of future equity-based compensation expense.  As of January 1, 2012, our employees became employees of our General Partner. Profits interest awards granted to non-employees were subject to periodic fair value adjustments as the awards vested. The changes in fair value were recognized in our statement of comprehensive income (loss) during the period the related services are rendered, resulting in greater volatility of our results of operations. Because certain members of our senior management were treated as non-employees for accounting purposes, these fair value adjustments have significantly affected our historical results of operations for periods ending on or before December 31, 2011. The profits interest awards outstanding at the time of our IPO became fully vested as of the completion of our IPO, and we recorded equity-based compensation expense of $43.7 million in the second quarter of 2012, for a total of $54.8 million in 2012 for the profits interest awards. No additional expense related to these awards has been recorded after May 9, 2012, nor will any be recorded in the future. However, we have made, and will continue to make, future equity-based compensation awards pursuant to our long-term incentive plan, which will again require us to record equity-based compensation expense. See "Item 11. Executive Compensation—Compensation Discussion and Analysis."

  •
  Our historical results of operations reflect losses on commodity derivative contracts that may not be indicative of future results of operations.  Commencing October 2011 through March 2012, we entered into commodity derivative contracts (the "propane swaps") with settlement dates in 2012 and 2013. On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. While we did not ultimately bear the cost of the propane swaps as a result of an omnibus agreement (the "omnibus agreement") among our General Partner, the Partnership, Propylene Holdings, PL Propylene, and PL Manufacturing, we remained a party to the propane swaps, and was obligated to make payments to the propane swap counterparties as they come due and to post any collateral as required, under the terms of the propane swaps. As a result, we recorded the fair value of the propane swaps on our balance sheet with the related charge reflected in its statement of comprehensive income (loss). Volatility in the propane and crude oil commodity markets significantly affected the fair value of our commodity derivative contracts which significantly affected the gains or losses on commodity derivative contracts recognized in our statements of comprehensive income (loss). With the termination of the propane swaps, we will no longer incur such gains or losses in future periods. For the year ended December 31, 2013, we generated a net gain on the propane swaps totaling $1.7 million. For the years ended December 31, 2012 and 2011, we incurred losses on the propane swaps totaling $166.3 million and $1.7 million, respectively. See "Item 7A Quantitative and Qualitative Disclosures About Market Risk—Commodity Price Risk."

Factors Affecting Results

        We believe key factors that influence our business and impact our operating results are (1) the propane-to-propylene spread, (2) our facility's capacity utilization, and (3) customer sales.

Propane-to-Propylene Spread

        The price spread between propane, our sole feedstock, and propylene, our primary product, largely determines our gross margin and is the key driver of our profitability.

        Propylene sales constitute substantially all of our sales. Propylene is a commodity, and its price can be cyclical and highly volatile. The price of propylene depends on a number of factors, including general economic conditions, cyclical trends in end-user markets and supply and demand balances. The customers under our propylene sales contracts (Dow, Total, BASF, INEOS and LyondellBasell) each pay market-based prices for propylene, and a significant decrease in propylene prices would have a material adverse effect on revenue generated from these customers. In addition, a decrease in the price of propylene would result in decreased revenue from any sales of propylene on the spot market. Assuming sales of 1.3 billion pounds, a one cent increase (decrease) in the propane-to-propylene spread results in an increase (decrease) of $13 million in gross margin and approximately $0.09 per unit in distributable cash flow.

        Propane is the sole feedstock in our production process, and the cost of propane represents a substantial portion of our cost of sales. Enterprise supplies 100% of our required propane feedstock volume under a multi-year contract at market-based prices, which prices are subject to fluctuations in response to changes in supply, demand, market uncertainties and a variety of additional factors beyond our control. See "Item 7A Quantitative and Qualitative Disclosures about Market Risk."

  Capacity Utilization

        Our facility had an original nameplate capacity of 1.2 billion pounds of propylene annually. However, based on plant optimization and operating improvements, our facility currently has an annual production capacity of approximately 1.4 billion pounds. In 2013 we produced 1.1 billion pounds of propylene, due in part to the impact of our first triennial plant turnaround. Actual annual production will vary based on a number of factors, including the amount of downtime for planned and unplanned maintenance on the facility and overall efficiency of the facility. During 2013 our facility operated at an average capacity utilization rate of approximately 74%. Any significant planned or unplanned downtime may affect not only production, and therefore sales, but also capital expenditures and direct operating expenses, primarily maintenance expenses, and fuel and utilities.

Customer Sales

        Our results are affected by customer demand. When propylene production exceeds customer nominations, we build inventory for future sales or seek opportunities to sell the excess production on the spot market. When customer nominations exceed our propylene production and we elect not to declare force majeure, we satisfy the shortfall out of inventory or purchase propylene on the spot market. In certain circumstances, a customer will nominate more than it will actually take in a month. In those situations, we deliver the excess product into storage, defer the sales recognition until the customer takes actual delivery and recognize an exchange inventory balance with the customer. We invoice customers for quantities delivered to the customer and for quantities delivered into storage on the customer's behalf and are paid by the customer based on its actual monthly nominations. As a result of the foregoing, customer billings in one month may not result in sales until a future month.

  How We Evaluate Our Performance

        In addition to utilizing the key factors affecting our operating results described above to evaluate our performance, our management uses certain additional financial and operational measures as well. These measures include Adjusted EBITDA and health, safety and environmental performance.

  Adjusted EBITDA

        We define Adjusted EBITDA as net income (loss) plus interest expense, loss on early extinguishment of debt, income tax expense, depreciation, amortization and accretion, equity-based compensation expense, unrealized (gain) loss on derivatives and, effective May 9, 2012, through April 19, 2013, realized losses on the propane swaps. To the extent we made payments on the propane swaps, PL Manufacturing and the PL Manufacturing Members, through our General Partner, were, pursuant to the omnibus agreement, responsible for making quarterly capital contributions to us in an amount equal to the sum of all payments we made under such propane swaps during the applicable fiscal quarter or that we owed at the end of the quarter resulting in a capital contribution to us and a zero net effect on cash and partners' capital. Adjusted EBITDA is a non-U.S. GAAP financial measure that may be used by our management and by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

    the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

  •
  evaluate the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis; and

  •
  determine our ability to incur and service debt and fund capital expenditures.

        We view Adjusted EBITDA as an important indicator of cash flow generation. Adjusted EBITDA is principally affected by our sales volumes, the propane-to-propylene spread, capacity utilization, propane-to-propylene conversion factors and, to a lesser extent, the prices of natural gas and our by-products. Other than the cost of propane and natural gas, production-related expenses generally remain stable across broad ranges of throughput volumes, but can fluctuate significantly depending on the planned and unplanned maintenance performed during a specific period. Our Adjusted EBITDA and available cash may not always correlate to each other.

        Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. Our Adjusted EBITDA may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as we do. Our management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable U.S. GAAP measures, understanding the differences between the measures and incorporating this knowledge into management's decision-making processes. Adjusted EBITDA should not be viewed as indicative of the actual amount we have available for distributions or that we plan to distribute for a given period.

	Year Ended December 31,
	2013	2012	2011
	(Amounts in thousands)
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$175,043	$(56,674)	$21,924
Plus:
Interest expense	26,401	26,231	17,855
Loss on early extinguishment of debt	20,446	7,018	—
Income tax expense	2,481	753	1,372
Depreciation, amortization and accretion	41,660	33,869	37,529
Equity-based compensation expense	4,491	57,400	64,383
Unrealized loss (gain) on derivatives	(63,053)	61,386	1,667
Realized loss on derivatives(1)	61,353	78,866	—

Adjusted EBITDA	$268,822	$208,849	$144,730

(1)
Effective May 9, 2012, pursuant to the omnibus agreement, to the extent that we made payments for realized losses under our propane swaps, PL Manufacturing and the PL Manufacturing Members, through our General Partner, were responsible for making quarterly capital contributions to us in an amount equal to the sum of all payments we made under such propane swaps during the applicable fiscal quarter or that we owed at the end of the quarter. The amount of realized loss on derivatives shown as an adjustment for EBITDA represents the amount received from PL Manufacturing and the PL Manufacturing Members. During the period from January 1 through May 9, 2012, we made payments of approximately $26.0 million for realized hedge losses which were excluded from the amount of realized losses on derivatives in the reconciliation to Adjusted EBITDA. On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. See "Item 13. Certain Relationships and Related Transactions, and Director Independence—Transactions with Related Parties—Omnibus Agreement."

Health, Safety and Environmental Performance

        We consider our ability to manage our facility and customer needs in a safe and reliable manner to be a critical factor in assessing our performance. Accordingly, we have an extensive training program and set annual goals on achieving operating performance and safety measures that promote the reliable operation of our facility and a safe working environment for our employees. Further, we closely monitor all environmental metrics to assure compliance with all regulatory requirements and that we operate in an environmentally responsible manner.

  Results of Operations

        We have included the following descriptions of the components of our results of operations to assist in the review of the following discussion and analysis.

        Sales.    Sales are comprised of propylene sales and by-product sales, which include hydrogen and C4 mix/C5+ streams.

        Cost of Sales.    Cost of sales represents the costs of propylene and by-products sold. These costs include the cost of propane, fuel and utilities used in the propylene production process, as well as direct operating expenses and insurance and property tax expenses associated with our facility. Direct operating expenses include all direct and indirect labor at our facility, materials, supplies, and other expenses associated with the operation and maintenance of the facility. Depreciation, amortization and accretion expenses, exclusive of amortization of deferred financing fees, as well as equity-based compensation expense for awards granted to operating personnel are also included within cost of sales. During periods in which our facility operates below normal capacity, we record charges to cost of sales to reflect unabsorbed fixed overhead costs.

        General and Administrative Expense.    General and administrative expense includes salary and benefits costs for executive management, accounting and information technology personnel, as well as legal, audit, tax and other professional service costs and charges for equity-based compensation expense. In 2011, a portion of these costs were billed to us by an affiliated company pursuant to a former services agreement. As of January 1, 2012, these services are provided by our General Partner. See "Item 13. Certain Relationships and Related Transactions and Director Independence."

        Development Expense.    Development expense includes preliminary engineering and design work for capital projects which do not qualify for capitalization.

        Management Fee.    Management fee consists of the expense incurred through our management services agreement with Lindsay Goldberg. This agreement terminated upon the completion of our IPO.

        (Gain) loss on Derivatives, net.    Our commodity derivative contracts were recorded as derivative assets and liabilities, as applicable, at fair value on the balance sheet. Our commodity derivative contracts did not qualify for hedge accounting treatment. Consequently, the associated unrealized gains and losses were recorded as current expense or income in the statement of comprehensive income (loss). Unrealized gains or losses on derivatives represent the non-cash change in the fair value of these derivative instruments and do not impact operating cash flows until settlement occurs. For further discussion see "—Liquidity and Capital Resources."

        Interest Expense, Net.    Interest expense includes expense incurred on outstanding debt balances, loan commitment expenses and the amortization of deferred financing fees and discount under our credit facilities. Loan commitment expense is comprised of the fees assessed on the unutilized portion of our credit facility. Interest income results from earnings on available cash balances and is offset against interest expense.

        Income Tax Expense.    As an entity operating in the State of Texas, we are subject to the Texas Margin Tax. This tax represents a tax on gross margin, as adjusted, and is reported as income tax expense.

Year Ended December 31, 2013 Compared to Year Ended December 31, 2012

	Year Ended December 31,
	2013	2012	Increase (Decrease)
	(Amounts in thousands)%
Sales	$757,488	$750,653	$6,835	1
Cost of sales	513,232	528,613	(15,381)	(3)

Gross profit	244,256	222,040	22,216	10
General and administrative expense	19,720	66,209	(46,489)	(70)
Development expense	1,917	11,637	(9,720)	(84)
Management fee	—	667	(667)	(100)
Loss (Gain) on derivatives, net	(1,700)	166,281	(167,981)	(101)

Operating income (loss)	224,319	(22,754)	247,073	1,086
Interest expense, net	(26,351)	(26,156)	195	1
Loss on early extinguishment of debt	(20,446)	(7,018)	13,428	191
Other income	2	7	(5)	(71)

Income (loss) before income tax expense	177,524	(55,921)	233,445	417
Income tax expense	(2,481)	(753)	1,728	229

Net income	$175,043	$(56,674)	$231,717	409

        Sales.    For the year ended December 31, 2013, sales increased $6.8 million which was driven by an increase in the average benchmark polymer grade propylene price from an average of 60.4 cents per pound for the year ended December 31, 2012, to an average of 68.7 cents per pound for the same period in 2013. This increase in price was partially offset by a decrease in the amount of propylene sold from 1,298 million pounds for the year ended December 31, 2012 to 1,149 million pounds in the comparable 2013 period, a decrease of 11%. The decrease in sales volume was a result of lower customer demand during 2013.

  Cost of Sales.

	Year Ended December 31,
	2013	2012	Increase (Decrease)
	(Amounts in thousands)%
Propane	$319,200	$378,790	$(59,590)	(16)
Fuel and utilities	38,211	32,787	5,424	17
Depreciation, amortization and accretion	41,660	33,869	7,791	23
Insurance and property taxes	16,167	14,479	1,688	12
Direct operating and other expenses	46,287	44,313	1,974	4

Total production costs	461,525	504,238	(42,713)	(8)
Purchased propylene	52,301	16,863	35,438	210
Change in product inventory	(594)	7,512	(8,106)	(108)

Cost of sales	$513,232	$528,613	$(15,381)	(3)

        Cost of sales was $513.2 million, or approximately 68% of sales for 2013 compared to $528.6 million, or approximately 70% of sales, for 2012. The primary component of cost of sales is the propane feedstock, which represented approximately 69% of total production costs for 2013 compared to 75% in 2012. This decrease is primarily due to a decrease in the volume of propylene we produced at our facility in 2013 compared to 2012. In 2013, we produced 1.07 billion pounds of propylene compared to 1.26 billion pounds of propylene produced in 2012. The majority of the production decrease from 2012 to 2013 was due to our triennial planned major maintenance, or turnaround, performed in the fourth quarter of 2013. Although the price of propane fluctuated throughout 2013, the average propane price in both 2013 and 2012 was $1.00 per gallon. Fuel and utilities costs increased in 2013, due to higher natural gas prices when compared to 2012. Insurance and property taxes increased $1.7 million in 2013 as compared with 2012 due to increased insurance premiums and an increase in the assessed taxable value of the facility. Direct operating and other expenses increased $2.0 million in 2013 compared to 2012 due to an increase maintenance expense. During the turnaround while the facility was shutdown, we performed repairs and maintenance at the facility in addition to the planned major maintenance. During the year ended December 31, 2013, we purchased propylene at a cost of approximately $52.3 million in order to meet sales obligations to customers during our triennial turnaround. The change in product inventory represents the change in the value of the product inventory between the beginning and end of the period based on the weighted average cost of production.

        General and Administrative Expense.    General and administrative expense was $19.7 million for 2013, compared to $66.2 million for 2012, a decrease of $46.5 million. This decrease was due to a $53.2 million decrease in general and administrative related equity-based compensation expense from $55.7 million in 2012 to $2.5 million in 2013. Equity-based compensation expense in 2013 resulted from grants of unit-based awards in 2012 following our IPO. The expense is recognized over the service period during which the unit-based awards vest, which is generally three years for the employee awards and one year for awards to members of the General Partner's board of directors. Equity-based compensation expense in 2012 primarily resulted from equity-based awards granted in September 2010 to both our employees and certain employees of affiliated entities, who were treated for accounting purposes as non-employees. The equity-based awards outstanding at the time of the IPO became fully vested as of the completion of the IPO, and we recorded equity-based compensation expense of $54.8 million in general and administrative expense in connection with the pre-IPO awards. The decrease in equity-based compensation expense from 2012 to 2013 was offset by increased expense for audit, tax, and consulting services incurred for an entire year of being a public company in 2013 versus eight months in 2012, as well as costs associated with our initial implementation of Sarbanes-Oxley 404 internal controls documentation and procedures and the associated external audit of our internal controls over financial reporting. In addition, we incurred additional expense in 2013 for the implementation of a new accounting, project control and maintenance information system, as well as increased payroll and benefits costs.

        Development Expense.    We incurred expenses related to development costs for development projects as well as potential expansion and profit enhancement projects at our facility totaling $1.9 million and $11.6 million in 2013 and 2012, respectively.

        Management Fee.    We incurred management fees of $0.7 million in 2012. The management fees related to a management services agreement, pursuant to which we were to pay Lindsay Goldberg a total of $2.0 million per year beginning in 2011. This agreement terminated under its terms on the closing date of the IPO and, therefore, no expense was incurred during 2013.

        Loss (Gain) on Derivatives, net.    Commencing October 2011 and through March 2012, we entered into propane swaps with settlement dates in 2012 and 2013. These propane swaps were terminated in April 2013. We recorded the propane swaps at fair value using observable inputs based on market data obtained from independent sources. Because the propane swaps did not qualify for hedge accounting treatment, the mark-to market adjustments are reported in our statements of comprehensive income (loss). We incurred an unrealized gain of $63.1 million and a realized loss of $61.4 million associated with propane swaps during the year ended December 31, 2013, as all swap positions were terminated during the second quarter of 2013. The net loss on derivatives of $166.3 million for the year ended December 31, 2012, is comprised of mark-to market unrealized losses of $61.4 million and realized losses of $104.9 million which were recognized at each monthly settlement date. Pursuant to the omnibus agreement, the realized losses on the propane swaps were borne by PL Manufacturing and the PL Manufacturing Members starting May 9, 2012 through the date of final settlement of the propane swaps.

        Interest Expense, Net.    Interest expense, net includes $23.1 million incurred on borrowings in 2013 on an average daily debt balance of $361.4 million and $21.8 million incurred on borrowings in 2012 on an average daily debt balance of $301.0 million. Also included in interest expense, net in 2013 and 2012 are $2.1 million and $2.5 million of deferred financing cost amortization and original issue discount amortization of $0.3 million and $0.9 million, respectively. The average interest rate for 2013 was 6.4% and the average interest rate during 2012 was 7%. Loan commitment expense, also a component of interest expense, net, was $0.8 million in 2013 compared to $1.0 million in 2012.

        Loss on Early Extinguishment of Debt.    We recognized a loss on early extinguishment of debt of $20.4 million and $7.0 million in 2013 and 2012, respectively, related to the termination and pay-off of our previous credit facilities. See discussion under "—Liquidity and Capital Resources."

        Income Tax Expense.    Income tax expense was $2.5 million for 2013, compared to $0.8 million for 2012, resulting from the income taxes on gross margin within the state of Texas.

Year Ended December 31, 2012 Compared to Year Ended December 31, 2011

	Year Ended December 31,
	2012	2011	Increase (Decrease)
	(Amounts in thousands)%
Sales	$750,653	$614,927	$135,726	22
Cost of sales	528,613	496,809	31,804	6

Gross profit	222,040	118,118	103,922	88
General and administrative expense	66,209	73,365	(7,156)	(10)
Development expense	11,637	—	11,637	N/A
Management fee	667	2,000	(1,333)	(67)
Loss on derivatives, net	166,281	1,667	164,614	9,875

Operating income (loss)	(22,754)	41,086	(63,840)	(155)
Interest expense, net	(26,156)	(17,853)	8,303	47
Loss on early extinguishment of debt	(7,018)	—	7,018	N/A
Other income	7	63	(56)	(89)

Income (loss) before income tax expense	(55,921)	23,296	(79,217)	(340)
Income tax expense	(753)	(1,372)	(619)	(45)

Net income (loss)	$(56,674)	$21,924	$(78,598)	(360)

        Sales.    For the year ended December 31, 2012, we produced 1,261 million pounds of propylene compared to 845 million pounds during 2011, which represents an increase in production of 49%. In 2011, we had not yet achieved production rates at or near current capacity. Accordingly, production was limited, and as a result sales were lower during 2011. This increase in production volume for 2012 was offset by a decrease in the average polymer grade contract benchmark propylene price. In 2012, the average polymer grade contract benchmark price was 60.4 cents per pound compared to an average of 75.5 cents per pound for the same period in 2011, a price drop of 15.1 cents per pound or 20%.

Cost of Sales.

	Year Ended December 31,
	2012	2011	Increase (Decrease)
	(Amounts in thousands)%
Propane	$378,790	$361,035	$17,755	5
Fuel and utilities	32,787	36,285	(3,498)	(10)
Depreciation, amortization and accretion	33,869	37,529	(3,660)	(10)
Insurance and property taxes	14,479	9,813	4,666	48
Direct operating and other expenses	44,313	48,215	(3,902)	(8)

Total production costs	504,238	492,877	11,361	2
Purchased propylene	16,863	—	16,863	N/A
Change in product inventory	7,512	3,932	3,580	91

Cost of sales	$528,613	$496,809	$31,804	6

        Cost of sales was $528.6 million, or approximately 70% of sales, for 2012. The primary component of cost of sales is the propane feedstock, which represented approximately 75% of total production costs for 2012 compared to 73% in 2011. The increase in propane expense is primarily due to an increase in the volume of propylene we produced at our facility. This increase in propane usage was partially offset by a decrease in propane pricing from an average of $1.46 per gallon in 2011 to $1.00 per gallon in 2012. Fuel and utilities costs decreased in 2012, due to lower natural gas prices when compared to 2011. Insurance and property taxes increased $4.7 million in 2012 as compared with 2011 due to increased insurance premiums and an increase in the assessed taxable value of the facility. Direct operating and other expenses decreased $3.9 million in 2012 compared to 2011 primarily due to a reduction in maintenance expense as compared with maintenance expense incurred in 2011 during the startup phase of our facility. This decrease was offset by higher equity-based compensation expense in 2012 related to equity-based awards granted in September 2010. During the year ended December 31, 2012, we purchased propylene at a cost of approximately $16.9 million to meet customer obligations. The change in product inventory represents the change in the value of the product inventory between the beginning and end of the period based on the weighted average cost of production.

        General and Administrative Expense.    General and administrative expense was $66.2 million for 2012, compared to $73.4 million for 2011, a decrease of $7.2 million. This decrease was due to a decrease in equity-based compensation expense from $64.1 million in 2011 to $55.7 million in 2012. Equity-based compensation expense resulted from equity-based awards granted in September 2010 to both our employees and certain employees of affiliated entities, who are treated for accounting purposes as non-employees. For periods prior to January 1, 2012, the fair value of these equity-based awards was adjusted on a quarterly basis with the change in fair value reflected in our results of operations. The equity-based awards outstanding at the time of the IPO became fully vested as of the completion of the IPO, and we recorded equity-based compensation expense of $54.8 million in general and administrative expense in connection with the pre-IPO awards.

        Development Expense.    We incurred expenses related to development costs totaling $11.6 million in 2012 primarily for potential expansion and profit enhancement projects at our facility.

        Management Fee.    We incurred management fees of $0.7 million in 2012, compared to $2.0 million in 2011. The management fees relate to a management services agreement, pursuant to which we were to pay Lindsay Goldberg a total of $2.0 million per year beginning in 2011. This agreement terminated under its terms on the closing date of the IPO.

        Loss on Derivatives, net.    Commencing October 2011 and through March 2012, we entered into the propane swaps with settlement dates in 2012 and 2013. The net loss on derivatives of $1.7 million in 2011 represents the unrealized loss on derivatives through December 31, 2011. Because the propane swaps do not qualify for hedge accounting treatment, we adjust the carrying value of the propane swaps to fair market value using observable inputs based on market data obtained from independent sources. The fair market, or mark-to market, adjustments are reported in our statements of comprehensive income (loss). The net loss on derivatives of $166.3 million for the year ended December 31, 2012, is comprised of mark-to market unrealized losses of $61.4 million and realized losses of $104.9 million which are recognized at each monthly settlement date. Pursuant to the omnibus agreement, the realized losses on the propane swaps are borne by PL Manufacturing and the PL Manufacturing Members starting May 9, 2012.

        Interest Expense, Net.    Interest expense, net includes $21.8 million incurred on borrowings in 2012, on an average daily debt balance of $301.0 million. During 2011, the average daily debt balance was $166.7 million, resulting in interest charges of $13.3 million. Also included in interest expense, net in 2012 are $2.5 million of deferred financing cost amortization as well as original issue discount amortization of $0.9 million. During 2011, we recorded amortization of deferred financing costs of $3.1 million. The interest rate during 2012 was 7% after the completion of the refinancing of our credit facility, prior to the refinancing the rate remained unchanged at 8% during 2011. Loan commitment expense, also a component of interest expense, net, was $1.0 million in 2012 compared to $1.4 million in 2011.

        Loss on Early Extinguishment of Debt.    We recognized a loss on early extinguishment of debt of $7.0 million in 2012 related to the termination and pay-off of our prior credit facility. See discussion under "—Liquidity and Capital Resources."

        Income Tax Expense.    Income tax expense was $0.8 million for 2012, compared to $1.4 million for 2011, resulting from the income taxes on gross margin within the state of Texas.

  Critical Accounting Policies

        The preparation of our financial statements in accordance with GAAP requires that management make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. The following is a discussion of the accounting policies applied by us that are considered to involve a higher degree of judgment in their application. See Note 2 to our consolidated financial statements.

Deferred Major Maintenance Costs

        Plant turnarounds are periodically performed to help ensure the long-term reliability and safety of integrated plant machinery at our continuous process production facility. During the turnaround, the primary activity is the replacement of the reactor catalyst as well as other major maintenance activities, some of which extend the useful life of plant machinery or increase output and/or efficiency of the facility. Our plant turnarounds occur approximately every three years and require a multi-week shutdown of plant operations. Specific procedures performed during the turnaround include the disassembly, inspection and replacement or overhaul of plant machinery (pressure vessels, piping, heat exchangers, etc.) and rotating equipment (compressors, pumps, turbines, etc.), equipment recalibration and internal equipment efficiency assessments.

        Preceding a turnaround, facilities experience decreased efficiency in resource conversion to finished products. Replacement or overhaul of equipment and items such as compressors, turbines, pumps, motors, valves, piping and other parts that have an estimated useful life of at least three years, the internal assessment of production equipment, replacement of aged catalysts, and new installation/recalibration of measurement and control devices result in increased production output and/or improved plant efficiency after the turnaround. Turnaround activities are betterments that meet at least one of the following criteria: 1) extend the equipment useful life, or 2) increase the output and/or efficiency of the equipment. As a result, we follow the deferral method of accounting for major maintenance costs; and thus, they are capitalized and amortized over the period benefited, which is generally the three-year period until the next turnaround. Deferred major maintenance costs are reported under Property, plant and equipment, net, in the consolidated balance sheet at December 31, 2013. We expense repair and maintenance activities in the period performed.

        We classify deferred major maintenance costs as an investing activity under the caption "Capital expenditures and deferred major maintenance costs" in the Statement of Cash Flows, since this cash outflow relates to expenditures related to long-lived productive assets. Repair, maintenance and related labor costs are expensed as incurred and are included in operating cash flows.

Impairment of Long-Lived Assets

        We account for the impairment of long-lived assets in accordance with Financial Accounting Standards Board (or "FASB") Accounting Standards Codification (or "ASC") Topic 360, "Plant, Property and Equipment—Impairment or Disposal of Long-Lived Assets." Long-lived assets used in operations are assessed for possible impairment when events or changes in circumstances indicate a potential significant deterioration in future cash flows projected to be generated by the assets. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets—generally at the facility level, as we produce one primary product.

        If, upon review, the sum of the projected undiscounted cash flows is less than the carrying value of the asset group, the carrying value is written down to estimated fair value. The fair values of impaired assets are usually determined based on the present value of projected future cash flows using discount rates commensurate with the risks involved in the asset group, as quoted market prices in active markets are generally not available. The expected future cash flows used for impairment reviews and related fair value calculations are based on projected production volumes, sales volumes, prices, and costs, taking into consideration available internal and external information at the date of review.

        Should an impairment of assets arise, we may be required to record a charge to operations that could be material to the period reported. To date, we have not recorded any impairment charges.

  Derivative Instruments

        Beginning in October 2011 and through March 2012, we entered into commodity derivative contracts with settlement dates in 2012 and 2013 to manage our exposure to commodity price risk with respect to propane, our sole feedstock. Our principal use of commodity derivative contracts is to mitigate the risk associated with unfavorable market movements in the price of energy commodities. Our commodity derivative contracts act as a hedging (offset) mechanism against the volatility of energy commodity prices by allowing us to transfer this price risk to counterparties who are able and willing to bear it.

        FASB ASC Topic 815, "Derivatives and Hedging" ("ASC Topic 815"), addresses the accounting for derivative contracts. We entered into our commodity derivative contracts to economically hedge an exposure through a relationship that does not qualify for hedge accounting under ASC Topic 815. We recorded our derivative contracts as derivative assets and liabilities, as applicable, at fair value on the balance sheet, and the associated unrealized gains and losses as current expense or income in the statement of comprehensive income (loss). Unrealized gains or losses on derivatives represent the non-cash change in the fair value of these derivative instruments and do not impact operating cash flows on the cash flow statement. Until settlement occurred, this treatment resulted in non-cash gains or losses being reported in our operating results as gain or loss on derivatives. See Note 7 to our consolidated financial statements.

        Contemporaneous with the closing of our IPO, we entered into the omnibus agreement with our General Partner, Propylene Holdings and PL Manufacturing, and PL Manufacturing entered into a common unit pledge agreement (the "pledge agreement") with the PL Manufacturing Members, pursuant to which PL Manufacturing and the PL Manufacturing Members, through our General Partner, were allocated all of our benefits and obligations under the propane swaps. See "Item 13. Certain Relationships and Related Transactions, and Director Independence." Under the omnibus agreement and the pledge agreement, any amounts received by us under the propane swaps were distributed, through our General Partner, to PL Manufacturing and the PL Manufacturing Members, and any amounts that we were required to pay under the propane swaps were required to be contributed back to us as a capital contribution by PL Manufacturing and the PL Manufacturing Members.

        On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. While the Partnership did not ultimately bear the cost of the propane swaps, it remained a party to the propane swaps, and was obligated to make payments to the propane swap counterparties as they come due and to post any collateral as required, under the terms of the propane swaps. With the termination of the propane swaps, we will no longer incur such gains or losses in future periods. For the year ended December 31, 2013, we generated a net gain on the propane swaps totaling $1.7 million. For the years ended December 31, 2012 and 2011, we incurred losses on the propane swaps totaling $166.3 million and $1.7 million, respectively. During 2013 and 2012, we recorded capital contributions from PL Manufacturing and the PL Manufacturing Members for reimbursement of realized losses on the propane swaps of $61.4 million and $78.9 million, respectively, for payments we made under the propane swaps. The reimbursement of the realized losses on the propane swaps are reflected as capital contributions in our Consolidated Statement of Changes in Partners' Capital. See Note 2 to our consolidated financial statements.

Equity-Based Compensation

        We recognize compensation expense related to equity-based awards granted to employees based on the estimated fair value of the awards on the date of grant, net of estimated forfeitures. The grant date fair value of the equity-based awards is generally recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the respective awards. Non-employee directors acting in their role as members of a board of directors are treated as employees. The grant date fair value of equity-based awards to directors are recognized on a straight-line basis over the vesting period of the awards so long as the awards were given to the directors for their services as directors.

        We account for equity-based awards granted to non-employees based on the estimated fair value of the awards. The measurement of equity-based compensation for awards granted to non-employees is subject to periodic adjustment as the awards vest, and the resulting change in value is recognized in the statement of comprehensive income (loss) during the period the related services are rendered.

        For a further discussion of our historical equity-based compensation, please see Notes 13 and 14 to our consolidated financial statements included elsewhere in this annual report.

Liquidity and Capital Resources

        Our principal source of liquidity is cash flow from operations. Our principal uses of cash have been and are expected to be for working capital, distributions, capital expenditures and funding our debt service obligations. We believe that our cash from operations will be adequate to satisfy commercial commitments for the next twelve months and that the borrowings under our revolving credit facility will be adequate to fund our planned capital expenditures and working capital needs. However, future capital expenditures and other cash requirements may be higher than we currently expect as a result of various factors.

        Our ability to make distributions, to make payments on and to refinance our indebtedness, to fund planned capital expenditures and to satisfy our other capital and commercial commitments will depend on our ability to generate cash flows in the future. This, to a certain extent, is subject to the prevailing propane-to-propylene spread, natural gas prices and general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash flows from operations, and future borrowings may not be available to us under our credit facilities in amounts sufficient to enable us to make quarterly distributions, finance necessary capital expenditures, service our indebtedness or fund our other liquidity needs. We may seek to sell assets or issue debt securities or additional equity securities to fund our liquidity needs but may not be able to do so. We may also need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Initial Public Offering

        On May 4, 2012, our common units began trading on the NYSE under the symbol "PDH." On May 9, 2012, we completed our IPO of 35,000,000 common units representing limited partner interests. Pursuant to a Registration Statement on Form S-1, as amended through the date of its effectiveness, we sold 1,500,000 common units, and Propylene Holdings LLC sold 33,500,000 common units at a price to the public of $17.00 per common unit ($15.98 per common unit, net of underwriting discounts). Immediately prior to the IPO, the outstanding limited partner interests in the Partnership were recapitalized into 139,000,000 common units pursuant to an amended and restated limited partnership agreement. We received net proceeds of approximately $24.0 million from the sale of the common units, after deducting underwriting discounts. IPO costs totaled $5.5 million. We did not receive any proceeds from the sale of common units by Propylene Holdings.

Capital Spending

        During the year ended December 31, 2013, we incurred capital expenditures of $58.2 million primarily consisting of deferred major maintenance, replacement of the catalyst, maintenance capital expenditures, plant enhancement projects and equipment.

        During the year ended December 31, 2012, we incurred capital expenditures of $25.4 million primarily for plant enhancements, maintenance capital expenditures, catalyst in advance of our 2013 turnaround and equipment.

        During the year ended December 31, 2011, we incurred capital expenditures of $28.5 million primarily for plant modifications that were aimed at improving the operating efficiency of our facility.

        Our future capital spending will be determined by management and approved by the board of directors of our General Partner. We currently plan to incur capital expenditures of approximately $40.8 million during 2014. Included in this amount is approximately $10.0 million of maintenance capital expenditures and $30.8 million for profit enhancement projects.

        Our estimated capital expenditures and planned major maintenance costs are subject to change due to unforeseen circumstances and unanticipated increases in the cost, scope and completion time of each respective project. For example, we may experience increases in labor or equipment costs necessary to comply with government regulations or to complete projects that sustain or improve the profitability of our facility.

        Maintenance capital expenditures and future planned turnaround expenses will be funded using cash flow from operations. Other capital expenditures (including acquisitions and plant expansion capital expenditures), should we identify opportunities for such expenditures, may be funded using cash flow from operations or, if significant, will be funded by issuances of debt or equity. We have elected to reserve amounts in the period(s) preceding planned major maintenance projects in order to fund the estimated capital costs in the period in which the project(s) are expected to occur. The actual costs associated with planned major maintenance projects may, however, differ from the estimated amounts reserved. We completed our first triennial turnaround during 2013. Costs incurred in 2013 in connection with the turnaround were $41.1 million, which includes $15.5 million in deferred major maintenance and $14.7 million for the replacement of the reactor catalyst. During the turnaround, we also completed other capital projects totaling $4.6 million and incurred repair and maintenance expenses totaling $6.3 million. Through September 30, 2013, we reserved $5.9 million of available cash each quarter, which, together with amounts contributed by pre-IPO investors, totaled $77.0 million to fund: (i) capital costs associated with the change-out of the reactor catalyst, (ii) other capital and maintenance projects completed as part of the turnaround and (iii) all or a portion of the lost margin due to the purchase of inventory for sales to our customers during the turnaround. In 2012, we incurred $6.3 million related to the turnaround which included the initial payments for the replacement catalyst. We funded these costs from the aforementioned cash reserves.

  Senior Notes and Debt Refinancing

        On March 28, 2013, we and our wholly-owned finance subsidiary, PetroLogistics Finance Corp., co-issued jointly and severally $365.0 million of senior unsecured notes due 2020 (the "senior notes"), and we entered into an amended and restated credit agreement which extended our revolving credit facility (together with the senior notes, the "2013 credit facilities") from $120 million to $170 million with Morgan Stanley Senior Funding, Inc. (the "Agent"), and the lender parties thereto. We used the net proceeds from the issuance of the senior notes, after underwriting fees of $7.3 million, to (1) repay all borrowings outstanding under our term loan facility in the amount of approximately $347.4 million, (2) pay approximately $6.9 million for the call premium and costs associated with the cancellation of our term loan facility and (3) pay $3.0 million in commitment fees and approximately $0.4 million in transaction fees. In addition, we paid approximately $1.3 million in third party transaction costs from cash on hand. The senior notes were issued at the par value of $365 million, and are reported as long-term debt in our consolidated balance sheet at December 31, 2013.

        The indenture governing the senior notes and our amended and restated credit agreement contain certain restrictive financial covenants including limitations on our ability to incur additional debt and the requirement under the terms of our revolver to maintain a total senior secured leverage ratio, as defined, no greater than 2.0 to 1.0, but as to the senior secured leverage ratio test only in the event that on the last day of any quarter beginning with the quarter ended June 30, 2013, the aggregate amounts outstanding under the revolving credit facility exceeds $120 million. At December 31, 2013, there were no outstanding borrowings under the revolving credit facility.

        Interest Rate and Fees.    The senior notes bear interest at a fixed rate of 6.25% per annum, payable on April 1 and October 1 with the first payment due October 1, 2013. The revolving credit facility bears interest at a rate per annum based on an underlying base rate plus an applicable margin. The applicable margin for the revolving credit facility ranges from 2.0% for loans bearing interest at the alternate base rate to 3.0% for loans bearing interest at LIBOR. The alternate base rate is defined as the greatest of the prime rate in effect and the federal funds effective rate in effect plus 1/2 of 1.0%. The revolving credit facility also contains a facility commitment fee at a rate of 0.50% per annum based on the daily unused amount of the commitment amount of $170 million payable in arrears on the last day of March, June, September and December of each year.

        Amortization and Final Maturity.    The senior notes have a maturity date of April 1, 2020. Prior to April 1, 2016, we may redeem all or part of the senior notes at a redemption price equal to the sum of 100% of the principal amount of the senior notes, plus a "make-whole" premium, plus accrued and unpaid interest, if any, to the date of redemption. We may also redeem some or all of the senior notes on or after April 1, 2016, at a premium (expressed as a percentage of principal) plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date. The revolving credit facility has a maturity date of March 28, 2018.

        Guarantees.    The senior notes rank equally in right of payment with all of our existing and future senior indebtedness. The notes are guaranteed on a senior unsecured basis by our wholly-owned subsidiary PL Propylene. The full and unconditional guarantee ranks equally with all of the existing and future senior indebtedness of our guarantor subsidiaries. PL Propylene and PetroLogistics Finance Corp. are our only subsidiaries. We have no independent assets or operations, and there are no significant restrictions upon our ability to obtain funds from our subsidiaries by dividend or loan. None of the assets of our subsidiaries represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act of 1933, as amended. The senior notes and the guarantee are effectively subordinated to all of our and our guarantor subsidiaries' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the senior notes are structurally subordinated to all future indebtedness and other liabilities of any of our subsidiaries that are not issuers or guarantors of the senior notes.

        In connection with our refinancing, we wrote off approximately $20.4 million of unamortized deferred financing costs, unamortized issue discount, and retirement premium associated with the prior credit facility. The write-off of these costs is reflected as a loss on extinguishment of debt in our consolidated statement of comprehensive income (loss) for the year ended December 31, 2013. At December 31, 2013, we had $170.0 million available under the new revolving credit facility. PetroLogistics LP has no independent assets or operations. There are no significant restrictions on the ability of PetroLogistics LP or any guarantor to obtain funds from its consolidated subsidiaries.

        We entered into an interest rate protection agreement in July 2012 whereby we capped the three month LIBOR rate at 2.0% for up to $115.5 million on our term loan. The agreement terminates on March 27, 2014.

Cash Flows

Operating Activities

        Net cash provided by operating activities for the year ended December 31, 2013, was $191.0 million. This positive cash flow resulted primarily from net income of $175.0 million and a decrease in net working capital, excluding cash, of $15.8 million. This net decrease in working capital was mainly due to the return of $40.0 million cash held as collateral by the propane swaps counterparty following the termination of the propane swaps offset by an increase in accounts receivable of $21.7 million from December 31, 2012 to December 31, 2013. Non-cash charges totaling $63.2 million were offset by unrealized gains on derivatives totaling $63.1 million.

        Net cash provided by operating activities for the year ended December 31, 2012, was $121.0 million. Although we had a net loss of $56.7 million for the year ended December 31, 2012, our results reflect certain non-cash charges for equity-based compensation, depreciation, amortization and accretion, amortization of deferred financing costs and discount, loss on early extinguishment of debt and deferred income taxes totaling $101.5 million. We also had non-cash unrealized losses on the propane swaps of $61.4 million. We also had cash flows from operations due to a change in working capital. The change in working capital is partially due to our posting of $40.0 million as cash collateral for the propane swaps, which is reported as a current asset in our consolidated balance sheet. The change in working capital was also due to our restricted cash decreasing by $34.9 million from 2011.

Restrictions on our cash balances were lifted in 2012 in connection with the refinancing of our prior credit facility making the cash available for working capital.

        Net cash provided by operating activities for the year ended December 31, 2011, was $84.6 million. This positive cash flow from operating activities was primarily attributable to net income of $21.9 million plus non-cash charges totaling $107.5 million, which include equity-based compensation expense, depreciation, amortization and accretion expense as well as amortization of deferred financing costs, unrealized loss on derivatives and deferred income tax expense, reduced by an increase in restricted cash of $28.0 million and an increase in working capital of $16.8 million. The increase in restricted cash included the establishment of a major maintenance reserve of $3.0 million as required by our prior credit facility.

Investing Activities

        Net cash used in investing activities for the year ended December 31, 2013, was $58.2 million, resulting from capital expenditures for our facility of $42.7 million and deferred major maintenance costs of $15.5 million pertaining to our 2013 turnaround.

        Net cash used in investing activities for the year ended December 31, 2012, was $37.6 million, resulting from capital expenditures for our facility of $25.4 million and the purchase of additional emissions credits for $9.3 million and additional licensing fees of $2.9 million for the licensed technology used in our propylene production process due to our increased capacity.

        Net cash used in investing activities for the year ended December 31, 2011, was $28.5 million as a result of capital expenditures for our facility.

  Financing Activities

        Net cash used in financing activities for the year ended December 31, 2013, was $138.9 million. Our cash flows used in financing activities were primarily due to cash distributions to unitholders totaling $237.7 million, including DERs on LTIP units. The distributions were net of $61.4 million from PL Manufacturing and the PL Manufacturing Members for reimbursement of 2013 realized losses on the propane swaps and $31.8 million from PL Manufacturing and the PL Manufacturing Members in 2013 for reimbursement of fourth quarter 2012 realized losses on the propane swaps. Proceeds from borrowings, net of repayments, including the issuance of our senior notes and term loan refinancing, totaled $6.8 million, and we incurred $1.2 million in deferred financing costs related to the issuance of our senior notes and refinancing of our term loan.

        Net cash used in financing activities for the year ended December 31, 2012, was $52.0 million. Our cash flows used in financing activities were primarily due to the full repayment of $145.1 million on our former debt facility, distributions to our sponsors totaling $250.0 million and cash distributions to unitholders of $65.6 million. Cash distributions to unitholders were reduced by the reimbursement of $47.0 million for realized losses on the propane swaps by PL Manufacturing and the PL Manufacturing Members. We also received $343.0 million in proceeds from our term debt in 2012. Concurrent with our debt refinancing, we were able to release a debt service reserve of $10.9 million that had been set aside under the terms of the former credit facility. During the period from the date of the refinancing to December 31, 2012, we borrowed and repaid $42.7 million under our revolving credit facility and repaid principal of $2.6 million on our term loan facility. We also received proceeds of approximately $24.0 million from the IPO. Additionally, we incurred deferred financing costs of $13.5 million related to the refinancing of our debt and the IPO.

        Net cash used in financing activities for the year ended December 31, 2011 was $56.1 million. Our negative cash flows from financing activities were primarily due to the net repayment of $44.4 million on our prior revolving credit facility and term loan during the year ended December 31, 2011 as well as the establishment of a debt service reserve of $10.9 million as required by our prior credit agreement. We also incurred $3.2 million in deferred financing costs primarily related to our IPO, and we received member contributions of $2.3 million during the year ended December 31, 2011.

Contractual Obligations

        The following table sets forth our contractual obligations for the periods indicated as of December 31, 2013:

	Payments Due by Period
	Total	2014	2015	2016	2017	2018	Thereafter
Senior Notes(1)	$365.0	$—	$—	$—	$—	$—	$365.0
Interest on Senior Notes(2)	142.5	22.8	22.8	22.8	22.8	22.8	28.5
Purchase Obligations(3)	5.0	1.1	0.6	0.6	0.6	0.7	1.4
Asset Retirement Obligations(4)	1.4	—	—	—	—	—	1.4
Lease Obligations(5)	1.7	0.4	0.4	0.4	0.4	0.1	—

Total	$515.6	$24.3	$23.8	$23.8	$23.8	$23.6	$396.3

(1)
Represents principal payment on our senior notes through their maturity in April 2020.

(2)
Represents interest at a fixed rate per annum based on the stated interest rate of 6.25% on our senior notes.

(3)
Represents the aggregate minimum purchase commitments pursuant to a nitrogen supply contract and a propylene storage contract. We also have contracts to purchase propane and other raw materials used in the production of propylene which do not specify any minimum quantities to be purchased, and accordingly, this table does not reflect amounts that may be payable under these contracts.

(4)
Represents amounts to be incurred in connection with the retirement of the facility at the end of its life. The amount included herein reflects the amount recorded in our December 31, 2013, consolidated financial statements and does not include the effects of inflation. Our recorded asset retirement obligation will be accreted over time until it is equivalent to the anticipated ultimate cash retirement cost.

(5)
Represents our future lease obligations due under a lease for office space.

Off-Balance Sheet Arrangements

        We do not have any "off-balance sheet arrangements" as such term is defined within the rules and regulations of the SEC.

Item 7A    Quantitative and Qualitative Disclosures About Market Risk

        Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. Given that our business is currently based entirely in the U.S., we are not directly exposed to foreign currency exchange rate risk.

Commodity Price Risk

        Propylene sales constitute substantially all of our sales. Propylene is a commodity, and its price can be cyclical and highly volatile. The price of propylene depends on a number of factors, including general economic conditions, cyclical trends in end-user markets and supply and demand balances. The customers under our propylene sales contracts (Dow, Total, BASF, INEOS and LyondellBasell) each pay market-based prices for propylene, and a significant decrease in propylene prices would have a material adverse effect on revenue generated from these customers.

        Propane is the sole feedstock in our production process, and the cost of propane represents a substantial portion of our cost of sales. The price of propane is correlated to the price of crude oil and is influenced by the price of natural gas. The prices for crude oil and natural gas are cyclical and volatile, and as a result, the price of propane can be cyclical and volatile. The propane export market may also impact the price of propane. According to the U.S. Energy Information Administration, propane exports increased significantly during 2013.

        If propane costs increase, the market price of propylene may not rise correspondingly or at all. Timing differences between propane prices, which may change daily, and the market price of propylene, which is set monthly, may narrow the propane-to-propylene spread and thus reduce our cash flow, which reduction could be material. Assuming sales of 1.3 billion pounds, a one cent increase (decrease) in the propane-to-propylene spread results in an increase (decrease) of $13 million in gross margin and approximately $0.09 per unit in distributable cash flow. We obtain all of the propane we need from a single supplier through its propane pipeline system, which is connected to the natural gas liquids and refined products storage hub at Mt. Belvieu. The price that we pay our supplier for propane fluctuates based on market prices. Propane prices could significantly increase in the future. In addition, following the expiration of our current propane supply contract, the price of storage and transportation of propane to our site is subject to change and could adversely impact our financial results.

        The raw materials we consume, such as natural gas, electricity and nitrogen, are generally commodity products that are readily available at market prices. We generally enter into supply agreements with particular suppliers, but disruptions of existing supply arrangements could substantially impact our profitability. If certain of our suppliers are unable to meet their obligations under present supply agreements, we may be forced to pay higher prices to obtain the necessary materials from other sources. In addition, if any of the raw materials that we use become unavailable within the geographic area from which they are now sourced, then we may not be able to obtain suitable or cost effective substitutes. Any interruption in the supply of raw materials will increase our costs or decrease our sales, which will reduce our cash flow.

        An increase in the price of natural gas could narrow the propane-to-propylene spread in two ways, each adversely affecting our gross margins. First, a significant increase in natural gas prices could be accompanied by an increase in the price of NGLs such as ethane. An increase in ethane prices could cause ethylene producers to favor the use of naphtha as a feedstock. Because the use of naphtha as a feedstock in the ethylene production process results in significantly more propylene as co-product than ethane, the result would be an increase in propylene production by ethylene plants. The increased supply of propylene would in turn exert downward pressure on the price of propylene, adversely affecting the price we obtain for the propylene we produce, both in the spot market and pursuant to our customer contracts, which are market-based.

        Second, an increase in the price of natural gas may be accompanied by an increase in the price of propane, as the majority of propane is derived from natural gas production, thereby further narrowing the propane-to-propylene spread and reducing our gross margins.

        Our supply agreements typically provide for market-based pricing and provide us no protection against price volatility. If the costs of any of our feedstock or raw materials rise, the market price of propylene may not rise correspondingly or at all. Timing differences between our feedstock or raw material prices, which may change daily, and the market price of propylene, which is set monthly, may have a negative effect on our cash flow. Any cost increase could have a material adverse effect on our business, results of operations, financial condition and liquidity.

        Commencing October 2011 through March 2012, we entered into propane swaps with the intent of reducing volatility in our cash flows due to fluctuations in the price of propane, our sole feedstock. Under the terms of the propane swaps, for a portion of our propane consumption, we locked in the price of propane as a fixed percentage of the price of Brent crude oil (the "contractual percentage"). Beginning in January 2012, and at the conclusion of each subsequent month through the May 2013 cancellation date, we performed a calculation to determine the average actual price of propane for that month as a percentage of the average actual price of Brent crude oil for that month (the "actual percentage"). If the actual percentage exceeded the contractual percentage under the propane swaps, we were owed a sum by the propane swaps counterparty. If the contractual percentage exceeded the actual percentage under the propane swaps, we owed a sum to the propane swaps counterparty.

        Upon the closing of the IPO, we entered into the omnibus agreement and the pledge agreement, pursuant to which PL Manufacturing and the PL Manufacturing Members, through our General Partner, assumed all of our benefits and obligations under the propane swaps. Under the omnibus agreement and the pledge agreement, any amounts received by us under the propane swaps were to be distributed, through our General Partner, to the PL Manufacturing Members, and any amounts that we were required to pay under the propane swaps were contributed back to us as a capital contribution by the PL Manufacturing Members. On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. During the year ended December 31, 2013, we recorded capital contributions from PL Manufacturing and the PL Manufacturing Members of $61.4 million for reimbursement of realized losses incurred on the propane swaps which were funded through reductions in the distributions we paid to PL Manufacturing and the PL Manufacturing Members on the common units they own.

        In the future, management may elect to use derivative commodity instruments consistent with our overall business objectives to avoid unnecessary risk and to limit, to the extent practical, risks associated with certain of our operating activities.

  Interest Rate Risk

        Our senior notes bear interest at a fixed interest rate while our revolving credit facility has a variable interest rate based on an underlying base rate plus an applicable margin. The applicable margin ranges from 2.0% for loans bearing interest at the alternate base rate to 3.0% for loans bearing interest at LIBOR. The alternate base rate is defined as the greatest of the prime rate in effect and the federal funds effective rate in effect plus 1/2 of 1%. At December 31, 2013, we had no outstanding borrowings under our revolving credit facility.

        Our management will continue to monitor whether financial derivatives become available which could effectively hedge identified risks. In the future, management may elect to use derivative financial instruments consistent with our overall business objectives to avoid unnecessary risk and to limit, to the extent practical, risks associated with our operating activities.

Item 8.    Financial Statements and Supplementary Data.

  Management's Report on Internal Control Over Financial Reporting

        Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Under the supervision and with the participation of our management, including our Executive Chairman, our Chief Executive Officer and our Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded that our internal control over financial reporting was effective as of December 31, 2013.

        The effectiveness of our internal control over financial reporting as of December 31, 2013, has been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their audit report which appears herein.

 Report of Independent Registered Public Accounting Firm

The Board of Directors of PetroLogistics GP
General Partner of PetroLogistics LP
and the Common Unitholders of PetroLogistics LP

        We have audited the accompanying consolidated balance sheets of PetroLogistics LP as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income (loss), changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of PetroLogistics LP at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), PetroLogistics LP's internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) and our report dated March 7, 2014 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Houston, Texas
March 7, 2014

 Report of Independent Registered Public Accounting Firm

The Board of Directors of PetroLogistics GP
General Partner of PetroLogistics LP
and the Common Unitholders of PetroLogistics LP

        We have audited PetroLogistics LP's internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 framework) (the COSO criteria). PetroLogistics LP's management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management's Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the partnership's internal control over financial reporting based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

        A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, PetroLogistics LP maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the COSO criteria .

        We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of PetroLogistics LP as of December 31, 2013 and 2012, and the related consolidated statements of comprehensive income (loss), changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2013 of PetroLogistics LP and our report dated March 7, 2014 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Houston, Texas
March 7, 2014

PETROLOGISTICS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$25,424	$31,434
Accounts receivable	75,322	53,578
Accounts receivable, related parties	109	31,893
Product inventory and spare parts	20,061	10,129
Prepaid expenses and other current assets	2,642	41,038
Derivative assets	—	2,386

Total current assets	123,558	170,458
Property, plant, and equipment, net	612,448	595,271
Intangible asset, net	21,901	22,467
Deferred financing costs and other assets	12,038	9,883

Total assets	$769,945	$798,079

Liabilities and partners' capital
Current liabilities:
Accounts payable	$34,576	$42,211
Accounts payable, related parties	134	250
Accrued liabilities	24,168	14,730
Deferred revenue	9,960	2,469
Derivative liabilities	—	65,439
Bank debt, current	—	3,500

Total current liabilities	68,838	128,599
Long-term debt	365,000	337,794
Asset retirement obligation	1,376	1,274
Deferred income taxes	1,680	543

Total liabilities	436,894	468,210
Commitments and contingencies
Partners' capital (139,212,737 and 139,000,000 common units issued and outstanding at December 31, 2013 and 2012, respectively)	333,051	329,869

Total liabilities and partners' capital	$769,945	$798,079

See accompanying notes

PETROLOGISTICS LP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In thousands, except units and per unit data)

	Year Ended December 31,
	2013	2012	2011
Sales	$757,488	$750,653	$614,927
Cost of sales	513,232	528,613	496,809

Gross profit	244,256	222,040	118,118
General and administrative expense	19,720	66,209	73,365
Development expense	1,917	11,637	—
Management fee	—	667	2,000
(Gain) loss on derivatives, net	(1,700)	166,281	1,667

Operating income (loss)	224,319	(22,754)	41,086
Interest expense, net	(26,351)	(26,156)	(17,853)
Loss on early extinguishment of debt	(20,446)	(7,018)	—
Other income	2	7	63

Income (loss) before income tax expense	177,524	(55,921)	23,296
Income tax expense	(2,481)	(753)	(1,372)

Net income (loss)	$175,043	$(56,674)	$21,924

Comprehensive income (loss)	$175,043	$(56,674)	$21,924

Net income subsequent to initial public offering	$175,043	$54,218

Net income per common unit—basic and diluted(1)	$1.25	$0.39
Weighted average number of common units outstanding—basic and diluted	139,101,921	139,000,000

(1)
Represents net income per common unit since the closing of the Partnership's initial public offering on May 9, 2012. See Note 3 to the consolidated financial statements.

See accompanying notes.

PETROLOGISTICS LP

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

(In thousands)

	Partners' Capital
	Net Predecessor Equity	General Partner	Limited Partners Common Unitholders	Total Partners' Capital
Balance, December 31, 2010	$456,135	$—	$—	$456,135
Member contributions	2,341	—	—	2,341
Equity-based compensation	64,383	—	—	64,383
Net income	21,924	—	—	21,924

Balance, December 31, 2011	544,783	—	—	544,783
Distribution to Sponsors	(250,000)	—	—	(250,000)
Equity-based compensation	11,480	—	—	11,480
Net loss attributable to the period January 1, 2012 through May 8, 2012	(110,892)	—	—	(110,892)
Allocation of net Sponsors' investment to unitholders	(195,371)	—	195,371	—
Initial public offering proceeds, net of underwriter discount	—	—	23,970	23,970
Offering costs	—	—	(5,540)	(5,540)
Equity-based compensation	—	—	45,920	45,920
Contribution resulting from cancellation of Sponsor administrative agreement	—	—	2,667	2,667
Cash distributions	—	—	(65,603)	(65,603)
PL Manufacturing LLC and PL Manufacturing members contributions for realized losses on derivatives	—	—	78,866	78,866
Net income attributable to the period May 9, 2012 through December 31, 2012	—	—	54,218	54,218

Balance, December 31, 2012	—	—	329,869	329,869
Equity-based compensation	—	—	4,491	4,491
Cash distributions	—	—	(237,704)	(237,704)
PL Manufacturing LLC and PL Manufacturing members contributions for realized losses on derivatives	—	—	61,352	61,352
Net income for the year ended December 31, 2013	—	—	175,043	175,043

Balance, December 31, 2013	$—	$—	$333,051	$333,051

See accompanying notes.

PETROLOGISTICS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2013	2012	2011
Operating activities
Net income (loss)	$175,043	$(56,674)	$21,924
Adjustments to reconcile net income (loss) to net cash provided by operations:
Equity-based compensation expense	4,491	57,400	64,383
Amortization of deferred financing costs and discount	2,449	3,459	3,118
Loss on early extinguishment of debt	13,498	7,018	—
Depreciation and amortization expense	41,558	33,775	37,441
Accretion expense	102	94	88
Unrealized (gain) loss on derivatives	(63,053)	61,386	1,667
Deferred income tax expense (benefit)	1,137	(289)	832
Changes in working capital:
Accounts receivable	(21,744)	(11,204)	(27,998)
Accounts receivable, related parties	(98)	(11)	—
Inventory	(9,932)	10,154	(4,240)
Prepaid expenses and other current assets	38,396	(39,568)	(1,124)
Accounts payable	(7,635)	14,044	17,007
Accounts payable, related parties	(116)	391	1,303
Accrued liabilities	9,438	8,360	(1,593)
Deferred revenue	7,491	(2,211)	(123)
Restricted cash	—	34,922	(28,038)

Net cash provided by operations	191,025	121,046	84,647
Investing activities
Capital expenditures and deferred major maintenance costs	(58,169)	(25,414)	(28,535)
Purchase of intangibles	—	(12,215)	—

Net cash used in investing activities	(58,169)	(37,629)	(28,535)
Financing activities
Deferred financing costs	(1,201)	(13,481)	(3,182)
Proceeds from borrowings	75,055	385,725	143,000
Repayments on borrowings	(68,250)	(190,465)	(187,385)
Capital contributions	—	—	2,341
Net proceeds from initial public offering	—	23,970	—
Distribution to Sponsors	—	(250,000)	—
Cash distributions, net of contributions	(144,470)	(18,619)	—
Change in restricted cash	—	10,886	(10,885)

Net cash used in financing activities	(138,866)	(51,984)	(56,111)
Net change in cash	(6,010)	31,433	1
Cash and cash equivalents at beginning of period	31,434	1	—

Cash and cash equivalents at end of period	$25,424	$31,434	$1

Interest paid	$21,695	$17,567	$14,706

Income taxes paid	$1,157	$457	$218

Noncash investing and financing activities:
Capital contributions receivable from PL Manufacturing and PL Manufacturing Members for realized losses on derivatives	$—	$31,882	$—

Contribution resulting from cancellation of Sponsor administrative agreement	$—	$2,667	$—

Noncash capital expenditures	$—	$—	$3,000

See accompanying notes.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Organization and Nature of Operations

        As used in this report, the terms "PetroLogistics LP," "the Partnership," "we," "our," "us" or like terms, refer to PetroLogistics LP. The information presented herein contains the audited combined financial results of PL Propylene LLC (PL Propylene), our predecessor for accounting purposes (the "predecessor"), for all periods presented through March 30, 2012, the date of the contribution of the predecessor's net assets to the Partnership. The consolidated financial results for the year ended December 31, 2012, also include the results of operations of the Partnership for the period beginning March 30, 2012. The consolidated balance sheets as of December 31, 2013 and 2012, and the consolidated financial results for the year ended December 31, 2013, present solely the consolidated financial position and results of operations of the Partnership. References to "PL Manufacturing" refer to PL Manufacturing LLC, and references to the "PL Manufacturing Members" refer to the owners of 100% of the issued and outstanding equity interests in PL Manufacturing. References to our "General Partner" refer to PetroLogistics GP LLC. References to our "Sponsors" refer to Lindsay Goldberg LLC ("Lindsay Goldberg") and York Capital Management ("York") which collectively and indirectly own 84% of PetroLogistics GP (or "General Partner") and own approximately 63% of our common units.

  Organization

        PetroLogistics LP is a Delaware limited partnership that was formed on June 9, 2011, by Propylene Holdings LLC ("Propylene Holdings") to own PL Propylene, a wholly-owned subsidiary of Propylene Holdings. On March 30, 2012, Propylene Holdings contributed PL Propylene to PetroLogistics LP. Because this transaction was a transaction between entities under common control, the contributed assets and liabilities of PL Propylene were recorded in the consolidated financial statements at PL Propylene's historical cost. Prior to the contribution, PetroLogistics LP had no operations and nominal assets and liabilities. On March 12, 2013, we formed a wholly-owned finance subsidiary, PetroLogistics Finance Corp. (or "Finance Corp."), for the sole purpose of being a co-issuer of a portion of the Partnership's indebtedness, including the senior unsecured notes discussed in Note 11. The General Partner holds a non-economic interest in the Partnership.

Nature of Operations

        We own and operate the only U.S. propane dehydrogenation facility (or "the facility") producing polymer grade and chemical grade propylene from propane. Propylene is used as one of the basic building blocks for petrochemicals in a variety of end uses, including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. In addition to propylene, the facility generates commercial quantities of the following by-products during the production process: hydrogen, C4 mix stream, and C5+ stream.

2. Significant Accounting Policies

  Basis of Presentation and Principles of Consolidation

        The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and include the accounts of the Partnership and its wholly-owned subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

  Summary of Significant Accounting Policies

  Use of Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reporting period. We review our estimates on an ongoing basis using currently available information. Changes in facts and circumstances may result in revised estimates, and actual results could differ materially from those estimates.

  Sales

        Sales of propylene and by-products are recorded when persuasive evidence of an arrangement exists, goods have been delivered, consideration to be received is fixed and determinable, and collectability is reasonably assured. Cash received in advance of product delivery to the customer is reported as deferred revenue. Upon delivery to the customer and satisfaction of the aforementioned criteria for sales recognition, the deferred revenue is reported as a sale. Sales are presented net of discounts and allowances. By-product sales are reported together with propylene sales. Transportation costs billed to customers are also recorded as a component of sales.

        Inventory purchases and sales transactions with the same counterparty are combined for accounting purposes if they were entered into in contemplation of each other. Inventory purchases and sales under buy/sell transactions are treated as inventory exchanges in our statements of comprehensive income (loss). This treatment of buy/sell transactions eliminates sales and purchases in equal amounts in our statements of comprehensive income (loss). Accordingly, no gain or loss is recognized on the transaction at the time, with any difference in value between the two transactions recorded as an additional cost of inventory.

Cost of Sales

        Cost of sales represents the costs of propylene and by-products sold. These costs include the cost of propane, fuel and utilities used in the propylene production process, such as natural gas, nitrogen and electricity, as well as direct operating expenses along with insurance and property tax expenses associated with the facility. Direct operating expenses include all direct and indirect labor at the facility as well as fixed and variable overhead expenses. Depreciation, amortization and accretion expenses, exclusive of the amortization of deferred financing fees, are also included within cost of sales.

        During certain periods in 2013, 2012 and 2011, the facility operated below normal capacity. Accordingly, we recorded charges to cost of sales to reflect unabsorbed fixed overhead costs.

Development Expense

        Development expense includes preliminary engineering and design work and other expenses for projects which do not qualify for capitalization under GAAP.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

  Cash and Cash Equivalents

        We consider all short-term instruments with an original maturity of three months or less to be cash equivalents. We maintain cash in bank deposit accounts that, at times, may exceed federally insured limits. We have not experienced any losses in such accounts, and we believe we are not exposed to any significant credit risk on cash and cash equivalents.

Restricted Cash

        During 2011, following the conversion of our construction loan to a term loan that was scheduled to mature in 2014, we funded $10.9 million into a debt service reserve to serve as collateral for our debt. This cash outflow is classified as a financing cash flow in the 2011 consolidated statement of cash flows. Also during 2011, we funded $3.0 million into a major maintenance reserve, which was to be used to fund future major maintenance expenditures. This amount has been included in operating activities in the 2011 consolidated statement of cash flows. In connection with the refinancing of our construction loan into a term loan in 2012 (see Note 11), restrictions on our cash balances were lifted. The decrease in the debt service reserve of $10.9 million is classified as a financing cash flow, and the remaining restricted cash of $34.9 million is classified as an operating cash flow in the 2012 consolidated statement of cash flows.

Accounts Receivable

        We extend credit to customers in accordance with normal industry standards and terms. We review accounts receivable monthly and establish an allowance for doubtful accounts based on known factors surrounding the credit risk of specific customers, historical trends and other information. Accounts receivable are not collateralized, and we may charge interest on receivables should they become past due. No allowance for doubtful accounts was considered necessary at December 31, 2013 and 2012, and we have not recorded any interest income related to past due receivables.

  Inventory

        Inventory is carried at the lower of cost or market, with cost determined using the weighted-average method.

  Prepaid Expenses and Other Current Assets

        As of December 31, 2013, prepaid expenses and other current assets consists primarily of $2.5 million for premiums paid for insurance which are amortized over the policy periods. As of December 31, 2012, prepaid expenses and other current assets consists primarily of a $40.0 million cash deposit we made to a counterparty as collateral for our commodity derivative contracts (the "propane swaps"). The cash was held by the counterparty and returned to us in 2013 following the termination of the propane swaps.

  Derivative Instruments

        Commencing October 2011 and through March 2012, we entered into commodity derivative contracts with settlement dates in 2012 and 2013 to manage our exposure to commodity price risk with respect to propane, our sole feedstock. The propane swaps were designed to mitigate the risk associated with unfavorable market movements in the price of energy commodities. Our propane swaps

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

were intended to act as a hedging (offset) mechanism against the volatility of energy commodity prices by allowing us to transfer some of the price risk to counterparties who were able and willing to bear it.

        Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC" or "Codification") Topic 815, Derivatives and Hedging ("ASC Topic 815"), addresses the accounting for derivative contracts. We entered into our commodity derivative contracts to economically hedge an exposure through a relationship that does not qualify for hedge accounting under ASC Topic 815. Our derivative contracts are recorded as derivative assets and liabilities, as applicable, at fair value on the balance sheet, and the associated unrealized gains and losses are recorded as current expense or income in the statement of comprehensive income (loss). Unrealized gains or losses on commodity derivative contracts represent the non-cash change in the fair value of these derivative instruments and do not impact operating cash flows on the statement of cash flows. Until settlement occurred, this change in fair value resulted in non-cash gains or losses being reported in our operating results as gain or loss on derivatives.

        In addition to the propane swaps, we entered into an interest rate protection agreement in July 2012 for a nominal amount whereby we capped the three month LIBOR rate at 2.0% for up to $115.5 million on our term loan. The agreement terminates March 27, 2014.

Omnibus Agreement

        On May 9, 2012, we, the General Partner, Propylene Holdings, PL Propylene and PL Manufacturing LLC, entered into an omnibus agreement (the "omnibus agreement"). Pursuant to the omnibus agreement and a related pledge agreement (the "pledge agreement"), we allocated all of our benefits and obligations under the propane swaps to PL Manufacturing and the PL Manufacturing Members.

        On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. Under the omnibus agreement and the pledge agreement, any amounts that we were required to pay under the propane swaps were contributed to us as a capital contribution by PL Manufacturing and the PL Manufacturing Members.

        While we did not bear any of the costs nor receive any of the benefits of the propane swaps upon entering the omnibus agreement, we remained a party to the propane swaps, and were obligated to make payments to the propane swap counterparties as they come due and to post any collateral as required, under the terms of the propane swap agreement. As a result, we continued to record the fair value of the propane swaps on our balance sheet with the related gains or losses reflected in our statement of comprehensive income (loss). To the extent that the Partnership made payments under the propane swaps, PL Manufacturing and the PL Manufacturing Members were responsible for making quarterly capital contributions in an amount equal to the sum of all payments we made under such propane swaps during the applicable fiscal quarter or that we owed at the end of the quarter. During the years ended December 31, 2013 and 2012, PL Manufacturing and the PL Manufacturing Members paid approximately $93.2 million and $47.0 million, respectively, to us as reimbursement for realized losses on the propane swaps with the 2012 period pro-rated from May 9, 2012, the closing date of our initial public offering (the "IPO"), through December 31, 2012. See Note 3 regarding the IPO.

        In connection with the termination of the propane swaps, we paid a cancellation payment of $34.4 million in May 2013, of which $5.4 million was reimbursed through a reduction in the distribution

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

paid to PL Manufacturing and the PL Manufacturing Members in May 2013 in accordance with the terms of the omnibus agreement. The remaining $29.0 million was settled with cash held as collateral by the propane swap counterparty and was immediately reimbursed by PL Manufacturing and the PL Manufacturing Members. During the years ended December 31, 2013 and 2012, we recorded capital contributions of approximately $61.4 million and $78.9 million, respectively, for the reimbursement of the realized losses on the propane swaps and the reimbursement of the termination payment by PL Manufacturing and the PL Manufacturing Members. We received the final reimbursement for realized losses from PL Manufacturing and the PL Manufacturing Members on August 14, 2013, at which time the omnibus agreement terminated in accordance with its terms.

Property, Plant, and Equipment

        Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Upon retirement or sale, we remove the cost of the asset and the related accumulated depreciation and reflect any resulting gain or loss in the statements of comprehensive income (loss).

        Repair and maintenance expenditures incurred in order to maintain the day-to-day operation of our existing assets are charged to expense as incurred. Costs associated with acquisitions and improvements that expand existing capacity or extend useful life, including related interest costs, are capitalized.

  Deferred Major Maintenance Costs

        Planned major maintenance projects, also referred to as turnarounds, are periodically performed to help ensure the long-term reliability and safety of integrated plant machinery at our continuous process production facility. During the planned major maintenance project the primary activity is the replacement of the reactor catalyst as well as other major maintenance activities, some of which extend the useful life of plant machinery or increase output and/or efficiency of the facility. Our planned major maintenance project occurs approximately every three years and requires a multi-week shutdown of plant operations. Specific procedures performed during the turnaround include the disassembly, inspection and replacement or overhaul of plant machinery (pressure vessels, piping, heat exchangers, etc.) and rotating equipment (compressors, pumps, turbines, etc.), equipment recalibration and internal equipment efficiency assessments.

        Preceding a turnaround, facilities experience decreased efficiency in resource conversion to finished products. Replacement or overhaul of equipment and items such as compressors, turbines, pumps, motors, valves, piping and other parts that have an estimated useful life of at least three years, the internal assessment of production equipment, replacement of aged catalysts, and new installation/recalibration of measurement and control devices result in increased production output and/or improved plant efficiency after the turnaround. Turnaround activities are betterments that meet at least one of the following criteria: 1) extend the equipment useful life, or 2) increase the output and/or efficiency of the equipment. As a result, we follow the deferral method of accounting for major maintenance costs; and thus, they are capitalized and amortized over the period benefited, which is generally the three-year period until the next turnaround. Deferred major maintenance costs are reported under Property, plant and equipment, net, in the consolidated balance sheet at December 31, 2013. We expense repair and maintenance activities in the period performed.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

Intangible Assets

        Intangible assets include the technology license we acquired related to the propane dehydrogenation process, which is essential to the design, construction and operation of the facility, as well as emission credits. The technology license is being amortized on a straight-line basis over its estimated useful life of 25 years. The emission credits are an indefinite life intangible which is subject to an annual evaluation for impairment.

  Deferred Financing Costs and Other Assets

        Deferred financing costs and other assets as of December 31, 2013 and 2012, consist primarily of deferred financing costs incurred in connection with the closings of our credit facilities in March 2013 and March 2012, respectively. The costs associated with our credit facilities are being amortized using the effective interest method and are classified as interest expense. During 2013 we completed the refinancing of our term loan, and the remaining unamortized costs associated with the term loan were written off at that time resulting in a loss on early extinguishment of debt of $20.4 million. During 2012 we successfully completed the refinancing of our construction loan into a term loan, and the remaining unamortized costs associated with the construction loan were written off at that time resulting in a loss on early extinguishment of debt totaling $7.0 million.

  Impairment of Long-Lived Assets

        Long-lived assets used in operations are assessed for possible impairment when events or changes in circumstances indicate a potential significant deterioration in future cash flows projected to be generated by the assets. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, which is generally at the facility level, as we produce one principal product.

        If, upon review, the sum of the projected undiscounted cash flows is less than the carrying value of the asset group, the carrying value is written down to the estimated fair value. The fair values of impaired assets are usually determined based on the present value of projected future cash flows using discount rates commensurate with the risks involved in the asset group, as quoted market prices in active markets are generally not available. The expected future cash flows used for impairment reviews and related fair value calculations are based on projected production volumes, sales volumes, prices and costs, taking into consideration available internal and external information at the date of review.

        Should an impairment of assets arise, we would be required to record a charge to operations that could be material to the period reported. We have not recorded any impairment charges in any period.

  Asset Retirement Obligation

        An asset and a liability are recorded at fair value when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. When the liability is initially recorded, this cost is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is increased for changes in present value, and the capitalized cost is depreciated over the estimated useful life of the related asset.

        Where we can reasonably estimate the asset retirement obligation, we accrue a liability based on an estimate of the timing and amount of settlement. In estimating our asset retirement obligations, we

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

utilize several assumptions based on when the liabilities were recorded, including an inflation rate and a credit-adjusted discount rate. We record changes in these estimates based on changes in the expected amount and timing of payments to settle our obligations.

  Environmental Costs

        Environmental expenditures are expensed or capitalized as appropriate, depending on future economic benefit. Expenditures that relate to an existing condition caused by past operations and that do not have future economic benefit are expensed. Liabilities for expenditures are recorded on an undiscounted basis unless the amount and timing of cash payments for the liability are fixed or determinable, in which case they are recorded on a discounted basis. Expenditures that create future benefits or contribute to future revenue generation are capitalized.

Income Taxes

        We are a partnership and are treated as a partnership for federal tax purposes whereby the impact of our operations is subject to tax at the partner level. Therefore, no federal income taxes are recognized in the consolidated financial statements. The aggregate difference in the basis of our net assets for financial and tax reporting purposes cannot be readily determined because information regarding each partner's tax attributes is not available to us.

        As an entity operating in the State of Texas, we are subject to the Texas Margin Tax, which is an income tax. We follow the liability method of accounting for these income taxes. Deferred income tax assets and liabilities are recognized for temporary differences between the assets and liabilities for financial reporting and tax purposes.

        We recognize the tax effects of any uncertain tax positions we may adopt if the position taken by us is more likely than not sustainable based on its technical merits. If a tax position meets such criteria, the tax effect that would be recognized by us would be the largest amount of benefit with more than a 50% chance of being realized. See Note 12 for additional information regarding our income taxes.

Equity-Based Compensation

        We recognize compensation expense related to equity-based awards granted to employees based on the estimated fair value of the awards on the date of grant, net of estimated forfeitures (see Notes 13 and 14). The grant date fair value of the equity-based awards is generally recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the respective awards.

        We also account for equity-based awards granted to non-employees based on the estimated fair value of the awards. The measurement of equity-based compensation for awards granted to non-employees is subject to periodic adjustment as the awards vest, and the resulting change in value is recognized in the statement of comprehensive income (loss) during the period the related services are rendered.

  Fair Value of Financial Instruments

        We consider cash and cash equivalents, accounts receivable, accounts payable, accounts receivable-related parties, accounts payable-related parties, and accrued liabilities to be financial instruments in which the carrying amounts represent fair value because of the short-term nature of the accounts.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

        Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in a principal or most advantageous market. Fair value is a market-based measurement that is determined based on inputs, which refer broadly to assumptions that market participants use in pricing assets or liabilities. These inputs can be readily observable, market corroborated or generally unobservable inputs. The Codification establishes a hierarchical disclosure framework that ranks the quality and reliability of information used to determine fair values. The hierarchy is associated with the level of pricing observability utilized in measuring fair value and defines three levels of inputs to the fair value measurement process—quoted prices are the most reliable valuation inputs, whereas model values that include inputs based on unobservable data are the least reliable. Each fair value measurement must be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety.

        Assets and liabilities that are carried at fair value are classified and disclosed in one of the following three categories:

Level 1—Quoted market prices in active markets for identical assets and liabilities.
Level 2—Observable market-based inputs or unobservable inputs that are corroborated by market data.
Level 3—Unobservable inputs that are not corroborated by market data.

        The Partnership makes certain assumptions it believes that market participants would use in pricing assets or liabilities, including assumptions about risk, and the risks inherent in the inputs to valuation techniques. Credit risk of the Partnership and its counterparties is incorporated in the valuation of assets and liabilities. The Partnership believes it uses valuation techniques that maximize the use of observable market-based inputs and minimize the use of unobservable inputs.

        The following table presents the financial instruments that require fair value disclosure as of December 31, 2013, by level within the hierarchy:

	Fair Value
	Level 1	Level 2	Level 3	Carrying Value
	(in thousands)
Financial liabilities
Senior Notes	$—	$367,401	$—	$365,000

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

        The following table presents the financial instruments that require fair value disclosure as of December 31, 2012:

	Fair Value
	Level 1	Level 2	Level 3	Carrying Value
	(in thousands)
Financial assets
Propane swaps	$—	$2,386	$—	$2,386
Financial liabilities
Variable rate debt	$—	$345,636	$—	$341,294
Propane swaps	$—	$65,439	$—	$65,439

        The senior notes and variable rate debt are deemed to be Level 2 financial instruments because they are based on observable market data. At December 31, 2013 and 2012, the fair values were determined based on active trades and market corroborated data.

        The valuation assumptions utilized to measure the fair value of our propane swaps were observable inputs based on market data obtained from independent sources and are considered Level 2 inputs. To determine the fair value of the propane swaps, we utilized quoted prices for similar assets, liabilities and market-corroborated inputs. See Note 7 for discussion regarding our propane swaps.

        There are no financial instruments that are split across the levels, and there have been no financial instruments that transferred between the levels during the years ended December 31, 2013 and 2012.

Segment Reporting

        We operate in one segment for the production and sale of propylene and related by-products. All of our operations are located in Houston, Texas.

  Net Income (Loss) Per Common Unit

        Net income (loss) per common unit for a given period is based on the distributions that are made to the unitholders plus an allocation of undistributed net income (loss) based on provisions of the partnership agreement, divided by the weighted average number of common units outstanding. The two-class method dictates that net income (loss) for a period be reduced by the amount of distributions and that any residual amount representing undistributed net income (loss) be allocated to common unitholders and other participating unitholders to the extent that each unit may share in net income (loss) as if all of the net income (loss) for the period had been distributed in accordance with the partnership agreement. Unit-based awards granted under the PetroLogistics Long-Term Incentive Plan (the "Long-Term Incentive Plan") are eligible for Distribution Equivalent Rights ("DERs"). To the extent that non-forfeitable DERs are awarded, the underlying nonvested unit-based awards are considered participating securities for purposes of determining net income (loss) per unit. Undistributed income (loss) is allocated to participating securities based on the proportional relationship of the weighted average number of common units and unit-based awards outstanding. Undistributed losses (including those resulting from distributions in excess of net income) are allocated to common units based on provisions of the partnership agreement. Undistributed losses are not allocated to nonvested unit-based awards as they do not participate in net losses. Distributions declared

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

and paid in the period are treated as distributed earnings in the computation of earnings per common unit even though cash distributions are not necessarily derived from current or prior period earnings.

        The General Partner does not have an economic interest in the Partnership and, therefore, does not participate in the Partnership's net income (loss). Prior to the IPO, our predecessor was wholly-owned by Propylene Holdings. Accordingly, net income (loss) per common unit is not presented for periods prior to the IPO.

        The following table provides a reconciliation of net income (loss) and the allocation of net income (loss) to the common units and the unit-based awards for purposes of computing net income (loss) per unit for the year ended December 31, 2013, (in thousands, except units and per unit data):

		Limited Partner Units
	Total	Common Units	Long- Term Incentive Plan Unit-Based Awards
Net income	$175,043
Less: Distributions to unitholders	237,704	$236,443	$1,261

Assumed allocation of undistributed net loss	(62,661)	$(62,661)	$—

Weighted average units outstanding		139,101,921	721,600

Net income (loss) per unit:
Distributed earnings		$1.70	$1.75
Undistributed net loss allocation		(0.45)	—

Net income per common unit—basic and diluted		$1.25	$1.75

        The following table provides a reconciliation of net income (loss) and the allocation of net income (loss) to the common units and the restricted units for purposes of computing net income (loss) per unit for the period from May 9, 2012, the closing date of the IPO, through December 31, 2012, (in thousands, except units and per unit data):

	Total	Limited Partner Units Common Units	Long-Term Incentive Plan Unit-Based Awards
Net income	$54,218
Less: Distributions to unitholders	65,603	$65,330	$273

Assumed allocation of undistributed net loss	$(11,385)	$(11,385)	$—

Weighted average units outstanding		139,000,000	629,895

Net income (loss) per unit:
Distributed earnings		$0.47	$0.43
Undistributed net loss allocation		(0.08)	—

Net income per common unit—basic and diluted		$0.39	$0.43

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Significant Accounting Policies (Continued)

Recently Issued Accounting Standards

        During the first quarter of 2013, we adopted Accounting Standards Update ("ASU") ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities , which requires entities to disclose both gross and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting agreement and ASU 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Asset and Liabilities , which clarifies the scope of the offsetting disclosures of ASU 2011-11. The objective of the disclosure requirement is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of International Financial Reporting Standards. The adoption of this standard did not have a material impact on our consolidated financial statements.

        In February 2013, the FASB issued authoritative guidance through ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income , surrounding the presentation of items reclassified from accumulated other comprehensive income (loss) to net income. This guidance requires entities to disclose, either in the notes to the consolidated financial statements or parenthetically on the face of the statement that reports comprehensive income (loss), items reclassified out of accumulated other comprehensive income (loss) and into net earnings in their entirety and the effect of the reclassification on each affected statement of operations line item. In addition, for accumulated other comprehensive income (loss) reclassification items that are not reclassified in their entirety into net earnings, a cross reference to other required accounting standard disclosures is required. We adopted this guidance in the first quarter of 2013. The adoption of this guidance did not have an impact on our statement of comprehensive income (loss) or on our disclosures as we have historically had no other comprehensive income (loss) items.

  Reclassifications

        Certain amounts for prior periods have been reclassified in order to conform to the current period presentation.

3. Initial Public Offering

  First Amended and Restated Agreement of Limited Partnership of PetroLogistics LP

        On May 3, 2012, in connection with the completion of the IPO, our General Partner amended and restated our partnership agreement and executed the First Amended and Restated Agreement of Limited Partnership of PetroLogistics LP (the "partnership agreement"), which governs the rights of our partners. Among others, revisions included the recapitalization of our limited partner interests into common units in connection with the IPO and provisions regarding allocations and distributions.

        On May 9, 2012, we completed our IPO. Our common units are traded on the NYSE under the symbol "PDH." We received net proceeds of approximately $24.0 million from the sale of the common units, after deducting underwriting discounts.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Inventory

        Inventory consists of the following (in thousands):

	December 31,
	2013	2012
Product inventory
Raw materials	$8,356	$216
Work in progress	1,615	1,127
Finished product	3,014	3,103

Total product inventory	12,985	4,446
Maintenance spares	7,076	5,683

Total inventory	$20,061	$10,129

        Raw materials inventory consists primarily of propane feedstock. Work in progress inventory represents pipeline and plant fill inventory, which is a combination of propane and propylene. Finished goods inventory includes inventory stored at third party facilities pursuant to our propylene exchange and storage contracts. The exchange and storage contracts provide for storage capacity of 95 million pounds. Legal title and custody, control and risk of loss of finished goods inventory remains with us until the finished goods inventory is delivered to the customer pursuant to our propylene sales contracts.

5. Property, Plant and Equipment

        Property, plant, and equipment consist of the following at December 31 (in thousands):

	Lives in Years	2013	2012
Pipelines and plant	25	$44,389	$42,801
Machinery and equipment	5 to 25	558,420	550,433
Catalyst	3 to 25	31,506	21,889
Air permits	25	26,415	26,415
Deferred major maintenance	3	15,768	300
Land	N/A	4,828	4,597
Other	5 to 25	7,674	8,641

		689,000	655,076
Less accumulated depreciation and amortization		(96,354)	(72,611)

		592,646	582,465
Construction in process	N/A	19,802	12,806

Property, plant, and equipment, net		$612,448	$595,271

        Depreciation and amortization expense on property, plant and equipment of $41.0 million, $33.3 million, and $37.0 million are included in cost of sales in the statements of comprehensive income (loss) for 2013, 2012 and 2011, respectively. Of our total catalyst cost, 93% has a life of three to six years, while the remaining 7%, representing one specific catalyst, has a life equal to the estimated life of the plant of 25 years.

        For the years ended December 31, 2013, 2012, and 2011, we did not capitalize interest.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Intangible Assets

        The Company's intangible assets at December 31 consist of the following (in thousands):

	2013			2012
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Licensed technology	$14,181	$(1,595)	$12,586	$14,181	$(1,029)	$13,152
Emission Credits	9,315	—	9,315	9,315	—	9,315

Total	$23,496	$(1,595)	$21,901	$23,496	$(1,029)	$22,467

        The technology license is being amortized on a straight-line basis over its estimated useful life of 25 years.

        Amortization expense on our licensed technology for 2013, 2012, and 2011, was $0.6 million, $0.5 million, and $0.4 million, respectively, and is included in cost of sales. Amortization expense on the licensed technology for each of the next five years is estimated to be $0.6 million per year. We evaluated these emission credits for impairment at December 31, 2013, and concluded no impairment in their value had occurred.

7. Derivative Instruments

        Our business activities expose us to risks associated with unfavorable changes in the market price of propylene and propane. Commencing October 2011 through March 2012, we entered into certain derivative transactions (or "the propane swaps") with the intent of reducing volatility in our cash flows due to fluctuations in the price of propane, our sole feedstock. Under the terms of the arrangement, for a portion of our propane consumption, we locked in the price of propane as a fixed percentage of the price of Brent crude oil (the "contractual percentage"). Beginning in January 2012, and at the conclusion of each month thereafter through the May 2013 cancellation date, we performed a calculation to determine the average actual price of propane for that month as a percentage of the average actual price of Brent crude oil for that month (the "actual percentage"). If the actual percentage exceeded the contractual percentage under the propane swaps, we were owed a sum by the propane swaps counterparty. If the contractual percentage exceeded the actual percentage under the propane swaps, we owed a sum to the propane swaps counterparty. In March 2012, to offset the negative impact of the liability position of our propane swaps, we entered into reverse positions for a portion of our propane swaps maturing in the second half of 2013. These reverse positions resulted in an asset and are reflected as derivative assets in our consolidated balance sheet at December 31, 2012.

        On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. Under the omnibus agreement and the pledge agreement, any amounts that we were required to pay under the propane swaps were contributed to us as a capital contribution by PL Manufacturing and the PL Manufacturing Members. See Note 2 regarding the omnibus agreement.

        As of December 31, 2013, we do not have any outstanding commodity forward contracts to hedge our forecasted energy commodity purchases.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. Derivative Instruments (Continued)

  Fair Value of Derivative Contracts

        The fair values of our current and non-current derivative contracts are each reported separately on our consolidated balance sheets. The following table summarizes the fair values of our derivative contracts included on our consolidated balance sheets (in thousands):

	December 31, 2013		December 31, 2012
Derivatives not designated as hedging instruments	Derivative Assets, current	Derivative Liabilities, current	Derivative Assets, current	Derivative Liabilities, current
Propane swaps	$—	$—	$2,386	$65,439

Total derivatives	$—	$—	$2,386	$65,439

  Effect of Derivative Contracts on the Statement of Comprehensive Income (Loss)

        The following table summarizes the impact of our derivative contracts on our accompanying statements of comprehensive income (loss) (in thousands):

	Year ended December 31,
	2013	2012	2011
Derivatives Not Designated as Hedging Contracts	Net Loss (Gain) Recognized in Statement of Comprehensive Income (Loss)	Net Loss Recognized in Statement of Comprehensive Income (Loss)	Net Loss Recognized in Statement of Comprehensive Income (Loss)
Realized loss on propane swaps	$61,353	$104,895	$—
Unrealized loss (gain) on propane swaps	(63,053)	61,386	1,667

Propane swaps total	$(1,700)	$166,281	$1,667

8. Deferred Financing Costs and Other Assets

        As of December 31, 2013 and 2012, deferred financing costs and other assets consisted primarily of deferred financing costs of $12.0 million and $9.9 million, respectively, net of amortization. See Note 11 for a summary of deferred financing cost amortization by period.

        Scheduled amortization of deferred financing costs for the next five years as of December 31, 2013, is approximately $2.1 million in 2014, $2.2 million in 2015, $2.2 million in 2016, $2.3 million in 2017 and $1.6 million in 2018.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Accrued Liabilities

        The following table presents information regarding our accrued liabilities at December 31, 2013 and 2012:

	December 31,
	2013	2012
Accrued property taxes	$8,892	$—
Interest payable	5,703	4,255
Accrued salaries and benefits	4,674	3,873
Other	4,899	6,602

Total accrued liabilities	$24,168	$14,730

10. Asset Retirement Obligation

        Our asset retirement obligation is comprised of expected dismantlement and other costs to be incurred upon termination of operations and the closure of the facility. The estimated asset retirement obligation liability will increase, or accrete, each year over the life of the facility until it equals the estimated cash flows expected to be incurred on anticipated closure of the facility. The change in our asset retirement obligation is set forth below at December 31 (in thousands):

	2013	2012
Asset retirement obligation, beginning of period	$1,274	$1,180
Accretion expense	102	94

Asset retirement obligation, end of period	$1,376	$1,274

11. Debt

  2013 Credit Facilities and Debt Refinancing

        On March 28, 2013, we and our wholly owned finance subsidiary, PetroLogistics Finance Corp., co-issued jointly and severally $365.0 million of senior unsecured notes due 2020 (the "senior notes"), and we amended and extended our revolving credit facility from $120 million to $170 million with Morgan Stanley Senior Funding, Inc. (the "Agent"), and the lender parties thereto. We used the net proceeds from the issuance of the senior notes, after underwriting fees of $7.3 million, to (1) repay all borrowings outstanding under our term loan facility in the amount of $347.4 million, (2) pay $6.9 million for the call premium and costs associated with the cancellation of our term loan facility and (3) pay $3.0 million in commitment fees on our revolver and approximately $0.4 million in transaction fees. The proceeds from the senior notes, the repayment of the term loan and the transaction fees were net settled with the Agent as presented in the consolidated statement of cash flows for the year ended December 31, 2013. In addition, we incurred approximately $1.3 million in third party transaction costs. The senior notes were issued at the par value of $365 million, and are reported as long-term debt in our consolidated balance sheet at December 31, 2013. The refinancing of the term debt with the senior notes was treated as a debt extinguishment for accounting purposes, and we recorded total deferred financing costs of approximately $8.4 million. As part of our debt extinguishment, we wrote off unamortized deferred financing costs totaling $7.7 million and unamortized original issue discount of $5.8 million. The amendment and extension of our revolving

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Debt (Continued)

credit facility was treated as a debt modification for accounting purposes. We recorded total deferred financing costs associated with the revolving credit facility of approximately $3.6 million, and wrote off $0.1 million of deferred financing costs associated with the prior revolving credit facility. Cash paid for deferred financing costs totaled approximately $1.2 million with the remaining portion of $10.7 million net settled with the Agent through the senior note proceeds. The deferred financing costs associated with our senior notes and our credit facility are being amortized using the effective interest method over the terms of the underlying credit facilities.

        The indenture governing the senior notes and our amended and restated credit agreement contain certain restrictive financial covenants including limitations on our ability to incur additional debt and the requirement under the terms of our revolver to maintain a total senior secured leverage ratio, as defined, no greater than 2.0 to 1.0, but only in the event that on the last day of any quarter beginning with the quarter ended June 30, 2013, the aggregate amounts outstanding under the revolving credit facility exceeds $120 million.

        Interest Rate and Fees.    The senior notes bear interest at a fixed rate of 6.25% per annum, payable on April 1 and October 1. The revolving credit facility bears interest at a rate per annum based on an underlying base rate plus an applicable margin. The applicable margin for the revolving credit facility ranges from 2.0% for loans bearing interest at the alternate base rate to 3.0% for loans bearing interest at LIBOR. The alternate base rate is defined as the greatest of the prime rate in effect and the federal funds effective rate in effect plus 1/2 of 1.0%. The revolving credit facility also contains a facility commitment fee at a rate of 0.50% per annum based on the daily unused amount of the commitment amount of $170 million payable in arrears on the last day of March, June, September and December of each year.

        Amortization and Final Maturity.    The senior notes have a maturity date of April 1, 2020. Prior to April 1, 2016, we may redeem all or part of the senior notes at a redemption price equal to the sum of 100% of the principal amount of the senior notes, plus a "make-whole" premium, plus accrued and unpaid interest, if any, to the date of redemption. We may also redeem some or all of the senior notes on or after April 1, 2016, at the redemption prices (expressed as percentages of principal) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date.

Year	Percentage
2016	103.125%
2017	101.563%
2018 and thereafter	100.000%

        The revolving credit facility has a maturity date of March 28, 2018, and is secured by substantially all of PL Propylene's assets. At December 31, 2013, we had $170 million available for borrowing under our revolving credit facility.

        Guarantees.    The senior notes rank equally in right of payment with all of our existing and future senior indebtedness. The notes are guaranteed on a senior unsecured basis by our wholly-owned subsidiary PL Propylene. The full and unconditional guarantee ranks equally with all of the existing and future senior indebtedness of our guarantor subsidiaries. PL Propylene and PetroLogistics Finance Corp. are our only subsidiaries. Finance Corp. has no material assets and does not conduct any

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Debt (Continued)

operations. The Partnership has no independent assets or operations, and there are no significant restrictions upon our ability to obtain funds from our subsidiaries by dividend or loan. None of the assets of our subsidiaries represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act of 1933, as amended. The senior notes and the guarantee are effectively subordinated to all of our and our guarantor subsidiaries' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the senior notes are structurally subordinated to all future indebtedness and other liabilities of any of our subsidiaries that are not issuers or guarantors of the senior notes.

2012 Credit Facilities

        On March 27, 2012, PL Propylene, entered into a term loan facility of $350.0 million and a revolving credit facility of $120.0 million with Morgan Stanley Senior Funding, Inc., and the lenders party thereto (together, the "2012 credit facilities"). We drew $350.0 million under the term loan facility and used (1) $60.8 million to refinance and cancel our prior credit facilities, (2) $250.0 million to reimburse our Sponsors for construction capital expenditures and (3) approximately $16.5 million to pay associated financing costs and debt discounts. PL Propylene used the remaining amount (approximately $22.7 million) for working capital. The term loan included a discount of $7.0 million, which is reported net, less related amortization, against the total outstanding debt in our consolidated balance sheet at December 31, 2012. The discount was being amortized over the term of the term loan using the effective interest method.

        The 2012 credit facilities contained certain restrictive financial covenants including limitations on our ability to incur additional debt and the requirement on our revolver to maintain a total secured leverage ratio, as defined, no greater than 4.0 to 1.0, but only in the event that on the last day of any quarter beginning with the quarter ended June 30, 2012, the aggregate amounts outstanding under the revolving credit facility exceeded $100.0 million.

        Interest Rate and Fees.    Borrowings under the 2012 credit facilities carried interest at a rate per annum based on an underlying base rate plus an applicable margin. The applicable margin for the term loan facility and the revolving credit facility ranged from 4.75% for loans bearing interest at the Alternate Base Rate to 5.75% for loans bearing interest at LIBOR. During the first quarter of 2013, the interest rate on the term loan was based on LIBOR, subject to the LIBOR floor of 1.25%, resulting in a rate of 7%.

        The revolving credit facility also included a commitment fee calculated at a rate per annum equal to 0.50% on the average daily unused portion of the commitments under the revolving credit facility. In addition, we paid an annual management fee for the term loan facility and the revolving credit facility.

        Amortization and Final Maturity.    The term loan facility was being amortized in aggregate amounts of 0.25% per fiscal quarter of the original principal amount and had a final maturity date on the fifth anniversary of the closing date, March 27, 2017. The revolving credit facility maturity date was September 27, 2016.

        As required by our term loan facility, we entered into an interest rate protection agreement in July 2012 whereby we capped the three month LIBOR rate at 2.0% for up to $115.5 million on our term loan. The agreement remains in effect exclusive of the 2013 debt refinancing described below. The agreement terminates on March 27, 2014.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. Debt (Continued)

Loss on Extinguishment of Debt

        When we entered into the 2013 credit facilities, we recognized a loss on extinguishment of debt of approximately $20.4 million in our consolidated statement of comprehensive income (loss) for the year ended December 31, 2013. This loss on extinguishment resulted from the write off of approximately $7.7 million of unamortized deferred financing costs associated with the 2012 credit facilities. We also wrote off the unamortized original issue discount associated with the 2012 credit facilities in the amount of approximately $5.8 million. In addition, we paid a call premium of approximately $6.9 million for the prepayment of the term loan.

        When we entered into the 2012 debt refinancing, we wrote off approximately $7.0 million of unamortized deferred financing costs associated with the prior credit facility. The write-off of these costs is reflected as a loss on extinguishment of debt in our consolidated statement of comprehensive income (loss) for the year ended December 31, 2012.

        Interest expense, net consists of the following (in thousands):

	Year Ended December 31,
	2013	2012	2011
Interest expense incurred on borrowings	$(23,142)	$(21,758)	$(13,335)
Amortization of discount	(315)	(919)	—
Loan commitment fees	(810)	(1,014)	(1,402)
Amortization of deferred financing costs	(2,134)	(2,540)	(3,118)
Interest income	50	75	2

Interest expense, net	$(26,351)	$(26,156)	$(17,853)

12. Income Taxes

        Components of the income tax provision are solely related to the Texas Margin Tax and are as follows (in thousands):

	Year Ended December 31,
	2013	2012	2011
Current tax expense:
Federal	$—	$—	$—
State	1,344	1,042	540

Total	1,344	1,042	540
Deferred tax expense (benefit):
Federal	—	—	—
State	1,137	(289)	832

Total	1,137	(289)	832

Total income tax expense	$2,481	$753	$1,372

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. Income Taxes (Continued)

        The difference between the statutory U.S. federal income tax rate and our effective income tax rate is summarized as follows:

	Year Ended December 31,
	2013	2012	2011
Federal income tax rate	35%	35%	35%
Increase (decrease) as a result of:
Partnership earnings not subject to tax	(35)%	(35)%	(35)%
Texas Margin Tax	1.4%	1.3%	5.9%

Effective tax rate	1.4%	1.3%	5.9%

        At December 31, 2013 and 2012, we have recorded $1.7 million and $0.5 million, respectively, of deferred tax liabilities. Deferred tax liabilities at December 31, 2013 and 2012, primarily relate to excess depreciation related to the facility for tax purposes in the amounts of $1.5 million and $1.1 million, respectively. The deferred tax liability at December 31, 2012, is offset by a deferred tax asset related to the unrealized loss on the propane swaps in the amount of $0.6 million. As of December 31, 2013, our tax returns for 2009 through 2013 were open for examination by the State of Texas.

13. Employee Benefit Plans

Long-Term Incentive Plan

        The Long-Term Incentive Plan was adopted by our General Partner in May 2012. The Long-Term Incentive Plan is intended to promote our interests by providing incentive compensation, based on our common units, to employees, consultants, and directors and to encourage superior performance. The Long-Term Incentive Plan provides for grants of restricted units, phantom units, unit awards and other unit-based awards up to a plan maximum of 5,882,352 common units.

        If an award is cancelled, forfeited, exercised, settled in cash or otherwise terminates or expires without the actual delivery of units, the units subject to such award will again be available for awards under the Long-Term Incentive Plan; however, common units withheld to satisfy exercise prices or tax withholding obligations are not available for delivery pursuant to other awards. The common units delivered pursuant to awards under the Long-Term Incentive Plan may be common units acquired on the open market or acquired from the Partnership, any affiliate or any other person or any combination thereof, as determined in the discretion of the Long-Term Incentive Plan's administrative committee.

  Unit-based Awards

        A unit-based award under the Long-Term Incentive Plan is a phantom unit whose terms and conditions are set by the Long-Term Incentive Plan administrative committee and that generally vests over a period of time and during that time is subject to forfeiture. Our unit-based awards to employees will generally vest over a three-year period either annually from the date of grant or upon the third anniversary of the grant date provided the recipient has continuously provided services to us, our General Partner, or any other of our affiliates. Unit awards to members of our General Partner's board of directors vest upon the first anniversary of the date of grant.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee Benefit Plans (Continued)

        Certain unit-based awards are eligible for DERs. Absent any restrictions on the DERs in an award agreement, we will pay DERs to the holder of the award without restriction at approximately the same time as we pay quarterly cash distributions to our common unitholders.

        During the year ended December 31, 2013, we recognized total equity-based compensation expense of approximately $4.5 million related to the unit-based awards ($2.0 million as cost of sales and $2.5 million as general and administrative expense). The weighted average grant date fair value of unit-based awards is based on the closing price of our underlying common units on the grant date.

        During the year ended December 31, 2012, we recognized total equity-based compensation expense of approximately $2.2 million related to the unit-based awards ($1.3 million as cost of sales and $0.9 million as general and administrative expense). The weighted average grant date fair value of unit-based awards is based on the closing price of our underlying common units on the grant date.

Employee Awards

        The following table presents activity related to our Long-Term Incentive Plan awards granted to employees during the years ended December 31, 2013 and 2012:

	Unit-Based Awards	Weighted average grant date fair value
Non-vested awards—December 31, 2011	—	$—
Awards granted	874,124	15.24
Awards forfeited	(28,388)	16.60

Non-vested awards—December 31, 2012	845,736	15.19
Awards granted	—	—
Awards vested	(280,539)	15.19
Awards forfeited	(21,423)	16.60

Non-vested awards—December 31, 2013	543,774	$15.14

        During the year ended December 31, 2013, 280,539 of the unit-based awards vested with a fair value of $3.6 million. The aggregate intrinsic value of outstanding unit-based awards at December 31, 2013, was approximately $6.3 million. At December 31, 2013, total compensation cost related to non-vested employee unit-based awards that had not yet been recognized totaled approximately $6.1 million. The weighted-average period over which this amount will be recognized is approximately 1.5 years. At December 31, 2012, none of the unit-based awards were vested.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. Employee Benefit Plans (Continued)

Director Awards

        The following table presents activity related to our Long-Term Incentive Plan awards granted to members of our General Partner's board of directors during the years ended December 31, 2013 and 2012:

	Unit-Based Awards	Weighted average grant date fair value
Non-vested awards—December 31, 2011	—	$—
Awards granted	16,182	12.36
Awards forfeited	—	—

Non-vested awards—December 31, 2012	16,182	12.36
Awards granted	23,289	12.88
Awards vested	(16,182)	12.36
Awards forfeited	—	—

Non-vested awards—December 31, 2013	23,289	$12.88

        During the year ended December 31, 2013, 16,182 of the unit-based awards vested with a fair value of $0.2 million. The aggregate intrinsic value of outstanding director unit-based awards at December 31, 2013, was approximately $0.3 million. These awards vest ratably over one year. At December 31, 2012, none of the unit-based awards were vested.

  Profit Sharing 401(k) Plan

        Our General Partner sponsors the PetroLogistics GP, LLC Profit Sharing 401(k) Plan (or the "Profit Sharing Plan") on behalf of its employees. The General Partner makes a safe harbor matching contribution equal to 100% of employee salary deferrals up to 6% of an employee's compensation subject to Internal Revenue Service annual limitations. During the years ended December 31, 2013, 2012 and 2011, we made safe harbor matching contributions, through our General Partner, of $0.7 million, $0.5 million and $0.5 million, respectively. In addition to the matching contributions, we make discretionary profit sharing contributions which are allocated based on an employee's age on December 31. For the years ended December 31, 2013, 2012 and 2011, we made profit sharing contributions, through our General Partner, totaling $1.3 million, $1.0 million and $0.8 million, respectively. Employees are generally eligible to participate in the Profit Sharing Plan following one year of service and vest in the matching and profit sharing contributions at a rate of 20% per year following two years of employment.

14. PL Manufacturing Profits Interest Plan

        Prior to the IPO, PL Manufacturing maintained a profits interest plan (the "Profits Interest Plan") for the benefit of our employees, as well as the key management employees of certain affiliated companies. Because the Profits Interest Plan was intended to compensate award recipients with respect to the services they performed for our benefit, the equity-based compensation expense is reflected in our financial statements. The Profits Interests Units (comprising the Class B, C and D Units) as referenced in this footnote are fully vested units in PL Manufacturing. Profits Interests Units are not

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. PL Manufacturing Profits Interest Plan (Continued)

the same security as our common units. Neither the Partnership nor the General Partner has any reimbursement obligation or other financial responsibility with respect to any future distributions made by PL Manufacturing.

        PetroLogistics Company LLC ("PetroLogistics LLC") is an affiliate entity. Through December 31, 2011, the senior executives who oversee our operations were employed by PetroLogistics LLC and provided management services to us pursuant to our services agreement with PetroLogistics LLC. The majority of the profits interests (or "Profits Interest Units") that PL Manufacturing issued were to persons employed by PetroLogistics LLC. For accounting purposes, we treated these awards as being made to non-employees through December 31, 2011. As of January 1, 2012, all PetroLogistics Company LLC employees transferred their employment to the General Partner and continued to provide management services to us. As of that date, the underlying grant date fair value of nonvested Profits Interest Units held by the former PetroLogistics LLC employees became fixed due to the change in employment status, and equity-based compensation expense attributed to these Profits Interest Units for the period from January 1, 2012 through the closing of the IPO in May 2012, was based on the underlying fair value of the Profits Interest Units as of January 1, 2012.

  Vesting and Unit Rights

        Under the Profits Interest Plan, Class B, C and D Profits Interest Units were granted to management and employees. The Class B Profits Interest Units were fully vested at the date of issuance, July 23, 2008. The issued and outstanding Class C and Class D Profits Interest Units vested over four years beginning on the later of March 11, 2009, or the recipient's date of employment. The Class C and Class D Profits Interest Units became fully vested upon the closing of the IPO in May 2012. There were no forfeitures for any of the periods presented. At the closing of the IPO, remaining unrecognized compensation expense related to the previously nonvested Profits Interest Units was fully recognized in the amount of approximately $43.7 million.

  Determination of Equity-Based Compensation Expense

        Equity-based compensation expense for all Profits Interest Units issued to employees was based on the estimated grant-date fair value of the Profits Interest Units less estimated forfeitures. We recognized this equity-based compensation expense on a straight-line basis over the requisite service period of the award. For Profits Interest Units granted to non-employees, non-vested Profits Interest Units were revalued at each reporting date at the current fair value, with any change in value reflected in the statements of comprehensive income (loss).

Estimates and Key Assumptions

        Our predecessor engaged an independent valuation specialist to assist us in determining the fair value of the Profits Interest Units for the years ended December 31, 2011 and 2010. The fair values of the Profits Interest Units as of December 31, 2011, were used as the basis for recording equity-based compensation expense related to the Profits Interest Units in 2012 as the values of the Profits Interest Units became fixed on January 1, 2012, due to the change in employment status of the former PetroLogistics LLC employees. Through March 31, 2011, we estimated the fair values of the Profits Interest Units using the Black-Scholes option-pricing model (or "OPM"). Beginning in the second quarter of 2011, we estimated the fair values of the Profits Interest Units using a hybrid method

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. PL Manufacturing Profits Interest Plan (Continued)

considering a probability weighting between (i) a 15% weighting with respect to a delayed exit scenario, in which we estimated the fair value of the Profits Interest Units using the OPM, and (ii) an 85% weighting with respect to an expected initial public offering scenario in which we effect an initial public offering as a master limited partnership, and which is largely based on comparable company valuations. These estimates required the use of highly subjective and complex assumptions to determine the fair value of equity-based awards, including the equity value of our business and the Profits Interests Units' expected time to liquidity, volatility, risk-free interest rate and dividend yield.

        Given the absence of a public trading market for the Profits Interest Units and in accordance with the American Institute of Certified Public Accountants Practice Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation , we exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the equity value of our business, including, among others: comparable company valuations, forecasts of future propylene and propane prices that are published by industry sources as of each valuation date; contemporaneous and retrospective valuations performed by an independent valuation specialist; the status of the facility's construction and operations, including risks attendant thereto; the likelihood of our achieving a liquidity event given prevailing market conditions; the nature, history and strategy for our business; the illiquidity of share-based awards involving private company securities; and current and future expectations about macroeconomic conditions.

        In valuing our business for purposes of the initial public offering scenario, we estimated the equity value of our business by considering forecasted sales and costs, including consideration of forecasts of future propylene and propane prices that were published by industry sources as of each valuation date. The forecasted financial results, including distributable cash flows, were then used to estimate the equity value of our business by applying yields of master limited partnerships. These market yields were based on then-current and expected distributions and unit prices of comparable master limited partnerships.

        In valuing our business prior to March 31, 2011, and for purposes of the delayed exit scenario on later dates, we estimated the equity value of our business by considering a weighted combination of value indications under two valuation approaches, an income approach and a market approach. The income approach estimated the present value of future estimated cash flows, based upon forecasted sales and costs, including consideration of forecasts of future propylene and propane prices that were published by industry sources as of each valuation date. These future cash flows were discounted to their present values using a discount rate derived from an analysis of the cost of capital of comparable publicly traded companies in our industry or similar lines of business as of each valuation date, as adjusted to reflect the risks inherent in our cash flows. The market approach estimates the fair value of a company by applying market multiples of comparable publicly traded companies in our industry or similar lines of business. These market multiples were based on key metrics implied by the enterprise values or acquisition values of comparable publicly traded companies.

        The fair values of our Profits Interest Units on a per-Unit basis were $3.16, $2.39 and $2.34 for Class B, Class C and Class D, respectively, at December 31, 2011. The weighted-average assumptions used in determining the fair values at December 31, 2011, included a 2-year estimated time to liquidity, 50% expected volatility, a 0.25% risk-free interest rate, and a 0% dividend yield.

        We estimated the time to a liquidity event based on our then-current expectations regarding the period during which we believed we could achieve significant milestones in our business strategy and

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. PL Manufacturing Profits Interest Plan (Continued)

effect a liquidity event. We had no historical volatility with respect to the Profits Interest Units since the Profits Interest Units had never been publicly traded. Accordingly, the volatility was estimated by using volatility information from a peer group of publicly traded companies. The risk-free rate was based on the U.S. Treasury rate for notes with terms best matching the Profits Interest Units' expected terms. The dividend yield assumption of 0% was based on our history and our expectation of not paying dividends if we did not change our structure.

        At the date of the IPO, the per unit fair values of the Class B, Class C and Class D Profits Interest Units based on the waterfall allocation of the IPO proceeds to PL Manufacturing and the PL Manufacturing Members was $4.53, $3.73 and $3.73, respectively.

        Total recognized equity-based compensation expense related to the Profits Interest Plan was as follows (in thousands):

	Year Ended December 31,
	2012	2011
Cost of sales	$402	$311
General and administrative expense	54,788	64,072

Total equity-based compensation expense related to the Profits Interest Plan	$55,190	$64,383

Employee Awards

        There were no grants of Profits Interest Units to employees during 2013, 2012 or 2011, and there was no activity relating to the employee Profits Interests Units during the year ended December 31, 2013.

        The table below summarizes the activity relating to the employee Profits Interests Units during the year ended December 31, 2012:

	Class B Units		Class C Units		Class D Units
	Number of Units	Weighted- Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted- Average Grant Date Fair Value
Units outstanding at December 31, 2011	—	$—	5,695,000	$0.35	—	$—
Units granted	—	—	—	—	—	—
Units forfeited	—	—	—	—	—	—
Increase in units resulting from changes in employment status at January 1, 2012	3,912,720	0.50	48,659,205	0.35	27,527,103	0.26

Units outstanding at December 31, 2012	3,912,720	$0.50	54,354,205	$0.35	27,527,103	$0.26

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. PL Manufacturing Profits Interest Plan (Continued)

        The table below summarizes the activity relating to the nonvested employee Profits Interests Units granted under the Plan for the year ended December 31, 2012:

	Class B Units		Class C Units		Class D Units
	Number of Units	Weighted- Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted- Average Grant Date Fair Value
Nonvested units outstanding at December 31, 2011	—	$—	1,910,000	$0.35	—	$—
Units granted	—	—	—	—	—	—
Increase in nonvested units resulting from changes in employment status at January 1, 2012	—	—	24,329,602	0.35	13,763,551	0.26
Units vested	—	—	(26,239,602)	0.35	(13,763,551)	0.26

Nonvested units outstanding at December 31, 2012	—	$—	—	$—	—	$—

Vested units at December 31, 2011	—	$—	3,785,000	$0.35	—	$—
Units vested	—	—	12,926,051	0.35	6,881,775	0.26
Increase in vested units resulting from changes in employment status at January 1, 2012	3,912,720	0.50	24,329,603	0.35	13,763,552	0.26
Units vested upon closing of the IPO	—	—	13,313,551	0.35	6,881,776	0.26

Vested units at December 31, 2012	3,912,720	$0.50	54,354,205	$0.35	27,527,103	$0.26

        The total fair value of employee Profits Interest Units that vested during the years ended December 31, 2012 and 2011 was $120.6 million and $0.3 million, respectively.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. PL Manufacturing Profits Interest Plan (Continued)

Non-Employee Awards

        There were no grants of Profits Interest Units to non-employees during 2013, 2012 or 2011, and there was no activity relating to the non-employee Profits Interests Units during the year ended December 31, 2013.

        The table below summarizes the activity relating to the non-employee Profits Interest Units during the year ended December 31, 2012:

	Class B Units		Class C Units		Class D Units
	Number of Units	Weighted-Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted-Average Grant Date Fair Value
Units outstanding at December 31, 2011	3,912,720	$0.50	49,359,205	$0.35	27,527,103	$0.26
Units granted	—	—	—	—	—	—
Units forfeited	—	—	—	—	—	—
Decrease in units resulting from changes in employment status at January 1, 2012	(3,912,720)	0.50	(48,659,205)	0.35	(27,527,103)	0.26

Units outstanding at December 31, 2012	—	$—	700,000	$0.35	—	$—

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. PL Manufacturing Profits Interest Plan (Continued)

        The table below summarizes the activity relating to the nonvested non-employee Profits Interest Units under the Plan for the year ended December 31, 2012:

	Class B Units		Class C Units		Class D Units
	Number of Units	Weighted-Average Grant Date Fair Value	Number of Units	Weighted Average Grant Date Fair Value	Number of Units	Weighted-Average Grant Date Fair Value
Nonvested units outstanding at December 31, 2011	—	$—	24,679,602	$0.35	13,763,551	$0.26
Units granted	—	—	—	—	—	—
Decrease in nonvested units resulting from changes in employment status at January 1, 2012	—	—	(24,329,602)	0.35	(13,763,551)	0.26
Units vested	—	—	(350,000)	0.35	—	—

Nonvested units outstanding at December 31, 2012	—	$—	—	$—	—	$—

Vested units at December 31, 2011	3,912,720	$0.50	24,679,603	$0.35	13,763,552	$0.26
Units vested	—	—	37,500	0.35	—	—
Decrease in vested units resulting from changes in employment status at January 1, 2012	(3,912,720)	0.50	(24,329,603)	0.35	(13,763,552)	0.26
Units vested upon closing of the IPO	—	—	312,500	0.35	—	—

Vested units at December 31, 2012	—	$—	700,000	$0.35	—	$—

        The total fair value of non-employee Profits Interest Units that vested during the years ended December 31, 2012 and 2011 was $1.3 million and $34.8 million, respectively.

15. Related Party and Affiliate Transactions

  Reimbursement Agreement with Lindsay Goldberg

        In November 2013 we entered into a Reimbursement Agreement with Lindsay Goldberg pursuant to which Lindsay Goldberg agreed to reimburse us for 50% of certain costs we incurred under a development agreement with a third party. In December 2013, Lindsay Goldberg reimbursed us $0.7 million of project development costs which we recorded as a reduction in development expense in our consolidated statements of comprehensive income (loss) for the year ended December 31, 2013. We ultimately elected not to pursue the potential development opportunity and anticipate receiving no further payments under the terms of the Reimbursement Agreement.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Related Party and Affiliate Transactions (Continued)

Services Agreement with PetroLogistics GP LLC

        We entered into a services agreement with our General Partner on January 1, 2012, pursuant to which our General Partner provides certain operational, managerial and general administrative services to us. All employees of PL Propylene and PetroLogistics LLC became employees of our General Partner on January 1, 2012. We reimburse the General Partner for all direct and indirect expenses the General Partner incurs or payments the General Partner makes on our behalf including, without limitation, salary, bonus, incentive cash compensation and employee benefits. During the years ended December 31, 2013 and 2012, we incurred fees of $21.9 million and $16.6 million, respectively, under the services agreement with our General Partner. The amounts we pay the General Partner for these services are reported in the statements of comprehensive income (loss) in the line item to which the expense relates.

  Services Agreement with PL Midstream LLC

        PL Midstream LLC ("PL Midstream"), a company in which we previously had a related party affiliation through Lindsay Goldberg, provided pipeline management services to us for a monthly charge. Lindsay Goldberg sold PL Midstream effective October 1, 2012. During the years ended December 31, 2012 and 2011, we incurred fees of $0.9 million and $0.8 million, respectively, for pipeline management services with PL Midstream which are included in cost of sales.

  Services Agreement with PetroLogistics Company LLC

        During 2011 PetroLogistics LLC provided certain services to us, including: (i) accounting, payroll, and other financial services; (ii) information systems, network, and communication services; and (iii) management services. These services were provided in exchange for a monthly charge. During the year ended December 31, 2011, we incurred fees of $2.8 million from PetroLogistics LLC. These fees are reported as general and administrative expense. As of January 1, 2012, PetroLogistics LLC no longer provides general and administrative services to us, and these services are now being provided to us by our General Partner.

  Indemnification Agreement

        The partnership agreement provides that each of our directors and officers may receive indemnification for actions associated with being a director or officer in order to enhance the indemnification rights provided under Delaware law and the partnership agreement. The partnership agreement provides each such director or officer with rights to receive his or her costs of defense if the individual is a party or witness to any proceeding other than a proceeding brought by or in the right of, us, provided that such director or officer has not acted in bad faith or engaged in fraud with respect to the action that gave rise to his or her participation in the proceeding.

Other

        We received the final reimbursement for realized losses from PL Manufacturing and the PL Manufacturing Members on August 14, 2013, at which time the omnibus agreement terminated in accordance with its terms. See Note 2 for further discussion relating to the omnibus agreement.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Related Party and Affiliate Transactions (Continued)

        During the years ended December 31, 2013, 2012 and 2011, we utilized the services of a company owned by Lindsay Goldberg in the amounts of approximately $2.9 million, $1.5 million, and $2.8 million, respectively, in connection with facility maintenance and construction activities.

        In 2011, we entered into an agreement with Lindsay Goldberg, under which we were to pay an annual fee of $2.0 million for advisory services. This agreement terminated under its terms with the IPO. At the closing of the IPO, we owed Lindsay Goldberg approximately $2.7 million related to this fee. This amount was waived by Lindsay Goldberg in May 2012 in connection with the IPO, and recorded as a contribution to partners' capital.

16. Concentration of Risk

  Credit Risk Due to Industry and Customer Concentrations

        All of our revenues are derived from companies in the petrochemical industry, and our principal market is the Texas Gulf Coast region. This concentration could affect our overall exposure to credit risk since these customers may be affected by similar economic or other conditions. Generally, we do not require collateral for our accounts receivable; however, we attempt to negotiate prepayment agreements with customers that are deemed to be credit risks in order to minimize our potential exposure to any defaults.

        The following table presents the concentration of total sales to our largest customers:

	Year Ended December 31,
	2013	2012	2011
Dow Chemical Company (Dow)	44%	42%	55%
Total Petrochemicals USA, Inc. (Total)	21%	20%	24%
INEOS Olefins and Polymers USA (INEOS)	18%	18%	16%
LyondellBasell Industries N.V. (LyondellBasell)	6%	12%	—
Others (less than 10% individually)	11%	8%	5%

Total sales	100%	100%	100%

        We have entered into market-based sales contracts with our propylene customers to provide minimum annual quantities. (see Note 17). These minimum quantities comprise the substantial majority of the facility's anticipated annual production of propylene. This concentration in the volume of business transacted with a limited number of customers subjects us to substantial risks. The loss of any of the above-named customers without replacement on comparable terms could adversely affect our business, results of operations and financial condition. If we were to lose one or more of our current customers, we would seek to engage in sales transactions with other petrochemical companies on either a long-term contract basis or in the spot market, although there is no assurance we would be able to do so.

  Feedstock Supplier Concentration Risk

        We have entered into long-term market-based contracts for the purchase of propane, our sole feedstock, as well as nitrogen and natural gas, and each of these contracts has a sole supplier.

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. Concentration of Risk (Continued)

Interruptions in or limitations on volumes provided under these contracts subject us to the risk that we would be unable to meet our production requirements if we are unable to locate and procure replacement volumes from alternate sources.

  Counterparty Risk with Respect to Derivative Instruments

        Our business activities expose us to the risk associated with changes in the market price of propylene and propane. In order to manage our exposure to the price risk related to propane, we began entering into the propane swaps in October 2011 through March 2012. Pursuant to the omnibus agreement, through our General Partner, we allocated all of our benefits and obligations under the propane swaps to PL Manufacturing and the PL Manufacturing Members. (see Note 7).

        In those situations where we are exposed to credit risk in our derivative instruments transactions, we analyze the counterparty's financial condition prior to entering into an agreement. Generally, we do not require collateral nor do we anticipate nonperformance by our counterparty.

17. Commitments and Contingencies

        We are obligated under long-term market-based propylene sales agreements to supply our customers with minimum quantities of propylene annually absent the occurrence of a force majeure event.

        The following table illustrates certain information regarding our propylene contracts as of December 31, 2013 (in millions of pounds):

Company	Max	Min	Ends December 31
Contracts:
Dow	690	510	2018
Total	300	240	2017
INEOS	288	228	2016
LyondellBasell	60	60	2014
BASF Corporation	60	48	2016

Total	1,398	1,086

Purchase Obligations

        Under the terms of our propylene storage and transportation contracts and a nitrogen supply contract, we are obligated to make payments that approximate the following: $1.1 million in 2014, $0.6 million in each of 2015, 2016 and 2017, $0.7 million in 2018 and $1.4 million thereafter. Our propylene storage and transportation contracts are based on the number of pounds of propylene stored with the counterparty and contain minimum annual storage and transportation amounts. During the years ended December 31, 2013, 2012, and 2011, we incurred $2.7 million, $2.5 million, and $1.7 million, respectively, under our long-term propylene storage and transportation contracts. Our nitrogen supply contract is a market-based contract that is adjusted annually for inflation and contains minimum quarterly purchase quantities. During the years ended December 31, 2013, 2012 and 2011, we incurred $1.0 million, $0.9 million, and $0.9 million, under our nitrogen supply contract. We also have

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Commitments and Contingencies (Continued)

contracts to purchase propane and other materials used in the production process, but these contracts do not specify minimum purchase commitments.

  Lease Obligations

        We are obligated for rentals under a lease for office space that commenced on April 1, 2012. Under this contract, we are obligated to make payments that approximate the following: $0.4 million in each of 2014, 2015, 2016, 2017, and $0.1 million in 2018. The office space lease expires April 30, 2018. During 2011, we did not have any non-cancelable lease agreements that extended beyond one year.

        For 2013, 2012, and 2011, we recorded total rent expense, which includes equipment rentals, of $1.8 million, $2.5 million, and $2.6 million, respectively.

  Environmental Matters

        We are subject to extensive federal, state and local laws, regulations, rules and ordinances relating to pollution, protection of the environment and human health, and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. Actual or alleged violations of environmental laws or permit requirements could result in restrictions or prohibitions on facility operations, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. We are also subject to climate change laws and regulations. The facility may experience releases of hydrocarbons or other contaminants into the environment, or we may discover past releases that were previously unidentified. Although we maintain an inspection program designed to prevent and, as applicable, detect and address such releases promptly, damages and liabilities incurred due to any such environmental releases from our assets may affect our business. To date, management has not identified any material environmental obligations.

  Insurance

        The facility may experience damage as a result of an accident, natural disaster or terrorist activity. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, and suspension of operations. We maintain insurance of various types that we consider adequate to cover our assets and operations. The insurance policies are subject to deductibles, limits and sub-limits and other terms, such that our ability to receive indemnification thereunder is limited. Our insurance does not cover every potential risk associated with operating the facility.

        The occurrence of a significant event that is not fully insured, indemnified or reserved against, or the failure of a party to meet its indemnification obligations, could materially and adversely affect our operations and financial condition. We believe we are adequately insured with respect to our operations.

  Legal Matters

        We are routinely involved in various legal matters arising from the normal course of business for which no provision has been made in the financial statements. While the outcome of these proceedings

PetroLogistics LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. Commitments and Contingencies (Continued)

cannot be predicted with certainty, we believe that these proceedings, when resolved, will not have a material adverse effect on our results of operations, financial position, or liquidity.

18. Subsequent Events

        In January 2014, we granted 212,372 phantom units to our employees under our Long-Term Incentive Plan with a grant date fair value of $12.00 per unit or approximately $2.5 million. These phantom units will vest on the third anniversary of the grant date so long as the award recipient remains continuously employed by the General Partner.

        On February 3, 2014, the General Partner approved a distribution to common unitholders of record as of February 18, 2014. The distribution of 30 cents per common unit was paid on February 25, 2014.

        In March 2014, we received notice of a lawsuit filed against us for liability involving personal injuries sustained in February 2014 by a contractor's employee working at our facility. Our third-party contracts contain indemnification clauses for incidents of this nature, including an obligation of the contractor to indemnify and defend us with respect to the applicable lawsuit. We also carry general liability insurance, subject to a deductible. We do not expect the cost of a settlement or eventual judgment, if any, to be material to our financial position or results of operations.

19. Quarterly Financial Data (Unaudited)

	Sales	Gross Profit	Net Income (Loss)	Net Income (Loss) per Unit
	(In millions, except per unit amounts)
2013
First Quarter	$208.7	$94.6	$57.1		$0.41
Second Quarter	159.4	48.3	41.4		0.29
Third Quarter	198.4	68.5	55.1		0.39
Fourth Quarter	191.0	32.9	21.4		0.15
2012
First Quarter	$234.7	$66.0	$(45.4)	$	N/A
Second Quarter	193.8	72.4	(37.8)		0.20	(1)
Third Quarter	156.1	38.1	0.6		—
Fourth Quarter	166.1	45.5	25.9		0.19

(1)
Represents net income per unit subsequent to the IPO (May 9, 2012, through June 30, 2012).

Item 9.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

  Controls and Procedures.

Disclosure Controls and Procedures

        We maintain written "disclosure controls and procedures," which we refer to as our "DCP." Our DCP is designed to help ensure that (i) information required to be disclosed by us in reports that we file under the Securities Exchange Act of 1934 (the "Exchange Act") is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms, and (ii) such information is accumulated and communicated to management, including our Executive Chairman, our Chief Executive Officer, our Chief Financial Officer and our General Counsel, to allow for timely decisions regarding required disclosure.

        Applicable SEC rules require an evaluation of the effectiveness of the design and operation of our DCP. Management, under the supervision and with the participation of our Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and General Counsel, has evaluated the effectiveness of the design and operation of our DCP as of the end of the period covered by this report, and has found our DCP to be effective in providing reasonable assurance of the timely recording, processing, summarization and reporting of information, and in the accumulation and communication of information to management to allow for timely decisions with regard to required disclosure.

Internal Control over Financial Reporting

        Management is responsible for establishing and maintaining adequate internal control over financial reporting. "Internal control over financial reporting" is a process designed by, or under the supervision of, our Executive Chairman, our Chief Executive Officer and our Chief Financial Officer, and effected by the board of directors of our General Partner, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The management of our General Partner, including our Chief Executive Officer and Chief Financial Officer, has conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2013, based on the framework in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on that evaluation, management concluded that our internal control over financial reporting was effective at the reasonable assurance level as of December 31, 2013.

        Although we have made various enhancements to our controls, there have been no changes in our internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

        Ernst & Young LLP, a registered public accounting firm, has audited the consolidated financial statements included in this report and has issued an attestation report on our internal control over financial reporting. The attestation report of our registered public accounting firm and management's report on our internal control over financial reporting are set forth in "Item 8. Financial Statements and Supplementary Data" and are incorporated herein by reference.

Certifications

        The certifications of our Executive Chairman, our Chief Executive Officer and our Chief Financial Officer pursuant to Exchange Act rules 13a-14(a) and 15d-14(a) are filed with this report as Exhibits 31.1, 31.2 and 31.3. The certifications of our Executive Chairman, our Chief Executive Officer

and our Chief Financial Officer pursuant to 18 U.S.C. 1350 are furnished with this report as Exhibits 32.1, 32.2 and 32.3.

  Other Information.

        There was no information that was required to be disclosed in a report on Form 8-K during the fourth quarter of 2013 that has not previously been reported.

PART III

Item 10.    Directors, Executive Officers and Corporate Governance.

Code of Business Conduct and Ethics

        Our General Partner has adopted a Code of Business and Ethics Conduct for its employees, officers and directors, which covers a wide range of business practices and procedures. In addition, our General Partner has adopted a Financial Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller and persons performing similar functions (senior financial officers). Copies of such Codes are available on our website http://www.petrologistics.com, and copies will be mailed, without charge, upon written request to PetroLogistics LP, 600 Travis Street, Houston, TX 77002, Attn: General Counsel and Corporate Secretary. We intend to disclose any amendments to or waivers of the Codes on behalf of our senior financial officers on our website, at http://www. petrologistics.com promptly following the date of the amendment or waiver.

Our Management

        Our General Partner manages our operations and activities subject to the terms and conditions specified in our partnership agreement. Our General Partner will be indirectly owned by our sponsors, certain of our executive officers and certain of its employees. The operations of our General Partner in its capacity as general partner are managed by its board of directors. Actions by our General Partner that are made in its individual capacity will be made by our sponsors, as indirect owners of a controlling interest in our General Partner, and not by the board of directors of our General Partner. The board of directors of our General Partner is not elected by our unitholders and will not be subject to re-election on a regular basis in the future. The executive officers of our General Partner will manage our day-to-day activities consistent with the policies and procedures adopted by the board of directors of our General Partner.

        Limited partners will not be entitled to elect the directors of our General Partner or directly or indirectly participate in our management or operation. Our partnership agreement contains various provisions which replace default fiduciary duties under applicable law with contractual corporate governance standards. Our General Partner will be liable, as a general partner, for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made expressly non-recourse to it. Our General Partner therefore may cause us to incur indebtedness or other obligations that are non-recourse to it. Our credit facilities are non-recourse to our General Partner.

        Whenever our General Partner makes a determination or takes or declines to take an action in its individual, rather than representative, capacity, it is entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to us, any limited partner or assignee, and it is not required to act in good faith or pursuant to any other standard imposed by our partnership agreement or under Delaware law or any other law. Examples include the exercise of its call right, its voting rights and its determination whether or not to consent to any merger or consolidation of the partnership. Actions by our General Partner that are made in its individual capacity will be made by our sponsors, as indirect owners of a controlling interest in our General Partner, and not by its board of directors.

        As a publicly traded partnership, we qualify for, and intend to rely on, certain exemptions from the NYSE's corporate governance requirements, including the requirement that a majority of the board of directors of our General Partner consist of independent directors and the requirement that the board of directors of our General Partner have a nominating/corporate governance committee that is composed entirely of independent directors. While not required by NYSE rules, the board of directors of our General Partner has a compensation committee, however, our compensation committee may not be composed entirely of independent directors.

        As a result of these exemptions, our General Partner's board of directors is not comprised of a majority of independent directors, our General Partner's compensation committee is not comprised entirely of independent directors and our General Partner's board of directors does not currently intend to establish a nominating/corporate governance committee. Accordingly, unitholders will not have the same protections afforded to equityholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Independence Determination and Audit Committee

        Pursuant to the NYSE listing standards, a director will be considered independent if the board determines that he or she does not have a material relationship with our General Partner or us (either directly or indirectly as a partner, unitholder or officer of an organization that has a material relationship with our General Partner or us) and otherwise meets the board's stated criteria for independence. The NYSE listing standards specify the criteria by which the independence of directors will be determined, including guidelines for directors and their immediate family members with respect to employment or affiliation with us or with our independent public accountants.

        The board of directors of our General Partner has an audit committee that, among other things, oversees, reviews, acts on and reports to the board of directors of our General Partner on various auditing and accounting matters, including: the selection of our independent accountants, the scope of our audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the audit committee oversees our compliance programs relating to the legal and regulatory requirements as they relate to financial reporting.

        Our audit committee is comprised of three directors, John B. Walker, Phillip D. Kramer and Hallie Vanderhider. Our board has determined that audit committee members satisfy the independence standards established by the NYSE. Mr. Kramer qualifies as an "audit committee financial expert" for purposes of SEC rules and regulations. Our audit committee operates pursuant to a written charter, an electronic copy of which is available on our website at http://www.petrologistics.com.

Other Committees

        Our partnership agreement provides the board of directors of our General Partner the right to establish a conflicts committee, comprised of independent directors, to consider matters affecting the Partnership or any of its affiliates whenever a potential conflict of interest exists or arises. Any matters approved by the conflicts committee will be conclusively deemed to be in good faith to us, approved by all of our partners and not a breach by our General Partner of any duties it may owe us or our unitholders. The members of the conflicts committee may not be officers or employees of our General Partner or any person controlling our General Partner, including Lindsay Goldberg and York Capital, and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors, along with other requirements in our partnership agreement. Our audit committee may also serve as the conflicts committee. If the board of directors of our General Partner does not seek approval from the conflicts committee, and the board of directors of our General Partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the board of directors of our General Partner acted in good faith, and in any proceeding brought by or on behalf of us or any unitholder, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

        The board of directors of our General Partner has a compensation committee that establishes salaries, incentives and other forms of compensation for officers and certain other employees of our General Partner. The compensation committee operates pursuant to a written charter. Our compensation committee is comprised of Lance L. Hirt and John B. Walker.

Board Leadership Structure and Role in Risk Oversight

        David Lumpkins serves as a co-principal executive officer and as Executive Chairman. Our General Partner's board of directors has no policy with respect to the separation of the office of chairman and the office of chief executive officer. Our General Partner has determined that this leadership structure represents an efficient and effective arrangement and that our leadership structure is appropriate in light of our ownership structure. In 2013, Mr. Phillip D. Kramer was selected as our lead independent director and he continues to serve in that role. In such role, Mr. Kramer presides at executive sessions of the independent directors. Our board regularly holds meetings of the non-management directors and Mr. Lance Hirt acts as the chair of such meetings.

        The management of enterprise-level risk may be defined as the process of identification, management and monitoring of events that present opportunities and risks with respect to creation of value for our unitholders. The board of directors of our General Partner has delegated to management the primary responsibility for enterprise-level risk management, while the board has retained responsibility for oversight of management in that regard. Management provides an enterprise-level risk assessment to the board of directors of our General Partner at least once every year.

Non-Management Executive Sessions and Shareholder Communications

        NYSE listing standards require regular executive sessions of the non-management directors of a listed company, and an executive session for independent directors at least once a year. The board regularly holds meetings of the non-management directors and the independent directors met in December 2013.

        Interested parties can communicate directly with non-management directors by mail in care of the General Counsel and Secretary at PetroLogistics LP, 600 Travis Street, Suite 3250, Houston, Texas 77002. Such communications should specify the intended recipient or recipients. Commercial solicitations or communications will not be forwarded.

Meetings and Other Information

        All of our directors attended at least 75% of the aggregate number of meetings of the board of directors and the committees of the board on which the director served.

        Our Audit Committee Charter and Governance Guidelines, as well as our Code of Business and Ethics Conduct and our Financial Code of Ethics, each of which applies to our principal executive officer, principal financial officer and principal accounting officer, are available on our Internet website at http://www.petrologistics.com, and a copy will be mailed without charge, upon written request, to PetroLogistics LP, 600 Travis Street, Houston, TX 77002, Attn: General Counsel and Corporate Secretary. We intend to disclose any amendment to or waiver of the Codes on behalf of an executive officer or director either on our Internet website or in an 8-K filing. Our first annual CEO certification as required by Section 303A.12(a) of the NYSE's Listed Company Manual must be submitted to the NYSE within 30 days of filing our 2012 Annual Report on Form 10-K.

Audit Committee Report

        The audit committee of PetroLogistics GP LLC oversees the Partnership's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

        In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements contained in this Annual Report on Form 10-K.

        The Partnership's independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America. The audit committee reviewed with Ernst & Young LLP the firm's judgment as to the quality, not just the acceptability, of the Partnership's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

        The audit committee discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. The committee received written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP's communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from management and the Partnership.

        Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.

Phillip D. Kramer (Chairman)
John B. Walker
Hallie Vanderhider

Executive Officers and Directors

        We are managed and operated by the board of directors and executive officers of our General Partner. In this report, we sometimes refer to the executive officers of our General Partner as "our executive officers." Under our partnership agreement, employees and executive officers of our General Partner may, from time to time, provide management, advisory and administrative services to its affiliates and other persons.

        The following table sets forth the names, positions and ages of our executive officers and directors as of December 31, 2013:

Name	Age	Position With Our General Partner
David Lumpkins	59	Executive Chairman and Director
Nathan Ticatch	48	President, Chief Executive Officer and Director
Sharon Spurlin	48	Senior Vice President and Chief Financial Officer
Richard Rice	54	Senior Vice President, General Counsel and Corporate Secretary
Hank Jeans	61	Senior Vice President—Commercial
Randy Miller	48	Vice President—Engineering
Jaime Buehl-Reichard	34	Director
Alan E. Goldberg	59	Director
Lance L. Hirt	46	Director
Zalmie Jacobs	48	Director
Phillip D. Kramer	57	Director
Robert D. Lindsay	58	Director
Hallie A. Vanderhider	56	Director
John B. Walker	67	Director
Andrew S. Weinberg	39	Director

        David Lumpkins, co-founder of our predecessor, is responsible for formulating and executing our business strategy as well as providing general executive oversight of our managerial and commercial activities. Mr. Lumpkins has had a key role since the initial conception in the development and execution of the plan to develop the facility now owned and operated by us. Mr. Lumpkins has been affiliated with Lindsay Goldberg since 2000, during which time he has worked on a number of investment opportunities in the petrochemical and energy mid-stream industries including Lindsay Goldberg's prior investment in PL Midstream which he helped initiate and served as Chairman. Prior to his affiliation with Lindsay Goldberg, Mr. Lumpkins worked in the investment banking industry for 17 years principally for Morgan Stanley and Credit Suisse. In 1995, Mr. Lumpkins opened Morgan Stanley's Houston office and served as head of the firm's southwest region. Mr. Lumpkins also serves on the board of directors of Crestwood Midstream Partners LP. He is a graduate of the University of Texas where he also received his MBA. Mr. Lumpkins' extensive experience in the petrochemical, energy midstream and finance industries adds significant value to the board of directors of our General Partner.

        Nathan Ticatch, co-founder of our predecessor, is responsible for formulating and executing our business strategy and for managing our operations and commercial activities. Mr. Ticatch is the originator of the PDH project idea and has had a key role in the development and execution of the plan to develop the facility now owned and operated by us. Mr. Ticatch has been affiliated with Lindsay Goldberg since 2000, during which time he has worked on a number of investment opportunities in the petrochemical and energy mid-stream industries including Lindsay Goldberg's prior investment in PL Midstream which he helped initiate and most recently served as Vice-Chairman. Prior to his affiliation with Lindsay Goldberg, Mr. Ticatch worked in the petrochemical and logistics industry for GATX Terminals and ICI Americas. He is a graduate of Virginia Polytechnic Institute and State University with an engineering degree and received an MBA from the College of William and Mary. Mr. Ticatch's record of innovation in the petrochemical and logistics industries provides the critical capabilities that the board of directors of our General Partner needs to manage our business.

        Sharon Spurlin has served as Senior Vice President and Chief Financial Officer of our predecessor since 2009. Ms. Spurlin also served in that capacity for PL Midstream, a prior investment of Lindsay Goldberg related to the energy and petrochemical logistics sector. Ms. Spurlin is responsible for overseeing our accounting and financial reporting functions, business banking relations, treasury, procurement and information systems. Ms. Spurlin was employed by Plains All American Pipeline, L.P., from September 2002 to June 2009. During that time, Ms. Spurlin served as the Director of Internal Audit and then as the Assistant Treasurer. Prior to joining Plains All American Pipeline, L.P., Ms. Spurlin held the roles of Controller and Director of Financial Analysis for American Ref-Fuel Company and was an audit manager for a public accounting firm. Sharon earned a BBA in Accounting from Texas A&M University at Kingsville and is a Certified Public Accountant in the state of Texas.

        Richard Rice joined our General Partner as Senior Vice President, General Counsel and Corporate Secretary in November 2012. Prior to joining us, Mr. Rice was a partner at the law firm of Bracewell & Giuliani LLP, and was the head of its Oil, Gas and Midstream Practice Group. During his 28 year legal career with Bracewell & Giuliani, Mr. Rice worked on numerous domestic and international energy transactions, with a particular focus on the midstream sector and transactions relating to the acquisition, sale, construction and operation of petrochemical facilities, pipeline systems, storage facilities and related assets. Mr. Rice earned a B.S from the University of Connecticut and a J.D. from Vanderbilt University. He is a member of the State Bar of Texas and also a solicitor of the Senior Courts of England and Wales.

        Hank Jeans has served as the Senior Vice President—Commercial for our predecessor since inception. He also served in that capacity for PL Midstream, a prior investment of Lindsay Goldberg related to the energy and petrochemical logistics sector. Mr. Jeans is responsible for managing our business development and commercial activities. Prior to his affiliation with Lindsay Goldberg, Mr. Jeans worked in the crude oil, natural gas liquids and petrochemical industry for 30 years, most recently at Williams Olefins (from 1999 to 2004), where he was Director of NGL Feedstocks and Olefins. His responsibilities in that capacity included the acquisition of feedstocks and the marketing of ethylene, propylene and other co-products. Prior to his employment with Williams Olefins, Mr. Jeans spent 16 years with Union Texas Petroleum Corporation where he held various management positions. Mr. Jeans received a BS in Marketing from Louisiana State University and completed the Executive MBA Program at Rice University's Jesse H. Jones School of Management.

        Randy Miller has served as the Vice President—Engineering of our predecessor since 2007. Mr. Miller has been instrumental in the design and development of our facility since the commencement of the front end engineering design work in 2007. Mr. Miller has worked in the petrochemical industry for over 20 years. Prior to joining our predecessor, he served as a Senior Process Consultant at Barnes and Click Inc. from 1999 to 2006 where his last assignment was to advise us with respect to the development of the PDH project concept. Prior to Barnes and Click he worked for Westlake Chemical Company from 1995 to 1999 and for Dow Chemical from 1988 to 1995. He received a BS in Chemical Engineering from Texas A&M University and a MBA from University of Houston at Clear Lake, and is a Registered Engineer in the State of Texas.

        Jaime Buehl-Reichard was appointed as a director of our General Partner in June 2012. Ms. Buehl-Reichard became a director of our predecessor in 2008. Ms. Buehl-Reichard is a Managing Director at Lindsay Goldberg, which she joined in 2003, and holds an M.B.A. from Harvard University and a B.A. in Economics from Harvard College. She is also a director of Continental Energy Systems LLC. Ms. Buehl-Reichard was selected to serve on the board of directors of our General Partner due to her knowledge of our business and her investment expertise.

        Alan E. Goldberg was appointed as a director of our General Partner in June 2011. Mr. Goldberg became a director of our predecessor in 2007. Mr. Goldberg co-founded Lindsay Goldberg in 2001 and currently serves as a Co-Managing Partner. Mr. Goldberg holds a J.D. from Yeshiva University, an M.B.A. from the New York University Graduate School of Business, and a B.A. in philosophy and economics from New York University. Mr. Goldberg is a director of FAPS Holdings, Inc., Maine Beverage Company, LLC, Continental Energy Systems LLC, Intermex Holdings, Inc., The Brock Group, Inc., Crane & Co., Inc., PSC, LLC, Panadero Aggregates Holdings, LLC, Aviv REIT, Inc.,

NuStar Asphalt LLC, Intermodal Holdings L.P., Formation Energy L.P., Bell Nursery Holdings, LLC, Value Place Holdings LLC, Federal Way Asset Management L.P. and Pacific Architects and Engineers Incorporated. He also serves as a Trustee of Yeshiva University. Mr. Goldberg was selected to serve on the board of directors of our General Partner due to his significant investment experience and business judgment.

        Lance L. Hirt was appointed as a director of our General Partner in June 2011. Mr. Hirt became a director of our predecessor in 2007. He currently serves as chairman of the compensation committee of the board. Mr. Hirt is a Partner at Lindsay Goldberg, which he joined in 2003. Mr. Hirt received his M.B.A. and J.D. from Harvard University and graduated from Yeshiva College with a B.A. in economics. He currently serves as a director of The Brock Group, Inc., PSC, LLC, TryggPharma Group AS, Odfjell Terminals, Intermodal Holdings L.P., Vitruvian LLC, Formation Energy L.P. and Panadero Aggregates Holdings, LLC. Mr. Hirt served as a director of EnergySolutions, Inc. from 2005 until 2009. Mr. Hirt was selected to serve on the board of directors of our General Partner due to his expertise in business strategy and mergers and acquisitions.

        Zalmie Jacobs was appointed as a director of our General Partner in June 2011. Mr. Jacobs became a director of our predecessor in 2008. Mr. Jacobs joined York Capital in March 2008 and is Co-Head of Private Equity at York Capital and a partner of the firm. Prior to joining York Capital, for eleven years Mr. Jacobs co-led an investment group at Leucadia National Corporation. Previously, Mr. Jacobs worked as a Vice President at The Carlyle Group. Prior to that, he was a corporate attorney at Davis, Polk & Wardwell. Mr. Jacobs received a B.A. from Columbia College and a J.D. from Harvard Law School. Mr. Jacobs' knowledge of our business and extensive investment experience make him a valuable addition to the board of directors of our General Partner.

        Phillip D. Kramer was appointed as a director of our General Partner in July 2012 and was elected to serve as the chairman of the audit committee of the board. Mr. Kramer has served as Executive Vice President of Plains All American Pipeline, L.P. ("PAA") since November 2008 and previously served as Executive Vice President and Chief Financial Officer from PAA's formation in 1998 until November 2008. In addition, he was Executive Vice President and Chief Financial Officer of Plains Resources Inc. from May 1998 to May 2001, and previously served Plains Resources as Senior Vice President / Vice President and Chief Financial Officer from 1992 to 1997. Mr. Kramer is a past certified public accountant and was previously on the Board of Directors of Crusader Energy from 2008 through 2009. He is presently on the Board of Advisors of the University of Oklahoma Price College of Business.

        Robert D. Lindsay was appointed as a director of our General Partner in June 2011. Mr. Lindsay became a director of our predecessor in 2007. Mr. Lindsay co-founded Lindsay Goldberg in 2001 and currently serves as a Co-Managing Partner. Mr. Lindsay holds an M.B.A. from Stanford University and a B.A. in English and American literature and language from Harvard College. He is President and Chief Executive Officer of Bessemer Securities LLC as well as a director of The Bessemer Group, Incorporated and its subsidiary banks, including Bessemer Trust Company, N.A. Mr. Lindsay serves as a director of FAPS Holdings, Inc., Maine Beverage Company, LLC, Continental Energy Systems LLC, Intermex Holdings, Inc., The Brock Group, Inc., Bell Nursery Holdings, LLC, Crane & Co., Inc., PSC, LLC, Panadero Aggregates Holdings, LLC, NuStar Asphalt LLC, Vitruvian LLC, Weener Plastik GmbH and Pacific Architects and Engineers Incorporated. He also serves as a Trustee of the Cold Spring Harbor Biological Laboratory. Mr. Lindsay served as a director of Pike Electric Corporation from 2002 until 2013. Mr. Lindsay was selected to serve on the board of directors of our General Partner due to his significant investment experience and business judgment.

        Hallie A. Vanderhider was appointed as a director of our General Partner in April 2013 and is a member of the audit committee of the board. Ms. Vanderhider is Managing Partner of Catalyst Partners LLC, an investment banking firm providing financial advisory and capital services to the energy and technology sectors. She served for ten years as President, Chief Operating Officer and member of the board of Black Stone Minerals Company, L.P., a leading private oil and gas fee mineral owner, where prior to becoming President in 2007, she served as Executive Vice President and Chief Financial Officer. She serves on the board and is the current President of the Houston Producers' Forum and is a member of, among others, the Independent Petroleum Association of America, the Texas Independent Producers and Royalty Owners Association, the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants, the Energy Subcommittee for the Greater Houston Partnership, and the Steering Committee for the Executive Women's Partnership of the Greater Houston Partnership. Ms. Vanderhider received a B.B.A. in Accounting from the University of Texas at Austin and is a Certified Public Accountant.

        John B. Walker was appointed as a director of our General Partner in May 2012. Upon his appointment, Mr. Walker became a member of the audit committee of the board. Mr. Walker also serves on the compensation committee of the board. Mr. Walker is the Chief Executive Officer of EnerVest, Ltd., and Executive Chairman of EV Energy Partners, L.P., a master limited partnership. EnerVest is a private equity investment firm focused on the oil and gas industry. EnerVest entities have acquired more than $7 billion in oil and gas properties and currently operate approximately 27,000 wells in seventeen states. In his early career on Wall Street, Mr. Walker was selected by Institutional Investor as an "All American" energy analyst for six years in a row. He holds a BBA (with honors) from Texas Tech University and a MBA (with distinction) from New York University. Mr. Walker served the Independent Petroleum Association of America (IPAA) as Chairman from 2003-2005. He is a member of the National Petroleum Council and All-American Wildcatters. He serves or has served on the boards of the Houston Producers' Forum, Foundation for Energy Education, Petroleum Club of Houston, and the Texas Independent Producers and Royalty Owners Association. He is also a member of the Board of Regents of the Texas Tech University System. Mr. Walker was selected to serve on the board of directors of our General Partner because of his extensive experience in the energy industry as well as his leadership role in a master limited partnership.

        Andrew S. Weinberg was appointed as a director of our General Partner in June 2011. Mr. Weinberg became a director of our predecessor in 2007. Mr. Weinberg is a Partner at Lindsay Goldberg, which he joined in 2003. Mr. Weinberg holds an M.B.A. from Stanford University, and an A.B. in Economics and History from Dartmouth College. He currently serves as a director of The Brock Group, Inc., PSC, LLC, TryggPharma Group AS, Intermodal Holdings L.P., Formation Energy L.P. and Vitruvian LLC. Mr. Weinberg served as a director of EnergySolutions, Inc. from 2005 until 2009. Mr. Weinberg was selected to serve on the board of directors of our General Partner due to his strategic and merger and acquisition expertise.

        The directors and executive officers of our General Partner hold office until the earlier of their death, resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of such equity securities. Such persons are also required to furnish us with copies of all Section 16(a) forms that they file. Such forms are accessible on or through our Internet website at http://www.petrologistics.com.

        To our knowledge, based solely on representations by these persons that no additional reports needed to be filed, all reports required to be filed during 2013 were filed on a timely basis, except for the following forms:

  •
  On January 2, 2014, PL Manufacturing distributed all of the remaining common units that were pledged by the PL Manufacturing Members pursuant to the omnibus agreement and the pledge agreement. PL Manufacturing distributed common units to LG Propylene LLC, YSOF Propylene Investor, LLC, David Lumpkins, Nathan Ticatch, Randy Miller, Hank Jeans, John Parkinson and Sharon Spurlin. The Form 4s for these entities and persons were filed on January 10, 2014.

  •
  Certain phantom units held by Sharon Spurlin and Richard Rice vested in November 2013. The Forms 4 were filed on January 16, 2014.

Item 11.    Executive Compensation.

Compensation Committee Report

        The compensation committee of the board of directors of our General Partner has reviewed and discussed with management the compensation discussion and analysis contained in this Annual Report on Form 10-K. Based on those reviews and discussions, the compensation committee recommended to the board of directors that the compensation discussion and analysis be included in this Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Lance L. Hirt
John B. Walker

Compensation Discussion and Analysis (CD&A)

        Our General Partner has the sole responsibility for conducting our business and for managing our operations, and its board of directors and officers make decisions on our behalf. Our General Partner has formed a compensation committee (the compensation committee) to determine the compensation of the officers and directors of our General Partner, including the named executive officers.

        This compensation discussion and analysis, or CD&A, discusses the compensation paid to our executive officers and provides information about the compensation objectives and policies for these individuals. The CD&A is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This CD&A provides a general description of our compensation program and specific information about its various components.

        Throughout this discussion, the following individuals are referred to as the "named executive officers" and are included in the Summary Compensation Table:

    David Lumpkins—Executive Chairman

  •
  Nathan Ticatch—President and Chief Executive Officer

  •
  Sharon Spurlin—Senior Vice President and Chief Financial Officer

  •
  Richard Rice—Senior Vice President, General Counsel and Corporate Secretary

  •
  Hank Jeans—Senior Vice President—Commercial

  •
  Randy Miller—Vice President—Engineering

  Compensation Philosophy and Objectives

        Our future success and the ability to create long-term value for our unitholders depends on our ability to attract, retain, and motivate the executives necessary to manage our business. We employ a compensation philosophy that emphasizes pay for performance. We believe that compensation should:

    Align the interests of the individual with those of our unitholders;

  •
  Pay for performance, whereby an individual's total compensation is heavily influenced by the Partnership's and the individual's performance; and

  •
  Be competitive with compensation paid to persons having similar responsibilities and duties in other companies in the same and closely related industries in order to help us attract and retain the most qualified individuals.

        In supporting our objectives, the compensation committee considers the use of both cash and equity-based compensation in the total direct compensation package provided to our named executive officers. The compensation committee is currently considering a more formal policy with respect to our cash bonus and long-term equity programs for our executive officers. See "Compensation Discussion and Analysis—Actions Taken Regarding 2014 Compensation" below.

  Compensation Setting Process

        All compensation decisions for the named executive officers are determined by the compensation committee. The compensation committee seeks to provide a total compensation package designed to drive performance and reward contributions in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us. In determining compensation for our named executive officers, our compensation committee reviews the compensation practices of our peer companies and compensation data from our industry generally to the extent the competition for executive talent is broader than a group of selected peer companies. In addition, the compensation committee reviews and, in certain cases, participates in, various relevant compensation surveys and consults with compensation consultants with respect to determining compensation for the named executive officers.

        Role of Compensation Consultants.    During 2013, the compensation committee retained BDO USA, LLP ("BDO") as its independent compensation consultant for matters related to executive compensation. BDO prepared a report including market data with respect to peer company composition and compensation. The compensation committee has engaged BDO to advise it with respect to the development of a long-term equity compensation program for our executive officers. See "Compensation Discussion and Analysis—Actions Taken Regarding 2014 Compensation" below.

        Role of Executive Officers.    For 2013, base salaries and bonus amounts of our named executive officers, excluding the Executive Chairman and President and Chief Executive Officer, were proposed by our Executive Chairman and our President and Chief Executive Officer and approved by our compensation committee. Base salaries and bonus amounts of our Executive Chairman and our President and Chief Executive Officer for 2013 were determined by our compensation committee. For 2014 and future years, we expect that our Executive Chairman and our President and Chief Executive Officer will continue to provide periodic recommendations to the compensation committee regarding the compensation of the other named executive officers.

  Elements of Compensation

        The following discussion regarding the elements of compensation provided to the named executive officers reflects our current philosophy concerning the division of the elements of senior management employees' compensation packages. For the fiscal year ended December 31, 2013, the principal elements of compensation for the named executive officers were the following:

  •
  base salary;

  •
  discretionary bonus awards;

  •
  distribution equivalent payments received with respect to previously granted long-term equity-based incentive awards; and

  •
  non-discriminatory welfare and retirement benefits.

        Base Salary.    Base salary is the fixed annual compensation we pay to each named executive officer for performing specific job duties. It represents the minimum income a named executive officer may receive for a full year's performance.

        The compensation committee reviews base salaries on an annual basis, in consultation with the Executive Chairman and the President and Chief Executive Officer with respect to the base salaries of the other named executive officers, and may adjust base salaries upon consideration of any factors they deem relevant, including, but not limited to: (i) any increase or decrease in the executive's responsibilities, (ii) the executive's job performance, and (iii) the level of compensation paid to executives of other companies with which we compete for executive talent, as estimated based on publicly available information, compensation surveys, the experience of the members of the compensation committee and our Executive Chairman and President and Chief Executive Officer, and other relevant data.

        After considering the factors listed above, effective January 1, 2013, the compensation committee authorized the following base salaries for our named executive officers:

Name	Effective January 1, 2013	2012 Salary
David Lumpkins	$450,000	$400,000
Nathan Ticatch	450,000	400,000
Sharon Spurlin	300,000	260,000
Richard Rice	350,000	350,000
Hank Jeans	240,000	240,000
Randy Miller	275,000	250,000

        The compensation committee authorized these base salaries for the named executive officers in order to recognize the job performance of our named executive officers.

        Actions taken by the compensation committee regarding base salaries for 2014 are discussed below under "Compensation Discussion and Analysis—Actions Taken Regarding 2014 Compensation."

        Discretionary Bonus Awards.    Historically, annual bonuses have been discretionary. We review annual cash bonus awards for the named executive officers at the end of each fiscal year to determine award payments for that fiscal year. Currently we do not have a practice of establishing target bonuses for our named executive officers. When determining the appropriate bonus payments each year we consider both company and individual performance; however, at present there are no pre-established formulas, metrics or goals against which we measure the company or individual performance factors. We believe that an annual bonus program based on performance motivates management to achieve key short-term business objectives and aligns executives' interests with our unitholders' interests.

        The bonuses for 2013 performance (the 2013 Bonuses) were approved by the compensation committee following a year-end review of the individual performance of the executive officer in question and our overall performance for 2013 and were paid in early 2014. While the compensation committee takes all relevant information into account, the material factors considered when evaluating each executive's individual performance for purposes of the 2013 Bonuses included: (i) their contribution to our overall success, (ii) any increase or decrease in the level of their responsibilities and duties, and (iii) the overall quality of their job performance during the year. The amount of each named executive officer's 2013 Bonus was determined in the full discretion of our compensation committee after taking all of the factors enumerated above into consideration and determining what amount seemed fair and reasonable under the facts and circumstances. The 2013 Bonuses are reported in the "Bonus" column of the Summary Compensation Table for 2013.

        Long-Term Equity-Based Incentive Awards.    In order to incentivize our executive officers to continue to improve our business, our General Partner adopted the Long-Term Incentive Plan ("LTIP") for employees, consultants and directors of our General Partner and its affiliates, who perform services for us. Each of the named executive officers is eligible to participate in the LTIP. The LTIP provides for the grant of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, substitute awards and other unit-based awards. These awards are intended to align the interests of employees (including the named executive officers) with those of our unitholders and to give those employees the opportunity to share in our long-term performance.

        The compensation committee may approve grants of awards under the LTIP on terms that it determines appropriate, including the period during and the conditions on which the award will vest. The compensation committee determined not to make any awards under the LTIP to our named executive officers during 2013; however, certain named executive officers held outstanding unit-based awards during 2013 that were awarded under the LTIP during 2012. These outstanding unit-based awards are subject to service-based conditions and vest in annual installments over a three year period, subject to continued service by the named executive officer through each applicable vesting date. The outstanding unit-based awards will be settled upon vesting in the form of common units. In addition, these outstanding unit-based awards include distribution equivalent rights, which provide that the award recipient receives quarterly distributions on the number of common units underlying each outstanding unit-based award at the time such distributions are declared and paid to unitholders generally. The amounts received with respect to the distribution equivalent rights comprise a portion of the compensation for these named executive officers and are taken into account by the compensation committee in evaluating total compensation for the officers. The amounts received during 2013 with respect to the distribution equivalent rights are reported in the "All Other Compensation" column of the Summary Compensation Table.

        For 2014, the compensation committee recommended and the board of directors approved the grant of phantom units to certain of the named executive officers. See "Compensation Discussion and Analysis—Actions Taken Regarding 2014 Compensation" below.

        Employee Benefits.    In addition to the elements of compensation previously discussed, the named executive officers are eligible for the same health, welfare and other employee benefits as are available to all employees generally, which include medical and dental insurance, short and long-term disability insurance, life insurance, and a 401(k) profit sharing plan. The 401(k) profit sharing plan permits all eligible employees, including the named executive officers, to make voluntary salary deferrals, subject to applicable tax limitations. The 401(k) profit sharing plan also provides a dollar-for-dollar safe harbor matching contribution on the first 6% of eligible compensation contributed to the plan as salary deferrals, which is 100% vested at all times. Discretionary profit sharing contributions are made to the 401(k) profit sharing plan for employees who have completed one year of service and are employed on the last day of the plan year, and these contributions are based upon age and a target rate and are typically paid in the first quarter of the following year. In addition, minimal perquisites have historically been provided to our named executive officers, as approved on a case-by-case basis, and the annual cost of such personal benefits provided to each named executive officer has been less than $10,000. We do not sponsor any defined benefit pension plan or nonqualified deferred compensation arrangements at this time.

Severance and Change in Control Arrangements

        Except as provided pursuant to the outstanding unit-based awards granted under our LTIP, we did not have any employment or other agreements in place with our named executive officers providing for severance and/or change in control benefits during 2013 and, to date in 2014, our General Partner has not adopted any arrangements that would provide severance and/or change in control benefits to our named executive officers. Our General Partner may change this policy in the future. The termination and change in control provisions of the unit-based awards granted in 2012 under our LTIP are described below in the section titled "Potential Payments upon Termination or Change in Control."

  Actions Taken Regarding 2014 Compensation

        The compensation committee, with input from its independent compensation consultant BDO, is currently analyzing our 2014 compensation program for the named executive officers and is considering potential modifications to such program for subsequent years so that our annual compensation arrangements create a greater alignment between our executive officers and our unitholders. As part of the review the compensation committee is considering certain modifications to our existing arrangements including the addition of metrics-based performance measures. To date, however, no specific decisions have been made by the compensation committee regarding 2014 bonuses.

        The compensation committee has authorized the following base salaries for our named executive officers, effective January 1, 2014:

	Effective January 1, 2014	2013 Salary
David Lumpkins	$475,000	$450,000
Nathan Ticatch	475,000	450,000
Sharon Spurlin	320,000	300,000
Richard Rice	350,000	350,000
Hank Jeans	255,000	240,000
Randy Miller	290,000	275,000

        The compensation committee authorized these base salaries for the named executive officers in order to recognize the job performance of our named executive officers.

        The compensation committee also granted phantom units to certain of our named executive officers on January 15, 2014. These phantom units will cliff vest in full on January 15, 2017, provided the officer remains continuously employed by us until that date. The awards have accompanying dividend equivalent rights, which provide that the award recipient receives quarterly distributions on the common units underlying the phantom units as and when declared by the Partnership.

Tax Considerations

        With respect to the deduction limitations under Section 162(m) of the Internal Revenue Code, (the Code) we are a limited partnership and do not meet the definition of a "corporation" under Section 162(m). Therefore, we are not subject to the $1 million deduction limitation imposed by Section 162(m).

Executive Compensation

        The following tables and narratives reflect certain historic compensation paid to our named executive officers.

Summary Compensation Table

        The following table and footnotes provide information regarding the compensation of the named executive officers during the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Unit Awards ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
David Lumpkins	2013	$450,000	$225,000	$—	$40,800	$715,800
Executive Chairman	2012	400,000	200,000	—	40,000	640,000
	2011	400,000	150,000	—	39,200	589,200
Nathan Ticatch	2013	$450,000	$225,000	$—	$35,700	$710,700
President and Chief Executive	2012	400,000	200,000	—	33,000	633,000
Officer	2011	400,000	150,000	—	31,946	581,946
Sharon Spurlin	2013	$300,000	$180,000	$—	$156,230	$636,230
Senior Vice President and	2012	260,000	150,000	1,000,006	33,000	1,443,006
Chief Financial Officer	2011	257,023	120,000	—	34,300	411,323
Richard Rice(5)	2013	$350,000	$125,000	$—	$366,227	$841,227
Senior Vice President General	2012	56,538	16,667	2,749,998	—	2,823,203
Counsel Corporate Secretary
Hank Jeans	2013	$240,000	$130,000	$—	$166,651	$536,651
Senior Vice President	2012	240,000	125,000	1,464,701	73,970	1,903,671
Commercial	2011	235,385	125,000	—	39,200	399,585
Randy Miller	2013	$275,000	$150,000	$—	$35,700	$460,700
Vice President Engineering	2012	250,000	150,000	—	35,000	435,000
	2011	243,846	125,000	—	34,300	403,146

(1)
For 2013, reflects amounts paid in the first quarter of 2014 pursuant to our discretionary annual cash bonus program for services provided in fiscal 2013.

(2)
Amounts in this column reflect the aggregate grant date fair value of unit awards granted in 2012 to the named executive officers pursuant to the LTIP, computed in accordance with FASB ASC Topic 718, "Compensation—Stock Compensation." See note 2 to our consolidated financial statements for the fiscal year ended December 31, 2013, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards.

(3)
The items reported in the "All Other Compensation" column represent employer matching contributions and employer profit sharing contributions made to the 401(k) profit sharing plan. Also included in the "All Other Compensation" amounts for Spurlin, Rice and Jeans is the payment of quarterly distributions on outstanding unit-based awards in 2013 in the aggregate amounts of $120,530, $340,727 and $127,941, respectively, pursuant to the unit-based awards granted in 2012.

(4)
For 2012, does not include the value of distributions received by certain named executive officers upon the closing of our IPO with respect to fully vested profits interests in PL Manufacturing, as those amounts were distributed by PL Manufacturing, without any input from the compensation committee, the Partnership or the General Partner. Neither the Partnership nor the General Partner has any reimbursement obligation or other financial responsibility with respect to those distributions or any future distributions made by PL Manufacturing, and such distributions are solely a burden on, and dilutive to, the return of the equity owners of PL Manufacturing. The right of the holders of these profit interest awards to receive future distributions with respect to such interests is not in any way contingent upon their continued service with us. See "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity-Based Incentive Awards" in Amendment No. 8 to our Registration Statement on Form S-1, filed with the SEC on May 2, 2012 for additional information.

(5)
Mr. Rice was hired on November 1, 2012, to serve as our Senior Vice President, General Counsel and Corporate Secretary, and the 2012 compensation reported for Mr. Rice is only for the period during which he was employed by us.

Grants of Plan-Based Awards for 2013

        None of the named executive officers received a grant of unit-based awards under our LTIP in 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table sets forth information concerning outstanding unit-based awards granted pursuant to the LTIP that were held by certain of the named executive officers as of December 31, 2013 . Messrs. Lumpkins, Ticatch, and Miller did not hold any outstanding unit-based awards under the LTIP as of December 31, 2013.

Name	Number of Units That Have Not Vested (#)(1)	Market Value of Units That Have Not Vested ($)(2)
Sharon Spurlin	51,840	$603,936
Richard Rice	146,549	$1,707,296
Hank Jeans	58,823	$685,288

(1)
Includes the following unit-based awards granted by us:

•
in May 2012 to Mr. Jeans, of which one third vested on May 9, 2013, one third vests on May 9, 2014, and the remaining one third vests on May 9, 2015, subject to continued employment on each applicable vesting date;

•
in November 2012 to Mr. Rice, of which one third vested on November 1, 2013, one third vests on November 1, 2014, and the remaining one third vests on November 1, 2015, subject to continued employment on each applicable vesting date; and

•
in December 2012 to Ms. Spurlin, of which one third vested on November 1, 2013, one third vests on November 1, 2014, and the remaining one third vests on November 1, 2015, subject to continued employment on each applicable vesting date. The compensation committee changed the vesting dates of Ms. Spurlin's award from December to November in order to reduce the recordkeeping burden associated with multiple vesting dates. The termination and change in control provisions of these unit-based awards held by Messrs. Jeans and Rice and Ms. Spurlin are described below in the section titled "Potential Payments upon Termination or Change in Control."

(2)
This column represents the closing price of our common units on December 31, 2013, which was $11.65, multiplied by the number of unvested unit-based awards outstanding on such date.

Option Exercises and Units Vested in the 2013 Fiscal Year

        The following table provides information regarding the vesting in 2013 of unit-based awards held by certain named executive officers. Messrs. Lumpkins, Ticatch, and Miller did not hold any outstanding unit-based awards under the LTIP that vested in 2013. To date, we have not granted any unit options.

Name	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Sharon Spurlin	25,921	$331,011
Richard Rice	73,275	$935,722
Hank Jeans	29,412	$376,179

(1)
Includes the number of common units withheld to satisfy tax withholding obligations with respect to vesting of the awards. After deducting the number of common units withheld, the net number of common units actually received by each named executive officer was as follows: (a) Ms. Spurlin—18,831 common units (with a value realized of $240,472), (b) Mr. Rice—53,234 common units (with a value realized of $679,798), and (c) Mr. Jeans—21,367 common units (with a value realized of $273,284).

(2)
The value realized upon vesting of unit-based awards is based on the following:

•
A closing price per share of our common stock of $12.79, for awards that vested on May 9, 2013.

•
A closing price per share of our common stock of $12.77, for awards that vested on November 1, 2013.

Pension Benefits

        Currently, our General Partner does not, and does not intend to, provide traditional defined benefit pension benefits to the employees, including the named executive officers. Our General Partner may change this policy in the future.

Nonqualified Deferred Compensation

        Currently, our General Partner does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan. Our General Partner may change this policy in the future.

Potential Payments upon Termination or Change in Control

        As of December 31, 2013, the only arrangements in place with our named executive officers providing such individuals with severance or change in control benefits were the arrangements included as part of the outstanding unit-based awards under our LTIP. To date, the compensation committee of our General Partner has not adopted any other arrangements that will provide severance or change in control benefits to our named executive officers.

        The outstanding unit-based awards under our LTIP become fully vested upon a named executive officer's death or the occurrence of a change in control. For purposes of the unit-based awards, "change in control" means (i) a person or group becomes the beneficial owner of 50% or more of the voting power of the voting securities of the Partnership or of the General Partner, (ii) the limited partners of the Partnership or the General Partner approve a plan of complete liquidation of the Partnership or the General Partner, (iii) the sale or other disposition by the Partnership or the General

Partner of all or substantially all of its assets, or (iv) the General Partner or one of its affiliates ceases to serve as the general partner of the Partnership.

        The following table summarizes the value that would be realized by the named executive officers under the outstanding unit-based awards assuming their employment terminated under the specified circumstances or a change in control occurred, in each case, on December 31, 2013. For these purposes, our common unit price was assumed to be $11.65, which was the closing price per unit on December 31, 2013.

Named Executive Officer	Death	Change in Control
Sharon Spurlin	$603,936	$603,936
Richard Rice	$1,707,296	$1,707,296
Hank Jeans	$685,288	$685,288

Director Compensation

        Directors of our General Partner who are not officers, employees or directors of the Partnership, Lindsay Goldberg, York Capital or their affiliates (referred to as the independent directors) receive compensation for their services. Independent directors each receive an annual retainer fee in cash of $50,000 plus an additional $1,000 for each board meeting attended. The audit committee chair receives an additional fee of $12,000 per year. The compensation committee chair, if an independent director, receives an additional fee of $7,200 per year. All fees are pro-rated based on the amount of time each director has served since his appointment.

        In addition, independent directors also receive an annual award of phantom units pursuant to the LTIP with a value of approximately $100,000 on the date of grant. Per the terms of the LTIP, the phantom awards contain distribution equivalent rights, which provide that the award recipient receives quarterly distributions on the common units underlying the phantom units as and when declared by the Partnership. The phantom units vest over a one year period, which is typically tied to the anniversary of the date such holder joined the board of directors, subject to the director's continued service as a member of the board of directors during that period, except that the unit-based awards granted on July 17, 2013, to Mr. Kramer will vest on May 9, 2014, the same vesting date as for the awards granted to the other independent board members.

        Independent directors are reimbursed for certain out-of-pocket expenses in connection with attending meetings of the board of directors or committees, although no such reimbursements were made during 2013. Each director is indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law.

        The following table sets forth the compensation received by each independent director of our General Partner for the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John B. Walker	$54,000	$100,005	$8,130	$162,135
Phillip D. Kramer	$66,000	$100,000	$13,425	$179,425
Hallie A. Vanderhider	$37,066	$100,005	$5,864	$142,935

(1)
The fees for Ms. Vanderhider have been pro-rated from April 26, 2013, the date she became a director of our General Partner.

(2)
Mr. Walker and Ms. Vanderhider were each granted 7,819 phantom units on May 9, 2013, and Mr. Kramer was granted 7,651 phantom units on July 17, 2013, all pursuant to the LTIP, and all which remained outstanding and unvested on December 31, 2013. The number of phantom units granted was based on the closing market price of our common units on the date of the grant, which was $12.79 per unit for the grants priced on May 9, 2013 and $13.07 per unit for the grant priced on July 17, 2013. These unit-based awards will become fully vested on May 9, 2014, provided the director continues to serve as a director of our General Partner on such date. The outstanding phantom units become fully vested upon a named director's death or the occurrence of a change in control. The dollar amounts in the table reflect the aggregate grant date fair value of the phantom units granted in 2013, computed in accordance with FASB ASC Topic 718. See note 2 to our consolidated financial statements for the fiscal year ended December 31, 2013, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. As of December 31, 2013, these are the only phantom units held by our independent directors.

(3)
Amounts in this column reflect the payment of distributions in 2013 pursuant to distribution equivalent rights with respect to phantom unit awards granted under the LTIP.

Compensation Practices as They Relate to Risk Management

        We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees of our General Partner). Short-term annual incentives are paid pursuant to discretionary bonuses enabling the compensation committee to assess the actual behavior of the employees as it relates to risk taking in awarding a bonus. Further, the use of equity-based long-term incentive compensation under our LTIP serves our compensation program's goal of aligning the interests of executives and unitholders, thereby reducing the incentives for unnecessary risk taking.

Item 12.    Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

        The following table presents information regarding beneficial ownership of our common units as of March 1, 2014 by:

  •
  our General Partner;

  •
  each of our General Partner's directors;

  •
  each of our General Partner's executive officers;

  •
  each unitholder known by us to beneficially hold five percent or more of our outstanding units; and

  •
  all of our General Partner's executive officers and directors as a group.

        Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all units beneficially owned, subject to community property laws where applicable. Except as otherwise indicated, the business address for each of our beneficial owners is c/o PetroLogistics LP, 600 Travis Street, Suite 3250, Houston, Texas 77002.

Name of Beneficial Owner	Common Units Beneficially Owned(1)	Percentage of Total Common Units Outstanding(2)
Lindsay Goldberg(3)	69,690,798	50.1%
York Capital(4)	17,422,701	12.5%
PetroLogistics GP LLC(5)	—	—
David Lumpkins(6)	7,920,416	5.7%
Nathan Ticatch(7)	6,807,613	4.9%
Hank Jeans	311,469	*
Sharon Spurlin	160,143	*
Randy Miller	384,860	*
Richard Rice	209,889	*
Alan E. Goldberg(3)	69,690,798	50.1%
Lance L. Hirt	—	—
Zalmie Jacobs	—	—
Robert D. Lindsay(3)	69,690,798	50.1%
Andrew S. Weinberg	—	—
Jaime Buehl-Reichard	—	—
Hallie A. Vanderhider	7,819	*
John B. Walker	15,910	*
Phillip D. Kramer	15,742	*
All directors and executive officers of our General Partner as a group (15 persons)	102,780,629	73.8%

*
Represents less than 1% of the total number of common units outstanding.

As of March 1, 2014, there are no arrangements for any listed beneficial owner to acquire, within 60 days, any common units from options, warrants, rights, conversion privileges or similar instruments.

(2)
Based on 139,212,737 common units outstanding on March 1, 2014.

(3)
LG Propylene LLC is the owner of 69,690,798 common units. Alan E. Goldberg and Robert D. Lindsay, through their control of Lindsay Goldberg and its affiliated investment funds, may be deemed to beneficially own the units owned by Lindsay Goldberg, but disclaim such beneficial ownership. The business address of each of LG Propylene LLC, Alan E. Goldberg and Robert D. Lindsay is 630 Fifth Avenue, 30th Floor, New York, NY 10111.

(4)
YSOF Propylene Investor, LLC ("YSOF") is the owner of 17,422,701 common units. York Special Opportunities Fund AIV II, L.P., a Delaware limited partnership ("Special Opportunities"), owns 60% of YSOF and may therefore be deemed to be the beneficial owner of the common units beneficially owned by YSOF. York Special Opportunities Domestic Holdings, LLC, a New York limited liability company ("Domestic Holdings"), is the general partner of Special Opportunities and may also be deemed to be the beneficial owner of the common units beneficially owned by YSOF. York Capital Management Global Advisors, LLC, a New York limited liability company ("YGA"), is the senior managing member of Domestic Holdings and may be deemed to be the beneficial owner of the common units beneficially owned by YSOF. The business address for each of YSOF, Special Opportunities, Domestic Holdings and YGA is c/o York Capital Management, 767 Fifth Avenue, 17th Floor, New York, New York 10153.

(5)
PetroLogistics GP LLC, which is indirectly owned by our sponsors, certain of our executive officers and certain of its employees, is our general partner and manages and operates our business and has a non-economic general partner interest in us.

(6)
The number of common units reported as beneficially owned includes 3,800,000 common units held in a family limited partnership, over which Mr. Lumpkins has voting and investment power.

(7)
The number of common units reported as beneficially owned includes 796,000 common units held in a trust over which Mr. Ticatch has investment power.

Item 13.    Certain Relationships and Related Transactions and Director Independence.

        For a discussion of director independence, see "Item 10. Directors and Executive Officers and Corporate Governance."

Our General Partner

        Our General Partner manages our operations and activities subject to the terms and conditions specified in our partnership agreement. Our General Partner will be indirectly owned by our sponsors, certain of our executive officers and certain of its employees. The operations of our General Partner in its capacity as general partner are managed by its board of directors. Actions by our General Partner that are made in its individual capacity will be made by our sponsors, as indirect owners of a controlling interest in our General Partner, and not by the board of directors of our General Partner. The board of directors of our General Partner is not elected by our Unitholders and will not be subject to re-election on a regular basis in the future. The executive officers of our General Partner will manage our day-to-day activities consistent with the policies and procedures adopted by the board of directors of our General Partner.

        Limited partners will not be entitled to elect the directors of our General Partner or directly or indirectly participate in our management or operation. Our partnership agreement contains various provisions which replace default fiduciary duties under applicable law with contractual corporate governance standards. Our General Partner will be liable, as a general partner, for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made expressly non-recourse to it. Our General Partner therefore may cause us to incur indebtedness or other obligations that are non-recourse to it. Our credit facilities are non-recourse to our General Partner.

        Whenever our General Partner makes a determination or takes or declines to take an action in its individual, rather than representative, capacity, it is entitled to make such determination or to take or decline to take such other action free of any fiduciary duty or obligation whatsoever to us, any limited partner or assignee, and it is not required to act in good faith or pursuant to any other standard imposed by our partnership agreement or under Delaware law or any other law. Examples include the exercise of its call right, its voting rights and its determination whether or not to consent to any merger or consolidation of the Partnership. Actions by our General Partner that are made in its individual capacity will be made by our sponsors, as indirect owners of a controlling interest in our General Partner, and not by its board of directors.

        As a publicly traded partnership, we qualify for, and intend to rely on, certain exemptions from the NYSE's corporate governance requirements, including the requirement that a majority of the board of directors of our General Partner consist of independent directors and the requirement that the board of directors of our General Partner have a nominating/corporate governance committee that is composed entirely of independent directors. While not required by NYSE rules, the board of directors of our General Partner has a compensation committee, however, our compensation committee is not composed entirely of independent directors.

        As a result of these exemptions, our General Partner's board of directors is not comprised of a majority of independent directors, our General Partner's compensation committee is not comprised entirely of independent directors and our General Partner's board of directors does not currently intend to establish a nominating/corporate governance committee. Accordingly, unitholders will not have the same protections afforded to equityholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Transactions with Related Parties

Contribution Agreement

        On March 30, 2012, we entered into a contribution, conveyance and assumption agreement with Propylene Holdings and PL Manufacturing pursuant to which Propylene Holdings contributed PL Propylene to us, and we assumed all liabilities (including unknown and contingent liabilities) associated with owning PL Propylene after its contribution to us.

Omnibus Agreement

        On May 9, 2012, we, the General Partner, Propylene Holdings, PL Propylene and PL Manufacturing LLC entered into an omnibus agreement (the "omnibus agreement"). Pursuant to the omnibus agreement and a related pledge agreement (the "pledge agreement"), we allocated all of our benefits and obligations under the propane swaps to PL Manufacturing and the PL Manufacturing Members.

        On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. Under the omnibus agreement and the pledge agreement, any amounts that we were required to pay under the propane swaps were contributed to us as a capital contribution by PL Manufacturing and the PL Manufacturing Members.

        While we did not bear any of the costs nor receive any of the benefits of the propane swaps, we remained a party to the propane swaps, and were obligated to make payments to the propane swap counterparties as they come due and to post any collateral as required, under the terms of the propane swap agreement. As a result, we continued to record the fair value of the propane swaps on our balance sheet with the related gains or losses reflected in our statement of comprehensive income (loss). To the extent that the Partnership made payments under the propane swaps, PL Manufacturing and the PL Manufacturing Members were responsible for making quarterly capital contributions in an amount equal to the sum of all payments we made under such propane swaps during the applicable fiscal quarter or that we owed at the end of the quarter. During the years ended December 31, 2013 and 2012, PL Manufacturing and the PL Manufacturing Members paid approximately $93.2 million and $47.0 million, respectively, to us as reimbursement for realized losses on the propane swaps with the 2012 period pro-rated from May 9, 2012, the closing date of our initial public offering (the "IPO"), through December 31, 2012. See Note 3 regarding the IPO.

        In connection with the termination of the propane swaps, we paid a cancellation payment of $34.4 million in May 2013, of which $5.4 million was reimbursed through a reduction in the distribution paid to PL Manufacturing and the PL Manufacturing Members in May 2013 in accordance with the terms of the omnibus agreement. The remaining $29.0 million was settled with cash held as collateral by the propane swap counterparty and was immediately reimbursed by PL Manufacturing and the PL Manufacturing Members. During the years ended December 31, 2013 and 2012, we recorded capital contributions of approximately $61.4 million and $78.9 million, respectively, for the reimbursement of the realized losses on the propane swaps and the reimbursement of the termination payment by PL Manufacturing and the PL Manufacturing Members. We received the final reimbursement for realized losses from PL Manufacturing and the PL Manufacturing Members on August 14, 2013, at which time the omnibus agreement terminated in accordance with its terms.

Brock Maintenance Contracts

        In 2008, we entered into a series of contracts with Brock Maintenance, Inc., or Brock, an entity owned by Lindsay Goldberg. Pursuant to these contracts, Brock has provided, and continues to provide us with painting, scaffolding, fireproofing and insulation and asbestos abatement services as needed.

        The value of each contract may be adjusted based upon ongoing costs incurred and services provided by Brock, subject to our consent. During the years ended December 31, 2013, 2012 and 2011, the total amounts paid to Brock were $2.9 million, $1.5 million, and $2.8 million, respectively.

Registration Rights Agreement

        In connection with our IPO, we entered into a registration rights agreement with our sponsors, David Lumpkins and Nathan Ticatch, pursuant to which we may be required to register the sale of the common units they hold. Under the registration rights agreement, our sponsors will have the right to request that we register the sale of common units held by them and our sponsors, David Lumpkins and Nathan Ticatch have the right to require us to make available shelf registration statements permitting sales of common units into the market from time to time over an extended period, subject to certain limitations. In addition, our sponsors and Messrs. Lumpkins and Ticatch will have the ability to exercise certain piggyback registration rights with respect to their securities if we elect to register any of our equity interests. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. All of our common units held by our sponsors and any permitted transferee will be entitled to these registration rights.

  Reimbursement Agreement

        In November 2013, we entered into a Reimbursement Agreement with Lindsay Goldberg pursuant to which Lindsay Goldberg agreed to reimburse us for 50% of certain costs we incurred under a development agreement with a third party. In December 2013, Lindsay Goldberg reimbursed us $0.7 million of project development costs which we recorded as a reduction in development expense in our consolidated statements of comprehensive income (loss) for the year ended December 31, 2013. We ultimately elected not to pursue the potential development opportunity and anticipate receiving no further payments under the terms of the Reimbursement Agreement.

Review and Ratification of Transactions with Related Parties

        Our partnership agreement provides the board of directors of our General Partner the right to establish a conflicts committee, comprised of independent directors, to consider matters affecting the Partnership or any of its affiliates whenever a potential conflict of interest exists or arises. Any matters approved by the conflicts committee will be conclusively deemed to be in good faith to us, approved by all of our partners and not a breach by our General Partner of any duties it may owe us or our Unitholders. The members of the conflicts committee may not be officers or employees of our General Partner or any person controlling our General Partner, including Lindsay Goldberg and York Capital, and must meet the independence standards established by the NYSE and the Exchange Act to serve on an audit committee of a board of directors, along with other requirements in our partnership agreement. Our audit committee may also serve as the conflicts committee. If the board of directors of our General Partner does not seek approval from the conflicts committee, and the board of directors of our General Partner approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, the board of directors of our General Partner acted in good faith, and in any proceeding brought by or on behalf of us or any unitholder, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption.

Item 14.    Principal Accounting Fees and Services.

        The following table details the aggregate fees billed for professional services rendered by our independent auditor for services provided to us and to our consolidated subsidiaries (in thousands):

	2013	2012
Audit fees(1)	$1,508	$1,145
Audit related fees(2)	—	—
Tax fees(3)	591	924
All other fees(4)	—	—

Total	$2,099	$2,069

(1)
Audit fees include those related to (a) our annual audit (and quarterly reviews) including the 2013 audit of internal controls over financial reporting, (b) work performed on our registration of publicly held debt and equity, including fees associated with work performed in conjunction with our IPO, comfort letters, consents and (c) accounting consultations and other financial reporting consultation and research work.

(2)
We incurred no audit-related fees during 2013 or 2012.

(3)
Tax fees are related to tax processing as well as Schedule K-1 preparation for our unitholders and tax planning and consultation.

(4)
We incurred no other fees in 2013 or 2012.

Pre-Approval Policy

        As discussed above, the board of directors of our General Partner has an audit committee that reviews our external financial reporting, engages our independent auditors and reviews the adequacy of our internal accounting controls. The audit committee has instituted policies that describe certain pre-approved non-audit services. We believe that the descriptions of services are designed to be sufficiently detailed as to particular services provided, such that (i) management is not required to exercise judgment as to whether a proposed service fits within the description and (ii) the audit committee knows what services it is being asked to pre-approve. The audit committee is informed of each engagement of the independent auditor to provide services under the respective policy. All services provided by our independent auditor for the year ended December 31, 2013, were approved in advance by the audit committee.

 PART IV

Item 15.    Exhibits and Financial Statement Schedules

        The following documents are filed as a part of this Form 10-K:

    Financial Statements—The financial statements listed in the accompanying Index to Financial Statements are filed as part of this Form 10-K.

  (2)
  Financial Statement Schedules—All schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements and notes thereto.

  (3)
  Exhibits including those incorporated by reference—The exhibits required to be filed pursuant to Item 601 of Regulation S-K are listed in the Exhibit Index immediately preceding the exhibits filed with this Form 10-K, and such listing is incorporated herein by reference.

 SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on the 7th day of March 2014.

PETROLOGISTICS LP
By:	PetroLogistics GP LLC, its general partner
By:	/s/ DAVID LUMPKINS David Lumpkins Executive Chairman

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities indicated on the [    ] day of March 2014.

Signature	Title

/s/ DAVID LUMPKINS David Lumpkins	Executive Chairman and Director (Co-Principal Executive Officer)
/s/ NATHAN TICATCH Nathan Ticatch	President, Chief Executive Officer and Director (Co-Principal Executive Officer)
/s/ SHARON SPURLIN Sharon Spurlin	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ RICHARD RICE Richard Rice	Senior Vice President, General Counsel and Corporate Secretary
/s/ HANK JEANS Hank Jeans	Senior Vice President—Commercial
/s/ RANDY MILLER Randy Miller	Vice President—Engineering
/s/ JOHN B. WALKER John B. Walker	Director

Signature	Title

/s/ ALAN E. GOLDBERG Alan E. Goldberg	Director
/s/ LANCE L. HIRT Lance L. Hirt	Director
/s/ ZALMIE JACOBS Zalmie Jacobs	Director
/s/ ROBERT D. LINDSAY Robert D. Lindsay	Director
/s/ ANDREW S. WEINBERG Andrew S. Weinberg	Director
/s/ JAIME BUEHL-REICHARD Jaime Buehl-Reichard	Director
/s/ PHILLIP D. KRAMER Phillip D. Kramer	Director
/s/ HALLIE A. VANDERHIDER Hallie A. Vanderhider	Director

Annex F

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2014
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 1-35529

PetroLogistics LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	45-2532754 (I.R.S. Employer Identification No.)
600 Travis Street, Suite 3250 Houston, TX (Address of principal executive offices)	77002 (Zip Code)

Registrant's telephone number, including area code: (713) 255-5990

        Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒    No ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

        Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐    No ☒

        As of May 1, 2014, there were 139,212,737 common units representing limited partner interests in PetroLogistics LP outstanding.

 PETROLOGISTICS LP
INDEX TO FORM 10-Q
March 31, 2014

 PART I—FINANCIAL INFORMATION

Item 1.    FINANCIAL STATEMENTS

PETROLOGISTICS LP

CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$23,419	$25,424
Accounts receivable	69,062	75,322
Accounts receivable, related parties	145	109
Inventory	17,628	20,061
Prepaid expenses and other current assets	3,369	2,642

Total current assets	113,623	123,558
Property, plant, and equipment, net	609,623	612,448
Intangible asset, net	21,756	21,901
Deferred financing costs and other assets	11,523	12,038

Total assets	$756,525	$769,945

Liabilities and partners' capital
Current liabilities:
Accounts payable	$14,094	$34,576
Accounts payable, related parties	268	134
Accrued liabilities	21,394	24,168
Deferred revenue	13,700	9,960

Total current liabilities	49,456	68,838
Long-term debt	365,000	365,000
Asset retirement obligation	1,402	1,376
Deferred income taxes	1,687	1,680

Total liabilities	417,545	436,894
Commitments and contingencies (Note 9)
Partners' capital (139,212,737 common units issued and outstanding at March 31, 2014 and December 31, 2013)	338,980	333,051

Total liabilities and partners' capital	$756,525	$769,945

See accompanying notes.

PETROLOGISTICS LP

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands, except units and per unit data)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Sales	$219,988	$208,710
Cost of sales	161,589	114,123

Gross profit	58,399	94,587
General and administrative expense	4,743	5,437
Loss on derivatives, net	—	3,738

Operating income	53,656	85,412
Interest expense, net	(6,438)	(7,118)
Loss on extinguishment of debt	—	(20,446)

Income before income tax expense	47,218	57,848
Income tax expense	(551)	(771)

Net income	$46,667	$57,077

Comprehensive income	$46,667	$57,077

Net income attributable to common units (Note 2)	$46,667	$57,077

Net income per common unit—basic and diluted (Note 2)	$0.33	$0.41

Weighted average number of common units outstanding—basic and diluted (Note 2)	139,212,737	139,000,000

See accompanying notes.

PETROLOGISTICS LP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Operating activities
Net income	$46,667	$57,077
Adjustments to reconcile net income to net cash provided by operations:
Equity-based compensation expense	1,260	1,101
Amortization of deferred financing costs	515	909
Loss on extinguishment of debt	—	13,498
Depreciation and amortization expense	12,505	9,660
Accretion expense	26	24
Unrealized gain on derivatives	—	(18,392)
Deferred income tax expense	7	120
Changes in working capital:
Accounts receivable	6,260	(15,436)
Accounts receivable, related parties	(36)	(59)
Inventory	2,433	(14,170)
Prepaid expenses and other current assets	(727)	(887)
Accounts payable	(21,449)	(597)
Accounts payable, related parties	134	(96)
Accrued liabilities	(2,774)	(4,083)
Deferred revenue	3,740	(254)

Net cash provided by operations	48,561	28,415
Investing activities
Capital expenditures and deferred major maintenance costs	(8,568)	(15,842)

Net cash used in investing activities	(8,568)	(15,842)
Financing activities
Deferred financing costs	—	(1,307)
Proceeds from borrowings	18,600	21,906
Repayments on borrowings	(18,600)	(14,950)
Cash distributions, net of contributions	(41,998)	(7,279)

Total cash used in financing activities	(41,998)	(1,630)

Net change in cash	(2,005)	10,943
Cash at beginning of period	25,424	31,434

Cash at end of period	$23,419	$42,377

Noncash financing activities:
Increase in non-cash capital expenditures	$967	$—

Capital contributions receivable from PL Manufacturing and PL Manufacturing Members for realized losses on derivatives	$—	$22,131

See accompanying notes.

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Nature of Operations

        As used in this report, the terms "PetroLogistics LP," "the Partnership," "we," "our," "us" or like terms, refer to PetroLogistics LP. References to PL Propylene refer to PL Propylene LLC, our sole operating subsidiary. References in this report to our "Sponsors" refer to Lindsay Goldberg LLC ("Lindsay Goldberg") and York Capital Management who collectively and indirectly own 84% of PetroLogistics GP (our "General Partner") and directly and indirectly own 63% of our common units.

  Organization

        PetroLogistics LP is a Delaware limited partnership that was formed on June 9, 2011, by Propylene Holdings LLC ("Propylene Holdings") to own PL Propylene, a wholly-owned subsidiary of Propylene Holdings. The General Partner holds a non-economic interest in the Partnership.

        On March 30, 2012, Propylene Holdings contributed PL Propylene to PetroLogistics LP. Because this transaction was a transaction between entities under common control, the contributed assets and liabilities of PL Propylene were recorded in the consolidated financial statements at PL Propylene's historical cost. Prior to the contribution, PetroLogistics LP had no operations and nominal assets and liabilities.

  Nature of Operations

        We currently own and operate the only U.S. propane dehydrogenation facility (the "facility") producing polymer grade and chemical grade propylene from propane. Propylene is used as one of the basic building blocks for petrochemicals in a variety of end uses, including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. In addition to propylene, the facility generates commercial quantities of the following by-products during the production process: hydrogen, C4 mix stream, and C5+ stream.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

        The interim consolidated financial statements and notes thereto have been prepared by management without audit according to the rules and regulations of the Securities and Exchange Commission ("SEC") and reflect all adjustments that, in the opinion of management, are necessary for a fair presentation of results for the periods presented. Such adjustments are of a normal recurring nature, unless otherwise disclosed. Certain information and notes normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") have been omitted pursuant to the SEC's rules and regulations. However, management believes that the disclosures presented herein are adequate to fairly present the information. All inter-company transactions and balances have been eliminated upon consolidation. The accompanying interim consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K as filed with the SEC on March 7, 2014.

Use of Estimates

        The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reporting periods. We review our estimates on an ongoing basis using currently available information. Changes in facts and circumstances may result in revised estimates, and actual results could differ materially from those estimates. The results of operations of the Partnership for any interim period are not necessarily indicative of results for the full year.

Derivative Instruments

        Commencing October 2011 and through March 2012, we entered into commodity derivative contracts (the "propane swaps") with settlement dates in 2012 and 2013 to manage our exposure to commodity price risk with respect to propane, our sole feedstock. The propane swaps were designed to mitigate the risk associated with unfavorable market movements in the price of energy commodities. Our propane swaps were intended to act as a hedging (offset) mechanism against the volatility of energy commodity prices by allowing us to transfer some of the price risk to counterparties who were able and willing to bear it.

        Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC" or "Codification") Topic 815, Derivatives and Hedging ("ASC Topic 815"), addresses the accounting for derivative contracts. We entered into our commodity derivative contracts to economically hedge an exposure through a relationship that did not qualify for hedge accounting under ASC Topic 815. Our derivative contracts were recorded as derivative assets and liabilities, as applicable, at fair value on the consolidated balance sheets, and the associated unrealized gains and losses were recorded as current expense or income in the consolidated statements of comprehensive income. Unrealized gains or losses on commodity derivative contracts represent the non-cash change in the fair value of these derivative instruments and do not impact operating cash flows in the consolidated statements of cash flows. Until settlement occurred, the changes in fair value of the propane swaps resulted in non-cash gains or losses being reported in our operating results as gain or loss on derivatives.

  Omnibus Agreement

        On May 9, 2012, the General Partner, the Partnership, Propylene Holdings, PL Propylene and PL Manufacturing LLC ("PL Manufacturing") entered into an omnibus agreement (the "omnibus agreement"). Pursuant to the omnibus agreement and a related pledge agreement (the "pledge agreement"), we allocated all of our benefits and obligations under the propane swaps to PL Manufacturing and the owners of 100% of the issued and outstanding equity interests in PL Manufacturing (the "PL Manufacturing Members").

        On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. Under the omnibus agreement and the pledge agreement, any amounts that we were required to pay under the propane swaps were contributed to us as a capital contribution by PL Manufacturing and the PL Manufacturing Members.

        While we did not bear any of the costs nor receive any of the benefits of the propane swaps, we remained a party to the propane swaps and were obligated to make payments to the propane swap counterparties as they came due and to post any collateral as required under the terms of the propane swap agreement. As a result, we continued to record the fair value of the propane swaps on our

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

consolidated balance sheets with the related gains or losses reflected in our consolidated statements of comprehensive income. To the extent that we made payments under the propane swaps, PL Manufacturing and the PL Manufacturing Members were responsible for making quarterly capital contributions in an amount equal to the sum of all payments we made under such propane swaps during the applicable fiscal quarter or that we owed at the end of the quarter. During the three months ended March 31, 2013, we recorded a capital contribution of approximately $22.1 million for the reimbursement of the realized losses on the propane swaps that we incurred in the first quarter of 2013.

        In connection with the termination of the propane swaps, we paid a cancellation payment of $34.4 million in May 2013, of which $5.4 million was reimbursed to us through a reduction in the distribution paid to PL Manufacturing and the PL Manufacturing Members in May 2013 in accordance with the terms of the omnibus agreement. The remaining $29.0 million was settled with cash held as collateral by the propane swap counterparty, and we were immediately reimbursed by PL Manufacturing and the PL Manufacturing Members. We received the final reimbursement for realized losses from PL Manufacturing and the PL Manufacturing Members on August 14, 2013, at which time the omnibus agreement terminated in accordance with its terms.

Equity-Based Compensation

        We recognize compensation expense related to unit-based awards granted to employees based on the estimated fair value of the awards on the date of grant, net of estimated forfeitures (see Note 6). The grant date fair value of the unit-based awards is generally recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the respective awards.

Fair Value of Financial Instruments

        We consider cash and cash equivalents, accounts receivable, accounts payable, accounts receivable-related parties, accounts payable-related parties, and accrued liabilities to be financial instruments in which the carrying amounts represent fair value because of the short-term nature of the accounts.

        Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in a principal or most advantageous market. Fair value is a market-based measurement that is determined based on inputs, which refer broadly to assumptions that market participants use in pricing assets or liabilities. These inputs can be readily observable, market corroborated or generally unobservable inputs. We make certain assumptions we believe that market participants would use in pricing assets or liabilities, including assumptions about risk, and the risks inherent in the inputs to valuation techniques. Credit risk of the Partnership and its counterparties is incorporated in the valuation of assets and liabilities. We believe we use valuation techniques that maximize the use of observable market-based inputs and minimize the use of unobservable inputs.

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

        The following table presents the financial instruments that require fair value disclosure as of March 31, 2014:

	Fair Value
				Carrying Value
	Level 1	Level 2	Level 3
	(in thousands)
Financial liabilities
Senior notes	$—	$373,557	$—	$365,000

        The following table presents the financial instruments that require fair value disclosure as of December 31, 2013:

	Fair Value
				Carrying Value
	Level 1	Level 2	Level 3
	(in thousands)
Financial liabilities
Senior notes	$—	$367,401	$—	$365,000

        The senior notes are deemed to be Level 2 financial instruments because the fair value is based on observable market data. At March 31, 2014 and December 31, 2013, the fair value of the senior notes was determined based on active trades and market corroborated data.

        There are no financial instruments that are split across the levels, and there have been no financial instruments that transferred between the levels during the three months ended March 31, 2014.

  Segment Reporting

        We operate in one segment for the production and sale of propylene and related by-products. All of our operations are located in Houston, Texas.

  Net Income Per Common Unit

        Net income per common unit for a given period is based on the distributions that are made to the unitholders plus an allocation of undistributed net income based on provisions of the partnership agreement, divided by the weighted average number of common units outstanding. The two-class method dictates that net income for a period be reduced by the amount of distributions and that any residual amount representing undistributed net income be allocated to common unitholders and other participating unitholders to the extent that each unit may share in net income as if all of the net income for the period had been distributed in accordance with the partnership agreement. Unit-based awards granted under the PetroLogistics Long-Term Incentive Plan (the "Long-Term Incentive Plan") are eligible for Distribution Equivalent Rights ("DERs"). To the extent that non-forfeitable DERs are awarded, the underlying nonvested unit-based awards are considered participating securities for purposes of determining net income per unit. Undistributed income is allocated to participating securities based on the proportional relationship of the weighted average number of common units and unit-based awards outstanding. Undistributed losses (including those resulting from distributions in excess of net income) are allocated to common units based on provisions of the partnership agreement. Undistributed losses are not allocated to nonvested unit-based awards as they do not participate in net

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

2. Summary of Significant Accounting Policies (Continued)

losses. Distributions declared and paid in the period are treated as distributed earnings in the computation of earnings per common unit even though cash distributions are not necessarily derived from current or prior period earnings.

        The General Partner does not have an economic interest in the Partnership and, therefore, does not participate in the Partnership's net income.

        The following table provides a reconciliation of net income and the allocation of net income to the common units and the unit-based awards for purposes of computing net income per unit for the three months ended March 31, 2014 (in thousands, except units and per unit data):

		Limited Partner Units
	Total	Common Units	Long-Term Incentive Plan Unit-Based Awards
Net income	$46,667
Less: Distributions to unitholders	41,998	$41,764	$234

Assumed allocation of undistributed net income	4,669	$4,643	$26

Weighted average units outstanding		139,212,737	746,398

Net income per unit:
Distributed earnings		$0.30	$0.31
Undistributed net income allocation		0.03	0.04

Net income per common unit—basic and diluted		$0.33	$0.35

        The following table provides a reconciliation of net income and the allocation of net income to the common units and the unit-based awards for purposes of computing net income per unit for the three months ended March 31, 2013 (in thousands, except units and per unit data):

		Limited Partner Units
	Total	Common Units	Long-Term Incentive Plan Unit-Based Awards
Net income	$57,077
Less: Distributions to unitholders	39,161	$38,920	$241

Assumed allocation of undistributed net income	17,916	$17,806	$110

Weighted average units outstanding		139,000,000	857,777

Net income per unit:
Distributed earnings		$0.28	$0.28
Undistributed net income allocation		0.13	0.13

Net income per common unit—basic and diluted		$0.41	$0.41

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

3. Inventory

        Inventory consists of the following (in thousands):

	March 31, 2014	December 31, 2013
Product inventory
Raw materials	$3,298	$8,356
Work in progress	1,647	1,615
Finished product	5,361	3,014

Total product inventory	10,306	12,985
Maintenance spares	7,322	7,076

Total inventory	$17,628	$20,061

        Raw materials inventory consists primarily of propane. Work in progress inventory represents pipeline and plant fill inventory, which is a combination of propane and propylene. Finished goods inventory includes inventory stored at third party facilities pursuant to our propylene exchange and storage contracts. The exchange and storage contracts provide for storage capacity of 95 million pounds. Legal title and custody, control and risk of loss of finished goods inventory remains with us until the finished goods inventory is delivered to the customer pursuant to our propylene sales contracts.

4. Derivative Instruments

        Our business activities expose us to risks associated with unfavorable changes in the market price of propylene and propane. Commencing October 2011 and through March 2012, we entered into derivative transactions with the intent of reducing volatility in our cash flows due to fluctuations in the price of propane, our sole feedstock. Under the terms of the arrangement, for a portion of our propane consumption, we locked in the price of propane as a fixed percentage of the price of Brent crude oil (the "contractual percentage"). Beginning in January 2012, and at the conclusion of each month thereafter through the May 2013 cancellation date, we performed a calculation to determine the average actual price of propane for that month as a percentage of the average actual price of Brent crude oil for that month (the "actual percentage"). If the actual percentage exceeded the contractual percentage under the propane swaps, we were owed a sum by the propane swaps counterparty. If the contractual percentage exceeded the actual percentage under the propane swaps, we owed a sum to the propane swaps counterparty.

        On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. Under the omnibus agreement and the pledge agreement, any amounts that we were required to pay under the propane swaps were contributed to us as a capital contribution by PL Manufacturing and the PL Manufacturing Members. See Note 2 regarding the omnibus agreement.

        As of March 31, 2014 and December 31, 2013, we do not have any outstanding commodity forward contracts to hedge our forecasted energy commodity purchases.

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

4. Derivative Instruments (Continued)

Effect of Derivative Contracts on the Consolidated Statements of Comprehensive Income

        The following table summarizes the impact of our derivative contracts on our accompanying consolidated statements of comprehensive income for the three months ended March 31, 2013 (in thousands):

Derivatives Not Designated as Hedging Contracts	Net Loss Recognized in Consolidated Statement of Comprehensive Income
Realized loss on propane swaps	$22,130
Unrealized gain on propane swaps	(18,392)

Propane swaps	$3,738

Total net loss on derivatives	$3,738

5. Debt

2012 Credit Facilities

        On March 27, 2012, PL Propylene, entered into a term loan facility of $350.0 million and a revolving credit facility of $120.0 million with Morgan Stanley Senior Funding, Inc., and the lenders party thereto (together, the "2012 credit facilities"). Borrowings under the 2012 credit facilities carried interest at a rate per annum based on an underlying base rate plus an applicable margin. The applicable margin for the term loan facility and the revolving credit facility ranged from 4.75% for loans bearing interest at the Alternate Base Rate to 5.75% for loans bearing interest at LIBOR. During the first quarter of 2013, the interest rate on the term loan was based on LIBOR, subject to the LIBOR floor of 1.25%, resulting in a rate of 7%.

        The revolving credit facility also included a commitment fee calculated at a rate per annum equal to 0.50% on the average daily unused portion of the commitments under the revolving credit facility. In addition, we paid an annual management fee for the term loan facility and the revolving credit facility. We were also required to pay a participation fee equal to the applicable margin for LIBOR loans, and a fronting fee to lenders participating in any letter of credit of 5.75%, and 0.125%, respectively.

        As required by our term loan facility, we entered into an interest rate protection agreement in July 2012 whereby we capped the three month LIBOR rate at 2.0% for up to $115.5 million on our term loan. The agreement terminated on March 27, 2014.

2013 Credit Facilities and Debt Refinancing

        On March 28, 2013, we and our wholly-owned finance subsidiary, PetroLogistics Finance Corp., co-issued jointly and severally $365.0 million of senior unsecured notes due 2020 (the "senior notes"), and we amended and extended our revolving credit facility (together with the senior notes, the "2013 credit facilities") from $120 million to $170 million with Morgan Stanley Senior Funding, Inc. (the "Agent"), and the lender parties thereto. We used the net proceeds from the issuance of the senior notes, after underwriting fees of $7.3 million, to (1) repay all borrowings outstanding under our term

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Debt (Continued)

loan facility in the amount of $347.4 million, (2) pay $6.9 million for the call premium and costs associated with the cancellation of our term loan facility and (3) pay $3.0 million in commitment fees on our revolver and approximately $0.4 million in transaction fees. The proceeds from the senior notes, the repayment of the term loan and the transaction fees were net settled with the Agent as presented in the consolidated statement of cash flows for the quarter ended March 31, 2013. In addition, we incurred approximately $1.3 million in third party transaction costs. The senior notes were issued at the par value of $365 million and are reported as long-term debt in our consolidated balance sheets at March 31, 2014 and December 31, 2013.We recorded total deferred financing costs of approximately $12.0 million in connection with the issuance of the senior notes and the amendment and extension of our revolving credit facility. Cash paid for deferred financing costs totaled approximately $1.3 million with the remaining portion of $10.7 million net settled with the Agent through the senior note proceeds. We amortize the deferred financing costs using the effective interest method over the terms of the underlying credit facilities.

        The 2013 credit facilities contain certain restrictive financial covenants, including limitations on our ability to incur additional debt and the requirement under the terms of our revolver to maintain a total senior secured leverage ratio, as defined, no greater than 2.0 to 1.0, but only in the event that on the last day of any quarter beginning with the quarter ended June 30, 2013, the aggregate amounts outstanding under the revolving credit facility exceeds $120 million.

  Interest Rate and Fees.

        The senior notes bear interest at a fixed rate of 6.25% per annum, payable on April 1 and October 1. The revolving credit facility bears interest at a rate per annum based on an underlying base rate plus an applicable margin. The applicable margin for the revolving credit facility ranges from 2.0% for loans bearing interest at the alternate base rate to 3.0% for loans bearing interest at LIBOR. The alternate base rate is defined as the greatest of the prime rate in effect and the federal funds effective rate in effect plus 1/2 of 1.0%. The revolving credit facility also contains a facility commitment fee at a rate of 0.50% per annum based on the daily unused amount of the commitment amount of $170 million payable in arrears on the last day of March, June, September and December of each year.

Amortization and Final Maturity.

        The senior notes have a maturity date of April 1, 2020. Prior to April 1, 2016, we may redeem all or part of the senior notes at a redemption price equal to the sum of 100% of the principal amount of the senior notes, plus a "make-whole" premium, plus accrued and unpaid interest, if any, to the date of redemption. We may also redeem some or all of the senior notes on or after April 1, 2016, at the redemption prices (expressed as percentages of principal) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date.

Year	Percentage
2016	103.125%
2017	101.563%
2018 and thereafter	100.000%

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

5. Debt (Continued)

        The revolving credit facility has a maturity date of March 28, 2018. At March 31, 2014, and December 31, 2013, there were no amounts outstanding under the revolving credit facility.

  Guarantees.

        The senior notes rank equally in right of payment with all of our existing and future senior indebtedness. The notes are guaranteed on a senior unsecured basis by our wholly-owned subsidiary PL Propylene. The full and unconditional guarantee ranks equally with all of the existing and future senior indebtedness of our guarantor subsidiaries. PL Propylene and PetroLogistics Finance Corp. are our only subsidiaries. Finance Corp. has no material assets and does not conduct any operations. The Partnership has no independent assets or operations, and there are no significant restrictions upon our ability to obtain funds from our subsidiaries by dividend or loan. None of the assets of our subsidiaries represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act of 1933, as amended. The senior notes and the guarantee are effectively subordinated to all of our and our guarantor subsidiaries' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the senior notes are structurally subordinated to all future indebtedness and other liabilities of any of our subsidiaries that are not issuers or guarantors of the senior notes.

Loss on Extinguishment of Debt

        When we entered into the 2013 credit facilities, we recognized a loss on extinguishment of debt of approximately $20.4 million in our consolidated statements of comprehensive income for the three month period ended March 31, 2013. This loss on extinguishment resulted from the write off of approximately $7.7 million of unamortized deferred financing costs associated with the prior credit facilities. We also wrote off the unamortized original issue discount associated with the 2012 credit facilities in the amount of approximately $5.8 million. In addition, we paid a call premium of approximately $6.9 million for the prepayment of the term loan.

        Interest expense, net consists of the following (in thousands):

	Three Months Ended March 31,
	2014	2013
Interest expense incurred on borrowings	$(5,717)	$(6,082)
Amortization of discount	—	(315)
Loan commitment fees	(212)	(150)
Amortization of deferred financing costs	(515)	(595)
Interest income	6	24

Interest expense, net	$(6,438)	$(7,118)

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Long-Term Incentive Plan

2012 Long-Term Incentive Plan

        Our General Partner adopted The Long-Term Incentive Plan in May 2012. The Long-Term Incentive Plan is intended to promote our interests by providing incentive compensation, based on our common units, to employees, consultants and directors and to encourage superior performance. The Long-Term Incentive Plan provides for grants of restricted units, phantom units, unit awards and other unit-based awards up to a plan maximum of 5,882,352 common units.

Unit-based Awards

        A unit-based award under the Long-Term Incentive Plan is a phantom unit whose terms and conditions are set by the Long-Term Incentive Plan administrative committee and that generally vests over a period of time and during that time is subject to forfeiture. Our unit-based awards to employees will generally vest over a three-year period either annually from the date of grant or upon the third anniversary of the grant date, provided the recipient has continuously provided services to us, our General Partner, or any other of our affiliates. Unit awards to members of our General Partner's board of directors vest upon the first anniversary of the date of grant.

        Certain unit-based awards are eligible for DERs. Absent any restrictions on the DERs in an award agreement, we will pay DERs to the holder of the award without restriction at approximately the same time as we pay quarterly cash distributions to our common unitholders.

        During the three months ended March 31, 2014, we recognized total equity-based compensation expense of approximately $1.3 million related to the unit-based awards ($0.6 million as cost of sales and $0.7 million as general and administrative expense).

        During the three months ended March 31, 2013, we recognized total equity-based compensation expense of approximately $1.1 million related to the unit-based awards ($0.5 million as cost of sales and $0.6 million as general and administrative expense).

        The following table presents activity related to our Long-Term Incentive Plan awards, including those granted to employees during the three months ended March 31, 2014:

	Unit-Based Awards	Weighted average grant date fair value
Awards outstanding December 31, 2013	543,774	$15.14
Awards granted	212,372	12.00
Awards forfeited	—	$—

Awards outstanding March 31, 2014	756,146	$14.26

        At March 31, 2014, none of the unit-based awards were vested. The aggregate intrinsic value of outstanding unit-based awards at March 31, 2014, was approximately $9.4 million. Also at March 31, 2014, total compensation cost related to nonvested employee unit-based awards that had not yet been recognized totaled approximately $7.5 million. The weighted-average period over which this amount will be recognized is approximately 2.2 years.

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

6. Long-Term Incentive Plan (Continued)

        At March 31, 2014, there were 23,289 non-vested phantom unit awards outstanding that were granted to our General Partner's independent board members. Generally, these awards vest ratably over one year. No awards were granted to board members during the three months ended March 31, 2014. The aggregate intrinsic value of outstanding director unit-based awards at March 31, 2014, was approximately $0.3 million.

        The following table presents activity related to our Long-Term Incentive Plan awards granted to employees during the three months ended March 31, 2013:

	Unit-Based Awards	Weighted average grant date fair value
Awards outstanding December 31, 2012	845,736	$15.19
Awards granted	—	—
Awards forfeited	(4,141)	$16.60

Awards outstanding March 31, 2013	841,595	$15.19

        These service-based awards vest ratably over three years. At March 31, 2013, none of the unit-based awards were vested.

        The following table presents activity related to our Long-Term Incentive Plan awards granted to members of our General Partner's Board of Directors during the three months ended March 31, 2013:

	Unit-Based Awards	Weighted average grant date fair value
Awards outstanding December 31, 2012	16,182	$12.36
Awards granted	—	—
Awards forfeited	—	—

Awards outstanding March 31, 2013	16,182	$12.36

        Generally, these awards vest ratably over one year. At March 31, 2013, none of the unit-based awards were vested.

7. Related Party and Affiliate Transactions

Services Agreement with PetroLogistics GP LLC

        Our General Partner provides certain operational, managerial and general administrative services to us. All employees of PL Propylene and PetroLogistics LLC are employees of our General Partner. We reimburse the General Partner for all direct and indirect expenses the General Partner incurs or payments the General Partner makes on our behalf including, without limitation, salary, bonus, incentive cash compensation and employee benefits. During the three months ended March 31, 2014 and 2013, we incurred fees of $8.4 million and $7.1 million, respectively, under the services agreement with our General Partner. The amounts we pay the General Partner for these services are reported in the consolidated statements of comprehensive income in the line item to which the expense relates.

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

7. Related Party and Affiliate Transactions (Continued)

        During the three months ended March 31, 2014 and 2013, we utilized the services of a company owned by Lindsay Goldberg in the amounts of approximately $0.6 million and $0.4 million, respectively, in connection with facility maintenance activities which is reported in costs of sales.

8. Concentration of Risk

Credit Risk Due to Industry and Customer Concentrations

        All of our revenues are derived from companies in the petrochemical industry, and our principal market is the Texas Gulf Coast region. This concentration could affect our overall exposure to credit risk since these customers may be affected by similar economic or other conditions. Generally, we do not require collateral for our accounts receivable; however, we attempt to negotiate prepayment agreements with customers that are deemed to be credit risks in order to minimize our potential exposure to any defaults.

        The following table presents the concentration of total sales to our largest customers:

	Three Months Ended March 31,
	2014	2013
The Dow Chemical Company ("Dow")	43%	42%
Total Petrochemicals & Refining USA, Inc. ("Total")	24%	21%
INEOS Olefins and Polymers USA ("INEOS")	21%	21%
Others (less than 10% individually)	12%	16%

Total sales	100%	100%

        We have entered into market-based sales contracts with our propylene customers to provide minimum and maximum annual quantities. (See Note 9). These maximum quantities comprise the substantial majority of our facility's anticipated annual production of propylene. This concentration in the volume of business transacted with a limited number of customers subjects us to substantial risks. The loss of any of the above-named customers without replacement on comparable terms could adversely affect our business, results of operations and financial condition. If we were to lose one or more of our current customers, we would seek to engage in sales transactions with other petrochemical companies on either a long-term contract basis or in the spot market, although there is no assurance we would be able to do so.

  Feedstock Supplier Concentration Risk

        We have entered into long-term market-based contracts for the purchase of propane, our sole feedstock, as well as nitrogen and natural gas. There is only one supplier in each of these contracts. Interruptions in or limitations on volumes provided under these contracts subject us to the risk that we would be unable to meet our production requirements if we were unable to locate and procure replacement volumes from alternate sources.

PETROLOGISTICS LP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

9. Commitments and Contingencies

        We are obligated under long-term market-based propylene sales agreements to supply our customers with minimum quantities of propylene annually.

        The following table illustrates certain information regarding our propylene contracts (in millions of pounds):

Company	Max	Min	Ends December 31
Contracts:
Dow	690	510	2018
Total	300	240	2017
INEOS	288	228	2016
LyondellBasell Industries N.V.	60	60	2014
BASF Corporation	60	48	2016

Total	1,398	1,086

Legal Matters

        We are routinely involved in various legal matters arising from the normal course of business for which no provision has been made in the financial statements. While the outcome of these proceedings cannot be predicted with certainty, we believe that these proceedings, when resolved, will not have a material adverse effect on our results of operations financial position or liquidity.

        In March 2014, we received notice of a lawsuit filed against us for liability involving personal injuries sustained in February 2014 by a contractor's employee working at our facility. Our third-party contracts contain indemnification clauses for incidents of this nature, including an obligation of the contractor to indemnify and defend us with respect to the applicable lawsuit. We also carry general liability insurance, subject to a deductible. We do not expect the cost of a settlement or eventual judgment, if any, to be material to our financial position or results of operations.

10. Subsequent Events

        On April 23, 2014, our General Partner approved a distribution of $0.37 per common unit to common unitholders of record as of May 5, 2014, which will be paid on May 14, 2014.

Item 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Unless the context otherwise requires, references in this report to the "PetroLogistics LP," "the Partnership," "we," "our," "us" or like terms used for periods after the closing of our initial public offering (the "IPO") on May 9, 2012, refer to PetroLogistics LP. References in this report to our "sponsors" refer to Lindsay Goldberg LLC ("Lindsay Goldberg") and York Capital Management ("York Capital"), which collectively and indirectly own 84% of PetroLogistics GP (our "General Partner") and own approximately 63% of our common units.

        You should read the following discussion of the financial condition and results of operations for the Partnership in conjunction with (i) our accompanying interim consolidated financial statements and related notes (included elsewhere in this report); (ii) our consolidated financial statements and related notes included in our 2013 Form 10-K filed March 7, 2014, with the Securities and Exchange Commission ("SEC"); and (iii) our management's discussion and analysis of financial condition and results of operations included in our 2013 Form 10-K.

  Forward-Looking Statements

        This Quarterly Report on Form 10-Q, including this Management's Discussion and Analysis of Financial Condition and Results of Operations, contains forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "will," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our cash distributions, our expected capital expenditures and the impact of such expenditures on our performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements including, but not limited to, the factors discussed under the caption "Factors Affecting the Comparability of Future Results" and those set forth under Part I, Item 1A, under the heading "Risk Factors" in our in our annual report on Form 10-K as filed with the SEC on March 7, 2014.

        You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements made herein are made only as of the date of this report. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Overview

        We currently own and operate the only U.S. propane dehydrogenation (or "PDH") facility (or "our facility") producing propylene from propane. Propylene is one of the basic building blocks for petrochemicals that is utilized in the production of a variety of end uses including paints, coatings, building materials, clothing, automotive parts, packaging and a range of other consumer and industrial products. We are the only independent, dedicated "on-purpose" propylene producer in North America. We are strategically located in the vicinity of the Houston Ship Channel, which is situated within the largest propylene consumption region in North America. We also have access to the leading global fractionation and storage hub for propane located in Mt. Belvieu, Texas. Our location provides us with excellent access and connectivity to both customers and feedstock suppliers.

        We currently have multi-year contracts for the sale of our propylene with The Dow Chemical Company ("Dow"), Total Petrochemicals & Refining USA, Inc. ("Total"), BASF Corporation ("BASF') and INEOS Olefins and Polymers USA ("INEOS") that expire between 2016 and 2018 and a one-year contract with LyondellBasell Industries N.V. ("LyondellBasell") that ends in December 2014. Our customer contracts provide for minimum and maximum offtake volumes, with the minimum customer-contracted volumes representing approximately 75% of our current facility capacity and the maximum reflecting approximately 96% of our current facility capacity. Each of our customer contracts contain pricing terms based upon market rates. In addition to our contracted sales, we have made and will continue to make additional propylene sales on a spot basis. Also, if necessary, we may purchase propylene in order to meet short-term customer obligations.

        Propylene comprised approximately 97% and 98% of our sales during the three months ended March 31, 2014 and 2013, respectively. In addition to propylene, we also produce commercial quantities of hydrogen and C4 mix/C5+ streams.

  Factors Affecting the Comparability of Future Results

        Our historical results of operations and cash flows may not be indicative of results of operations and cash flows to be expected in the future, principally for the following reasons:

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  We will periodically experience planned and unplanned downtime.  Safe and reliable operations at our facility are critical to our performance and financial results. As such, we plan for periodic periods of major maintenance, during which the most significant activity is the replacement of the reactor catalyst which is required approximately every three years based on estimated catalyst life. Our first triennial turnaround commenced on September 28, 2013, and lasted 32 days and had a total cost of $47.4 million which included capitalized and deferred major maintenance costs and repairs and maintenance expense. The scope of the work completed during the 2013 turnaround included additional work within the reactors and the completion of other projects that were designed to improve our reliability. The catalyst change-out projects may last more or less than 32 days depending on the scope of the actual work performed during the turnaround. We anticipate future catalyst change-out projects to be similar as to time and cost, although the cost and duration of other work performed during that time may vary. For accounting purposes, deferred major maintenance costs will be deferred and amortized using the straight-line method over the period until the next plant turnaround, which is approximately three years. Also, we may undertake additional major maintenance and/or expansion projects. If we elect to undertake such projects, these projects will require additional time and expense.

    Our results of operations for the years in which we complete our triennial maintenance project, or turnaround, will be affected by the costs associated with the turnaround. Extraordinary maintenance activities performed during the turnaround which do not qualify for deferral are expensed, thereby affecting our net income, and we will continue to incur production overhead costs during a turnaround, which also affects net income. Our sales might be affected by the lack of production during the turnaround, and we may purchase propylene inventory in order to supply customers during the turnaround, which may further increase our costs of sales. The additional capital costs and deferred maintenance costs incurred during a turnaround and expenses associated with extraordinary maintenance activities will affect our cash flows. To mitigate the impact of the turnaround on our cash available for distribution, we have reserved and will continue to reserve amounts from quarterly cash distributions to fund the costs associated with the turnaround. For example, with respect to our 2013 turnaround, we reserved

    $77.0 million to fund (i) the capital costs associated with the change-out of our reactor catalyst, (ii) other capital and maintenance projects completed as part of the turnaround and (iii) the lost margin due to the purchase of the propylene as inventory for sales to our customers during the turnaround. This reserve was funded by withholding $5.9 million from quarterly cash distributions combined with amounts provided by the pre-IPO investors. The purpose of the reserves is to spread evenly (i) the cost associated with the turnaround and (ii) all or a portion of the projected lost margin due to the purchase of the propylene as inventory for sales to our customers during the turnaround over the period leading up to and including the turnaround so that the distributions during the quarter of the turnaround (i.e. , the fourth quarter of 2013) and other quarters are not disproportionately impacted by the turnaround.

    In addition to planned downtime for major maintenance projects, we may experience periods of unplanned downtime. For example, in March 2014, we brought our facility down for approximately ten days in order to replace two heat exchangers and perform additional work at an approximate total cost of $3.7 million, comprised of $2.5 million in capital expenditures and $1.2 million in maintenance expense. We expect to be able to mitigate the financial and operational impact of future unplanned downtime through a targeted program of routine maintenance and diligent monitoring of our systems. Downtime, whether planned or unplanned, may result in lost sales and margin, increased capital and maintenance expenditures and working capital changes.

  •
  We are incurring additional general and administrative expenses as a publicly traded partnership.  We incur additional general and administrative expenses as a consequence of being a publicly traded limited partnership, including costs associated with compliance under the Securities Exchange Act of 1934 (the "Exchange Act"), annual and quarterly reports to unitholders, tax return and Schedule K-1 preparation and distribution, investor relations, registrar and transfer agent fees, audit fees, incremental director and officer liability insurance costs and directors' compensation. During 2013, we incurred incremental expenses associated with the initial implementation of our Sarbanes-Oxley 404 evaluation of internal controls as well as the costs associated with a change in our accounting information systems.

  •
  We may enter into different financing arrangements.  Our current financing arrangements may not be representative of the arrangements we will enter into in the future. For descriptions of our current financing arrangements, see "—Liquidity and Capital Resources."

  •
  Our historical results of operations reflect losses on commodity derivative contracts that may not be indicative of future results of operations.  Commencing October 2011 through March 2012, we entered into commodity derivative contracts (the "propane swaps") with settlement dates in 2012 and 2013. On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. While we did not ultimately bear the cost of the propane swaps as a result of an omnibus agreement (the "omnibus agreement") among our General Partner, the Partnership, Propylene Holdings, PL Propylene, and PL Manufacturing, we remained a party to the propane swaps, and were obligated to make payments to the propane swap counterparties as they came due and to post any collateral as required, under the terms of the propane swaps. As a result, we recorded the fair value of the propane swaps on our consolidated balance sheets with the related charge reflected in our consolidated statements of comprehensive income. Volatility in the propane and crude oil commodity markets significantly affected the fair value of our commodity derivative contracts which significantly affected the gains or losses on commodity derivative contracts recognized in our consolidated statements of comprehensive income. With the termination of the propane swaps, we will no longer incur such gains or losses.

Factors Affecting Results

        We believe key factors that influence our business and impact our operating results are (1) the propane-to-propylene spread, (2) our facility's capacity utilization and (3) customer sales.

Propane-to-Propylene Spread

        The price spread between propane, our sole feedstock, and propylene, our primary product, largely determines our gross margin and is the key driver of our profitability.

        Propylene sales constitute substantially all of our sales. Propylene is a commodity, and its price can be cyclical and highly volatile. The price of propylene depends on a number of factors, including general economic conditions, cyclical trends in end-user markets and supply and demand imbalances. The customers under our propylene sales contracts (Dow, Total, BASF, INEOS and LyondellBasell) each pay market-based prices for propylene, and a significant decrease in propylene prices would have a material adverse effect on revenue generated from these customers. In addition, a decrease in the price of propylene would result in decreased revenue from any sales of propylene on the spot market. Assuming annual sales of 1.3 billion pounds, a one cent increase (decrease) in the propane-to-propylene spread results in an annual increase (decrease) of $13 million in gross margin and approximately $0.09 per unit in distributable cash flow on an annual basis.

        Propane is the sole feedstock in our production process, and the cost of propane represents a substantial portion of our cost of sales. Enterprise Products Operating LLC (together with its affiliates, "Enterprise") supplies 100% of our required propane feedstock volume under a multi-year contract at market-based prices, which prices are subject to fluctuations in response to changes in supply, demand, market uncertainties and a variety of additional factors beyond our control. See "Item 3. Quantitative and Qualitative Disclosures About Market Risk."

  Capacity Utilization

        Our facility had an original nameplate capacity of 1.2 billion pounds of propylene annually. However, based on plant optimization and operating improvements, our facility currently has an annual production capacity of approximately 1.4 billion pounds. Actual annual production will vary based on a number of factors, including the amount of downtime for planned and unplanned maintenance on the facility and the overall efficiency of the facility. Any significant planned or unplanned downtime may affect not only production, and therefore sales, but also capital expenditures and direct operating expenses, primarily maintenance expenses and fuel and utilities.

  Customer Sales

        Our results are affected by customer demand. When propylene production exceeds customer nominations, we build inventory for future sales or seek opportunities to sell the excess production on the spot market. When customer nominations exceed our propylene production and we elect not to declare force majeure, we satisfy the shortfall out of inventory or purchase propylene on the spot market. In certain circumstances, a customer will nominate more than it will actually take in a month. In those situations, we deliver the excess product into storage, defer the sales recognition until the customer takes actual delivery and recognize an exchange inventory balance with the customer. We invoice customers for quantities delivered to the customer and for quantities delivered into storage on the customer's behalf and are paid by the customer based on its actual monthly nominations. As a result of the foregoing, customer billings in one month may not result in sales until a future month.

How We Evaluate Our Performance

        In addition to utilizing the key factors affecting our operating results described above to evaluate our performance, our management uses certain additional financial and operational measures as well. These measures include Adjusted EBITDA and health, safety and environmental performance.

Adjusted EBITDA

        We define Adjusted EBITDA as net income plus interest expense and amortization of deferred financing costs (including loss on extinguishment of debt), income tax expense, depreciation, amortization and accretion, equity-based compensation expense, unrealized gain (loss) on derivatives and, effective May 9, 2012 through April 29, 2013, realized gains and losses on the propane swaps. Adjusted EBITDA is a non-U.S. GAAP financial measure that may be used by our management and by external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to assess:

    the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

  •
  evaluate the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis; and

  •
  determine our ability to incur and service debt and fund capital expenditures.

        We view Adjusted EBITDA as an important indicator of cash flow generation. Adjusted EBITDA is principally affected by our sales volumes, the propane-to-propylene spread, capacity utilization, propane-to-propylene conversion factors and, to a lesser extent, the prices of natural gas and our by-products. Other than the cost of propane and natural gas, production-related expenses generally remain stable across broad ranges of throughput volumes, but can fluctuate significantly depending on the planned and unplanned maintenance performed during a specific period. Our Adjusted EBITDA and available cash may not always correlate to each other.

        Adjusted EBITDA should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with U.S. GAAP. Our Adjusted EBITDA may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as we do. Our management compensates for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable U.S. GAAP measures, understanding the differences between the measures and incorporating this knowledge into management's decision-making processes. Adjusted EBITDA should not be viewed as indicative of the actual amount of cash we have available for distributions or that we plan to distribute for a given period.

        The following table reconciles net income to Adjusted EBITDA for the periods indicated (in thousands):

	Three Months Ended March 31,
	2014	2013
	(Unaudited)
Net income	$46,667	$57,077
Interest expense and amortization of deferred financing costs	6,444	7,142
Loss on extinguishment of debt	—	20,446
Income tax expense	551	771
Depreciation, amortization and accretion	12,531	9,684
Equity-based compensation expense	1,260	1,101
Unrealized gain on derivatives(1)	—	(18,392)
Realized loss on derivatives	—	22,130

Adjusted EBITDA	$67,453	$99,959

(1)
Effective May 9, 2012, pursuant to the omnibus agreement, to the extent that we made payments for realized losses under our propane swaps, PL Manufacturing LLC and the owners of 100% of the issued and outstanding equity interests of PL Manufacturing (the "PL Manufacturing Members"), through our General Partner, were responsible for making quarterly capital contributions to us in an amount equal to the sum of all payments we made under such propane swaps during the applicable fiscal quarter or that we owed at the end of the quarter resulting in a capital contribution to us and a zero net effect on cash and partners' capital. The amount of realized loss on derivatives shown as an adjustment for EBITDA represents the amount received or to be received from PL Manufacturing and the PL Manufacturing Members. See discussion of the omnibus agreement in Note 2 to our consolidated financial statements included elsewhere in this report.

Health, Safety and Environmental Performance

        We consider our ability to manage our facility and customer needs in a safe and reliable manner to be a critical factor in assessing our performance. Accordingly, we have an extensive training program and set annual goals on achieving operating performance and safety measures that assure the reliable operation of our facility and a safe working environment for our employees. Further, we closely monitor all environmental metrics to assure compliance with all regulatory requirements and that we operate in an environmentally responsible manner.

Results of Operations

        The period-to-period comparisons of our results of operations have been prepared using the historical periods included in our consolidated financial statements. In order to effectively review and assess our historical financial information below, we have also included a description of the components of the various financial statement line items.

        Sales.    Sales are comprised of propylene sales and by-product sales, which include hydrogen and C4 mix/C5+ streams.

        Cost of Sales.    Cost of sales represents the costs of propylene and by-products sold. These costs include the cost of propane, fuel and utilities used in the propylene production process, as well as direct operating expenses and insurance and property tax expenses associated with our facility. Direct operating expenses include all direct and indirect labor at our facility, materials, supplies, and other expenses associated with the operation and maintenance of the facility. Depreciation, amortization and accretion expenses, exclusive of amortization of deferred financing fees, as well as equity-based compensation expense for awards granted to operating personnel are also included within cost of sales. During periods in which our facility operates below normal capacity, we record charges to cost of sales to reflect unabsorbed fixed overhead costs.

        General and Administrative Expense.    General and administrative expense includes salary and benefits costs for executive management, accounting and information technology personnel, as well as legal, audit, tax and other professional service costs and charges for equity-based compensation expense. Also included in general and administrative expense is development expense which includes preliminary engineering and design work for capital projects which do not qualify for capitalization under GAAP.

        Loss on Derivatives, net.    Our propane swaps were recorded as derivative assets and liabilities, as applicable, at fair value on our consolidated balance sheets. Our derivative contracts did not qualify for hedge accounting treatment. Consequently, the associated realized and unrealized gains and losses were recorded as current expense or income in the consolidated statements of comprehensive income. Unrealized gains or losses on derivatives represent the non-cash change in the fair value of these derivative instruments and do not impact operating cash flows until settlement occurs. For further discussion see "—Liquidity and Capital Resources."

        Interest Expense, net.    Interest expense, net, includes expense incurred on outstanding debt balances, the amortization of loan discount and deferred financing fees and loan commitment expenses under our credit facilities. Loan commitment expense is comprised of the fees assessed on the unutilized portion of our credit facility. Interest income results from earnings on available cash balances and is offset against interest expense.

        Income Tax Expense.    As an entity operating in the State of Texas, we are subject to the Texas Margin Tax. This tax represents a tax on gross margin, as adjusted, and is reported as income tax expense in the accompanying statements of comprehensive income.

Three Months Ended March 31, 2014 Compared to Three Months Ended March 31, 2013

	Three Months Ended March 31,
	2014	2013	Increase/(Decrease)
	(Unaudited)
	(Amounts in thousands)			%
Sales	$219,988	$208,710	$11,278	5%
Cost of sales	161,589	114,123	47,466	42%

Gross profit	58,399	94,587	(36,188)	(38)%
General and administrative expense	4,743	5,437	(694)	(13)%
Loss on derivatives, net	—	3,738	(3,738)	(100)%

Operating income	53,656	85,412	(31,756)	(37)%
Interest expense, net	(6,438)	(7,118)	(680)	(10)%
Loss on extinguishment of debt	—	(20,446)	(20,446)	(100)%

Net income before income tax expense	47,218	57,848	(10,630)	(18)%
Income tax expense	(551)	(771)	(220)	(29)%

Net income	$46,667	$57,077	$(10,410)	(18)%

        Sales.    For the three months ended March 31, 2014 and 2013, we recognized sales on approximately 310.7 million and 288.7 million pounds of propylene, respectively. Product output for the first quarter of 2014 totaled approximately 315.5 million pounds of propylene compared to 298.9 million pounds of propylene produced during the first quarter of 2013, which represents an increase in production of approximately 6%. The increase in sales resulted primarily from the increase in propylene production. The average polymer grade contract benchmark propylene price in the three months ended March 31, 2014, was 73.3 cents per pound compared to an average of 75 cents per pound for the three months ended March 31, 2013, a decrease of 1.7 cents per pound or 2%. This decrease in the average contract benchmark price of propylene partially offset the increase in sales that resulted from the higher production.

  Cost of Sales.

	Three Months Ended March 31,
	2014	2013	Increase/(Decrease)
	(Unaudited)
	(Amounts in thousands)			%
Propane	$123,813	$78,012	$45,801	59%
Fuel and utilities	12,681	9,379	3,302	35%
Depreciation, amortization and accretion	12,531	9,684	2,847	29%
Insurance and property taxes	4,242	4,281	(39)	(1)%
Direct operating expenses and other	10,657	9,327	1,330	14%

Total production costs	163,924	110,683	53,241	48%
Purchased propylene	—	14,476	(14,476)	(100)%
Change in inventory	(2,335)	(11,036)	8,701	79%

Cost of sales	$161,589	$114,123	$47,466	42%

        Cost of sales was $161.6 million, or approximately 73% of sales for the three months ended March 31, 2014, compared to $114.1 million, or approximately 55% of sales, for the same period during 2013, which represents an increase of $47.5 million. The primary component of cost of sales is the propane feedstock, which represented approximately 76% and 70% of total production costs for the three months ended March 31, 2014 and 2013, respectively. An increase in propane pricing from an average of $0.86 per gallon in 2013 to $1.30 per gallon in 2014 combined with increased propylene production in the first quarter of 2014 compared to the same period in 2013 resulted in an increase in propane expense of $45.8 million. In the first quarter of 2013, we purchased propylene from third parties for $14.5 million in anticipation of our October 2013 triennial turnaround.

        General and Administrative Expense.    General and administrative expense was $4.7 million for the three months ended March 31, 2014, compared to $5.4 million for the three months ended March 31, 2013, which represents a decrease of $0.7 million. The higher general and administrative expense for the three months ended March 31, 2013, is primarily attributable to an additional $0.6 million in development expense related to potential expansion and profit enhancement projects at our facility incurred during that period.

        Loss on Derivatives, net.    The net loss on derivatives represents the net realized and unrealized gains and losses on the propane swaps. We recorded the propane swaps at fair value using observable inputs based on market data obtained from independent sources. Because the propane swaps did not qualify for hedge accounting treatment, the mark-to market adjustments were reported in our consolidated statements of comprehensive income. We incurred no gains or losses associated with propane swaps during the three months ended March 31, 2014, as all swap positions were terminated during the second quarter of 2013. The net loss on derivatives of $3.7 million for the three months ended March 31, 2013, was comprised of mark-to market unrealized gains of $18.4 million and realized losses of $22.1 million which were recognized at each monthly settlement date.

        Interest Expense, net.    Interest expense of $5.7 million was incurred for the three months ended March 31, 2014, on an average daily debt balance of $366.3 million. For the three months ended March 31, 2013, we incurred $6.1 million in interest expense on an average debt balance of $348.7 million. Total interest expense for the three months ended March 31, 2014 and 2013, includes $0.5 million and $0.6 million of amortized deferred financing costs, respectively. Also included in total interest expense for the three months ended March 31, 2013 was $0.3 million of loan discount amortization. Loan commitment expense was $0.2 million for the three months ended March 31, 2014 and 2013.

        Loss on Extinguishment of Debt.    We recognized a loss on extinguishment of debt of $20.4 million for the three months ended March 31, 2013, as a result of refinancing our term loan and amending and extending our revolving credit facility in March 2013 at which time we wrote off approximately $7.7 million of unamortized deferred financing costs associated with the 2012 credit facilities and $5.8 million of unamortized original issue discount associated with the 2012 credit facilities. We also paid a $6.9 million call premium for the prepayment of the term loan in March 2013.

        Income Tax Expense.    Income tax expense was $0.6 million for the three months ended March 31, 2014, compared to $0.8 million for the three months ended March 31, 2013, in each case, resulting from income taxes incurred on gross margin with the State of Texas.

Critical Accounting Policies

        The preparation of our financial statements in accordance with U.S. GAAP requires that management make estimates and assumptions affecting the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. There were no changes in our critical accounting policies for the period covered by this report.

Liquidity and Capital Resources

        Our principal source of liquidity is cash flows from operations. Our principal uses of cash have been and are expected to be for working capital, distributions, capital expenditures and funding our debt service obligations. We believe that our cash from operations will be adequate to satisfy commercial commitments for the next twelve months and that cash flow together with borrowings under our revolving credit facility will be adequate to fund our planned capital expenditures and working capital needs.

        Our ability to make distributions, to make payments on and to refinance our indebtedness, to fund planned capital expenditures and to satisfy our other capital and commercial commitments will depend on our ability to generate cash flows in the future. This, to a certain extent, is subject to the prevailing propane-to-propylene spread, natural gas prices and general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our business may not generate sufficient cash flows from operations, and future borrowings may not be available to us under our credit facilities in amounts sufficient to enable us to make quarterly distributions, finance necessary capital expenditures, service our indebtedness or fund our other liquidity needs. We may seek to sell assets or issue debt securities or additional equity securities to fund our liquidity needs but may not be able to do so. We may also need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Capital Spending

        During the three months ended March 31, 2014, we incurred capital expenditures of $8.6 million primarily for the replacement of two heat exchangers, backup spare parts and various upgrades and profit improvement projects. During the three months ended March 31, 2013, we incurred capital expenditures of $15.8 million of which $7.5 million represented replacement catalyst for the October 2013 triennial turnaround.

        Our future capital spending will be determined by management and approved by the board of directors of our General Partner. We currently plan to incur capital expenditures of approximately $40.8 million during 2014. Included in this amount is approximately $10.0 million of maintenance capital expenditures and $30.8 million for profit enhancement projects.

        Our estimated capital expenditures and planned major maintenance costs are subject to change due to unforeseen circumstances and unanticipated increases in the cost, scope and completion time of each respective project. For example, we may experience increases in labor or equipment costs necessary to comply with government regulations or to complete projects that sustain or improve the profitability of our facility.

        Maintenance capital expenditures and future planned turnaround expenses will be funded using cash flow from operations. Should we identify opportunities for other capital expenditures (including acquisitions and plant expansion capital expenditures), such expenditures may be funded using cash flow from operations or, if significant, will be funded by issuances of debt or equity. We have elected to reserve amounts in the period(s) preceding planned major maintenance projects in order to fund the estimated capital costs in the period in which the project(s) are expected to occur. The actual costs associated with planned major maintenance projects may, however, differ from the estimated amounts reserved.

  Senior Notes and Debt Refinancing

        On March 28, 2013, we and our wholly-owned finance subsidiary, PetroLogistics Finance Corp., co-issued jointly and severally $365.0 million of senior unsecured notes due 2020 (the "senior notes"), and we entered into an amended and restated credit agreement which expanded our revolving credit facility (together with the senior notes, the "2013 credit facilities") from $120 million to $170 million with Morgan Stanley Senior Funding, Inc. (the "Agent"), and the lender parties thereto. We used the net proceeds from the issuance of the senior notes, after underwriting fees of $7.3 million, to (1) repay all borrowings outstanding under our term loan facility in the amount of approximately $347.4 million, (2) pay approximately $6.9 million for the call premium and costs associated with the cancellation of our term loan facility and (3) pay $3.0 million in commitment fees and approximately $0.4 million in transaction fees. In addition, we paid approximately $1.3 million in third party transaction costs from cash on hand. The senior notes were issued at the par value of $365 million, and are reported as long-term debt in our consolidated balance sheet at March 31, 2014.

        The indenture governing the senior notes and our amended and restated credit agreement contain certain restrictive financial covenants including limitations on our ability to incur additional debt and the requirement under the terms of our revolver to maintain a total senior secured leverage ratio, as defined, no greater than 2.0 to 1.0, but as to the senior secured leverage ratio test only in the event that on the last day of any quarter beginning with the quarter ended June 30, 2013, the aggregate amounts outstanding under the revolving credit facility exceeds $120 million. At March 31, 2014, there were no outstanding borrowings under the revolving credit facility, and our borrowing capacity was $170 million.

        Interest Rate and Fees.    The senior notes bear interest at a fixed rate of 6.25% per annum, payable on April 1 and October 1. The revolving credit facility bears interest at a rate per annum based on an underlying base rate plus an applicable margin. The applicable margin for the revolving credit facility ranges from 2.0% for loans bearing interest at the alternate base rate to 3.0% for loans bearing interest at LIBOR. The alternate base rate is defined as the greatest of the prime rate in effect and the federal funds effective rate in effect plus 1/2 of 1.0%. The revolving credit facility also contains a facility commitment fee at a rate of 0.50% per annum based on the daily unused amount of the commitment amount of $170 million payable in arrears on the last day of March, June, September and December of each year.

        Amortization and Final Maturity.    The senior notes have a maturity date of April 1, 2020. Prior to April 1, 2016, we may redeem all or part of the senior notes at a redemption price equal to the sum of 100% of the principal amount of the senior notes, plus a "make-whole" premium, plus accrued and unpaid interest, if any, to the date of redemption. We may also redeem some or all of the senior notes on or after April 1, 2016, at a premium (expressed as a percentage of principal) plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date. The revolving credit facility has a maturity date of March 28, 2018.

        Guarantees.    The senior notes rank equally in right of payment with all of our existing and future senior indebtedness. The notes are guaranteed on a senior unsecured basis by PL Propylene. The full and unconditional guarantee ranks equally with all of the existing and future senior indebtedness of our guarantor subsidiaries. PL Propylene and PetroLogistics Finance Corp. are our only subsidiaries. We have no independent assets or operations, and there are no significant restrictions upon our ability to obtain funds from our subsidiaries by dividend or loan. None of the assets of our subsidiaries represent restricted net assets pursuant to Rule 4-08(e)(3) of Regulation S-X under the Securities Act of 1933, as amended. The senior notes and the guarantee are effectively subordinated to all of our and our guarantor subsidiaries' existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, the senior notes are structurally subordinated to all future indebtedness and other liabilities of any of our subsidiaries that are not issuers or guarantors of the senior notes.

        In connection with our refinancing, we wrote off approximately $20.4 million of unamortized deferred financing costs, unamortized issue discount, and retirement premium associated with the prior credit facility. The write-off of these costs is reflected as a loss on extinguishment of debt in our consolidated statements of comprehensive income for the three months ended March 31, 2013. At March 31, 2014, we had $170.0 million available under the new revolving credit facility.

        We entered into an interest rate protection agreement in July 2012 pursuant to which we capped the three month LIBOR rate at 2.0% for up to $115.5 million on our term loan. The agreement terminated on March 27, 2014.

  Cash Flows

  Operating Activities

        Net cash provided by operating activities for the three months ended March 31, 2014, was $48.6 million. This positive cash flow from operating activities resulted from net income of $46.7 million which reflects certain non-cash items for equity-based compensation, depreciation, amortization and accretion, amortization of deferred financing costs and deferred income taxes totaling $14.3 million. Cash flows from operations was reduced by a $12.4 million net increase in working capital driven by a $21.4 million decrease in accounts payable due primarily to a decrease in our liability for purchased propane from December 31, 2013 to March 31, 2014.

        Net cash provided by operating activities for the three months ended March 31, 2013, was $28.4 million. This positive cash flow from operating activities resulted from net income of $57.1 million which reflects certain non-cash items for unrealized gains on derivatives, equity-based compensation, depreciation, amortization and accretion, amortization of deferred financing costs, loss on extinguishment of debt and deferred income taxes totaling $6.9 million net. Cash flows from operations was reduced by a $35.6 million net increase in working capital driven by a $15.4 million increase in accounts receivable attributed to the higher propylene price in March 2013 and a $14.2 million inventory increase for propylene stored in advance of our 2013 turnaround.

  Investing Activities

        Net cash used in investing activities for the three months ended March 31, 2014 and 2013, was $8.6 million and $15.8 million, respectively, related to capital expenditures for our facility.

  Financing Activities

        Net cash used in financing activities for the three months ended March 31, 2014, was $42.0 million, which resulted from cash distributions to unit holders totaling $42.0 million for the period.

        Net cash used in financing activities for the three months ended March 31, 2013, was $1.6 million. Our cash flows used in financing activities resulted from net borrowings of approximately $7.0 million offset by net cash distributions totaling $7.3 million. Additionally, we had cash outflows for deferred financing costs of $1.3 million related to the 2013 credit facilities.

  Off-Balance Sheet Arrangements

        We do not have any material "off-balance sheet arrangements" as such term is defined within the rules and regulations of the SEC.

Item 3.    Quantitative and Qualitative Disclosures About Market Risk

        Market risk represents the risk of loss that may impact our financial position, results of operations or cash flows due to adverse changes in financial and commodity market prices and rates. Given that our business is currently based entirely in the U.S., we are not directly exposed to foreign currency exchange rate risk.

Commodity Price Risk

        Propylene sales constitute substantially all of our sales. Propylene is a commodity, and its price can be cyclical and highly volatile. The price of propylene depends on a number of factors, including general economic conditions, cyclical trends in end-user markets and supply and demand balances. The customers under our propylene sales contracts (Dow, Total, BASF, INEOS and LyondellBasell) each pay market-based prices for propylene, and a significant decrease in propylene prices would have a material adverse effect on revenue generated from these customers.

        Propane is the sole feedstock in our production process, and the cost of propane represents a substantial portion of our cost of sales. The price of propane is correlated to the price of crude oil and is influenced by the price of natural gas. The prices for crude oil and natural gas are cyclical and volatile, and as a result, the price of propane can be cyclical and volatile. The propane export market may also impact the price of propane. According to the U.S. Energy Information Administration, propane exports increased significantly during 2013.

        If propane costs increase, the market price of propylene may not rise correspondingly or at all. Timing differences between propane prices, which may change daily, and the market price of propylene, which is set monthly, may narrow the propane-to-propylene spread and thus reduce our cash flow, which reduction could be material. Assuming annual sales of 1.3 billion pounds, a one cent increase (decrease) in the propane-to-propylene spread results in an annual increase (decrease) of $13 million in gross margin and approximately $0.09 per unit in distributable cash flow on an annual basis. We obtain all of the propane we need from a single supplier through its propane pipeline system, which is connected to the natural gas liquids and refined products storage hub at Mt. Belvieu. The price that we pay our supplier for propane fluctuates based on market prices. Propane prices could increase significantly in the future. In addition, following the expiration of our current propane supply contract, the price of storage and transportation of propane to our site is subject to change and could adversely impact our financial results.

        The raw materials we consume, such as natural gas, electricity and nitrogen, are generally commodity products that are readily available at market prices. We generally enter into supply agreements with particular suppliers, but disruptions of existing supply arrangements could substantially impact our profitability. If certain of our suppliers are unable to meet their obligations under present supply agreements, we may be forced to pay higher prices to obtain the necessary materials from other sources. In addition, if any of the raw materials that we use become unavailable within the geographic area from which they are now sourced, then we may not be able to obtain suitable or cost effective substitutes. Any interruption in the supply of raw materials will increase our costs or decrease our sales, which will reduce our cash flow.

        An increase in the price of natural gas could narrow the propane-to-propylene spread in two ways, each adversely affecting our gross margins. First, a significant increase in natural gas prices could be accompanied by an increase in the price of NGLs such as ethane. An increase in ethane prices could cause ethylene producers to favor the use of naphtha as a feedstock. Because the use of naphtha as a feedstock in the ethylene production process results in significantly more propylene as co-product than ethane, the result would be an increase in propylene production by ethylene plants. The increased supply of propylene would in turn exert downward pressure on the price of propylene, adversely affecting the price we obtain for the propylene we produce, both in the spot market and pursuant to our customer contracts, which are market-based.

        Second, an increase in the price of natural gas may be accompanied by an increase in the price of propane, as the majority of propane is derived from natural gas production, thereby further narrowing the propane-to-propylene spread and reducing our gross margins.

        Our supply agreements typically provide for market-based pricing and provide us no protection against price volatility. If the costs of any of our feedstock or raw materials rise, the market price of propylene may not rise correspondingly or at all. Timing differences between our feedstock or raw material prices, which may change daily, and the market price of propylene, which is set monthly, may have a negative effect on our cash flow. Any cost increase could have a material adverse effect on our business, results of operations, financial condition and liquidity.

        Commencing October 2011 through March 2012, we entered into propane swaps with the intent of reducing volatility in our cash flows due to fluctuations in the price of propane, our sole feedstock. Under the terms of the propane swaps, for a portion of our propane consumption, we locked in the price of propane as a fixed percentage of the price of Brent crude oil (the "contractual percentage"). Beginning in January 2012, and at the conclusion of each subsequent month through the May 2013 cancellation date, we performed a calculation to determine the average actual price of propane for that month as a percentage of the average actual price of Brent crude oil for that month (the "actual percentage"). If the actual percentage exceeded the contractual percentage under the propane swaps, we were owed a sum by the propane swaps counterparty. If the contractual percentage exceeded the actual percentage under the propane swaps, we owed a sum to the propane swaps counterparty.

        Upon the closing of the IPO, we entered into the omnibus agreement and the pledge agreement, pursuant to which PL Manufacturing and the PL Manufacturing Members, through our General Partner, assumed all of our benefits and obligations under the propane swaps. Under the omnibus agreement and the pledge agreement, any amounts received by us under the propane swaps were to be distributed, through our General Partner, to the PL Manufacturing Members, and any amounts that we were required to pay under the propane swaps were contributed back to us as a capital contribution by the PL Manufacturing Members. On April 19, 2013, we, PL Manufacturing and the counterparty to the propane swaps agreed to terminate the propane swaps remaining as of May 1, 2013. During the three months ended March 31, 2013, we recorded capital contributions from PL Manufacturing and the PL Manufacturing Members of $22.1 million for reimbursement of realized losses incurred on the propane swaps for the first quarter of 2013. These contributions were funded through reductions in the distributions we paid in May 2013 to PL Manufacturing and the PL Manufacturing Members on the common units they own.

        In the future, management may elect to use derivative commodity instruments consistent with our overall business objectives to avoid unnecessary risk and to limit, to the extent practical, risks associated with certain of our operating activities.

Interest Rate Risk

        Our senior notes bear interest at a fixed interest rate while our revolving credit facility has a variable interest rate based on an underlying base rate plus an applicable margin. The applicable margin ranges from 2.0% for loans bearing interest at the alternate base rate to 3.0% for loans bearing interest at LIBOR. The alternate base rate is defined as the greater of the prime rate in effect and the federal funds effective rate in effect plus 1/2 of 1%. At March 31, 2014, we had no outstanding borrowings under our revolving credit facility.

        Our management will continue to monitor whether financial derivatives become available which could effectively hedge identified risks. In the future, management may elect to use derivative financial instruments consistent with our overall business objectives to avoid unnecessary risk and to limit, to the extent practical, risks associated with our operating activities.

Item 4.    CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

        We have established disclosure controls and procedures to ensure that material information relating to the Partnership and its consolidated subsidiaries is made known to the officers of our General Partner who certify our financial reports and the Board of Directors.

        Our Principal Executive Officers, David Lumpkins and Nathan Ticatch, and our Principal Financial Officer, Sharon Spurlin, evaluated the effectiveness of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of the end of the quarterly period ended March 31, 2014 (the "Evaluation Date"). Based on this evaluation, they believe that as of the Evaluation Date our disclosure controls and procedures were effective to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act (i) is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms; and (ii) is accumulated and communicated to our management, including the Principal Executive Officers and Principal Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

  Changes in Internal Control over Financial Reporting

        There has not been any change in our internal control over financial reporting that occurred during our quarterly period ended March 31, 2014, that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1.    LEGAL PROCEEDINGS.

        We are, and will continue to be, subject to litigation from time to time in the ordinary course of our business. On March 4, 2014, we received notice of a lawsuit filed on behalf of Anthony Garza against us and one other party in the District Court of Harris County, Texas, 151st Judicial District, at case number 2014-09650, for liability involving personal injuries sustained in February 2014 by Mr. Garza, an employee of one or our contractors, while working at our facility. The plaintiff makes a number of allegations, including a claim that the defendants breached a duty of care owing to the plaintiff. Our contract with the contractor contains an obligation on the contractor to indemnify and defend us with respect to matters of this nature. We also carry general liability insurance, subject to a deductible. We do not expect the cost of a settlement or eventual judgment, if any, to be material to our financial position or results of operations.

Item 1A.    RISK FACTORS

        In addition to the other information set forth in this Form 10-Q, you should carefully consider the factors discussed under the heading "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 7, 2014, which could materially affect our business, financial condition, or future results. The risks described in the annual report are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, or operating results.

Item 6.    EXHIBITS

  (a)
  Exhibits.

Exhibit No.		Document
3.1		Certificate of Limited Partnership of PetroLogistics LP incorporated herein by reference to Exhibit 3.1 of the Registration Statement on Form S-1 for PetroLogistics LP, filed on June 21, 2011 (File No. 333-175035).

3.2		First Amended and Restated Agreement of Limited Partnership of PetroLogistics LP incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K for PetroLogistics LP, filed May 9, 2012 (File No. 001-35529).

31.1	*	Certification of Co-Principal Executive Officer of PetroLogistics GP LLC as required by Rule 13a-14(a) of the Securities Exchange Act of 1934.

31.2	*	Certification of Co-Principal Executive Officer of PetroLogistics GP LLC as required by Rule 13a-14(a) of the Securities Exchange Act of 1934.

31.3	*	Certification of Principal Financial Officer of PetroLogistics GP LLC as required by Rule 13a-14(a) of the Securities Exchange Act of 1934.

32.1	+	Certification of Co-Principal Executive Officer of PetroLogistics GP LLC pursuant to 18 U.S.C. §1350.

32.2	+	Certification of Co-Principal Executive officer of PetroLogistics GP LLC pursuant to 18 U.S.C §1350.

32.3	+	Certification of Principal Financial Officer of PetroLogistics GP LLC pursuant to 18 U.S.C. §1350.

101.INS	++	XBRL Instance Document.

101.SCH	++	XBRL Taxonomy Extension Schema Document.

101.CAL	++	XBRL Taxonomy Calculation Linkbase Document.

101.LAB	++	XBRL Label Linkbase Document.

101.PRE	++	XBRL Presentation Linkbase Document.

101.DEF	++	XBRL Taxonomy Extension Definition.

*
Filed herewith.

+
Not considered to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

The documents formatted in XBRL (Extensible Business Reporting Language) and attached as Exhibit 101 to this report are deemed not filed as part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act, are deemed not filed for purposes of section 18 of the Exchange Act, and otherwise are not subject to liability under these sections.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP (Registrant)
	By:	PetroLogistics GP LLC, its General Partner
May 7, 2014	By:	/s/ DAVID LUMPKINS David Lumpkins Executive Chairman (Co-Principal Executive Officer)
	By:	/s/ NATHAN TICATCH Nathan Ticatch President and Chief Executive Officer (Co-Principal Executive Officer)
	By:	/s/ SHARON SPURLIN Sharon Spurlin Senior Vice President and Chief Financial Officer (Principal Financial Officer)